As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-130945
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 8
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUBB & ELLIS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Stanley J. Olander, Jr.
Chief Executive Officer, President and Chairman
Grubb & Ellis Apartment REIT, Inc.
1606 Santa Rosa Road, Suite 109
Richmond, Virginia 23229
(804) 225-7790
(804) 225-7833 (Telecopy)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Rosemarie A. Thurston Lesley H. Solomon Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000 (404) 881-7777 (Telecopy)	Andrea R. Biller, Esq., Secretary Grubb & Ellis Apartment REIT, Inc. 1551 N. Tustin Avenue, Suite 300 Santa Ana, California 92705 (714) 667-8252 (714) 667-6843 (Telecopy)

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 8 consists of the following:

1.	The Registrant’s Prospectus dated December 19, 2007 (the “Prospectus”).

2.	Supplement No. 1 dated January 4, 2008, Supplement No. 2 dated January 31, 2008 and Supplement No. 3 dated March 6, 2008, each of which was previously filed with Post-Effective Amendment No. 7 and is refiled herewith. Supplement No. 1, Supplement No. 2 and Supplement No. 3 will be delivered as unattached documents along with the Prospectus.

3.	Supplement No. 4 dated April 8, 2008, which was previously filed on the date thereof and which will be delivered as an unattached document along with the Prospectus.

4.	Supplement No. 5 dated April 24, 2008, filed herewith, which will be delivered as an unattached document along with the Prospectus.

5.	Part II, included herewith.

6.	Signatures, included herewith.

Maximum Offering of 105,000,000 Shares of Common Stock
Minimum Offering of 200,000 Shares of Common Stock

We are offering and selling to the public up to 100,000,000 shares for $10.00 per share and up to 5,000,000 shares to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share. The minimum initial investment is generally 100 shares, or $1,000, except in North Carolina and Minnesota, which require higher minimum initial investments. We are a newly formed Maryland corporation that has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 for a discussion of material risk factors relevant to an investment in our common stock, including, but not limited to, the following:

•	We are a blind pool investment opportunity. As of the date of this prospectus, we have acquired only a limited number of properties. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

•	We have not committed most of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of most of the investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers, managers and directors of our sponsor, our advisor, our dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

•	We will rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets, and the agreements between our advisor and us and between our advisor’s affiliates and us were not negotiated at arm’s-length and require us to pay substantial compensation to our advisor and its affiliates.

•	If we raise substantially less than the maximum offering, we may not be diversified and your investment will be subject to fluctuations on specific properties.

•	We may incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders.

•	Distributions payable to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	If we do not remain qualified as a REIT for federal income tax purposes, we will be taxed as a corporation.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	There will be no public market for our common stock. Thus, you may not be able to resell your shares at the offering price, or at all, and there are significant restrictions on the ownership, transfer and redemption of your shares.

This Offering	Per Share	Total Minimum	Total Maximum

Public Price	$10.00	$2,000,000	$1,000,000,000
Selling Commissions	$0.70	$140,000	$70,000,000
Marketing Allowance ($0.25) and Accountable Due Diligence Expense Reimbursement ($0.05)	$0.30	$60,000	$30,000,000

Proceeds to Grubb & Ellis Apartment REIT, Inc.	$9.00	$1,800,000	$900,000,000

After payment of total offering expenses, we estimate that 88.5% of the gross offering proceeds will be available for investments, excluding acquisition fees and expenses of up to 6.0% of the purchase price of the properties.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

The securities dealers are required only to use their best efforts to sell the maximum number of securities offered, or 100,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase. NNN Capital Corp., the dealer manager, is an affiliate of our company and of our advisor. Affiliates may purchase shares in this offering net or partially net of selling commissions and reimbursements.

On October 5, 2006, we received and accepted subscriptions for 204,107 shares of common stock, or $2,036,560, thereby exceeding the minimum offering of 200,000 shares required to be sold in this offering. Having reached the minimum offering amount, the offering proceeds were released by the escrow agent to us and are available for acquisition of properties and other purposes disclosed in this prospectus. As of December 7, 2007, we had accepted subscriptions for 7,899,782 shares or $78,916,000. We will sell shares until the earlier of July 19, 2009, or the date on which the maximum has been sold.

The date of this Prospectus is December 19, 2007

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INVESTOR SUITABILITY STANDARDS

An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

We intend to offer our shares for sale to the residents of the District of Columbia and all states.

Some states have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of the states in which we intend to sell have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

If you are an individual, including an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Account, you must represent that you meet our investor suitability standards, as set forth in the applicable Subscription Agreement attached to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

Net worth in all cases excludes an investor’s home, home furnishings and automobiles.

Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

Arizona, California, Iowa, Massachusetts, Michigan, North Carolina and Tennessee:  Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Ohio and Pennsylvania:  Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s net worth.

Arizona, Kentucky, Massachusetts, Missouri and Nebraska:  In addition to meeting the suitability requirements described above, an investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

Kansas:  Investors must have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Maine:  Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

New Hampshire:  Investors must have either (1) a net worth of at least $250,000 or (2) a net worth of at least $125,000 and an annual gross income of at least $50,000.

New Mexico:   Investors must have either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $70,000 and net worth of at least $70,000.

Generally, the minimum initial investment is 100 shares, which equals an investment of $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts. However, in Minnesota, the minimum initial investment is 250 shares, or $2,500, and in North Carolina, the minimum initial investment is 500 shares or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, additional investments may be tendered in lesser amounts, including purchases of shares under our distribution reinvestment plan.

Ensuring Our Suitability Standards Are Adhered To

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker dealers require such broker dealers to (a) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (b) transmit promptly to us all fully completed and duly executed Subscription Agreements.

In addition, by signing the Subscription Agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers related to REIT offerings of this type. Please see the Prospectus Summary and the remainder of this prospectus for more comprehensive information about our offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

• pools the capital of many investors to acquire or provide financing for real estate properties;

• allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

• is required to pay distributions to investors of at least 90.0% of its taxable income (excluding net capital gains) each year; and

• avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, if it complies with certain income tax requirements.

Q:	What is Grubb & Ellis Apartment REIT, Inc.?

A:	Grubb & Ellis Apartment REIT, Inc., or Grubb & Ellis Apartment REIT, is a Maryland corporation formed in December 2005, which has elected to be taxed as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2006. Our company’s primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas, including, but not limited to, in Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States, and (2) preserve our stockholders’ capital.

Q:	Are there any risks involved in an investment in your shares?

A:	An investment in our shares involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section, beginning on page 16, for a discussion of the material risk factors relevant to an investment in our common stock. Some of the more significant risks of an investment in our shares include the following:

• We are a blind pool investment opportunity. As of the date of this prospectus, we have acquired only a limited number of properties. If we are unable to acquire additional suitable properties, or suffer a delay in making any additional acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

• We have not committed most of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of most of the investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all.

• Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers and directors of our sponsor, our advisor, our dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

• We will rely totally on our advisor, an affiliate of some of our officers and directors, to manage our business and assets, and the agreements between us and our advisor and between us and our advisor’s affiliates were not negotiated at arm’s-length and require us to pay substantial compensation to our advisor and its affiliates.

• If we raise substantially less than the maximum offering, we may not be diversified and your investment will be subject to fluctuations on specific properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our shares.

• We may incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders.

• Distributions payable to our stockholders may include a return of capital, which will lower your tax basis in our shares.

• If we do not remain qualified as a REIT for federal income tax purposes, we will be taxed as a corporation.

• We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

• There will be no public market for our common stock. Thus, you may not be able to resell your shares at the offering price, or at all, and there are significant restrictions on the ownership, transfer and redemption of your shares.

Q:	Who will choose and manage your real estate investments?

A:	Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, will make recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our property acquisitions. Our advisor or its affiliates will receive, among other fees, an asset management fee for supervising the management and operation of properties that we acquire and an acquisition fee for the due diligence, selection and acquisition of properties that we acquire.

Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties, through Grubb & Ellis Apartment Management, LLC, and ROC REIT Advisors, LLC. Triple Net Properties is the manager of our advisor and, therefore, will be able to exert control over its operations and, consequently, our operations. Triple Net Properties is a wholly owned subsidiary of, and managed by, NNN Realty Advisors, Inc., which is a wholly owned subsidiary of our sponsor, Grubb & Ellis Company.

Q:	Who is Grubb & Ellis Company?

A:	Grubb & Ellis Company, or Grubb & Ellis, headquartered in Santa Ana, California, is one of the largest and most respected commercial real estate services companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

On December 7, 2007, NNN Realty Advisors, Inc., or NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisors stockholders own approximately 60.1% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer, President and current Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer, President and a director of Grubb & Ellis.

The merger combines one of the world’s leading full-service commercial real estate organizations with a leading sponsor of commercial real estate programs to create a diversified real estate services business providing a complete range of transaction, management and consulting services, and possessing a strong platform for continued growth. Grubb & Ellis continues to use the “Grubb & Ellis” name and continues to be listed on the New York Stock Exchange under the ticker symbol “GBE.”

As a result of the merger, we consider Grubb & Ellis to be our sponsor. Upon Grubb & Ellis becoming our sponsor, we changed our name from “NNN Apartment REIT, Inc.” to “Grubb & Ellis Apartment REIT, Inc.”

Q:	Who is NNN Realty Advisors?

NNN Realty Advisors, Inc., a Delaware corporation formed in 2006, is a nationwide commercial real estate asset management and services firm that sponsors real estate investment programs to provide investors with the opportunity to engage in tax-deferred exchanges of real property and to invest in other real estate investment vehicles including public non-traded real estate investment trusts and real estate investment funds. NNN Realty Advisors’ corporate headquarters are located in Santa Ana, California. Triple Net Properties, the parent and manager of our advisor, NNN Capital Corp., our dealer manager, Triple Net Properties Realty, Inc., or Realty, which provides real estate brokerage and other services for our properties, and NNN Residential Management, Inc., or Residential Management, which provides property management services to some of the properties we acquire, are all wholly owned subsidiaries of NNN Realty Advisors.

Q:	Who is Triple Net Properties?

A:	Triple Net Properties, a Virginia limited liability company formed in 1998, and its affiliates currently manages a growing portfolio of over 39.1 million square feet of commercial properties, including more than 10,000 apartment units, with a combined market value of approximately $5.4 billion. Triple Net Properties’ corporate headquarters are located in Santa Ana, California. Triple Net Properties owns a 50.0% managing member interest in our advisor.

Q.	Who is ROC REIT Advisors?

A:	ROC REIT Advisors, LLC, or ROC REIT Advisors, is a real estate acquisition advisor formed in 2005 by three former executives of Cornerstone Realty Income Trust, Inc., a New York Stock Exchange traded REIT owning apartments throughout the southern and western United States. Cornerstone Realty Income was sold to another public company in April 2005. Stanley J. Olander, Jr., Gus G. Remppies and David L. Carneal are the members of ROC REIT Advisors and were the President, Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust. They have extensive experience in the acquisition, financing and operations of apartment communities. At the time of its sale, Cornerstone Realty Income Trust owned approximately 23,000 apartment units and had a total market capitalization of approximately $1.5 billion. ROC REIT Advisors owns a 25.0% non-managing member interest in our advisor.

Q:	Who is Grubb & Ellis Apartment Management, LLC?

A:	Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, is a Virginia limited liability company formed in December 2005 and owns a 25.0% non-managing member interest in our advisor. Grubb & Ellis Apartment Management is comprised of certain executive officers of Grubb & Ellis, Triple Net Properties and their affiliates who are also executive officers of ours and our advisor, including Scott D. Peters, our Executive Vice President and a director, and Andrea R. Biller, our Secretary. Mr. Peters is also the Executive Vice President and Chief Financial Officer of our advisor; the Chief Executive Officer of Triple Net Properties; the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors; the Chief Executive Officer, President and a director of Grubb & Ellis; the Chief Executive Officer of G REIT, Inc., and the Chairman of the Board, Chief Executive Officer and President of Grubb & Ellis Healthcare REIT, Inc., two public non-traded REITs; and, from February 1997 to February 2007, served as Senior Vice President, Chief Financial Officer and a director of Golf Trust America, Inc., a publicly traded REIT. Ms. Biller is also General Counsel of our advisor; General Counsel and Executive Vice President of Triple Net Properties; General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors; General Counsel, Executive Vice President and Secretary of Grubb & Ellis; Executive Vice President and Secretary of each of Grubb & Ellis Healthcare REIT, Inc. and G REIT, Inc.; and has practiced securities law for 17 years, including five years with the Securities and Exchange Commission in Washington, D.C.

Q:	What conflicts of interest will your advisor face?

A:	Our officers and directors and the owners, officers and directors of our advisor are also involved in the advising and ownership of other REITs and various public and private real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of five public companies, Grubb & Ellis, G REIT, Inc., Grubb & Ellis Healthcare REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Some of our officers and directors are also officers and directors of our advisor and affiliates of our advisor, including: Triple Net Properties, the parent and manager of our advisor; NNN Capital Corp., our dealer manager; Realty, which will provide real estate brokerage and other services for our properties; Residential Management, which will provide property management services to some of the properties we acquire; NNN Realty Advisors, the parent of

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Triple Net Properties, NNN Capital Corp., Realty and Residential Management; and Grubb & Ellis, the sponsor and the parent of NNN Realty Advisors. See “Conflicts of Interest” in the prospectus summary.

These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers and directors devote to our company, because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Grubb & Ellis and its affiliates could impair our ability to compete for acquisitions and tenants with these entities.

Q:	How many real estate properties do you currently own?

A:	We currently own only seven properties. We expect to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of apartment communities in select U.S. metropolitan markets, including, but not limited to, in Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States. Because we have limited assets and have not yet identified most of the properties we intend to purchase, we are considered to be a blind pool investment.

Q:	How will Grubb & Ellis Apartment REIT own its real estate properties?

A:	We own our current real estate properties and expect to own all of our future real estate properties through our operating partnership, Grubb & Ellis Apartment REIT Holdings, L.P., or subsidiaries of our operating partnership. We organized our operating partnership to own, operate and manage real estate properties on our behalf. We are the sole general partner of our operating partnership. Our advisor is the initial limited partner of our operating partnership.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

The benefits of our UPREIT structure include the following:

• We believe our structure will provide us with access to capital for refinancing and growth. Because an UPREIT structure includes a partnership as well as a corporation, we can access the markets through our operating partnership issuing equity or debt as well as our company issuing capital stock or debt securities. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

• Our structure will allow stockholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through a diversified and ongoing business enterprise.

• The UPREIT structure will provide property owners who transfer their real properties to our operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Q:	What is the experience of your key executives?

A:	Stanley J. (“Jay”) Olander, Jr., our Chief Executive Officer, President and Chairman of the Board, as well as the Chief Executive Officer and President of our advisor, has been an executive in the real estate industry for more than 25 years. Previously, he served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., a New York Stock Exchange-listed REIT that had a market capitalization of over $1.5 billion and owned over 23,000 apartment units when it merged with Colonial Properties Trust in April 2005. He served in those positions until the company merged with Colonial Properties Trust. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. Mr. Olander will be considered a promoter of our company.

Q:	If I buy shares of Grubb & Ellis Apartment REIT common stock, will I receive distributions and how often?

A:	To maintain our qualification as a REIT, we are required to make annual aggregate distributions to our stockholders of at least 90.0% of our taxable income (excluding net capital gains). We intend to make distributions to our stockholders on a monthly basis.

Q:	How will you calculate the payment of distributions to stockholders?

A:	We will calculate our monthly distributions on a daily basis to stockholders of record so your distribution benefits will begin to accrue immediately upon becoming a stockholder.

Q:	Can I reinvest my distributions in additional shares of common stock?

A:	Yes, you may elect to participate in our distribution reinvestment plan by checking the appropriate box on the Subscription Agreement, or by filling out an enrollment form we will provide you at your request. The purchase price for shares purchased under the distribution reinvestment plan will be $9.50 per share.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, or DRIP, should be taxed as ordinary income to the extent that they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	What will you do with the proceeds raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire a diversified portfolio of apartment communities in select U.S. metropolitan markets. We intend to invest a minimum of 88.5% of the gross offering proceeds to acquire such properties and pay related acquisition fees and expenses. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10.00 per share and your distributions will be based on your $10.00 per share investment.

Q:	What kind of offering is this?

A:	We are offering the public up to 100,000,000 shares of our common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any securities. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:	The offering will not last beyond July 19, 2009, three years from the date of the initial prospectus.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that these minimum levels are higher in certain states, so you should read the more detailed description in the Investor Suitability Standards section of this prospectus.

Q:	Is there any minimum initial investment required?

A:	Yes. Generally, the minimum initial investment is 100 shares, which equals an investment of $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts. However, in Minnesota, the minimum initial investment is 250 shares, or $2,500, and in North Carolina, the minimum initial investment is 500 shares, or $5,000.

Q:	How do I subscribe for shares of Grubb & Ellis Apartment REIT common stock?

A:	In order to purchase shares of our common stock in this offering, you must review this prospectus in its entirety and complete a Subscription Agreement for a specific number of shares. You will need to pay for the shares at the time you subscribe.

Q:	If I buy shares of common stock in this offering, how can I sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange or national market system. In fact, there will not be any public market for the shares when you purchase them and we cannot be sure if one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would violate federal or state securities laws or cause any person or entity to directly or indirectly own more than 9.9% of our outstanding stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of our outstanding common stock or otherwise violate certain restrictions set forth in our charter.

Q:	Does Grubb & Ellis Apartment REIT have a share repurchase plan?

A:	Our board of directors has approved and adopted a share repurchase plan. However, our board of directors may choose to amend its terms. Under the plan, after you have held your shares for at least one year, you may be able to have your shares repurchased by us. However, shares repurchased under the proposed plan will be purchased at our sole discretion and at prices lower than the $10.00 per share offering price: $9.00 during the offering period, between $9.25 and $9.75 for the three years following the offering period and $10.00 thereafter. The board of directors, in its sole discretion, may suspend or terminate the share repurchase plan at any time or refuse to authorize the repurchase of shares. The one-year holding period will be waived in the event of the death or disability of a stockholder.

Q:	Does the company intend to list its common stock? If not, is there any other planned liquidity event?

A:	We will seek to list our shares of common stock on a national securities exchange or have them quoted on a national market system if and when our board of directors determines that such listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange or include them on a national market system before 2013, our board of directors will either seek stockholder approval of (a) an extension of this listing deadline or (b) the liquidation of our company and distribution of the net proceeds to our stockholders.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

• an annual report that updates and details your investment;

• an annual report, including audited financial statements, as filed with the Securities and Exchange Commission;

• an annual IRS Form 1099-DIV; and

• supplements to the prospectus, as such may required by the federal securities laws.

Q:	When will I get my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

    Investor Services Department
    Grubb & Ellis Apartment REIT Advisor, LLC
    1551 N. Tustin Ave., Ste. 300
    Santa Ana, CA 92705
    Telephone: (877) 888-7348 or (714) 667-8252
    Facsimile: (714) 667-6843

PROSPECTUS SUMMARY

This summary highlights all material information from this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 16.

Our Company and Our Advisor

Grubb & Ellis Apartment REIT, Inc. is a Maryland corporation formed in December 2005. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2006.

Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, is a Virginia limited liability company formed in December 2005 that serves as the advisor for our company. Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Triple Net Properties is an indirect wholly owned subsidiary of Grubb & Ellis Company, Inc. or Grubb & Ellis. Key members of the management of Grubb & Ellis, Triple Net Properties and ROC REIT Advisors provide us with extensive experience in the real estate industry through their roles with our advisor.

We operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly owned by our operating partnership) owns all of the properties that we acquire. Our operating partnership is Grubb & Ellis Apartment REIT Holdings, L.P., a Virginia limited partnership formed in December 2005, and we are its sole general partner and a limited partner. Our advisor is a special limited partner in our operating partnership entitling it to specified incentive distributions. Our advisor has also purchased 22,223 shares of our common stock at $9.00 per share, or $200,007, to satisfy the requirements of the North American Securities Administrators Association, or NASAA. References in this prospectus to “us,” “we” or “our company” refer to Grubb & Ellis Apartment REIT, Inc. and our subsidiaries, including Grubb & Ellis Apartment REIT Holdings, L.P., unless the context otherwise requires, and “our advisor” means Grubb & Ellis Apartment REIT Advisor, LLC.

The principal executive offices of our company and our advisor are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705. The principal property management offices of our company are located at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229. The address of our dealer manager is 4 Hutton Centre Drive, Suite 700, South Coast Metro, California 92707. Our toll-free telephone number is (877) 888-7348 and the telephone number of our dealer manager is (714) 667-8252. We do not intend to maintain our own website. Rather, our sponsor maintains a website, www.gbe-reits.com, which will contain information and links to our information and hyperlink to our filings with the Securities and Exchange Commission.

Our Business and Objectives

Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flow available for distribution to our stockholders;

•	preservation of capital; and

•	growth of income and principal without taking undue risk.

We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the U.S. Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, each gaining more than 12 million people. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and

4.2 million people, respectively. Accordingly, we will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We believe these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances.

Leveraging the Experience of Our Management

We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.

Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Messrs. Remppies and Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company. From year end 1997, when the company’s shares were listed on the New York Stock Exchange, Cornerstone Realty Income Trust grew from owning approximately 12,000 apartments mainly concentrated in four major markets to owning approximately 23,000 apartments across 17 major markets in 2004 when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.

Summary Risk Factors

An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 16 before investing in our company. Such risks include, among several others, those described below. However, while the material risks are listed in this Prospectus Summary, you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock, including the matters discussed in the section entitled “Risk Factors.”

•	As of the date of this prospectus, we have acquired only a limited number of properties. Therefore, we are a blind pool investment opportunity. We have not committed most of the net proceeds of the offering to any specific investment. Investors will not be able to evaluate the economic merits of most of the investments we make with our net proceeds. We may be unable to invest the net proceeds on acceptable terms to investors, or at all. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we may not have any cash flow available for distribution to you as a stockholder.

•	Many of our officers and non-independent directors have substantial conflicts of interest because they also serve as officers and directors of our sponsor, our advisor, the dealer manager and their affiliates, that may compete with our company for the time and attention of these executives.

•	Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation such as the dealer manager agreement, the advisory agreement and any property management agreements, were not and will not be reached through arm’s-length negotiations. In addition, fees payable to the dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•	We will rely on our advisor, an affiliate of some of our officers and directors, to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

•	To the extent we sell substantially less than the maximum number of shares, we may not have sufficient funds after the payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.

•	Triple Net Properties, the parent and manager of our advisor, also serves as an advisor to another publicly registered REIT, G REIT, Inc. as manager of the advisor to Grubb & Ellis Healthcare REIT, Inc., a publicly registered REIT, and as the manager of two other publicly registered entities, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings. Triple Net Properties also serves in similar capacities for a number of other private programs and properties. These relationships will result in further conflicts of interest between our company and some of our officers and directors, who work for our advisor and also work for Triple Net Properties. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a stockholder of our company.

•	We have the ability to incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess, which could lead to an inability to pay distributions to our stockholders if our debt service payments exceed our operating cash flow.

•	Any distributions we pay to our stockholders may include a return of capital and not a return on your capital.

•	If we do not remain qualified as a REIT for federal income tax purposes, we will be subject to corporate level taxation and we will not be required to pay any distributions to our stockholders.

•	We have paid distributions with sources other than cash flow from operations, including from the proceeds of this offering and from borrowed funds; if we pay future distributions from sources other than cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	There is no public market for our common stock and it will not be listed on a national securities exchange or quoted on a national market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them. There are significant restrictions on the ownership, transfer and redemption of your shares.

•	Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker dealer.

•	Our board of directors has the power to issue and set the terms of up to 50 million shares of preferred stock, including preferred stock having superior dividend rights to our common stockholders, without your approval, which may deter or prevent a sale of our company in which you could profit.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our ability to make distributions to you will be materially reduced.

Our Property Acquisition Strategy

Our company’s primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas and (2) preserve our stockholders’ capital. Areas and states we will especially focus on include, but are not limited to, Florida, Texas, Nevada, and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States that seem likely to benefit from the ongoing population shift discussed above or are poised for strong economic growth. However, we may invest in other markets as well, and there is no limitation on the geographic areas in which we may acquire apartment communities. We will generally seek to acquire well located and well constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located.

Our primary investment focus will be existing Class A apartment communities that produce immediate rental income. However, we may acquire newly developed communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We will generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance stockholder returns. We do not anticipate a significant focus on such properties.

We may also consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Such acquisitions will be no more than 10% of the aggregate portfolio value, and our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy.

We believe that our strategy for apartment community acquisitions will benefit our company and our stockholders for the following reasons:

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income producing capital improvements where appropriate, and control operating costs and capital expenditures.

•	We intend to purchase apartment properties in growth markets, at attractive prices relative to replacement cost, and obtain immediate income from tenant rents with the potential for appreciation in value over time.

As of the date of this prospectus, we have acquired seven apartment properties, six of which are located in Texas and one of which is located in North Carolina, for a total acquisition cost of $167,230,000, plus closing costs. Because we have limited assets and have not yet identified most of the properties we intend to purchase, we are considered to be a blind pool investment. We intend to acquire additional properties with the net proceeds of this offering. As we acquire additional properties, we will provide supplements to this prospectus to describe those properties.

We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If we fail to raise significant proceeds above our minimum offering amount, we will not be able to purchase a diverse portfolio of properties. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.

Other Real Estate Investments

Although we anticipate that our focus will be on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income producing commercial properties, such as retail shopping centers and office buildings. The purchase of any apartment community or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value by acquiring apartment communities that have strong and stable cash flow and growth potential and to preserve capital.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

On September 16, 2004, Triple Net Properties, the parent and manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates prior to 2005, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager of our offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. Based on settlement negotiations with the SEC, the management of Triple Net Properties has informed us that it believes the conclusion of this matter will not result in a material adverse effect to its results of operations, financial condition or ability to conduct its business. For more information on the risks related to the SEC investigation, see “Risk Factors — SEC Investigation of Triple Net Properties, LLC.”

Regulation

Our apartment communities may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

The Dealer Manager

An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has assisted various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate. NNN Capital Corp. is an indirect wholly owned subsidiary of Grubb & Ellis.

This Offering

We are offering for sale to the residents of the states listed in this prospectus a maximum of 100,000,000 shares. Each share has a purchase price of $10.00. Generally, the minimum initial investment is 100 shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts. However, in Minnesota, the minimum initial investment is 250 shares, and in North Carolina, the minimum initial investment is 500 shares. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. On October 5, 2006, we received and accepted subscriptions for 204,107 shares of common stock, or $2,036,560, thereby exceeding the minimum offering of 200,000 shares required to be sold in this offering. We will sell shares until the earlier of July 19, 2009, or the date on which the maximum has been sold.

In addition, we expect to issue up to 5,000,000 shares to stockholders who elect to participate in our distribution reinvestment plan.

Use of Proceeds

We will use the net proceeds of this offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor, the dealer manager and their affiliates.

Distributions

As a REIT, we must distribute at least 90.0% of our annual taxable income (excluding net capital gains) to our stockholders. Because we have not identified most of the properties which we intend to acquire, we cannot give any assurances as to when or if we will make distributions. However, if our properties generate sufficient cash flow, we intend to pay regular monthly distributions to our stockholders out of our cash available for distribution, in an amount determined by our board of directors. The amount of distributions will depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders beginning with the March 2007 monthly distribution. The first distribution at this rate was paid on April 15, 2007. Distributions are paid to stockholders on a monthly basis.

Our company provides the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders:

•	the distribution reinvestment plan; and

•	the share repurchase plan.

Compensation to Our Advisor, the Dealer Manager and their Affiliates

We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

In connection with the sale of our common stock in this offering, the dealer manager and our advisor will receive the following fees:

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Selling Commissions	7.0% of gross offering proceeds.	$140,000	$70,000,000

• Marketing Allowance and Accountable Due Diligence Expense Reimbursement	3.0% of gross offering proceeds as follows: 2.5% for non-accountable marketing allowance and 0.5% for accountable bona fide due diligence expense reimbursement.	$60,000	$30,000,000

• Other Organizational and Offering Expenses	Our advisor or one of its affiliates may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering. We estimate such expenses will be approximately 1.5% of the gross proceeds of this offering. The reimbursement of these expenses is not subject to the limitation on reimbursements for operating expenses to our advisor or one of its affiliates, which, for any four consecutive fiscal quarters then ended, cannot exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year. However, our organizational and offering expenses (including selling commissions and marketing and due diligence expenses) are limited to 15.0% of the gross proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $30,000 will be reimbursed if the minimum offering is sold and $15,000,000 will be reimbursed if the maximum offering is sold.

In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Acquisition fee and reimbursement of acquisition expenses	For its services in connection with the due diligence, selection and acquisition of a property, our advisor or one of its affiliates may receive an acquisition fee from us equal to up to 3.0% of the purchase price of the property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. We will also reimburse our advisor or one of its affiliates for expenses related to selecting, evaluating and acquiring properties. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, cannot exceed 6.0% of the purchase price for a property or the total development cost of a property, as applicable.	Actual amounts depend upon the purchase price of properties acquired or the total development cost of properties acquired for development and, therefore, cannot be determined at the present time.

• Asset management fee	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum of our invested capital, we will pay our advisor or one of its affiliates an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of our average invested assets. Average invested assets include any property-related debt; therefore, fully leveraging our portfolio could increase the asset management fee payable to our advisor or one of its affiliates. The asset management fee will be calculated and payable monthly in cash or shares, at the option of our advisor or one of its affiliates, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter.	Actual amounts depend upon distributions to our stockholders and assets invested by our company and, therefore, cannot be determined at the present time.

• Property management fee	Realty or Residential Management, both affiliates of our advisor, may serve as the property manager of certain of our properties and will receive up to 4.0% of the monthly gross receipts generated by those properties, some of which may be re-allowed to a third party property manager.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Upon the disposition of any property, we will pay our advisor or an affiliate the following fee:

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Disposition fee	To the extent it provides a substantial amount of services in connection with the sale of one or more of our properties, our advisor or one of its affiliates will receive fees equal to the lesser of 1.75% of the sale price or 50.0% of the sales commission that would have been paid to a third party sales broker.	Actual amounts depend upon the sales price of properties and, therefore, cannot be determined at the present time.

Our advisor is also entitled to certain distributions with respect to its status as a special limited partner in our operating partnership, as follows:

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Incentive distribution upon sales
Equal to 15.0% of the net proceeds of the sale of the property after we have received, and paid to our stockholders, the sum of:

• the amount of capital we invested in our operating partnership; and

• any shortfall in our 8.0% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

Until such time as stockholders receive such 8.0% return, our advisor will not receive any incentive distributions. There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.
Actual amounts depend upon the sales price of properties and, therefore, cannot be determined at the present time.

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Incentive distribution upon listing	Upon termination of the advisory agreement due to listing of our shares on a national securities exchange or national market system, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.	Actual amounts depend upon the market value of our outstanding stock at the time of listing, among other factors, and, therefore, cannot be determined at the present time.

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

	Calculation of	Amount if	Amount if
Description of Fee	Fee	Minimum Sold	Maximum Sold

• Fees payable upon termination of Advisory Agreement	Upon termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value.	Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at the present time.

All of this compensation is more fully described under “Compensation Table.” Except as described above, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines in its good faith that it is in our company’s best interest to do so.

Conflicts of Interest

Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of G REIT, Inc., Grubb & Ellis Healthcare REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings and may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Some of our officers and directors are also owners, officers and directors of our advisor and affiliates of our advisor, including: Triple Net Properties, the parent and manager of our advisor; NNN Capital Corp., our dealer manager; Realty, which provides real estate brokerage and other services for our properties; Residential Management which will provide property management services to some of the properties we acquire; NNN Realty Advisors, the parent company of Triple Net Properties, NNN Capital Corp. Realty and Residential Management; and Grubb & Ellis, our sponsor. Ownership of these various entities by our officers and directors and the owners, officers and directors of our advisor is set forth below in the sections entitled “Organizational Chart for Our Company and Our Advisor” and “Organizational Chart for Our Advisor’s Affiliates.” The following chart sets forth the positions each of these persons holds with the entities affiliated with us and our advisor:

Name	Entity	Title

Anthony W. Thompson	Grubb & Ellis Company	Chairman of the Board

Stanley J. Olander, Jr.	Grubb & Ellis Apartment REIT, Inc.	Chief Executive Officer, President and Chairman of the Board
	Grubb & Ellis Apartment REIT Advisor, LLC Grubb & Ellis Company	Chief Executive Officer and President Executive Vice President, Multifamily

	NNN Residential Management, Inc.	Chief Executive Officer, President and Chairman of the Board

David L. Carneal	Grubb & Ellis Apartment REIT, Inc.	Executive Vice President and Chief Operating Officer
	Grubb & Ellis Apartment REIT Advisor, LLC	Executive Vice President and Chief Operating Officer

	NNN Residential Management, Inc.	Executive Vice President

Gus G. Remppies	Grubb & Ellis Apartment REIT, Inc.	Executive Vice President and Chief Investment Officer
	Grubb & Ellis Apartment REIT Advisor, LLC	Executive Vice President and Chief Investment Officer

	NNN Residential Management, Inc.	Executive Vice President

Scott D. Peters	Grubb & Ellis Apartment REIT, Inc.	Executive Vice President and Director
	Grubb & Ellis Apartment REIT Advisor, LLC	Executive Vice President and Chief Financial Officer
	Grubb & Ellis Company	Chief Executive Officer, President and Director
	Triple Net Properties, LLC	Chief Executive Officer

	NNN Residential Management, Inc.	Director

Name	Entity	Title

Shannon K S Johnson	Grubb & Ellis Apartment REIT, Inc.	Chief Financial Officer
	Triple Net Properties, LLC	Financial Reporting Manager

Andrea R. Biller	Grubb & Ellis Apartment REIT, Inc.	Secretary
	Grubb & Ellis Apartment REIT Advisor, LLC	General Counsel
	Grubb & Ellis Company	General Counsel, Executive Vice President and Secretary
	Triple Net Properties, LLC	General Counsel and Executive Vice President

These conflicts of interest could limit the time and services that our officers and directors and our advisor and its officers devote to our company because of the similar services they will be providing to other real estate entities. Conflicts of interest related to investment opportunities presented to both our advisor and other real estate entities that are advised or sponsored by Grubb & Ellis could impair our ability to compete for acquisitions and tenants with these entities.

Organizational Chart for Our Company and Our Advisor

The following chart shows the ownership of our company and our advisor as of the date of this prospectus.

Organizational Chart for Our Advisor’s Affiliates

The following chart shows the ownership of the various entities that are affiliated with our Advisor’s affiliates as of the date of this prospectus.

RISK FACTORS

Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Few Properties Owned; No Properties Identified For Investment

We currently own only seven properties and our advisor has not identified or placed under contract any additional properties.

As of the date of this prospectus, we have acquired only seven properties, and our advisor has only identified two additional properties for us to acquire. As a result, we are considered a blind pool investment opportunity and we cannot give you information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding most of the properties that we will purchase with the net proceeds of this offering. You will not be able to evaluate the merits of most of the investments made with the net proceeds of this offering prior to these investments being made. We may experience a delay between your purchase of our shares and our purchase of additional properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including delay in the payment of any distributions to you as a stockholder.

Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

•	the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	the risk that we may overpay for properties; and

•	the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

We will face competition from other apartment communities, which may limit our profitability and returns to our stockholders.

The residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other residential apartment community real estate investment trusts and real estate entities.

There may be delays in our investments in real property, and this delay may decrease the return to stockholders.

We may experience delays in finding suitable apartment communities to acquire. Pending investment of the proceeds of this offering in additional real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit or commercial paper. The rate of return on those investments has fluctuated in recent years and may be less than the return obtainable from real estate or other investments.

Limited Operating History

Our company and our advisor have only limited business operations, which makes our future performance and the performance of your investment difficult to predict.

Our company was incorporated in December 2005 and our advisor was formed in December 2005. Neither has any prior operating history. Our business is subject to the risks inherent in the establishment of a new business enterprise, including an inability to raise proceeds in this offering to implement our investment strategy and being unable to adequately manage our operations and growth. Because our company and our advisor were only recently formed and have engaged in only limited operations as of the date of this prospectus, we can provide you with only limited financial information and operational information with respect to our company or our advisor or any properties that would be available from an institution with a history of operations. Therefore, our future performance and the performance of your investment are difficult to predict. We cannot assure you that we will ever operate profitably.

We are not diversified and are dependent on our investment in a single asset class, making our performance and your investment more vulnerable to economic downturns in the apartment industry than if we had diversified investments.

Our current strategy is to acquire interests primarily in apartment communities in select metropolitan areas throughout the United States. As a result, we are subject to the risks inherent in investing in a single asset class. A downturn in demand for residential apartments may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments across different asset classes.

No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.

Prospective stockholders should view our common stock as illiquid and must be prepared to hold their shares of common stock for an indefinite length of time. Before this offering, there has been no public market for our common stock, and initially we do not expect a market to develop. We have no current plans to cause our common stock to be listed on any securities exchange or quoted on any national market system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may attempt to cause our common stock to be listed or quoted if the board of directors determines this action to be in our stockholders’ best interests, there can be no assurance that this event will ever occur. Stockholders may be unable to resell their shares of common stock at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, our common stock should be considered a long-term investment. In addition, there are restrictions on the transfer of our common stock. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Our charter provides that no person may own more than 9.9% of the issued and outstanding shares of our stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of our shares that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void.

The per-share offering price of our common stock has been established arbitrarily by us and may not reflect the true value of our common stock; therefore investors may be paying more for a share than such share is actually worth.

If we were to list the shares of our common stock on a national securities exchange or national market system, the share price might drop below our stockholder’s original investment. Prospective investors should not assume that the per share offering price of our common stock reflects the intrinsic or realizable value of the common stock or otherwise reflect our value, earnings or other objective measures of worth.

Conflicts of Interest

Throughout this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, manager, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a stockholder, which may adversely affect our results of operation and the value of your investment.

Many of our officers and non-independent directors and our advisor’s officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a stockholder. Our officers and directors and the owners and officers of our advisor are also involved in the advising and ownership of other REITs and various real estate entities, which may give rise to conflicts of interest. In particular, certain of the owners and officers of our advisor are involved in the management and advising of G REIT, Inc., Grubb & Ellis Healthcare REIT, Inc.; NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC, that acquire office buildings and may compete with our company for the time and attention of these executives, as well as other private entities that may compete with our company or otherwise have similar business interests. Additionally, some of our officers and directors are also owners and officers of our advisor and affiliates of our advisor with whom we will do business.

Anthony W. Thompson is the Chairman of the Board of Grubb & Ellis, the parent of NNN Realty Advisors and the founder of Triple Net Properties, the parent and manager of our advisor. Mr. Thompson owns approximately 14.0% of Grubb & Ellis, which owns 100% of NNN Realty Advisors, which, in turn, owns 100% of Triple Net Properties, which owns 50.0% of the our advisor. Grubb & Ellis also owns 100% of Realty, 100% of NNN Capital Corp. and 100% of Residential Management.

Stanley J. Olander, Jr. is our Chief Executive Officer, President and Chairman of the Board of our company; the Chief Executive Officer and President of our advisor; the Executive Vice President, Multifamily Division of Grubb & Ellis and the President and Chairman of the Board of Residential Management. Mr. Olander is also a member of ROC REIT Advisors, which owns 25.0% of the membership interest of our advisor.

David L. Carneal is our Executive Vice President and Chief Operating Officer and the Executive Vice President and Chief Operating Officer of our advisor. Mr. Carneal is also a member of ROC REIT Advisors, which owns 25.0% of the membership interest of our advisor. Mr. Carneal also serves as Executive Vice President of Residential Management.

Gus G. Remppies is our Executive Vice President and Chief Investment Officer and the Executive Vice President and Chief Investment Officer of our advisor. Mr. Remppies is also a member of ROC REIT Advisors, which owns 25.0% of the membership interest of our advisor. Mr. Remppies also serves as Executive Vice President of Residential Management.

Scott D. Peters is our Executive Vice President and a Director; the Executive Vice President and Chief Financial Officer of our advisor; the Chief Executive Officer, President and a director of Grubb & Ellis; the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors; and the Chief

Executive Officer of Triple Net Properties. Mr. Peters is also a member of Grubb & Ellis Apartment Management, which owns 25.0% of the membership interest of our advisor. Mr. Peters also serves as a director of Residential Management.

Shannon K S Johnson is our Chief Financial Officer and the Financial Reporting Manager of Triple Net Properties.

Andrea R. Biller is our Secretary; the General Counsel of our advisor; the General Counsel, Executive Vice President and Secretary of Grubb & Ellis; the General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors; and the General Counsel and Executive Vice President of Triple Net Properties. Ms. Biller is also a member of Grubb & Ellis Apartment Management, which owns 25.0% of the membership interest of our advisor.

As officers, directors, managers and partial owners of entities with which we do business or with interests in competition with our own interests, these individuals will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

•	limit the time and services that some of our officers devote to our company and the affairs of our advisor, because they will be providing similar services to Grubb & Ellis, NNN Realty Advisors, Triple Net Properties, G REIT, Inc., Grubb & Ellis Healthcare REIT, Inc., NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC and other real estate entities, and

•	impair our ability to compete for acquisition of properties with other real estate entities that are also advised by Triple Net Properties and its affiliates.

The key executives of our advisor will devote only as much of their time to our business as they determine is reasonably required, which may be substantially less than their full time. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the value of your investment.

If our advisor or its affiliates breach their fiduciary or contractual obligations to our company, or do not resolve conflicts of interest, we may not meet our investment objectives, which could reduce our expected cash available for distribution to our stockholders. For example, our advisor has a duty to us to present us with the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor or its affiliates that satisfy our investment objectives. If our advisor did not comply with our right of first opportunity, this may result in some attractive properties not being presented to us for acquisition. This may adversely affect our results of operations and financial condition.

Fees payable to the dealer manager and our advisor during our organizational stage are based upon the gross offering proceeds and not on our or our properties’ performance.

The absence of arm’s-length bargaining may mean that our agreements are not as favorable to you as a stockholder as they otherwise would have been.

Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may require us to pay more than we would if we were using unaffiliated third parties. The advisory agreement, our agreement with the dealer manager, the property management agreements with the property manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a stockholder and may be overly favorable to the other party to such agreements, including in terms of the substantial compensation to be paid to these parties under these agreements. For example, the asset management fee payable to our advisor is based upon our average invested assets, including any property-related debt, which could influence the amount of portfolio leverage our advisor recommends to our board of directors.

Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement.

In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15% of the net proceeds of the liquidation, after our company has received and paid to our stockholders the sum of the capital invested in the operating partnership and any shortfall in the 8% return to stockholders. In the event of a termination of our advisory agreement in connection with the listing of our common stock, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15% of the net proceeds if we liquidated all of our assets at fair market value, after our company has received and paid to our stockholders the sum of the capital invested in the operating partnership and any shortfall in the 8% return to stockholders. Finally, upon the termination of our advisory agreement as a result of the internalization of our advisor into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will negotiate the compensation to be payable to the advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because the dealer manager is an affiliate of our advisor and Triple Net Properties, and because some of our officers and directors are owners and directors of our sponsor, the parent of the dealer manager, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review. The dealer manager’s due diligence review may not be as meaningful as a review conducted by an unaffiliated broker dealer and may not have uncovered facts that would be important to a potential investor.

Restrictions on Share Repurchase Plan

You are limited in your ability to sell your shares pursuant to the share repurchase plan and repurchases will be made at our sole discretion.

Our board of directors has approved and adopted a share repurchase plan. However, our board of directors could choose to amend its terms without stockholder approval.

The share repurchase plan includes numerous restrictions that would limit your ability to sell your shares. You must hold your shares for at least one year, present at least 25% of your shares for repurchase and until three years following this offering, repurchases will be made for less than you paid, among other restrictions and limitations. The one-year holding period will be waived in the event of the death or disability of a stockholder. Shares will be redeemed quarterly, at our discretion, on a pro rata basis, and will be limited during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition, our board of directors reserves the right to amend, suspend or terminate our share repurchase plan at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices during the first three years following this offering will not correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares even if you deem it necessary or desirable to do so.

Our stockholders’ interests may be diluted in various ways, which may result in lower returns to our stockholders.

The board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of the stockholders. The board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities, (1) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (2) to our advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us, except that while shares of common stock are offered by us to the public, the public offering price of the shares will be deemed their value.

We have adopted the 2006 Incentive Award Plan, under which we may grant stock options, restricted stock and other performance awards to our officers, employees, consultants and independent directors. The effect of these grants, including the subsequent exercise of stock options, could be to dilute the value of the stockholders’ investments.

In addition, we have a distribution reinvestment plan, which provides for the issuance of additional shares of common stock by us at $9.50 per share of common stock. Shares purchased pursuant to our distribution reinvestment plan will be dilutive to the value of the stockholders’ investments.

Federal Income Tax Requirements

The requirement to distribute at least 90% of our taxable income may require us to borrow, sell assets or issue additional securities for cash, which would increase the risks associated with your investment.

To remain qualified as a REIT, we must distribute each calendar year to our stockholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least 90% but less than 100%, of our taxable income in a calendar year, we will incur no federal corporate income tax on our distributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our stockholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year.

The REIT minimum distribution requirements may require us to borrow, sell assets or issue additional securities for cash to make required distributions, which would increase the risks associated with your investment in our company.

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2006, and we intend to operate in a manner so as to remain qualified as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis. However, we currently own only seven properties and have only identified two properties for purchase. A number of the tests established to qualify as a REIT for tax purposes are factually dependent. Therefore, you should be aware that while we intend to remain qualified as a REIT, it is difficult at this early stage to assess our ability to continue to satisfy these various tests. Therefore, we cannot assure you that our company will remain, qualified as a REIT.

If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our stockholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our stockholders. Unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

SEC Investigation of Triple Net Properties, LLC

The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us.

On September 16, 2004, Triple Net Properties, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in certain public and private securities offerings sponsored by Triple Net Properties and its affiliates during 1998 through 2004, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager for this offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp.

Triple Net Properties and NNN Capital Corp. are engaged in settlement negotiations with the SEC staff regarding this matter. The settlement negotiations are continuing, and any settlement negotiated with the SEC staff must be approved by the Commission. Since the matter is not concluded, it remains subject to the risk that the SEC may seek additional remedies, including substantial fines and injunctive relief that, if obtained, could materially adversely affect our advisor’s ability to perform its duties to us, because our advisor is controlled by Triple Net Properties, and could also materially adversely affect our dealer manager’s ability to conduct this offering. Additionally, any resolution of this matter that reflects negatively on the reputation of Triple Net Properties or NNN Capital Corp. could materially and adversely affect the willingness of potential investors to invest in Triple Net Properties’ offerings, including this offering. The matters that are the subject of this investigation could also give rise to claims against Triple Net Properties by investors in its programs. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC.

Risks Related to Our Advisor and its Affiliates

Our ability to operate profitably will depend upon the ability of our advisor and its management team.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.

Our advisor may terminate the advisory agreement, which would require us to find a new advisor.

Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party. However, if the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange or national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8.0% per annum cumulative, non-compounded return on such invested capital. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the advisor’s internalization into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will agree on the compensation payable to the advisor pursuant to such termination. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find a new advisor or employees or enter into agreements for such services on acceptable terms.

If our advisor cannot retain the services of its key employees, their replacements may not manage our company as effectively.

We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor’s key employees are Stanley J. Olander, Jr., Gus G. Remppies, David L. Carneal, Scott D. Peters, Shannon K S Johnson and Andrea R. Biller. The loss of any or all of Messrs. Olander, Remppies, Carneal, or Peters or Ms. Johnson or Ms. Biller, and our advisor’s inability to find, or any delay in finding, a replacement with equivalent skill and experience, could adversely impact our ability to acquire properties and the operation of our properties.

  Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to make investments or pay distributions.

In the past, Triple Net Properties, or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by Triple Net Properties. Our advisor and its affiliates, including Triple Net Properties, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to make investments or pay distributions.

Advisor’s Broad Discretion in Allocating Proceeds

Stockholders will have little, if any, control over how the proceeds from this offering are spent.

Our advisor is responsible for the day-to-day operations of our company and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of the day-to-day management to our advisor, who will manage our company in accordance with the advisory agreement. In addition, our advisor may retain independent contractors to provide various services for our company, including administrative services, transfer agent services and professional services, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired. Any such services provided by independent contractors will be paid for by our company as an operating expense.

Lack of Investment Diversification

The effect of adverse conditions at specific properties will be magnified to the extent we are able to acquire only a limited number of properties.

A lack of diversity in the properties in which we invest could increase your risk in investing in our company. If we do not sell significantly more than the minimum amount of this offering, we may not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a stockholder will depend directly on the success of a limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a stockholder.

Distributions May be Paid with Offering Proceeds or Borrowed Funds

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders beginning with the March 2007 monthly distribution, which was paid on April 15, 2007. For the nine months ended September 30, 2007, we paid distributions of $1,161,000 from cash flow from operations of $2,051,000 for the period. However, as of September 30, 2007, we owed $572,000 to our advisor and its affiliates for operating expenses and asset and property management fees, which will be paid from cash flow from operations in the future. Our advisor and its affiliates have no obligations to defer or forgive amounts due to them. As of September 30, 2007, no amounts due to our advisor or its affiliates have been forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and as a result if our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. In addition, we have not paid distributions with funds from operations, or FFO. For the nine months ended September 30, 2007, our FFO was $(116,000).

Distributions May Include a Return of Capital

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. Therefore, we may need to use proceeds from the offering or borrow funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely impact the distributions we pay to our stockholders and the value of your investment in our company generally.

We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. As a REIT, we are required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital.

Further, we cannot assure you that we will receive significant proceeds from our distribution reinvestment plan or, if we do, that such proceeds will be available or adequate to acquire properties.

We have incurred mortgage and other indebtedness and are likely to incur more in the future, which may increase our business risks.

Significant borrowings by us increase the risks of an investment in our company. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties.

Additionally, when providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, merge with another company, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans. Our failure to meet these restrictions and covenants could result in an event of default under our line of credit or mortgage loans and result in the foreclosure of some or all of our properties.

Furthermore, we may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

Competition with entities who have greater financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than our board of directors believes is in our best interests. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours may increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our stockholders’ best interests.

The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a stockholder. We may acquire an interest in a property through a joint venture arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture arrangement may be more favorable to the other joint venturer than to you as a stockholder of our company.

Investing in properties through joint ventures subjects that investment to increased risk.

Such joint venture investments may involve risks not otherwise present, including, for example:

•	the risk that our co-venturer or partner in an investment might become bankrupt;

•	the risk that such co-venturer or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

•	the risk that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences for our stockholders.

Actions by such a co-venturer or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership in such property.

Investment Company Act

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act including, but not limited to:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate and real estate related securities, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties and/or real estate related securities within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to our stockholders and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in properties that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Limited Working Capital

We will have limited sources of working capital and may not be able to obtain capital on acceptable terms or at all, decreasing the value of your investment.

We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. This financing may not be available to us on acceptable terms or at all, which could adversely affect our operations and decrease the value of your investment in our company.

Borrowings May Increase Our Business Risks

As we incur indebtedness, we increase the expenses of our operations, which could result in a decrease in cash available for distribution to our stockholders.

The risk associated with your investment in our company depends upon, among other factors, the amount of debt we incur. We have incurred, and in the future intend to incur, indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders in each taxable year. We may incur debt up to 300% of our net assets, or more if such excess in borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. Borrowing increases our business risks.

Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a stockholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our policy relating to the incurrence of debt at any time without stockholder approval.

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan which could adversely affect distributions to stockholders. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact on the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of properties on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

The negative impact of the recent adverse changes in the credit markets on the real estate sector generally or our inability to obtain financing on favorable terms, if at all, may have a material adverse effect on our results of operations and business.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our stockholders.

A change in economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a stockholder. A change in economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our Ability to Change Policies Without a Stockholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or eliminated by our board of directors at any time without a vote of the stockholders.

Most of our major policies, including policies intended to protect you as a stockholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our stockholders or notice to you as a stockholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a stockholder.

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our stock will prevent you from acquiring more than 9.9% of our stock or more than 9.9% of our common stock and may force you to sell stock back to us.

Our charter limits direct and indirect ownership of our capital stock by any single stockholder to 9.9% of the value of outstanding shares of our capital stock and 9.9% of the value or number (whichever is more restrictive) of outstanding shares of our common stock. We refer to these limitations as the ownership limits. These ownership limits do not apply to our advisor. Our charter also prohibits transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company directly or indirectly owning 9.9% or more of one of our tenants, or (4) before our common stock qualifies as a class of “publicly-offered securities,” 25% or more of our common stock being owned by ERISA investors. If you acquire shares in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	may consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to those excess shares;

•	will not recognize your voting rights for those excess shares; and

•	may consider the excess shares held in trust for the benefit of a charitable beneficiary.

If such shares are transferred to a trust for the benefit of a charitable beneficiary, you will be paid for such excess shares a price per share equal to the lesser of the price you paid or the “market price” of our stock. Unless shares of our common stock are then traded on a national securities exchange or quoted on a national market system, the market price of such shares will be a price determined by our board of directors in good faith. If shares of our common stock are traded on a national securities exchange or quoted on a national market system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

If you acquire our stock in violation of the ownership limits or the restrictions on transfer described above:

•	you may lose your power to dispose of the stock;

•	you may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	you may incur a loss from the sale of such stock if the “market price” decreases.

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a stockholder. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of our company in which you could profit.

Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a stockholder. Our charter authorizes our board of directors to issue up to 50 million shares of preferred stock. Our board of directors may establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock designed to prevent, or with the effect of preventing, someone from acquiring control of our company.

Maryland takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

Maryland law contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. Our bylaws exempt our company from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statue (which prohibits a merger or consolidation of us and a 10% stockholder for a period of time) with respect to affiliates of our company. However, if the bylaw provisions exempting our company from the control share acquisition statute or the board resolution opting out of the business combination statute were repealed, these provisions of Maryland Law could delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interests. See “Important Provisions of Maryland Law and Our Charter and Bylaws.”

Dilution

Your investment in our company will be diluted immediately by $1.00 per share.

The offering price is $10.00 per share. After the payment of selling commissions, marketing allowance and accountable due diligence expense reimbursement, we will receive $9.00 per share. As a result of these expenses, you will experience immediate dilution of $1.00 in book value per share or 10.0% of the offering price, not including other organizational and offering expenses. Other organizational and offering expenses include advertising and sales expenses, legal and accounting expenses, printing costs, formation costs, SEC, Financial Industry Regulatory Authority, or, FINRA, and blue sky filing fees, investor relations and other administrative costs. We estimate the organizational and offering expenses will equal approximately 1.5% of the gross proceeds of this offering. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.

Your investment in our company could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 50 million shares of any preferred stock that our board may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Award Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

Dilution and Our Operating Partnership

Our advisor may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

Our advisor is a special limited partner in our operating partnership. The special limited partner is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and the 8.0% return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we will not be entitled to all of our operating partnership’s proceeds from a property sale.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Negative Characteristics of Real Estate Investments

We depend upon our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our stockholders.

Our investments in residential apartment properties are subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner. Their inability to do so may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

•	changes in national, regional or local economic conditions;

•	changes in local market conditions; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our stockholders will be substantially reduced.

A default by a mortgagor on any mortgage loan we hold may reduce our revenues and cash available for distribution to our stockholders.

We may make or invest in mortgage loans from time to time. If a mortgagor under such a mortgage loan defaulted on its payment obligations or otherwise triggered a default of the loan, we would likely seek any available remedies, including foreclosure. A monetary default by a mortgagor would reduce our revenues and cash available for distribution to our stockholders. Further, seeking available remedies could be a time-consuming and expensive process and would increase the costs associated with holding such mortgage, reducing our cash available for distribution to our stockholders.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

Our business is subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.

We own seven properties as of the date of this prospectus, and six of those properties are located in Texas. Geographic concentration of properties will expose us to economic downturns in the areas where our properties are located. Because we intend to acquire apartment communities in select metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States, our portfolio of properties may not be geographically diversified, particularly with respect to the early stages of our company when we may have acquired only a small number of properties. Additionally, if we fail to raise significant proceeds above our minimum offering amount, we may not be able to geographically diversify our portfolio. A regional recession in any of these areas could adversely affect our ability to generate or increase operating revenues, attract new tenants or dispose of unproductive properties.

Costs required to become compliant with the Americans with Disabilities Act at our properties may affect our ability to make distributions to you.

We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990, or the ADA. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving. In fact, the United States Department of Justice is expected to issue new ADA regulations that could impact existing buildings. Any such changes in state or federal laws in this area could place a greater cost or burden on us as landlord of the properties we acquire. In addition, although we generally do not expect to engage in substantial renovation or construction work, any new construction at a property would need to be ADA compliant and a certain percentage of the construction costs may need to be allocated to the property’s overall ADA compliance.

Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and the return on your investment.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Losses for which we either could not or did not obtain insurance, and lender requirements to obtain terrorism insurance, will adversely affect our earnings.

We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of hurricanes, earthquakes, floods or other acts of God. Generally, we will not obtain insurance for hurricanes, earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

In addition, in light of the threat of terrorist actions against the United States, certain lenders have required additional insurance covering acts of terrorism without regard to the reasonableness of any related premiums or the likelihood of a particular property to be the target of any such threats or actions. If we are required by a lender to obtain such coverage, the cost of coverage may have an adverse effect on our ability to acquire, and pay the premiums for, the required insurance. Additionally, obtaining such insurance would increase the costs associated with owning a property and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

Our board of directors has the discretion to invest up to 10% of our total assets in unimproved land. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974, or ERISA;

•	or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in “ERISA Considerations,” we will accept such entities as stockholders if an entity otherwise meets the suitability standards.

If we are considered a “pension-held REIT,” an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the “plan asset” regulations issued by the Department of Labor. To avoid being subject to those regulations, our charter prohibits ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities.” However, we cannot assure you that those provisions in our charter will be effective.

Forward-looking Statements

We make forward-looking statements in this prospectus which may prove to be inaccurate.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/ regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for operating properties in our current and proposed market areas; the prospect of a continuing relationship with our advisor; generally accepted accounting principles; and policies and guidelines applicable to REITs; and litigation, including, without limitation, the investigation by the SEC of Triple Net Properties. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

We will use the net proceeds from this offering to purchase suitable properties, to repay debt that we may assume when acquiring properties and to pay the amounts due to our advisor, the dealer manager and their affiliates.

The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 5,000,000 shares that may be issued under our distribution reinvestment plan. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases. See “Plan of Distribution.”

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%
Less Organizational and Public Offering
Expenses:
Selling Commissions	140,000	7.0	70,000,000	7.0
Marketing Allowance(1)	50,000	2.5	25,000,000	2.5
Accountable Due Diligence Expense Reimbursement(2)	10,000	0.5	5,000,000	0.5
Other Organizational and Offering Expenses(3)	30,000	1.5	15,000,000	1.5

Total Organizational and Offering Expenses	230,000	11.5	115,000,000	11.5

Amount Available for Investment(4)	$1,770,000	88.5%	$885,000,000	88.5%

Less Acquisition Costs:
Acquisition Fees(5)	$60,000	3.0%	$30,000,000	3.0%
Acquisition Expenses(6)	10,000	0.5	5,000,000	0.5
Initial Working Capital Reserve(7)	—	—	—	—

Amount Invested in Properties	$1,700,000	85.0%	$850,000,000	85.0%

(1)	We will pay the dealer manager an amount equal to 2.5% of the gross offering proceeds as a marketing allowance for expenses associated with non-accountable marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts. The dealer manager may reallow up to 1.5% of the gross offering proceeds for non-accountable marketing fees and expenses to broker dealers participating in the offering.

(2)	We will pay the dealer manager up to 0.5% of the gross offering proceeds for reimbursement of accountable due diligence expenses. The dealer manager may reallow up to 0.5% of the gross offering proceeds for accountable bona fide due diligence reimbursements to broker dealers participating in this offering.

(3)	Other organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be underwriting compensation pursuant to FINRA Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than selling commissions, the marketing allowance and the accountable due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

(4)	Until required in connection with the acquisition of real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)	Acquisition fees do not include acquisition expenses. We will pay our advisor or one of its affiliates acquisition fees of up to 3.0% of the purchase price of properties we acquire. We will not pay any fees for acquisitions of real estate related securities investments. We may pay our advisor or one of its affiliates up to 4.0% of the total development cost of any development property that we acquire. For purposes of this table, we have assumed (a) that no investments are made in real estate related securities, (b) that we will only acquire properties in the operational phase, and (c) no debt is incurred for property acquisitions. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the distribution reinvestment plan, the extent to which proceeds from the distribution reinvestment plan are used to redeem shares under our share redemption program, the extent to which we invest in real estate related securities, and the extent to which we invest in properties in the development stage. In the event that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties could exceed the amount stated above.

(6)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of, and investment in properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction.

(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that our advisor will establish for each of our investments.

The dealer manager may seek the assistance of other broker dealers in selling our common stock and may reallow the selling commissions it receives to such broker dealers.

Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum of our invested capital, our advisor is entitled to receive an annual asset management fee of 1.0% of our average invested assets, calculated and payable monthly. “Invested capital” means the gross proceeds from the sale of the shares of common stock in this offering. When a property is sold, invested capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of invested capital that was initially allocated to that property and (B) any remaining shortfall in the recovery of our invested capital with respect to prior sales of properties. “Average invested assets” means, for any period, the average of the aggregate book value of our company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

OUR COMPANY

Grubb & Ellis Apartment REIT, Inc. is a Maryland corporation formed in December 2005. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2006. As of the date of this prospectus, we have acquired only seven properties but anticipate acquiring additional properties with the net proceeds of this offering. Our primary business strategy is to (1) purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential and (2) preserve our stockholders’ capital.

Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, is a Virginia limited liability company formed in December 2005 to serve as advisor for our company. Our advisor is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management, and by ROC REIT Advisors, LLC, or ROC REIT Advisors. Triple Net Properties is an indirect wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis, our sponsor. Key members of the management of Grubb & Ellis, Triple Net Properties and ROC REIT Advisors will provide us with extensive experience in the real estate industry through their roles with our advisor. Our day-to-day operations will be managed by our advisor under an advisory agreement. Our advisor may engage affiliated entities, including Triple Net Properties Realty, Inc., or Realty, a real estate brokerage and management company, and NNN Residential Management, Inc., or Residential Management, a property management company, to provide various services for the properties. Triple Net Properties and Realty were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. Realty was awarded the Accredited Management Organization, or AMO, accreditation in August 2003 from the Institute of Real Estate Management. This designation, which is awarded to approximately 526 out of the estimated 10,000 eligible real estate management firms in the United States, is based on criteria including ethical standards and industry experience. AMO firms must be reaccredited every three years.

We operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly owned by our operating partnership) owns all of the properties that we acquire. Our operating partnership is Grubb & Ellis Apartment REIT Holdings, L.P., which was formed as a Virginia limited partnership in December 2005, and we are its sole general partner and a limited partner and have control over the affairs of our operating partnership. Our advisor is a limited partner and a special limited partner in our operating partnership entitling it to specified incentive distributions. Our advisor has also purchased 22,223 shares of our common stock at $9.00 per share, or $200,007, to satisfy the requirements of the North American Securities Administrators Association, or NASAA. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. We will use the net proceeds of this offering to purchase suitable properties, to repay debt we may assume when acquiring properties and to pay the amounts due to our advisor and the dealer manager.

The principal executive offices of our company and our advisor are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705. The principal property management offices of our company are located at 1606 Santa Rosa Road, Suite 109, Richmond, Virginia 23229. Our toll-free telephone number is (877) 888-7348. The address of our dealer manager is 4 Hutton Centre Drive, Suite 700, Santa Ana, California 92707, and its telephone number is (714) 667-8252. References in this prospectus to “us,” “we” or “our company” refer to Grubb & Ellis Apartment REIT, Inc. and our operating partnership, Grubb & Ellis Apartment REIT Holdings, L.P., unless the context otherwise requires, and “our advisor” means Grubb & Ellis Apartment REIT Advisor, LLC.

INVESTMENT OBJECTIVES AND POLICIES

Our Business and Objectives

Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flow available for distribution to our stockholders;

•	preservation and protection of capital; and

•	growth of income and principal without taking undue risk.

Additionally, we intend to:

•	invest in income producing real property generally through equity investments in a manner which permits us to qualify as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.

We cannot assure you that we will attain these objectives or that our invested capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if we do not raise significantly more than the minimum offering amount, we may not be able to purchase a diverse portfolio of properties.

We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the U.S. Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, each gaining more than 12 million people total. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and 4.2 million people, respectively.

We will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes or they may be service employees who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flow to our investors as well as increasing the value of our properties.

After visiting recent historical lows in 2003, interest rates have generally increased. From June 13, 2003 to December 17, 2007, the yield on the 10-year treasury bond rose overall from 3.10% to 4.20%. We believe that interest rates will continue to increase and that higher interest rates can benefit our business model by making it more difficult for many people to buy a home, especially a first home. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.

Leveraging the Experience of Our Management

We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.

Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. Likewise, Mr. Remppies and Mr. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone Realty Income Trust, where they oversaw the growth of that company. From year end 1997, when the company’s shares were listed on the New

York Stock Exchange, Cornerstone Realty Income Trust grew from owning approximately 12,000 apartments mainly concentrated in four major markets to owning approximately 23,000 apartments across 17 major markets in 2004 when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14% per year.

We intend to acquire fee ownership of our apartment communities, but may also enter into joint venture arrangements. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

Decisions relating to the purchase or sale of properties will be made by our advisor subject to approval by our board of directors.

Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our stockholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

The sheltering from tax of income from other sources is not an objective of our company.

Types of Investments

We intend to invest primarily in Class A apartment communities. To the extent it is in the best interests of our stockholders, we will strive to invest in a geographically diversified portfolio of apartment communities that will satisfy our primary investment objectives of providing our stockholders with stable cash flow, preservation of capital and growth of income and principal without taking undue risk. Because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash distributions to stockholders.

We anticipate that 88.5% of the offering proceeds, excluding acquisition fees and expense reimbursements of up to 6.0% of the purchase price of the properties, will be used to acquire real estate and the balance will be used to pay various fees and expenses described in “Estimated Use of Proceeds of this Offering.”

We do not intend to enter into purchase and leaseback transactions, under which we would purchase a property from an entity and lease the property back to such entity under a net lease.

We do not intend to purchase interests in hedge funds.

We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow.

We generally do not intend to incur aggregate indebtedness in excess of 65% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase. However, we may incur more leverage during our initial stage.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business.

Although we do not currently intend to do so, we may also acquire properties from our advisor, affiliates of our advisor, and entities advised or managed by our advisor or its affiliates. However, substantial limits exist on these acquisitions. A majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price are fair, reasonable and in our best interests. Such acquisitions must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive acquisition fees equal to up to 3.0% of the purchase price of the property or up to 4.0% of the total development cost of any development property acquired. We will also reimburse our advisor for expenses related to selecting, evaluating or acquiring such properties. Acquisition expenses will not exceed 0.5% of the purchase price. The sum of the acquisition fees and expenses, including real estate commissions paid to third parties, may not exceed 6.0% of the purchase price of such property or total development cost of such property.

Although we anticipate that our focus will be on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income producing commercial properties, such as retail shopping centers and office buildings. The purchase of any apartment community or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Regardless of the mix of properties we may own, our primary business objectives are to maximize stockholder value by acquiring apartment communities that have strong and stable cash flow and growth potential and to preserve capital.

Our Acquisition Standards

We generally intend to invest in metropolitan areas that are projected to have population growth rates in excess of the national average and that we believe will continue to perform well over time. While our acquisitions will not be limited to any state or geographic region, we will consider capitalizing on income opportunities that may result from shifts of population and assets. Areas and states we will especially focus on include, but are not limited to, Florida, Texas, Nevada, and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth.

Our primary investment focus will be existing Class A apartment communities that produce immediate income. However, we may acquire newly developed communities with some lease-up risk if we believe the investment will result in long-term benefits for our stockholders. We will generally purchase newer properties, less than five years old, with reduced capital expenditure requirements and high occupancy. However, we may purchase older properties, including properties that need capital improvements or lease-up to maximize their value and enhance stockholder returns. These properties may have short-term decreases in income during the lease-up or renovation phase, but will only be acquired when management believes in the long-term growth potential of the investment after completing necessary lease-up or renovations. We do not anticipate a significant focus on such properties.

We generally intend to employ property management companies with expertise in our property markets who can help maximize property performance and the internal growth of our portfolio as discussed above.

We will generally seek to acquire well located and well constructed properties where the average income of the tenants generally exceeds the average income for the metropolitan area in which the community is located. All of our anticipated apartment communities will lease to their tenants under similar lease terms, which range from month-to-month to 12-month leases. We believe that the relatively short lease terms that are customary in most markets may allow us to aggressively raise rental rates in appropriate circumstances.

We may also consider purchasing apartment communities that include land or development opportunities as part of the purchase package. Such acquisitions will be no more than 10% of the aggregate portfolio value, and our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the board of directors because of their increased risk and their potential to represent purchasing conflicts for and between other of our affiliate entities for whom these purchases would be more appropriate given their portfolio allowances for the assumption of more risk.

While real estate investing involves considerable risk, the owners and officers of our advisor possess considerable experience in the apartment housing sector, which we believe will help enable us to identify appropriate properties to meet our objectives and goals. Overall, we intend to focus on providing our stockholders with stable cash flow and income, a stable asset base, and a strategy for growth consistent with preservation of capital.

We believe that our strategy for apartment community acquisitions will benefit our company and our stockholders for the following reasons:

•	We intend to preserve capital through selective acquisitions and professional management, whereby we intend to increase rental rates, maintain high economic occupancy rates, reduce tenant turnover, make value-enhancing and income producing capital improvements, where appropriate, and control operating costs and capital expenditures.

•	We will seek to acquire premier apartment properties in growth markets, at attractive prices relative to replacement cost, that provide the opportunity to improve operating performance through professional management, marketing and selective leasing and renovation programs.

•	We intend to purchase apartment communities at favorable prices and obtain immediate income from tenant rents, with the potential for appreciation in value over time.

We believe, based on our advisor’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flow. We will also consider a number of other factors, including a property’s:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	the general credit quality of current and potential tenants;

•	the potential for rent increases;

•	the interest rate environment;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Our advisor will have substantial discretion with respect to the selection of specific properties.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property, as determined by our advisor.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition. If we do not raise significantly more than the minimum offering amount, we may not be able to purchase a diverse portfolio of properties. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.

Property Acquisition

We intend to primarily acquire real property through wholly owned subsidiaries of our operating partnership. In addition to fee simple interests, we may acquire properties subject to long-term ground leases. Other methods of acquiring a property may be used when advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that in turn owns a real property.

We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) an agreed upon percentage of the property is leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. Our advisor or an affiliate may receive a fee from us for rendering services as a construction manager in connection with such development or construction. Our company’s intent is to transfer development risk to the developer. Acquisitions of this type, while permitted, are not anticipated and do not represent a primary objective of our acquisition strategy. In fact, such acquisitions would require special consideration by the board of directors because of their increased risk and their potential to represent purchasing conflicts for and between other of our affiliate entities for whom these purchases would be more appropriate given their portfolio allowances for the assumption of more risk.

If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee as set forth in our advisory agreement.

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures

We may invest in general partnership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition. However, we will not acquire interests in properties that are the subject of tenant-in-common syndications.

We will invest in general partnerships or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

You should note that there is a potential risk that our company or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

Consistent with the multi-family industry, we anticipate that our lease terms will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.

Our Operating Partnership

We conduct our business and own properties through our operating partnership, Grubb & Ellis Apartment REIT Holdings, L.P., and its wholly owned subsidiaries. Our operating partnership is governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we have control over the affairs of our operating partnership. We have delegated to our advisor the management of the day-to-day affairs of our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Under specified circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares in amounts determined in accordance with certain definitions and formulae set forth in the Agreement of Limited Partnership. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties acquired by or contributed to our operating partnership.

Our Policies With Respect to Borrowing

When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We generally anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operations. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets cannot exceed 300%, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. We are likely to exceed our charter’s leverage guidelines during the initial stage of our operations. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights upon our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our policies with respect to borrowing and may change such policies at any time without stockholder approval.

Sale or Disposition of Properties

Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets to pay distributions to our stockholders.

Despite this policy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital indefinitely. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing mortgages. If we engage in any such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in mortgages or mortgage-backed securities. If we do invest directly in mortgages, they will be mortgages secured by apartment communities or other commercial properties.

While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property; or

•	in our judgment, the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Our Long-Term Investment Objectives

Our long-term investment objective is to provide stockholders with stable cash flow throughout the term of the investment, preservation of capital and growth of income and principal without taking undue risk. Our goal is to purchase interests in real estate that will provide immediate income to our stockholders from tenant rents but that will also appreciate in value such that we can sell them after several years at a profit.

We anticipate that by 2013, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. In this regard, our board of directors may consider an exchange listing or inclusion of our shares in a national market system in the future. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by 2013, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within four years of such date.

Changes in Our Investment Objectives

Subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the charter can be amended only if the proposed amendment is declared advisable by the board of directors and approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend, alter or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of the bylaws, the charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire hotels or to acquire one or more commercial properties in addition to apartment communities.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our company and our stockholders.

Investment Limitations

We do not intend to:

•	invest more than 10% of our total assets in unimproved real property or real estate investments not contemplated herein;

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

As used above, “unimproved real property” means any investment with the following characteristics:

•	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

•	has no development or construction in process on such land; and

•	no development or construction on such land is planned to commence within one year.

In addition, we have adopted the following investment policies:

•	We will not issue redeemable equity securities.

•	We will not issue our shares on a deferred payment basis or other similar arrangement.

•	We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

•	We will not engage in trading, as opposed to investment, activities.

•	We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans. All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20- to 40-year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 30-year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20- to 35-year period.

We will not invest in real estate contracts of sale otherwise known as land sale contracts.

We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

We do not intend to invest more than 15% of our total assets in equity securities of other entities, other than our operating partnership or a wholly owned subsidiary. Additionally, we will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors not otherwise interested in such transaction, approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in the securities of other entities for the purpose of exercising control over that entity. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Appraisals

The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from or sell one of our properties to our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Reserves

When we acquire a property, our advisor will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Other Policies

In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.

We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the MGCL; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each stockholder of the risks associated with direct ownership of the property;

•	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.

Distribution Policy

We cannot assure you that we will make distributions. In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90.0% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.

We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution payment, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders beginning with the March 2007 monthly distribution. The first distribution at this rate was paid on April 15, 2007. Distributions are paid on a monthly basis.

INVESTMENTS IN REAL PROPERTIES

Acquired Real Properties

The following provides a summary of the properties acquired by us. For more information regarding the financing of these acquisitions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing.”

Walker Ranch Apartment Homes

On October 31, 2006, we purchased Walker Ranch Apartment Homes, or the Walker Ranch property, in San Antonio, Texas, from an unaffiliated third party for a purchase price of $30,750,000, plus closing costs. The Walker Ranch property is a 325-unit Class A apartment property. As of November 30, 2007, the property was approximately 96.3% leased. We purchased the fee interest in the property through our wholly owned subsidiary, Apartment REIT Walker Ranch, L.P.

We financed the purchase price of the Walker Ranch property with approximately $22,120,000 in borrowings under our secured revolving line of credit with Wachovia and approximately $4,740,000 in borrowings under the mezzanine line of credit with Wachovia. The balance of the purchase price was provided for with funds raised through this offering. We paid an acquisition fee to Realty of $923,000, or 3.0% of the purchase price.

On April 12, 2007, we entered into a loan secured by the Walker Ranch property with Wachovia in the principal amount of $20,000,000. We used approximately $19,344,000 of the proceeds from the secured loan to payoff the line of credit in full, including accrued interest, as of April 12, 2007.

The Walker Ranch property is a garden style, multifamily apartment community consisting of 17 residential buildings on approximately 20.15 acres at 14500 Blanco Road in San Antonio, Texas. Of the 325 units, 235 opened on December 31, 2005 and 90 opened in the first quarter of 2006. The property contains a total of 285,000 rentable square feet and the average unit size is 877 square feet. The property contains 198 1-bedroom-1-bathroom units, 30 of which include a study room, 109 2-bedroom-2-bathroom units and 18 3-bedroom-2-bathroom units. As of November 30, 2007, the property had an average rent of $952 per unit. The leased space is residential with leases generally ranging from an initial term of six months to one year. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood frame construction on concrete slab foundations. The exteriors are a combination of stucco, stone and cementitious plank siding. The roofs are pitched and covered with composition shingles. The property contains 21 attached garages, 32 detached garages, which rent for $65.00 each per month, 56 breezeway garages, which rent for $90.00 per month, 20 carports, which rent for $40.00 per month, and 412 open parking spaces. The parking ratio is approximately 1.7 spaces per unit. The property contains a clubhouse, fitness center, business center, and 2 resort style swimming pools. Each unit has nine foot ceilings; wood laminate flooring in the kitchen, bathrooms, and entryways; microwave in the kitchen; walk-in-closets; washer and dryer connections; and a private patio or balcony with exterior storage. In addition, there are granite countertops in the larger 1 bedroom units and all 2 bedroom and 3 bedroom units.

Units are individually metered for electricity which includes cooking, heating, air conditioning, and hot water. The property bills its water/sewer expense back to residents.

San Antonio, Texas, where the property is located, is the seventh largest city in the United States according to the Census Bureau’s 2006 estimates with a population of nearly 1.3 million. San Antonio offers proximity to other major Texas population centers and is midway between the nation’s east and west coasts. As reported by REIS, Inc., Economy.com forecasts that San Antonio will enjoy annual employment gains of 3.0% in the next 5 years. The city’s major economic industries, including the tourism and hospitality sectors, are expected to continue to add jobs.

There are two significant development projects that are within 15 minutes of the property. The Rim is an 800 acre mixed-use development project located at the northeast corner of Loop-1604 and IH-10 with retail, office, residential and hospitality components. Retail anchors include Best Buy, Lowe’s, Target, Bass Pro Shops, JC Penney’s and Old Navy. Across from the Rim is The Shops at La Cantera. It is a 1.3 million square foot open-air regional shopping mall located on a 150 acre site with Nordstrom, Neiman-Marcus and Macy’s as anchors. La Cantera is a 1700 acre master planned resort community that includes a Six Flags amusement park, a Westin resort and spa and two highly ranked golf courses.

The Walker Ranch property generally competes with four residential properties: Montecristo, Villas at Vista del Norte, Costa Bella and Rogers Ranch. All of these properties have similar amenities to those found at the Walker Ranch property. In order to compete with these properties, management will continue to maintain the Walker Ranch property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for multifamily housing, should keep the Walker Ranch property competitive in the market.

Carbon-Thompson Management, an unaffiliated third party, manages the property directly through a subcontract with Realty. We pay Realty up to 4.0% of the monthly gross receipts generated by the Walker Ranch Lake property, 3.5% of which is re-allowed to Carbon-Thompson Management.

We currently have no plans for renovating, developing or expanding the Walker Ranch property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Walker Ranch property will be approximately $28.7 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were $722,000, at a rate of 2.22%.

Hidden Lake Apartment Homes

On December 28, 2006, we purchased Hidden Lake Apartment Homes, or the Hidden Lake property, in San Antonio, Texas from an unaffiliated third party for a purchase price of $32,030,000, plus closing costs. The Hidden Lake property is a 380-unit Class A apartment property. As of November 30, 2007, the Hidden Lake property was 92.6% leased. We purchased the fee interest in the property through our wholly owned subsidiary, Apartment REIT Hidden Lakes, LP.

We financed the purchase price of the Hidden Lake property with $19,218,000 in borrowings under a secured loan with Wachovia, a $10,000,000 unsecured loan from NNN Realty Advisors, Inc. described below and $2,500,000 in borrowings under our existing secured revolving line of credit with Wachovia. The balance was provided for with funds raised through this offering. We paid an acquisition fee of $961,000, or 3.0% of the purchase price, to Realty.

The Hidden Lake property is a garden style, multifamily apartment community consisting of 19 residential buildings on approximately 49 acres at 8910 North Loop 1604 West in San Antonio, Texas. Of the 380 units, 300 were opened during the second half of 2004 and 80 were opened in 2006. The property contains a total of 304,000 rentable square feet and the average unit size is 800 square feet. The property contains 204 1-bedroom-1-bathroom units, 164 2-bedroom-2-bathroom units and 12 3-bedroom-2-bathroom units. As of November 30, 2007, the property had an average rent of $836 per unit. The leased space is residential with leases generally ranging from an initial term of six months to one year. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood frame construction on concrete slab foundations. The exteriors are a combination of austin stone and hardy-board siding with pitched roofs covered with asphalt shingles. The property contains 60 detached garages, which rent for $75 per month, and 488 open parking spaces. The parking ratio is approximately 1.44 spaces per unit. The property contains a clubhouse, fitness center, business center, resort style swimming pool and a jogging and walking trail. Each unit has nine foot ceilings, wood plank flooring, kitchen pantries, walk-in-closets and a private patio or balcony with exterior storage.

Units are individually metered for electricity which includes cooking, heating, air conditioning, and hot water, and the property bills its water/sewer expense back to residents.

Like the Walker Ranch property, the Hidden Lake property is also within fifteen minutes of the Rim and the Shops at La Cantera development projects.

The Hidden Lake property generally competes with four residential properties: Montecito, Elm Hollow, Mira Vista and Springs at Bandera. All of these properties have similar amenities to those found at the Hidden Lake property. In order to compete with these properties, management will continue to maintain the Hidden Lake property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for multifamily housing, should keep the Hidden Lake property competitive in the market.

Carbon-Thompson Management, an unaffiliated third party, manages the property directly through a subcontract with Realty. We pay Realty up to 4.0% of the monthly gross receipts generated by the Hidden Lake property, 3.5% of which is re-allowed to Carbon-Thompson Management.

We currently have no plans for renovating, developing or expanding the Hidden Lake property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Hidden Lake property will be approximately $30.1 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were $499,000, at a rate of 2.89%.

Park at Northgate

On June 12, 2007, we purchased Park at Northgate, or the Northgate property, in Spring, Texas from an unaffiliated third party for a purchase price of $16,600,000. The Northgate property is a 248-unit Class A apartment property. As of November 30, 2007, the Northgate property is approximately 93.6% leased. We purchased the fee interest in the property through our wholly owned subsidiary, Apartment REIT Park at North Gate, L.P.

We financed the purchase price of the Northgate property with funds raised through this offering. We incurred an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.

On August 1, 2007, we entered into a mortgage loan secured by the Northgate property in the principal amount of $10,295,000.

The Northgate property is an apartment community consisting of 19 two-story residential buildings on approximately 16 acres at 26325 Northgate Crossing in Spring, Texas. Construction of the property was completed in 2003. The property contains a total of 231,000 rentable square feet and the average unit size is 932 square feet, including a 2-bedroom-2-bathroom 1,172 square foot townhome layout. The property contains 136 1-bedroom-1-bathroom units, 24 2-bedroom-1-bathroom units, 48 2-bedroom-2-bathroom units, 24 2-bedroom-2-bathroom townhome units and 16 3-bedroom-2-bathroom units. As of November 30, 2007, the property had an average rent of $850 per unit. The leased space is residential with leases generally ranging from an initial term of six months to one year. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood frame construction on concrete slab foundations. The exteriors are brick veneer with cement board siding and wood trim, with pitched roofs covered with asphalt composition shingles. The property contains 48 detached garages and 72 covered parking spaces which rent for $80 and $30 per month, respectively, and 314 open parking spaces. The parking ratio is approximately 1.75 spaces per unit. The property contains a clubhouse with a computer room, TV room and conference room, controlled access entry gates, 24-hour fitness center, swimming pool, putting green, volleyball court and playground. Each unit has nine foot ceilings, oversized patios or balconies, laminate wood flooring in the entry and kitchen, walk-in-closets and linen closets.

Units are individually metered for electricity which includes cooking, heating, air conditioning, and hot water, and the property bills its water/sewer expense back to residents.

The Northgate property is located in Spring, Texas, a northern suburb of Houston, the sixth largest metropolitan area in the country according to the 2006 U.S. Census estimates, with a population exceeding 5.5 million. Spring has an “old town” section dating from its time as a railroad town in the early 1900’s that is a popular destination due to its galleries, restaurants and festivals. In the 12 months ended February 2007, the Houston area registered a net gain of 90,200 jobs, or 3.8%, according to the U.S. Bureau of Labor and Statistic. The city’s major economic industries have historically included the energy and oil sectors; however recent development in the health and biomedical industries has aided Houston in achieving a more stable economy and has served as an important source for new jobs.

Spring had a relatively high residential occupancy rate of 95.0% in the first quarter of 2007 versus 92.7% for the Houston metropolitan area. In addition, the occupancy rate of residential properties built in the area after 1998 was only 95.0%. In addition, effective rents in the Houston area increased by 3.0% in 2006.

The Northgate property generally competes with six residential properties: Alexan Springs, Landmark at Woodlands, Spring Park, Woodland Forest, Woodland Meadows and Woodridge Park. All of these properties have similar amenities to those found at the Northgate property. In order to compete well with these properties, management will continue to maintain the Northgate property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the Northgate property competitive in the market.

Carbon-Thompson Management, an unaffiliated third party, manages the property directly through a subcontract with Realty. We pay Realty up to 4.0% of the monthly gross cash receipts generated by the Northgate property, 3.5% of which is re-allowed to Carbon-Thompson Management.

We currently have no plans for renovating, developing or expanding the Northgate property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Northgate property will be approximately $17.1 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years respectively. Real estate taxes on the property for 2006 were $502,000, at a rate of 4.0%.

Residences at Braemar

On June 29, 2007, we purchased Residences at Braemar, or the Braemar property, in Charlotte, North Carolina from an unaffiliated third party for a purchase price of $15,000,000, plus closing costs. The Braemar property is a 160-unit class-A apartment property. As of November 30, 2007, the Braemar property was approximately 88.1% leased. We purchased the fee interest in the property through our wholly owned subsidiary, Apartment REIT Residences at Braemar, L.P.

We financed the purchase price of the Braemar property through the assumption of an existing $10,000,000 loan, with an unpaid principal balance of $9,722,000, from Transamerica Occidental Life Insurance Company secured by the property and a $3,300,000 unsecured loan from NNN Realty Advisors, with the balance of the purchase price provided by funds raised through this offering. We incurred an acquisition fee of $450,000, or 3.0% of the purchase price, to our advisor and its affiliate.

The Braemar property is a garden-style apartment community consisting of nine buildings, including one two-story and seven three-story residential buildings and one clubhouse, on approximately 12 acres at 8010 Woodsedge Drive in Charlotte, North Carolina. Construction of the property was completed in 2005. The property contains a total of 196,000 rentable square feet and the average unit size is 1,058 square feet. The property contains 73 2-bedroom/2-bathroom units and 87 3-bedroom/2-bathroom units. As of November 30, 2007, the property had an average rent of $828 per unit. The leased space is residential with leases generally ranging from an initial term of six months to one year. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood frame construction with mostly vinyl siding exteriors. The roofs are pitched with composition shingles and the balconies are wood with vinyl rails. The property has 252 parking spaces. The parking ratio is approximately 1.58 spaces per unit. The property is located in a quiet wooded setting and offers amenities such as a swimming pool, business center, fitness center, playground, picnic area, car care center, book club and movie club. All units have washer/dryer connections, sprinklers, and fire horns.

Units are individually metered for electricity, water and gas.

The Braemar property is located in north Mecklenburg County, North Carolina, eight miles from uptown Charlotte, the largest and fastest growing city in North Carolina and the second largest banking center in the United States, measured by assets, after New York. The city benefits from a diversified economy, drawing from financial, technology, manufacturing, automotive, medical and education industries. Since 1980, Charlotte’s population has increased at an annual rate of 2.2%, double the rate of population growth for the nation over the same time frame. For the year ended December 31, 2006, non-farm payroll employment rose by 25,900 jobs, or 3.2%, according to the U.S. Bureau of Labor Statistics.

Charlotte had a vacancy rate of 6.9% during 2006. In addition, effective rents in the Charlotte area increased by 2.7% in 2006.

The Braemar property generally competes with four residential properties: Auston Woods, Mill Creek, Alta Grove and Harborside Commons Boulevard. All of these properties have similar amenities to those found at the Braemar property. In order to compete well with these properties, management will continue to maintain the Braemar property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the Braemar property competitive in the market.

Residential Management manages the property. We pay Residential Management up to 4.0% of the monthly gross cash receipts generated by the Northgate property.

We currently have no plans for renovating, developing or expanding the Braemar property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Braemar property will be approximately $15.5 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years respectively. Real estate taxes on the property for 2006 were $130,000 at a rate of 1.29%.

Baypoint Resort

On August 2, 2007, we purchased Baypoint Resort in Corpus Christi, Texas from an unaffiliated third party for a purchase price of $33,250,000, plus closing costs. Baypoint Resort is a 350-unit Class A, garden style, bay front apartment property. As of November 30, 2007, the Braemar property was approximately 96.2% leased. We purchased the fee interest in the property through our wholly owned subsidiary, NNN Apartment REIT Bay Point Resort, LLC.

We financed the purchase price of Baypoint Resort through a $21,612,000 loan from PNC ARCS, LLC secured by the Baypoint Resort property and an unsecured loan of $13,200,000 from NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the aggregate purchase price, was paid to our advisor and its affiliate.

Baypoint Resort is an apartment community consisting of 12 three-story residential buildings on approximately 29 acres at 1802 Ennis Joslin Road in Corpus Christi, Texas. Construction of the property was completed in 1998. The property contains a net total of 338,350 rentable square feet and the average unit size is 937 square feet. The property contains 114 1-bedroom units, 212 2-bedroom units and 24 3-bedroom units. As of November 30, 2007, the property had an average rent of $912 per unit. The leased space is residential with leases generally ranging from an initial term of 6 to 12 months. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are insulated wood frame with hardy-board and stucco exteriors and fully-pitched, composition shingle roofs. The property contains 62 garages and 99 carports which rent for $90 and $35 per month, respectively, 19 handicap spaces and 475 open parking spaces. The parking ratio is approximately 1.87 spaces per unit. The property contains a clubhouse with a full-service kitchen, media center and fireplace, controlled access entry and exit gates, fitness center, two resort-style swimming pool, heated spa, outdoor entertainment pavilion with wet bar, business and conference center, sand and volleyball courts and climate-controlled mini storage units. Each unit has nine foot ceilings, crown molding, private balconies with storage, ceiling fans, full size washer and dryer connections, dual-pane windows and walk-in-closets. Some units have garden-style tubs, built-in bookshelves, formal dining areas and walk-through kitchens with pantries.

Electricity, cable and Internet are all paid by residents, while the property bills its water/sewer expense back to residents.

Corpus Christi, Texas has a population of approximately 280,000. According to the Bureau of Labor Statistics, unemployment in Corpus Christi decreased from 5.5% in July 2006 to 4.5% in December 2006 as the labor force grew from 189,300 to 193,700. Due to its coast location and warm weather, Corpus Christi has attracted many second home buyers, retirees and tourists. In addition, the city is home to a branch of Texas A&M University, a four-year and graduate university and Del Mar College, a two-year community college.

Corpus Christi had a relatively low residential vacancy rate of 4.6% in the second quarter of 2006 versus 4.8% one year prior. As of June 2006, the overall average rent was $597, reflecting a 2.2% increase over the year-ago rent of $584; since the second quarter of 2000, the average rent has increased 12.4%.

Baypoint Resort generally competes with five residential properties: Alta Bayside, Compass Bay, Stoneleigh, Reserve at Saratoga and The Breakers. All of these properties have similar amenities to those found at Baypoint Resort. In order to compete well with these properties, management will continue to maintain Baypoint Resort to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep Baypoint Resort competitive in the market.

Realty manages the property. We will pay Realty up to 4.0% of the monthly gross cash receipts generated by Baypoint Resort.

We currently have no plans for renovating, developing or expanding Baypoint Resort. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in Baypoint Resort will be approximately $34.5 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years respectively. Real estate taxes on the property for 2006 were $556,000, at a rate of 2.8%.

Towne Crossing Apartments

On August 29, 2007, we purchased Towne Crossing Apartments in Mansfield, Texas from an unaffiliated third party for a purchase price of $21,600,000, plus closing costs. Towne Crossing Apartments is a 268-unit Class A apartment property. As of November 30, 2007, Towne Crossing Apartments was approximately 89.1%

leased. We purchased the fee interest in the property through our wholly owned subsidiary, NNN Apartment REIT Towne Crossing, LP.

We financed the purchase price of Towne Crossing Apartments through our assumption of an existing secured loan of $15,760,000 on the property with Federal Home Loan Mortgage Corporation and an unsecured loan of $5,400,000 with NNN Realty Advisors. We paid an acquisition fee of $648,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Towne Crossing Apartments is an apartment community consisting of 13 buildings, including 12 three-story apartment buildings and one clubhouse, on approximately 17.3 acres at 1601 Towne Crossing Boulevard in Mansfield, Texas. Construction of the property was completed in 2004. The property contains a net total of 232,000 rentable square feet and the average unit size is 865 square feet. The property contains 136 1-bedroom units, 120 2-bedroom units and 12 3-bedroom units. As of November 30, 2007, the property had an average rent of $878 per unit. The leased space is residential with leases generally ranging from an initial term of six to 12 months. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The property is wood framed with exteriors consisting of a combination of brick masonry and Hardiplank with painted wood trim accents. The clubhouse exterior walls are constructed with stone at the base of the walls and stucco wall accents. All buildings have pitched roofs with asphalt shingles. The buildings are set on concrete slab-on-grade foundations. The property has a parking ratio of 1.80 spaces per unit. 210 of its 482 parking spaces are carports and 58 are attached garages. The carports and attached garages rent for $35 and $75 per month, respectively. The clubhouse has a wood-burning fireplace, kitchen with stainless steel appliances, business center, 24-hour fitness center, lounge area, billiard tables, and a large screen television. Additional property amenities include a swimming pool with a fountain and spa, laundry facilities, and a barbeque/picnic area. The property provides curbside trash pickup. All apartment units have either an exterior balcony or a patio, washer/dryer connections and faux granite kitchen counters. The living rooms have crown moldings and the dining rooms have track lighting.

Electricity, cable, Internet, water and sewer are all paid by residents, while the property pays for trash collection.

Mansfield, Texas has convenient access to both Dallas and Fort Worth and is located 29 miles south of Dallas-Fort Worth International Airport and 11 miles south of Arlington. As new retail and healthcare amenities have been completed, Mansfield has attracted residents from other areas including many moving from the longer established mid-cities areas seeking a better quality of life. The population of Mansfield increased from 28,031 in 2000 to 51,300 in 2007, or about 12.0% per year on average, according the North Central Texas Council of Governments.

Towne Crossing Apartments generally competes with five other similar residential properties: Falls at Towne Crossing, Rock Ridge Ranch, SpyGlass Apartment Homes, Falcon Lakes and Chesterfield Apartments. All of these properties have similar amenities to those found at Towne Crossing Apartments. In order to compete well with these properties, management will continue to maintain Towne Crossing Apartments to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep Towne Crossing Apartments competitive in the market.

Carbon-Thompson Management, an unaffiliated third party, manages the property directly through a subcontract with Residential Management. We pay Residential Management up to 4.0% of the monthly gross cash receipts generated by Towne Crossing Apartments, 3.5% of which is re-allowed to Carbon-Thompson Management.

We currently have no plans for renovating, developing or expanding Towne Crossing Apartments. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in Towne Crossing will be approximately $22.3 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were $469,000, at a rate of 3.02%.

Villas of El Dorado

On November 2, 2007, we purchased Villas of El Dorado, or the El Dorado property, in McKinney, Texas from an unaffiliated third party for a purchase price of $18,000,000, plus closing costs. The El Dorado property is a 248-unit Class A apartment property. As of November 30, 2007, the El Dorado property was approximately 94.0% leased. We purchased the fee interest in the property through our wholly owned subsidiary, Apartment REIT Villas of El Dorado, LLC.

We financed the purchase price of the El Dorado property through our assumption of an existing secured loan of $13,600,000 on the property with The Bank of New York, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital Credit I., Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14; a secured loan of $3,195,000 in borrowings under a loan with Wachovia Bank, National Association; and $2,000,000 from funds raised through this offering. We paid an acquisition fee of $540,000, or 3.0% of the purchase price, to our advisor and its affiliate.

The El Dorado property is an apartment community consisting of one two-story building, 11 three-story buildings and a separate building containing a clubroom and leasing office on approximately 14 acres in McKinney, Texas. Construction of the property was completed in 2002. The property contains a net total of 193,000 rentable square feet. The average unit size is 777 square feet with rent averaging approximately $0.99 per square foot, compared to a market average unit size of 944 square feet and market rents averaging approximately $0.95 per square foot. The property contains 180 one-bedroom units, 60 two-bedroom units and eight three-bedroom units. As of November 30, 2007, the property had an average market rent of $768 per unit. The leased space is residential with leases generally ranging from an initial term of six to 12 months. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood-framed with exteriors consisting of brick masonry and stucco. All buildings have pitched roofs with asphalt shingles. The buildings are set on top of steel reinforced concrete slab-on-grade foundations supported by concrete spread footings. The property has a parking ratio of 1.65 spaces per unit. 248 of its 410 parking spaces are carports that rent for $15 a month. Additional property amenities include a swimming pool with hot tub, laundry facility, barbeque/picnic area and playground. All units have full size washer/dryer connections.

Interior features include kitchen islands or peninsulas, built-in computer desks, built-in bookshelves, nine-foot ceilings, garden size tubs in master bedrooms and ceiling fans. All apartment units have either an exterior balcony or a patio. All bedrooms have walk-in closets. The kitchen appliance package includes microwave ovens.

Electricity, cable and Internet are all paid by residents, while the property bills its water/sewer expense back to residents.

McKinney, Texas is located in the Dallas-Forth Worth metropolitan area. During the period from 2000 to 2005, McKinney’s population grew by 40,500, or approximately 15% per year, and the population almost quintupled to over 100,000 during the past ten years. The city is nearby major freeways serving the Dallas-Fort Worth metropolitan area including Central Expressway and SH-121.

McKinney had a residential vacancy rate of 7.6% in the third quarter of 2007 versus 6.7% one year prior. As of September 30, 2007, the overall average rent was $905, reflecting a 3% increase over the year-ago average rent of $878. Since the second quarter of 2007, the average rent has increased 1.2%, which equals an annualized rental increase of 4.8%.

The El Dorado property generally competes with five other similar residential properties: Saxon Woods, The Mansions at Stone Bridge Ranch, The Villas of Stone Bridge Ranch, The Havens at El Dorado and AMLI at Stone Bridge Ranch. All of these properties have similar amenities to those found at the El Dorado property. In order to compete well with these properties, management will continue to maintain the El Dorado property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the El Dorado property competitive in the market.

Residential Management manages the property pursuant to a management agreement. We will pay Residential Management 4.0% of the monthly gross cash receipts generated by the El Dorado property, in addition to certain reimbursable out-of-pocket and on-site personnel costs.

We currently have no plans for renovating, developing or expanding the El Dorado property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the El Dorado property will be approximately $18.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were $293,000, at a rate of 2.5%.

Proposed Acquisitions

The Myrtles at Olde Towne

On November 30, 2007, our board of directors approved the acquisition of the Myrtles at Olde Towne, or the Myrtles property, located in Portsmouth, Virginia. The Myrtles property is a 246-unit garden-style apartment property which consists of six three-story residential buildings, as well as a clubhouse, movie theater and business center. The property was completed in 2005 and contains approximately 221,238 rentable square feet. As of November 30, 2007, the property is 89.4% leased.

We anticipate purchasing the Myrtles property for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $1,080,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Myrtles property.

The Heights at Olde Towne

On November 30, 2007, our board of directors approved the acquisition of the Heights at Olde Towne, or the Heights property, also located in Portsmouth, Virginia. The Heights property is a 148-unit high-rise apartment property which consists of two eight-story residential buildings. The property was completed in 1972 and underwent renovations between 2003 and 2006. The Heights property contains approximately 118,262 rentable square feet. As of November 30, 2007, the property is currently 93.2% leased.

We anticipate purchasing the Heights property for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $510,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Heights property.

MANAGEMENT OF OUR COMPANY

General

We operate under the direction of our board of directors, which is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision.

Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Our board of directors is comprised of five individuals, three of whom are independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor. Serving as a director of an affiliated company does not, by itself, preclude a director from being considered an independent director, in accordance with the guidelines of NASAA applicable to REITs.

The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including acquisition fees, servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

The Directors and Executive Officers

Our board of directors currently consists of five members, a majority of whom are independent. All of the directors serve one-year terms or until their successors are elected and qualify, whichever occurs first.

The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position

Stanley J. (“Jay”) Olander, Jr.	53	Chief Executive Officer, President and Chairman of the Board of Directors
David L. Carneal	43	Executive Vice President and Chief Operating Officer
Gus G. Remppies	47	Executive Vice President and Chief Investment Officer
Scott D. Peters	49	Executive Vice President and Director
Shannon K S Johnson	30	Chief Financial Officer
Andrea R. Biller	58	Secretary
Glenn W. Bunting, Jr.	63	Independent Director
Robert A. Gary, IV	53	Independent Director
W. Brand Inlow	54	Independent Director

Officers and Directors

Stanley J. (“Jay”) Olander, Jr. has been the Chief Executive Officer and a director of our company and the Chief Executive Officer of our advisor since December 2005. Since December 2006, he has also served as Chairman of our Board of Directors and since April 2007, he has served as our President and President of our advisor. Mr. Olander has also been a Managing Member of ROC REIT Advisors since 2006 and was a Managing Member of ROC Realty Advisors since 2005. Since July 2007, Mr. Olander has also served as Chief Executive Officer, President and Chairman of the Board of Residential Management, an indirect wholly owned subsidiary of our sponsor that provides property management services to apartment communities. Since December 2007, Mr. Olander has also served as the Executive Vice President, Multifamily Division of our sponsor. He served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He holds a bachelor’s degree in Business Administration from Radford University in Virginia and a master’s degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

David L. Carneal has been the Executive Vice President and Chief Operating Officer of our company and our advisor since December 2005. Mr. Carneal has also been a Managing Member of ROC REIT Advisors since 2006 and a managing member of ROC Realty Advisors since 2005. Since July 2007, Mr. Carneal has also served as an Executive Vice President of Residential Management. From 1998 to 2003, Mr. Carneal served as Senior Vice President of operations of Cornerstone Realty Income Trust, Inc., and from 2003 to 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multifamily property management companies including Trammell Crow Residential. Mr. Carneal holds a bachelor’s degree from the University of Virginia.

Gus G. Remppies has been the Executive Vice President and Chief Investment Officer of our company and our advisor since their formation. Mr. Remppies has also been a Managing Member of ROC REIT Advisors since 2006 and a Managing Member of ROC Realty Advisors since 2005. Since July 2007, Mr. Remppies has also served as an Executive Vice President of Residential Management. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone Realty Income Trust, Inc., and from 2003 to 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 30,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders.

He is a graduate of the University of Richmond in Virginia, where he received his degree in Business Administration.

Scott D. Peters has served as one of our directors since April 2007. He has also served as our Executive Vice President since December 2005 and served as our Chief Financial Officer from December 2005 through April 2006. Mr. Peters has also served as the Executive Vice President and Chief Financial Officer of our advisor since December 2005. Mr. Peters has also served as the Chief Executive Officer, President and a director of Grubb & Ellis, our sponsor, since December 2007, and the Chief Executive Officer and President of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis, since September 2006 and the Chairman of the Board of NNN Realty Advisors since December 2007. Mr. Peters has also served as a director of Residential Management since July 2007. Mr. Peters also has served as the Chief Executive Officer of Triple Net Properties since November 2006. From September 2004 to October 2006, Mr. Peters served as the Executive Vice President and Chief Financial Officer of Triple Net Properties. Since December 2005, Mr. Peters has also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006 and has served as Chief Executive Officer, Chairman of the Board and President of Grubb & Ellis Healthcare REIT, Inc. since April 2006, January 2006 and June 2007, respectively. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded real estate investment trust. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University in Ohio.

Shannon K S Johnson has served as our Chief Financial Officer since April 2006. Ms. Johnson has also served as the Financial Reporting Manager for Triple Net Properties since January 2006 and has served as the Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. since August 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her Bachelor of Arts in Business-Economics and a minor in Accounting from the University of California, Los Angeles.

Andrea R. Biller has served as our Secretary and as General Counsel of our advisor December 2005. She has also served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis, our sponsor, since December 2007, and of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since September 2006 and a director of NNN Realty Advisors since December 2007. She has served as General Counsel for Triple Net Properties since March 2003 and as Executive Vice President since January 2007. Ms. Biller has also served as the Secretary and Executive Vice President of G REIT, Inc. since June 2004 and December 2005, respectively, the Secretary of T REIT, Inc. from May 2004 to July 2007 and the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. since April 2006. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Glenn W. Bunting, Jr. has been a director of our company since its formation. He has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., and Apple REIT Six, Inc., and a former director of Cornerstone Realty Income Trust, Inc., where he served on that company’s audit committee. Mr. Bunting holds a BS in Business Administration from Campbell University in North Carolina.

Robert A. Gary, IV has been a director of our company since December 2005. He is the chairperson and financial expert for our company’s audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary and Shreaves, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His accounting practice focuses on general business consulting, employee benefits and executive compensation, and estate planning and administration. Mr. Gary is a former director of Cornerstone Realty Income Trust, Inc., where he served as chairperson of the company’s audit committee. He holds a BS in Accounting from Wake Forest University in North Carolina and an MBA from the University of Virginia’s Darden School. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.

W. Brand Inlow has been a director of our company since December 2005. He is a principal, co-founder, and serves as Director of Acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the southeast formed in October 2004. Since November 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, Virginia conducts commercial real estate brokerage. Mr. Inlow also is President of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as President of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through November 2003. Prior to joining Summit Realty, from December 1999 to August 2001, he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia, where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from December 1992 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded REIT, as Assistant Vice President and Senior Acquisition Analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a director of G REIT, Inc. and as the trustee for T REIT Liquidating Trust.

Committees of Our Board of Directors

We have three standing committees, the audit committee, the executive committee and the acquisition committee. From time to time the board of directors may establish certain other committees to facilitate the management of our company.

Audit Committee.  We have an audit committee which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently the audit committee includes Messrs. Gary, Bunting, and Inlow, all of whom are independent directors. Mr. Gary is designated as the audit committee financial expert. The audit committee:

•	makes recommendations to our board of directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Committee.  In March 2007, we established an executive committee that is entitled to exercise all of the powers of the board of directors, except for those prohibited by law. The executive committee currently consists of Messrs. Olander, Gary, Bunting, Inlow and Peters. Mr. Olander serves as the Chairman of the executive committee.

Acquisition Committee.  Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially, the acquisition committee will be comprised of all members of our board of directors. Our advisor will recommend suitable properties for consideration by the acquisition committee. If the members of the acquisition committee approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Executive Compensation Committee.  We currently do not have, but we anticipate in the future that we will have, an executive compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. However, at a later date, the executive compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934.

Nominating and Corporate Governance Committee.  We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting policies with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the board of directors, conducting candidate searches and interviews, overseeing and evaluating the board of directors and our management, evaluating from time to time the appropriate size and composition of the board of directors and recommending, as appropriate, increases, decreases and changes to the composition of the board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Incentive Award Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting and Executive Committee meeting attended in person or by telephone, and $500 for each committee meeting, other than an Executive Committee meeting, attended in person or by telephone, and an additional $2,000 to the Audit Committee chair for each Audit Committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the Audit Committee Chairman.

•	Equity Compensation. Upon initial election to the board, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The restricted shares will vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of the Board of Directors. Independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.

The following table sets forth the compensation earned by our directors from us in 2006:

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
	Cash ($)	($)	($)	($)	Earnings ($)	($)	($)
Name(a)	(b)(1)	(c)(2)	(d)	(e)	(f)	(g)	(h)

Stanley J. Olander, Jr.(3)	$—	$—	$—	$—	$—	$—	$—
Glenn W. Bunting, Jr.	$13,667	$2,890	$—	$—	$—	$—	$16,557
Robert A. Gary, IV	$17,667	$2,890	$—	$—	$—	$—	$20,557
W. Brand Inlow	$12,667	$2,890	$—	$—	$—	$—	$15,557
D. Fleet Wallace(4)	$9,431	$2,000	$—	$—	$—	$—	$11,431
Louis J. Rogers(5)	$—	$—	$—	$—	$—	$—	$—
Scott D. Peters(6)	$—	$—	$—	$—	$—	$—	$—

(1)	Consists of the amounts described below.

		Basic Annual
		Retainer	Meeting Fees
Director	Role	($)	($)

Olander(3)	Chairman of the Board	$—	$—
Bunting	Member, Audit Committee	$6,667	$7,000
Gary	Chairman, Audit Committee	$6,667	$11,000
Inlow	Member, Audit Committee	$6,667	$6,000
Wallace(4)	Member, Audit Committee	$4,931	$4,500
Rogers(5)	Director	$—	$—
Peters(6)	Member	$—	$—

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by the Company in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our statement of operations for the period from January 10, 2006 (Date of Inception) through December 31, 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each independent director during 2006, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)).

		Number of	Full Grant Date
		Restricted	Fair Value of
		Shares	Award
Director	Grant Date	(#)	($)

Olander(3)	—	—	$—
Bunting	7/19/06	1,000	$10,000
Gary	7/19/06	1,000	$10,000
Inlow	7/19/06	1,000	$10,000
Wallace(4)	7/19/06	1,000	$10,000
Rogers(5)	—	—	$—
Peters(6)	—	—	$—

The following table shows the aggregate numbers of nonvested restricted shares of common stock held by each director as of December 31, 2006:

Director	Nonvested Restricted Stock

Olander(3)	—
Bunting	800
Gary	800
Inlow	800
Wallace(4)	—
Rogers(5)	—
Peters(6)	—

(3)	Mr. Olander is not an independent director and did not receive any compensation from us as a director.

(4)	Effective November 16, 2006, D. Fleet Wallace resigned from our Board of Directors.

(5)	Mr. Rogers no longer serves as one of our directors. While Mr. Rogers was a director, he was not an independent director and did not receive any compensation from us as a director.

(6)	Mr. Peters was appointed to serve as a non-independent director on April 12, 2007. As a non-independent director, Mr. Peters does not receive any compensation from us.

Executive Officer Compensation

We have no employees and our company’s executive officers are all employees of our advisor and/or its affiliates. We cannot determine at this time if or when we might hire any employees, although we do not anticipate hiring any employees for the twelve month period following the commencement of this offering. Our executive officers and key employees of our advisor are compensated by our advisor and/or its affiliates and will not receive any compensation from us for their services. However, our officers and key employees of our advisor will be eligible for awards under our 2006 incentive award plan. As of the commencement of this offering, no awards have been granted to our executive officers or our advisor’s key employees under this plan.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or insider participation as to compensation decisions.

2006 Incentive Award Plan

The following is a summary of the principal features of the 2006 incentive award plan, as amended, or the 2006 plan, as it is currently proposed. This summary highlights information from the 2006 plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the 2006 plan, you should carefully read the entire 2006 plan, including the amendment to the plan, which are included as exhibits to the registration statement, of which this prospectus is a part.

Securities Subject to the 2006 Plan

The shares of stock subject to the 2006 plan will be our common stock. Under the terms of the 2006 plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights, or SARs, and other awards will be no more than 2,000,000 shares, subject to adjustment under specified circumstances.

Awards Under the 2006 Plan

The board of directors, or a committee of the board, will be the administrator of the 2006 plan. The 2006 plan provides that the administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Our officers, employees, consultants and non-officer directors, as well as key employees of our advisor and its managing member, are eligible to receive awards under the 2006 plan. The administrator determines which of our officers, employees, consultants, non-officer directors and key employees of our advisor and its managing member will be granted awards.

Nonqualified stock options, or NQSOs, will provide for the right to purchase our common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may not be less than fair market value on the date of grant, and usually will become exercisable, in the discretion of the administrator, in one or more installments after the grant date. In any event, the exercise price of a NQSO may not be less than 85% of the fair market value on the date of grant. The exercisability of the installments of a NQSO may be subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

Incentive stock options, or ISOs, will be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs generally must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to officers and employees and must expire within ten years from the date of grant. In the case of an ISO granted to an individual who owns, or is deemed to own, at least 10% of the total combined voting power of all of our classes of stock, the 2006 plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO must expire within five years from the date of grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the vesting conditions are not met. In general, restricted stock may not be sold or otherwise hypothecated or transferred and will be held in escrow until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and may receive distributions prior to the time the restrictions lapse. Also, distributions on restricted stock may be subject to vesting conditions and restrictions.

Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator. Like restricted stock, deferred stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or distribution rights prior to the time when the vesting conditions are satisfied.

Stock appreciation rights may be granted in connection with stock options or separately. SARs granted by the administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option, but alternatively may be based upon an exercise price determined by the administrator. Except as required by Section 162(m) of the Code with respect to any SAR intended to qualify as performance-based compensation, there are no restrictions specified in the 2006 plan on the exercise prices of SARs, although restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash or our common stock or a combination of both.

Distribution equivalents represent the value of the distributions per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Performance awards may be granted by the administrator to officers, employees or consultants based upon, among other things, the achievement of performance goals. Generally, these awards will be based upon specific performance criteria and may be paid in cash or our common stock or a combination of both. Performance awards to officers, employees and consultants may also include bonuses granted by the administrator, which may be payable in cash or our common stock or a combination of both.

Stock payments may be authorized by the administrator in the form of shares of our common stock or an option or other right to purchase our common stock as part of a deferred compensation arrangement in lieu of all or any part of cash compensation, including bonuses, that would otherwise be payable to the officer, employee or consultant. Stock payments may be based on the achievement of performance goals.

The administrator may designate officers and employees as Section 162(m) participants, whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to Section 162(m) participants options, restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of performance goals for our company, or any subsidiary, division or operating unit of our company related to one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	earnings before interest, taxes, depreciation and/or amortization;

•	return on equity;

•	return on invested capital or assets;

•	FFO;

•	cost reductions or savings; or

•	appreciation in the fair market value of a share of our common stock.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2006 plan to any individual in any calendar year may not exceed 250,000 shares. In addition, the maximum amount of cash that may be paid as a cash bonus to any individual in any calendar year is $1,000,000.

Automatic Grants of Restricted Stock to Non-Officer Directors

Each of our current non-officer directors received an automatic grant of 1,000 shares of restricted stock on July 19, 2006 and an automatic grant of 1,000 shares of restricted stock upon their subsequent election each year. Each person who thereafter is elected or appointed as a non-officer director will receive an automatic grant of 1,000 shares of restricted stock on the date such person is first elected as a non-officer director and an automatic grant of 1,000 shares of restricted stock upon their subsequent election each year. To the extent allowed by applicable law, the non-officer directors will not be required to pay any purchase price for these grants of restricted stock. The restricted stock will vest 20.0% at the time of grant and 20.0% on each anniversary thereafter over four years from the date of grant. All restricted stock may receive distributions, whether vested or unvested.

Pursuant to these arrangements, we granted collectively 4,000 shares of restricted stock to our non-officer directors on July 19, 2006. The value of the restricted stock granted was $40,000. On November 16, 2006, D. Fleet Wallace resigned from our board of directors and forfeited 800 shares of restricted stock. On June 12, 2007, we issued an additional 1,000 shares of restricted common stock to each of our three non-officer directors. The value of the restricted stock granted was $30,000.

Amendment and Termination of the 2006 Plan

The board of directors may not, without stockholder approval given within 12 months of the board’s action, amend the 2006 plan to increase the number of shares of our stock that may be issued under the 2006 plan.

The board of directors may terminate the 2006 plan at any time. The 2006 plan will be in effect until terminated by the board of directors. However, in no event may any award be granted under the 2006 plan after ten years following the 2006 plan’s effective date. Except as indicated above, the board of directors may modify the 2006 plan from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our advisor is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our advisor or its affiliates will receive the fees and reimbursements from our company set forth in “Compensation Table,” including an asset management fee for supervising the management and operation of properties that we acquire and an acquisition fee for the due diligence, selection and acquisition of properties that we acquire.

Triple Net Properties owns a 50.0% managing member interest in our advisor and is an indirect wholly owned subsidiary of Grubb & Ellis, Anthony W. Thompson serves as the Chairman of the Board of Grubb & Ellis and owns approximately 14.0% of Grubb & Ellis.

Grubb & Ellis is the ultimate parent of NNN Capital Corp., the dealer manager in this offering. The fees payable to NNN Capital Corp. are set forth in “Compensation Table” and include selling commissions, marketing allowance and accountable due diligence expense reimbursements. Grubb & Ellis is also the ultimate parent of Realty, an affiliate of our advisor that provides real estate brokerage and other services for our properties, and a Residential Management, which will provide property management services to some of the properties we acquire. The fees payable to Realty and Residential Management are set forth in “Compensation Table” and include acquisition fees, property management fees and disposition fees.

ROC REIT Advisors owns a 25.0% non-managing member interest in our advisor. The members of ROC REIT Advisors are Stanley J. Olander, Jr., our Chief Executive Officer and our advisor’s Chief Executive Officer; Gus G. Remppies, our Executive Vice President and Chief Investment Officer and our advisor’s Executive Vice President and Chief Investment Officer; and David L. Carneal, our Executive Vice President and Chief Operating Officer and our advisor’s Executive Vice President and Chief Operating Officer.

NNN Apartment Management owns a 25.0% non-managing member interest in our advisor. The members of NNN Apartment Management include Scott D. Peters, our Executive Vice President and a director and our advisor’s Executive Vice President and Chief Financial Officer; Andrea R. Biller, our Secretary and our advisor’s General Counsel; and Triple Net Properties for the benefits & other employees who perform service for US.

Our advisor has purchased 22,223 shares of our common stock at a price of $9.00 per share, or $200,007, to satisfy the requirements of NASAA. Our advisor purchased those shares for cash and may not sell these shares for as long as it serves as the advisor to our company; however, our advisor may transfer all or a portion of these shares to its affiliates, although it has no current intention to do so. Such affiliates would be subject to the same restrictions on transfer for as long as Triple Net Properties serves as our advisor.

OUR ADVISOR

Our advisor, Grubb & Ellis Apartment REIT Advisor, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a Virginia limited liability company that was formed in December 2005. Our advisor does not provide management services to any other entities and does not intend to do so in the future. However, there are no limitations in our charter, bylaws or policies prohibiting or limiting our advisor in providing these services to another entity, with the exception of our advisor’s fiduciary duties to us and our right of first opportunity to acquire Class A income producing apartment communities. Our advisor is affiliated with our company in that several of our officers, Messrs. Remppies and Carneal and Ms. Biller, and two of our officers and directors, Messrs. Olander and Peters, also are owners and officers of our advisor. Messrs. Peters and Olander and Ms. Biller also own interests in and serve as an officer, director, key employee or manager of Grubb & Ellis, the ultimate parent of Triple Net Properties, the parent and manager of our advisor, and certain of its affiliates. Our advisor may engage Realty, its affiliated real estate brokerage and management company, or Residential Management, its affiliated property management company, both of which are owned by Grubb & Ellis, to provide a number of services in connection with our properties.

Management

The following table sets forth information with respect to our advisor’s executive officers:

Name	Position

Stanley J. (“Jay”) Olander, Jr.	Chief Executive Officer and President
Scott D. Peters	Executive Vice President and Chief Financial Officer
Andrea R. Biller	General Counsel
David L. Carneal	Executive Vice President and Chief Operating Officer
Gus G. Remppies	Executive Vice President and Chief Investment Officer

The background of each of our advisor’s executive officers is described under “Management of Our Company — The Directors and Executive Officers.”

The Advisory Agreement

Under the terms of the advisory agreement, our advisor generally:

•	has responsibility for day-to-day operations of our company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	may render other property-level services if our board of directors requests.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor has a fiduciary duty to our company’s stockholders as provided under the Maryland General Corporation Law and the interpretations thereof under Maryland common law. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Expenses.  Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year. This limitation does not apply to our organizational and offering expenses, which have a separate limitation equal to 15.0% of our gross proceeds. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. Our board of directors, including a majority of our independent directors, must determine at least annually that the expenses incurred by our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Term.  The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty.

If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possess sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.

If we liquidate all or a portion of our assets, our advisor may be entitled to compensation pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table.” Additionally, if the advisory agreement is terminated in connection with the listing of our shares of common stock on a national exchange or a national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, our company may choose to redeem our advisor as a special limited partner in our operating partnership, which would entitle it to receive cash, or if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the advisor’s internalization into our company, the advisory agreement provides that for the appointment of a special committee of the board of directors comprised of all of the independent directors. This special committee will be authorized to engage it owns independent financial advisor and/or legal counsel to, among other things, negotiate with the advisor regarding a possible internalization and the compensation payable to the advisor. In determining such compensation, the special committee will consider factors including, but not limited to, our advisor’s performance compared to the performance of other advisors for similar entities that the special committee believes are relevant in making the determination, any available valuations for such advisors and independent legal and financial advice. Any amounts to be paid to our advisor pursuant to the advisory agreement cannot be determined at the present time.

Our Right of First Opportunity.  The advisory agreement gives us the first opportunity to purchase any Class A income-producing apartment communities placed under contract by our advisor that satisfy our investment objectives, so long as our acquisition committee or board of directors votes to make the purchase within seven days of being offered such property by our advisor. If our board of directors does not vote to make such purchase within seven days of being offered such property, the advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.

Possible Internalization.  Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of our advisor into our company and the termination of the advisory agreement, with the consideration in such internalization and for such termination to be determined by our company and our advisor. In the event our advisor is internalized into our company, some of our advisor’s executives may become executives and/or employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our executives and employees and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

Indemnification.  We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interests;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Other Services.  In addition to the services described above to be provided by our advisor and its affiliates, if we request, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation for other such services exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

GRUBB & ELLIS COMPANY, NNN REALTY ADVISORS, INC. AND
TRIPLE NET PROPERTIES, LLC

Grubb & Ellis, headquartered in Santa Ana, California, is one of the largest and most respected commercial real estate services companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

On December 7, 2007, NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisors stockholders own approximately 60.1% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer and President of Grubb & Ellis.

The merger combines one of the world’s leading full-service commercial real estate organizations with a leading sponsor of commercial real estate programs to create a diversified real estate services business providing a complete range of transaction, management and consulting services, and possessing a strong platform for continued growth. Grubb & Ellis continues to use the “Grubb & Ellis” name and continues to be listed on the New York Stock Exchange under the ticker symbol “GBE.”

NNN Realty Advisors, headquartered in Santa Ana, California, is a full-service commercial real estate asset management and services firm. NNN Realty Advisors sponsors real estate investment programs to provide investors with the opportunity to engage in tax-deferred exchanges of real property and to invest in other real estate investment vehicles. NNN Realty Advisors raises capital for these programs through an extensive network of broker-dealer relationships. NNN Realty Advisors also structures, acquires, manages and disposes of real estate for these programs, earning fees for each of these services. NNN Realty Advisors is one of the largest sponsors of tenant in common, or TIC, programs marketed as securities and also sponsors and advises public non-traded real estate investment trusts, or REITs, and real estate investment funds. NNN Realty Advisors was formed in September 2006 and is the parent of Triple Net Properties, NNN Capital Corp, Realty and Residential Management.

Triple Net Properties offers a diverse line of investment products as well as a full-range of services including asset and property management, brokerage, leasing, analysis and consultation. It manages a growing portfolio of over 39.1 million square feet of commercial properties, including more than 10,000 apartment units, with a combined market value of approximately $5.4 billion. Triple Net Properties and its affiliates are currently buying and selling properties throughout the United States, though many recent acquisitions are located in California, Texas and Florida, which the U.S. Census Bureau forecasts to be the top three states for population growth over the next 25 years. Triple Net Properties also acquired commercial real estate properties in Colorado, Arizona, Wisconsin, Missouri, Illinois and Oregon in 2005. Triple Net Properties is also an active seller of real estate, bringing many of its investment programs full cycle.

Anthony “Tony” W. Thompson is the Chairman of the Board of Grubb & Ellis and owns approximately 14.0% of the outstanding common stock of Grubb & Ellis. Mr. Thompson is also the founder of Triple Net Properties, the parent and manager of our advisor. Mr. Thompson also served as the Chairman of the Board of NNN Realty Advisors from its inception in September 2006 to December 2007. Mr. Thompson was the Chairman of Triple Net Properties from its inception in April 1998 to November 2006 and was its Chief

Executive Officer from inception to October 2006, and was its President from inception until September 2004. Mr. Thompson served as Chief Executive Officer and President of T REIT, Inc. from December 1999 through August 2004 and served as the Chief Executive Officer and President of G REIT, Inc. from December 2001 through December 2005. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson is the former President and Chairman of the Board of our dealer manager, NNN Capital Corp. He is also a registered securities principal with FINRA. Mr. Thompson currently serves as the Chairman of the Board of G REIT, Inc. He is a 1969 graduate of Sterling College with a BS degree in economics. He is a member of the Sterling College board of trustees and various other charitable and civic organizations.

COMPENSATION TABLE

The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and their affiliates and the broker dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

Average Invested Assets means, for any period, the average of the aggregate book value of our assets, including property-related debt, that are invested, directly or indirectly, in real estate assets or in equity interests and in loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

Invested Capital means the gross proceeds from the sale of the shares of common stock in this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

Our advisor, the dealer manager and their affiliates will not be compensated for any services other than those which have been disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we will not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

OFFERING STAGE

Method of
Type of Compensation	Compensation	Estimated Amount

Selling Commissions	The dealer manager will receive up to 7.0% of the gross proceeds of this offering, or $0.70 for each share sold. The dealer manager may reallow a portion of the selling commissions to broker dealers for each share they sell. Shares purchased under the distribution reinvestment plan will be purchased without selling commissions.	Actual amount depends upon the number of shares sold. The dealer manager will receive a total of $140,000 if the minimum offering is sold and $70,000,000 if the maximum offering is sold.

Marketing Allowance and Accountable Due Diligence Expense Reimbursements	We will pay the dealer manager an amount up to 3.0% of the gross proceeds of this offering as follows: Up to 2.5% of the gross proceeds of this offering as an allowance to pay expenses associated with non-accountable marketing fees, wholesaling fees, expense reimbursements, sales seminars and volume discounts, and up to 0.5% of the gross offering proceeds for reimbursement of accountable bona fide due diligence expenses. The dealer manager may reallow up to 1.5% of the gross offering proceeds for non-accountable marketing fees and expenses and 0.5% of the gross offering proceeds for accountable bona fide due diligence expense reimbursement to broker dealers participating in this offering. We will not pay this fee with respect to shares purchased under the distribution reinvestment plan.	Actual amount depends upon the number of shares sold. A total of $60,000 will be paid if the minimum offering is sold and $30,000,000 will be paid if the maximum offering is sold.

Method of
Type of Compensation	Compensation	Estimated Amount

Other Organizational and Offering Expenses	Our advisor or one of its affiliates may advance, and we will reimburse it for, organizational and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees and printing costs as well as reimbursements for costs to prepare sales materials and our company’s conduct of educational conferences and retail seminars. We estimate such expenses will be approximately 1.5% of the gross proceeds of this offering. The reimbursement of these expenses is not subject to the limitation on reimbursements for operating expenses to our advisor or one of its affiliates, which, for any four consecutive fiscal quarters then ended, cannot exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year. However, our organizational and offering expenses (including selling commissions and marketing and due diligence expenses) are limited to 15.0% of the gross proceeds of this offering. We will not pay this fee with respect to shares purchased under the distribution reinvestment plan.	Actual amounts will be based on actual funds advanced. We estimate that a total of $30,000 will be reimbursed if the minimum offering is sold and $15,000,000 will be reimbursed if the maximum offering is sold.

ACQUISITION STAGE

Method of
Type of Compensation	Compensation	Estimated Amount

Acquisition Fee	For its services in connection with the due diligence, selection and acquisition of a property, our advisor or one of its affiliates may receive an acquisition fee from our company equal to up to 3.0% of the purchase price of the property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. A portion of the acquisition fee may be paid at our advisor’s discretion to third-party developers for services rendered. Acquisition fees will be payable on the acquisition of a specific property, on the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction, or on the completion of development of a property or properties for our company.	Actual amounts depend upon the purchase price of properties acquired or the total development cost of properties acquired for development.

Method of
Type of Compensation	Compensation	Estimated Amount

Reimbursement of Acquisition Expenses	We will reimburse our advisor or one of its affiliates for any and all expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of and investing in properties. Acquisition expenses will not exceed 0.5% of the purchase price. The reimbursement of acquisition fees and expenses cannot exceed 6.0% of the purchase price or total development cost, as applicable, for a property unless fees in excess of such amount are approved by a majority of our directors not interested in the transaction and by a majority of our independent directors not interested in the transaction.	Actual amounts depend upon the actual expenses incurred.

OPERATING STAGE

Method of
Type of Compensation	Compensation	Estimated Amount

Asset Management Fee	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum of our invested capital, we will pay our advisor or one of its affiliates an annual asset management fee for managing our day-to-day operations, which will be equal to 1.0% of our average invested assets.	Actual amounts depend upon distributions to our stockholders and assets invested by our company, and, therefore, cannot be determined at the present time.

Method of
Type of Compensation	Compensation	Estimated Amount

Average invested assets include any property-related debt; therefore, fully leveraging our portfolio would increase the asset management fee payable to the advisor. The asset management fee will be calculated and payable monthly in cash or shares, at the option of the advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. The asset management fee calculation will be subject to quarterly and annual reconciliations. The asset management fee may be deferred at the option of the advisor, without interest.

Property Management Fee	We will pay Realty or Residential Management, our advisor’s affiliated property management companies, a property management fee equal to 4.0% of the monthly gross receipts from any properties it manages. This fee will be paid monthly. Realty and Residential Management subcontract certain property management services to third parties and are responsible for paying all fees due such third party contractors.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Compensation for Additional Services	If we request our advisor or one of its affiliates to render services for our company other than those required to be rendered by our advisor under the advisory agreement, the additional services, if our advisor elects to perform them, will be compensated separately on terms to be agreed upon between our advisor or its affiliate and us. The rate of compensation for these services must be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. The advisor reserves the right to subcontract these services to third parties and will pay all fees due such third party contractors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.

Method of
Type of Compensation	Compensation	Estimated Amount

Reimbursable Expenses	We will reimburse our advisor or one of its affiliates for:

	• our company’s organizational and offering expenses; provided, however, that within 60 days after the end of the month in which the offering terminates, our advisor will reimburse our company for any organizational and offering expenses reimbursement received by our advisor, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of our company, such excess shall be subtracted from the next reimbursement of expenses to be made by us;	Actual amounts to be paid depend upon results of operations. We will not reimburse our advisor or one of its affiliates at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of average invested assets or 25.0% of net income for such year. Any amounts in excess of those amounts will be repaid to us within 60 days after the end of the fiscal year.
• acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;
• the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;
• interest and other costs for borrowed money, including discounts, points and other similar fees;
• taxes and assessments on income of our company or its real estate assets;
• costs associated with insurance required in connection with our business or by our directors;

Method of
Type of Compensation	Compensation	Estimated Amount

• expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company.

• all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

• expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

• expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;
• expenses of amending, converting, liquidating or terminating our company or the charter;

• expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

Method of
Type of Compensation	Compensation	Estimated Amount

• administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

• transfer agent and registrar’s fees and charges paid to third parties; and
• audit, accounting, legal and other professional fees.
We will reimburse our advisor for operating expenses; provided, however, we will not reimburse our advisor for any operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year unless our independent directors find that, based on unusual and non-recurring factors they deem sufficient, a higher level of expenses is justified. This limitation does not apply to expenses listed above in the first, second, fourth, fifth, seventh and ninth bullets, as is consistent with the guidelines of NASAA applicable to REITs. Any amount exceeding the greater of 2.0% of average invested assets or 25.0% of our net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year.

DISPOSITION/LIQUIDATION STAGE

Method of
Type of Compensation	Compensation	Estimated Amount

Disposition Fee	We will pay our advisor or one of its affiliates a disposition fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 1.75% of the property’s contract sales price or 50.0% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

Method of
Type of Compensation	Compensation	Estimated Amount

added to the sums paid to unaffiliated parties, will not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6.0% of the contracted for sales price. Payment of such fees will be made only if our advisor or its affiliate provides a substantial amount of services in connection with the sale of the property. We will pay the disposition fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.

Incentive Distribution Upon Sales	Our operating partnership will pay to our advisor an incentive distribution upon the sale of a property equal to 15.0% of the net proceeds from the sale after our company has received, and paid to our stockholders, the sum of:	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.
• our Invested Capital, and

• any remaining shortfall in the 8.0% return on Invested Capital.

If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8.0% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of the Invested Capital and a full distribution of the 8.0% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

Until such time as stockholders receive such 8.0% return, our advisor will not receive any

Method of
Type of Compensation	Compensation	Estimated Amount

incentive distributions. There is no assurance we will be able to pay a 8.0% annual return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation.
Incentive Distribution Upon Listing	Upon termination of the advisory agreement due to listing of our shares on a national securities exchange or national market system, our advisor will be entitled to an incentive distribution equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8.0% per annum cumulative, non-compounded return on such invested capital. This distribution may be in the form of cash, units of limited partnership interest in our operating partnership or shares of our common stock.

A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended.

There is no assurance we will be able to pay an annual 8.0% return to our stockholders. Thus, the 8.0% return is disclosed solely as a measure for our advisor’s incentive compensation. Upon our advisor’s receipt of the incentive distribution upon listing, our

Method of
Type of Compensation	Compensation	Estimated Amount

	advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.	Actual amounts depend upon the market value of our outstanding stock at the time of listing, among other factors, and, therefore, cannot be determined at the present time.

Method of
Type of Compensation	Compensation	Estimated Amount

Fees payable upon termination of Advisory Agreement	Upon termination of the advisory agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be entitled to compensation to be determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. In connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may cause our operating partnership to redeem our advisor’s special limited partner units, for cash, units of limited partnership interests in our operating partnership or shares of our common stock, in an amount equal to what our advisor would have received pursuant to the incentive distribution upon sales if our operating partnership immediately sold all of its assets at fair market value. Actual amount depends upon many factors to be negotiated between our advisor and our independent directors and, therefore, cannot be determined at the present time.

We do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Additional Payments for Additional Services

As specified in our advisory agreement, in extraordinary circumstances, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

Extraordinary circumstances will be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitation on Reimbursements

No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

The total of all acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets or

•	25% of our net income for such year.

The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send our stockholders a written disclosure of such fact.

Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	the incentive distribution paid to our advisor; and

•	acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

Additional Important Information on Compensation to Our Affiliates

Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions.

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by NNN Realty Advisors our former sponsor and wholly owned subsidiary of our current sponsor, Grubb & Ellis and Triple Net Properties, an indirect wholly owned subsidiary of Grubb & Ellis or collectively, NNN Realty Advisors Group, through December 31, 2006. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior notes and real estate programs.

From inception through December 31, 2006, NNN Realty Advisors Group served as an advisor, sponsor or manager to 165 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. From inception through December 31, 2006, there were six public real estate programs and 159 private real estate programs. NNN Realty Advisors Group also served as sponsor and manager of four private notes programs.

Each of the private real estate programs, other than Western Real Estate Investment Trust, began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus, the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by NNN Realty Advisors Group as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by NNN Realty Advisors Group, it is referred to by NNN Realty Advisors Group as a “Complex Ownership Structure.”

The public programs include four corporations, G REIT, Inc., T REIT, Inc., and Grubb & Ellis Apartment REIT, Inc. which have qualified as REITs and Grubb & Ellis Healthcare REIT, Inc., which intends to qualify as a REIT, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly owned or partial interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller. However, Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Healthcare REIT, Inc. will not participate in tenant-in-common syndications or transactions.

In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.

NNN Realty Advisors Group maintains the day-to-day accounting for the LLC as well as the books and records for the property. In addition, NNN Realty Advisors Group is required to report financial data pertinent to the operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.

In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.

NNN Realty Advisors Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by NNN Realty Advisors Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. NNN Realty Advisors Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs (which are generally formed using LLCs) are prepared and presented by NNN Realty Advisors Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow NNN Realty Advisors Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

When the private program owns 100% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100% of the private program’s operating results are presented for the relevant years.

When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75.0%) and the remaining interest of the property (25.0%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75.0%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.

When a private real estate program acquires a 100% interest in the property but is jointly owned by a public entity investing directly in the private program, 100% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.

NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of NNN Realty Advisors Group for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Triple Net Properties is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Triple Net Properties, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

References in the Summary

•	References in this Summary to our Reorganization refer to the acquisition by NNN Realty Advisors in the fourth quarter of 2006 of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result of the Reorganization, NNN Realty Advisors become our sponsor until December 7, 2007, at which time Grubb & Ellis became our sponsor as a result of the merger with NNN Realty Advisors.

•	References in the Summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with NNN Realty Advisors Group.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who serves as the Chairman of the Board of Grubb & Ellis and owns approximately 14.0% of Grubb & Ellis.

•	References in the Summary to Mr. Rogers refer to Louis J. Rogers, who served as a director and owns approximately 3.0% of Grubb & Ellis and served as the former President of Triple Net Properties from September 2004 until April 2007.

•	References in the Summary to loans from affiliates of NNN Realty Advisors Group refer to loans from Cunningham Lending Group, LLC, which is 100.0% owned by Mr. Thompson, NNN 2004 Notes Program, LLC or NNN 2005 Notes Program, LLC. Loans made by these entities are unsecured loans which were not negotiated at arms length with interest rates ranging from 8.0% to 12.0%.

•	References in the Summary to shareholders of Triple Net Properties refer to individuals or entities that owned a membership interest in Triple Net Properties of less than 7.0% prior to the Reorganization.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than a 100% interest in the property.

During 2004, 2005 and 2006, NNN Realty Advisors Group-sponsored programs acquired 122 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Office	97
Apartments	22
Retail	1
Industrial	1
Land	1

Total	122

Location
Arizona	4
Arkansas	1
California	20
Colorado	6
Florida	11
Georgia	8
Illinois	1
Indiana	1
Maryland	1
Minnesota	2
Missouri	3
Nebraska	2
Nevada	4
New Jersey	2
North Carolina	8
Ohio	3
Oregon	2
Pennsylvania	3
South Carolina	2
Tennessee	3
Texas	31
Utah	1
Virginia	2
Wisconsin	1

Total	122

No. of
Method of Financing	Properties

All debt	0
All cash	7
Combination of cash and debt	115

Total	122

Public Programs

G REIT, Inc.

G REIT, Inc., or G REIT, was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as federal, state and local government offices, government contractors and/or government service providers. Triple Net Properties has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2006, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,867 investors. As of December 31, 2006, G REIT had purchased interests in 27 real estate properties amounting to an investment by G REIT of $878,955,000 (G REIT’s aggregate share of purchase price, including G REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, twelve of these properties had been sold. Of the 27 properties, nine (33.3%) were in California, seven (26.0%) were in Texas and one each (3.7%) was in Arizona, Colorado, Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. The properties, which are described below, are all commercial office buildings, except for one multi-tenant industrial complex. None of the property interests acquired by G REIT were apartment community assets, the primary focus of our company. On February 27, 2006, G REIT stockholders approved a plan of liquidation.

As of December 31, 2006, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Two Corporate Plaza	100.0%	office	11/27/02	$13,580,000	$10,160,000	161,000	Clear Lake, TX
Congress Center — TIC(1)	30.0%	office	01/09/03	$40,832,000	$28,763,000	519,000	Chicago, IL
Bay View Plaza(2)	97.68%	office	07/31/03	$11,385,000	$—	61,000	Alameda, CA
North Pointe Corporate Center	100.0%	office	08/11/03	$24,205,000	$15,600,000	133,000	Sacramento, CA
824 Market Street	100.0%	office	10/10/03	$31,900,000	$—	203,000	Wilmington, DE
Sutter Square Galleria	100.0%	office/ retail	10/28/03	$8,240,000	$4,024,000	61,000	Sacramento, CA
One World Trade Center	100.0%	office	12/05/03	$113,648,000	$77,000,000	573,000	Long Beach, CA
Madrona Buildings	100.0%	office	03/31/04	$45,900,000	$28,458,000	211,000	Torrance, CA
North Belt Corporate Center	100.0%	office	04/08/04	$12,675,000	$—	157,000	Houston, TX
Pacific Place	100.0%	office	05/26/04	$29,900,000	$—	324,000	Dallas, TX
Western Place I & II(3)	78.5%	office	07/23/04	$26,298,000	$18,840,000	430,000	Forth Worth, TX
One Financial Plaza(4)	77.6%	office	08/06/04	$28,712,000	$23,862,000	434,000	St. Louis, MO
Pax River Office Park	100.0%	office	08/06/04	$14,000,000	$—	172,000	Lexington Park, MD
Opus Plaza at Ken Caryl	100.0%	office	09/12/05	$10,176,000	$6,700,000	62,000	Littleton, CO
Eaton Freeway	100.0%	industrial	10/21/05	$7,588,000	$5,000,000	62,000	Phoenix, AZ

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT, Inc., own 12.3% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

(2)	An unaffiliated entity owns 2.32% of the property.

(3)	Unaffiliated entities own 21.5% of the property.

(4)	Unaffiliated entities own 22.4% of the property.

As of December 31, 2006, G REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

525 B Street (Golden Eagle)	06/14/04	08/10/05	100.0%	$10,550,000
Park Sahara	03/18/03	12/20/05	4.75%	$132,000
600 B Street (Comerica)	06/14/04	07/18/06	100.0%	$24,035,000
Hawthorne Plaza	04/20/04	09/14/06	100.0%	$29,956,000
AmberOaks Corporate Center	01/20/04	09/29/06	100.0%	$10,929,000
Brunswig Square	04/05/04	10/06/06	100.0%	$2,025,000
Centerpoint Corporate Park	12/30/03	10/17/06	100.0%	$20,539,000
5508 Highway West 290	09/13/02	11/14/06	100.0%	$—
Department of Children and Families Campus	04/25/03	11/15/06	100.0%	$1,170,000
Public Ledger Building	02/13/04	11/22/06	100.0%	$1,282,000
Atrium Building	01/31/03	12/15/06	100.0%	$(1,142,000)
Gemini Plaza	05/02/03	12/29/06	100.0%	$2,729,000

For the years ended December 31, 2002 and 2005, G REIT had a return of capital from cash distributions of $170,000 and $13,865,000, respectively. The source of cash to fund the distributions in 2002 was proceeds from the sale of G REIT’s securities. The source of cash to fund the distributions in 2005 was excess historical cash flows from operations.

T REIT, Inc.

T REIT, Inc., or T REIT, was formed as a Virginia corporation in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Triple Net Properties has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2006, T REIT had 1,878 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,786,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, eighteen of these properties had been sold. Of the 20 properties purchased by T REIT, four (20%) were in Nevada, four (20%) were in California, nine (45%) were in Texas, two (10%) were in North Dakota and one (5%) was in Illinois. The properties, which are described below, are all commercial office buildings. None of the property interests acquired by T REIT were apartment community assets, the primary focus of our company. On July 27, 2005, T REIT shareholders approved a plan of liquidation.

As of December 31, 2006, T REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — LLC(1)	10.3%	office	01/09/03	$14,019,000	$9,875,000	519,000	Chicago, IL
Enclave Parkway — LLC(2)	3.26%	office	12/22/03	$1,125,000	$769,000	207,000	Houston, TX

(1)	One affiliated public entity, NNN 2002 Value Fund, LLC, owns 12.3% of the property. One affiliated public entity, G REIT, Inc., owns 30.0% of the property. Unaffiliated entities own 47.4% of the property.

(2)	Unaffiliated entities own 96.74% of the property.

As of December 31, 2006, T REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	$104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	$70,000
Northstar Crossing Shopping Center	10/26/00	01/11/03	100.0%	$(191,000)
Thousand Oaks	12/06/00	08/11/03	100.0%	$2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0%	$874,000
Gateway Mall	01/29/03	03/18/04	100.0%	$769,000
Gateway Mall Land	02/27/04	09/09/04	100.0%	$854,000
Saddleback Financial Center	09/25/02	12/27/04	25.0%	$853,000
County Center Drive	09/28/01	04/19/05	16.0%	$191,000
City Center West A	03/15/02	07/28/05	89.1%	$5,972,000
Emerald Plaza	06/14/04	11/10/05	2.7%	$583,000
Pacific Corporate Park	03/25/02	12/28/05	22.8%	$487,000
Reno Trademark Building	09/04/01	01/23/06	40.0%	$1,280,000
Oakey Building	04/02/04	01/24/06	9.8%	$580,000
University Heights	08/22/02	01/31/06	100.0%	$456,000
AmberOaks Corporate Center	01/20/04	06/15/06	75.0%	$9,886,000
Titan Building & Plaza	04/17/02	07/21/06	48.5%	$2,398,000

For the years ended December 31, 2001, 2002, 2003 and 2004 and the period from January 1, 2005 through June 30, 2005, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000, $358,000 and $1,118,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from WREIT and one from NNN County Center Drive, LLC, affiliates of Triple Net Properties, and profit recognized on the sale of properties. The source of cash to fund distributions in 2003 was profit recognized on the sale of properties. The source of cash to fund distributions in 2004 and 2005 was the collection of notes receivables from unaffiliated parties and profit recognized on the sale of properties.

NNN 2003 Value Fund, LLC

NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. 10,000 Units were sold to 826 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2003 Value Fund since June 2003.

The Securities Exchange Act of 1934, as amended, or the Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2002 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.

As of December 31, 2006, 2003 Value Fund had purchased interests in 16 real estate properties, amounting to an investment by 2003 Value Fund of $209,622,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the 16 properties, six (39%) were in Texas, four (25%) were in California and one (6%) was in each of Nebraska, Nevada, Oregon, Utah, Colorado and Georgia. The properties, which are described below, are all commercial office building properties, except for one land parcel. None of the property interests acquired by 2003 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2006, 2003 Value Fund owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center II & III(1)	41.1%	office	08/01/03	$10,111,000	$6,144,000	381,000	Dallas, TX
Executive Center I	100.0%	office	12/30/03	$8,178,000	$4,500,000	205,000	Dallas, TX
Enterprise Technology Center(2)	8.5%	office	05/07/04	$5,211,000	$3,103,000	370,000	Scotts Valley, CA
Interwood	100.0%	office	01/26/05	$8,000,000	$5,500,000	80,000	Houston, TX
Woodside Corporate Park	100.0%	office	09/30/05	$22,862,000	$15,915,000	195,000	Beaverton, OR
Daniels Rd land parcel	100.0%	land	10/14/05	$729,000	$—	9.05 acres	Heber City, UT
901 Civic Center Drive(3)	96.9%	office	04/24/06	$14,677,000	$—	99,000	Santa Ana, CA
Chase Tower(4)	14.8%	office	07/03/06	$10,730,000	$8,110,000	389,000	Austin, TX
Tiffany Square	100.0%	office	11/15/06	$11,052,000	$—	184,000	Colorado Springs, CO

(1)	Unaffiliated entities own 58.9% of the property.

(2)	Unaffiliated entities own 91.5% of the property.

(3)	An unaffiliated entity owns 3.1% of the property.

(4)	Unaffiliated entities own 85.2% of the property.

As of December 31, 2006, 2003 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Satellite Place	11/29/04	02/24/05	100.0%	$385,000
Financial Plaza	10/29/04	04/13/05	100.0%	$3,015,000
801 K Street	03/31/04	08/26/05	18.3%	$2,079,000
Emerald Plaza	06/14/04	11/10/05	4.6%	$988,000
Southwood Tower	10/27/04	12/19/05	100.0%	$2,402,000
Oakey Building	04/02/04	01/24/06	75.4%	$5,543,000
3500 Maple	12/27/05	10/31/06	99.0%	$1,173,000

For the year ended December 31, 2006, 2003 Value Fund had returns of capital from cash distributions of $9,179,000, which includes distributions of $3,182,000 to minority interest holders. For the year ended December 31, 2005, 2003 Value Fund had returns of capital from cash distributions of $4,657,000, which includes distributions of $1,164,000 to minority interest holders. Pursuant to 2003 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. $280,000 of the source of cash to fund distributions in 2005 was from excess historical cash flows from operations, with the remainder from profit recognized on the sale of properties. The source of cash to fund distributions in 2006 was the profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC

NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 549 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2002 Value Fund since May 2002.

The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than

500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.

As of December 31, 2006, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three properties, one (33%) was in Nevada, one (33%) was in Florida and one (33%) was in Illinois. The properties, which are described below, are all commercial office building properties. None of the property interests acquired by 2002 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2006, 2002 Value Fund owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center-LLC(1)	12.3%	office	01/09/03	$16,741,000	$11,793,000	519,000	Chicago, IL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT, Inc. own 30.0% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2006, 2002 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Bank of America Plaza West	09/20/02	03/15/05	100.0%	$6,674,000
Netpark	06/03/03	09/30/05	50.0%	$8,215,000

For the years ended December 31, 2003 and 2004 and the period from January 1, 2005 through August 31, 2005, 2002 Value Fund had returns of capital from cash distributions of $100,000, $410,000 and $10,330,000, respectively. Pursuant to 2002 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund the distributions in 2003 was proceeds from the sale of 2002 Value Fund’s securities. The source of cash to fund distributions in 2004 was prior years’ proceeds from the sale of 2002 Value Fund’s securities and borrowings from an affiliate of Triple Net Properties. The source of cash to fund the distributions in 2005 was profit recognized on the sale of properties.

Grubb & Ellis Apartment REIT, Inc.

Grubb & Ellis Apartment REIT, Inc., or Apartment REIT, was formed as a Maryland corporation in December 2005 and has elected to qualify as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2006. Apartment REIT was formed to purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas. Apartment REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Apartment REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Apartment REIT’s common stock commenced on July 19, 2006. As of December 31, 2006, Apartment REIT had issued 1,658,553 shares of common stock and raised $16,568,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2006, Apartment REIT had 704 investors and had purchased interests in two real estate properties amounting to an investment by Apartment REIT of $64,664,000 (Apartment REIT’s aggregate share of purchase price, including Apartment REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, none of these properties had been sold. Of the two properties purchased by Apartment REIT, both (100%) are in Texas. The properties owned by Apartment REIT as of December 31, 2006, which are described below, are all apartment community assets. None of the property interests acquired by Apartment REIT are in office buildings, medical office buildings or healthcare-related facilities, the primary focus of our company.

As of December 31, 2006, Apartment REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	Number
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	of Units	Location

Walker Ranch	100.0%	apartment	10/31/06	$31,673,000	$26,860,000	325	San Antonio, TX
Hidden Lake	100.0%	apartment	12/28/06	$32,991,000	$31,718,000	380	San Antonio, TX

Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis Healthcare REIT, Inc., or Healthcare REIT, was formed as a Maryland corporation in April 2006 and intends to elect to qualify as a REIT for federal income tax purposes. Healthcare REIT was formed to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. Healthcare REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Healthcare REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Healthcare REIT’s common stock commenced on September 20, 2006. As of December 31, 2006, Healthcare REIT had not raised the minimum offering, only receiving subscriptions of 200,899 shares of common stock, or $1,802,000, including shares sold to its executive officers and directors, its dealer manager, and its advisor and its affiliates. On January 8, 2007, Healthcare REIT raised the minimum offering and the funds held in escrow were released.

Private Programs

Beginning in April 1998 through December 31, 2006, NNN Realty Advisors Group has advised 159 private real estate investment programs and four private notes programs. Each of the private programs advised by NNN Realty Advisors Group and the properties acquired and sold through December 31, 2006 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored by NNN Realty Advisors Group, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

As of December 31, 2006, 37 private programs, including three private notes programs, have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions

For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, NNN Realty Advisors Group-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8% to 0%. Thus, in

2002, it did not show a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program reduced its distributions to investors in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive shows a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.

In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, such as NNN Highbrook, LLC, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flow after distributions and return of capital result as these repair reserves are utilized. In other circumstances, such as NNN 300 Four Falls, LLC, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flow generated after distributions, resulting in deficit cash flow and return of capital. In both of these scenarios, deficit cash flow after distributions and return of capital result from paying anticipated expenses from equity funded reserves.

Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or re-financings of properties, distributions of prior years’ excess cash flows or, loans from NNN Realty Advisors Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.

Telluride Barstow, LLC:  The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87% interest in the property. Mr. Thompson purchased a 13% interest in the property outside of the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA

For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Triple Net Properties loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Triple Net Properties loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Triple Net Properties received no fees from the sale of the property and the affiliate of Triple Net Properties forgave the $102,000 loan previously made to the program.

Western Real Estate Investment Trust, Inc.:  Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including shareholders of Triple Net Properties at the time of the investment and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Triple Net Properties manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.

As of December 31, 2006, WREIT owned interests in the following properties:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Brookings Mall	68.5%	shopping center	05/01/00	$2,843,000	$659,000	143,000	Brookings, SD

As of December 31, 2006, WREIT had sold the following properties:

	Date of		Ownership	Gain (Loss) on Sale
Property Name	Purchase	Date of Sale	Interest	of Real Estate

Kress Energy Center	07/07/98	01/31/06	100%	$(45,000)
Century Plaza East Shopping Center	11/03/98	02/13/04	100%	$1,025,000
Phelan Village Shopping Center	10/16/98	12/20/02	100%	$155,000
Bryant Ranch Shopping Center	12/24/98	09/05/02	100%	$1,120,000
Huron Mall Shopping Center	03/31/99	04/14/00	100%	$1,335,000
Crossroads Shopping Center	07/29/99	08/29/00	100%	$731,000

In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Triple Net Properties, and a $404,000 loan from a private entity managed by Triple Net Properties. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Triple Net Properties. WREIT also received a $21,000 loan from Triple Net Properties to supplement capital funds. In 2002, WREIT sold two properties and paid Realty a disposition fee of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Triple Net Properties generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Triple Net Properties in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Triple Net Properties. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Triple Net Properties’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a disposition fee of $104,000. In 2006, WREIT sold Kress Energy Center. Realty received a disposition fee of $21,000.

Truckee River Office Tower, LLC:  The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount. The LLC retained a 48% ownership interest in the property with a membership of 59 unaffiliated members, four members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 52% was owned by six unaffiliated TICs and a company controlled by one of Triple Net’s shareholders investing in the program.

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV

For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.

In April 2005 the property was sold for a loss of $1,532,000. Realty received a disposition fee of $175,000 after the sale.

Yerington Shopping Center, LLC:  The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV

For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003 and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.

In 1999, Triple Net Properties loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Triple Net Properties loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.

In January 2005, the property was sold for a gain of $462,000. Realty received a disposition fee of $82,000 and Triple Net Properties received deferred management fees of $125,000 from proceeds of the sale.

NNN Fund VIII, LLC:  The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, three members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Triple Net Properties investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA

In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a disposition fee of $345,000 and Triple Net Properties received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Triple Net Properties received repayment of a $400,000 loan made to the property in 2001 for capital improvements.

In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a disposition fee of $17,000 and Triple Net Properties received deferred management and incentive fees of $794,000 from sale proceeds. Triple Net Properties received $356,000 and an affiliate of Triple Net Properties received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Triple Net Properties to expand non-retail leasing/ownership of its parcels from 5% to 25% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.

In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a disposition fee of $130,000 from sale proceeds.

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.

In 2000, Triple Net Properties loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Triple Net Properties loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Triple Net Properties were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Triple Net Properties loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.

NNN Town & Country Shopping Center, LLC:  The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount. The LLC, with 56 unaffiliated members, retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA

The program reduced distributions to investors during 2000 from 8% to 5% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Triple Net Properties refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Triple Net Properties and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8% retroactively and 9% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a disposition fee of $444,000 and Realty and Triple Net Properties received deferred property and asset management fees of $1,175,000. The property was sold for a gain of $1,797,000.

For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.

In 2000 and 2001, Triple Net Properties loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Triple Net Properties loaned $113,000 to cover additional tenant improvement costs. Triple Net Properties’ loans from prior years were repaid in full from refinance proceeds. In 2003, Triple Net Properties and an affiliate of Triple Net Properties loaned $75,000 and $12,000, respectively, for capital improvements and Triple Net Properties loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Triple Net Properties and its affiliate were paid in full in 2004.

NNN “A” Credit TIC, LLC:  The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100% of the offering amount. The LLC, with 15 unaffiliated members retained a 20% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO

In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Triple Net Properties terminated distributions to investors in order to conserve cash flow for operations and future leasing.

In 2001, Triple Net Properties loaned $13,000 and an affiliate of Triple Net Properties loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Triple Net Properties loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Triple Net Properties loaned $60,000 and an affiliate of Triple Net Properties loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Triple Net Properties forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004 and 2005, affiliates of Triple Net Properties loaned $75,000 and $8,000, respectively to cover distributions and $15,000 of capital expenditures. In 2004 and 2005, Triple Net Properties and affiliates forgave unsecured loans of $48,000 and $276,000, respectively. For tax purposes, the forgiveness of indebtedness was treated as income but was excluded from cash generated from operations. In January 2005, distributions to investors were suspended. No distributions were made in 2006.

NNN Redevelopment Fund VIII, LLC:  The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and six members who were shareholders of Triple Net Properties at the time of the investment. The program owns 100% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	$14,688,000	$12,200,000	437,000	Topeka, KS

In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to fund reserves for subsequent capital expenditures. Realty received a $25,000 disposition fee from the sale.

In 2001, the loan on the Bank One Building was refinanced. The refinance generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Triple Net Properties loaned $162,000 to fund capital improvements for both projects. In 2002, Triple Net Properties and affiliates of Triple Net Properties loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Triple Net Properties loaned an additional $457,000 to the program and affiliates of Triple Net Properties loaned $103,000 to partially repay prior years’ loans, and Triple Net Properties forgave $399,000 of prior loans. In August 2003, Triple Net Properties reduced the distribution rate from 8% to 5%.

In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties,

Triple Net Properties loaned $507,000 to the program and an affiliate of Triple Net Properties loaned $1,649,000.

In 2005, the program repaid $315,000 of loans from Triple Net Properties relating to White Lakes Shopping Center. Triple Net Properties and affiliates forgave indebtedness relating to White Lakes Shopping Center of $111,000 and $711,000, respectively. A parcel of the White Lakes property was sold for $950,000 and the net proceeds were used to reduce principal mortgage debt. In 2005, the Bank One property was refinanced with a mortgage of $8,000,000. Triple Net Properties did not receive a financing fee and the transaction produced net proceeds of $203,000. In April 2006, distributions to investors were suspended. In 2006, Triple Net Properties advanced $335,000 to White Lakes Shopping Center to fund operations.

The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.

NNN Exchange Fund III, LLC:  The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq 5Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA

In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In June 2001, distributions to investors were reduced from 8% to 5% to conserve cash flow. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.

In 2003, Triple Net Properties loaned $34,000 to cover capital improvements of $90,000. In 2004, Triple Net Properties loaned $149,000 and an affiliate of Triple Net Properties loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2005, an affiliate of Triple Net Properties advanced $166,000 to cover operating expenses.

In 2004 and 2005, Triple Net Properties and affiliates forgave $83,000 and $331,000, respectively, of the program’s indebtedness. In April 2004, Triple Net Properties terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.

In 2005, the property was sold for a loss of $3,011,000. Realty did not receive a disposition fee from the sale.

NNN Tech Fund III, LLC:  The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount. The LLC, with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA

At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Triple Net Properties for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Triple Net Properties was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.

In 2002, an affiliate of Triple Net Properties loaned $25,000, which was used to repay a part of Triple Net Properties’ loan.

In February 2005, the remainder of the property was sold resulting in an overall gain of $2,314,000 from the two sales. From the proceeds of the 2005 sale, Realty received a disposition fee of $429,000, Triple Net Properties received deferred management fees and incentive fees of $962,000 and $362,000 respectively, and the loans from Triple Net Properties and affiliates were repaid. No fees were paid to Triple Net Properties or Realty from the 2001 sale.

NNN Westway Shopping Center, LLC:  The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC, with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	08/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS

In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.

During the period from 2000 through 2004, the program received loans from Triple Net Properties and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Triple Net Properties for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Triple Net Properties for capital improvements and leasing affiliated costs. In 2002, an affiliate of Triple Net Properties loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Triple Net Properties and an $8,000 loan from Triple Net Properties for tenant improvements. In 2004, the program received $271,000 in loans from Triple Net Properties and an affiliate to help fund $440,000 in capital and tenant improvements.

In 2005, an affiliate of Triple Net Properties advanced $28,000 to the program to cover distributions. In October 2005, distributions to investors were suspended to conserve cash flow. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave $223,000 of the program’s indebtedness. No distributions were made to investors in 2006.

Kiwi Associates, LLC:  The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Triple Net Properties loaned $15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Triple Net Properties and Realty received no fees from the sale of the property.

NNN 2000 Value Fund, LLC:  The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100% of the offering amount. The LLC acquired an 81% ownership of the Bowling Green Financial Park property with a membership of 123 unaffiliated members and two members who were shareholders of Triple Net Properties at the time of the investment. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA

In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a disposition fee of $122,000 and Triple Net Properties received an incentive fee of $250,000 from the program.

NNN Rocky Mountain Exchange, LLC:  The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount. The property is 100% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO

In August 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Triple Net Properties. The affiliate of Triple Net Properties forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Triple Net Properties loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Triple Net Properties forgave all of these loans and terminated distributions.

In May 2005, the property was sold to Triple Net Properties for a loss of $326,000. In connection with the sale, Triple Net Properties and Realty did not receive any fees, and an affiliate of Triple Net Properties forgave $183,000 of loans made to the program.

NNN 2004 Notes Program, LLC:  The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100% of the offering amount from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2003, 2004 and 2005, the LLC repaid $2,000,000, $1,500,000 and $1,500,000 of note unit principal, respectively. In 2005 all remaining accrued interest was paid to the note unit holders, and the program was completed.

NNN Market Centre, LLC:  The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100% of the offering amount. 100% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase*	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in Note Units assumed at close.

In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.

In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Triple Net Properties and the $1,000,000 in Note Units was repaid. The program also received a $91,000 loan from Triple Net Properties to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Triple Net Properties. In 2002, the program received loans of $112,000 from affiliates of Triple Net Properties and a $35,000 loan from Triple Net Properties to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8% to 0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Triple Net Properties. Also in 2003, an affiliate of Triple Net Properties forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Triple Net Properties. No distributions were made from August 2002 through December 2006.

In 2006, the property was refinanced with $1,000,000 in mortgage debt. There were no proceeds generated from the refinance and Triple Net Properties did not receive a financing fee. In connection with the refinance, Triple Net Properties and affiliates forgave $695,000 of secured and unsecured indebtedness. Triple Net Properties made an unsecured advance of $784,000 to the program to payoff the secured advance of $1,561,000 from an affiliate in conjunction with the re-financing.

NNN 2005 Notes Program, LLC:  The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2006, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Sacramento Corporate Center, LLC:  The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount. The LLC, with 55 unaffiliated members and 1 private program sponsored by Triple Net Properties retained a 17.5% ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	03/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA

In 2003, the property received a $202,000 loan from Triple Net Properties and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Triple Net Properties. In 2005, the program repaid loans of $8,000 to Triple Net Properties.

In 2006, the property was sold for a gain of $7,364,000. From the proceeds of the sale, Triple Net Properties received a disposition fee of $1,825,000, an incentive fee of $1,170,000 and deferred management fees of $253,000. All loans from Triple Net Properties and the TICs were repaid after the sale.

NNN Dry Creek Centre, LLC:  The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	01/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO

In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.

In 2005, the program had deficit cash flow after distributions of $105,000 which was covered by prior years’ cumulative excess cash flow after distributions. An affiliate of Triple Net Properties advanced $29,000 to pay for tenant improvements not covered by lender reserves. In April 2005, distributions were suspended due to increased vacancy and a lower rental rate on new leasing. No distributions were made to investors in 2006.

NNN 2001 Value Fund, LLC:  The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and five members who were shareholders of Triple Net Properties at the time of the investment. The program acquired 100% of two properties, 1840 Aerojet Way and Western Plaza. The program also owned a 40% undivided interest in Pacific Corporate Park. The remaining 60% was owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.

As of December 31, 2006, NNN 2001 Value Fund, LLC owned interests in the following property:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX

As of December 31, 2006, NNN 2001 Value Fund, LLC had sold the following properties:

				Share of Gain
	Date of		Ownership	on Sale of
Property Name	Purchase	Date of Sale	Interest	Real Estate

1840 Aerojet	09/27/01	09/27/05	100%	$767,000
Pacific Corporate Park	03/25/02	12/28/05	40%	$1,135,000

For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in a return of capital of $122,000.

In 2003, Triple Net Properties loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Triple Net Properties loaned $375,000 to the program, and an affiliate of Triple Net Properties loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.

In 2005, the program’s 40% interest in Pacific Corporate Park was sold for a gain of $1,135,000. From the proceeds of the sale, Realty received a disposition fee of $130,000 and Triple Net Properties received property management fees of $3,000 from the program. In 2005, the program sold 1840 Aerojet for a gain of

$489,000. Realty did not receive a disposition fee from the sale and Triple Net Properties received deferred management fees and lease commissions totaling $43,000. Proceeds from the sale were used to pay down $1,000,0000 of the mortgage on Western Plaza and to repay Triple Net Properties and affiliates $872,000 of loans made to the program. In 2006, Triple Net Properties advanced $150,000 to the program that was in turn invested in Western Plaza.

NNN Camelot Plaza Shopping Center, LLC:  The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount. The property is 100% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	08/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX

At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Triple Net Properties and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Triple Net Properties’ leasing and refinancing initiatives. At closing, Triple Net Properties and an affiliate of Triple Net Properties made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Triple Net Properties loaned $126,000 to the program. In 2003, an affiliate of Triple Net Properties forgave $100,000 of its loan. In 2004, an affiliate of Triple Net Properties loaned $155,000 to the program.

In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Triple Net Properties. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Triple Net Properties. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8% to 4.25%.

In April 2005, the property was refinanced with two loans totaling $3,375,000 generating net proceeds of $35,000. Triple Net Properties did not receive a financing fee from the transaction. In July 2005, distributions to investors were suspended in order to conserve cash flow. During 2005, an affiliate of Triple Net Properties advanced $93,000 to the program. As of December 31, 2005, Triple Net Properties and affiliates forgave indebtedness of the program totaling $276,000.

In 2006, an affiliate of Triple Net Properties was repaid $40,000 and no distributions were made to investors.

NNN Washington Square Center, LLC:  The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount. 100% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX

In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Triple Net Properties.

During the period from 2002 to 2004, the program received loans from Triple Net Properties and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Triple Net Properties for leasing reserves and costs and repaid $10,000 to an affiliate of Triple Net Properties. In 2004 and 2005, the program received advances of $40,000 and $2,000, respectively from an affiliate of Triple Net Properties to fund tenant leasing costs and leasing reserves. In April 2006, the distribution rate was decreased from 8.0% to 5.0%.

NNN Reno Trademark, LLC:  The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount. The program owned 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owned the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	09/04/01	$4,378,000	$1,620,000	75,000	Reno, NV

In 2002, the property received a $49,000 loan from an affiliate of Triple Net Properties to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 loan was replaced with a $4,600,000 loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Triple Net Properties and received a loan of $19,000 from Triple Net Properties to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Triple Net Properties.

In 2006, the property was sold for a gain of $2,568,000. The program’s pro rata share of the gain was $1,541,000. From the sale proceeds, Triple Net Properties received deferred management fees of $101,000.

NNN One Gateway Plaza, LLC:  The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC, with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	07/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO

In 2006, the program had a deficit cash flow after distributions of $266,000 which was covered by the prior years’ excess cash flow after distributions.

NNN LV 1900 Aerojet Way, LLC:  The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount. 100% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	08/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV

In 2001, the program received a $32,000 loan from Triple Net Properties to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Triple Net Properties to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Triple Net Properties for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Triple Net Properties and a $5,000 loan from an affiliate of Triple Net Properties.

In 2005, the property was sold for a gain of $380,000. Prior advances from Triple Net Properties were repaid from proceeds of the sale. Additionally, Triple Net Properties received deferred management fees of $45,000. No disposition fee was paid to Realty. All loans were repaid from proceeds of the sale.

NNN Timberhills Shopping Center, LLC:  The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA

In 2002, an affiliate of Triple Net Properties loaned $66,000 to the program for acquisition related costs.

In 2005, the property was sold for a gain of $1,567,000. The loan totaling $66,000 from an affiliate of Triple Net Properties was repaid from proceeds of the sale. Triple Net Properties received $65,000 for deferred management fees and leasing commissions and Realty received a disposition fee of $354,000 from the proceeds of the sale.

NNN Addison Com Center, LLC:  The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount. The LLC, with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX

In March 2003, the program reduced its distributions to investors from 8% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and a $37,000 loan from an affiliate of Triple Net Properties in 2004. There were no distributions made in 2004, 2005, and 2006.

In 2005, Triple Net Properties and an affiliate loaned $64,000 and $102,000, respectively. The loans were used to cover a 2005 operating cash flow deficit of $33,000 and to fund lender leasing reserves. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave loans to the program in the amount of $104,000 and $139,000, respectively.

In 2006, Triple Net Properties loaned $548,000 and TIC investors funded a $200,000 cash call to cover a 2006 operating cash flow deficit of $223,000 and fund leasing costs of $681,000.

NNN County Center Drive, LLC:  The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100% of the offering amount. The LLC, with Triple Net Properties as a single member retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Triple Net Properties investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100.0%	distribution/ warehouse/office	09/28/01	$5,395,000	$3,210,000	78,000	Temecula, CA

In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.

In 2003, an affiliate of Triple Net Properties loaned $14,000 and Triple Net Properties loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Triple Net Properties loaned an additional $52,000 for the same purpose.

In 2005, the property was sold for a gain of $1,109,000. From the sale proceeds, loans from Triple Net Properties and affiliates totaling $125,000 were repaid, Triple Net Properties received deferred management fees of $122,000 and Realty received a disposition fee of $158,000.

NNN City Center West “B” LLC:  The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	01/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV

The property was subject to a master lease guaranteed by an affiliate of Triple Net Properties.

In 2006, the property was sold for a gain of $10,268,000. From the sale proceeds, Triple Properties and Realty received deferred management related fees and leasing commissions totaling $472,000 and Realty received a disposition fee of $1,458,000.

NNN Arapahoe Service Center II, LLC:  The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	04/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO

In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.

NNN City Center West “A”, LLC:  The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
.	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	03/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV

In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.

In 2005, the property was sold for a gain. The program’s share of the gain was $612,000. The program paid Realty a disposition fee of $102,000 and Triple Net Properties lease commissions of $12,000.

NNN Titan Building & Plaza, LLC:  The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX

In June 2005, the property was refinanced with a $6,900,000 loan which produced net proceeds of $74,000. Triple Net Properties did not receive a financing fee.

In 2006, the property was sold for a gain. The program’s share of the gain was $1,487,000. From its share of the sale proceeds, the program paid Realty a disposition fee of $271,000 and Triple Net Properties an incentive fee of $400,000.

NNN Pacific Corporate Park 1, LLC:  The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA

In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Triple Net Properties loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.

In 2005, the last three buildings were sold resulting in an aggregate gain to the program from all sales of $1,700,000. Realty received a disposition fee from the program of $59,000 and Triple Net Properties received deferred management fees and leasing commissions from the program of $41,000 as a result of all sales. The loan from an affiliate of Triple Net Properties was repaid from the sale proceeds.

NNN North Reno Plaza, LLC:  The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	06/19/02	$7,200,000	$5,400,000	130,000	Reno, NV

In 2003, the program received a loan of $44,000 from Triple Net Properties to supplement a short-term cash balance deficit. The loan was repaid in 2004.

In 2005, the property was sold for a gain of $2,713,000. From the proceeds of the sale, Realty received a disposition fee of $324,000 and Triple Net Properties received property management fees of $8,000.

NNN Brookhollow Park, LLC:  The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	07/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX

In 2005, the program had a deficit cash flow after distributions of $445,000 due primarily to payment of two years of property taxes in the current year resulting in an overstatement of expense of $411,000. Prior years’ excess cash flow after distributions covered the 2005 deficit.

NNN 1397 Galleria Drive, LLC:  The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2% ownership interest in the property. The remaining 98% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	09/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV

In August 2003, a major tenant vacated the property. As a result, in February 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Triple Net Properties was repaid. In 2005, no distributions were made to investors and the property had a deficit cash flow of $38,000. In 2006, no distributions were made to investors and the property had a positive cash flow of $51,000 which were used to cover $62,000 of leasing costs incurred during the year.

NNN Bryant Ranch, LLC:  The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount. The LLC, with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	09/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA

For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.

NNN 4241 Bowling Green, LLC:  The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	09/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA

In 2002, Triple Net Properties loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000. In 2005, the program had deficit cash flow after distributions of $1,000 representing return of capital of $1,000. In February 2006, distributions were suspended to reserve cash flow after debt service for anticipated re-tenanting costs.

NNN Wolf Pen Plaza, LLC:  The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	09/24/02	$16,220,000	$12,265,000	170,000	College Station, TX

In 2005, deficit cash flow after distributions of $400,000 was due primarily to payment of two years property taxes for 2004 and 2005 causing a one time increase in expenses of $406,000. The deficit resulted in a return of capital of $13,000.

NNN Alamosa Plaza, LLC:  The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV

In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.

In 2005, the property was sold for a gain of $2,960,000. Proceeds from the sale were used to pay Realty a disposition fee of $454,000 and Triple Net Properties deferred management fees totaling $63,000.

NNN 2006 Notes Program, LLC:  The offering period began August 1, 2002 and ended May 23, 2003. The offering raised $1,044,881, or 10.4% of the $10,000,000 offering amount from 22 note unit holders. The program offered note units through its unsecured note offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2005, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Saddleback Financial, LLC:  The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC, with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	office	09/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA

In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions. In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,938,000.

NNN Kahana Gateway Center, LLC:  The offering period began August 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and one shareholder of Triple Net Properties retained a 5% ownership interest in the property. The remaining 95% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI

In 2005, the property was sold for a gain of $4,033,000. Realty received a disposition fee of $765,000 from the sale proceeds.

NNN Springtown Mall, DST:  The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount. The LLC, with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX

In 2002, affiliates of Triple Net Properties loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.

In 2005, the property was sold for a gain of $757,000. From the proceeds of the sale, Realty received a disposition fee of $210,000 and affiliates of Triple Net Properties received repayment of $42,000 for loans.

NNN Congress Center, LLC:  The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100% of the offering amount. The LLC retained a 28.9% interest in the property and 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) was owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, was owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL

In 2006, the property had deficit cash flow after distributions of $263,000 which was covered by prior years’ excess cash flow after distributions.

NNN Park Sahara, DST:  The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100% of the offering amount. 95.25% of the property was owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC, with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-building office park	03/18/03	$11,621,000	$8,001,000	124,000	Las Vegas, NV

In 2002, Triple Net Properties loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Triple Net Properties loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.

In 2005, the property was sold for a gain of $1,725,000. From the sale proceeds, the $44,000 loan from Triple Net Properties was repaid, a disposition fee of $320,000 was paid to Realty, and Triple Net Properties received deferred lease commissions and management fees totaling $385,000.

NNN Parkwood Complex, LLC:  The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members and one shareholder of Triple Net Properties retained a 13.5% ownership interest in the property. The remaining 86.5% was owned by 10 TICs, nine unaffiliated and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX

In 2002, an affiliate of Triple Net Properties and Triple Net Properties loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Triple Net Properties loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.

In 2005, one of the two buildings was sold for $12,700,000 resulting in a gain of $600,000. At the same time, the remaining building was refinanced with an $8,400,000 mortgage. From the sale, Realty received a disposition fee of $127,000 and Triple Net Properties received management fees totaling $47,000. The refinance resulted in net proceeds of $367,000 and Triple Net Properties received a financing fee of $42,000.

In 2006, the second building was sold for $13,600,000 resulting in a gain of $1,671,000. From the sale, Realty received a disposition fee of $500,000.

NNN Beltline-Royal Ridge, LLC:  The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX

In 2005, the deficit cash flow after distributions of $120,000 was due to payment of property taxes for two years, 2004 and 2005 causing a one time increase of expenses of $230,000. Prior years’ excess cash flow after distributions covered the deficit in 2005 and a $41,000 deficit in 2006. In February 2006 distributions to investors were suspended due to the vacation of a major tenant from one of the buildings.

NNN Parkway Towers, DST:  The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC, with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	05/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN

Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Triple Net Properties and a $113,000 loan from Triple Net Properties to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Triple Net Properties was repaid and Triple Net Properties loaned $21,000 to supplement capital needs at the property.

In 2005, an affiliate of Triple Net Properties loaned $51,000 to the program. $21,000 of the loan was used to repay a loan from Triple Net Properties and the remaining balance was used to repay a loan from the program’s LLC.

NNN Buschwood, LLC:  The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	03/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL

In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions. In February 2006 the distributions to investors were suspended to conserve cash flow in order to re-tenant vacated space.

NNN 1851 E. First Street, LLC:  The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100% of the offering amount. The LLC, with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Xerox Centre	100.0%	office	06/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA

In January 2005, the property was refinanced with a $49,000,000 loan resulting in net proceeds to the property of $1,918,000. From the refinance proceeds, a special distribution of $750,000 was made to investors. Triple Net Properties received a financing fee of $223,000.

In 2006, the property was sold resulting in a gain of $9,179,000. From the proceeds of the sale, Realty received a disposition fee of $2,635,000 and Triple Net Properties received management related fees totaling $22,000.

NNN Netpark, LLC:  The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% was owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	100.0%	office	06/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL

In 2005, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to an affiliated program, NNN Netpark II, LLC for $33,500,000. In connection with the sale, a $500,000 disposition fee was paid to Realty. New financing of $43,000,000 was put on the property at the time of the sale. Under the new ownership structure, net proceeds relating to the remaining TIC and LLC ownership was held as property reserves and the owners in the NNN Netpark II, LLC program funded their share of property reserves from equity. From the refinance, Triple Net Properties received a financing fee of $224,000 and $17,000 for management fees, and Realty received $58,000 for leasing commissions.

NNN 602 Sawyer, LLC:  The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	06/05/03	$9,270,000	$5,850,000	86,000	Houston, TX

In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Triple Net Properties loaned $20,000 to the program for operations. In March 2005, the distribution rate was reduced from 8% to 5% to conserve cash flow for new leasing. In August 2005, distributions were suspended. An affiliate of Triple

Net Properties loaned $66,000 to the program for tenant improvement costs not covered by lender reserves. In 2006, $56,000 of the loan from an affiliate of Triple Net Properties was repaid and no distributions were made to investors.

NNN Jefferson Square, LLC:  The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100% of the offering amount. The LLC, with 22 unaffiliated members retained a 10% ownership interest in the property. The remaining 90% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	07/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA

In 2005, the property was sold for a gain of $4,232,000. From the proceeds, Realty received a disposition fee of $1,080,000 and Triple Net Properties was paid deferred lease commissions and property management fees totaling $91,000.

NNN Arapahoe Business Park, LLC:  The offering period began June 13, 2003 and ended September 3, 2003. The offering raised $3,800,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100.0%	office	08/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO

In 2003, Triple Net Properties loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004. In 2006 the program had deficit cash flow after distributions of $134,000 which was covered by prior years’ excess cash flow after distributions.

NNN 901 Corporate Center, LLC:  The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	08/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA

In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions. In 2006, the property was sold resulting in a gain of $2,836,000. From the proceeds of the sale, Realty received a disposition fee of $732,000 and Triple Net Properties received deferred management related fees totaling $206,000.

NNN Jamboree Promenade, LLC:  The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100% of the offering amount. The LLC, with 14 unaffiliated members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	07/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA

In 2006, in addition to the regular monthly distributions, a special one time distribution of $625,000 was made to investors resulting in deficit cash flow after distributions of $509,000. The deficit cash flow was covered by prior years’ excess cash flow after distributions.

NNN Executive Center, LLC:  The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100% of the offering amount. The LLC, with 30 unaffiliated members, a shareholder of Triple Net Properties and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	08/01/03	$24,600,000	$14,950,000	381,000	Dallas, TX

In 2005, the program had a deficit cash flow after distributions of $409,000. The current year deficit was covered by prior years’ excess cash flow after distributions. In April 2005, distributions were suspended to conserve cash flow for leasing and capital cost requirements. In December 2005, the property was refinanced with $16,000,000 of mortgage debt. There were no proceeds from the refinance and Triple Net Properties did not receive a financing fee from the transaction. Due to the renewal of a major tenant $2,000,000 of leasing and capital costs were incurred by the property. To help pay for the leasing costs and fund a deficit of $1,078,000 resulting from the refinancing, an affiliate of Triple Net Properties advanced $1,445,000 to the property and Triple Net Properties made a cash call from the investors. The investors advanced $1,205,000 to the property.

In 2006, no distributions were made to investors and the property had a deficit cash flow after distributions of $746,000 due primarily to the payment of two years of property taxes during the year resulting in excess payments of $634,000. Excess cash flow after distributions from prior years and cash reserves covered the deficit.

NNN Union Pines, LLC:  The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK

In 2006, deficit cash flow after distributions of $142,000 was covered by prior years’ excess cash flow after distributions.

NNN 1410 Renner, LLC:  The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX

In May 2005, a tenant occupying 38% of the building did not renew their lease and distributions were suspended until the space is re leased. In 2005, the deficit cash flow after distributions of $5,000 was covered by prior years’ excess cash flow after distributions. The deficit was due to payment of two years property taxes (2004 and 2005) in the current year resulting in excess payments of $285,000. No distributions were made to investors in 2006.

NNN Westbay Office Park, LLC:  The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC, with 22 unaffiliated members retained a 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV

In 2003, Triple Net Properties loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Triple Net Properties was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions. In 2005, an affiliate of Triple Net Properties loaned $135,000 to the program to pay for tenant improvements and to repay $46,000 of Triple Net Properties’ loan.

In 2006, the loan from an affiliate of Triple Net Properties was repaid when the lender released the remaining $265,000 holdback for tenant estoppels. The property had a deficit cash flow after distributions of $354,000 resulting in $44,000 of return of capital and the remaining $310,000 deficit was covered by prior years’ excess cash flow after distributions.

NNN Parkway Corporate Plaza, LLC:  The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC, with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA

In 2004, a major tenant vacated the property. Pursuant to the loan agreement, this event allowed the lender to sweep all operating cash flow for a reserve. Triple Net Properties procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Triple Net Properties loaned $2,058,000 related to the letter of credit. In 2004, Triple Net Properties was repaid $1,145,000 of the loan.

In December 2005, the property was refinanced with a loan in the amount of $44,500,000. Triple Net Properties did not receive a financing fee from the transaction. The refinance generated net proceeds of $1,754,000 which were used to repay $832,000 of the loan from Triple Net Properties.

NNN Twain, LLC:  The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV

In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions. In 2005, the $100,000 loan from Triple Net Properties was repaid, and the program had deficit cash flow after distributions of $64,000 resulting in return of capital of $56,000. In 2006, the program had a deficit cash flow of $83,000 resulting in return of capital of $83,000.

NNN Enclave Parkway, LLC:  The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100% of the offering amount. The LLC, with eight unaffiliated members, one shareholder of Triple Net Properties and T REIT retained a 7% ownership interest in the property. The remaining 93% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX

In 2006, the program had a deficit cash flow of $427,000. The deficit was due to the payment of two years property taxes in the current year resulting in excess payments of $738,000. The deficit was covered by prior years’ excess cash flows after distributions.

NNN Arapahoe Service Center 1, LLC:  The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	01/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO

In January 2006 the distribution rate was reduced from 8% to 4% to reserve excess cash flow after distributions for anticipated leasing requirements.

NNN Amber Oaks, LLC:  The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100% of the offering amount. The property was owned by three unaffiliated TICs and T REIT investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office buildings	01/20/04	$22,965,000	$15,000,000	207,000	Austin, TX

In 2006, the property was sold at a price of $32,965,000 resulting in a gain of $6,516,000. Realty received a disposition fee of $1,071,000 and Triple Net Properties received deferred management related fees totaling $45,000.

NNN Lakeside Tech, LLC:  The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100% of the offering amount. The LLC, with 18 unaffiliated members retained a 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	02/06/04	$19,788,000	$14,625,000	223,000	Tampa, FL

NNN Corporate Court, LLC:  The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	03/25/04	$7,570,000	$5,000,000	67,000	Irving, TX

Triple Net Properties loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

NNN 801 K Street, LLC:  The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100% of the offering amount. The LLC, with 20 unaffiliated members, one shareholder of Triple Net Properties and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property was owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	03/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA

Triple Net Properties loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the property was sold for a gain of $7,760,000. From the sale proceeds, Realty received a disposition fee of $2,550,000 and Triple Net Properties received deferred management fees and lease commissions of $159,000.

NNN 100 Cyberonics Drive, LLC:  The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100% of the offering amount. The LLC, with nine unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	03/19/04	$15,580,000	$10,500,000	144,000	Houston, TX

Triple Net Properties loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the deficit cash flow after distributions of $293,000 was covered by the prior year’s excess cash flow after distributions. The 2005 deficit cash flow resulted from the payment of property taxes for two years, 2004 and 2005 in the current year causing excess payments of $479,000.

NNN Enterprise Way, LLC:  The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100% of the offering amount. The LLC, with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	05/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA

In November 2005, the distribution rate was reduced from 8% to 4% as a result of a sluggish leasing market. The 2005 deficit cash flow after distributions of $408,000 was covered by the prior year’s excess cash flow after distributions.

NNN Western Place, LLC:  The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	430,000	Fort Worth, TX

In 2006, the program had a deficit cash flow after distributions of $79,000 which was covered by prior years’ excess cash flow after distributions.

NNN Oakey Building 2003, LLC:  The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100% of the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV

In July 2005, distributions to investors were suspended due to tenant vacancy. In September 2005, the property was refinanced by a $10,605,000 loan with a $6,438,000 holdback for leasing costs and building improvements. There were no net proceeds from the refinance and Triple Net Properties was paid a financing fee of $107,000 when the property was sold in 2006.

In 2006, the property was sold for $22,250,000, resulting in a gain of $2,637,000. Realty was paid a disposition fee of $668,000 and Triple Net Properties was paid management related fees of $169,000.

NNN River Rock Business Center, LLC:  The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN

Triple Net Properties loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000. In 2006, the program had deficit cash flow after distributions of $29,000 which were covered by prior years’ excess cash flow after distributions.

NNN Great Oaks Center, LLC:  The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA

NNN Sugar Creek Center, LLC:  The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100% of the offering amount. The LLC, with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX

For 2005, the program had a deficit cash flow after distributions of $413,000 which was partially offset by the prior year’s excess cash flow after distributions resulting in return of capital of $126,000. In 2006, the program had deficit cash flow after distributions and return of capital of $93,000.

NNN Emerald Plaza, LLC:  The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,800,000, or 100% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two members were shareholders of Triple Net Properties at the time of the investment, as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA

In 2005, the property was sold for a gain of $16,198,000. From the proceeds of the sale, Realty received a disposition fee of $2,250,000 and Triple Net Properties received management fees and leasing commissions totaling $673,000.

NNN Beltway 8 Corporate Centre, LLC:  The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100% of the offering amount. The LLC, with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	07/22/04	$16,200,000	$10,530,000	101,000	Houston, TX

NNN Reserve at Maitland, LLC:  The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	office	08/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL

In 2005, the program had deficit cash flow after distributions of $190,000. Excess cash flow after distributions from the prior year covered the current year deficit.

NNN One Financial Plaza, LLC:  The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO

NNN Las Cimas, LLC:  The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100% of the offering amount. The LLC, with 45 unaffiliated members retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	09/27/04	$73,100,000	$46,800,000	313,000	Austin, TX

In 2005, the deficit cash flow after distributions of $291,000 is primarily due to payment of thirteen months interest expense during the year causing a one time overstatement of expenses of $225,000. Excess cash flows after distributions from the prior year covered the current year deficit. In 2006, the property was sold for $94,100,000 resulting in a gain of $15,586,000. From the proceeds of the sale Realty received a disposition fee of $3,764,000 and Triple Net Properties received deferred management fees of $407,000.

NNN Embassy Plaza, LLC:  The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100% of the offering amount. The LLC, with six unaffiliated members and a shareholder of Triple Net Properties retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE

NNN 9800 Goethe Road, LLC:  The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA

In 2005, the deficit cash flow after distributions of $77,000 was covered by the prior year’s excess cash flow after distributions.

NNN 2800 East Commerce, LLC:  The offering period began August 16, 2004 and ended May 13, 2005. The offering raised $8,000,000 or 100% of the offering amount. The LLC, with three unaffiliated members,

Triple Net Properties and a shareholder of Triple Net Properties, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ

In 2006, the program had deficit cash flow after distribution of $43,000 which was covered by prior years’ excess cash flow after distributions.

NNN Fountain Square, LLC:  The offering began August 16, 2004 and ended February 17, 2005. The offering raised $19,600,000 or 100% of the offering amount. The LLC, with 13 unaffiliated members and Triple Net Properties retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL

In 2005, the deficit cash flow after distributions of $168,000 is due primarily to thirteen months of debt service paid in the current year causing a one time overstatement of expense of $170,000. The prior year’s excess cash flow after distributions covered the current year deficit.

NNN Satellite Place, LLC:  The offering began September 1, 2004 and ended December 20, 2004. The offering raised $4,999,425 or 100% of the offering amount. The LLC, with five unaffiliated members retained a 4.7% ownership interest in the property. The remaining 95.3% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place	100.0%	office	11/29/04	$12,256,000	$8,500,000	112,000	Duluth, GA

NNN/Mission Spring Creek, LLC:  The offering began September 9, 2004 and ended January 6, 2005. The offering raised $3,500,000 or 100% of the offering amount. The LLC, with 2 unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Spring Creek Apartments	100.0%	apartment	11/12/04	$11,513,000	$8,750,000	196,000	Garland, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $201,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Fountainhead, LLC:  The offering began September 22, 2004 and ended May 12, 2005. The offering raised $11,000,000 or 100% of the offering amount. The LLC, with 30 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountainhead Park I and II	100.0%	office	12/08/04	$27,350,000	$18,900,000	171,000	San Antonio, TX

In 2006, the program had deficit cash flow after distributions of $247,000. The deficit was due to payment of two years’ property taxes in the current year resulting in excess payments of $300,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Oak Park Office Center, LLC:  The offering began September 27, 2004 and ended August 31, 2005. The offering had raised $9,849,925 or approximately 100% of the offering amount of $9,850,000. The

LLC, with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX

NNN City Centre Place, LLC:  The offering began October 7, 2004 and ended on January 7, 2005. The offering had raised $10,150,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members and three members who were shareholders of Triple Net Properties at the time of the investment, retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV

In 2005, the deficit cash flow after distributions of $35,000 was covered by the prior year’s excess cash flow after distributions. In 2006, the deficit cash flow after distributions of $135,000 was covered by the prior years’ excess cash flow after distributions. The deficit resulted primarily from the payment of 13 months interest causing excess payments of $97,000 during the year.

NNN/Mission University Place, LLC:  The offering began October 15, 2004 and ended on March 1, 2005. The offering raised $6,450,000, or 100% of the offering amount. The LLC, with nine unaffiliated members retained a 4.0% ownership interest in the property. The remaining 96.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission University Place Apartments	100.0%	apartment	12/30/04	$16,000,000	$11,500,000	231,000	Charlotte, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $257,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN/Mission Mallard Creek, LLC:  The offering began November 4, 2004 and ended on May 23, 2005. The offering raised $6,350,000, or 100% of the offering amount. The LLC, with 11 unaffiliated members retained a 5.1% ownership interest in the property. The remaining 94.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Mallard Creek Apartments	100.0%	apartment	12/30/04	$14,338,000	$9,300,000	233,000	Charlotte, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $261,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN SFS Town Center, LLC:  The offering began November 10, 2004 and ended on April 1, 2005. The offering raised $11,400,000, or 100% of the offering amount. The LLC, with 18 unaffiliated members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town Center Business Park	100.0%	office	01/06/05	$30,910,000	$22,000,000	177,000	Santa Fe Springs, CA

In April 2006 the distribution rate paid to investors was reduced from 5.07% to 3.00%.

NNN 4 Hutton, LLC:  The offering began November 30, 2004 and ended on April 11, 2005. The offering raised $21,250,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members and a shareholder of Triple Net Properties retained an 8.8% ownership interest in the property. The remaining 91.2% of the property is owned by 24 unaffiliated TICs and a shareholder of Triple Net Properties at the time of the investment investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4 Hutton Center Drive	100.0%	office	01/07/05	$49,000,000	$32,000,000	210,000	South Coast Metro, CA

In August 2005, the property was refinanced with a $32,250,000 loan which resulted in net refinance proceeds of $367,000. Triple Net Properties received a financing fee totaling $198,000. In 2006, the program had a deficit cash flow after distributions of $11,000 which was covered by the prior year’s excess cash flow after distributions

NNN Opportunity Fund VIII, LLC:  The offering began December 13, 2004 and ended June 15, 2006. The offering raised $11,805,559, or 59.0% of the offering amount, from 326 unaffiliated members and 11 employees and members were shareholders of Triple Net Properties at the time of the investment. The program acquired 100% of two properties, raw land in the Woodside Office Park and Executive Center VI. The program also owns a 47.5% undivided interest in Chase Tower. The remaining 52.5% is owned by two affiliated programs, NNN Chase Tower, LLC and NNN 2003 Value Fund, LLC and an unaffiliated entity all investing outside the program.

As of December 31, 2006, NNN Opportunity Fund VIII, LLC owned interests in the following property:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center VI	100.0%	office	04/18/06	$9,400,000	$8,750,000	102,000	Brookfield, WI
Chase Tower	47.5%	office	07/03/06	$34,438,000	$26,030,000	389,000	Austin, TX

As of December 31, 2006, NNN Opportunity Fund VIII, LLC had sold the following properties:

				Share of Gain
	Date of		Ownership	on Sale of
Property Name	Purchase	Date of Sale	Interest	Real Estate

Raw Land in Woodside Corporate Park	9/30/05	03/27/06	100%	$848,000

In 2006, Triple Net Properties advanced $25,000 to the program to cover distributions.

NNN/Mission Collin Creek, LLC:  The offering began December 15, 2004 and ended on March 29, 2005. The offering raised $6,249,917, or 100% of the offering amount. The LLC, with 17 unaffiliated members retained a 7.9% ownership interest in the property. The remaining 92.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Collin Creek Apartments	100.0%	apartment	01/19/05	$18,283,000	$13,600,000	267,000	Plano, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $132,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Satellite 1100 & 2000, LLC:  The offering began December 17, 2004 and ended on March 1, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place Office Park	100.0%	office	02/24/05	$19,410,000	$13,900,000	175,000	Duluth, GA

In 2006, the program had deficit cash flow after distributions of $306,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatsworth Business Park, LLC:  The offering began January 31, 2005 and ended on May 23, 2005. The offering raised $15,949,991, or 100% of the offering amount. The LLC, with 20 unaffiliated members retained a 5.5% ownership interest in the property. The remaining 94.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatsworth Business Park	100.0%	office	03/30/05	$46,775,000	$33,750,000	232,000	Chatsworth, CA

NNN 2400 West Marshall Drive, LLC:  The offering began February 4, 2005 and ended on April 12, 2005. The offering raised $3,300,000, or 100% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2400 West Marshall Drive	100.0%	office	04/12/05	$9,470,000	$6,875,000	111,000	Grand Prairie, TX

In 2006, the program had deficit cash flow after distributions of $77,000 due in part to payment of thirteen months interest on the mortgage during the year resulting in excess cash payments of $31,000. The deficit in 2006 was covered by the prior year’s excess cash flow after distributions.

NNN 411 East Wisconsin, LLC:  The offering began February 17, 2005 and ended on July 15, 2005. The offering raised $35,000,000, or 100% of the offering amount. The LLC, with 84 unaffiliated members and a shareholder of Triple Net Properties retained a 12.9% ownership interest in the property. The remaining 87.1% of the property is owned by 32 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

411 East Wisconsin Avenue	100.0%	office	04/29/05	$95,000,000	$70,000,000	654,000	Milwaukee, WI

NNN Met Center 10, LLC:  The offering began February 18, 2005 and ended on May 17, 2005. The offering raised $15,900,000, or 100% of the offering amount. The LLC, with 50 unaffiliated members and Mr. Rogers retained a 15.0% ownership interest in the property. The remaining 85.0% of the property is owned by 25 unaffiliated TICs and a shareholder of Triple Net Properties investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building Ten — Met Center	100.0%	office	04/08/05	$44,880,000	$32,000,000	346,000	Austin, TX

NNN Naples Tamiami Trail, LLC:  The offering began March 22, 2005 and ended on September 15, 2005. The offering raised $10,400,000, or 100% of the offering amount. The LLC, with 29 unaffiliated members retained a 19.0% ownership interest in the property. The remaining 81.0% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4501 Tamiami Trail	100.0%	office	05/02/05	$21,000,000	$13,500,000	78,000	Naples, FL

In 2006, the program had a deficit cash flow after distributions of $50,000. The deficit was caused by hurricane clean up expenses totaling $122,000 and was covered by the prior year’s excess cash flow after distributions.

NNN Naples Laurel Oak, LLC:  The offering began March 22, 2005 and ended on August 31, 2006. The offering raised $8,738,000, or 100% of the offering amount. The LLC, with nine unaffiliated members, seven affiliates and four shareholders of Triple Net Properties at the time of the investment, retained a 11.5% ownership interest in the property. The remaining 88.5% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

800 Laurel Oak Drive	100.0%	office	05/02/05	$16,200,000	$9,500,000	41,000	Naples, FL

In 2006, the program had return of capital and deficit cash flow after distributions of $191,000. The deficit was due in part to hurricane clean up costs of $60,000.

NNN Park at Spring Creek, LLC:  The offering began March 28, 2005 and ended on October 27, 2005. The offering raised $4,350,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 9.9% ownership interest in the property. The remaining 90.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Park at Spring Creek Apartments	100.0%	apartment	06/08/05	$14,317,000	$11,040,000	185,000	Tomball, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $90,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Inverness Business Park, LLC:  The offering began May 2, 2005 and ended on August 17, 2005. The offering raised $4,520,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Inverness Business Park	100.0%	office	06/10/05	$12,950,000	$9,500,000	112,000	Englewood, CO

In 2005 and 2006, the program experienced deficit cash flow after distributions and return of capital of $34,000 and $69,000, respectively. In 2006, the deficit was due in part to payment of thirteen months interest on the mortgage resulting in excess payments of $43,000 during the year.

NNN Waterway Plaza, LLC:  The offering began May 20, 2005 and ended on October 18, 2005. The offering raised $29,899,970, or 100% of the offering amount. The LLC, with 72 unaffiliated members retained a 11.7% ownership interest in the property. The remaining 88.3% of the property is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Waterway Plaza I and II	100.0%	office	06/20/05	$74,148,000	$60,000,000	366,000	The Woodlands, TX

In 2006, the program had deficit cash flow after distributions of $184,000. Most of this deficit was related to the payment of two years property taxes during the year. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Papago Spectrum, LLC:  The offering began June 3, 2005 and ended on August 8, 2005. The offering raised $10,650,000, or 100% of the offering amount. The LLC, with 15 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Papago Spectrum	100.0%	office	07/29/05	$26,375,000	$19,000,000	160,000	Tempe, AZ

NNN Sanctuary at Highland Oaks, DST:  The offering began June 17, 2005 and ended on November 16, 2005. The offering raised $23,585,000, or 99.9% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 75 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Sanctuary at Highland Oaks	100.0%	apartment	07/29/05	$54,540,000	$35,300,000	495,000	Tampa, FL

In 2006, the program had deficit cash flow after distributions and return of capital of $374,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Met Center 15, LLC:  The offering began June 22, 2005 and ended on October 21, 2005. The offering raised $12,000,000, or 100% of the offering amount. The LLC, with 13 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building 15 — Met Center	100.0%	office	08/19/05	$37,500,000	$28,000,000	258,000	Austin, TX

In 2006, the program had deficit cash flow after distributions of $348,000 which was covered by the prior year’s excess cash flow after distributions. The deficit in 2006 was due to the payment of two years of property taxes resulting in excess payments of $400,000 during the year.

NNN Maitland Promenade, LLC:  The offering began June 24, 2005 and ended on November 7, 2005. The offering raised $15,000,000, or 100% of the offering amount. The LLC, with three unaffiliated members and a shareholder of Triple Net Properties retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Maitland Promenade II	100.0%	office	09/12/05	$44,393,000	$32,250,000	230,000	Orlando, FL

NNN One Chesterfield Place, LLC:  The offering began June 29, 2005 and ended on September 9, 2005. The offering raised $11,850,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Chesterfield Place	100.0%	office	09/09/05	$28,474,000	$18,810,000	143,000	Chesterfield, MO

NNN Sixth Avenue West, LLC:  The offering began July 12, 2005 and ended on November 4, 2005. The offering raised $6,600,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 2.6% ownership interest in the property. The remaining 97.4% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sixth Avenue West	100.0%	office	09/13/05	$15,500,000	$10,300,000	125,000	Golden, CO

NNN St. Charles, LLC:  The offering began July 25, 2005 and ended on June 20, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members and one affiliate of Triple Net Properties at the time of the investment, retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

St. Charles Apartments	100.0%	apartment	09/27/05	$17,814,000	$12,100,000	200,000	Kennesaw, GA

In 2006, the program had deficit cash flow after distributions and return of capital of $89,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Woodside Corporate Park, LLC:  The offering began July 25, 2005 and ended on October 28, 2005. The offering raised $24,650,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members retained a 8.3% ownership interest in the property. The remaining 91.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	8-building office park	09/30/05	$45,500,000	$33,500,000	383,000	Beaverton, OR

In 2006, Triple Net Properties advanced $200,000 to the program to fund a lender required interest reserve.

NNN 123 North Wacker, LLC:  The offering began August 5, 2005 and ended on July 31, 2006. The offering raised $50,800,000, or 100% of the offering amount. The LLC, with 151 unaffiliated members, one affiliate and a shareholder of Triple Net Properties at the time of the investment, retained a 14.3% ownership interest in the property. The remaining 85.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

123 North Wacker	100.0%	office	09/28/05	$173,680,000	$136,000,000	541,000	Chicago, IL

In 2006, the program had deficit cash flow after distributions of $87,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Netpark II, LLC:  The offering began August 16, 2005 and ended on November 1, 2005. The offering raised $20,000,000, or 100% of the offering amount. The LLC, with 65 unaffiliated members retained a 20.0% ownership interest in the program. The remaining 80.0% of the property is owned by 10 unaffiliated TICs investing in the program. An affiliated entity, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to NNN Netpark II, LLC. NNN Netpark, LLC, an affiliated private program, retained a 50% ownership interest in the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	50.0%	office	09/30/05	$33,500,000	$21,500,000	913,000	Tampa, FL

In 2005, the program had a deficit cash flow after distributions of $5,000 representing return of capital.

NNN Britannia Business Center III, LLC:  The offering began August 22, 2005 and ended on October 18, 2005. The offering raised $13,200,000, or 100% of the offering amount. The LLC, with six unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 2.5% ownership interest in the property. The remaining 97.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	office	09/30/05	$45,290,000	$35,000,000	191,000	Pleasanton, CA

NNN Britannia Business Center II, LLC:  The offering began September 1, 2005 and ended on May 11, 2006. The offering raised $21,500,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	three office buildings	09/30/05	$58,610,000	$41,000,000	276,000	Pleasanton, CA

In 2006, the program had deficit cash flow after distributions of $457,000 and return of capital of $123,000. Part of the deficit cash flow and all the return of capital were due to 13 monthly payments against the mortgage resulting in excess payments of $187,000 during the year.

NNN Parkway Crossing, LLC:  The offering began September 6, 2005 and ended on October 28, 2005. The offering raised $4,400,000, or 100% of the offering amount. The LLC, with 3 unaffiliated members retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Crossing Apartments	100.0%	apartment	10/28/05	$11,330,000	$9,100,000	184,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $19,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Saturn Business Park, LLC:  The offering began September 7, 2005 and ended on November 29, 2005. The offering raised $9,800,000, or 100% of the offering amount. The LLC, with 13 unaffiliated members and a shareholder of Triple Net Properties retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saturn Business Park	100.0%	office	10/20/05	$22,660,000	$16,100,000	121,000	Brea, CA

In 2006, the program had deficit cash flow after distributions of $551,000 which was covered in the amount of $523,000 by the prior year’s excess cash flow after distribution. In 2006, the program had return of capital of $28,000.

NNN Britannia Business Center I, LLC:  The offering began September 13, 2005 and ended on September 14, 2006. The offering raised $28,450,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members, an affiliate and a shareholder of Triple Net Properties at the time of the investment, retained a 8.1% ownership interest in the property. The remaining 91.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	four office buildings	10/14/05	$82,989,000	$60,000,400	297,000	Pleasanton, CA

NNN Doral Court, LLC:  The offering began September 21, 2005 and ended on April 5, 2006. The offering raised $18,400,000, or 100% of the offering amount. The LLC, with 11 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 2.4% ownership interest in the property. The remaining 97.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Doral Court Building	100.0%	office	11/15/05	$33,280,000	$19,640,000	209,000	Miami, FL

In 2006, Triple Net Properties advanced $175,000 to the program which had return of capital of $296,000 and deficit cash flow after distributions of $439,000.

NNN 300 Four Falls, LLC:  The offering began September 29, 2005 and ended on September 26, 2006. The offering raised $41,500,000, or 100% of the offering amount. The LLC, with 31 unaffiliated members, two affiliates and a shareholder of Triple Net Properties at the time of the investment, retained a 2.9% ownership interest in the property. The remaining 97.1% of the property is owned by 28 unaffiliated TICs and three affiliates of Triple Net Properties as TICs, investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

300 Four Falls	100.0%	office	12/14/05	$100,525,000	$72,000,000	298,000	West Conshohocken, PA

In 2006, the program had return of capital and deficit cash flow after distributions of $106,000.

NNN Forest Office Park, LLC:  The offering began September 30, 2005 and ended on December 15, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and three members who were shareholders of Triple Net Properties at the time of the investment including Mr. Rogers, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Forest Office Park	100.0%	office	11/09/05	$20,850,000	$15,300,000	223,000	Richmond, VA

NNN 633 17th Street, LLC:  The offering began October 12, 2005 and ended on March 30, 2006. The offering raised $34,000,000, or 100% of the offering amount. The LLC, with 103 unaffiliated members and a shareholder of Triple Net Properties at the time of the investment, retained a 12.1% ownership interest in the property. The remaining 87.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

633 17th Street	100.0%	office	12/09/05	$92,280,000	$67,500,000	553,000	Denver, CO

NNN One Nashville Place, LLC:  The offering began October 13, 2005 and ended on November 30, 2005. The offering raised $28,800,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Nashville Place	100.0%	office	11/30/05	$79,750,000	$58,000,000	411,000	Nashville, TN

In 2006, the program had deficit cash flow after distributions of $506,000 which were covered by the prior year’s excess cash flow after distributions.

NNN Highbrook, LLC:  The offering began October 21, 2005 and ended on January 19, 2006. The offering raised $28,800,000, or 100% of the offering amount. The property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Highbrook Apartments	100.0%	apartment	01/19/06	$23,391,000	$16,925,000	280,000	High Point, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $44,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Talavi Corporate Center, LLC:  The offering began October 25, 2005 and ended on August 4, 2006. The offering raised $13,200,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, members retained a 3.0%

ownership interest in the property. The remaining 97.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Talavi Corporate Center	100.0%	office	11/23/05	$32,875,000	$24,000,000	153,000	Glendale, AZ

In 2006, the program had a deficit cash flow after distributions of $37,000 due to payment of 13 months interest on the mortgage during the year resulting in excess cash payments of $113,000. The 2006 deficit was covered by the prior year’s excess cash flow after distributions.

NNN Mission Square, LLC:  The offering began November 9, 2005 and ended on October 31, 2006. The offering raised $12,393,000, or 99.9% of the offering amount of $12,410,000. The LLC, with 11 unaffiliated members and a shareholder of Triple Net Properties at the time of the investment, retained a 3.4% ownership interest in the property. The remaining 96.6% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Square	100.0%	office	01/10/06	$33,500,000	$24,225,000	128,000	Riverside, CA

NNN Caledon Wood, LLC:  The offering began November 14, 2005 and ended on May 9, 2006. The offering raised $8,840,000, or 100% of the offering amount. The LLC, with three members retained a 0.6% ownership interest in the property. The remaining 99.4% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Caledon Wood Apartments	100.0%	apartment	01/03/06	$23,816,000	$17,000,000	348,000	Greenville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $51,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 3500 Maple, LLC:  The offering began November 23, 2005 and ended on December 15, 2006. The offering raised $26,500,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3500 Maple	100.0%	office	12/27/05	$66,500,000	$58,320,000	375,000	Dallas, TX

NNN Landing Apartments, LLC:  The offering began November 29, 2005 and ended on February 1, 2006. The offering raised $5,100,000, or 100% of the offering amount. The property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Landing Apartments	100.0%	apartment	12/30/05	$13,236,000	$9,700,000	192,000	Durham, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $98,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 1818 Market Street, LLC:  The offering began December 16, 2005 and ended on March 30, 2006. The offering raised $47,800,000, or 100% of the offering amount. The LLC, with 107 unaffiliated members, two affiliates and a shareholder of Triple Net Properties at the time of the investment, retained a 11.1%

ownership interest in the property. The remaining 88.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1818 Market Street	100.0%	office	02/21/06	$157,384,000	$132,000,000	983,000	Philadelphia, PA

NNN Gateway One, LLC:  The offering began December 22, 2005 and ended on May 9, 2006. The offering raised $22,450,000, or 100% of the offering amount. The LLC, with 20 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway One	100.0%	office	02/09/06	$66,600,000	$50,000,000	410,000	St. Louis, MO

NNN Meadows Apartments, LLC:  The offering began January 19, 2006 and ended on May 23, 2006. The offering raised $10,525,000, or 100% of the offering amount. The LLC, with five members retained a 1.6% ownership interest in the property. The remaining 98.4% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Meadows	100.0%	apartment	03/15/06	$28,400,000	$21,300,000	387,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $143,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Enclave Apartments, LLC:  The offering began February 3, 2006 and ended on March 31, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with three unaffiliated members and two affiliates of Triple Net Properties at the time of the investment, retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Enclave at Deep River Plantation	100.0%	apartment	03/17/06	$19,032,000	$13,725,000	224,000	High Point, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $63,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Aventura Harbour Centre, LLC:  The offering began February 6, 2006 and ended on December 1, 2006. The offering raised $33,150,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 6.4% ownership interest in the property. The remaining 93.6% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Aventura Harbour Centre	100.0%	office	04/28/06	$71,195,000	$51,180,000	214,000	Aventura, FL

In 2006, the program had return of capital and deficit cash flow of $661,000.

NNN Arbor Trace Apartments, LLC:  The offering began March 10, 2006 and ended on May 1, 2006. The offering raised $6,000,000, or 100% of the offering amount. The property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbor Trace	100.0%	apartment	05/01/06	$15,192,000	$11,063,000	125,000	Virginia Beach, VA

In 2006, the program had return of capital and deficit cash flow after distributions of $71,000 and Triple Net Properties advanced $30,000 to the program.

NNN Lake Center, LLC:  The offering began March 22, 2006 and ended on September 18, 2006. The offering raised $8,250,000, or 100% of the offering amount. The LLC, with four members retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center Building 40	100.0%	office	05/18/06	$19,799,000	$14,830,000	89,000	Marlton, NJ

In 2006, the program had return of capital and deficit cash flow after distributions of $238,000.

NNN 3050 Superior, LLC:  The offering began April 3, 2006 and ended on July 25, 2006. The offering raised $11,050,000, or 100% of the offering amount. The LLC, with 28 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 12.0% ownership interest in the property. The remaining 88.0% of the property is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3050 Superior (Mayo Foundation)	100.0%	office	05/18/06	$36,875,000	$28,100,000	205,000	Rochester, MN

NNN Villas Apartments, LLC:  The offering began May 2, 2006 and ended on October 4, 2006. The offering raised $7,967,000, or 100% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.1% ownership interest in the property. The remaining 98.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Villas by the Lake	100.0%	apartment	07/06/06	$20,497,000	$14,925,000	283,000	Jonesboro, GA

NNN Las Colinas Highlands, LLC:  The offering began May 5, 2006 and ended on July 21, 2006. The offering raised $15,400,000, or 100% of the offering amount. The LLC, with 27 members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Colinas Highlands	100.0%	office	06/27/06	$44,148,000	$32,000,000	199,000	Irving, TX

NNN 2716 North Tenaya, LLC:  The offering began May 10, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $30,250,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2716 North Tenaya	100.0%	office	07/07/06	$74,250,000	$50,750,000	204,000	Las Vegas, NV

NNN Chase Tower, LLC:  The offering began May 22, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,715,000.

				Share of	Share of
	Interest		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Ownership	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chase Tower	26.8%	office	07/03/06	$19,430,000	$14,686,000	389,000	Austin, TX

NNN 220 Virginia Avenue, LLC:  The offering began May 25, 2006 and ended on September 14, 2006. The offering raised $20,760,000, or 100% of the offering amount. The LLC, with 46 members, retained a

9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

220 Virginia Avenue	100.0%	office	06/29/06	$100,800,000	$84,405,000	562,000	Indianapolis, IN

NNN Westlake Villas, LLC:  The offering began June 7, 2006 and ended on October 9, 2006. The offering raised $6,650,000, or 100% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westlake Villas	100.0%	apartment	08/08/06	$15,553,000	$11,325,000	223,000	San Antonio, TX

In 2006, the program had return of capital and deficit cash flow after distributions of $4,000, due primarily to interest on advances paid to Triple Net Properties.

NNN Southcreek Corporate, LLC:  The offering began June 28, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $3,050,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Southcreek Corporate	100.0%	office	09/01/06	$8,000,000	$6,000,000	56,000	Overland, KS

NNN Chatham Court/Reflections, LLC:  The offering began July 18, 2006 and ended on November 27, 2006. The offering raised $11,450,000, or 100% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatham Court/ Reflections Apartments	100.0%	apartment	09/08/06	$26,008,000	$18,938,000	378,000	Dallas, TX

NNN 400 Capitol Center, LLC:  The offering began July 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $17,000,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

400 Capitol Center	100.0%	office	08/18/06	$38,368,000	$32,000,000	532,000	Little Rock, AR

NNN DCF Campus, LLC:  The offering began July 25, 2006 and ended on December 21, 2006. The offering raised $5,900,000, or 100% of the offering amount. The LLC, with 13 members retained a 6.8% ownership interest in the property. The remaining 93.2% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Department of Children and Families Campus	100.0%	three office buildings	11/15/06	$13,390,000	$10,090,000	118,000	Plantation, FL

NNN Collateralized Senior Notes, LLC:  The offering began August 1, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $50,000,000.

NNN 250 East 5th Street, LLC:  The offering began August 21, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $41,250,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

250 East 5th Street	100.0%	office	10/25/06	$92,756,000	$65,000,000	537,000	Cincinnati, OH

NNN One Northlake Place, LLC:  The offering began August 22, 2006 and ended on November 28, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with eight members retained a 3.1% ownership interest in the property. The remaining 96.9% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Northlake Place	100.0%	office	10/27/06	$17,450,000	$13,350,000	177,000	Cincinnati, OH

NNN 1 & 2 Met Center, LLC:  The offering began August 28, 2006 and ended on December 7, 2006. The offering raised $4,650,000, or 100% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Met Center 1 & 2	100.0%	office	10/13/06	$12,020,000	$8,600,000	95,000	Austin, TX

NNN Arbors at Fairview, LLC:  The offering began September 1, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,650,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbors at Fairview Apartments	100.0%	apartment	10/12/06	$14,420,000	$10,500,000	181,000	Simpsonville, SC

NNN Westpoint, LLC:  The offering began September 8, 2006 and ended on November 29, 2006. The offering raised $8,350,000, or 100% of the offering amount. The LLC, with 31 members retained a 11.6% ownership interest in the property. The remaining 88.4% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westpoint 1	100.0%	office	11/29/06	$20,800,000	$15,125,000	150,000	Irving, TX

NNN Beechwood Apartments, LLC:  The offering began September 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,325,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beechwood Apartments	100.0%	apartment	11/17/06	$11,845,000	$8,625,000	173,000	Greensboro, NC

NNN Northwoods, LLC:  The offering began September 25, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,540,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northwoods II	100.0%	office	12/08/06	$10,970,000	$8,200,000	116,000	Columbus, OH

NNN Castaic Town Center, LLC:  The offering began October 3, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,400,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Castaic Town Center	100.0%	retail	11/30/06	$15,400,000	$11,250,000	40,000	Castaic, CA

NNN 50 Lake Center, LLC:  The offering began October 31, 2006 and ended on December 15, 2006. The offering raised $8,800,000, or 100% of the offering amount. The LLC, with six members, retained a 2.7% ownership interest in the property. The remaining 97.3% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

50 Lake Center	100.0%	office	12/15/06	$22,500,000	$16,425,000	89,000	Marlton, NJ

NNN Mt. Moriah Apartments, LLC:  The offering began November 2, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $13,700,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trails at Mt. Moriah Apartments	100.0%	apartment	12/28/06	$31,415,000	$22,875,000	539,000	Memphis, TN

NNN Royal 400, LLC:  The offering began November 15, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $7,950,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Royal 400 Business Park	100.0%	office	12/29/06	$13,800,000	$9,400,000	140,000	Alpharetta, GA

NNN 1600 Parkwood, LLC:  The offering began December 5, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $13,575,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1600 Parkwood	100.0%	office	12/28/06	$27,525,000	$18,250,000	151,000	Atlanta, GA

CONFLICTS OF INTEREST

Our management is subject to various conflicts of interest arising out of our relationship with our advisor, the advisor’s affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

Additionally, we may experience conflicts of interests with our directors, officers and affiliates from time to time with regard to any of our investments, transactions and agreements in which they hold a direct or indirect pecuniary interest. Currently, none of our independent directors experience such conflicts. Our executive officers and our non-independent directors include Stanley J. Olander, Jr., our Chief Executive Officer, President and Chairman of the Board; David L. Carneal, our Executive Vice President and Chief Operating Officer; Gus G. Remppies, our Executive Vice President and Chief Investment Officer; Scott D. Peters, our Executive Vice President and Director; Shannon K S Johnson, our Chief Financial Officer; and Andrea R. Biller, our Secretary. As set forth in the section entitled “Certain Relationships and Related Transactions,” all of these persons are also officers and/or indirect owners of our advisor, and, therefore, have both direct and indirect pecuniary interests in our advisor. Our advisor will receive substantial fees from us, which could influence our advisor’s advice to us. These compensation arrangements could affect the judgment of each of our executive officers and our non-independent directors with respect to:

•	the continuation, renewal or enforcement of the advisory agreement;

•	public offerings of equity by us, which likely entitle our advisor to increased asset management fees as to properties acquired with the offering proceeds;

•	property sales, which entitle our advisor to possible incentive distributions;

•	property acquisitions from third parties, which entitle our advisor to future asset management fees;

•	property acquisitions and dispositions, which entitle our advisor or its affiliate to acquisition fees and disposition fees, respectively;

•	borrowings to acquire properties, which borrowings may increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange or national market system, which listing would entitle our advisor to a possible incentive distribution; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to an incentive distribution.

Further, some of our officers holds direct pecuniary interests in Grubb & Ellis, the ultimate parent of our dealer manager, Realty and Residential Management, all of which will receive substantial fees from us. These fees could influence the judgment of the dealer manager Realty and Residential Management. These compensation arrangements could affect our officers, judgment with respect to:

•	the continuation, renewal or enforcement of the dealer manager agreement and any property management agreement entered into with Realty or Residential Management;

•	public offerings of equity by us, which entitle the dealer manager to dealer-manager fees and will likely entitle Realty and Residential Management to increased acquisition fees and property management fees, as applicable, upon acquisitions of properties with the offering proceeds;

•	property sales, which entitle Realty to disposition fees;

•	property acquisitions from third parties, which entitle our advisor or its affiliate to acquisition fees or property management fees, or from a Triple Net Properties-sponsored program, which may entitle Realty to a disposition fee from such seller; and

•	borrowings to acquire properties, which borrowings may increase the acquisition fees and property management fees payable to our advisor or its affiliates.

The fees our advisor or its affiliate receive in connection with the purchase of a property and asset management are based on the purchase price of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Our board of directors has not adopted any policies with regard to transactions or agreements involving a security holder of our company, other than our advisor, and us, except as pertains to the anti-takeover provisions of the MGCL and the ownership limitations set forth in our charter. See “Important Provisions of Maryland Corporate Law and Our Charter and Bylaws — Anti-Takeover Provisions of the MGCL” and “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Competition for the Time and Service of Our Advisor and Its Affiliates

Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company, our advisor and its affiliates. Key executives of our advisor have conflicts of interest in allocating management time, services and functions among our advisor and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with our company and the various other real estate programs advised or managed by affiliates of our advisor. The key executives of our advisor will devote only as much of their time to our business as they determine is reasonably required, which may be substantially less than their full time. Further, during times of intense activity in other programs, these key executives may devote less time and fewer resources to our business than are necessary to manage our business.

Process for Resolution of Conflicting Opportunities

Triple Net Properties, the parent and manager of our advisor, has sponsored publicly and privately offered real estate programs and Triple Net Properties or Grubb & Ellis may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy Class A income-producing apartment properties placed under contract by our advisor or its affiliates that satisfy our investment objectives, so long as our board of directors or appropriate acquisition committee votes to make the purchase within seven days of being offered such property by our advisor. If our board of directors or appropriate acquisition committee does not vote to make such purchase within seven days of being offered such property, our advisor is free to offer such opportunity to any other affiliates or non-affiliates, as it so chooses.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment;

•	cash flow; and

•	the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company. Subject to these requirements, our bylaws provide that our directors, officers, employees and agents, including our advisor, may have business interests and engage in business activities similar to the business to be conducted by our company, as is consistent with their fiduciary duties owed to our company under Maryland law.

We believe that the above factors, including the obligations of our advisor and its affiliates to present to us any Class A income-producing apartment property opportunities that satisfy our investment objectives, will help to lessen the competition or conflicts with respect to the acquisition of properties and other transactions which affect our interests.

Acquisitions and Leases of Property From Our Advisor, Directors, Officers and Affiliates

We may acquire and lease properties from our advisor, our directors or officers or their affiliates. The prices or rent we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value. Additionally, for any acquisition or lease of a property from one of those parties, our charter provides that a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, must determine that the transaction and the purchase price or rent are fair, reasonable and in our best interests and at a price to us no greater than the cost of the property to that party. If the price to us is in excess of that party’s cost, then a majority of the disinterested directors must determine that substantial justification for the excess exists and the excess is reasonable. We cannot absolutely assure that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value. In connection with such acquisitions, our advisor or an affiliate of our advisor may receive acquisition fees equal to up to 3.0% of the purchase price of the property or up to 4.0% of the total development cost of any development property acquired. We will also reimburse our advisor for expenses related to selecting, evaluating or acquiring such properties. The sum of the acquisition fees and expenses, including real estate commissions paid to third parties, may not exceed 6.0% of the purchase price of such property or total development cost of such property.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Sales and Leases of Property to Our Advisor, Directors, Officers and Affiliates

We may sell our properties to our advisor, our directors or officers or their affiliates. The sales price we receive for such properties will not be the subject of arm’s-length negotiations. However, we will not sell a property to our advisor or any affiliate, including our officers and directors, unless, as our charter provides, a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction is fair, reasonable and in our best interests. Such a sale must also be supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. We do not intend to lease our properties to any of these parties.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor’s Affiliates

Our advisor may advise us to acquire an interest in a property through a joint venture arrangement with our advisor’s affiliates. In such instance, our advisor will have a fiduciary duty to our company, our stockholders and the affiliate participating in the joint venture arrangement. In addition, our charter provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services May be Rendered by Our Advisor or its Affiliates

Our advisor and its affiliates may provide property and asset management services to our company and do provide these services to other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it and its affiliates have sufficient personnel and other required resources to discharge all responsibilities for property management.

Additionally, our charter provides that our advisor, our directors and officers and their affiliates may provide goods and services to us from time to time if a majority of our board of directors not interested in the transaction, including a majority of our independent directors, determine that the transaction is fair, reasonable and in our best interests and is on terms and conditions not less favorable to us than those available from unaffiliated third parties. Other than as described in “Compensation Table,” we do not contemplate entering into any such transactions in the near future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates have received and will continue to receive the compensation as described in “Compensation Table.” The acquisition fee described under “Compensation Table” is based upon the purchase price of the properties we acquire may be derived directly from the offering proceeds, and will be payable to our advisor despite the lack of cash available to make distributions to our stockholders and regardless of our performance. In addition, an affiliate of our advisor may receive the property management fee described under “Compensation Table” computed based upon the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While our charter provides that we will not make loans to our advisor or its affiliates, it provides we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company, Our Advisor and Our Dealer Manager is the Same Law Firm

Alston & Bird LLP, acts as legal counsel to our advisor, our dealer manager and some of their affiliates and also represents us. Alston & Bird is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Alston & Bird may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor, our dealer manager or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Alston & Bird may inadvertently act in derogation of the interest of parties which could adversely affect us, and our ability to meet our investment objectives and, therefore, our stockholders.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Common Stock

NNN Capital Corp., a securities dealer and indirect wholly owned subsidiary of Grubb & Ellis, is participating as the dealer manager in this offering, which is not based upon the success of any of our investments and is payable regardless of our profitability. The dealer manager is entitled to the selling commissions, marketing allowance and accountable due diligence expense reimbursements based upon the number of shares sold, which may be retained or reallowed to broker dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Grubb & Ellis, in performing independent “due diligence” with respect to our company. Any review of our structure, formation or operations performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker dealer.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the distribution reinvestment plan, which is attached to this prospectus as Exhibit D.

General

Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the distribution reinvestment plan, or DRIP, at any time and will not need to receive a separate prospectus relating solely to the DRIP.

Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share.

Investment of Distributions

Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to the participants in the DRIP.

As of the date of this prospectus, participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the DRIP in the future to permit voluntary contributions to the DRIP by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee and Allocation of Shares

For each participant in the DRIP, we will maintain a record which will reflect, for each distribution period, the distributions received by us on behalf of such participant. Any interest earned on such distributions will be retained by us to defray costs relating to the DRIP.

We will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are paid. We will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the DRIP will be reflected on our books.

Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Administration

As of the date of this prospectus, our DRIP will be administered by us or one of our affiliates, the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. Any replacement entity which acts as the DRIP Administrator will be registered as a broker/ dealer with FINRA and in all states in which participants of our DRIP reside. The DRIP Administrator will keep all records of your account and send statements of your account to you. Shares purchased under our DRIP will be registered in the name of each participating stockholder.

Reports to Participants

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the distributions reinvested during the year;

•	the number of shares purchased during the year;

•	the per share purchase price for such shares;

•	the total administrative charge retained by us on behalf of each participant; and

•	the total number of shares purchased on behalf of the participant under the DRIP.

Tax information with respect to income earned on shares under the DRIP for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

Stockholders who purchase shares in this offering may become participants in the DRIP by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such stockholder’s desire to participate in the DRIP. Stockholders are eligible to participate in the DRIP only with respect to 100% of their shares. Participation in the DRIP will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the DRIP will apply to all distributions attributable to the distribution period in which the stockholder made such written election to participate in the DRIP and to all other distributions from that date. Participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the DRIP at our sole discretion, for any reason at any time, upon ten days’ prior written notice to all participants.

A participant who chooses to terminate participation in the DRIP must terminate his or her entire participation in the DRIP and will not be allowed to terminate in part. If the DRIP is terminated or a participant terminates his participation in the DRIP, we will update our stock records to account for all whole shares purchased by the participant(s) in the DRIP, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the DRIP or our termination of the DRIP. A participant in the DRIP who terminates his interest in the DRIP will be allowed to participate in the DRIP again by notifying us and completing any required forms.

We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the DRIP.

Federal Income Tax Considerations

Stockholders subject to federal income taxation who elect to participate in the DRIP will incur tax liability for distributions reinvested under the DRIP even though they will receive no related cash. Specifically, stockholders will be treated as if they have received a cash distribution from our company and then applied such distribution to purchase shares in the DRIP. A stockholder who reinvests distributions will be taxed on such distribution at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

We reserve the right to amend any aspect of the DRIP at our sole discretion and without the consent of stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. We also reserve the right to terminate the DRIP for any reason at any time by ten days’ prior written notice of termination to all participants. We may terminate a participant’s participation in the DRIP immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.

SHARE REPURCHASE PLAN

Our board of directors has approved and adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which shares may be sold back to us would be as follows:

•	During the offering period at $9.00 per share;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (a) $10.00 per share; or (b) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent, 5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

Our board of directors will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

In connection with repurchase requests upon the death or a qualifying disability of a stockholder (1) we will waive the one-year holding period and (2) the price to be paid for the shares to be repurchased will be (a) during the offering period and for the 36-months thereafter, $10.00 per share (or if the shares were sold at a discount, then at the discounted price) and (b) after the 36-month period following the offering period, the greater of $10.00 per share or a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year. In addition, if there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors. A copy of our share repurchase plan is attached as Exhibit E.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, inclusion of our common stock for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA

The following should be read with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of results for any future period.

	September 30,	December 31,	January 10, 2006
Selected Financial Data(1)	2007	2006	(Date of Inception)

BALANCE SHEET DATA:
Total assets	$155,607,000	$67,214,000	$201,000
Mortgage loan payables, net	$95,205,000	$19,218,000	$—
Stockholders’ equity	$52,862,000	$14,246,000	$200,000

		Period from	Period from
	For the	January 10, 2006	January 10, 2006
	Nine Months	(Date of Inception)	(Date of Inception)
	Ended	through	through
	September 30,	September 30,	December 31,
	2007	2006	2006

STATEMENT OF OPERATIONS DATA:
Total revenues	$7,691,000	$—	$659,000
Loss from continuing operations	$(3,446,000)	$(71,000)	$(523,000)
Net loss	$(3,446,000)	$(71,000)	$(523,000)
Loss per common share — basic and diluted(1):
Loss from continuing operations	$(0.82)	$(3.16)	$(1.99)
Net loss	$(0.82)	$(3.16)	$(1.99)
STATEMENT OF CASH FLOWS DATA:
Cash flows provided by operating activities	$2,051,000	$—	$301,000
Cash flows used in investing activities	$(66,562,000)	$—	$(63,990,000)
Cash flows provided by financing activities	$64,810,000		$65,144,000
OTHER DATA:
Distributions declared	$1,161,000	$—	$146,000
Distributions declared per share(1)	$0.51	$—	$0.14
Funds from operations(2)	$154,000	$(71,000)	$(234,000)

(1)	Net loss and distributions per share are based upon the weighted-average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

(2)	One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Funds from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States of America, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as us.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

We are disclosing FFO and intend to disclose FFO in future filings because we consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations,” which includes a reconciliation of our GAAP net income available to stockholders to FFO.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Apartment REIT, Inc. and our subsidiaries including, Grubb & Ellis Apartment REIT Holdings, L.P., except where the context otherwise requires.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and information (and notes thereto) as of December 31, 2006 and January 10, 2006 (Date of Inception), together with our results of operations and cash flows for the period from January 10, 2006 (Date of Inception) through December 31, 2006 and the interim unaudited condensed consolidated financial statements and information (and notes thereto) as of September 30, 2007 and December 31, 2006, together with our results of operations for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 and our cash flows for the nine months ended September 30, 2007.

Overview and Background

We were formed as a Maryland corporation on December 21, 2005. We were initially capitalized on January 10, 2006, and therefore we consider that our date of inception. We intend to purchase and hold a diverse portfolio of apartment communities with strong, stable cash flows and growth potential in select U.S. metropolitan areas. We may also invest in real estate related securities. When we filed our 2006 tax return, we were qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ended December 31, 2006.

We are conducting a best efforts initial public offering, or our offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, or the minimum offering, and a maximum of 100,000,000 shares of our common stock for $10.00 per share and 5,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,047,500,000, or the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., or our dealer manager, by Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor, or by its affiliates did not count towards the minimum offering. As of December 7, 2007, we had received and accepted subscriptions in our offering for 7,899,782 shares of our common stock, or $78,916,000, excluding shares issued under the DRIP.

We conduct substantially all of our operations through Grubb & Ellis Apartment REIT Holdings, L.P., or our Operating Partnership. We are externally advised by our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor. Triple Net Properties, LLC, or Triple Net Properties, is the managing member of our advisor. The Advisory Agreement had an initial one-year term that expired on July 18, 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. On June 12, 2007, our board of directors and our advisor approved the renewal of the Advisory Agreement for an additional one-year term, which expires on July 18, 2008. Our advisor supervises and manages our day-to-day operations and will select the properties and securities we acquire, subject to oversight and approval by our board of directors. Our advisor will also provide marketing, sales and client services on our behalf. Our advisor is affiliated with us in that we and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, to provide various services to us.

On December 7, 2007, NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisors stockholders owned approximately 59% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer and President of Grubb & Ellis. As a result of the merger, we consider Grubb & Ellis to be our sponsor.

As of December 19, 2007, we had purchased six properties in Texas consisting of a total of 1,819 apartment units and one property in North Carolina consisting of 160 apartment units.

Business Strategies

We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the U.S. Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, each gaining more than 12 million people in total. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and 4.2 million people, respectively.

We will emphasize property acquisitions in regions of the United States that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, they may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes or they may be service employees who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment. They may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flow to our investors as well as increasing the value of our properties.

After reviewing recent historical lows in 2003, interest rates have generally increased. From June 13, 2003 to December 17, 2007, the yield on the 10-year treasury bond rose overall from 3.10% to 4.20%. We believe that interest rates will continue to increase and that higher interest rates can benefit our business model by making it more difficult for many people to buy a home, especially a first home. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we may acquire.

Leveraging the Experience of Our Management

We believe that a critical success factor in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.

Each of our key executives has considerable experience building successful real estate companies. As an example, one of our principals, Mr. Olander, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc, or Cornerstone. Likewise, Mr. Remppies and Mr. Carneal are the former Chief Investment Officer and Chief Operating Officer, respectively, of Cornerstone, where they oversaw the growth of that company. From year end 1997, when the company’s shares were listed on the New York Stock Exchange, Cornerstone grew from owning approximately 12,000 apartments mainly concentrated in four major markets to owning approximately 23,000 apartments across 17 major markets in 2004 when its merger with Colonial Properties Trust was announced. This growth represented a 100% increase in total assets over seven years and an average growth of over 14.0% per year.

We intend to acquire fee ownership of our apartment communities, but may also enter into joint venture arrangements. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

Decisions relating to the purchase or sale of properties will be made by our advisor subject to approval by our board of directors.

Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and the performance of us and our advisor to ensure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our stockholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

The sheltering from tax of income from other sources is not one of our objectives.

Acquisitions

Acquisitions in 2006

Walker Ranch — San Antonio, Texas

On October 31, 2006, through our wholly owned subsidiary, Apartment REIT Walker Ranch, L.P., we purchased the Walker Ranch property, in San Antonio, Texas, from an unaffiliated third party for a purchase price of $30,750,000. The Walker Ranch property is a 325-unit class A apartment property which consists of 17 buildings. We financed the purchase price with $22,120,000 in borrowings under a secured line of credit with Wachovia, or the line of credit, and $4,740,000 in borrowings under a secured mezzanine line of credit with Wachovia, or the mezzanine line of credit. The balance of the purchase price was provided for with funds raised through our offering. In connection with the acquisition, we incurred an acquisition fee to our advisor and its affiliates of $923,000, or 3.0% of the purchase price.

Hidden Lake — San Antonio, Texas

On December 28, 2006, through our wholly owned subsidiary, Apartment REIT Hidden Lakes, L.P., we purchased Hidden Lake Apartment Homes, or the Hidden Lake property, in San Antonio, Texas, from an unaffiliated third party for a purchase price of $32,030,000. The Hidden Lake property is a 380-unit class A apartment property which consists of 19 buildings. We financed the purchase price with $19,218,000 in borrowings under a secured mortgage loan with Wachovia, a $10,000,000 unsecured note from NNN Realty

Advisors and $2,500,000 in borrowings under the line of credit. The balance was provided for with funds raised through our offering. In connection with the acquisition, we incurred an acquisition fee to our advisor and its affiliates of $961,000, or 3.0% of the purchase price.

Acquisitions in 2007

Park at Northgate — Spring, Texas

On June 12, 2007, we purchased Park at Northgate, located in Spring, Texas, or the Northgate property, for a purchase price of $16,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property from funds raised through our offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Residences at Braemar — Charlotte, North Carolina

On June 29, 2007, we purchased Residences at Braemar, located in Charlotte, North Carolina, or the Braemar property, for a purchase price of $15,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $10,000,000, with an unpaid principal balance of $9,722,000, and a $3,300,000 unsecured loan from NNN Realty Advisors, with the balance of the purchase price provided by funds raised through our offering. We paid an acquisition fee of $450,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Baypoint Resort — Corpus Christi, Texas

On August 2, 2007, we purchased Baypoint Resort, located in Corpus Christi, Texas, or the Baypoint property, for a purchase price of $33,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a loan secured by the property in the principal amount of $21,612,000 and a $13,200,000 unsecured loan with NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Towne Crossing Apartments — Mansfield, Texas

On August 29, 2007, we purchased Towne Crossing Apartments, located in Mansfield, Texas, or the Towne Crossing property, for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $15,760,000, with an unpaid principal balance of $15,366,000, and a $5,400,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $648,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Acquisitions after September 30, 2007

Villas of El Dorado — McKinney, Texas

On April 25, 2007, our executive committee approved the acquisition of Villas of El Dorado, located in McKinney, Texas, or the El Dorado property. On November 2, 2007, we purchased the El Dorado property for $18,000,000, plus closing costs, from an unaffiliated third party. See Subsequent Events — Property Acquisition for a further discussion.

Proposed Acquisitions

The Myrtles at Olde Towne — Portsmouth, Virginia

On November 30, 2007, our board of directors approved the acquisition of the Myrtles at Olde Towne, located in Portsmouth, Virginia, or the Myrtles property. We anticipate purchasing the Myrtles property for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $1,080,000, or 3% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions, including the simultaneous completion of the acquisition of The Heights at Olde Towne (described below), and there can be no assurance that we will be able to complete the acquisition of the Myrtles property.

The Heights at Olde Towne — Portsmouth, Virginia

On November 30, 2007, our board of directors approved the acquisition of the Heights at Olde Towne, or the Heights property, also located in Portsmouth, Virginia. We anticipate purchasing the Heights property for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $510,000, or 3% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions, including the simultaneous completion of the acquisition of the Myrtles property, and there can be no assurance that we will be able to complete the acquisition of the Heights property.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We lease multifamily residential apartments under operating leases primarily with terms of one year or less. Rent and other property income is recorded when due from residents and is recognized monthly as it is earned. Other property income consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Receivables are carried net of the allowances for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain residents to meet their contractual obligations under their lease agreements. We determine the adequacy of this allowance by continually evaluating individual residents’ receivables considering the tenant’s financial condition and security deposits and current economic conditions.

Capitalization of Expenditures and Depreciation of Assets

The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from 10 to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property will be retired or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

Impairment

Our properties are carried at the lower of historical cost less accumulated depreciation or fair value. We assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that would be expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. The estimation of expected future net cash flows will be inherently uncertain and will rely on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It will require us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property.

Properties Held for Sale

We account for our properties held for sale in accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, or SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, at such time as a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation

In accordance with SFAS No. 141, Business Combinations, we, with assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Allocations are made at the fair market value for furniture, fixtures and equipment on premises. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in the intangible assets and below market lease values, if any, would be included in intangible liabilities in our consolidated financial statements and would be amortized to rental income over the weighted average remaining term of the acquired leases with each property. As of December 31, 2006, we did not have any amounts allocated to above or below market leases.

The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

These allocations are subject to change based on continuing valuation analysis, or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.

Interim Financial Data

Our accompanying interim unaudited condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying interim unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying interim unaudited condensed consolidated financial statements reflect all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable. Our accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in this prospectus.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 was effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings in the year of adoption. Our adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have any impact on our consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

Qualification as a REIT

We have elected to be taxed as a REIT under Section 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and, we will be taxed as such beginning with our taxable year ended December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates starting with that year and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service were to grant us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and will operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

Factors Which May Influence Results of Operations

Rental Income

The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and space available from unscheduled lease terminations at the existing rental rates and the timing of the disposition of the properties. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material adverse affect on our results of operations and could impact our ability to continue to pay distributions at current rates to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders. As part of our compliance with the Sarbanes-Oxley Act, we will have to provide management’s assessment of our internal control over financial reporting as of December 31, 2007.

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant, and potentially increasing costs and, our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Results of Operations

Our operating results are primarily comprised of income derived from our portfolio of apartment properties.

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties other than those listed in our prospectus.

If we fail to raise significant proceeds above our minimum offering, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, expose our stockholders to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of offering proceeds we raise, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

Nine Months Ended September 30, 2007 Compared to the Period from January 10, 2006 (Date of Inception) through September 30, 2006

We had limited results of operations for the period from January 10, 2006 (Date of inception) through September 30, 2006.

For the nine months ended September 30, 2007, we had a net loss of $3,446,000, or $0.82 per share, due to revenue of $7,691,000, offset by rental expenses of $3,647,000, general and administrative expenses of $1,572,000, depreciation and amortization of $3,330,000 and interest expense of $2,647,000. For the period from January 10, 2006 (Date of inception) through September 30, 2006, we had a net loss of $71,000, or $3.16 per share, due to general and administrative expenses of $71,000. The increases as compared to 2006 are the result of increased activity as a result of acquiring real estate investments. We expect all amounts to increase in the future as we purchase additional real estate investments. Our results of operations are not indicative of those expected in future periods.

For the nine months ended September 30, 2007, revenue was comprised of $7,006,000 in rental income and $685,000 in other property revenue. Rental income relates primarily to the Braemar property, the Northgate property, Walker Ranch Apartment Homes, or the Walker Ranch property, and Hidden Lake Apartment Homes, or the Hidden Lake property. Other property revenue is primarily comprised of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

For the nine months ended September 30, 2007, general and administrative expense was comprised primarily of asset management fees of $568,000, professional and legal fees of $493,000, directors’ and officers’ insurance premiums of $150,000, and directors’ fees of $77,000. For the period from January 10, 2006 (Date of inception) through September 30, 2006, general and administrative expense was comprised primarily of directors’ and officers’ insurance premiums of $38,000, directors’ fees of $23,000 and restricted stock compensation of $10,000.

For the nine months ended September 30, 2007, depreciation and amortization expense was comprised primarily of depreciation on our operating properties of $1,977,000 and amortization of identified intangible assets of $1,353,000. Depreciation and amortization is calculated based on our depreciation and amortization policies as set forth above under “Critical Accounting Policies — Capitalization of Expenditures and Depreciation of Assets.”

For the nine months ended September 30, 2007, interest expense was related to interest expense primarily on our mortgage loan payables and amortization of loan fees associated with acquiring the line of credit and the mezzanine line of credit that are being amortized to interest expense over the three-year term.

For the Period from January 10, 2006 (Date of Inception) through December 31, 2006

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we had a net loss of $523,000, or $1.99 per share, due to revenue of $659,000, offset by rental expenses of $266,000, general and administrative expenses of $294,000, depreciation and amortization of $289,000 and interest expense of $338,000. We expect all amounts to increase in the future based on a full year of operations as well as increased activity as we make additional real estate investments. Our results of operations are not indicative of those expected in future periods.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, revenue was comprised of $615,000 in rental income and $44,000 in other property revenue. Revenue relates to rental income at the Walker Ranch property for two months and at the Hidden Lake property for four days. Other property revenue is primarily comprised of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, rental expense was comprised of rental expense at the Walker Ranch property for two months and at the Hidden Lake property for four days. Rental expense is primarily comprised of property taxes, maintenance, onsite payroll and utilities.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, general and administrative expense was comprised primarily of directors’ and officers’ insurance premiums of $87,000, directors’ fees of $53,000, professional and legal fees of $50,000, audit and filing fees in connection with complying with the provisions of Article 3-14 of Regulation S-X issued by the SEC of $48,000, and restricted stock compensation of $11,000.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, depreciation and amortization expense was comprised primarily of depreciation on the Walker Ranch property and the Hidden Lake property of $188,000 and amortization of identified intangible assets of $101,000. Depreciation is calculated based on our depreciation policy as set forth above under Capitalization of Expenditures and Depreciation of Assets.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, interest expense was related to interest expense primarily on borrowings under the line of credit and mezzanine line of credit with Wachovia and LaSalle Bank National Association, or LaSalle, and amortization of loan fees associated with acquiring the line of credit and the mezzanine line of credit that are being amortized to interest expense over the three-year term. Such borrowings were outstanding primarily to finance the purchase price of the Walker Ranch property, purchased on October 31, 2006.

Our organizational, offering and related expenses are initially being paid by our advisor, our dealer manager and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee) to be paid by us in connection with our offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our offering. As of December 31, 2006, our advisor or Triple Net Properties have incurred $1,679,000 in excess of 11.5% of the gross proceeds of our offering, and therefore these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2006. To the extent we raise additional proceeds from our offering, these amounts may become our liability.

See Note 9, Related Party Transactions — Offering Stage to our accompanying consolidated financial statements for a further discussion of expenses during our offering stage.

Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. The capital required to purchase real estate and real estate related securities will be obtained from our offering and from any indebtedness that we may incur.

Our principal demands for funds will be for acquisitions of real estate and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. In addition, we will require resources to make certain payments to our advisor and our dealer manager, which during our offering include payments to our advisor and its affiliates for reimbursement of certain organizational and offering expenses and to our dealer manager and its affiliates for selling commissions, non-accountable marketing support fees and due diligence expense reimbursements.

Generally, cash needs for items other than acquisitions of real estate and real estate related securities will be met from operations, borrowings, and the net proceeds of our offering. However, there may be a delay between the sale of shares of our common stock and our investments in properties and real estate related securities, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investments’ operations. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

We currently anticipate that we will not require any significant funds for the next 12 months for capital expenditures on our current properties, because our six properties were constructed within the past four years. To the extent we purchase additional properties in the future, we may require funds for capital expenditures. To the extent funds from operations are not sufficient to fund these expenditures, we would be required to borrow amounts.

Our advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest the proceeds of our offering in properties and real estate related securities, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate related securities. The number of properties we may acquire and other investments we will make will depend upon the number of shares sold in our offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of our offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Cash Flows

Cash flows from operating activities for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 were $2,051,000 and $0, respectively. In 2007, such cash flows related primarily to operations from the properties. We anticipate cash flows from operating activities to continue to increase as we purchase more properties.

Cash flows used in investing activities for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 were $66,562,000 and $0, respectively. In 2007, such cash flows related primarily to the acquisition of the Northgate property, the Braemar property, the Baypoint property and the Towne Crossing property in the amount of $63,915,000. We anticipate cash flows used in investing activities to continue to increase as we purchase more properties.

Cash flows from financing activities for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 were $64,810,000 and $201,000, respectively. In 2007, such cash flows related primarily to funds raised from investors in the amount of $49,065,000 and borrowings on our mortgage note payables and unsecured note payables to affiliate of $73,807,000, partially offset by offering costs of $4,961,000 and principal repayments on borrowings in the amount of $51,327,000. In 2006, such cash flows related to $200,000 from the sale of 22,223 shares of our common stock to our advisor and $1,000 invested in our Operating Partnership from our advisor. We anticipate cash flows from financing activities to increase in the future as we raise additional funds from investors and incur additional debt to purchase properties.

Distributions

The amount of the distributions to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code.

Our board of directors approved a 6.0% per annum distribution to be paid to stockholders beginning on October 5, 2006, the date we reached our minimum offering. We paid our first monthly distribution on December 15, 2006 for the period ended November 30, 2006.

On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders. The increased distribution began with the March 2007 monthly distribution, which was paid on April 15, 2007. Distributions are paid to stockholders on a monthly basis.

If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. During the year ended December 31, 2006, distributions of $68,000 paid to stockholders were a return of capital.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we paid distributions of $48,000 from cash flow from operations of $301,000 for the period. However, as of December 31, 2006, we owed $325,000 to our advisor and its affiliates for operating expenses and asset and property management fees, which will be paid from cash flow from operations in the future. For the nine months ended September 30, 2007, we paid distributions of $1,161,000 from cash flow from operations of $2,051,000 for the period. However, as of September 30, 2007, we owed $572,000 to our advisor and its affiliates for operating expenses and asset and property management fees, which will be paid from cash flow from operations in the future. Our advisor and its affiliates have no obligations to defer or forgive amounts due to them. As of September 30, 2007, no amounts due to our advisor or its affiliates have been forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and as a result if our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from our offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

We have not paid distributions with funds from operations, or FFO.

Capital Resources

Financing

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual asset.

Mortgage Loan Payables

Mortgage loan payables were $96,171,000 ($95,205,000, net of discount) and $19,218,000 as of September 30, 2007 and December 31, 2006, respectively. As of September 30, 2007, we had six fixed rate mortgage loans with a weighted-average effective interest rate of 5.53% per annum. As of December 31, 2006, we had one fixed rate mortgage loan with an effective interest rate of 5.34% per annum. The mortgage loans secured by the Hidden Lake, Walker Ranch, Northgate and Baypoint properties have interest-only monthly payments. The mortgage loans secured by the Braemar property and the Towne Crossing property have monthly principal and interest payments. We are required by the terms of the applicable loan documents to meet certain reporting requirements. As of September 30, 2007 and December 31, 2006, we were in compliance with all such requirements.

Mortgage loan payables consisted of the following as of September 30, 2007 and December 31, 2006:

			Mortgage	Mortgage
			Loan Payables as of	Loan Payables as of
	Interest	Maturity	September 30,	December 31,
Property	Rate	Date	2007	2006

Hidden Lake Apartment Homes	5.34%	1/11/2017	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%	5/11/2017	20,000,000	—
Residences at Braemar	5.72%	6/1/2015	9,698,000	—
Park at Northgate	5.94%	8/1/2017	10,295,000	—
Baypoint Resort	5.94%	8/1/2017	21,612,000	—
Towne Crossing Apartments	5.04%	11/1/2014	15,348,000	—

			96,171,000	19,218,000

Less: discount			(966,000)	—

			$95,205,000	$19,218,000

On April 12, 2007, we entered into a mortgage loan, secured by the Walker Ranch property, with Wachovia Bank, National Association, or Wachovia, evidenced by a promissory note in the principal amount of $20,000,000. The loan bears interest at a fixed rate of 5.36% per annum and requires monthly interest-only payments beginning on May 11, 2007 for the 10-year term of the loan. We used approximately $19,344,000 of the proceeds from the mortgage loan to payoff our line of credit with Wachovia in full, including all accrued interest, as of April 12, 2007. See Line of Credit and Mezzanine Line of Credit.

On June 29, 2007, we assumed an existing $10,000,000 mortgage loan with an unpaid balance of $9,722,000, secured by the Braemar property, with Transamerica Occidental Life Insurance Company. The loan bears interest at a fixed rate of 5.72% per annum and requires monthly principal and interest payments beginning on July 1, 2007 through June 1, 2015.

On August 1, 2007, we entered into a mortgage loan, secured by the Northgate property, with PNC ARCS, LLC, or PNC, evidenced by a promissory note, in the principal amount of $10,295,000. The loan bears interest at a fixed rate of 5.94% per annum and requires monthly interest-only payments beginning on September 1, 2007 for the 10-year term of the loan. The net cash proceeds from the loan (net of closing costs and $533,000 of lender required reserves) of $9,831,000 were used towards a payment on our $13,200,000, 6.86% unsecured loan with NNN Realty Advisors.

On August 1, 2007, we entered into a mortgage loan, secured by the Baypoint property, with PNC, evidenced by a promissory note in the principal amount of $21,612,000. The loan bears interest at a fixed rate of 5.94% per annum and requires monthly interest-only payments beginning on September 1, 2007 for the 10-year term of the loan.

On August 29, 2007, we assumed an existing $15,760,000 mortgage loan with an unpaid balance of $15,366,000, secured by the Towne Crossing property, with Federal Home Loan Mortgage Corporation. The loan bears interest at a fixed rate of 5.04% per annum and requires monthly principal and interest payments beginning on October 1, 2007 through November 1, 2014.

Unsecured Note Payables to Affiliate

On December 28, 2006, in connection with the acquisition of the Hidden Lake property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $10,000,000. The unsecured note had a maturity date of June 28, 2007. As of September 30, 2007 and December 31, 2006, $0 and $10,000,000,

respectively, was outstanding under the unsecured note. The unsecured note bore interest at a fixed rate of 6.86% per annum and required monthly interest-only payments beginning on February 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.86% per annum. On April 6, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our offering.

On June 29, 2007, in connection with the acquisition of the Braemar property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $3,300,000. The unsecured note had a maturity date of December 29, 2007. The unsecured note bore interest at a fixed rate of 6.85% per annum and required monthly interest-only payments beginning on August 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.85% per annum. On July 31, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our offering.

On August 1, 2007, in connection with the acquisition of the Baypoint property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $13,200,000. The unsecured note had a maturity date of February 1, 2008. The unsecured note bore interest at a fixed rate of 6.86% per annum and required monthly interest-only payments beginning on September 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.86% per annum. On August 2, 2007, we repaid $9,900,000 in principal on the unsecured note using proceeds from the Park at Northgate secured loan. On August 22, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our offering.

On August 29, 2007, in connection with our acquisition of the Towne Crossing property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $5,400,000. The unsecured note matures on March 1, 2008, bears interest at a fixed rate of 6.85% per annum and requires monthly interest-only payments beginning on October 1, 2007 for the term of the unsecured note. The unsecured note provides for a default interest rate in an event of default equal to 8.85% per annum. As of September 30, 2007, $2,200,000 was outstanding under the secured note. On October 17, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our offering. See Subsequent Events below for a further discussion.

Because these loans were related party loans, the terms of the loans and the unsecured notes, were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

Line of Credit and Mezzanine Line of Credit

We have a credit agreement, or the Credit Agreement, with Wachovia and LaSalle Bank National Association, or LaSalle, for a secured revolving line of credit with a maximum borrowing amount of $75,000,000 which matures on October 31, 2009 and may be increased to $200,000,000 subject to the terms of the Credit Agreement, or the line of credit. The line of credit has an option to extend for one year in exchange for the payment of an extension fee.

As of September 30, 2007 and December 31, 2006, borrowings under the line of credit totaled $0 and $21,585,000, respectively. Borrowings as of December 31, 2006 bore interest at a weighted-average interest rate of 6.88% per annum. On April 12, 2007, we repaid the remaining outstanding borrowings and accrued interest under the line of credit.

We have a mezzanine credit agreement, or the Mezzanine Credit Agreement, with Wachovia for a mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000 which matures on October 31, 2009, or the mezzanine line of credit. As of September 30, 2007 and December 31, 2006, there were no outstanding borrowings under the mezzanine line of credit.

On March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle, as applicable. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either line of credit until we comply with the financial covenants, although they may do so in their sole discretion.

On July 10, 2007, we entered into letter agreements amending the terms of the Credit Agreement and Mezzanine Credit Agreement, or the amendment letters. Pursuant to the amendment letters, we are no longer obligated to pay the nonuse fee or the mezzanine nonuse fee until such times as Wachovia and LaSalle have agreed in writing to make additional loans under the Credit Agreement or the Mezzanine Credit Agreement, as applicable. Further, until Wachovia and LaSalle have agreed to make additional loans under the Credit Agreement or Mezzanine Credit Agreement, as applicable, we will not be obligated to comply with the financial covenants contained in the Credit Agreement or Mezzanine Credit Agreement, nor will we be obligated to comply with related reporting obligations. Finally, Wachovia and LaSalle, as applicable, have agreed that we will not be obligated to pay any reinstatement fees under the Credit Agreement or Mezzanine Credit Agreement in order for Wachovia or LaSalle to lend us funds in the future.

REIT Requirements

In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of REIT taxable income. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of debt financing through one or more third parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties.

Commitments and Contingencies

Repairs and Maintenance Expenses

We are required by the terms of the mortgage loans secured by the Northgate property and the Baypoint property to complete certain repairs to the properties in the amount of $46,000 and $130,000, respectively, by no later than August 1, 2008. Funds for these expenditures are held by the lender and are included in restricted cash on the condensed consolidated balance sheet as of September 30, 2007.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our advisor and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our offering. As of September 30, 2007, our advisor or Triple Net Properties has incurred $2,115,000 in excess of 11.5% of the gross proceeds of our offering, and therefore these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2007. To the extent we raise additional proceeds from our offering, these amounts may become our liability. See Note 9, Related Party Transactions — Offering Stage to our accompanying condensed consolidated financial statements for a further discussion of these amounts during our offering stage.

Debt Service Requirements

One of our principal liquidity needs is payments of interest and principal on outstanding indebtedness. As of September 30, 2007, we had six mortgage loans outstanding. The mortgage loans secured by the Baypoint property, the Northgate property, the Hidden Lake property and the Walker Ranch property have interest-only monthly payments. The mortgage loans secured by the Towne Crossing property and Braemar property have monthly principal and interest payments.

In addition, we had $2,200,000 outstanding under an unsecured note payable to NNN Realty Advisors, at a fixed rate of 6.85% per annum. The unsecured note payable matures on March 1, 2008 and requires monthly interest only payments beginning on October 1, 2007 for the term of the unsecured note.

As of September 30, 2007, the weighted average effective interest rate on our outstanding debt was 5.56% per annum.

Contractual Obligations

The following table provides information with respect to the maturities and scheduled principal repayments of our indebtedness as of September 30, 2007. The table does not reflect any available extension options.

	Payments Due by Period
	Less Than			More Than
	1 Year	1-3 Years	3-5 Years	5 Years
	(2007)	(2008-2009)	(2010-2011)	(After 2011)	Total

Principal payments — fixed rate debt	$96,000	$3,006,000	$899,000	$94,370,000	$98,371,000
Interest payments — fixed rate debt	1,336,000	10,625,000	10,520,000	25,277,000	47,758,000
Repairs and maintenance	—	176,000	—	—	176,000

Total	$1,432,000	$13,807,000	$11,419,000	$119,647,000	$146,305,000

Off-Balance Sheet Arrangements

As of September 30, 2007, we had no off-balance sheet transactions nor do we currently have any such arrangements or obligations.

Inflation

Substantially all of our apartment leases will be for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. FFO is not equivalent to our net operating income or loss as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which it believes more accurately reflects the operating performance of a REIT such as us.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

We are disclosing FFO and intend to disclose FFO in future filings because we consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

The following is the calculation of FFO for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006.

		Period from January 10,
	Nine Months	2006 (Date of Inception)
	Ended September 30,	through September 30,
	2007	2006

Net loss	$(3,446,000)	$(71,000)
Add:
Depreciation and amortization — consolidated properties	3,330,000	—

FFO	$(116,000)	$(71,000)

Weighted-average number of shares outstanding — basic and diluted	4,212,080	22,437

Subsequent Events

Status of our Offering

As of December 7, 2007, we had received and accepted subscriptions in our offering for 7,899,782 shares of our common stock, or $78,916,000, excluding shares issued under the DRIP.

Unsecured Note Payable to Affiliate

On October 17, 2007, we repaid the remaining outstanding principal and accrued interest on the $5,400,000, 6.85% unsecured note with NNN Realty Advisors entered into on August 29, 2007.

Wachovia Loan

On November 1, 2007, we entered into a loan agreement with Wachovia for a loan in the principal amount of up to $10,000,000 which matures on November 1, 2008, or the Wachovia loan. The Wachovia loan is secured by a pledge of (1) 49.0% of our partnership interests in Apartment REIT Walker Ranch L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, L.P., (2) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. and (3) 100% of our ownership interests in entities acquiring properties in the future if financed in part by the Wachovia loan. The Wachovia loan has an option to extend for one year subject to satisfaction of certain conditions. On November 1, 2007, we used $3,122,000 (net of closing costs of $73,000) from $3,195,000 in borrowings under the Wachovia loan agreement in connection with the acquisition of the El Dorado property. On November 19, 2007, we repaid the outstanding principal and accrued interest on the Wachovia loan.

Property Acquisition

On November 2, 2007, we acquired the El Dorado property for a purchase price of $18,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of a loan secured by the property in the principal amount of $13,600,000 with an unpaid principal balance of $13,600,000, and $3,122,000 in cash proceeds (net of closing costs of $73,000) from $3,195,000 in borrowings under the Wachovia Loan (see above), with the balance provided from funds raised from our offering. The secured loan matures on December 1, 2016 and bears interest at a rate of 5.68% per annum. An acquisition fee of $540,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Proposed Acquisitions

The Myrtles at Olde Towne — Portsmouth, Virginia

On November 30, 2007, our board of directors approved the acquisition of the Myrtles at Olde Towne, located in Portsmouth, Virginia, or the Myrtles property. We anticipate purchasing the Myrtles property for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $1,080,000, or 3% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions, including the simultaneous completion of the acquisition of The Heights at Olde Towne (described below), and there can be no assurance that we will be able to complete the acquisition of the Myrtles property.

The Heights at Olde Towne — Portsmouth, Virginia

On November 30, 2007, our board of directors approved the acquisition of the Heights at Olde Towne, or the Heights property, also located in Portsmouth, Virginia. We anticipate purchasing the Heights property for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $510,000, or 3% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in December 2007; however, closing is subject to certain agreed upon conditions, including the simultaneous completion of the acquisition of the Myrtles property, and there can be no assurance that we will be able to complete the acquisition of the Heights property.

PRINCIPAL STOCKHOLDERS

The following table shows, as of November 30, 2007, the amount of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our Chief Executive Officer and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 7,927,588 shares of our common stock outstanding as of November 30, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of
	Shares of
	Common Stock	Percent
	Beneficially	of
Name of Beneficial Owners(1)	Owned	Class

Stanley J. Olander, Jr.(2)	22,223	*
Glenn W. Bunting, Jr.(3)	2,106	*
Robert A. Gary, IV(3)	2,000	*
W. Brand Inlow(3)	2,000	*
Scott D. Peters	—	—
All directors and executive officers as a group (9 persons)	28,329	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Apartment REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 22,223 shares of our common stock owned by our advisor. Stanley J. Olander, Jr. is the Chief Executive Officer of our advisor. Our advisor also owns 100 units of Grubb & Ellis Apartment REIT Holdings, L.P., or our Operating Partnership.

(3)	Includes vested and non-vested restricted shares of common stock.

There is no established public trading market for our shares of common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock highlights all material provisions of our charter and bylaws as in effect as of the date of this prospectus. Because it is a description of what is contained in our charter and bylaws, it may not contain all the information that is important to you.

Common Stock

Under our charter, we have 300,000,000 authorized shares of common stock, $.01 par value per share, available for issuance. We have authorized the issuance of up to 105,000,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

Holders of our common stock:

•	are entitled to receive distributions authorized by our board of directors after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preference, conversion, exchange, sinking fund, redemption or appraisal rights or preemptive rights to subscribe for any of our securities.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America will act as our transfer agent and registrar through December 31, 2007. Commencing January 1, 2008, we will act as our transfer agent and registrar and will process all subscription agreements and stock transfers. Transfers can be effected simply by mailing a transfer and assignment form to us, which we will provide to you at no charge upon request.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

Our charter provides that we may not, without the affirmative vote of stockholders holding at least a majority of all the shares entitled to vote on the matter:

•	amend our charter, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to classifications and reclassifications of our capital stock and increases or decreases in the aggregate number of shares of our stock or the number of shares of stock of any class or series;

•	sell all or substantially all of our assets other than in the ordinary course of our business or as otherwise permitted by law;

•	cause a merger or reorganization of our company except that where the merger is effected through our wholly-owned subsidiary and the consideration to be paid by us in the merger consists solely of cash, the merger may be approved solely by our board of directors unless a party to the merger is an affiliate of Triple Net Properties or ROC REIT Advisors, LLC; or

•	dissolve or liquidate our company.

Our charter further provides that, without the necessity for concurrence by our board of directors, our stockholders may vote to elect or remove any or all of our directors.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by a proxy executed in writing or in any other manner permitted by law directing the manner in which he or she desires that his or her vote be cast. Any such proxy must be received by the board of directors prior to the date on which the vote is taken. Stockholders may take action without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Preferred Stock

Our charter authorizes our board of directors without further stockholder action to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, with such voting powers and with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.

Issuance of Additional Securities and Debt Instruments

Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable subject to certain restrictions in our charter, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause our company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our shares constitute a class of “publicly-offered securities,” result in 25% or more of our shares being owned by ERISA investors;

will be null and void, with the intended transferee acquiring no rights in such shares of stock, or result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred shares that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limits.

The ownership limits generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares or by our advisor. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limits. However, the ownership limits will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our common or preferred shares, if any, will bear a legend referring to the restrictions described above.

The ownership limits in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

IMPORTANT PROVISIONS OF MARYLAND
CORPORATE LAW AND OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. A majority of our independent directors must approve or ratify any subsequent amendment to our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the secretary or a majority of our board of directors or a majority of the independent directors, and will be called by the president upon written request of stockholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

Our charter provides that the number of directors of our company may not be fewer than three and that a majority of the directors will be independent directors. This provision may only be amended by a vote of a majority of our stockholders. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors will nominate a replacement. Any director may resign at any time and may be removed with or without cause by our stockholders owning at least a majority of the outstanding shares.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

Our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation on Organizational and Offering Expenses

The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15% of the gross proceeds raised in this offering.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, our advisor, our advisor’s affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors, our officers, our advisor or our advisor’s affiliates unless all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, our officers, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors (other than the independent directors) or our advisor or their affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, our advisor or its affiliates or broker dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

The indemnification provided in our charter is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our charter.

Defenses Available

There are defenses available to our directors and officers and our advisor under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in the best interests of our company and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care or a committee of the board of directors on which the director does not serve as to a matter within its authority so long as the director has a reasonable belief that the committee merits its confidence.

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board and the Alabama Securities Commission, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of our company and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of our company and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of our company. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Section 2.13 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirements for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, at such time as we are eligible to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Dissolution or Termination of Our Company

We are an infinite-life corporation which may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our stockholders. If, before 2013, our common stock is not listed on a national securities exchange or quoted on a national market system or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the stockholders at the next annual meeting a proposal to extend or eliminate this deadline or to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our stockholders.

Transactions with Affiliates

We have established restrictions on dealings between our company, our advisor and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of our company and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between our company and any of our directors or between our company and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

•	the fact of the common directorship or interest is disclosed to or known by our stockholders and the transaction is authorized approved or ratified by the disinterested stockholders; or

•	the transaction is fair and reasonable to our company.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

SHARES AVAILABLE FOR FUTURE SALE

All of the shares of common stock offered and sold by this prospectus to the public or pursuant to our distribution reinvestment plan will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 100,000,000 shares to the public and up to 5,000,000 shares in connection with our distribution reinvestment plan.

AGREEMENT OF LIMITED PARTNERSHIP

The following description of the Agreement of Limited Partnership is a summary of the provisions included in the Agreement of Limited Partnership. Currently, our company and our advisor are the only partners of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

Our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

We are currently the sole general partner of our operating partnership and own substantially all of the limited partnership interests. We will contribute to our operating partnership all the net proceeds of the offering as a capital contribution in exchange for additional limited partnership interests. Our advisor owns a 0.01% limited partnership interest in our operating partnership. Our advisor has no voting rights by virtue of its status as a special limited partner.

The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

Moreover, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

Under the Agreement of Limited Partnership, limited partners have redemption rights, which enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our stockholders.

Special Limited Partner

Our advisor is a special limited partner in our operating partnership. Special limited partners have no voting rights.

As a special limited partner, our advisor is entitled to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the stockholders, the sum of:

•	our Invested Capital, as defined below; and

•	any remaining shortfall in an 8% per annum cumulative, non-compounded return on adjusted Invested Capital as determined in the paragraph below, or 8% return.

Invested Capital will equal the total proceeds from the sale of our common stock. When a property is sold, Invested Capital will be reduced by the lesser of: (A) the net sale proceeds available for distributions; or (B) the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

If we and, in turn, our stockholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership’s last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our stockholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor has previously received.

Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that we will be able to pay an annual 8% return to our stockholders. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

If the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange or national market system, the advisory agreement provides that our advisor will receive an incentive distribution equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the amount of capital we invested in our operating partnership plus an 8% per annum cumulative, non-compounded return on such invested capital. A listing for these purposes means the listing of our common stock on i) the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market (or any successor to such entities), or ii) a national securities exchange (or tier or segment thereof) that has listing standards that the Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon our advisor’s receipt of the incentive distribution upon listing, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sales of our properties.

Further, in connection with the termination of the advisory agreement other than due to a listing of our shares on a national securities exchange or national market system or due to the internalization of our advisor in connection with our conversion to a self-administered REIT, we may choose to redeem our advisor’s interest as a special limited partner in our operating partnership, which would entitle it to receive cash or, if agreed by our company and our advisor, shares of common stock of our company or units of limited partnership interests in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “incentive distribution upon sales” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. Finally, upon the termination of our advisory agreement as a result of the internalization of our advisor into our company, the advisory agreement provides that a special committee, comprised of all of the independent directors, and our advisor will negotiate the compensation to be payable to the advisor pursuant to such termination.

Operations

The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering, including our company’s organizational expenses;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body;

•	acquisition expenses incurred in connection with the selection, evaluation and acquisition of our properties;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, other than acquisition expenses;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income of our company or its real estate assets;

•	costs associated with insurance required in connection with our business or by our directors;

•	expenses of managing and operating properties owned by our company, payable to the property manager, whether or not the property manager is an affiliate of our company;

•	all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as selling commissions and fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

•	expenses connected with payments of distributions in cash or otherwise made or caused to be made by our company to our stockholders;

•	expenses of amending, converting liquidating or terminating our company or the charter;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our advisor receives a separate fee);

•	transfer agent and registrar’s fees and charges paid to third parties;

•	audit, accounting, legal and other professional fees; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, excluding net sale or refinancing proceeds, and net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis in accordance with the percentage interests of the partners. In our sole discretion, we will determine the amounts of such distributions. Our operating partnership does not intend to maintain cash reserves to fund distributions. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital and (2) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor. Until such time as stockholders receive such 8% return, our advisor will not receive any incentive distributions. In addition, there is no assurance that our operating partnership will be able to pay an annual 8% return to its partners, including our company. Thus, the 8% return is disclosed solely as a measure for our advisor’s incentive compensation.

Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

Operating Income.  Operating income of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (2) under Operating Losses below; and

(2) Thereafter, any remaining operating income will be allocated 100% to our company.

Operating Losses.  Operating losses of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (2) under Operating Income above; and

(2) Thereafter, any remaining operating losses will be allocated 100% to our company.

All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

Gains from Capital Transactions.  Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

(2) Second, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property sold, and (B) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

(3) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

Losses from Capital Transactions.  Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (3) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

Gains from Terminating Capital Transactions.  Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

(2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

Losses from Terminating Capital Transactions.  Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (3) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

Our operating partnership will continue until December 31, 2055 or until dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes all material federal income tax issues. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We have elected to be taxed as a REIT under the federal income tax laws for our the taxable year ended December 31, 2006. We believe that, commencing with such taxable year, we are organized and operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Hirschler Fleischer has acted as tax counsel to us in connection with this offering. Hirschler Fleischer is of the opinion that we have been organized in conformity with the requirements of the Code for a REIT, and further, that based on our proposed method of operation as described herein, Hirschler Fleischer is of the opinion that our operations will enable us to satisfy the requirements as a REIT. Hirschler Fleischer’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Hirschler Fleischer has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a tax basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

Grubb & Ellis Apartment REIT, Inc. is a corporation that, it is anticipated, will meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a “related party tenant.”

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimis amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the property.

We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, and will otherwise attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

As a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”) which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs, determined on a quarterly basis.

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

As a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. The Jobs and Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, reduced the tax rate for qualified dividend income to 15% through 2010. However, dividends from REITs generally are not subject to this lower rate. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2007 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2010, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

The U.S. Treasury Department has issued regulations with respect to the withholding requirements for distributions made after December 31, 2000, and we will comply with these regulations.

A non-U.S. stockholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of

non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment

Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

The total of 105,000,000 shares registered in this offering includes:

•	a maximum of 100,000,000 shares offered in our primary offering; and

•	up to 5,000,000 shares offered to our stockholders under our distribution reinvestment plan.

Shares Offered in Primary Offering

The 100,000,000 shares offered in our primary offering are being offered through NNN Capital Corp., the dealer manager, a registered broker dealer affiliated with our advisor, and unaffiliated broker dealers. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Our advisor purchased 22,223 shares of our common stock, at a price of $9.00 per share, or $200,007, to satisfy the requirements of NASAA. Our advisor purchased such shares for cash and may not sell such shares for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such shares to affiliates, but has no present intention to do so. Our advisor or its affiliates may also purchase additional shares of our company. However, neither the dealer manager nor any other broker dealer will receive any compensation with respect to shares sold to our advisor or its affiliates.

Our board of directors and the dealer manager have determined the offering price of the shares. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

Except as provided below, the dealer manager will receive commissions of 7.0% of the gross offering proceeds. In addition, we will pay the dealer manager an amount equal to 2.5% of the gross proceeds from the sale of shares in our primary offering in the form of a marketing allowance and up to 0.5% of the gross proceeds from the sale of shares in our primary offering for reimbursement of accountable bona fide due diligence expenses. The dealer manager may reallow to broker dealers participating in the offering up to 1.5% of the marketing allowance for marketing fees and expenses and 0.5% of the gross offering proceeds for accountable bona fide due diligence expense reimbursements. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager may authorize other broker dealers who are members of FINRA to sell shares. In the event of the sale of shares by such other broker dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker dealers.

In addition to the compensation described above, we will also reimburse the dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and
Participating Broker-Dealer Compensation

		Percentage of
	Amount	Primary Offering

Marketing allowance	$25,000,000	2.5%
Selling commissions	70,000,000	7.0
Salary allocations and transaction-based compensation of sales and marketing managers and their support personnel(1)(2)	2,042,976	0.2
Expense reimbursements for educational conferences and training seminars(1)(3)	1,702,920	0.2
Reimbursement of due diligence expenses(1)(4)	5,000,000	0.5
Legal fees allocable to dealer manager(1)	50,000	*

Total	$103,795,896	10.4%

*	Less than 0.1%.

(1)	Amounts shown are estimates.

(2)	These costs are borne by our sponsor and are not reimbursed by us.

(3)	Subject to the cap on organization and offering expenses described below, we will reimburse NNN Capital Corp. or its affiliates for these expenses. In some cases, these payments will serve to reimburse NNN Capital Corp. for amounts it has paid to participating broker-dealers for the items noted. These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with NNN Capital Corp. attending educational conferences and training seminars.

(4)	We may reimburse our dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds. We will reimburse our advisor and its affiliates up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

Maximum Percent
of Gross
Expense	Offering Proceeds

Selling commissions	7.0%
Marketing allowance	2.5
Bona fide due diligence reimbursement	0.5
All other organization and offering expenses	1.5

Total	11.5%

A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be underwriting compensation pursuant to FINRA Rule 2710. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions marketing allowance and the accountable due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker dealers, including the dealer manager, against liabilities arising under the Securities Act of 1933 unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws will be governed by such law.

The broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

Payment for shares should be made by check payable to “Grubb & Ellis Apartment REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Generally, the minimum initial investment is 100 shares, which equals an investment of $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, or any of our sponsor’s affiliates, which may be in lesser amounts. However, in Minnesota, the minimum initial investment is 250 shares, or $2,500, and in North Carolina, the minimum initial investment is 500 shares, or $5,000.

Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within five business days. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly.

The proceeds of the offering for shares sold to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments including obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposits of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash without any diminution of the offering proceeds.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, North

Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement to this prospectus in order to effect the designation.

Our directors and officers, our advisor and its affiliates, as well as officers, managers and employees of our advisor and its affiliates, may purchase shares in our offering at a discount. The purchase price for these shares will be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing allowance in the amount of $0.25 per share will not be paid in connection with these sales. The net proceeds to us from these sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. There is no limitation on the number of shares that may be purchased by these parties; provided, however, that no shares sold to these parties will count toward the minimum amount of shares required to break escrow.

In addition, the dealer manager may sell shares to retirement plans of broker dealers participating in this offering, to broker dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commissions of $0.70, for a purchase price of $9.30, in consideration of the services rendered by such broker dealers and registered representatives in the distribution. The net proceeds of these sales to our company also will be substantially the same as our net proceeds from other sales of shares.

A “purchaser,” as defined below, who purchases more than 50,000 shares at any one time through a single participating broker dealer will receive a mandatory discount on the purchase price of the shares above 50,000. The selling commissions payable to the participating broker dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price per
Shares Purchased in the Transaction	Commission Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,499,994 would result in a total purchase of 151,530 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	51,530 shares at $9.80 per share (total: $504,994) and a 5.0% commission.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price will be returned to the actual separate subscribers for shares.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $470,000, these amounts can be combined to reach the $500,000 breakpoint, which will entitle you to a lower sales commission on a $20,000 portion of your current $50,000 investment. Except as provided in this paragraph and the three immediately preceding paragraphs, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker dealers.

Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Shares Offered Under DRIP

We have adopted a DRIP under which our stockholders may elect to have their cash distributions reinvested in additional shares of our common stock. Distributions will be used to purchase shares on behalf of the participants from our company. All such distributions will be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their distributions. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares purchased under the DRIP will be $9.50 per share. Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The DRIP will be administered by us or one of our affiliates. Participants may terminate their participation in the DRIP by written notice to us.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager, by completing a separate automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who Reside in the State of Ohio may not Participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay marketing allowances and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate.

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a power point presentation that provides information regarding our company and our offering; and the past performance of programs managed by our advisor and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and

“tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

The consolidated financial statements of NNN Apartment REIT, Inc. and subsidiaries as of January 10, 2006 (Date of Inception) and December 31, 2006 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The schedule of income and direct operating expenses of Walker Ranch Apartment Homes for the year ended December 31, 2005, has been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

The schedule of income and direct operating expenses of Hidden Lake Apartment Homes for the year ended December 31, 2005, included in this prospectus has been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

The schedule of income and direct operating expenses of The Park at Northgate Apartments for the year ended December 31, 2006, included in this prospectus have been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

The schedule of income and direct operating expenses of The Residences at Braemar Apartments for the year ended December 31, 2006, included in this prospectus have been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain expenses of Baypoint Resort Apartments for the year ended December 31, 2006, included in this prospectus has been audited by KMJ/Corbin & Company LLP, an independent audit firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

The schedule of income and direct operating expenses of Towne Crossing Apartments for the year ended December 31, 2006, included in this prospectus, has been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their report with respect thereto, and is included in reliance upon the authority of said firm as experts in accounting and auditing.

The schedule of income and direct operating expenses of The Villas of El Dorado Apartments for the year ended December 31, 2006, included in this prospectus has been audited by L.P. Martin & Company, P.C., an independent audit firm, as indicated in their report with respect thereto, and is included in reliance upon the authority of said firm as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Hirschler Fleischer, Richmond, Virginia. The statements under the caption “Federal Income Tax Consequences of Our Status as a REIT” as they relate to federal income tax matters have been reviewed by Hirschler Fleischer and Hirschler Fleischer has opined as to certain federal income tax matters relating to an investment in shares of Grubb & Ellis Apartment REIT. Hirschler Fleischer has advised us with respect to real estate law and other matters as well. Hirschler Fleischer has also represented Triple Net Properties, an affiliate of our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. Venable LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

LEGAL PROCEEDINGS

Neither our company or our operating partnership is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against them.

On September 16, 2004, Triple Net Properties, the parent and manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates prior to 2005, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager of our offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. Based on settlement negotiations with the SEC, the management of Triple Net Properties has informed us that it believes the conclusion of this matter will not result in a material adverse effect to its results of operations, financial condition or ability to conduct its business. For more information on the risks related to the SEC investigation, see “Risk Factors — SEC Investigation of Triple Net Properties, LLC.”

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Securities and Exchange Commission.

The registration statement and the schedules and exhibits forming a part of the registration statement and the reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, and Grubb & Ellis Apartment Management, LLC, respectively. The following financial statements refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

NNN APARTMENT REIT, INC. CONSOLIDATED FINANCIAL STATEMENTS:
As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and for the Period from January 10, 2006 (Date of Inception) through September 30, 2006
Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006 (Date of Inception) (Unaudited)	F-3
Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2007 and 2006 (Unaudited), the Nine Months Ended September 30, 2007 (Unaudited) and for the Period from January 10, 2006 (Date of Inception) through September 30, 2006 (Unaudited)
F-4
Condensed Consolidated Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2007 (Unaudited)	F-5
Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2007 (Unaudited) and for the Period from January 10, 2006 (Date of Inception) through September 30, 2006 (Unaudited)
F-6
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-7
As of December 31, 2006 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Balance Sheets as of December 31, 2006 and January 10, 2006 (Date of Inception)	F-26
Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-27
Consolidated Statement of Stockholders’ Equity for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-28
Consolidated Statement of Cash Flows for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-29
Notes to Consolidated Financial Statements	F-30
Schedules	F-50

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:
Walker Ranch Apartment Homes
Independent Auditors’ Report	F-52
Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005	F-53
Notes to the Schedules of Income and Direct Operating Expenses	F-54

Hidden Lake Apartment Homes
Independent Auditors’ Report	F-56
Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005	F-57
Notes to the Schedules of Income and Direct Operating Expenses	F-58

The Park at Northgate Apartments
Independent Auditors’ Report	F-59

Schedules of Income and Direct Operating Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006	F-60
Notes to the Schedules of Income and Direct Operating Expenses	F-61

The Residences at Braemar Apartments
Independent Auditors’ Report	F-62
Schedules of Income and Direct Operating Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006	F-63
Notes to the Schedules of Income and Direct Operating Expenses	F-64

Baypoint Resort Apartments
Independent Auditors’ Report	F-65
Statements of Revenues and Certain Expenses of Baypoint Resort Apartments for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006	F-66
Notes to the Statements of Revenues and Certain Expenses	F-67

Towne Crossing Apartments
Independent Auditors’ Report	F-69
Schedules of Income and Direct Operating Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006	F-70
Notes to the Schedules of Income and Direct Operating Expenses	F-71

The Villas of El Dorado Apartments
Independent Auditors’ Report	F-72
Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006	F-73
Notes to the Schedules of Income and Direct Operating Expenses	F-74

PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS APARTMENT REIT, INC.:
Unaudited Pro Forma Condensed Consolidated Financial Statements	F-75
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007	F-76
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007	F-77
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-78
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-79

NNN Apartment REIT, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006
(Unaudited)

	September 30,	December 31,
	2007	2006

ASSETS
Real estate investments:
Operating properties, net	$148,854,000	$63,685,000
Cash and cash equivalents	1,753,000	1,454,000
Accounts and other receivable, net	67,000	170,000
Restricted cash	2,715,000	192,000
Identified intangible assets, net	919,000	904,000
Other assets, net	1,299,000	809,000

Total assets	$155,607,000	$67,214,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$95,205,000	$19,218,000
Unsecured note payables to affiliate	2,200,000	10,000,000
Line of credit	—	21,585,000
Accounts payable and accrued liabilities	3,701,000	530,000
Accounts payable due to affiliates	1,182,000	1,450,000
Security deposits and prepaid rent	456,000	184,000

Total liabilities	102,744,000	52,967,000
Commitments and contingencies (Note 8)
Minority interest of limited partner in Operating Partnership	1,000	1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized; 6,671,812 and 1,686,068 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	67,000	17,000
Additional paid-in capital	59,095,000	14,898,000
Accumulated deficit	(6,300,000)	(669,000)

Total stockholders’ equity	52,862,000	14,246,000

Total liabilities, minority interest and stockholders’ equity	$155,607,000	$67,214,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Apartment REIT, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2007 and 2006, for the Nine Months Ended
September 30, 2007 and for the Period from January 10, 2006 (Date of Inception)
through September 30, 2006
(Unaudited)

				Period from
				January 10, 2006
	Three Months Ended		Nine Months Ended	(Date of Inception)
	September 30,		September 30,	through September 30,
	2007	2006	2007	2006

Revenues:
Rental income	$3,484,000	$—	$7,006,000	$—
Other property revenue	368,000	—	685,000	—

Total revenues	3,852,000	—	7,691,000	—

Expenses:
Rental expenses	1,888,000	—	3,647,000	—
General and administrative	573,000	71,000	1,572,000	71,000
Depreciation and amortization	1,574,000	—	3,330,000	—

Total expenses	4,035,000	71,000	8,549,000	71,000

Loss before other income (expense)	(183,000)	(71,000)	(858,000)	(71,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs):
Interest expense related to note payable to affiliate	(31,000)	—	(168,000)	—
Interest expense related to mortgage loan payables and line of credit	(1,210,000)	—	(2,479,000)	—
Interest and dividend income	4,000	—	59,000	—

Net loss	$(1,420,000)	$(71,000)	$(3,446,000)	$(71,000)

Net loss per share — basic and diluted	$(0.24)	$(3.10)	$(0.82)	$(3.16)

Weighted-average number of shares outstanding — basic and diluted	5,990,009	22,866	4,212,080	22,437

Distributions declared per common share	$0.18	$—	$0.51	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Apartment REIT, Inc.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2007
(Unaudited)

	Common Stock		Additional			Total
	Number of		Paid-in	Preferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Stock	Deficit	Equity

BALANCE — December 31, 2006	1,686,068	$17,000	$14,898,000	$—	$(669,000)	$14,246,000
Issuance of common stock	4,906,293	49,000	48,862,000	—	—	48,911,000
Issuance of vested and nonvested common stock	3,000	—	6,000	—	—	6,000
Offering costs	—	—	(5,402,000)	—	—	(5,402,000)
Amortization of nonvested common stock compensation	—	—	6,000	—	—	6,000
Issuance of common stock under the DRIP	76,451	1,000	725,000	—	—	726,000
Distributions	—	—	—	—	(2,185,000)	(2,185,000)
Net loss	—	—	—	—	(3,446,000)	(3,446,000)

BALANCE — September 30, 2007	6,671,812	$67,000	$59,095,000	$—	$(6,300,000)	$52,862,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Apartment REIT, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2007 and for the Period from
January 10, 2006 (Date of Inception) through September 30, 2006
(Unaudited)

		Period from
	Nine Months	January 10, 2006
	Ended	(Date of Inception)
	September 30,	through September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,446,000)	$(71,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (including deferred financing costs and debt discount)	3,492,000	—
Stock based compensation, net of forfeitures	12,000	10,000
Changes in operating assets and liabilities:
Accounts and other receivable, net	(16,000)	—
Other assets	15,000	(158,000)
Accounts payable and accrued liabilities	1,880,000	23,000
Accounts payable due to affiliates	248,000	196,000
Prepaid rent	(134,000)	—

Net cash provided by operating activities	2,051,000	—

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(63,915,000)	—
Capital expenditures	(124,000)	—
Restricted cash	(2,523,000)	—

Net cash used in investing activities	(66,562,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payables	51,907,000	—
Principal repayments on mortgage loan payables	(42,000)	—
Borrowings on unsecured note payables to affiliate	21,900,000	—
Principal repayments on unsecured note payables to affiliate	(29,700,000)	—
Repayments on line of credit	(21,585,000)	—
Payment of deferred financing costs	(625,000)	—
Proceeds from issuance of common stock	49,065,000	200,000
Minority interest contribution to Operating Partnership	—	1,000
Payment of offering costs	(4,961,000)	—
Security deposits	12,000	—
Distributions	(1,161,000)	—

Net cash provided by financing activities	64,810,000	201,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	299,000	201,000
CASH AND CASH EQUIVALENTS — Beginning of period	1,454,000	—

CASH AND CASH EQUIVALENTS — End of period	$1,753,000	$201,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,352,000	$—
Income taxes	$2,000	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
The following represents the increase in certain assets and liabilities in connection with our acquisition of operating properties:
Other assets	$44,000	$—
Security deposits and prepaid rent	$394,000	$—
Accrued expenses	$1,037,000	$—
Mortgage loan payable, net of discount	$24,109,000	$—
Financing Activities:
Issuance of common stock under the DRIP	$726,000	$—
Distributions declared but not paid	$375,000	$—
Accrued offering costs	$605,000	$—
Payable to transfer agent for issuance of common stock	$36,000	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The use of the words “we,” “us” or “our” refers to NNN Apartment REIT, Inc. and our subsidiaries, including NNN Apartment REIT Holdings, L.P., except where the context otherwise requires.

1.	Organization and Description of Business

NNN Apartment REIT, Inc., a Maryland corporation, was incorporated on December 21, 2005. We were initially capitalized on January 10, 2006, and therefore we consider that our date of inception. We intend to purchase and hold a diverse portfolio of apartment communities with strong, stable cash flows and growth potential in select U.S. metropolitan areas. We may also invest in real estate related securities. When we filed our 2006 tax return, we were qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ended December 31, 2006.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, or the minimum offering, and a maximum of 100,000,000 shares of our common stock for $10.00 per share and 5,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,047,500,000, or the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., or our Dealer Manager, by NNN Apartment REIT Advisor, LLC, or our Advisor, or by its affiliates did not count towards the minimum offering. As of October 31, 2007, we had received and accepted subscriptions in our Offering for 7,189,315 shares of our common stock, or $71,823,000, excluding shares issued under the DRIP.

We conduct substantially all of our operations through NNN Apartment REIT Holdings, L.P., or our Operating Partnership. We are externally advised by our Advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our Advisor. Triple Net Properties, LLC, or Triple Net Properties, is the managing member of our Advisor. The Advisory Agreement had an initial one-year term that expired on July 18, 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. On June 12, 2007, our board of directors and our Advisor approved the renewal of the Advisory Agreement for an additional one-year term, which expires on July 18, 2008. Our Advisor supervises and manages our day-to-day operations and will select the properties and securities we acquire, subject to oversight and approval by our board of directors. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common officers, some of whom also own an indirect equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, to provide various services to us.

In the fourth quarter of 2006, NNN Realty Advisors, Inc., or NNN Realty Advisors, or our Sponsor, acquired all of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result, we consider NNN Realty Advisors to be our Sponsor. On May 22, 2007, NNN Realty Advisors entered into a definitive merger agreement with Grubb & Ellis Company, or Grubb & Ellis. The merger has been approved by the boards of directors of both NNN Realty Advisors and Grubb & Ellis. The combined company will retain the Grubb & Ellis name and will continue to be listed on the New York Stock Exchange under the ticker symbol “GBE.” The transaction is expected to close in the fourth quarter of 2007, subject to approval by stockholders of both companies and other customary closing conditions of transactions of this type.

As of September 30, 2007, we had purchased five properties in Texas consisting of a total of 1,571 apartment units and one property in North Carolina consisting of 160 apartment units.

2.	Summary of Significant Accounting Policies

Our interim unaudited condensed consolidated financial statements and accompanying notes are the representations of our management, who are responsible for their integrity and objectivity. The following accounting policies conform to accounting principles generally accepted in the United States of America, or

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

GAAP, in all material respects, and have been consistently applied in preparing our accompanying interim unaudited condensed consolidated financial statements.

Basis of Presentation

Our accompanying interim unaudited condensed consolidated financial statements include our accounts and those of our Operating Partnership. We operate and intend to continue to operate in an umbrella partnership REIT structure in which our Operating Partnership, or wholly-owned subsidiaries of our Operating Partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our Operating Partnership and as of September 30, 2007 and December 31, 2006, we owned a 99.99% general partnership interest therein. Our Advisor is also entitled to certain special limited partnership rights under the partnership agreement for our Operating Partnership. As of September 30, 2007 and December 31, 2006, our Advisor owned a 0.01% limited partnership interest therein, and is the special limited partner in our Operating Partnership. Because we are the sole general partner of our Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our Operating Partnership), the accounts of our Operating Partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Interim Financial Data

Our accompanying interim unaudited condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the Securities and Exchange Commission, or the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying interim unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying interim unaudited condensed consolidated financial statements reflect all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable. Our accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in this prospectus.

Segment Disclosure

The FASB issued Statement of Financial Accounting Standards, or SFAS, No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in residential properties. Our investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of our residential properties has similar economic characteristics, tenants, and products and services, our residential properties have been aggregated into one reportable segment for the nine months ended September 30, 2007 and for the period from January 10, 2006 through September 30, 2006.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 was effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings in the year of adoption. Our adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have any impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

3.	Real Estate Investments

Our investments in our consolidated properties consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006

Land	$16,837,000	$6,056,000
Land improvements	9,452,000	4,301,000
Building and improvements	119,228,000	50,722,000
Furniture, fixtures and equipment	5,502,000	2,794,000

	151,019,000	63,873,000

Less: accumulated depreciation	(2,165,000)	(188,000)

	$148,854,000	$63,685,000

Depreciation expense for the three months ended September 30, 2007 and 2006 was $936,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 was $1,977,000 and $0, respectively.

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Acquisitions in 2007

Park at Northgate — Spring, Texas

On June 12, 2007, we purchased Park at Northgate, located in Spring, Texas, or the Northgate property, for a purchase price of $16,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property from funds raised through our Offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

Residences at Braemar — Charlotte, North Carolina

On June 29, 2007, we purchased Residences at Braemar, located in Charlotte, North Carolina, or the Braemar property, for a purchase price of $15,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $10,000,000, with an unpaid principal balance of $9,722,000, and a $3,300,000 unsecured loan from NNN Realty Advisors, with the balance of the purchase price provided by funds raised through our Offering. We paid an acquisition fee of $450,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

Baypoint Resort — Corpus Christi, Texas

On August 2, 2007, we purchased Baypoint Resort, located in Corpus Christi, Texas, or the Baypoint property, for a purchase price of $33,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a loan secured by the property in the principal amount of $21,612,000 and a $13,200,000 unsecured loan with NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Towne Crossing Apartments — Mansfield, Texas

On August 29, 2007, we purchased Towne Crossing Apartments, located in Mansfield, Texas, or the Towne Crossing property, for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $15,760,000, with an unpaid principal balance of $15,366,000, and a $5,400,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $648,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Proposed Acquisition

Villas of El Dorado — McKinney, Texas

On April 25, 2007, our executive committee approved the acquisition of Villas of El Dorado, located in McKinney, Texas, or the El Dorado property. On November 2, 2007, we purchased the El Dorado property for $18,000,000, plus closing costs, from an unaffiliated third party. See Note 16, Subsequent Events — Property Acquisition for a further discussion.

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4.	Identified Intangible Assets

Identified intangible assets consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006

In place leases, net of accumulated amortization of $443,000 and $85,000 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted average remaining life of 4 and 8 months as of September 30, 2007 and December 31, 2006, respectively)	$542,000	$649,000
Tenant relationships, net of accumulated amortization of $278,000 and $16,000 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted-average remaining life of 6 and 15 months as of September 30, 2007 and December 31, 2006, respectively)	377,000	255,000

	$919,000	$904,000

Amortization expense recorded on the identified intangible assets for the three months ended September 30, 2007 and 2006 was $638,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 was $1,353,000 and $0, respectively.

5.	Other Assets

Other assets consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30,	December 31,
	2007	2006

Deferred financing costs, net of accumulated amortization of $179,000 and $30,000 as of September 30, 2007 and December 31, 2006, respectively	$989,000	$526,000
Prepaid expenses and deposits	310,000	283,000

	$1,299,000	$809,000

Amortization expense recorded on the deferred financing costs for the three months ended September 30, 2007 and 2006 was $57,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006 was $149,000 and $0, respectively.

6.	Mortgage Loan Payables and Unsecured Note Payables to Affiliate

Mortgage Loan Payables

Mortgage loan payables were $96,171,000 ($95,205,000, net of discount) and $19,218,000 as of September 30, 2007 and December 31, 2006, respectively. As of September 30, 2007, we had six fixed rate mortgage loans with a weighted-average effective interest rate of 5.53% per annum. As of December 31, 2006, we had one fixed rate mortgage loan with an effective interest rate of 5.34% per annum. The mortgage loans secured by Hidden Lake Apartment Homes, or the Hidden Lake property, Walker Ranch Apartment Homes, or the Walker Ranch property, the Northgate property and the Baypoint property have interest-only monthly payments. The mortgage loans secured by the Braemar property and the Towne Crossing property have monthly principal and interest payments. We are required by the terms of the applicable loan documents to

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meet certain reporting requirements. As of September 30, 2007 and December 31, 2006, we were in compliance with all such requirements.

Mortgage loan payables consisted of the following as of September 30, 2007 and December 31, 2006:

			Mortgage	Mortgage
	Interest	Maturity	Loan Payables as of	Loan Payables as of
Property	Rate	Date	September 30, 2007	December 31, 2006

Hidden Lake Apartment Homes	5.34%	1/11/2017	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%	5/11/2017	20,000,000	—
Residences at Braemar	5.72%	6/1/2015	9,698,000	—
Park at Northgate	5.94%	8/1/2017	10,295,000	—
Baypoint Resort	5.94%	8/1/2017	21,612,000	—
Towne Crossing Apartments	5.04%	11/1/2014	15,348,000	—

			96,171,000	19,218,000

Less: discount			(966,000)	—

			$95,205,000	$19,218,000

On April 12, 2007, we entered into a mortgage loan, secured by the Walker Ranch property, with Wachovia Bank, National Association, or Wachovia, evidenced by a promissory note in the principal amount of $20,000,000. The loan bears interest at a fixed rate of 5.36% per annum and requires monthly interest-only payments beginning on May 11, 2007 for the 10-year term of the loan. We used approximately $19,344,000 of the proceeds from the mortgage loan to payoff our line of credit with Wachovia in full, including all accrued interest, as of April 12, 2007. See Note 7, Line of Credit and Mezzanine Line of Credit for a further discussion.

On June 29, 2007, we assumed an existing $10,000,000 mortgage loan with an unpaid balance of $9,722,000, secured by the Braemar property, with Transamerica Occidental Life Insurance Company. The loan bears interest at a fixed rate of 5.72% per annum and requires monthly principal and interest payments beginning on July 1, 2007 through June 1, 2015.

On August 1, 2007, we entered into a mortgage loan, secured by the Northgate property, with PNC ARCS, LLC, or PNC, evidenced by a promissory note, in the principal amount of $10,295,000. The loan bears interest at a fixed rate of 5.94% per annum and requires monthly interest-only payments beginning on September 1, 2007 for the 10-year term of the loan. The net cash proceeds from the loan (net of closing costs and $533,000 of lender required reserves) of $9,831,000 were used towards a payment on our $13,200,000, 6.86% unsecured loan with NNN Realty Advisors.

On August 1, 2007, we entered into a mortgage loan, secured by the Baypoint property, with PNC, evidenced by a promissory note in the principal amount of $21,612,000. The loan bears interest at a fixed rate of 5.94% per annum and requires monthly interest-only payments beginning on September 1, 2007 for the 10-year term of the loan.

On August 29, 2007, we assumed an existing $15,760,000 mortgage loan with an unpaid balance of $15,366,000, secured by the Towne Crossing property, with Federal Home Loan Mortgage Corporation. The loan bears interest at a fixed rate of 5.04% per annum and requires monthly principal and interest payments beginning on October 1, 2007 through November 1, 2014.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The principal payments due on our mortgage loan payables as of September 30, 2007 for the three months ended December 31, 2007, each of the next four years ended December 31 and thereafter, is as follows:

Year	Amount

2007	$96,000
2008	$391,000
2009	$415,000
2010	$437,000
2011	$462,000
Thereafter	$94,370,000

Unsecured Note Payables to Affiliate

On December 28, 2006, in connection with the acquisition of the Hidden Lake property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $10,000,000. The unsecured note had a maturity date of June 28, 2007. As of September 30, 2007 and December 31, 2006, $0 and $10,000,000, respectively, was outstanding under the unsecured note. The unsecured note bore interest at a fixed rate of 6.86% per annum and required monthly interest-only payments beginning on February 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.86% per annum. On April 6, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our Offering.

On June 29, 2007, in connection with the acquisition of the Braemar property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $3,300,000. The unsecured note had a maturity date of December 29, 2007. The unsecured note bore interest at a fixed rate of 6.85% per annum and required monthly interest-only payments beginning on August 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.85% per annum. On July 31, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our Offering.

On August 1, 2007, in connection with the acquisition of the Baypoint property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $13,200,000. The unsecured note had a maturity date of February 1, 2008. The unsecured note bore interest at a fixed rate of 6.86% per annum and required monthly interest-only payments beginning on September 1, 2007 for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.86% per annum. On August 2, 2007, we repaid $9,900,000 in principal on the unsecured note using proceeds from the Park at Northgate secured loan. On August 22, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our Offering.

On August 29, 2007, in connection with our acquisition of the Towne Crossing property, we entered into an unsecured note with NNN Realty Advisors in the principal amount of $5,400,000. The unsecured note matures on March 1, 2008, bears interest at a fixed rate of 6.85% per annum and requires monthly interest-only payments beginning on October 1, 2007 for the term of the unsecured note. The unsecured note provides for a default interest rate in an event of default equal to 8.85% per annum. As of September 30, 2007, $2,200,000 was outstanding under the secured note. On October 17, 2007, we repaid the remaining outstanding principal and accrued interest on the unsecured note using proceeds from our Offering. See Note 16, Subsequent Events for a further discussion.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Because these loans were related party loans, the terms of the loans and the unsecured notes, were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

7.	Line of Credit and Mezzanine Line of Credit

We have a credit agreement, or the Credit Agreement, with Wachovia and LaSalle Bank National Association, or LaSalle, for a secured revolving line of credit with a maximum borrowing amount of $75,000,000 which matures on October 31, 2009 and may be increased to $200,000,000 subject to the terms of the Credit Agreement, or the line of credit. The line of credit has an option to extend for one year in exchange for the payment of an extension fee.

As of September 30, 2007 and December 31, 2006, borrowings under the line of credit totaled $0 and $21,585,000, respectively. Borrowings as of December 31, 2006 bore interest at a weighted-average interest rate of 6.88% per annum. On April 12, 2007, we repaid the remaining outstanding borrowings and accrued interest under the line of credit.

We have a mezzanine credit agreement, or Mezzanine Credit Agreement, with Wachovia for a mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000 which matures on October 31, 2009, or the mezzanine line of credit. As of September 30, 2007 and December 31, 2006, there were no outstanding borrowings under the mezzanine line of credit.

On March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle, as applicable. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either line of credit until we comply with the financial covenants, although they may do so in their sole discretion.

On July 10, 2007, we entered into letter agreements amending the terms of the Credit Agreement and Mezzanine Credit Agreement, or the amendment letters. Pursuant to the amendment letters, we are no longer obligated to pay the nonuse fee or the mezzanine nonuse fee until such times as Wachovia and LaSalle have agreed in writing to make additional loans under the Credit Agreement or the Mezzanine Credit Agreement, as applicable. Further, until Wachovia and LaSalle have agreed to make additional loans under the Credit Agreement or Mezzanine Credit Agreement, as applicable, we will not be obligated to comply with the financial covenants contained in the Credit Agreement or Mezzanine Credit Agreement, nor will we be obligated to comply with the related reporting obligations. Finally, Wachovia and LaSalle, as applicable, have agreed that we will not be obligated to pay any reinstatement fees under the Credit Agreement or Mezzanine Credit Agreement in order for Wachovia or LaSalle to lend us funds in the future.

8.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Environmental Matters

We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial condition, results of operations or cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Repairs and Maintenance Expenses

We are required by the terms of the mortgage loans secured by the Northgate property and the Baypoint property to complete certain repairs to the properties in the amount of $46,000 and $130,000, respectively, by no later than August 1, 2008. Funds for these expenditures are held by the lender and are included in restricted cash on the condensed consolidated balance sheet as of September 30, 2007.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our Advisor and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of September 30, 2007 and December 31, 2006, $2,115,000 and $1,679,000, respectively, in excess of 11.5% of the gross offering proceeds of our Offering has been incurred by our Advisor or Triple Net Properties, and therefore these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2007 and December 31, 2006. To the extent we raise additional proceeds from our Offering, these amounts may become our liability. See Note 9, Related Party Transactions — Offering Stage for a further discussion of these amounts during our offering stage.

Other

Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our opinion, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

9.	Related Party Transactions

Fees and Expenses Paid to Affiliates

Some of our executive officers and non-independent directors are also executive officers and/or holders of a direct or indirect interest in our Advisor, Triple Net Properties, our Dealer Manager, or other affiliated entities. Upon the effectiveness of our Offering, we entered into the Advisory Agreement with our Advisor and a dealer manager agreement, or the Dealer Manager Agreement, with our Dealer Manager. These agreements entitle our Advisor, our Dealer Manager and their affiliates to specified compensation for certain services with regards to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Offering Stage

Selling Commissions

Our Dealer Manager receives selling commissions up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares purchased pursuant to the DRIP. Our Dealer Manager may re-allow all or a portion of these fees up to 7.0% to participating broker-dealers. For the three months ended September 30, 2007 and 2006, we incurred $901,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $3,410,000 and $0, respectively, in selling commissions to our Dealer Manager. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our Dealer Manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our Dealer Manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares purchased pursuant to the DRIP. Our Dealer Manager may re-allow up to 1.5% of the gross offering proceeds to participating broker-dealers. In addition, we may reimburse our Dealer Manager or its affiliates an additional accountable 0.5% of gross offering proceeds from the sale of shares of our common stock in our Offering, other than shares purchased pursuant to the DRIP, as reimbursements for bona fide due diligence expenses. Our Dealer Manager or its affiliates may re-allow up to 0.5% of the gross offering proceeds to participating broker-dealers. For the three months ended September 30, 2007 and 2006, we incurred $326,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $1,257,000 and $0, respectively, in marketing support fees and due diligence expense reimbursements to our Dealer Manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our Dealer Manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our Advisor or Triple Net Properties on our behalf. Our Advisor or Triple Net Properties may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds for the shares sold under our Offering. For the three months ended September 30, 2007 and 2006, we incurred $195,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $735,000 and $0, respectively, in other organizational and offering expenses to our Advisor or Triple Net Properties. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our Advisor or Triple Net Properties from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our Advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the three months ended September 30, 2007 and 2006, we incurred $1,646,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $2,594,000 and $0, respectively, in

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

acquisition fees to our Advisor or its affiliates. Acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our Advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, including amounts paid to third parties, will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition expenses, acquisition fees, and real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $2,000, $0, $3,000 and $0 in expenses to our Advisor or its affiliates, excluding amounts our Advisor or its affiliates paid directly to third parties.

Operational Stage

Asset Management Fee

Our Advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets in an amount equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our Advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. For the three months ended September 30, 2007 and 2006, we incurred $244,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $568,000 and $0, respectively, in asset management fees to our Advisor or its affiliates, which is included in general and administrative in the accompanying condensed consolidated statements of operations.

Property Management Fees

Our Advisor or its affiliates are paid a property management fee equal to 4.0% of the monthly gross cash receipts from any property managed for us. This fee is paid monthly. Our Advisor or its affiliates anticipate that they will subcontract property management services to third parties and will be responsible for paying all fees due to such third party contractors. For the three months ended September 30, 2007 and 2006, we incurred $143,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred $290,000 and $0, respectively, to our Advisor or its affiliate, which is included in rental expense in the accompanying condensed consolidated statements of operations.

On-site Personnel Payroll

For the three months ended September 30, 2007 and 2006, Triple Net Properties incurred payroll for on-site personnel on our behalf of $60,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, Triple Net Properties incurred payroll for on-site personnel on our behalf of $60,000 and $0, respectively, which is included in rental expense on the condensed consolidated statements of operations.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Operating Expenses

We reimburse our Advisor or its affiliates for expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our Advisor and its affiliates for fees and costs that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless the board of directors determines that such excess expenses were justified based on unusual and non-recurring factors. For the twelve months ended September 30, 2007, our operating expenses exceeded this limitation by $35,000. We raised the minimum offering and the funds held in escrow were released to us and we commenced real estate operations in October 2006. At this early stage, our general and administrative expenses are relatively high compared with our funds from operations and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our funds from operations and our average invested assets was justified for the twelve months ended September 30, 2007 given the costs of operating a public company and the early stage of our operations.

For the three months ended September 30, 2007 and 2006, Triple Net Properties incurred on our behalf $72,000 and $196,000, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, Triple Net Properties incurred on our behalf $129,000 and $196,000, respectively, which is included in general and administrative in the accompanying condensed consolidated statements of operations or prepaid expenses on the condensed consolidated balance sheets, as applicable.

Compensation for Additional Services

Our Advisor or its affiliates will be paid for services performed for us other than those required to be rendered by our Advisor or its affiliates, under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our board of directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we did not incur such expenses.

Liquidity Stage

Disposition Fees

Our Advisor or its affiliates will be paid for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, which will not exceed market norms. The amount of disposition fees paid, including the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we did not incur such fees.

Incentive Distribution Upon Sales

Upon liquidation, our Advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting (1) the amount of capital we invested in our Operating Partnership; (2) an amount equal to an 8.0% annual cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall 8.0% annual cumulative, non-compounded return on the capital invested in our Operating Partnership. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the three months ended September 30, 2007 and 2006, for the nine months

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we did not incur such distributions.

Incentive Distribution Upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our Advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in our Operating Partnership plus an 8.0% annual cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we did not incur such distributions.

Fees Payable upon Termination of Advisory Agreement

Upon termination of the Advisory Agreement due to an internalization of our Advisor in connection with our conversion to a self-administered REIT, our Advisor will be paid a fee determined by negotiation between our Advisor and our independent directors. Upon our Advisor’s receipt of such compensation, our Advisor’s special limited partnership units will be redeemed and our Advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we did not incur such fees.

Accounts Payable Due to Affiliates

As of September 30, 2007, $109,000, $530,000 and $4,000 was payable to Triple Net Properties for operating expenses, offering costs and acquisition related reimbursements, respectively. As of December 31, 2006, $325,000, $53,000 and $17,000 was payable to Triple Net Properties for operating expenses, offering costs and due diligence reimbursements, respectively.

As of September 30, 2007 and December 31, 2006, $76,000 and $94,000, respectively, was payable to NNN Capital Corp. for the payment of selling commissions and marketing support fees and due diligence expense reimbursements.

As of September 30, 2007 and December 31, 2006, $0 and $961,000, respectively, was payable to Realty and our Advisor for acquisition fees.

As of September 30, 2007 and December 31, 2006, $463,000 and $0, respectively, was payable to Realty for asset and property management fees.

Unsecured Note Payables to Affiliate

For the three months ended September 30, 2007 and 2006, we incurred interest on all unsecured loans with NNN Realty Advisors of $31,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we incurred interest on all unsecured loans with NNN Realty Advisors of $168,000 and $0, respectively.

See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate for a further discussion.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Director and Former President’s Financial Arrangement with Legal Counsel

The law firm of Hirschler Fleischer represented NNN Apartment REIT, Inc. in certain legal matters during 2007 and 2006. For the three months ended September 30, 2007 and 2006 we, or our affiliates on our behalf, incurred legal fees to Hirschler Fleischer of approximately $13,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we, or our affiliates on our behalf, incurred legal fees to Hirschler Fleischer of approximately $35,000 and $121,000, respectively. Louis J. Rogers, one of our directors, our President and the Chairman of our Advisor from inception through April 6, 2007, the President of Triple Net Properties from September 2004 through April 3, 2007 and a director of NNN Realty Advisors, also practiced law with Hirschler Fleischer from 1987 to March 2007. Mr. Rogers was a shareholder of Hirschler Fleischer from 1994 to December 31, 2004, and served as senior counsel in that firm from January 2005 to March 2007. We previously disclosed in the prospectus for our Offering that Mr. Rogers shared in Hirschler Fleischer’s revenues. On March 19, 2007, we learned that, in connection with his transition from shareholder to senior counsel, Mr. Rogers and Hirschler Fleischer entered into a transition agreement on December 29, 2004.

The transition agreement provided, among other things, that Mr. Rogers would receive a base salary from Hirschler Fleischer as follows: $450,000 in 2005, $400,000 in 2006, $300,000 in 2007, and $125,000 in 2008 and subsequent years. Mr. Rogers’ receipt of the base salary was subject to satisfaction of certain conditions, including that Triple Net Properties, LLC, the managing member of our Advisor, and its affiliated companies, including us, or collectively, the Triple Net Group, remain a client of Hirschler Fleischer and that collections by that firm from the Triple Net Group equaled at least $1,500,000 per year. If the fees collected by Hirschler Fleischer from the Triple Net Group were less than $1,500,000, Mr. Rogers’ base salary would be proportionately reduced. Under the transition agreement, Mr. Rogers was also entitled to receive a bonus from Hirschler Fleischer on a quarterly basis, equal to a percentage, declining from 5.0% to 1.0% during the term of the agreement, of all collections by that firm from specified pre-2005 clients (including the Triple Net Group) in excess of $3,000,000, as well as a percentage of all collections by that firm from new clients originated by Mr. Rogers, ranging from 6.0% to 3.0% depending on the year originated. For the three months ended September 30, 2007 and 2006, the Triple Net Group, incurred legal fees to Hirschler Fleischer of approximately $785,000 and $1,237,000, respectively, including legal fees that NNN Apartment REIT, Inc., or our affiliates on our behalf, incurred to Hirschler Fleischer of approximately $13,000 and $0, respectively. For the nine months ended September 30, 2007 and 2006, the Triple Net Group, incurred legal fees to Hirschler Fleischer of approximately $2,282,000 and $2,402,000, respectively, including legal fees that NNN Apartment REIT, Inc., or our affiliates on our behalf, incurred to Hirschler Fleischer of approximately $35,000 and $121,000, respectively. Under the transition agreement, Hirschler Fleischer paid Mr. Rogers $646,800 in base salary and bonus for 2006. Mr. Rogers’ senior counsel position with Hirschler Fleischer terminated on March 31, 2007, at which point Hirschler Fleischer had paid Mr. Rogers $75,000 for his 2007 services. Mr. Rogers has or will receive from Hirschler Fleischer an additional $450,000 in 2007 pursuant to a separation agreement in satisfaction of all amounts owed to him under the transition agreement.

10.	Minority Interest

As of September 30, 2007 and December 31, 2006, we owned a 99.99% general partnership interest in our Operating Partnership and our Advisor owned a 0.01% limited partnership interest. As such, 0.01% of the earnings at our Operating Partnership are allocated to minority interest.

11.	Stockholders’ Equity

Common Stock

On January 10, 2006, our Advisor purchased 22,223 shares of our common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. On July 19, 2006, we granted

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4,000 shares of restricted common stock in the aggregate to our independent directors, 800 of which were forfeited in November 2006. On June 12, 2007, in connection with their re-election, we granted 3,000 shares of restricted stock in the aggregate to our independent directors. Through September 30, 2007, we issued 6,564,846 shares in connection with our Offering and 78,543 shares under the DRIP. As of September 30, 2007 and December 31, 2006, we had 6,671,812 and 1,686,068 shares, respectively, of common stock outstanding.

We are offering and selling to the public up to 100,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 5,000,000 shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 300,000,000 shares of our common stock.

Preferred Stock

Our charter authorizes us to issue 50,000,000 shares of our $0.01 par value preferred stock. No shares of preferred stock were issued and outstanding as of September 30, 2007 and December 31, 2006.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through reinvestment of distributions, subject to certain conditions. We registered and reserved 5,000,000 shares of our common stock for sale pursuant to the DRIP in our Offering. For the three and nine months ended September 30, 2007, $397,000 and $726,000, respectively, in distributions were reinvested and 41,843 and 76,451 shares, respectively, shares were issued under the DRIP. As of September 30, 2007 and December 31, 2006, a total of $746,000 and $20,000, respectively, in distributions were reinvested and 78,543 and 2,092 shares, respectively, were issued under the DRIP.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. On April 21, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under the DRIP. No share repurchases have been made through September 30, 2007.

2006 Incentive Award Plan

Under the terms of the 2006 Incentive Award Plan, the aggregate number of shares of our common stock subject to options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares.

On July 19, 2006 and June 12, 2007, we granted an aggregate of 4,000 and 3,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Award Plan, to our independent directors under the 2006 Incentive Award Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our Offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the three months ended September 30, 2007 and 2006, we recognized compensation expense of $3,000 and $10,000, respectively, related to the restricted common stock grants, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we recognized compensation expense of $12,000 and $10,000, respectively, related to the restricted

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

common stock grants, which is included in general and administrative on our accompanying condensed consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of September 30, 2007 and December 31, 2006, there was $39,000 and $21,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of September 30, 2007, this expense is expected to be realized over a remaining weighted-average period of 3.3 years.

As of September 30, 2007 and December 31, 2006, the fair value of the nonvested shares of restricted common stock was $42,000 and $24,000, respectively. A summary of the status of our shares of restricted common stock as of September 30, 2007 and December 31, 2006, and the changes for the nine months ended September 30, 2007, is presented below:

		Weighted
	Restricted	Average
	Common	Grant Date
	Stock	Fair Value

Balance — December 31, 2006	2,400	$10.00
Granted	3,000	$10.00
Vested	(1,200)	$10.00
Forfeited	—	—

Balance — September 30, 2007	4,200	$10.00

Expected to vest — September 30, 2007	4,200	$10.00

12.	Special Limited Partner Interest

Upon termination of the Advisory Agreement in connection with any event other than the listing of our shares of common stock on a national securities exchange or a national market system or the internalization of our Advisor in connection with our conversion to a self-administered REIT, our Advisor’s special limited partnership interest may be redeemed by us (as the general partner of our Operating Partnership) for a redemption price equal to the amount of the incentive distribution that our Advisor would have received upon property sales if our Operating Partnership immediately sold all of its properties for their fair market value. Such incentive distribution is payable in cash or in shares of our common stock or in units of limited partnership interest in our Operating Partnership, if agreed to by us and our Advisor, except that our Advisor is not permitted to elect to receive shares of our common stock to the extent that doing so would cause us to fail to qualify as a REIT.

13.	Business Combinations

For the nine months ended September 30, 2007, we completed the acquisition of four consolidated properties, adding a total of 1,026 apartment units to our property portfolio. We purchased the Northgate property on June 12, 2007, the Braemar property on June 29, 2007, the Baypoint property on August 2, 2007 and the Towne Crossing property on August 29, 2007. Results of operations for the properties are reflected in our consolidated statements of operations for the three and nine months ended September 30, 2007 for the periods subsequent to the acquisition dates. The aggregate purchase price of the four consolidated properties was $86,450,000 plus closing costs of $2,919,000, of which $68,600,000 was initially financed with mortgage debt and unsecured note payables to an affiliate.

In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

considering the following factors: lease origination costs and tenant relationships. Certain allocations as of September 30, 2007 are subject to change based on information received within one year of the purchase date related to one or more events at the time of purchase which confirm the value of an asset acquired or a liability assumed in an acquisition of a property.

During the fourth quarter of 2006, we also purchased the Walker Ranch property and the Hidden Lake property.

Assuming all of the acquisitions discussed above had occurred January 10, 2006 (Date of Inception), pro forma revenue, net income (loss) and net income (loss) per diluted share for the nine months ended September 30, 2007 would have been $13,649,000, $(5,163,000) and $(1.10), respectively. Pro forma revenue, net income (loss) and net income (loss) per diluted share for the period from January 10, 2006 (Date of Inception) through September 30, 2006 would have been $13,199,000, $(3,520,000) and $(0.97), respectively. Pro forma revenue, net income (loss) and net income (loss) per diluted share for the three months ended September 30, 2007 would have been $4,637,000, $(1,666,000) and $(0.28), respectively. Pro forma revenue, net income (loss) and net income (loss) per diluted share for the three months ended September 30, 2006 would have been $4,637,000, $(1,201,000) and $(0.33), respectively. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

14.	Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. As of September 30, 2007 and December 31, 2006, we had cash accounts in excess of FDIC insured limits. We believe this risk is not significant.

We had interests in five properties located in Texas, which accounted for 90.6% and 95.2% of our total revenue for the three and nine months ended September 30, 2007, respectively.

15.	Per Share Data

We report earnings (loss) per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted-average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted-average number of shares of our common stock and all potentially dilutive securities, if any. Shares of restricted common stock give rise to potentially dilutive shares of our common stock.

For the three months ended September 30, 2007 and 2006, we recorded a net loss of $1,420,000 and $71,000, respectively, and for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through September 30, 2006, we recorded a net loss of $3,446,000 and $71,000, respectively. As of September 30, 2007 and 2006, 4,200 and 3,200 shares, respectively, of restricted common stock were outstanding, but were excluded from the computation of diluted earnings per share because such shares of restricted common stock were anti-dilutive during this period.

NNN Apartment REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

16.	Subsequent Events

Status of our Offering

As of October 31, 2007, we had received and accepted subscriptions in our Offering for 7,189,315 shares of our common stock, or $71,823,000, excluding shares issued under the DRIP.

Unsecured Note Payable to Affiliate

On October 17, 2007, we repaid the remaining outstanding principal and accrued interest on the $5,400,000, 6.85% unsecured note with NNN Realty Advisors entered into on August 29, 2007.

Wachovia Loan

On November 1, 2007, we entered into a loan agreement with Wachovia for a loan in the principal amount of up to $10,000,000 which matures on November 1, 2008, or the Wachovia Loan. The Wachovia Loan is secured by a pledge of 49.0% of our partnership interests in Apartment REIT Walker Ranch L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, L.P., (ii) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. and (iii) 100% of our ownership interests in entities acquiring properties in the future if financed in part by the Wachovia Loan. The Wachovia Loan has an option to extend for one year subject to satisfaction of certain conditions. On November 1, 2007, we used $3,122,000 (net of closing costs of $73,000) from $3,195,000 in borrowings under the Wachovia Loan agreement in connection with the acquisition of the El Dorado property.

Property Acquisition

On November 2, 2007, we acquired the El Dorado property for a purchase price of $18,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of a loan secured by the property in the principal amount of $13,600,000 with an unpaid principal balance of $13,600,000, and $3,122,000 in cash proceeds (net of closing costs of $73,000) from $3,195,000 in borrowings under the Wachovia Loan (see above), with the balance provided from funds raised from our Offering. The secured loan matures on December 1, 2016 and bears interest at a rate of 5.68% per annum. An acquisition fee of $540,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Intentionally omitted. See Page F-2 of Supplement No. 5 dated April 24, 2008 to our Prospectus dated December 19, 2007.]

NNN Apartment REIT, Inc.

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and January 10, 2006 (Date of Inception)

		January 10, 2006
	December 31, 2006	(Date of Inception)

ASSETS
Real estate investments:
Operating properties, net	$63,685,029	$—
Cash and cash equivalents	1,454,324	201,007
Accounts and other receivable, net	169,697	—
Restricted cash	192,603	—
Identified intangible assets, net	903,893	—
Other assets, net	808,790	—

Total assets	$67,214,336	$201,007

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payable	$19,218,000	$—
Unsecured note payable to affiliate	10,000,000	—
Line of credit	21,585,000	—
Accounts payable and accrued liabilities	530,125	—
Accounts payable due to affiliates	1,449,837	—
Security deposits and prepaid rent	183,906	—

Total liabilities	52,966,868	—

Commitments and contingencies (Note 8)

Minority interest of limited partner in Operating Partnership	979	1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized; 1,686,068 and 22,223 shares issued and outstanding as of December 31, 2006 and January 10, 2006, respectively	16,861	222
Additional paid-in capital	14,898,126	199,785
Accumulated deficit	(668,498)

Total stockholders’ equity	14,246,489	200,007

Total liabilities, minority interest and stockholders’ equity	$67,214,336	$201,007

The accompanying notes are an integral part of these consolidated financial statements.

NNN Apartment REIT, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Revenues:
Rental income	$614,995
Other property revenue	44,447

Total revenues	659,442

Expenses:
Rental expenses	266,331
General and administrative	293,968
Depreciation and amortization	288,898

Total expenses	849,197

Loss before other income (expense)	(189,755)
Other income (expense):
Interest expense (including amortization of deferred financing costs):
Mezzanine and note payable to affiliate interest expense	(24,669)
Mortgage loan payable and line of credit interest expense	(313,790)
Interest and dividend income	5,287
Minority interest	21

Net loss	$(522,906)

Net loss per share — basic and diluted	$(1.99)

Weighted-average number of shares outstanding — basic and diluted	262,609

Distributions declared per common share	$0.14

The accompanying notes are an integral part of these consolidated financial statements.

NNN Apartment REIT, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from January 10, 2006 (Date of Inception) through December 31, 2006

	Common Stock					Total
	Number of		Additional	Preferred	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Stock	Deficit	Equity

BALANCE - January 10, 2006	—	$—	$—	$—	$—	$—
Issuance of common stock	1,680,776	16,808	16,751,476	—	—	16,768,284
Issuance of vested and nonvested common stock	4,000	40	7,960	—	—	8,000
Offering Costs	—	—	(1,883,839)	—	—	(1,883,839)
Forfeiture of nonvested shares of common stock	(800)	(8)	(722)	—	—	(730)
Amortization of nonvested common stock compensation	—	—	3,400	—	—	3,400
Issuance of common stock under the DRIP	2,092	21	19,851	—	—	19,872
Distributions	—	—	—	—	(145,592)	(145,592)
Net loss	—	—	—	—	(522,906)	(522,906)

BALANCE — December 31, 2006	1,686,068	$16,861	$14,898,126	$—	$(668,498)	$14,246,489

The accompanying notes are an integral part of these consolidated financial statements.

NNN Apartment REIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Period from January 10, 2006 (Date of Inception) through December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(522,906)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs)	318,557
Stock based compensation, net of forfeitures	10,670
Minority interest	(21)
Changes in operating assets and liabilities:
Accounts and other receivable, net	(43,158)
Other assets	(96,693)
Accounts payable and accrued liabilities	345,144
Accounts payable due to affiliates	324,877
Prepaid rent	(35,430)

Net cash provided by operating activities	301,040

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(63,794,054)
Capital expenditures	(3,649)
Restricted cash	(192,603)

Net cash used in investing activities	(63,990,306)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payable	19,218,000
Borrowings on unsecured note payable to affiliate	10,000,000
Borrowings under line of credit, net	21,585,000
Payment of deferred financing costs	(543,141)
Proceeds from issuance of common stock	16,650,562
Minority interest contribution to Operating Partnership	1,000
Payment of offering costs	(1,719,779)
Distributions	(48,052)

Net cash provided by financing activities	65,143,590

NET CHANGE IN CASH	1,454,324
CASH AND CASH EQUIVALENTS - Beginning of period	—

CASH AND CASH EQUIVALENTS - End of period	$1,454,324

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$127,558
Income taxes	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Accounts and other receivable	$11,267
Other assets	$185,373
Security deposits and prepaid rent	$221,786
Accrued expenses	$94,069
Accounts payable due to affiliate	$960,900
Financing Activities:
Issuance of common stock under the DRIP	$19,872
Distributions declared but not paid	$77,668
Accrued offering costs	$164,060
Accrued deferred financing costs	$13,243
Receivable from transfer agent for issuance of common stock	$117,722

The accompanying notes are an integral part of these consolidated financial statements.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Period from January 10, 2006 (Date of Inception) through December 31, 2006

The use of the words “we,” “us” or “our” refers to NNN Apartment REIT, Inc. and our subsidiaries, including NNN Apartment REIT Holdings, L.P., except where the context otherwise requires.

1.	Organization and Description of Business

NNN Apartment REIT, Inc., a Maryland corporation, was incorporated on December 21, 2005 and intends to purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas. We may also invest in real estate related securities. We intend to elect, when we file our 2006 tax return, to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ended December 31, 2006.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, or the minimum offering, and a maximum of 100,000,000 shares of our common stock for $10.00 per share and 5,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,047,500,000, or the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., or our Dealer Manager, by NNN Apartment REIT Advisor, LLC, or our Advisor, or by its affiliates did not count towards the minimum offering. As of March 30, 2007, we received and accepted subscriptions in our Offering for 3,043,722 shares of our common stock, or $30,398,000, excluding shares issued under the DRIP.

We will conduct substantially all of our operations through NNN Apartment REIT Holdings, L.P., or our Operating Partnership. We are externally advised by our Advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our Advisor. Triple Net Properties, LLC, or Triple Net Properties, is the managing member of our Advisor. The Advisory Agreement has a one-year term that expires in July 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. Our Advisor supervises and manages our day-to-day operations and will select the properties and securities we acquire, subject to oversight and approval by our board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common officers, some of whom also own an indirect equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, to provide various services to us.

In the fourth quarter of 2006, NNN Realty Advisors, Inc., or NNN Realty Advisors, or our Sponsor, acquired all of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result, we consider NNN Realty Advisors to be our Sponsor.

As of December 31, 2006, we had purchased two properties in Texas consisting of 705 apartment units.

2.	Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.

Basis of Presentation

Our consolidated financial statements include our accounts and those of our Operating Partnership. We intend to operate in an umbrella partnership REIT structure in which our Operating Partnership, or wholly-owned subsidiaries of our Operating Partnership, will own substantially all of the properties acquired

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on our behalf. We are the sole general partner of our Operating Partnership and as of December 31, 2006, we owned a 99.99% general partnership interest therein. Our Advisor is also entitled to certain special limited partnership rights under the partnership agreement for our Operating Partnership. As of December 31, 2006, our Advisor owned a 0.01% limited partnership interest therein, and is a special limited partner in our Operating Partnership. Because we are the sole general partner of our Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our Operating Partnership), the accounts of our Operating Partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased. Short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

Restricted Cash

Restricted cash is comprised of impound reserve accounts for property taxes and debt service.

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We lease multifamily residential apartments under operating leases primarily with terms of one year or less. Rent and other property revenue is recorded when due from residents and is recognized monthly as it is earned. Other property revenue consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Receivables are carried net of the allowances for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain residents to meet their contractual obligations under their lease agreements. We determine the adequacy of this allowance by continually evaluating individual residents’ receivables considering the tenant’s financial condition and security deposits and current economic conditions. No allowance for uncollectible accounts as of December 31, 2006 was determined to be necessary to reduce receivables to our estimate of the amount recoverable.

Properties Held for Sale

We account for our properties held for sale in accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, or SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with SFAS No. 144, at such time as a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation

In accordance with SFAS, No. 141, Business Combinations, we, with assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Allocations are made at the fair market value for furniture, fixtures and equipment on premises. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in the intangible assets and below market lease values, if any, would be included in intangible liabilities in our consolidated financial statements and would be amortized to rental income over the weighted average remaining term of the acquired leases with each property. As of December 31, 2006, we did not have any amounts allocated to above or below market leases.

The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

These allocations are subject to change based on continuing valuation analysis, or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.

Operating Properties

Operating properties are carried at the lower of historical cost less accumulated depreciation or fair value less costs to sell. The cost of operating properties includes the cost of land and completed buildings and

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related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs are charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from 10 to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property will be retired or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by that asset. We would recognize an impairment loss to the extent the carrying amount exceeded the fair value of the property. We did not record any impairment losses during the period from January 10, 2006 (Date of Inception) through December 31, 2006.

Other Assets

Other assets consist primarily of deferred financing costs, prepaid expenses and deposits. Deferred financing costs included amounts paid to lenders and others to obtain financing. Such costs are amortized over the term of the related loan. Amortization of deferred financing costs is included in interest expense in the consolidated statement of operations.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS No. 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and accrued liabilities, accounts payable due to affiliates, mortgage loan payable, unsecured note to affiliate and borrowings under the line of credit. We consider the carrying values of cash and cash equivalents, restricted cash, accounts and other receivables and accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to and unsecured note payable to affiliates is not determinable due to the related party nature.

The fair value of the mortgage loan payable is estimated using borrowing rates available to us for mortgage loan payables with similar terms and maturities. As of December 31, 2006, the fair value of the mortgage loan payable was $19,218,000, compared to the carrying value of $19,218,000.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of the secured line of credit with Wachovia Bank, National Association, or Wachovia, and LaSalle Bank National Association, or LaSalle, or the line of credit, as of December 31, 2006 was $21,585,000, compared to a carrying value of $21,585,000.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. As of December 31, 2006, we had cash accounts in excess of FDIC insured limits. We believe this risk is not significant.

As of December 31, 2006, we had interests in two properties located in Texas, which accounted for 100% of our total revenue.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are initially being paid by our Advisor, our Dealer Manager and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of December 31, 2006, our Advisor or Triple Net Properties have incurred $1,679,000 in excess of 11.5% of the gross proceeds of our Offering, and therefore these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2006.

Stock Compensation

We follow SFAS No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Incentive Award Plan. See Note 11, Stockholders’ Equity — 2006 Incentive Award Plan for a further discussion of grants under our 2006 Incentive Award Plan.

Income Taxes

We intend to make an election to be taxed as a REIT when we file our 2006 tax return, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2006. We have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Per Share Data

We report earnings (loss) per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per

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share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Restricted shares of our common stock give rise to potentially dilutive shares of our common stock.

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we recorded a net loss of $523,000. As of December 31, 2006, 2,400 nonvested restricted shares of common stock were outstanding, but were excluded from the computation of diluted earnings per share because such nonvested restricted shares of common stock were anti-dilutive during this period.

Segment Disclosure

We internally evaluate operations as one segment and therefore do not report segment information.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings in the year of adoption. The adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In September 2006, the Securities and Exchange Commission, or the SEC, released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Current Year Misstatements, or SAB No. 108, to address diversity in practice regarding consideration of the effects of prior year errors when quantifying misstatements in current year financial statements. The SEC staff concluded that registrants should quantify financial statement errors using both a balance sheet approach and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 states that if correcting an error in the current year materially affects the current year’s income statement, the prior period financial statements must be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in the fourth quarter of 2006 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by

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measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

3.	Real Estate Investments

Our investment in our consolidated properties consisted of the following as of December 31, 2006 and January 10, 2006 (Date of Inception):

		January 10, 2006
	December 31, 2006	(Date of Inception)

Land	$6,056,000	$—
Land improvements	4,301,000	—
Building and improvements	50,722,000	—
Furniture, fixtures and equipment	2,794,000	—

	63,873,000	—

Less: accumulated depreciation	(188,000)	—

	$63,685,000	$—

Depreciation expense was $188,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

Acquisitions in 2006

Walker Ranch — San Antonio, Texas

On October 31, 2006, through our wholly-owned subsidiary, Apartment REIT Walker Ranch, L.P., we purchased the Walker Ranch property in San Antonio, Texas, from an unaffiliated third party for a purchase price of $30,750,000. The Walker Ranch property is a 325-unit class A apartment property which consists of 17 buildings. We financed the purchase price with $22,120,000 in borrowings under the line of credit with Wachovia and $4,740,000 in borrowings under the mezzanine line of credit with Wachovia. The balance of the purchase price was provided for with funds raised through our Offering. In connection with the acquisition, we incurred an acquisition fee to our Advisor and its affiliates of $923,000, or 3.0% of the purchase price.

Hidden Lake — San Antonio, Texas

On December 28, 2006, through our wholly-owned subsidiary, Apartment REIT Hidden Lakes, L.P., we purchased the Hidden Lake property in San Antonio, Texas, from an unaffiliated third party for a purchase price of $32,030,000. The Hidden Lake property is a 380-unit class A apartment property which consists of 19 buildings. We financed the purchase price with $19,218,000 in borrowings under a secured mortgage loan with Wachovia, a $10,000,000 unsecured note from NNN Realty Advisors, and $2,500,000 in borrowings under the line of credit with Wachovia and LaSalle. The balance was provided for with funds raised through our Offering. In connection with the acquisition, we incurred an acquisition fee to our Advisor and its affiliates of $961,000, or 3.0% of the purchase price.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Identified Intangible Assets

Identified intangible assets consisted of the following as of December 31, 2006 and January 10, 2006 (Date of Inception):

		January 10, 2006
	December 31, 2006	(Date of Inception)

In place leases, net of accumulated amortization of $85,000 and $0 at December 31, 2006 and January 10, 2006 (Date of Inception), respectively, (with a weighted-average life of 8 months as of December 31, 2006.)	$649,000	$—
Tenant relationships, net of accumulated amortization of $16,000 and $0 at December 31, 2006 and January 10, 2006 (Date of Inception), respectively, (with a weighted-average life of 15 months as of December 31, 2006.)	255,000	—

	$904,000	$—

Amortization expense recorded on the identified intangible assets for the period from January 10, 2006 (Date of Inception) through December 31, 2006 was $101,000.

Estimated amortization expense on the identified intangible assets as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

Year	Amount

2007	$872,000
2008	$32,000
2009	$—
2010	$—
2011	$—

5.	Other Assets

Other assets consisted of the following as of December 31, 2006 and January 10, 2006 (Date of Inception):

		January 10, 2006
	December 31, 2006	(Date of Inception)

Deferred financing costs, net of accumulated amortization of $30,000 and $0 as of December 31, 2006 and January 10, 2006 (Date of Inception), respectively	$526,000	$—
Prepaid expenses and deposits	283,000	—

Total other assets	$809,000	$—

6.	Mortgage Loan Payable and Unsecured Note Payable to Affiliate

Mortgage Loan Payable

We have a 5.34% per annum fixed rate mortgage loan secured by the Hidden Lake property in the principal amount of $19,218,000 as of December 31, 2006. The loan matures January 11, 2017. We are required by the terms of the applicable loan documents to meet certain reporting requirements. As of December 31, 2006, we were in compliance with all such requirements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The principal payments due on the mortgage loan payable for each of the next five years ending December 31 and thereafter are summarized as follows:

Year	Amount
2007	$—
2008	—
2009	—
2010	—
2011	—
Thereafter	19,218,000

$19,218,000

Unsecured Note Payable to Affiliate

On December 28, 2006, we issued an unsecured note to NNN Realty Advisors, evidenced by an unsecured promissory note in the principal amount of $10,000,000. The unsecured note matures on June 28, 2007. The unsecured note bears interest at a fixed rate of 6.86% per annum and requires monthly interest only payments beginning on February 1, 2007 for the term of the unsecured note. The unsecured note provides for a default interest rate in an event of default equal to 8.86% per annum. Because this loan is a related party loan, the terms of the loan and the unsecured note, were approved by our board of directors, including the majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors. On April 6, 2007, we repaid all outstanding principal and accrued interest.

7.	Line of Credit

On October 31, 2006, we entered into a credit agreement, or the Credit Agreement, with Wachovia Bank, National Association, or Wachovia, to obtain a secured revolving line of credit with a maximum borrowing amount of $75,000,000 which matures on October 31, 2009 and may be increased to $200,000,000 subject to the terms of the Credit Agreement, or the line of credit. Advances under the line of credit: (1) are made for the purchase of properties and collateralized by the related property; (2) bear initial interest at our choice of (a) a base rate loan, at the greater of Prime Rate plus 0.50% per annum or the Federal Funds Rate plus 1.00% per annum, or (b) a LIBOR loan at LIBOR plus 1.50% per annum; and (3) require interest only payments on a monthly basis. To the extent that a portion of the line of credit commitment is not used, the Credit Agreement provides for a nonuse fee equal to 0.25% of the unused portion if less than 50.0% of the line of credit commitment is used or 0.125% of the unused portion if 50.0% or greater of the line of credit commitment is used. The line of credit has an initial term of three years with the option to extend for one year in exchange for the payment of an extension fee equal to 0.20% of the total commitment amount under the line of credit. Properties financed by borrowings under this line of credit are required to meet certain minimum loan to value, fixed charge coverage, debt service coverage and other customary requirements on a combined basis. On and after May 31, 2007, the line of credit must be secured by no less than three properties with an aggregate value of $75,000,000.

On October 31, 2006, we entered into a credit agreement, or the Mezzanine Credit Agreement, with Wachovia to obtain a mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000 which matures on October 31, 2009, or the mezzanine line of credit. Advances under the mezzanine line of credit: (1) are made for the purchase of properties and collateralized by the related property; (2) bear interest at our choice of (a) a base rate loan, at the greater of Prime Rate plus 5.00% per annum for the first 120 days, increasing to 9.00% per annum thereafter or the Federal Funds Rate plus 5.50% per annum for the first 120 days, increasing to 9.50% per annum thereafter, or (b) a LIBOR loan at the LIBOR plus 6.00% per annum for the first 120 days, increasing to 10.00% per annum thereafter; and (3) require interest

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

only payments on a monthly basis. To the extent that a portion of the mezzanine line of credit commitment is not used, the Mezzanine Credit Agreement provides for a nonuse fee equal to 0.75% of the unused portion if less than 50.0% of the mezzanine line of credit commitment is used or 0.50% of the unused portion if 50.0% or greater of the mezzanine line of credit commitment is used. The mezzanine line of credit has a term of three years. Properties financed by borrowings under this mezzanine line of credit are required to meet certain minimum loan to value, fixed charge coverage, debt service coverage and other customary requirements on a combined basis. At maturity or upon prepayment of each mezzanine note, we must pay an exit fee of 1.75% of each mezzanine note outstanding. Each mezzanine note is prepayable for the first 120 days after the closing of the mezzanine note, and is not prepayable after the first 120 days until the maturity date of the mezzanine note. To the extent a mezzanine note is prepayable, the proceeds of our initial public offering must be used to pay down outstanding amounts under the mezzanine note.

On November 22, 2006, Wachovia assigned $37,500,000, or 50.0% of its interest, rights and obligations under the Credit Agreement to LaSalle pursuant to an assignment and acceptance agreement.

On October 31, 2006, December 29, 2006, January 16, 2007 and March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either line of credit until we come into compliance with the financial covenants, although they may do so in their sole discretion.

As of December 31, 2006, borrowings under the line of credit totaled $21,585,000 and bore interest at a weighted average interest rate of 6.88% per annum.

8.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Environmental Matters

We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Organizational, Offering and Related Expenses

As of December 31, 2006, our Advisor or Triple Net Properties have incurred $1,679,000 in excess of 11.5% of the gross proceeds of our Offering, and therefore these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2006. See Note 2, Summary of Significant Accounting Policies — Organizational, Offering and Related Expenses for a further discussion.

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Other

Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our opinion, these matters are not expected to have a material adverse impact on our consolidated financial position, results of operations and cash flows.

9.	Related Party Transactions

Fees and Expenses Paid to Affiliates

Some of our executive officers and non-independent directors are also executive officers and/or holders of a direct or indirect interest in our Advisor, Triple Net Properties, Realty, our Dealer Manager, or other affiliated entities. Upon the effectiveness of our Offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement, with our Dealer Manager. These agreements entitle our Advisor, our Dealer Manager and their affiliates to specified compensation for certain services with regards to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred.

Offering Stage

Selling Commissions

Our Dealer Manager will receive selling commissions up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering. Our Dealer Manager may re-allow all or a portion of these fees up to 7.0% to participating broker-dealers. We incurred $1,141,000 to our Dealer Manager for selling commissions for the period from January 10, 2006 (Date of Inception) through December 31, 2006. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our Dealer Manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our Dealer Manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering. Our Dealer Manager may re-allow up to 1.5% of these fees to participating broker-dealers. In addition, we may reimburse our Dealer Manager or its affiliates an additional accountable 0.5% of gross offering proceeds from the sale of shares of our common stock in our Offering, reimbursements for bona fide due diligence expenses. Our Dealer Manager or its affiliates may re-allow up to 0.5% of these fees to participating broker-dealers. We incurred $494,000 to our Dealer Manager or its affiliates for marketing support fees and due diligence expense reimbursements for the period from January 10, 2006 (Date of Inception) through December 31, 2006. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our Dealer Manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our Advisor or Triple Net Properties on our behalf. Our Advisor or Triple Net Properties may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds for the shares sold under our Offering. We incurred $249,000 to our Advisor or Triple Net Properties for the period from January 10, 2006 (Date of Inception) through December 31, 2006 for other organizational and offering expenses. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our Advisor or Triple Net Properties from the gross proceeds of our Offering.

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Acquisition and Development Stage

Acquisition Fees

Our Advisor or its affiliates will receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,884,000 in acquisition fees to our Advisor or its affiliates.

Reimbursement of Acquisition Expenses

Our Advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties, which will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition expenses, acquisition fees, and real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such expenses.

Operational Stage

Asset Management Fee

Our Advisor or its affiliates will be paid a monthly fee for services rendered in connection with the management of our assets in an amount equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our Advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such a fee as we had no assets until October 31, 2006.

Property Management Fees

Our Advisor or its affiliates will be paid a property management fee equal to 4.0% of the monthly gross income from any properties either manages. This fee will be paid monthly. Our Advisor or its affiliates anticipate that they will subcontract property management services to third parties and will be responsible for paying all fees due such third party contractors. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $24,000 to our Advisor or its affiliates, of which $21,000 was incurred to third parties.

Operating Expenses

Our Advisor or its affiliates will be reimbursed for expenses incurred in rendering its services, subject to certain limitations. Fees and costs reimbursed to our Advisor or its affiliates cannot exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $325,000 payable to our Advisor and Triple Net Properties for such expenses. As of December 31, 2006, we had not reimbursed our Advisor or Triple Net Properties for such expenses.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Compensation for Additional Services

Our Advisor or its affiliates will be paid for services performed for us other than those required to be rendered by our Advisor or its affiliates, under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our board of directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such expenses.

Liquidity Stage

Disposition Fees

Our Advisor or its affiliates will be paid, for a substantial amount of services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale and will not exceed market norms. The amount of disposition fees paid, including the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Incentive Distribution Upon Sales

Upon liquidation our Advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of property after subtracting (a) the amount of capital we invested in our Operating Partnership; (b) an amount equal to an 8.0% annual cumulative, non-compounded return on such invested capital; and (c) any shortfall with respect to the overall 8.0% annual cumulative, non-compounded return on the capital invested in our Operating Partnership. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Incentive Distribution Upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our Advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in our Operating Partnership plus an 8.0% annual cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Fees Payable upon Termination of Advisory Agreement

Upon termination of the Advisory Agreement due to an internalization of our Advisor in connection with our conversion to a self-administered REIT, our Advisor will be paid a fee determined by negotiation between our Advisor and our independent directors. Upon our Advisor’s receipt of such compensation, our Advisor’s special limited partnership units will be redeemed and our Advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Accounts Payable Due to Affiliates

As of December 31, 2006, $325,000, $53,000 and $18,000 was payable to Triple Net Properties for operating expenses, offering costs and due diligence reimbursements, respectively.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, $94,000 was payable to NNN Capital Corp. for the reimbursement of selling commissions.

As of December 31, 2006, $961,000 was payable to Realty and our Advisor for acquisition fees.

Unsecured Note Payable to Affiliate

See Note 6, Mortgage Loan Payable and Unsecured Note Payable to Affiliate — Unsecured Note Payable to Affiliate.

Director and Former President’s Financial Arrangement with Legal Counsel

The law firm of Hirschler Fleischer represented NNN Apartment REIT, Inc. in certain legal matters during 2006. For the year ended December 31, 2006, we, or our affiliates on our behalf, incurred legal fees to Hirschler Fleischer of approximately $312,000. Louis J. Rogers, one of our directors, our President and the Chairman of our Advisor from inception through April 6, 2007, the President of Triple Net Properties from September 2004 through April 3, 2007 and a director of NNN Realty Advisors, also practiced law with Hirschler Fleischer from 1987 to March 2007. Mr. Rogers was a shareholder of Hirschler Fleischer from 1994 to December 31, 2004, and served as senior counsel in that firm from January 2005 to March 2007. We previously disclosed in the prospectus for our Offering that Mr. Rogers shared in Hirschler Fleischer’s revenues. On March 19, 2007, we learned that, in connection with his transition from shareholder to senior counsel, Mr. Rogers and Hirschler Fleischer entered into a transition agreement on December 29, 2004.

The transition agreement provided, among other things, that Mr. Rogers would receive a base salary from Hirschler Fleischer as follows: $450,000 in 2005, $400,000 in 2006, $300,000 in 2007, and $125,000 in 2008 and subsequent years. Mr. Rogers’ receipt of the base salary was subject to satisfaction of certain conditions, including that Triple Net Properties, LLC, the managing member of our Advisor, and its affiliated companies, including us (collectively, the “Triple Net Group”), remain a client of Hirschler Fleischer and that collections by that firm from the Triple Net Group equaled at least $1,500,000 per year. If the fees collected by Hirschler Fleischer from the Triple Net Group were less than $1,500,000, Mr. Rogers’ base salary would be proportionately reduced. Under the transition agreement, Mr. Rogers was also entitled to receive a bonus from Hirschler Fleischer on a quarterly basis, equal to a percentage, declining from 5.0% to 1.0% during the term of the agreement, of all collections by that firm from specified pre-2005 clients (including the Triple Net Group) in excess of $3,000,000, as well as a percentage of all collections by that firm from new clients originated by Mr. Rogers, ranging from 6.0% to 3.0% depending on the year originated. For the year ended December 31, 2006, the Triple Net Group, incurred legal fees to Hirschler Fleischer of approximately $3,696,000, including legal fees that NNN Apartment REIT, Inc., or our affiliates on our behalf, incurred to Hirschler Fleischer of approximately $312,000. Under the transition agreement, Hirschler Fleischer paid Mr. Rogers $646,800 in base salary and bonus for 2006. Mr. Rogers’ senior counsel position with Hirschler Fleischer terminated on March 31, 2007, at which point Hirschler Fleischer had paid Mr. Rogers $75,000 for his 2007 services. Mr. Rogers will receive from Hirschler Fleischer an additional $450,000 in 2007 pursuant to a separation agreement in satisfaction of all amounts owed to him under the transition agreement.

10.	Minority Interest

On January 10, 2006, our Advisor contributed $1,000 to our Operating Partnership for a 0.01% limited partnership interest. As of December 31, 2006, we owned a 99.99% general partnership interest in our Operating Partnership and our Advisor owned a 0.01% limited partnership interest. As such, 0.01% of the earnings at our Operating Partnership are allocated to minority interest.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Stockholders’ Equity

Common Stock

On January 10, 2006, our Advisor purchased 22,223 shares of our common stock for total cash consideration of $200,007 and was admitted as our initial stockholder. On July 19, 2006, we granted 4,000 shares of restricted common stock to our independent directors, of which 800 were forfeited in November 2006. We issued 1,658,553 shares in connection with our Offering and 2,092 shares under the DRIP. As such, as of December 31, 2006 and January 10, 2006, we had 1,686,068 and 22,223 shares, respectively, of common stock outstanding.

We are offering and selling to the public up to 100,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 5,000,000 shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 300,000,000 shares of our common stock.

Preferred Stock

Our charter authorizes us to issue 50,000,000 shares of our $0.01 par value preferred stock. No shares of preferred stock were issued and outstanding as of December 31, 2006.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through reinvestment of distributions, subject to certain conditions. We registered and reserved 5,000,000 shares of our common stock for sale pursuant to the DRIP in our Offering. For the period from January 10, 2006 (Date of Inception) through December 31, 2006, $20,000 in distributions were reinvested and 2,092 shares were issued under the DRIP.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. On April 21, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under the DRIP. No share repurchases were made for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

2006 Incentive Award Plan

Under the terms of the 2006 Incentive Award Plan, the aggregate number of shares of our common stock subject to options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares.

On July 19, 2006, we granted 4,000 shares of restricted common stock, as defined in the 2006 Incentive Award Plan, to our independent directors under the 2006 Incentive Award Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our Offering, and is amortized on a straight-line basis. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. We recognized compensation expense of $11,000 related to the shares of restricted common stock grants for the period from January 10, 2006 (Date of Inception) through December 31, 2006, which is included in general and administrative on our accompanying consolidated statement of operations. Shares of restricted common stock have full voting rights and rights to dividends.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, there was $21,000 of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested restricted shares of common stock. The expense is expected to be realized over a remaining weighted average period of 3 1/2 years.

As of December 31, 2006, the fair value of the nonvested restricted shares of common stock was $24,000. A summary of the status of our restricted shares of common stock as of December 31, 2006, and changes for the period from January 10, 2006 (Date of Inception) through December 31, 2006, is presented below:

		Weighted
	Restricted	Average
	Common	Grant Date
	Stock	Fair Value

Balance — January 10, 2006	—	—
Granted	4,000	$10.00
Vested	(800)	$10.00
Forfeited	(800)	$10.00

Balance — December 31, 2006	2,400	$10.00

Vested or expected to vest — December 31, 2006	2,400	$10.00

12.	Special Limited Partner Interest

Upon termination of the Advisory Agreement in connection with any event other than the listing of our shares on a national securities exchange or a national market system or the internalization of our Advisor in connection with our conversion to a self-administered REIT, our Advisor’s special limited partnership interest may be redeemed by us (as the general partner of our Operating Partnership) for a redemption price equal to the amount of the incentive distribution that our Advisor would have received upon property sales if our Operating Partnership immediately sold all of its properties for their fair market value. Such incentive distribution is payable in cash or in shares of our common stock or in units of limited partnership interest in our Operating Partnership, if agreed to by us and our Advisor, except that our Advisor is not permitted to elect to receive shares of our common stock to the extent that doing so would cause us to fail to qualify as a REIT.

13.	Tax Treatment of Distributions

The income tax treatment for distributions reportable for the year ended December 31, 2006 was as follows:

	Year Ended
	December 31,
	2006

Ordinary income	$—	—
Capital gain	—	—
Return of capital	68,000	100.0%

	$68,000	100.0%

14.	Business Combinations

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we completed the acquisition of two wholly-owned properties, adding a total of 705 apartment units to our property portfolio. We purchased the Walker Ranch property on October 31, 2006 and the Hidden Lake property on December 28,

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006. Results of operations for the properties is reflected in our consolidated statement of operations for the periods subsequent to the acquisition dates. The aggregate purchase price of the two consolidated properties was $62,780,000, plus closing costs of $2,094,000, of which $58,578,000 was initially financed with mortgage debt, an unsecured note payable to affiliate and borrowings under the line of credit.

In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs and tenant relationships. Certain allocations as of December 31, 2006 are subject to change. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

	Walker Ranch	Hidden Lake	Total

Land	$3,025,000	$3,031,000	$6,056,000
Land improvements	3,513,000	788,000	4,301,000
Building and improvements	23,864,000	26,858,000	50,722,000
Furniture, fixtures and equipment	896,000	1,894,000	2,790,000

In place leases	349,000	385,000	734,000
Tenant relationships	124,000	147,000	271,000

Net assets acquired	$31,771,000	$33,103,000	$64,874,000

Assuming all of the 2006 acquisitions had occurred January 10, 2006 (Date of Inception), pro forma revenues, net loss and net loss per diluted share would have been $6,747,000, $(2,810,000) and $(10.92), respectively, for the period from January 10, 2006 (Date of Inception) through December 31, 2006. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Selected Quarterly Financial Data (Unaudited)

Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the unaudited selected quarterly financial data when read in conjunction with the consolidated financial statements.

				Period from
				January 10, 2006
	Quarters Ended			(Date of Inception)
	December 31,	September 30,	June 30,	through
	2006	2006	2006	March 31, 2006

Revenues	$659,442	$—	$—	$—
Expenses	(778,383)	(70,814)	—	—

Loss before other expense	(118,941)	(70,814)	—	—
Other expense	(333,172)	—	—	—
Minority interests	21	—	—	—

Net loss	$(452,092)	$(70,814)	$—	$—

Loss per share — basic and diluted	$(0.47)	$(3.10)	$—	$—

Weighted average number of shares outstanding — basic and diluted	958,883	22,866	22,223	22,223

16.	Subsequent Events

Line of Credit

On March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either line of credit until we come into compliance with the financial covenants, although they may do so in their sole discretion.

Unsecured Note Payable to Affiliate

On April 6, 2007, we repaid all outstanding principal and accrued interest on our $10,000,000 unsecured note with NNN Realty Advisors using proceeds from our Offering.

Distributions

On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders beginning with our March 2007 monthly distribution which will be paid in April 2007. Distributions are paid monthly.

Status of Offering

As of March 30, 2007, we received and accepted subscriptions in our Offering for 3,043,722 shares of our common stock, or $30,980,000, excluding shares issued under the DRIP.

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Termination of our President and Chairman of our Advisor

On April 6, 2007, Louis J. Rogers’ position as our President and the Chairman of our Advisor was terminated and Stanley J. Olander, Jr. was appointed to serve as our President.

17.	Subsequent Events (Unaudited)

Status of our Offering

As of April 19, 2007, we had received and accepted subscriptions in our offering for 3,539,199 shares of common stock, or $35,350,000, excluding shares issued pursuant to our distribution reinvestment plan.

Appointment of New Director

On April 12, 2007, our executive committee appointed Scott D. Peters to our board of directors and our executive committee.

Walker Ranch Permanent Financing

On April 12, 2007, we, through our wholly-owned subsidiary, Apartment REIT Walker Ranch, LP, entered into a secured loan, with Wachovia, evidenced by a promissory note in the principal amount of $20,000,000. We used approximately $19,344,000 of the proceeds from the secured loan to payoff the line of credit in full, including accrued interest, as of April 12, 2007. We primarily used the remaining proceeds to fund lender required reserve accounts and to pay fees in connection with obtaining the secured loan. We anticipate that net cash proceeds from the secured loan of approximately $86,000 will be used to fund our general operations and future acquisitions.

Proposed Acquisitions

The Park at Northgate Crossing

On April 25, 2007, our executive committee approved the acquisition of The Park at Northgate Crossing, or Northgate Crossing, located in Spring, Texas, a suburb of Houston. Northgate Crossing was originally completed in 2003 and is located on approximately 16 acres. Northgate Crossing consists of a total of 248 apartment units, with an average market rent of $848 per unit. The property offers 136 one-bedroom units, 96 two-bedroom units and 16 three-bedroom units

We anticipate purchasing Northgate Crossing for a purchase price of $15,600,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $468,000, or 3% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the second quarter of 2007; however, closing would be subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of Northgate Crossing.

Villas of El Dorado

On April 25, 2007, our executive committee approved the acquisition of Villas of El Dorado, or El Dorado, located in McKinney, Texas in the Dallas-Fort Worth metropolitan area. El Dorado was originally completed in 2002 and is located on approximately 14 acres. El Dorado consists of a total of 248 apartment units, with an average market rent of $768 per unit. The property offers 180 one-bedroom units, 60 two-bedroom units and 8 three-bedroom units

NNN Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

We anticipate purchasing El Dorado for a purchase price of $19,000,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $570,000, or 3% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the second quarter of 2007; however, closing would be subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of El Dorado.

Towne Crossing

On April 25, 2007, our executive committee approved the acquisition of Towne Crossing located in Mansfield, Texas in the Dallas-Fort Worth metropolitan area. Towne Crossing was originally completed in 2004 and is located on approximately 17 acres. Towne Crossing consists of a total of 268 apartment units, with an average market rent of $859 per unit. The property offers 136 one-bedroom units, 120 two-bedroom units and 12 three-bedroom units

We anticipate purchasing Towne Crossing for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through this offering. We expect to pay our advisor and its affiliate an acquisition fee of $648,000, or 3% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the second quarter of 2007; however, closing would be subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of Towne Crossing.

NNN Apartment REIT, Inc.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

Additions
	Balance at	Charged to	Charged to		Balance at
	Beginning of	Costs and	Other		End of
Description	Period	Expenses	Accounts	Deductions	Period

Period from January 10, 2006 (Date of Inception) through December 31, 2006 — Reserve deducted from accounts receivable	$—	$—	$—	$—	$—

NNN Apartment REIT, Inc.

SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION

										Maximum Life
				Gross Amounts at Which Carried at Close						on Which
		Initial Cost to Company		of Period						Depreciation in
			Buildings,				Accumulated			Latest Income
			Improvements		Buildings and	Total	Depreciation	Date	Date	Statement is
	Encumbrance	Land	and Fixtures	Land	Improvements	(a)	(b)	Constructed	Acquired	Computed

Walker Ranch (Residential), San Antonio, TX	$21,585,000	$3,025,000	$28,273,000	$3,025,000	$28,273,000	$31,298,000	$(178,000)	2004	31-Oct-06	40 years
Hidden Lake (Residential), San Antonio, TX	19,218,000	3,031,000	29,540,000	3,031,000	29,540,000	32,571,000	(10,000)	2004	28-Dec-06	40 years

Total	$40,803,000	$6,056,000	$57,813,000	$6,056,000	$57,813,000	$63,869,000	$(188,000)

(a) The changes in total real estate for the period from January 10, 2006 (Date of Inception) through December 31, 2006 are as follows:

2006

Balance as of January 10, 2006 (Date of Inception)	$—
Acquisitions	63,869,000
Additions	—
Dispositions	—

Balance as of December 31, 2006	$63,869,000

For federal income tax purposes, the aggregate cost of the Walker Ranch property is approximately $31,772,000. For federal income tax purposes, the aggregate cost of the Hidden Lake property is approximately $33,126,000.

(b) The changes in accumulated depreciation for the period from January 10, 2006 (Date of Inception) through December 31, 2006 are as follows:

2006

Balance as of January 10, 2006 (Date of Inception)	$—
Additions	188,000
Disposals

Balance as of December 31, 2006	$188,000

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of Walker Ranch Apartments (Apartments), located in San Antonio, Texas for the year ended December 31, 2005. The Schedule is the responsibility of the Apartments’ management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of Walker Ranch Apartments, as described in Note 1, for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/  L.P. Martin & Company, P.C.

Richmond, Virginia
August 16, 2006

Walker Ranch Apartments

Schedules of Income and Direct Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited)
and the Year Ended December 31, 2005

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

INCOME
Rental and other income	$2,029,629	$403,554

DIRECT OPERATING EXPENSES
Administrative and other	375,117	277,089
Insurance	73,622	18,876
Property management fees	85,673	21,383
Repairs and maintenance	162,239	69,917
Taxes — property	510,366	6,261
Utilities	80,542	33,748

Total Direct Operating Expenses	1,287,559	427,274

EXCESS OF INCOME (DIRECT OPERATING EXPENSES) OVER DIRECT OPERATING EXPENSES (INCOME)	$742,070	$(23,720)

The accompanying notes are an integral part of these schedules.

Walker Ranch Apartments

Notes to the Schedules of Income and Direct Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited)
and the Year Ended December 31, 2005

1.	Basis of Presentation

Organization — Walker Ranch Apartments is a 325 unit apartment complex located in San Antonio, Texas. The Apartment property was owned by T. R. Walker Ranch Partners, Ltd., a Texas limited partnership, throughout the nine months ended September 30, 2006 and the year ended December 31, 2005.

Apartment construction began in 2004 and continued throughout 2005. Initial occupancy occurred in August, 2005. At December 31, 2005, 235 units were available for leasing. Construction was completed on the remaining ninety units in the first quarter of 2006.

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses have been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses excludes certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment. Excluded expenses include mortgage and partner interest, depreciation and amortization.

A majority of the Apartment tenants have been granted rent concessions, including periods of free or reduced rent, as an incentive to enter into lease agreements. Accounting principles generally accepted in the United States of America require that rent earned be recorded straight-line over the applicable lease terms. For the nine months ended September 30, 2006, rent collections due exceeded rent income recognized by $52,431. For the year ended December 31, 2005, $90,057 of rent income was recognized in advance of payment due dates.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership throughout the nine months ended September 30, 2006 and the year ended December 31, 2005. For federal income tax purposes, income and expenses of a limited partnership are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses do not reflect an income tax provision.

2.	Property Management Fees

The Apartment owner has contracted with Thompson Realty Management Corporation to manage the property. Fees for the management services are four percent of tenant income collections with a minimum fee of $4,000 per month.

Walker Ranch Apartments

Notes to the Schedules of Income and Direct Operating Expenses — (Continued)

3.	Cable Television Contract

The Apartment owner has an agreement with Time Warner Cable San Antonio, LP (Operator) whereby the Operator provides multi-channel video, internet access, digital phone and certain other potential services to the Apartment residents for an initial term of seven years beginning February 24, 2005. In connection therewith, the Apartment owner is entitled to an upfront fee of $81,250. The fee is being amortized over the seven year term of the agreement. For the nine months ended September 30, 2006 and the year ended December 31, 2005, $6,392 and $9,673, respectively, of the fee was earned and has been included in income in the Schedules of Income and Direct Operating Expenses.

4.	Subsequent Event (Unaudited)

The Apartment owner sold the Apartment property to NNN Apartment REIT, Inc. effective October 31, 2006. These Schedules of Income and Direct Operating Expenses have been prepared to be included in a current report on Form 8-K to be filed by NNN Apartment REIT, Inc.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of Hidden Lake Apartments (Apartments), located in San Antonio, Texas for the year ended December 31, 2005. The Schedule is the responsibility of the Apartments’ management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of NNN Apartment REIT, Inc.) as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of Hidden Lake Apartments, as described in Note 1, for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/  L.P. Martin & Company, P.C.

Richmond, Virginia
October 6, 2006

Hidden Lake Apartments

Schedules of Income and Direct Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited)
and the Year Ended December 31, 2005

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005

INCOME
Rental and other Income	$2,014,693	$2,632,097

DIRECT OPERATING EXPENSES
Administrative and other	268,157	381,167
Insurance	66,749	85,650
Property management fees	80,567	102,462
Repairs and maintenance	233,947	236,855
Taxes — property	405,381	358,734
Utilities	62,795	97,066

Total Direct Operating Expenses	1,117,596	1,261,934

EXCESS OF INCOME OVER DIRECT OPERATING EXPENSES	$897,097	$1,370,163

The accompanying notes are an integral part of these schedules.

Hidden Lake Apartments

Notes to the Schedules of Income and Direct Operating Expenses
For the Nine Months Ended September 30, 2006 (Unaudited)
and the Year Ended December 31, 2005

1.	Basis of Presentation

Organization — Hidden Lake Apartments is a 380 unit apartment complex located in San Antonio, Texas. The Apartment property has been owned by T. R. Hidden Lake Partners, Ltd., a Texas limited partnership, since inception. 300 units opened in August 2004 and were in operation throughout 2005. Construction on an additional 80 units began in 2005. These units were placed in service in the summer of 2006.

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses have been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses excludes certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment. Excluded expenses include mortgage and partner interest, depreciation and amortization.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership throughout the nine months ended September 30, 2006 and the year ended December 31, 2005. For federal income tax purposes, income and expenses of a limited partnership are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses do not reflect an income tax provision.

2.	Property Management Fees

The Apartment owner has contracted with Thompson Realty Management Corporation to manage the property. Fees for the management services are three and one half percent of gross tenant income collections with a minimum fee of $4,500 per month. The Apartment owner also has contracted to pay a management consulting fee to GSSW-REO equal to one half of one percent of gross project rental revenue.

3.	Cable Television Contract

The Apartment owner has an agreement with Time Warner Cable San Antonio, LP (Operator) whereby the Operator provides multi-channel video, internet access, digital phone and certain other potential services to the Apartment residents for a seven year term beginning in 2004. In connection therewith, the Apartment owner is entitled to an upfront fee of $75,000 and $95,000 as of December 31, 2005, and September 30, 2006, respectively. The fee is being amortized over the seven year term of the agreement. For the nine months ended September 30, 2006 and the year ended December 31, 2005, $8,512 and $10,714, respectively, of the fee was earned and has been included in income in the Schedules of Income and Direct Operating Expenses. The Apartment owner also receives quarterly fees from the Operator which are based on a percentage of the subscriber revenue.

4.	Subsequent Event (Unaudited)

The Apartment owner is under contract to sell the Apartment property to an affiliate of NNN Apartment REIT, Inc. The sale is anticipated to close in December, 2006. This Schedule of Income and Direct Operating Expenses has been prepared to be included in a current report on Form 8-K to be filed by NNN Apartment REIT, Inc.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of The Park at Northgate Apartments (Apartment property), located in Spring, Texas for the year ended December 31, 2006. The Schedule is the responsibility of the Apartment property’s management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of NNN Apartment REIT, Inc.) as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of The Park at Northgate Apartments, as described in Note 1, for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  L. P. Martin & Company, P.C.

Richmond, Virginia
June 11, 2007

The Park at Northgate Apartments

Schedules of Income and Direct Operating Expenses
for the Three Months Ended March 31, 2007 (Unaudited)
and the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31,	December 31,
	2007	2006

INCOME
Rental and other income	$586,240	$2,383,523
DIRECT OPERATING EXPENSES
Administrative and other	61,039	247,682
Insurance	9,352	37,406
Property management fees	28,029	144,042
Repairs and maintenance	43,205	179,388
Taxes — property	127,512	505,982
Utilities	46,585	179,532

Total Direct Operating Expenses	315,722	1,294,032

EXCESS OF INCOME OVER DIRECT OPERATING EXPENSES	$270,518	$1,089,491

The accompanying notes are an integral part of these schedules.

The Park at Northgate Apartments

Notes to the Schedules of Income and Direct Operating Expenses
For the Three Months Ended March 31, 2007 (Unaudited)
and the Year Ended December 31, 2006

1.	Basis of Presentation

Organization — The Park at Northgate Apartments (Apartment property) is a 248 unit residential apartment complex located in Spring, Texas. The Apartment property opened in 2003. During the periods presented, the Apartment property was owned by two entities: PNL Venture, Ltd., a limited partnership and North Spring Park, LLC, a limited liability company. On February 21, 2007, the owners of the Apartment property entered into a contract to sell the Apartment property to Triple Net Properties, LLC.

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses exclude certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment property. Excluded expenses include mortgage interest, depreciation, amortization and entity-related expenses.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership or a limited liability company throughout the periods presented. For federal income tax purposes, income and expenses of a limited partnership or a limited liability company are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses do not reflect an income tax provision.

2.	Property Management Fees

During 2006, the owners of the Apartment property contracted with two affiliated entities to manage the Apartment property; Management Solutions, Inc. and Starwood Management Company, Inc. Management Solutions, Inc. managed the Apartment property through November, 2006. Effective December 1, 2006, Starwood Management Company, Inc. began managing the Apartment property. Fees paid to both affiliates for the management services were six percent of gross income collections with a minimum fee of $5,000 per month. Effective February 1, 2007, management fees were revised to four percent of gross income collections. Gross income is “defined to include rent, vending income, security deposits and other miscellaneous income from the use of the Property.” For the three months ended March 31, 2007 and the year ended December 31, 2006, income for purposes of calculating management fees also includes $12,045 and $44,039, respectively, of rent the owners of the Apartment property paid for employees living at the Apartment property. These rents have been excluded from rental and other income in the Schedules of Income and Direct Operating Expenses.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of The Residences at Braemar (Apartment property), located in Charlotte, North Carolina for the year ended December 31, 2006. The Schedule is the responsibility of the Apartment property’s management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of NNN Apartment REIT, Inc.) as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of The Residences at Braemar, as described in Note 1, for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  L.P. Martin & Company, P.C.

Richmond, Virginia
June 27, 2007

The Residences at Braemar Apartments

Schedules of Income and Direct Operating Expenses
For the Three Months Ended March 31, 2007 (Unaudited)
and the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31,	December 31,
	2007	2006

INCOME
Rental and other income	$363,827	$1,370,965
DIRECT OPERATING EXPENSES
Administrative and other	45,058	187,604
Insurance	6,272	25,089
Property management fees	19,282	74,576
Repairs and maintenance	45,260	161,870
Taxes — property	32,815	131,262
Utilities	4,046	23,454

Total Direct Operating Expenses	152,733	603,855

EXCESS OF INCOME OVER DIRECT OPERATING EXPENSES	$211,094	$767,110

The accompanying notes are an integral part of these schedules.

The Residences at Braemar Apartments

Notes to the Schedules of Income and Direct Operating Expenses
for the Three Months Ended March 31, 2007 (Unaudited)
and the Year Ended December 31, 2006

1.	Basis of Presentation

Organization — The Residences at Braemar Apartments (Apartment property) is a 160 unit residential apartment complex located in Charlotte, North Carolina. The Apartment property opened in 2004. The Apartment property was owned by Braemar Housing Limited Partnership throughout the periods presented.

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses excludes certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment property. Excluded expenses include mortgage interest, depreciation, amortization and entity-related expenses.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership through the periods presented. For federal income tax purposes, income and expenses of a limited partnership are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses does not reflect an income tax provision.

2.	Property Management Fees

The owners of the Apartment property contracted with YFP Management to manage the Apartment property. Fees paid for the management services were three and three quarters of a percent of gross monthly income collections. In addition, for the three months ended March 31, 2007 and the year ended December 31, 2006 monthly management fees of $1,750 were paid to the general partner of Braemar Housing Limited Partnership.

3.	Subsequent Event (Unaudited)

On April 26, 2007, the owners of the Apartment property entered into a contract to sell the Apartment property to Triple Net Properties, LLC.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Baypoint Resort Apartments, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Baypoint Resort Apartments for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | Corbin & Company LLP

Irvine, California
October 17, 2007

Baypoint Resort Apartments

Statements of Revenues and Certain Expenses
for the Six Months Ended June 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

		Year Ended
	Six Months Ended	December 31,
	June 30, 2007	2006

REVENUES:
Rental and other income	$1,950,000	$3,809,000

CERTAIN EXPENSES:
Grounds and building maintenance	296,000	532,000
Real estate taxes	278,000	573,000
Electricity, water and gas utilities	98,000	213,000
Property management fees	48,000	102,000
Insurance	93,000	180,000
General and administrative	178,000	354,000

Total certain expenses	991,000	1,954,000

REVENUES IN EXCESS OF CERTAIN EXPENSES	$959,000	$1,855,000

The accompanying notes are an integral part of these statements of revenues and certain expenses.

Baypoint Resort Apartments

Notes to the Statements of Revenues and Certain Expenses
for the Six Months Ended June 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

Note 1.	Organization and Basis of Presentation

Organization — The accompanying statements of revenues and certain expenses include the operations of Baypoint Resort Apartments, or the Property, located in Corpus Christi, Texas. The Property is a 350 unit residential apartment complex and was 95% leased as of December 31, 2006.

Basis of Presentation — The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Apartment REIT, Inc. in the future operations of the Property have been excluded.

Note 2.	Summary of Significant Accounting Policies

Revenue Recognition — The Property leases multifamily residential apartments under operating leases generally with terms of one year or less. Rent and other property revenue is recorded when due from residents and is recognized monthly as it is earned. Other property revenue consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information — The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Note 3.	Property Management Fees

During 2006, the owners of the Property contracted with a related party to manage the Property. Monthly fees paid for property management services were the greater of 2.5% of gross revenues, or $2,500. For the six months ended June 30, 2007 (unaudited) and for the year ended December 31, 2006, the Property incurred expenses of $102,000 and $48,000 (unaudited), respectively, related to property management fees.

Baypoint Resort Apartments

Notes to the Statements of Revenues and Certain Expenses
for the Six Months Ended June 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006 — (Continued)

Note 4.	Commitments And Contingencies

Litigation — The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters — In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters — Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

Note 5.	Subsequent Event

On August 2, 2007, NNN Apartment REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $33,250,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of Towne Crossing Apartments (Apartment property), located in Mansfield, Texas for the year ended December 31, 2006. The Schedule is the responsibility of the Apartment property’s management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of NNN Apartment REIT, Inc.) as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of Towne Crossing Apartments, as described in Note 1, for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  L. P. Martin & Company, P.C.

Richmond, Virginia
May 14, 2007

Towne Crossing Apartments

Schedules of Income and Direct Operating Expenses
for the Six Months Ended June 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30,	December 31,
	2007	2006

INCOME
Rental and other income	$1,213,153	$2,381,074

DIRECT OPERATING EXPENSES
Administrative and other	125,095	264,762
Insurance	18,450	35,227
Property management fees	55,307	151,390
Repairs and maintenance	102,659	204,099
Taxes — property	265,787	531,575
Utilities	78,493	133,519

Total Direct Operating Expenses	645,791	1,320,572

EXCESS OF INCOME OVER DIRECT OPERATING EXPENSES	$567,362	$1,060,502

The accompanying notes are an integral part of these schedules.

Towne Crossing Apartments

Notes to the Schedules of Income and Direct Operating Expenses
for the Six Months Ended June 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

1.	Basis of Presentation

Organization — Towne Crossing Apartments (Apartment property) is a 268 unit apartment complex located in Mansfield, Texas. The Apartment property opened in 2004 and was purchased by the current owners, FS Towne Center Crossing, Ltd. and Bowler Holdings, LC in 2005. On February 21, 2007, the owners of the Apartment property entered into a contract to sell the Apartment property to Triple Net Properties, LLC. The sale is anticipated to close during the third quarter of 2007.

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses have been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses exclude certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment property. Excluded expenses include mortgage interest, depreciation, amortization and entity-related expenses.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership throughout the periods presented. For federal income tax purposes, income and expenses of a limited partnership are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses do not reflect an income tax provision.

2.	Property Management Fees

The owners of the Apartment property have contracted with Management Solutions, Inc., an affiliated entity, to manage the property. Fees for the management services were six percent of gross income collections with a minimum fee of $4,000 per month. Effective February 1, 2007, management fees were revised to four percent of gross income collections. Gross income is “defined to include rent, vending income, security deposits and other miscellaneous income from the use of the Property.” For the six months ended June 30, 2007 and for the year ended December 31, 2006, income for purposes of calculating management fees also includes $37,906 and $109,182, respectively, of rent the owners of the Apartment property paid for employees living at the Apartment property. These rents have been excluded from rental and other income in the Schedules of Income and Direct Operating Expenses.

Independent Auditors’ Report

To the Board of Directors
NNN Apartment REIT, Inc.

We have audited the accompanying Schedule of Income and Direct Operating Expenses (Schedule) of The Villas of El Dorado Apartments (Apartment property), located in McKinney, Texas for the year ended December 31, 2006. The Schedule is the responsibility of the Apartment property’s management. Our responsibility is to express an opinion on the Schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedule was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a registration statement of NNN Apartment REIT, Inc.) as described in Note 1, and is not intended to be a complete presentation of the Apartments’ revenues and expenses.

In our opinion, the Schedule referred to above presents fairly, in all material respects, the income and direct operating expenses of The Villas of El Dorado Apartments, as described in Note 1, for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ L. P. Martin & Company, P.C.

Richmond, Virginia
September 11, 2007

The Villas of El Dorado Apartments

Schedules of Income and Direct Operating Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006

INCOME
Rental and other income	$1,616,679	$1,842,829

DIRECT OPERATING EXPENSES
Administrative and other	131,838	205,779
Insurance	26,318	44,371
Property management fees	64,909	74,771
Repairs and maintenance	128,935	189,168
Taxes — property	316,556	305,830
Utilities	105,262	109,870

Total Direct Operating Expenses	773,818	929,789

EXCESS OF INCOME OVER DIRECT OPERATING EXPENSES	$842,861	$913,040

The accompanying notes are an integral part of these schedules.

The Villas of El Dorado Apartments

Notes to the Schedules of Income and Direct Operating Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

1.	Basis of Presentation

Organization — The Villas of El Dorado Apartments (Apartment property) is a 248 unit apartment complex located in McKinney, Texas. The Apartment property, which opened in 2003, was owned by Villas at El Dorado, Ltd., a limited partnership, through November 28, 2006, at which time the Apartment property was purchased by the current owner, El Dorado Apartments, LLC, a limited liability company. The effective date of the transfer was September 1, 2006. The Schedule of Income and Direct Operating Expenses presents the combined 2006 income and direct operating expenses for both property owners

Revenue and Expense Recognition — The accompanying Schedules of Income and Direct Operating Expenses have been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S—X of the Securities and Exchange Commission, the Schedules of Income and Direct Operating Expenses excludes certain expenses not considered comparable to those resulting from the proposed future operations of the Apartment property. Excluded expenses include mortgage interest, depreciation, amortization and entity-related expenses.

Estimates — The preparation of financial information in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising — Advertising costs are expensed in the periods incurred.

Income Taxes — The Apartment property was owned by a limited partnership throughout the periods presented. For federal income tax purposes, income and expenses of a limited partnership are passed through to the partners and taxed at the individual level. Accordingly, the Schedules of Income and Direct Operating Expenses do not reflect an income tax provision.

2.	Property Management Fees

For the period January 1, 2006 through August 31, 2006, the Apartment property was managed by Crest Property Management, Inc. For the period September 1, 2006 through December 31, 2006, the Apartment property was managed by Starwood Management Company, Inc. Fees paid to both companies for management services provided were four percent of gross tenant income collections. Gross income is “defined to include rent, vending income, security deposits and other miscellaneous income from the use of the Property.” For the nine months ended September 30, 2007, income for purposes of calculating management fees also includes $27,214 of rent the owners of the Apartment property paid for employees living at the Apartment property. These rents have been excluded from rental and other income in the Schedule of Income and Direct Operating Expenses.

3.	Subsequent Events

The Apartment property was sold to Apartment REIT Villas of El Dorado, LLC, an affiliate of NNN Apartment REIT, Inc., on November 2, 2007.

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2007
and for the Nine Months Ended September 30, 2007 and for the Period from January 10, 2006
(Date of Inception) through December 31, 2006

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical September 30, 2007 and December 31, 2006 consolidated financial statements included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if we acquired Villas of El Dorado, or the El Dorado property, and entered into a loan agreement with Wachovia Bank, National Association, or Wachovia, for an aggregate principal amount of up to $10,000,000, maximum or the Wachovia Loan, on September 30, 2007. The El Dorado property was acquired using debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 are presented as if we acquired Walker Ranch Apartments, or the Walker Ranch property, Hidden Lake Apartments, or the Hidden Lake property, The Park at Northgate Apartments, or the Northgate property, The Residences at Braemar Apartments, or the Braemar property, Baypoint Resort Apartments, or the Baypoint property, Towne Crossing Apartments, or the Towne Crossing property, and the El Dorado property, or collectively the Properties, and obtained our line of credit and the Wachovia Loan on January 10, 2006 (Date of Inception). The Properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on a property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of January 10, 2006 (Date of Inception).

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations or financial position that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 2007

		Acquisition of
		El Dorado
	Company	Property and		Company
	Historical (A)	Wachovia Loan (B)		Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$148,854,000	$18,352,000		$167,206,000
Cash and cash equivalents	1,753,000	—		1,753,000
Accounts and other receivable, net	67,000	—		67,000
Restricted cash	2,715,000	379,000		3,094,000
Identified intangible assets, net	919,000	273,000		1,192,000
Other assets, net	1,299,000	169,000		1,468,000

Total assets	$155,607,000	$19,173,000		$174,780,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$95,205,000	$13,600,000		$108,805,000
Unsecured note payables to affiliate	2,200,000	—		2,200,000
Line of credit	—	3,195,000		3,195,000
Accounts payable and accrued liabilities	3,701,000	389,000		4,090,000
Accounts payable due to affiliates	1,182,000	—		1,182,000
Security deposits and prepaid rent	456,000	33,000		489,000

Total liabilities	102,744,000	17,217,000		119,961,000
Commitments and contingencies Minority interest of limited partner in Operating Partnership	1,000	—		1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value; 300,000,000 shares authorized; 6,671,812 shares issued and outstanding	67,000	2,000	(C)	69,000
Additional paid-in capital	59,095,000	1,954,000	(C)	61,049,000
Accumulated deficit	(6,300,000)	—		(6,300,000)

Total stockholders’ equity	52,862,000	1,956,000		54,818,000

Total liabilities, minority interest and stockholders’ equity	$155,607,000	$19,173,000		$174,780,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2007

			Acquisition of
			El Dorado
	Company	Q2 and Q3 2007	Property and		Company
	Historical (D)	Transactions (E)	Wachovia Loan (F)		Pro Forma

Revenues:
Rental income and other property revenue	$7,691,000	$5,686,000	$1,617,000		14,994,000

Expenses:
Rental expenses	3,647,000	3,357,000	773,000	(G)	7,777,000
General and administrative	1,572,000	573,000	140,000	(H)	2,285,000
Depreciation and amortization	3,330,000	1,651,000	603,000	(I)	5,584,000

Total expenses	8,549,000	5,581,000	1,516,000		15,646,000

Loss before other income (expense):	(858,000)	105,000	101,000		(652,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payable to affiliate	(168,000)	(493,000)	—		(661,000)
Interest expense related to mortgage loan payables and line of credit	(2,479,000)	(1,973,000)	(807,000	)(J)	(5,259,000)
Interest and dividend income	59,000	—	—		59,000

Loss from continuing operations	$(3,446,000)	$(2,361,000)	$(706,000)		$(6,513,000)

Loss from continuing operations per share — basic and diluted	$(0.82)				$(1.03)

Weighted — average number of common shares outstanding — basic and diluted	4,212,080				6,307,489	(K)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated
Statement of Operations for the Period from January 10, 2006 (Date of Inception) through
December 31, 2006

				Acquisition of
				El Dorado
	Company	2006	Q2 and Q3 2007	Property and		Company
	Historical (L)	Transactions (M)	Transactions (N)	Wachovia Loan (O)		Pro Forma

Revenues:
Rental income and other property revenue	$660,000	$4,801,000	$9,672,000	$1,792,000		$16,925,000

Expenses:
Rental expenses	266,000	2,227,000	5,761,000	1,016,000	(P)	9,270,000
General and administrative	294,000	1,238,000	664,000	140,000	(Q)	2,336,000
Depreciation and amortization	289,000	2,998,000	4,377,000	1,080,000	(R)	8,744,000

Total expenses	849,000	6,463,000	10,802,000	2,236,000		20,350,000

Loss before other income (expense):	(189,000)	(1,662,000)	(1,130,000)	(444,000)		(3,425,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payable to affiliate	(25,000)	—	(805,000)	—		(830,000)
Interest expense related to mortgage loan payables and line of credit	(314,000)	(2,866,000)	(3,331,000)	(1,154,000	)(S)	(7,665,000)
Interest and dividend income	5,000	—	—	—		5,000

Loss from continuing operations	$(523,000)	$(4,528,000)	$(5,266,000)	$(1,598,000)		$(11,915,000)

Loss from continuing operations per share — basic and diluted	$(1.99)					$(1.90)

Weighted — average number of common shares outstanding — basic and diluted	262,609					6,284,807	(T)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Apartment REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
as of September 30, 2007 and for the Nine Months Ended September 30, 2007
and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007.

(A) As reported in our balance sheet as of September 30, 2007 included in this prospectus.

(B) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the El Dorado property. We have assumed the purchase price of $18,000,000, plus closing costs and acquisition fees, and was financed through our assumption of an existing, 10-year, fixed rate, 5.68% per annum secured loan of $13,600,000, with an unpaid principal balance of $13,600,000, $3,195,000 in borrowings under the Wachovia Loan, a one-year, variable rate, term loan and the net proceeds from the issuance of approximately 221,021 shares of common stock from our initial public offering. An acquisition fee of $540,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $2,985,000 to land, $14,906,000 to building and improvements, $461,000 to furniture, fixtures and equipment, $192,000 to in place leases, and $81,000 to tenant relationships. The purchase price allocations are preliminary and are subject to change.

(C) The El Dorado property was acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume these proceeds were raised as of September 30, 2007.

2. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007

(D) As reported in our statements of operations for the nine months ended September 30, 2007 included in this prospectus.

(E) Amounts represent the estimated operations, including pro forma adjustments, from January 1, 2007 through the acquisition date of the Northgate property, the Braemar property, the Baypoint property and the Towne Crossing property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of January 10, 2006 (Date of Inception).

(F) Amounts represent the estimated operations, including pro forma adjustments, of the El Dorado property and acquisition of the Wachovia Loan for the nine months ended September 30, 2007.

(G) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive, for its services in managing our properties, a monthly management fee of up to 4.0% of the gross cash receipts of the property. As a result, the amount reflects property management fees reflective of our current advisory agreement. Also, adjustments were made for an incremental property tax expense assuming the acquisition prices and historical property tax rate.

(H) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated monthly not to exceed one-twelfth of 1.0% of the average invested assets as of the last day of the immediately preceding quarter. At the time of the acquisition of the El Dorado property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, an asset management fee was incurred for the nine months ended September 30, 2007.

(I) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 40 year life. Depreciation expense on the portion of the purchase price allocated to land improvements is recognized using the straight-line method over the average remaining useful life of approximately 4 years. Depreciation expense on the portion of the purchase price allocated to furniture,

Grubb & Ellis Apartment REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

fixtures and equipment is recognized using the straight-line method and an estimated average useful life of approximately 5 years. Amortization expense for in place leases is recognized using the straight-line method over the average remaining lease term of 7 months. Amortization expense on intangible tenant relationships is recognized using the straight-line method over an estimated useful life of 7 months. The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and are subject to change.

(J) We assumed the El Dorado property was financed using various debt instruments and offering proceeds as noted above in notes (B) and (C). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The Wachovia Loan is a variable rate loan. If interest rates increase by 0.125%, interest expense would increase by $3,000.

(K) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the transactions. The calculation assumes the transactions occurred on January 10, 2006 (Date of Inception).

3. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006.

(L) As reported in our statement of operations for the period from January 10, 2006 (Date of Inception) through December 31, 2006 included in this prospectus.

(M) Amounts represent the estimated operations, including pro forma adjustments, from January 10, 2006 (Date of Inception) through the transaction date of the acquisition of the Walker Ranch property and the Hidden Lake property and fees in connection with the line of credit, (transactions occurring during the three months ended December 31, 2006) as if these transactions had occurred as of January 10, 2006 (Date of Inception).

(N) Amounts represent the estimated operations, including pro forma adjustments, from January 10, 2006 through December 31, 2006 of the Northgate property, the Braemar property, the Baypoint property and the Towne Crossing property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of January 10, 2006 (Date of Inception).

(O) Amounts represent the estimated operations, including pro forma adjustments, of the El Dorado property and acquisition of the Wachovia Loan for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(P) Pursuant to our advisory agreement, an affiliate of our advisor. is entitled to receive, for its services in managing our properties, a monthly management fee of up to 4.0% of the gross cash receipts of the property. As a result, the amount reflects property management fees reflective of our current advisory agreement. Also, adjustments were made for an incremental property tax expense assuming the acquisition prices and historical property tax rate.

(Q) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated monthly not to exceed one-twelfth of 1.0% of the average invested assets as of the last day of the immediately preceding quarter. At the time of the acquisition of the El Dorado property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, an asset management fee was incurred for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(R) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 40 year life. Depreciation expense on the portion of the purchase price allocated to land improvements is recognized using the straight-line method over the average remaining useful life of approximately 4 years. Depreciation expense on the portion of the purchase price allocated to furniture,

Grubb & Ellis Apartment REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

fixtures and equipment is recognized using the straight-line method and an estimated average useful life of approximately 5 years. Amortization expense for in place leases is recognized using the straight-line method over the average remaining lease term of 7 months. Amortization expense on intangible tenant relationships is recognized using the straight-line method over an estimated useful life of 7 months. The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and are subject to change.

(S) We assumed the El Dorado property was financed using various debt instruments and offering proceeds as noted above in notes (B) and (C). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The Wachovia Loan is a variable rate loan. If interest rates increase by 0.125%, interest expense would increase by $4,000.

(T) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the transactions. The calculation assumes the transactions occurred on January 10, 2006 (Date of Inception).

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by NNN Realty Advisors, our former sponsor and a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, or Grubb & Ellis, and Triple Net Properties, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, NNN Realty Advisors Group, through December 31, 2006. From inception through December 31, 2006, NNN Realty Advisors Group has served as advisor, sponsor or manager of 165 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 159 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT focused on government-oriented office properties; T REIT focused on commercial properties located in tax free states; Grubb & Ellis Apartment REIT focuses on apartment communities; 2002 Value Fund focused on investments in three office properties; and 2003 Value Fund focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties.

The private real estate programs sponsored by NNN Realty Advisors Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT that invests in a diversified portfolio of real estate and real estate related securities, the private real estate programs were structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the Prior Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Programs.

Our advisor is owned and managed by Triple Net Properties. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Annual Operating Results of Prior Programs (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

NNN Realty Advisors Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program.

In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by NNN Realty Advisors Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. NNN Realty Advisors Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four Notes Programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by NNN Realty Advisors Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow NNN Realty Advisors Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table I presents the experience of NNN Realty Advisors Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2006. As of December 31, 2006, there were two public programs that closed in the three years prior to December 31, 2006.

			NNN	Public
	Initial Offering	Second Offering	2003 Value	Program
	G REIT, Inc.	G REIT, Inc.	Fund, LLC	Totals

Dollar Amount Offered	$200,000,000	$270,000,000	$50,000,000	$520,000,000

Dollar Amount Raised	200,000,000	237,315,000	50,000,000	487,315,000

Percentage Amount Raised	100.0%	87.9%	100.0%	93.7%

Less Offering Expenses:
Selling Commissions	7.5%	7.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.0%	3.0%	2.5%
Organization & Offering Expenses(1)	2.5%	2.0%	2.5%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%
Reserves	0.0%	0.0%	8.0%

Percent Available for Investment	88.0%	88.0%	79.0%
Acquisition Cost:
Cash Down Payment	87.5%	87.5%	71.0%
Loan Fees	0.0%	0.0%	2.5%
Acquisition Fees Paid to Affiliates	0.5%	0.5%	5.5%

Total Acquisition Cost	88.0%	88.0%	79.0%

Percent Leveraged	49.7%	49.7%	51.7%
Date Offering Began	22-Jul-02	23-Jan-04	11-Jul-03
Date Offering Ended	9-Feb-04	30-Apr-04	14-Oct-04
Length of Offering (months)	19	3	15
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	18	N/A	14
Number of Investors	13,867 (3)	13,867 (3)	826

Notes:

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

(3)	Total number of investors for Initial Offering and Second Offering at December 31, 2006.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006
Table II presents the types of compensation paid to NNN Realty Advisors Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2006. As of December 31, 2006, there were five public programs which paid compensation to NNN Realty Advisors Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

					Other Programs
	G REIT,		NNN 2003				NNN 2002		Grubb & Ellis Apartment		Total
	Inc.		Value Fund, LLC	Subtotal	T REIT, Inc		Value Fund, LLC		REIT, Inc.		All Programs

Date Offering Commenced	22-Jul-02		11-Jul-03		22-Feb-00		15-May-02		19-Jul-06
Dollar Amount Raised	$437,315,000		$50,000,000	$487,315,000	$46,395,000		$29,799,000		$16,568,000	(1)	$580,077,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$30,443,000		$3,898,000	$34,341,000	$3,576,000		$2,089,000		$1,141,000		$41,147,000
Marketing Support & Due Diligence Reimbursement	10,818,000		1,251,000	12,069,000	671,000		2,005,000		411,000		15,156,000
Organization & Offering Expenses	3,036,000		1,394,000	4,430,000	860,000		249,000		249,000		5,788,000
Due Diligence Allowance	—		—	—	—		—		83,000		83,000
Loan Fees	—		—	—	—		1,000		—		1,000
Acquisition Fees	—		1,783,000	1,783,000	—		1,192,000		—		2,975,000

Totals	$44,297,000		$8,326,000	$52,623,000	$5,107,000		$5,536,000		$1,884,000		$65,150,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees	$13,763,000		$2,041,000	$15,804,000	$585,000		$—		$1,884,000		$18,273,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$81,585,000	(2)	$755,000	$82,340,000	$5,853,000	(3)	$8,395,000	(4)	$325,000		$96,913,000

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	$4,293,000		$272,000	$4,565,000	$343,000		$840,000		$—		$5,748,000
Asset Management Fees	—		—	—	—		—		—		—
Leasing Commissions	801,000		—	801,000	48,000		630,000		—		1,479,000

Totals	$5,094,000		$272,000	$5,366,000	$391,000		$1,470,000		$—		$7,227,000

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	$5,617,000		$268,000	$5,885,000	$291,000		$477,000		$—		$6,653,000
Asset Management Fees	—		—	—	—		—		—		—
Leasing Commissions	2,756,000		747,000	3,503,000	349,000		86,000		—		3,938,000

Totals	$8,373,000		$1,015,000	$9,388,000	$640,000		$563,000		$—		$10,591,000

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	$4,811,000		$596,000	$5,407,000	$84,000		—		$24,000		$5,515,000
Asset Management Fees	—		—	—	265,000		—		—		265,000
Leasing Commissions	3,705,000		947,000	4,652,000	—		—		—		4,652,000

Totals	$8,516,000		$1,543,000	$10,059,000	$349,000		$—		$24,000		$10,432,000

Amounts Paid to Sponsor from Property Sales and Refinancings
Disposition Fees	$7,828,000		1,069,000	$8,897,000	$1,700,000		$1,280,000		$—		$11,877,000
Incentive Fees	—		—	—	—		—		—		—
Construction Management Fees	—		173,000	173,000	—		—		—		173,000
Refinancing Fees	—		107,000	107,000	—		—		—		107,000

Totals	$7,828,000		$1,349,000	$9,177,000	$1,700,000		$1,280,000		$—		$12,157,000

Notes:

(1)	Amount is as of December 31, 2006 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvesment plan.
(2)	Amount for G REIT, Inc. represents cash generated from operations for the two years ended December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of December 31, 2005.
(3)	Amount for T REIT, Inc. represents cash generated from operations for the period from January 1, 2005 through June 30, 2005 and the year ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of June 30, 2005.
(4)	Amount for NNN 2002 Value Fund, LLC represents cash generated from operations for the period from January 1, 2005 through August 31, 2005 and the year ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of August 31, 2005.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2006.

	Year Ended December 31,
	2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	17,000	911,000
Gain on Sale of Marketable Securities	440,000	251,000	—	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	—	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	166,000	(1,487,000)
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	142,000	7,854,000
Interest Expense(1)	2,054,000	1,243,000	293,000	15,000	3,605,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	398,000	—	—	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$26,000	$857,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	(16,000)	14,851,000
Gain on Sale	11,963,000	251,000	—	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	(609,000)	66,871,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(26,101,000)	(800,305,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	35,259,000	806,581,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	8,549,000	73,147,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	5,285,000	—	50,643,000
Operating Activities — to Minority Interest	674,000	376,000	74,000	—	1,124,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	13,865,000	—	—	170,000	14,035,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	8,379,000	7,345,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$8,379,000	$7,345,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
G REIT, INC.

	Year Ended December 31,
	2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14	$(3.95)
— from recapture	—	—	—	—
Capital Gain (Loss)	27.27	0.67	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12	—
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	31.61	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	43.37	70.54	64.12	—
— Other (Return of Capital)	$31.61	$—	$—	$41.98
Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net.	$—	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
T REIT, INC.

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	191,000	2,466,000	2,614,000	213,000	5,484,000
Interest, Dividends & Other Income	285,000	622,000	181,000	281,000	1,369,000
Gain on Sale of Marketable Securities	126,000	109,000	—	—	235,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	787,000	581,000	1,160,000	1,126,000	3,654,000
Income (Loss) from Discontinued Operations	(272,000)	31,000	1,076,000	1,241,000	2,076,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	1,013,000	1,213,000	792,000	558,000	3,576,000
Interest Expense(1)	44,000	52,000	50,000	10,000	156,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$60,000	$2,544,000	$4,189,000	$2,293,000	$9,086,000

Taxable Income (Loss) From:
Operations	157,000	1,197,000	(1,100,000)	(683,000)	(429,000)
Gain on Sale	614,000	2,545,000	2,547,000	284,000	5,990,000
Cash Generated From (Used By):
Operating Activities	883,000	3,590,000	2,950,000	2,290,000	9,713,000
Investing Activities	249,000	(14,333,000)	2,517,000	(19,279,000)	(30,846,000)
Financing Activities(2)	(120,000)	9,731,000	4,439,000	22,334,000	36,384,000

Cash Generated From (Used By) Operations, Investing & Financing	1,012,000	(1,012,000)	9,906,000	5,345,000	15,251,000
Less: Cash Distributions From:
Operating Activities — to Investors	792,000	3,438,000	2,950,000	2,290,000	9,470,000
Operating Activities — to Minority Interest	91,000	152,000	—	—	243,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	1,118,000	358,000	896,000	573,000	2,945,000

Cash Generated (Deficiency) after Cash Distributions	(989,000)	(4,960,000)	6,060,000	2,482,000	2,593,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(989,000)	$(4,960,000)	$6,060,000	$2,482,000	$2,593,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
T REIT, INC.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.41	$25.85	$(23.52)	$(17.02)
— from recapture	—	—	—	—
Capital Gain (Loss)	13.33	54.97	54.47	7.08
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	17.20	74.25	63.09	57.06
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	24.28	7.73	19.16	14.28
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	17.20	74.25	63.09	57.06
— Other (Return of Capital)	$24.28	$7.73	$19.16	$14.28

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net	$—	$—	$—	$19,343,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of June 30, 2005 and for all subsequent periods. However, the taxable income numbers are for the period from January 1, 2005 through July 28, 2005, the date the plan of liquidation was formally approved.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003	Total

Gross Revenues	$3,742,000	$1,262,000	$653,000	$—	$5,657,000
Profit on Sale of Properties	7,056,000	5,802,000	—	—	12,858,000
Interest, Dividends & Other Income	527,000	416,000	86,000	3,000	1,032,000
Gain on Sale of Marketable Securities	134,000	344,000	—	—	478,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,139,000)	2,510,000	(682,000)	(132,000)	557,000
Income (Loss) from Discontinued Operations	(1,314,000)	670,000	(145,000)	—	(789,000)
Less: Operating Expenses	2,599,000	1,203,000	1,084,000	11,000	4,897,000
General and Administrative Expenses	754,000	1,289,000	339,000	7,000	2,389,000
Interest Expense(1)	2,680,000	768,000	638,000	—	4,086,000
Depreciation & Amortization	2,611,000	665,000	286,000	—	3,562,000
Minority Interest	(19,000)	166,000	(133,000)	(31,000)	(17,000)
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$4,876,000

Taxable Income From:
Operations	(1,954,000)	95,000	680,000	231,000	(948,000)
Gain on Sale	5,952,000	3,354,000	—	—	9,306,000
Cash Generated From (Used By):					—
Operating Activities	(4,789,000)	238,000	2,476,000	174,000	(1,901,000)
Investing Activities	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(103,752,000)
Financing Activities	(12,015,000)	70,050,000	52,269,000	12,437,000	122,741,000

Cash Generated From (Used By) Operations, Investing & Financing	(937,000)	5,759,000	9,587,000	2,679,000	17,088,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	—	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(3),(4)	9,179,000	4,657,000	—	—	13,836,000

Cash Generated (Deficiency) after Cash Distributions	(10,116,000)	864,000	7,271,000	2,625,000	644,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$644,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—
Capital Gain (Loss)	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	—	—	61.97	10.79
— Other (Return of Capital)	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	Includes cash distributions of $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2006 and 2005, respectively.

(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

	Period from			Period from May 15, 2002
	January 1, 2005			(Date of Inception)
	through	Year Ended December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	2,000	130,000
Gain on Sale of Marketable Securities	—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	—	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	(109,000)	540,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	25,000	208,000
Interest Expense(1)	3,000	9,000	—	40,000	52,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$(172,000)	$7,263,000

Taxable Income From:
Operations	143,000	732,000	137,000	132,000	1,144,000
Gain on Sale	14,843,000	—	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	698,000	9,200,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(7,959,000)	(34,212,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	11,619,000	49,477,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	4,358,000	24,465,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,726,000	2,027,000	1,693,000	35,000	6,481,000
Operating Activities — to Minority Interest	652,000	957,000	447,000	—	2,056,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(4)	10,330,000	410,000	100,000	—	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	4,323,000	5,088,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$4,323,000	$5,088,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

	Period from			Period from May 15, 2002
	January 1, 2005	Year Ended		(Date of Inception)
	through	December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64	$67.35
— from recapture	—	—	—	—
Capital Gain (Loss)	498.09	—	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—	—
— Operations	91.48	68.02	69.71	17.86
— Other (Return of Capital)	$346.64	$13.76	$4.12	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

(4)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2006

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date of	of Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(26)	Financing	Soft Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
Gateway Mall(5)	Jan-03	Mar-04	$2,452,000	$4,876,000	$8,700,000	N/A	$16,028,000	$5,000,000	$10,259,000	$15,259,000	$769,000		N/A
Gateway Mall Land(6)	Feb-04	Sep-04	$794,000	$—	$528,000	N/A	$1,322,000	$—	$468,000	$468,000	$854,000		N/A
Saddleback Financial Center(7)	Sep-02	Dec-04	$1,619,000	$1,817,000	N/A	N/A	$3,436,000	$1,913,000	$670,000	$2,583,000	$853,000		N/A
County Center Drive(8)	Jan-02	Apr-05	$603,000	$472,000	N/A	N/A	$1,075,000	$514,000	$370,000	$884,000	$191,000		N/A
City Center West A(9)	Mar-02	Jul-05	$13,379,000	$11,015,000	N/A	N/A	$24,394,000	$11,586,000	$6,836,000	$18,422,000	$5,972,000	(25)	N/A
Emerald Plaza(10)	Jun-04	Nov-05	$1,390,000	$1,850,000	N/A	N/A	$3,240,000	$1,850,000	$807,000	$2,657,000	$583,000	(25)	N/A
Pacific Corporate Park(11)	Mar-02	Dec-05	$1,645,000	$—	N/A	N/A	$1,645,000	$3,534,000	$(2,376,000)	$1,158,000	$487,000	(25)	N/A
Reno Trademark Building(12)	Sep-01	Jan-06	$2,310,000	$1,778,000	N/A	N/A	$4,088,000	$1,080,000	$1,728,000	$2,808,000	$1,280,000	(25)	N/A
Oakey Building(13)	Apr-04	Jan-06	$917,000	$863,000	N/A	N/A	$1,780,000	$392,000	$808,000	$1,200,000	$580,000	(25)	N/A
University Heights	Aug-02	Jan-06	$2,765,000	$4,209,000	N/A	N/A	$6,974,000	$—	$6,518,000	$6,518,000	$456,000	(25)	N/A
AmberOaks Corporate Center(14)	Jan-04	Jun-06	$12,167,000	$11,229,000	N/A	N/A	$23,396,000	$11,250,000	$2,260,000	$13,510,000	$9,886,000	(25)	N/A
Titan Building & Plaza(15)	Apr-02	Jul-06	$3,725,000	$2,862,000	N/A	N/A	$6,587,000	$2,910,000	$1,279,000	$4,189,000	$2,398,000	(25)	N/A

G REIT, Inc.
525 B Street (Golden Eagle)	Jun-04	Aug-05	$52,218,000	$63,640,000	N/A	N/A	$115,858,000	$69,943,000	$35,365,000	$105,308,000	$10,550,000		N/A
Park Sahara(16)	Mar-03	Dec-05	$273,000	$376,000	N/A	N/A	$649,000	$399,000	$118,000	$517,000	$132,000		N/A
600 B Street (Comerica) (17)	Jun-04	Jul-06	$91,730,000	$—	N/A	N/A	$91,730,000	$56,057,000	$11,638,000	$67,695,000	$24,035,000	(25)	N/A
Hawthorne Plaza	Apr-04	Sep-06	$68,261,000	$51,719,000	N/A	N/A	$119,980,000	$62,750,000	$27,274,000	$90,024,000	$29,956,000	(25)	N/A
AmberOaks Corporate Center	Jan-04	Sep-06	$27,584,000	$18,050,000	N/A	N/A	$45,634,000	$14,250,000	$20,455,000	$34,705,000	$10,929,000	(25)	N/A
Brunswig Square	Apr-04	Oct-06	$9,639,000	$15,543,000	N/A	N/A	$25,182,000	$15,830,000	$7,327,000	$23,157,000	$2,025,000	(25)	N/A
Centerpoint Corporate Park	Dec-03	Oct-06	$33,707,000	$40,000,000	N/A	N/A	$73,707,000	$25,029,000	$28,139,000	$53,168,000	$20,539,000	(25)	N/A
5508 Highway West 290	Sep-02	Nov-06	$(862,000)	$9,588,000	N/A	N/A	$8,726,000	$6,700,000	$2,026,000	$8,726,000	$—	(25)	N/A
Department of Children and Families Campus	Apr-03	Nov-06	$2,898,000	$8,881,000	N/A	N/A	$11,779,000	$7,605,000	$3,004,000	$10,609,000	$1,170,000	(25)	N/A
Public Ledger Building	Feb-04	Nov-06	$13,933,000	$24,520,000	N/A	N/A	$38,453,000	$25,000,000	$12,171,000	$37,171,000	$1,282,000	(25)	N/A
Atrium Building	Jan-03	Dec-06	$(219,000)	$3,448,000	N/A	N/A	$3,229,000	$2,200,000	$2,171,000	$4,371,000	$(1,142,000	)(25)	N/A
Gemini Plaza	May-03	Dec-06	$5,633,000	$10,089,000	N/A	N/A	$15,722,000	$9,815,000	$3,178,000	$12,993,000	$2,729,000	(25)	N/A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date of	of Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(26)	Financing	Soft Costs(4)	Total	Investment		Expenditures

NNN 2002 Value Fund, LLC
Bank of America Plaza West	Sep-02	Mar-05	$11,768,000	$9,053,000	N/A	N/A	$20,821,000	$14,200,000	$(53,000)	$14,147,000	$6,674,000		N/A
Netpark (18)	Jun-03	Sep-05	$15,249,000	$17,014,000	N/A	N/A	$32,263,000	$15,750,000	$8,298,000	$24,048,000	$8,215,000	(25)	N/A

NNN 2003 Value Fund, LLC
Satellite Place (19)	Nov-04	Feb-05	$7,727,000	$11,000,000	N/A	N/A	$18,727,000	$11,000,000	$7,342,000	$18,342,000	$385,000		N/A
Financial Plaza (20)	Oct-04	Apr-05	$2,327,000	$4,110,000	$2,300,000	N/A	$8,737,000	$4,125,000	$1,597,000	$5,722,000	$3,015,000		N/A
801 K Street (21)	Mar-04	Aug-05	$7,244,000	$7,570,000	N/A	N/A	$14,814,000	$7,567,000	$5,168,000	$12,735,000	$2,079,000		N/A
Emerald Plaza (22)	Jun-04	Nov-05	$2,405,000	$3,151,000	N/A	N/A	$5,556,000	$3,151,000	$1,417,000	$4,568,000	$988,000		N/A
Southwood Tower	Oct-04	Dec-05	$7,493,000	$—	N/A	N/A	$7,493,000	$—	$5,091,000	$5,091,000	$2,402,000		N/A
Oakey Building (23)	Apr-04	Jan-06	$7,052,000	$6,639,000	N/A	N/A	$13,691,000	$3,016,000	$5,132,000	$8,148,000	$5,543,000		N/A
3500 Maple (24)	Dec-05	Oct-06	$21,726,000	$46,530,000	N/A	N/A	$68,256,000	$57,737,000	$9,346,000	$67,083,000	$1,173,000		N/A

Notes:

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	The amounts shown are the face amounts and do not represent discounted current value.
(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.
(5)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000. The new note bears interest at 8.6% per annum and was due on August 1, 2006. The note was paid in full on May 5, 2006.
(6)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005.
(7)	Represents results only for T REIT’s 25% tenant in common interest.
(8)	Represents results only for T REIT’s 16% interest.
(9)	Represents results only for T REIT’s 89.1% interest.

(10)	Represents results only for T REIT’s 2.7% interest.
(11)	Represents results only for T REIT’s 22.8% interest. Date of Sale is the date of sale of the last building in the property. Cash received is our final distribution on the investment and mortgage at the time of sale is the mortgage balance as of the date of the sale of the last building. Note that the balance was paid off in connection with the sale of one of the earlier buildings.
(12)	Represents results only for T REIT’s 40% tenant in common interest.
(13)	Represents results only for T REIT’s 9.8% interest.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

(14)	Represents results only for T REIT’s 75% tenant in common interest.
(15)	Represents results only for T REIT’s 48.5% tenant in common interest.
(16)	Represents results only for G REIT’s 4.75% interest.
(17)	The mortgage associated with 600 B Street (Comerica) was paid off in connection with a prior property sale.
(18)	This property was sold to an affiliated party. Represents results for NNN 2002 Value Fund, LLC’s 50% interest.
(19)	This property was sold to an affiliated party.
(20)	In connection with the sale, we received a note receivable secured by the property, bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.
(21)	Represents results only for NNN 2003 Value Fund, LLC’s 18.3% interest.
(22)	Represents results only for NNN 2003 Value Fund, LLC’s 4.6% interest.
(23)	Represents results only for NNN 2003 Value Fund, LLC’s 75.4% interest.
(24)	Date of sale represents the date of sale of NNN 2003 Value Fund, LLC’s last remaining interest in the property. Represents results only for NNN 2003 Value Fund, LLC’s 99% interest.
(25)	Represents the book value gain. Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc., August 31, 2005 for NNN 2002 Value Fund, LLC, and December 31, 2005 for G REIT, Inc. an investment is carried at its estimated fair value less costs to sell.
(26)	The allocation of the taxable gain between ordinary and capital is as follows:

	Capital Gain/(Loss)		Ordinary Income/(Loss)	Total

T REIT, Inc.
Northstar Crossing Shopping Center		$(22,000)	$—	$(22,000)
Thousand Oaks(a)	$	N/A	$—	$—
Pahrump Valley Junction Shopping Center		$2,569,000	$—	$2,569,000
Gateway Mall		$1,477,000	$—	$1,477,000
Gateway Mall Land		$243,000	$—	$243,000
Saddleback Financial Center		$716,000	$—	$716,000
County Center Drive		$259,000	$(23,000)	$236,000
City Center West A		$10,277,000	$(912,000)	$9,365,000
Emerald Plaza		$609,000	$(129,000)	$480,000
Pacific Corporate Park		$688,000	$(85,000)	$603,000
Reno Trademark Building		$1,422,000	$(61,000)	$1,361,000
Oakey Building		$361,000	$(37,000)	$324,000
University Heights		$1,788,000	$13,000	$1,801,000
AmberOaks Corporate Center		$6,287,000	$7,224,000	$13,511,000
Titan Building & Plaza		$3,107,000	$133,000	$3,240,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

	Capital Gain/(Loss)		Ordinary Income/(Loss)	Total

G REIT, Inc.
525 B Street		$11,769,000	$(615,000)	$11,154,000
Park Sahara		$177,000	$(9,000)	$168,000
600 B Street (Comerica)		$24,098,000	$2,676,000	$26,774,000
Hawthorne Plaza		$25,977,000	$1,527,000	$27,504,000
AmberOaks Corporate Center		$10,260,000	$1,132,000	$11,392,000
Brunswig Square		$2,194,000	$664,000	$2,858,000
Centerpoint Corporate Park		$20,997,000	$1,731,000	$22,728,000
5508 Highway West 290		$1,712,000	$518,000	$2,230,000
Department of Children and Families Campus		$1,518,000	$(368,000)	$1,150,000
Public Ledger Building		$5,422,000	$329,000	$5,751,000
Atrium Building		$1,096,000	$84,000	$1,180,000
Gemini Plaza		$2,426,000	$701,000	$3,127,000

NNN 2002 Value Fund, LLC
Bank of America Plaza West		$6,363,000	$(508,000)	$5,855,000
Netpark		$8,481,000	$1,069,000	$9,550,000

NNN 2003 Value Fund, LLC
Satellite Place		$—	$509,000	$509,000
Financial Plaza		$—	$2,254,000	$2,254,000
801 K Street		$1,972,000	$48,000	$2,020,000
Emerald Plaza		$1,029,000	$(218,000)	$811,000
Southwood Tower(a)	$	N/A	$(4,000)	$(4,000)
Oakey Building		$2,788,000	$(289,000)	$2,499,000
3500 Maple		$1,523,000	$501,000	$2,024,000

(a)	No gain was recognized for tax purposes on the sale of Thousand Oaks and Southwood Tower as the net proceeds from the sale were reinvested in a like-kind exchange under Section 1031 of the Code.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table I presents the experience of NNN Realty Advisors Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2006. As of December 31, 2006, there were 91 private programs which closed in the preceding three years. 90 programs are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2006 there were 8 affiliated investments by public programs in private programs where the offering closed in the preceding three years. These affiliated investments are aggregated and disclosed in Table I. Table I further reflects the impact of the aggregate affiliated ownership on offering proceeds by excluding the affilated program ownerships.

In addition, 12 prior programs which had acquired properties remained open as of December 31, 2006. At December 31, 2006 the Dollar Amount Raised for open programs was $106,695,000 representing 69.1% of the aggregate Dollar Amount Offered totaling $154,405,000.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2006

				Less	Total Private
	1	90	Subtotal of	8 Affiliated	Programs Excluding
	Opportunity	TIC	91 Private	Program	Affiliated
	Fund VIII, LLC	Programs	Programs	Ownerships	Ownerships

Dollar Amount Offered	$20,000,000	$1,267,737,250	$1,287,737,250	$27,992,271	$1,259,744,979

Dollar Amount Raised	$11,805,559	$1,267,617,378	$1,279,422,937	$27,992,271	$1,251,430,666

Percentage Amount Raised	59.0%	100.0%	99.4%	100.0%	99.3%

Less Offering Expenses:
Selling Commissions	7.0%	7.0%	7.0%	7.8%	7.0%
Marketing Support & Due Diligence Reimbursement	3.5%	3.1%	3.1%	2.5%	3.1%
Organization & Offering Expenses(1)	2.5%	2.8%	2.8%	3.6%	2.8%
Reserves	8.0%	5.6%	5.6%	10.4%	5.6%

Percent Available for Investment	79.0%	81.5%	81.5%	75.7%	81.5%
Acquisition Cost:
Cash Down Payment	74.5%	78.3%	78.3%	73.0%	78.3%
Loan Fees	2.5%	2.9%	2.9%	1.7%	2.9%
Acquisition Fees Paid to Affiliates	2.0%	0.3%	0.3%	1.0%	0.3%

Total Acquisition Cost	79.0%	81.5%	81.5%	75.7%	81.5%

Percent Leveraged	82%	70%	70%
Date Offering Began	13-Dec-04	July 18, 2003 to October 31, 2006
Date Offering Ended	16-Jun-06	January 20, 2004 to December 21, 2006
Length of Offering (months)	17 months	2 to 17 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	n/a	1 to 12 months
Number of Investors
Note Unit Holders	—	—	—	—	—
LLC Members	336	1,841	2,177	7	2,170
Tenants In Common (TICs)	—	2,226	2,226	1	2,225

Total	336	4,067	4,403	8	4,395

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table II presents the types of compensation paid to NNN Realty Advisors Group and its affiliates in connection with prior programs during the three years prior to December 31, 2006. As of December 31, 2006, there were 156 private programs which paid compensation to NNN Realty Advisors Group and its affiliates during the preceding three years. 91 private program offerings closed in the past three years. At December 31, 2006, there were 14 affiliated investments by public programs in private programs, 8 which closed in the three years prior to December 31, 2006. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs. 65 Other Programs made payments to NNN Realty Advisors Group and its affiliates in the three years prior to December 31, 2006, 53 of the Other Programs closed prior to December 31, 2003 and 12 of the Other Programs remained open as of December 31, 2006.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

				14 Affiliated	Excluding
	91 Private	65 Other	156 Private	Program	Affiliated
	Programs	Programs	Programs	Ownerships	Ownerships
	July 18, 2003 to	July 1, 1998 to
	October 31, 2006	December 5, 2006

Date Offering Commenced
Dollar Amount Raised	$1,277,315,922	$450,796,920	$1,728,112,842	$61,634,586	$1,666,478,256

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$89,633,759	$7,359,732	$96,993,491	$2,138,691	$94,854,800
Marketing Support & Due Diligence Reimbursement	40,205,319	3,432,879	43,638,198	680,814	42,957,384
Organization & Offering Expenses	35,109,983	2,531,591	37,641,574	983,587	36,657,987
Loan Fees	11,502,553	377,438	11,879,991	52,205	11,827,786
Acquisition Fees	394,800	—	394,800	—	394,800

Totals	$176,846,414	$13,701,640	$190,548,054	$3,855,297	$186,692,757

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$71,990,359	$2,119,500	$74,109,859	$2,053,711	$72,056,148

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$197,397,511	$78,737,017	$276,134,528	$15,294,292	$260,840,235

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	2,854,066	6,612,706	9,466,772	1,057,290	8,409,482
Asset Management Fees	58,549	954,351	1,012,900	—	1,012,900
Leasing Commissions	407,010	2,456,282	2,863,292	336,915	2,526,377

Totals	$3,319,625	$10,023,339	$13,342,964	$1,394,205	$11,948,759

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	6,359,036	4,116,953	10,475,989	1,125,630	9,350,359
Asset Management Fees	31,103	990,656	1,021,758	—	1,021,758
Leasing Commissions	159,107	523,885	682,993	29,051	653,942

Totals	$6,549,246	$5,631,494	$12,180,740	$1,154,681	$11,026,059

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	15,282,297	3,827,945	19,110,242	611,229	18,499,013
Asset Management Fees	—	—	—	—	—
Leasing Commissions	8,629,019	2,278,024	10,907,043	238,113	10,668,930

Totals	$23,911,316	$6,105,969	$30,017,285	$849,342	$29,167,943

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$9,021,716	$11,934,000	$20,955,716	$1,768,513	$19,187,204
Incentive Fees	242,853	3,183,281	3,426,134	181,499	3,244,635
Construction Management Fees	400,698	337,838	738,536	110,122	628,414
Refinancing Fees	340,480	325,281	665,761	81,900	583,860

Totals	$10,005,747	$15,780,400	$25,786,147	$2,142,034	$23,644,113

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2006	2005	2004	2003	2002	2001
	122 TIC	100 TIC	60 TIC	36 TIC	18 TIC	2 TIC
	Programs	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$353,999,775	$235,233,264	$142,333,748	$56,337,980	$10,884,051	$311,615
Profit on Sale of Properties	50,355,892	43,545,180	3,365,199	430,126	384,010	—
Less:
Operating Expenses	132,962,673	90,121,252	48,978,673	19,298,613	2,478,639	60,597
General and Administrative Expenses	9,143,262	4,321,152	2,034,752	825,416	171,242	667
Interest Expense	129,424,655	72,621,838	35,325,336	14,787,045	3,698,852	93,874
Depreciation & Amortization

Net Income (Note A)	$132,825,077	$111,714,202	$59,360,186	$21,857,032	$4,919,328	$156,477

Taxable Income (Loss) (Note A)
Cash Generated From:
Operations	$86,703,984	$69,922,878	$55,299,433	$21,468,277	$4,607,180	$156,477
Sales	128,888,158	149,023,359	11,384,836	883,148	312,300	—
Refinancing	2,929,222	7,616,687	819,282	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	218,521,364	226,562,924	67,503,551	22,351,425	4,919,480	156,477
Additional Cash Adjustments	—					—
Less: Monthly Mortgage Principal Repayments	6,014,879	7,372,155	5,389,993	1,820,447	384,765	16,726

Cash Generated From Operations, Sales & Refinancing	212,506,485	219,190,768	62,113,558	20,530,978	4,534,715	139,751
Less: Cash Distributions to Investors From:
Operating Cash Flow	73,814,263	53,006,015	31,274,654	11,476,777	2,347,002	22,395
Sales & Refinancing	132,019,854	141,672,518	12,142,157	771,955	—	—
Other (return of capital) (Note B)	3,831,095	338,295	501,251	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	2,841,273	24,173,941	18,195,496	8,165,027	2,187,713	117,356
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,841,273	$24,173,941	$18,195,496	$8,165,027	$2,187,713	$117,356

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.78	0.34	0.84	0.42	—	—
Sources (on Cash basis)
— Sales and Refinancing	95.81	143.98	20.42	2.78	—	—
— Operations	$53.57	$53.87	$52.60	$41.40	$30.13	$3.31

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with NNN Realty Advisors Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2006	2005	2004	2003	2002	2001
	13 Affiliated	14 Affiliated	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Programs	Programs	Program

Gross Revenues	$6,916,777	$11,244,143	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	7,149,318	3,113,871	—	158,777	145,659	—
Less: Operating Expenses	4,206,048	5,592,738	6,699,094	2,815,081	233,660	4,264
General and Administrative Expenses	187,856	181,192	154,620	81,474	12,452	—
Interest Expense	2,093,425	2,743,523	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income (Note A)	$7,578,766	$5,840,561	$7,984,014	$2,370,319	$298,278	$10,298

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$852,077	$2,784,768	$7,669,401	$2,227,233	$179,878	$10,298
Sales	20,674,751	12,910,464	—	334,987	118,459	—
Refinancing	—	(10,403)	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	21,526,828	15,684,829	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	113,815	144,097	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	21,413,013	15,540,732	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	1,287,582	2,785,059	3,965,091	1,229,694	133,559	—
Sales & Refinancing	22,627,577	11,054,797	259,288	292,767	—	—
Other (return of capital)	—	—	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(2,502,146)	1,700,876	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,502,146)	$1,700,876	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	—	—	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	621.11	182.07	4.17	8.93	—	—
— Operations	$35.34	$45.87	$63.81	$37.50	$49.47	$—

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with NNN Realty Advisors Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2006	2005	2004	2003	2002	2001
	122	100	60	36	18	2
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$347,082,998	$223,989,121	$123,833,522	$49,985,826	$10,289,162	$289,525
Profit on Sale of Properties	43,206,574	40,431,309	3,365,199	271,349	238,351	—
Less: Operating Expenses	128,756,625	84,528,514	42,279,579	16,483,532	2,244,979	56,333
General and Administrative Expenses	8,955,406	4,139,960	1,880,132	743,942	158,790	667
Interest Expense	127,331,230	69,878,315	31,662,838	13,542,988	3,502,694	86,346
Depreciation & Amortization

Net Income (Note A)	$125,246,311	$105,873,641	$51,376,172	$19,486,713	$4,621,050	$146,179

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$85,851,907	$67,138,110	$47,630,032	$19,241,044	$4,427,302	$146,179
Sales	108,213,407	136,112,895	11,384,836	548,161	193,841	—
Refinancing	2,929,222	7,627,089	532,216	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	196,994,536	210,878,094	59,547,084	19,789,205	4,621,143	146,179
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	5,901,064	7,228,058	5,284,292	1,786,305	373,923	15,017

Cash Generated From Operations, Sales & Refinancing	191,093,472	203,650,036	54,262,792	18,002,900	4,247,220	131,162
Less: Cash Distributions to Investors From:
Operating Cash Flow	72,526,681	50,220,956	27,309,563	10,247,083	2,213,443	22,395
Sales & Refinancing	109,392,277	130,617,721	11,882,869	479,188	—	—
Other (return of capital) (Note B)	3,831,095	338,295	480,254	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	5,343,419	22,473,064	14,590,106	7,159,410	2,033,777	108,767
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$5,343,419	$22,473,064	$14,590,106	$7,159,410	$2,033,777	$108,767

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.86	0.37	0.90	0.48	—	—
Sources (on Cash basis)
— Sales and Refinancings	81.54	141.47	22.32	1.96	—	—
— Operations	$54.06	$54.39	$51.29	$41.93	$29.44	$3.57

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2006. The programs are aggregated, having similar investment objectives for the purpose of acquiring interests in multiple unspecified properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers.

	2006	2005	2004	2003	2002	2001

Gross Revenues	$2,522,318	$631,180	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	847,861	2,030,172	—	181,367	148,478	—
Less: Operating Expenses	924,806	401,885	980,612	885,929	999,943	62,336
General and Administrative Expenses	81,553	163,504	94,807	138,261	127,893	—
Interest Expense	1,576,853	240,744	558,522	494,086	793,565	68,223
Depreciation & Amortization	—	351,244	636,822	423,758	473,500	35,452

Net Income — Tax Basis	$786,967	$1,503,975	$(235,834)	$142,857	$(92,333)	$(34,951)

Taxable Income From:
Operations	$(60,894)	$(526,197)	$(235,834)	$(38,510)	$(240,811)	$(34,951)
Gain on Sale	847,861	2,030,172	—	181,367	148,478	—
Cash Generated From:
Operations	(60,894)	(174,953)	648,863	412,827	280,598	501
Sales	847,861	7,102,052	—	588,766	208,200	—
Refinancing	—	—	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	786,967	6,927,099	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	52,148	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	786,967	6,874,951	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	—		647,681	180,696	218,578	501
Sales & Refinancing	1,898,534	2,623,375	—	588,766	208,200	—
Other (return of capital)	—	—	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	(1,111,567)	4,251,576	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,111,567)	$4,251,576	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(2.67)	$(47.87)	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture			—	—	—	—
Capital Gain (Loss)	37.19	184.69	—	16.50	13.51	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	—	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	83.28	238.66	—	53.56	18.94	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$58.92	$16.44	$19.88	$0.20

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives. The notes programs offer units of interest in the companys’ secured and unsecured notes offerings. The programs were formed for the purpose of making loans to affiliates of NNN Realty Advisors Group. Investors are making loans to the programs. NNN Realty Advisors Group, as the sole member of the companies, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the note unit holders, not the company.

	2006	2005	2004	2003
	closed	one	one	one
	Notes Program	Notes Program	Notes Program	Notes Program

Gross Revenues	$—	$—	$70,032	$413
Profit on Sale of Properties		—	—	—
Less: Operating Expenses		—	—	—
General and Administrative Expenses		22,751	7,823	82
Interest Expense		43,514	104,488	19,227
Depreciation & Amortization		—	—	—

Net Income	$—	$(66,265)	$(42,279)	$(18,896)

Taxable Income (Loss)
Cash Generated From:
Operations	$—	$(66,265)	$(42,279)	$(18,896)
Sales		—	—	—
Refinancing		—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	—	(66,265)	(42,279)	(18,896)
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments

Cash Generated From Operations, Sales & Refinancing	—	(66,265)	(42,279)	(18,896)
Less: Cash Distributions to Investors From:
Operating Cash Flow		—	—	—
Sales & Refinancing		—	—	—
Other (return of capital)		—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	(66,265)	(42,279)	(18,896)
Less: Special Items (not including Sales & Refinancing)		—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(66,265)	$(42,279)	$(18,896)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$11.00	$11.00	$11.00
— Return of Capital	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—
— Operations	$—	$—	$—	$—

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2006.

			NNN						NNN		NNN
			2000	NNN Town	NNN	NNN	NNN	Yerington	Tech	NNN	County
	Tellride	Kiwi	Value	&	Bryant	Saddleback	Fund	Shopping	Fund	Alamosa	Center
	Barstow,	Assoc,	Fund,	Country,	Ranch,	Financial,	VIII,	Center,	III,	Plaza,	Drive,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$5,000,000	$3,865,800	$8,000,000	$1,625,000	$3,698,750	$6,650,000	$3,125,000
Number of Properties Purchased	1	1	7	1	1	1	3	1	3	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	26.58	34.78	71.23	—	11.83	125.22	54.24	—	13.82	—
Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	1,206.17	1,384.96	1,305.19	1,132.76	1,293.88	1,266.59	1,206.37
— Refinancing	—	—	195.48	68.33	—	—	—	—	—	—	—
— Operations	$401.16	$175.12	$155.63	268.98	184.74	181.08	129.11	496.14	446.45	210.94	247.48

Note: A	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(1)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

			(1)		NNN	NNN
	Truckee		NNN		City	LV		NNN
	River	NNN	Rocky	NNN	Center	1900	NNN	801		NNN
	Office	North	Mountain	Jefferson	West	Aerojet	Park	K	NNN	Springtown
	Tower,	Reno	Exchange,	Square,	A,	Way	Sahara,	Street,	Timberhills,	Mall,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,237,803	$2,000,000	$4,953,000	$29,600,000	$3,695,375	$2,550,000
Number of Properties Purchased	1	1	1	2	1	1	5	1	1	1
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	24.79	—	13.68	—	35.18	—	—	—
Sources (on Cash basis)
— Sales	953.00	1,758.24	829.87	1,308.76	1,300.67	1,123.45	1,102.58	1,124.72	1,387.80	1,206.35
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	619.55	323.12	187.30	189.41	262.83	319.50	128.07	113.57	305.43	439.16

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

										NNN
			NNN		NNN		NNN	NNN	NNN	Titan
	NNN	NNN	Exchange		1851	NNN	Oakey	City	Amber	Building
	Emerald	Kahana	Fund	NNN	E 1st	Reno	Building	Center	Oaks	and
	Plaza,	Gateway,	III,	PCP 1,	Street,	Trademark,	2003,	West B,	III,	Plaza,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$42,800,000	$8,140,000	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,219,808
Number of Properties Purchased	1	3	1	6	1	1	1	1	1	1
Date of Closing of Offering	5-Jan-05	6-Mar-03	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02
Date of First Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Date of Final Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	14.36	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	1,203.34	1,638.63	427.98	1,016.63	1,262.45	1,256.62	1,343.87	1,882.87	1,622.67	1,582.58
— Refinancing	—	—	—	—	—	283.64	—	—	—	—
— Operations	92.28	252.29	231.59	283.85	238.01	361.45	136.48	306.07	190.19	589.44

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

		NNN		NNN	NNN	NNN
	NNN	901	NNN	2004	2005	2006
	Las Cimas	Corporate	Sacramento	Notes	Notes	Notes
	II and III,	Center,	Corporate,	Program,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$32,250,000	$6,292,125	$12,000,000	$5,000,000		$1,044,881	$285,224,444
Number of Properties Purchased	2	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	9-Dec-04	3-Oct-03	21-May-01	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Date of Final Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	66.00	33.00	30.00
— Return of Capital	—	10.89	—	—	—	—
Sources (on Cash basis)
— Sales	1,328.68	1,190.72	1,396.11	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	199.70	172.94	405.69	—	—	—

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2006

Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2006. One sale is a NNN 2001 Value Fund, LLC property, one sale was a WREIT property, one sale is a NNN Fund VIII, LLC property (a TIC program with multiple property ownership) and thirty one sales are of other TIC properties.

								Cost of Properties
								Including Closing & Soft Costs
									(3)
			Selling Price,						Total			(4)
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
			(2)			Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from		(3)	Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
(1)	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	GAAP	Total	Financing	Costs	Total	Investment	Expenditures

Belmont Plaza Shopping Center, Pueblo, CO	Jun-99	Jan-04	$1,291,445	$2,737,342	N/A	N/A	$4,028,787	$2,840,000	$980,428	$3,820,428	$208,359	$84,960
Century Plaza East Shopping Center, Lancaster, CA	Nov-98	Feb-04	$3,434,518	$6,557,693	N/A	N/A	$9,992,211	$6,937,000	$2,029,944	$8,966,944	$1,025,267	N/A
Town and Country Village Shopping Center, Sacramento, CA	Jul-99	Jun-04	$8,848,316	$33,420,982	N/A	N/A	$42,269,298	$34,000,000	$6,472,676	$40,472,676	$1,796,622	$845,694
Bryant Ranch Shopping Center, Yorba Linda, CA	Sep-02	Nov-04	$6,030,873	$5,910,623	N/A	N/A	$11,941,496	$6,222,000	$4,295,532	$10,517,532	$1,423,964	$441,907
Saddleback Financial Center, Laguna Hills, CA(5)	Sep-02	Dec-04	$7,138,617	$7,269,300	N/A	N/A	$14,407,917	$7,650,000	$4,169,605	$11,819,605	$2,588,312	$260,813
Yerington Plaza Shopping Center, Yerington, NV	Mar-99	Jan-05	$1,924,607	$3,114,225	N/A	N/A	$5,038,832	$3,316,200	$1,261,108	$4,577,308	$461,524	$(31,961)
Moreno Corporate Center, Moreno Valley, CA	Jun-00	Feb-05	$6,687,677	$8,246,910	N/A	N/A	$14,934,587	$9,200,000	$3,420,584	$12,620,584	$2,314,003	$(503,493)
Alamosa Plaza Shopping Center, Las Vegas, NV	Oct-02	Mar-05	$8,538,537	$13,134,859	N/A	N/A	$21,673,396	$13,500,000	$5,213,556	$18,713,556	$2,959,840	$(429)
County Center Drive, Temecula, CA(6)	Sep-01	Apr-05	$3,614,632	$2,951,930	N/A	N/A	$6,566,562	$3,210,000	$2,247,787	$5,457,787	$1,108,775	$179,605
Truckee River Office Tower, Reno, NV	Dec-98	Apr-05	$4,902,752	$12,000,000	N/A	N/A	$16,902,752	$12,000,000	$6,434,344	$18,434,344	$(1,531,592)	$1,951,679
North Reno Plaza Shopping Center, Reno, NV	Jun-02	May-05	$4,750,826	$5,261,170	N/A	N/A	$10,011,996	$5,400,000	$1,898,590	$7,298,590	$2,713,406	$(116,347)
Galena Street Building, Denver, CO(7)	Nov-00	May-05	$0	$5,275,000	$2,105,747	N/A	$7,380,747	$5,275,000	$2,541,815	$7,816,815	$(436,068)	$424,757
Jefferson Square, Seattle, WA	Jul-03	Jul-05	$12,050,824	$12,834,953	N/A	N/A	$24,885,777	$13,070,000	$7,583,949	$20,653,949	$4,231,828	$497,636
City Center West ‘A’, Las Vegas, NV(8)	Mar-02	Jul-05	$15,982,448	$12,358,953	N/A	N/A	$28,341,401	$13,000,000	$9,712,906	$22,712,906	$5,628,495	$631,797
801 K Street Building, Sacramento, CA(9)	Mar-04	Aug-05	$34,092,300	$41,350,000	N/A	N/A	$75,442,300	$41,350,000	$26,332,745	$67,682,745	$7,759,555	$450,684
1900 Aerojet Way, Las Vegas, NV	Aug-01	Sep-05	$2,254,788	$3,490,513	N/A	N/A	$5,745,301	$3,625,000	$1,740,006	$5,365,006	$380,295	$157,107
1840 Aerojet Way, Las Vegas, NV	Sep-01	Sep-05	$3,128,166	$2,669,550	N/A	N/A	$5,797,716	$2,938,000	$2,370,647	$5,308,647	$489,069	N/A
Timberhills Shopping Center, Sonora, CA	Nov-01	Oct-05	$4,916,439	$6,163,260	N/A	N/A	$11,079,699	$6,390,000	$3,122,242	$9,512,242	$1,567,457	$453,420

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2006

								Cost of Properties
								Including Closing & Soft Costs
									(3)			(4)
			Selling Price,						Total			(Deficiency)
			Net of Closing Costs & GAAP Adjustments						Acquisition			of
			(2)			Adjustments			Costs,			Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from		(3)	Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
(1)	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	GAAP	Total	Financing	Costs	Total	Investment	Expenditures

Springtown Mall Shopping Center, San Marcos, TX	Dec-02	Nov-05	$2,874,263	$4,541,495	N/A	N/A	$7,415,758	$4,700,000	$1,940,473	$6,640,473	$775,285	$(184,060)
Emerald Plaza, San Diego, CA(10)(11)	Jun-04	Nov-05	$50,123,011	$68,500,000	N/A	N/A	$118,623,011	$68,500,000	$33,925,438	$102,425,438	$16,197,573	$(1,099,959)
Kahana Gateway Shopping Center and Professional Building, Maui, HI	Dec-02	Nov-05	$11,165,104	$12,642,394	N/A	N/A	$23,807,498	$13,041,000	$6,732,222	$19,773,222	$4,034,276	$602,436
County Fair Mall, Woodland, CA	Dec-99	Dec-05	$2,977,973	$11,488,641	N/A	N/A	$14,466,614	$11,835,000	$5,642,906	$17,477,906	$(3,011,292)	$648,998
Park Sahara Office Park, Las Vegas, NV(12)	Mar-03	Dec-05	$6,548,932	$7,911,654	N/A	N/A	$14,460,586	$8,400,000	$4,326,695	$12,726,695	$1,733,891	$(260,846)
Pacific Corporate Park, Lake Forest, CA(13)(14)	Mar-02	Dec-05	$12,655,065	$15,500,000	N/A	N/A	$28,155,065	$15,500,000	$9,816,378	$25,316,378	$2,838,687	$(604,058)
1851 E 1st Street, Santa Ana, CA	Jun-03	Jan-06	$24,141,399	$49,000,000	N/A	N/A	$73,141,399	$45,375,000	$18,587,746	$63,962,746	$9,178,653	$(977,472)
Reno Trademark, Reno, NV(15)	Sep-01	Jan-06	$5,742,885	$4,444,615	N/A	N/A	$10,187,500	$2,700,000	$4,919,977	$7,619,977	$2,567,523	$78,045
Oakey Building, Las Vegas, NV(16)	Apr-04	Jan-06	$7,428,067	$10,650,000	N/A	N/A	$18,078,067	$4,000,000	$11,441,254	$15,441,254	$2,636,813	$1,626,067
City Center West ‘B’, Las Vegas, NV	Jan-02	Apr-06	$18,318,726	$14,115,548	N/A	N/A	$32,434,274	$14,650,000	$7,515,962	$22,165,962	$10,268,312	$(3,257,037)
Amber Oaks III, Austin, TX(17)	Jan-04	Jun-06	$16,252,892	$15,000,000	N/A	N/A	$31,252,892	$15,000,000	$9,736,741	$24,736,741	$6,516,151	$1,412,415
Titan Building and Plaza, San Antonio, TX(18)	Apr-02	Jul-06	$6,521,705	$6,900,000	N/A	N/A	$13,421,705	$6,000,000	$4,130,277	$10,130,277	$3,291,428	$1,564,882
Las Cimas II and III, Austin, TX	Sep-04	Aug-06	$44,214,822	$45,217,600	N/A	N/A	$89,432,422	$46,800,000	$27,046,337	$73,846,337	$15,586,085	$(568,942)
901 Corporate Center, Monterey Park, CA	Aug-03	Aug-06	$8,602,046	$10,905,994	N/A	N/A	$19,508,040	$11,310,000	$5,361,786	$16,671,786	$2,836,254	$(917,688)
Sacramento Corporate Center, Sacramento, CA	Mar-01	Nov-06	$22,734,929	$21,213,069	N/A	N/A	$43,947,998	$22,250,000	$14,333,839	$36,583,839	$7,364,159	$(255,104)
Parkwood I and II, Woodlands, TX	Dec-02	Dec-06	$10,197,512	$14,531,163	N/A	N/A	$24,728,675	$13,922,000	$8,534,931	$22,456,931	$2,271,744	$3,217,904

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing
(5)	A Private Program owned 75% of the property. TREIT, Inc, an affilate owned 25% of the property. The above reflects property level sale results, or 100% of the ownership.
(6)	TREIT Inc, an affiliate owned a 16% tenant in common interest in the NNN County Center Drive, LLC. The private program owning 100% of the property.
(7)	This property was sold to Triple Net Properties.
(8)	A Private Program owned 10.875% of the property. TREIT, Inc, a affiliate owned 89.125% of the property. The above reflects property level sale results, or 100% ownership.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2006

(9)	NNN 2003 Value Fund, LLC, an affiliate owned a 85% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the private program owning 100% of the property.

(10)	NNN 2003 Value Fund, LLC, an affiliate owned a 22.4% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(11)	TREIT, Inc, an affiliate owned a 13.2% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(12)	A Private Program owned 95.25% of the property. GREIT, Inc, a affiliate owned 4.75% of the property. The above reflects property level sale results, or 100% ownership.
(13)	NNN 2001 Value Fund, LLC owned 40% of the property. NNN Pacific Corporate Park I, LLC owned 60% of the property. The above reflects property level sale results, or 100% ownership.
(14)	TREIT, Inc, an affiliate owned a 37.9% membership interest in NNN Pacific Corporate Park I, LLC which had a 60% interest in the property.(
(15)	A Private Program owned 60% of the property. TREIT, Inc, an affiliate owned 40% of the property. The above reflects property level sale results, or 100% ownership.
(16)	NNN 2003 Value Fund, LLC and TREIT, Inc, affiliates, respectively owned a 75.4% and 9.8% membership interests in NNN Oakey 2003, LLC which owned 100% of the property.
(17)	TREIT, Inc, an affiliate owned a 75% tenant in common interest in NNN Amber Oaks, LLC. The private program owned 100% of the property.
(18)	A Private Program owned 51.5% of the property. TREIT, Inc, an affiliate owned 48.5% of the property. The above reflects property level sale results, or 100% ownership.

*	Partial sales of the White Lakes Mall, and Netpark have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

EXHIBIT B

FOR USE FOR THE PERIOD FROM THE DATE OF THIS PROSPECTUS TO DECEMBER 31, 2007

GRUBB & ELLIS APARTMENT REIT, INC.

SUBSCRIPTION AGREEMENT

To:	Grubb & Ellis Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “Grubb & Ellis Apartment REIT, Inc.”

I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated December 19, 2007, as supplemented to date (the “Prospectus”).

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final Prospectus (does not apply to Minnesota residents). Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1) INDIVIDUAL:  One signature required.

(2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must initial, sign and provide social security numbers.

(3) TENANTS IN COMMON:  All parties must sign.

(4) COMMUNITY PROPERTY:  Only one investor signature required.

(5) QUALIFIED PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page. You must provide a copy of the plan documents.

(6) TRUST:  The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement.

(7) PARTNERSHIP:  Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.

(8) COMPANY OR CORPORATION:  The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the company or corporation authorized to sign on behalf of the company or corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS:  Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that Grubb & Ellis Apartment REIT and its affiliates do not act as custodian for IRA accounts.

(10) KEOGH:  Same rules as those applicable to IRAs.

(11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made and provide the social security number of the child.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO GRUBB & ELLIS APARTMENT REIT, INC. SUBSCRIPTION AGREEMENT

Investment Instructions

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.  INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment and North Carolina which requires a $5,000 (500 Shares) minimum investment. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “Grubb & Ellis Apartment REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” (Certain states have imposed special financial suitability standards as set forth in the Prospectus. Please indicate the state in which the sale was made.

All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.

2.  TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the Transfer on Death Form in order to effect the designation.

3.  REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. In the case of partnerships or corporations include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.  INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.  INVESTOR SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.  DISTRIBUTIONS

a.  DISTRIBUTION REINVESTMENT PLAN: By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest distributions in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b.  DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address in Section 7.

7.  BROKER-DEALER

This Section is to be completed and executed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

GRUBB & ELLIS APARTMENT REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE
FOR PROSPECTUS DATED DECEMBER 19, 2007

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348, ext. 411
1.  INVESTMENT
Make Investment Check Payable to:
“Grubb & Ellis Apartment REIT, Inc.”

# of Shares	Total $ Invested
(# Shares x $10.00) = $ Invested)		Minimum initial purchase = 100 Shares or $1,000 (250 Shares or $2,500 in Minnesota; 500 Shares or $5,000 in North Carolina)
☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT		Minimum additional purchase: 10 shares or $100

2.  TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian: Under the Uniform Gift to Minors Act or
☐	Qualified Pension or Profit Sharing Plan (05)		the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other

3.  REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐  MD  ☐ Ph.D.  ☐ DDS  ☐ Other

    Name(s)

Taxpayer Identification Number -

Social Security Number - -

  Street Address

  City                                                                    State
  Zip Code

  Home Telephone No. (        )                                                             Business Telephone No. (        )

  Birth Date                                                                                  Occupation

  Email Address

3(b)	IRA Custodian:

  Custodian Tax-ID:

  Custodian Address:

  City:                                             State:
  Zip Code:                Account #:

Transfer on Death Form: Fill out attached TOD form to effect designation.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Custodian	Date

MUST BE SIGNED AND SIGNATURE GUARANTEED BY
CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(Grubb & Ellis Apartment REIT, Inc. and its affiliates do not act as IRA custodians)

4.  INVESTOR NAME AND ADDRESS

(Complete only if different from registration name and address).

☐ Mr.  ☐ Mrs.  ☐ Ms.   MD  ☐ Ph.D.  ☐ DDS   ☐ Other

    Name(s):                                                                         Taxpayer ID Number     -

                                                                                    Social Security Number       -    -

    Street Address

    City                                                                    State                                                                   Zip Code

    Home Telephone No. (              )                                                     Business Telephone No. (              )

    Birth Date                                                                               Email Address

5.  INVESTOR SIGNATURE

Please separately initial each of the representations below. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement (does not apply to Minnesota residents).	Initials	Initials

(b)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus.	Initials	Initials

(c)	I am purchasing the Shares for my own account.	Initials	Initials

(d)	I acknowledge that the Shares are not liquid.	Initials	Initials

(e)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER THE FEDERAL OR STATE SECURITIES LAWS.

*Signature of Investor	*Signature of Joint Owner, if applicable

*Confirm TIN/SSN	*Confirm TIN/SSN

*Date	*Date

6.  DISTRIBUTION REINVESTMENT PLAN

ENROLLMENT FORM

To Join the Distribution Reinvestment Plan (the “DRIP”):

Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.

I hereby appoint Grubb & Ellis Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

7.  DISTRIBUTIONS

7(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-9.

7(b) Complete the following section only to direct distributions to an address other than registration address:

    Name (as it appears on depository account)

    Account Number (if applicable)

    Street Address or P.O. Box

    City                                             State                                               Zip Code

Special Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Special distributions for IRA account investments will be sent directly to custodian.)

8.  BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

  Investor Name(s)

The registered representative must sign below to complete the subscription. The registered representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Prospectus and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

  Broker-Dealer Name                                                                Telephone No.

  Broker-Dealer Street Address or P.O. Box

  City                                                                   State                                                                   Zip Code

  Registered Representative Name                                                                               Representative #

  Telephone No.                                            Fax No.                                            E-Mail Address

  Reg. Rep. Street Address or P.O. Box

  City                                                                   State                                                                   Zip Code

I hereby certify that I hold a Series 7 or Series 62 FINRA license and am registered in , the State of Sale.

Signature of Registered Representative

(Required):                                               Date:

Signature of Broker-Dealer

  (If Required by Broker-Dealer):                                  Date:

Please send completed subscription agreement (with all signatures) with checks made payable to “Grubb & Ellis Apartment REIT, Inc.” to:

Grubb & Ellis Apartment REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Direct Deposit Authorization

Investor's Name (Mr./Mrs./Ms./Joint): ______________________________

Investor's SSN or Tax I.D. Number (Required): ______________________________

Investment Program(s): ______________________________

____

Check One: ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ______________________________

Account Name (if different from investor's name): ______________________________

Account Number: ______________________________ **(Required)**

Check One: ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ______________________________

____

City: ____________ State: ________ Zip: ________

Bank Telephone number: (______) ______ - ________

PLEASE NOTE: Grubb & Ellis Apartment REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supercede any previous distribution instructions.

Please send Return of Capital to: ☐ **Account Indicated Above** ☐ **Investor Address of Record**

Grubb & Ellis Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Please sign exactly as your account is registered.

Signature: ______________________________ Date: ____________

Joint Signature: ______________________________ Date: ____________

E-mail Address: ______________________________

RETURN WITH A VOIDED CHECK *(Required)*

Investor Name
Investor Address
City, State Zip
1002
PAY TO THE ORDER OF:
EXAMPLE
Location of ABA & Account Numbers
$
DOLLARS
Investor's Bank
Bank Address
City, State, Zip.
:123456789 :1002 000123456789
< Routing/ABA #>
< Account Number >

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348, ext. 411.

Transfer On Death Form (T.O.D.)

PLEASE MAIL THIS FORM TO:
Grubb & Ellis Apartment REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Fax: 303-705-6171

A.  INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement: 2. Social Security number(s) of registered owner(s):	3. Daytime phone number: ( ) 4. State of Residence:

B.  TRANSFER ON DEATH DESIGNATION
I authorize Grubb & Ellis Apartment REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1. Name of Primary Beneficiary: 2. Social Security Number OR Tax Identification Number: 3. Percentage: %	1. Name of Primary Beneficiary: 2. Social Security Number OR Tax Identification Number: 3. Percentage: %

C.  SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Apartment REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Apartment REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Apartment REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Apartment REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Apartment REIT, Inc.

X		X

Signature	Date	Signature	Date

TRANSFER ON DEATH INFORMATION
• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that Grubb & Ellis Apartment REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.
• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.
• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.
• A minor may not be named as a beneficiary.
• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
• A T.O.D. designation may be voided at any time by Grubb & Ellis Apartment REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
• A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

EXHIBIT C

FOR USE FOR THE PERIOD BEGINNING JANUARY 1, 2008

Grubb & Ellis.
APARTMENT REIT

INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED DECEMBER 19, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) INVESTMENT

All additional investments in the Company must be in increments of $100 (10 Shares). If additional investments in the Company are made, you will need to complete a Subsequent Purchase Form with the exact name in which the original purchase was made. The investor agrees to notify the Company and the Broker-Dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named on the Subscription Agreement/ Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS APARTMENT REIT, INC. TO:

Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE SHOULD BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, birth date of investor and joint investor, if applicable or date of incorporation. Enter the social security number of the investor and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor must submit an original of the appropriate W-8 Form (W-8BEN, W8-ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor is an employee of Grubb & Ellis, Triple Net Properties, LLC, NNN Realty Advisors Inc., NNN Capital Corp., an affiliate or a Board Member of the Company.

(continued on back)

PAGE 1 OF 4

C-1

Grubb&Ellis.
APARTMENT REIT

INSTRUCTIONS TO INVESTORS
FOR PROSPECTUS DATED DECEMBER 19, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) DISTRIBUTION OPTIONS	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Grubb & Ellis Apartment REIT, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SIGNATURES	The Subscription Agreement/Signature Page must be signed/initialed by the investor(s); and if applicable, the trustee or custodian.
(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER/DEALER information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price should be delivered or mailed to your BROKER/DEALER. Only original, completed copies of the Subscription Agreement/Signature Page can be accepted. A photocopied or otherwise duplicated Subscription Agreement/Signature Page cannot be accepted by the Company. Check the box to indicate whether this subscription was solicited or recommended by an Investment Advisor or broker/dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of the common stock of Grubb & Ellis Apartment REIT, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Triple Net Properties, LLC programs may be used to purchase shares of common stock Grubb & Ellis Apartment REIT, Inc. (the minimum investment of $1,000 has been waived) if:
   - The payee endorses the check and writes, "Pay to the order of Grubb & Ellis Healthcare REIT".

WE CANNOT ACCEPT: Money orders, cashier's checks for less than $10,000, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-888-7348.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4

C-2

Grubb & Ellis
APARTMENT REIT

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (subscription agreement or subsequent form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

NUMBER OF SHARES ________ x $10.00 = TOTAL INVESTED ________

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial
☐ Joint Tenants with Right of Survivorship — All parties must sign & initial
☐ Tenants in Common — All parties must sign & initial
☐ Community Property — All parties must sign & initial
☐ Pension or Profit Sharing Plan — Trustee or custodian signature required
☐ Trust — Trustee or Grantor signature(s) required — DATE ESTABLISHED ________
 ☐ Currently Revocable
 ☐ Irrevocable
☐ Company or Corporation — Authorized signature required
☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required
☐ Partnership — Authorized signature required
☐ Other: ________ SPECIFY

NAME OF TRUSTEE OR BUSINESS ENTITY ________

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan

NAME OF CUSTODIAN OR TRUSTEE ________

MAILING ADDRESS ________

CITY ________ STATE ____ ZIP CODE ________

BUSINESS PHONE ___ – ___ – ____

SECTION (3)a

CUSTODIAN TAX ID # ___ – ________ CUSTODIAN ACCOUNT # ________

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR ________

(4) INVESTOR INFORMATION

SECTION (4)a

NAME OF INVESTOR ________ ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ________ ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b

STREET ADDRESS **(REQUIRED)** ________

CITY ________ STATE ____ ZIP CODE ________

HOME PHONE# **(REQUIRED)** ___ – ___ – ____ BUSINESS PHONE# ___ – ___ – ____ E-MAIL ADDRESS ________

SECTION (4)c

ALTERNATE ADDRESS ________

CITY ________ STATE ____ ZIP CODE ________

SECTION (4)d

HOME PHONE **(required)** ___ – ___ – ____ BUSINESS PHONE ___ – ___ – ____ EXTENSION ____

INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ INVESTOR TAX ID# __ – ________

INVESTOR SSN# ___ – __ – ____ JOINT INVESTOR SSN# ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(Required)**

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W8-ECI, W-8EXP or W-8IMY)** in order to make an investment.

(continued on back)

PAGE 3 OF 4

C-3

(5) DISTRIBUTION OPTIONS

- ☐ Mail to Street Address (4b)
- ☐ Distribution Reinvestment Plan
  Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
- ☐ Distributions Directed to:
- ☐ Mail to Alternate Address (4c)
- ☐ Via Electronic Deposit (ACH)
  Complete information below. See ACH Language in Section 5 of the instructions.
  - ☐ **Checking** (must enclose voided check)
  - ☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I hereby certify (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** All investors except those that are residents of the state of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) a net worth of at least (as described above) of at least $45,000 and that during the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by the state of primary residence as set forth in the Prospectus under "Investor Suitability Standards."

INITIALS INITIALS **(C)** I (we) understand that I (we) will not be admitted as a shareholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and, depositing of funds.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Apartment REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(G)** I (we) acknowledge that if the Investor used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

INITIALS INITIALS **(H)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

X
SIGNATURE OF INVESTOR | DATE

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

BROKER-DEALER OR RIA FIRM NAME

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(required)** | FAX PHONE#

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

TELEPHONE PHONE# **(required)** | FAX# | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(required)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(if required by Broker-Dealer)** | DATE

PAGE 4 OF 4

C-4

C-5

C-6

Grubb&Ellis
APARTMENT REIT

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

INVESTOR'S NAME

INVESTOR'S SSN# ___ – ___ – ___ OR INVESTOR'S TAX ID# ___ – ___

INVESTMENT PROGRAMS

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(if different from Investor's name)**

ACCOUNT NUMBER

CHECK ONE

☐ Checking Account ☐ Savings Account

ROUTING/ABA NUMBER **(required, see sample below)**

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER ___ – ___ – ___

PLEASE NOTE: Grubb & Ellis Apartment REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

PLEASE SEND RETURN OF CAPITAL TO:

☐ Account Indicated Above ☐ Investor Address of Record

Grubb & Ellis Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

JOINT SIGNATURE DATE

E-MAIL ADDRESS

RETURN WITH A VOIDED CHECK (required)

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
Routing ABA #
Check #
Account #

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348, ext. 411

C-7

EXHIBIT D

GRUBB & ELLIS APARTMENT REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 105,000,000 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 5,000,000 shares will be registered and reserved for distribution pursuant to the DRIP.

Distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the “DRIP Price”) equal to $9.50 until all 5,000,000 shares reserved initially for the DRIP (the “Initial DRIP Shares”) have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 5,000,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, marketing allowance and accountable due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last calendar day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all participants for each distribution period to purchase shares for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want distributions reinvested. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

Optional Cash Purchases.  Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other stockholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof and provided that the Board of Directors may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM

GRUBB & ELLIS APARTMENT REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Complete and return this form. Be sure to include your signature in order to indicate your participation in the DRIP.

I hereby appoint Grubb & Ellis Apartment REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

EXHIBIT E

Our board of directors has approved the share repurchase plan below. The plan became effective on July 19, 2006 and was amended effective July 16, 2007. We have received SEC exemptive relief from rules restricting issuer purchases during distributions with respect to our share repurchase plan. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval.

GRUBB & ELLIS APARTMENT REIT, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), has adopted and elected, effective July 19, 2006 and as amended, July 16, 2007, to implement a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Repurchase Price.

During Public Offerings.  For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares will be $9.00.

Non-Offering Periods.  During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) prior to the end of the 36-month period following the Offering, $10.00 per Share, or (2) after the 36-month period following the Offering, the greater of (a) $10.00 per Share or (b) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year. If any Shares that are to be repurchased in connection with a stockholder’s death or qualifying disability were originally purchased for less than $10.00 per Share, the equivalent discount will be applied to the repurchase price for the Shares. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

Funds available for distribution.  Funds available for distribution means generally the operating cash flow available to pay distributions to the Company’s stockholders.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

Repurchase Request Withdrawal.  You may withdraw your repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares of common stock of the Company are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board of Directors of the Company, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Company’s Board of Directors to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days advance notice and the Company will disclose the changes in the appropriate report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Advisor Ineligible.  The Advisor to the Company, Grubb & Ellis Apartment REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability. If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or disability.

EXHIBIT “A”

SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Apartment REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NNN Capital Corp.
Grubb & Ellis Apartment REIT Repurchase Agent
4 Hutton Centre Drive, Suite 700
Santa Ana, California 92707
(877) 888-7348

Date:

Stockholder Signature:

  Office Use Only

  Date Request Received:

GRUBB & ELLIS APARTMENT REIT, INC.

Maximum Offering of
105,000,000 in Shares
of Common Stock

Minimum Offering of
200,000 in Shares
of Common Stock

PROSPECTUS

December 19, 2007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Apartment REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

GRUBB & ELLIS APARTMENT REIT, INC.

SUPPLEMENT NO. 1 DATED JANUARY 4, 2008
TO THE PROSPECTUS DATED DECEMBER 19, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 19, 2007, relating to our offering of 105,000,000 shares of common stock. The purpose of this Supplement No. 1 is to disclose:

•	the status of our initial public offering;

•	our recent acquisition of The Myrtles at Olde Towne in Portsmouth, Virginia; and

•	our recent acquisition of The Heights at Olde Towne in Portsmouth, Virginia.

Status of Our Initial Public Offering

As of December 21, 2007, we had received and accepted subscriptions in this offering for 8,218,658 shares of our common stock, or $82,098,000, excluding shares issued under our distribution reinvestment plan.

Acquisition of The Myrtles at Olde Towne

On December 21, 2007, we purchased The Myrtles at Olde Towne, or the Myrtles property, for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. The Myrtles property is a 246-unit garden-style apartment property located in Portsmouth, Virginia. We purchased the fee interest in the property through our subsidiary, G&E Apartment REIT The Myrtles at Olde Towne, LLC, or the Myrtles subsidiary.

Financing and Fees

We financed the purchase price of the Myrtles property through a secured loan of $21,000,000 from Federal Home Loan Mortgage Corporation, or Freddie Mac; $6,788,000 in borrowings under a $10,000,000 loan we obtained from Wachovia Bank, National Association, or Wachovia, as disclosed in our prospectus, or the Wachovia loan; $6,792,000 from a $10,000,000 unsecured loan from NNN Realty Advisors, Inc., or NNN Realty Advisors, a wholly owned subsidiary of our sponsor; and from funds raised through this offering. We paid an acquisition fee of $1,080,000, or 3.0% of the purchase price, to our advisor and its affiliate.

On December 21, 2007, we, through the Myrtles subsidiary, entered into a secured loan, or the Myrtles loan, with Freddie Mac. The Myrtles loan is evidenced by a promissory note, or the Myrtles note, and is secured by both a Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, conveying the Myrtles property and granting a security interest in its fixtures and personal property, as well as a guaranty executed by us as the guarantor of the Myrtles loan. The Myrtles loan includes a fixed rate period as well as a potential extension period. During the fixed rate period, the loan bears interest at a fixed rate of 5.79% and has an initial maturity date of January 1, 2018. Upon the initial maturity date, if the secured loan is not in default, an extension period automatically becomes effective for an additional 12-month period. During the extension period, the loan bears interest at an adjustable interest rate. The loan provides for the following payments: (a) during the fixed rate period, monthly interest payments of $3,232.75 beginning on February 1, 2008 and continuing and including the monthly installment due on January 1, 2013, due the first of each month; (b) during the fixed rate period, monthly principal and interest payments of $117,809.39 beginning on February 1, 2013 and continuing and including the monthly installment due on January 1, 2018, due on the first of each month; and (c) during the extension period, monthly principal and interest payments calculated as provided in Section 3(f) of the Myrtles note from February 1, 2018 through January 1, 2019.

1

During the fixed rate period, the loan provides for a default interest rate equal to the lesser of: (a) 9.79% per annum; or (b) the maximum rate permitted by applicable law. During the extension period, the loan provides for a default rate equal to the lesser of: (a) 4.0% above the adjustable interest rate; or (b) the maximum rate permitted by applicable law. If any monthly payment is not received in full by the lender (1) during the fixed rate period, within ten days after the payment or other amount is due, or (2) during the extension period, within five days after the payment or other amount is due, the borrower shall pay a late charge equal to 5.0% of such payment or other amount due. The loan is subject to a prepayment premium in the event any prepayment is made before January 1, 2018. In the event of prepayment, the prepayment premium to be paid shall be the greater of: (a) 1.0% of the amount of principal being prepaid; or (b) an amount calculated pursuant to the formula defined in section 10(e)(B) of the Myrtles note.

On December 21, 2007, we executed a First Amendment to and Waiver of Loan Agreement with Wachovia, and Grubb & Ellis Apartment REIT Holdings, L.P., or our operating partnership, entered into a First Amended and Restated Pledge Agreement with Wachovia to pledge its interest in the Myrtles subsidiary in connection with the $6,788,000 in borrowings under the Wachovia loan.

On December 21, 2007, in connection with our acquisition of the Myrtles property and the Heights property, as described below, we, through our operating partnership, entered into an unsecured loan with NNN Realty Advisors, or the unsecured loan, as evidenced by an unsecured promissory note in the principal amount of $10,000,000, or the unsecured note. The unsecured note matures on June 20, 2008. The unsecured note bears interest at a fixed rate of 7.46% per annum and requires monthly interest-only payments beginning on January 1, 2008 for the term of the unsecured note. The unsecured note also provides for a default interest rate of 9.46% per annum. The loan proceeds were applied as follows: $3,208,000 towards the acquisition of the Heights property and $6,792,000 towards the acquisition of the Myrtles property. Since NNN Realty Advisors is a wholly owned subsidiary of our sponsor, this loan is deemed a related party loan. Therefore, the terms of the unsecured loan and the unsecured note were approved by a majority of our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors.

Description of the Property

The Myrtles property is a garden-style apartment community which consists of six three-story residential buildings, as well as a clubhouse containing a movie theater and business center, on 10.1 acres in Portsmouth, Virginia. Construction of the property was completed in 2005. The property contains approximately 222,000 rentable square feet and the average unit size is 901 square feet. The property contains 108 one-bedroom, one-bathroom units (751 square feet), 36 one-bedroom, one-bathroom units (811 square feet), 12 one-bedroom, one-bathroom with den units, 54 two-bedroom, two-bathroom units (1,095 square feet) and 36 two-bedroom, two-bathroom units (1,137 square feet). As of November 2007, the property had an average rent of $1,172 per unit. The leased space is residential with leases generally ranging from an initial term of six to 12 months. As of November 2007, the Myrtles property was approximately 89.4% leased. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood-framed with exteriors consisting of brick and hardiplank siding. All buildings have pitched roofs with composition shingles and ridge vents. The property has a parking ratio of 1.7 spaces per unit. 72 of its 413 parking spaces are in garages that rent for $125 a month. Additional property amenities include controlled access, a swimming pool with fountain, a billiards room with a wet bar, a movie theatre, a clubhouse, a business center and a fitness center. All units have full size washer/dryer connections.

Interior features include built-in surround sound speakers, track lighting, breakfast bars in select units, walk-in closets, nine-foot ceilings and microwave ovens. All apartment units have either an exterior balcony or a patio. Electricity, cable and Internet are all paid by resident. The property bills residents for their water/sewer usage.

2

Portsmouth, Virginia is a submarket of the Hamptons Road MSA, with a population of 1,660,000, which includes Chesapeake, Hampton, York, Newport News, Norfolk, Williamsburg, Portsmouth, Suffolk and Virginia Beach. Portsmouth has a population of approximately 101,000. The military and government comprise approximately 21% of the employment market in the Hamptons Road MSA. The unemployment rate in the Hamptons Road MSA is 3.0%, while the average household income is $96,183. In the Portsmouth submarket, three of the top six employers are a division of the military, including the Norfolk Naval Shipyard and Naval Medical Center, Portsmouth. A number of new development projects are planned in Portsmouth, including a $158 million mixed-use development on six acres.

According to REIS, Inc., a provider of research on commercial real estate markets throughout the nation and information at the metro, submarket and property level, Hampton Roads had a residential vacancy rate of 3.8% in the third quarter of 2007, the same as in the third quarter of 2006. As of the third quarter of 2007, the overall average rent was $824, reflecting a 4.4% increase over the year-ago average rent of $789. According to REIS, Inc., the Portsmouth/Suffolk submarket had a residential vacancy rate of 3.6% in the third quarter of 2007 versus 3.8% in the third quarter of 2006. As of the third quarter of 2007, the overall average rent was $729, reflecting a 3.7% increase over the year-ago average rent of $703.

The Myrtles property generally competes with five other similar residential properties: Cosmopolitan, Empirian Chesapeake, Banyon Grove at Towne Square, Heritage at Freemason Harbour and Bristol at Ghent. All of these properties have similar amenities to those found at the Myrtles property. In order to compete with these properties, management will continue to maintain the Myrtles property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the Myrtles property competitive in the market.

NNN Residential Management, Inc., or Residential Management, an affiliate of our advisor, serves as manager of the Myrtles property. We pay Residential Management up to 4.0% of the monthly gross cash receipts generated by the Myrtles property.

We currently have no plans for renovating, developing or expanding the Myrtles property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Myrtles property will be approximately $33.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were approximately $295,000 at a rate of 1.36%.

Acquisition of The Heights at Olde Towne

On December 21, 2007, we purchased The Heights at Olde Towne, or the Heights property, for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. The Heights property is a 148-unit, high-rise apartment property also located in Portsmouth, Virginia. We purchased the fee interest in the property through our subsidiary, G&E Apartment REIT The Heights at Olde Towne, LLC, or the Heights subsidiary.

Financing and Fees

We financed the purchase price of the Heights property through a secured loan of $10,475,000 from Freddie Mac; $3,025,000 in borrowings under the Wachovia loan; $3,208,000 from the $10,000,000 unsecured loan from NNN Realty Advisors, as described above; and from funds raised through this offering. We paid an acquisition fee of $510,000, or 3.0% of the purchase price, to our advisor and its affiliate.

3

On December 21, 2007, we, through the Heights subsidiary, entered into a secured loan, or the Heights loan, with Freddie Mac. The Heights loan is evidenced by a promissory note, or the Heights note, and is secured by both a Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, conveying the Heights property and granting a security interest in its fixtures and personal property, as well as a guaranty executed by us as the guarantor of the Heights loan. The Heights loan includes a fixed rate period as well as a potential extension period. During the fixed rate period, the loan bears interest at a fixed rate of 5.79% and has an initial maturity date of January 1, 2018. Upon the initial maturity date, if the secured loan is not in default, an extension period automatically becomes effective for an additional 12-month period. During the extension period, the loan bears interest at an adjustable interest rate. The loan provides for the following payments: (a) during the fixed rate period, monthly interest payments of $1,684.73 beginning on February 1, 2008 and continuing and including the monthly installment due on January 1, 2013, due the first of each month; (b) during the fixed rate period, monthly principal and interest payments of $61,395.69 beginning on February 1, 2013 and continuing and including the monthly installment due on January 1, 2018, due on the first of each month; and (c) during the extension period, monthly principal and interest payments calculated as provided in Section 3(f) of the Myrtles note from February 1, 2018 through January 1, 2019.

During the fixed rate period, the loan provides for a default interest rate equal to the lesser of: (a) 9.79% per annum; or (b) the maximum rate permitted by applicable law. During the extension period, the loan provides for a default rate equal to the lesser of: (a) 4.0% above the adjustable interest rate; or (b) the maximum rate permitted by applicable law. If any monthly payment is not received in full by the lender (1) during the fixed rate period, within ten days after the payment or other amount is due, or (2) during the extension period, within five days after the payment or other amount is due, the borrower shall pay a late charge equal to 5.0% of such payment or other amount due. The loan is subject to a prepayment premium in the event any prepayment is made before January 1, 2018. In the event of prepayment, the prepayment premium to be paid shall be the greater of: (a) 1.0% of the amount of principal being prepaid; or (b) an amount calculated pursuant to the formula defined in section 10(e)(B) of the Heights note.

As disclosed above, on December 21, 2007, we executed a First Amendment to and Waiver of Loan Agreement with Wachovia, and our operating partnership entered into a First Amended and Restated Pledge Agreement with Wachovia to pledge its interest in the Heights subsidiary in connection with the $3,025,000 in borrowings under the Wachovia loan.

Additionally, as disclosed above, on December 21, 2007, we, through our operating partnership, entered into an unsecured loan with NNN Realty Advisors for $10,000,000, as evidenced by an unsecured note, of which $3,208,000 was applied towards the acquisition of the Heights property.

Description of the Property

The Heights property is a 148-unit high-rise apartment property which consists of two eight-story residential buildings on 3.77 acres in Portsmouth, Virginia. The property was completed in 1972 and underwent renovations between 2003 and 2006. The property contains approximately 118,000 rentable square feet and the average unit size is 799 square feet. The property contains 56 one-bedroom, one-bathroom units; 74 two-bedroom, one-bathroom units; and 18 three-bedroom, two-bathroom units. As of November 2007, the property had an average market rent of $1,171 per unit. The leased space is residential with leases generally ranging from an initial term of six to 12 months. As of November 2007, the Heights property was approximately 93.2% leased. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are supported by reinforced concrete columns with exteriors consisting of brick and stucco. Both buildings have flat, rubber membrane roofs, which were replaced in 2000. The property has 241 parking spaces, or a parking ratio of 1.6 spaces per unit. Additional property amenities include controlled access, a swimming pool with fountains, a clubroom, business center and fitness center. Both buildings have laundry facilities and all apartment units have either an exterior balcony or a patio.

4

Between 2003 and 2006, the Heights property underwent significant renovations. Renovations included the replacement of all windows in the buildings, the installation of new boilers and a HVAC system, new exterior lighting, elevator renovations, repaved parking lots, new sidewalks, a new pool with new landscaping, a new leasing office, fitness center and business center. Cable and Internet are all paid by residents. The property pays for water/sewer, electricity and gas.

A description of the Portsmouth, Virginia market is disclosed above in “Acquisition of The Myrtles at Olde Towne.”

The Heights property generally competes with five other similar residential properties: Harbor Towers, Hague Towers, Lafayette Towers, Pembroke Towers and Royal Mace. All of these properties have similar amenities to those found at the Heights property. In order to compete with these properties, management will continue to maintain the Heights property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the Heights property competitive in the market.

Residential Management serves as manager of the Heights property. We pay Residential Management up to 4.0% of the monthly gross cash receipts generated by the Heights property.

We currently plan to continue renovations and improvements of the Heights property. We intend to upgrade the kitchens and bathrooms, including renovations of the countertops, cabinetry and light fixtures, in order to maximize rents. We also intend to build a free-standing leasing office with a fitness center and business center, which will free up six ground-floor units which are currently amenity areas for occupancy by residents.

In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Heights property will be approximately $16.1 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2006 were approximately $99,000, at a rate of 1.36%.

5

GRUBB & ELLIS APARTMENT REIT, INC.

SUPPLEMENT NO. 2 DATED JANUARY 31, 2008
TO THE PROSPECTUS DATED DECEMBER 19, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 19, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, relating to our offering of 105,000,000 shares of common stock. The purpose of this Supplement No. 2 is to disclose:

•	the status of our initial public offering;

•	our proposed acquisition of Arboleda Luxury Apartments in Cedar Park, Texas;

•	the name change of our dealer manager, NNN Capital Corp., to Grubb & Ellis Securities, Inc.;

•	the resignation of the Chairman of the Board of our sponsor; and

•	clarification to prior disclosure regarding the reimbursement of acquisition fees and expenses.

Status of Our Initial Public Offering

As of January 18, 2008, we had received and accepted subscriptions in our offering for 8,660,286 shares of our common stock, or approximately $86,512,000, excluding shares issued under our distribution reinvestment plan.

Proposed Acquisition of Arboleda Luxury Apartments

On January 29, 2008, our board of directors approved the acquisition of Arboleda Luxury Apartments, or the Arboleda property, located in Cedar Park, Texas, a northern suburb of Austin. The Arboleda property is a 312-unit garden-style apartment property which consists of 13 two and three-story residential buildings and a clubhouse, situated on approximately 17.5 acres. The property was completed in May 2007 and consists of approximately 251,000 rentable square feet. The property is currently 93.0% leased.

We anticipate purchasing the Arboleda property for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from this offering. We expect to pay our advisor and its affiliate an acquisition fee of $878,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Arboleda property.

Name Change of NNN Capital Corp. to Grubb & Ellis Securities, Inc.

On December 7, 2007, NNN Realty Advisors, Inc., which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis Company, which we now consider to be our sponsor. On January 16, 2008, in connection with the merger, NNN Capital Corp., which serves as our dealer manager and is an indirect wholly owned subsidiary of our sponsor, changed its name to Grubb & Ellis Securities, Inc.

Resignation of the Chairman of the Board of our Sponsor

On January 29, 2008, our sponsor Grubb & Ellis Company announced that Anthony W. Thompson resigned as Chairman of the Board and as a director, effective February 8, 2008. Independent director Glenn Carpenter was appointed non-executive Chairman of the Board of Grubb & Ellis Company, effective February 8, 2008.

Clarification to Prior Disclosure Regarding the Reimbursement of Acquisition Fees and Expenses

Our prospectus discloses that the reimbursement of acquisition expenses related to the selection, evaluation, acquisition and investment in properties will not exceed 0.5% of the purchase price of a property. This 0.5% limitation applies to acquisition expenses paid to our advisor or its affiliates. The reimbursement of our total acquisition fees and expenses, including those paid to unaffiliated third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost of a property, unless fees in excess of the 6.0% limit are approved by a majority of our disinterested independent directors.

1

GRUBB & ELLIS APARTMENT REIT, INC.

SUPPLEMENT NO. 3 DATED MARCH 6, 2008
TO THE PROSPECTUS DATED DECEMBER 19, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 19, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, and Supplement No. 2, dated January 31, 2008, relating to our offering of 105,000,000 shares of common stock. The purpose of this Supplement No. 3 is to disclose:

•	the status of our initial public offering;

•	a change to the Experts section of our prospectus;

•	the audited financial statements of (1) The Myrtles at Olde Towne and (2) The Heights at Olde Towne; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisitions of (1) The Myrtles at Olde Towne and (2) The Heights at Olde Towne.

Status of Our Initial Public Offering

As of February 15, 2008, we had received and accepted subscriptions in our offering for 9,210,456 shares of our common stock, or approximately $92,013,000 excluding shares issued under our distribution reinvestment plan.

Experts

The Experts section of our prospectus dated December 19, 2007, is hereby amended by adding the following:

The statement of revenues and certain expenses of (i) The Myrtles at Olde Towne; and (ii) The Heights at Olde Towne, for the year ended December 31, 2006, included in this prospectus have been audited by KMJ | Corbin & Company LLP, an independent audit firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

1

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

Independent Auditors’ Report
To the Board of Directors
Grubb & Ellis Apartment REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of The Myrtles at Olde Towne, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of The Myrtles at Olde Towne for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ Corbin & Company LLP
KMJïCorbin & Company LLP

Irvine, California
January 7, 2008

F-1

The Myrtles at Olde Towne
Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006

Revenues:
Rental and other property revenue	$2,748,000	$3,481,000

Certain expenses:
Grounds and building maintenance	428,000	531,000
Real estate taxes	222,000	295,000
Electricity, water and gas utilities	125,000	142,000
Property management fees	80,000	105,000
Insurance	62,000	109,000
General and administrative	535,000	688,000

Total certain expenses	1,452,000	1,870,000

Revenues in excess of certain expenses	$1,296,000	$1,611,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

F-2

The Myrtles at Olde Towne

Notes to the Statements of Revenues and Certain Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

Note 1.  Organization and Basis of Presentation

Organization — The accompanying statements of revenues and certain expenses include the operations of The Myrtles at Olde Towne, or the Property, located in Portsmouth, VA. The Property is a 246 unit residential apartment complex and was 94% leased as of December 31, 2006.

Basis of Presentation — The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Apartment REIT, Inc. in the future operations of the Property have been excluded.

Note 2.  Summary of Significant Accounting Policies

Revenue Recognition — The Property leases multi-family residential apartments under operating leases generally with terms of one year or less. Rent and other property revenue is recorded when due from residents and is recognized monthly as it is earned. Other property revenue consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information — The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Note 3.  Related Party Transactions

The owners of the Property have contracted with a related party to manage the Property. Monthly fees for property management services are the greater of 3.0% of gross revenues, or $2,500. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $105,000 and $80,000, respectively, related to property management fees.

The owners of the Property have contracted with a related party to provide property and liability insurance. For the year ended December 31, 2006 and for the nine months ended September 30, 2007

F-3

The Myrtles at Olde Towne

Notes to the Statements of Revenues and Certain Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006 — (Continued)

(unaudited), the Property incurred expenses of $109,000 and $62,000, respectively, related to insurance expense.

NOTE 4.  Commitments and Contingencies

Litigation — The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters — In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters — Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 5.  Subsequent Event

On December 21, 2007, Grubb & Ellis Apartment REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $36,000,000, plus closing costs.

F-4

Independent Auditors’ Report
To the Board of Directors
Grubb & Ellis Apartment REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of The Heights at Olde Towne, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of The Heights at Olde Towne for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ Corbin & Company LLP
KMJïCorbin & Company LLP

Irvine, California
January 7, 2008

F-5

The Heights at Old Towne
Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006

Revenues:
Rental and other property revenue	$1,506,000	$1,848,000

Certain expenses:
Grounds and building maintenance	319,000	458,000
Real estate taxes	89,000	99,000
Electricity, water and gas utilities	156,000	151,000
Property management fees	44,000	54,000
Insurance	18,000	21,000
General and administrative	335,000	382,000

Total certain expenses	961,000	1,165,000

Revenues in excess of certain expenses	$545,000	$683,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

F-6

The Heights at Olde Towne

Notes to the Statements of Revenues and Certain Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006

Note 1.  Organization and Basis of Presentation

Organization — The accompanying statements of revenues and certain expenses include the operations of The Heights at Olde Towne, or the Property, located in Portsmouth, VA. The Property is a 148 unit residential apartment complex and was 94% leased as of December 31, 2006.

Basis of Presentation — The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Apartment REIT, Inc. in the future operations of the Property have been excluded.

Note 2.  Summary of Significant Accounting Policies

Revenue Recognition — The Property leases multi-family residential apartments under operating leases generally with terms of one year or less. Rent and other property revenue is recorded when due from residents and is recognized monthly as it is earned. Other property revenue consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information — The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Note 3.  Related Party Transactions

The owners of the Property have contracted with a related party to manage the Property. Monthly fees for property management services are the greater of 3.0% of gross revenues, or $2,500. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $54,000 and $44,000, respectively, related to property management fees.

The owners of the Property have contracted with a related party to provide property and liability insurance. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $21,000 and $18,000, respectively, related to insurance expense.

F-7

The Heights at Olde Towne

Notes to The Statements of Revenues and Certain Expenses
for the Nine Months Ended September 30, 2007 (Unaudited)
and for the Year Ended December 31, 2006 — (Continued)

Note 4.  Commitments and Contingencies

Litigation — The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters — In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters — Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

Note 5.  Subsequent Event

On December 21, 2007, Grubb & Ellis Apartment REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $17,000,000, plus closing costs.

F-8

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements
as of September 30, 2007 and for the Nine Months Ended September 30, 2007
and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical September 30, 2007 and December 31, 2006 consolidated financial statements included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if we acquired the Villas of El Dorado Apartments, or the El Dorado property, and entered into a loan agreement with Wachovia Bank, National Association, or Wachovia, for an aggregate principal amount of up to $10,000,000 maximum, or the Wachovia Loan, or collectively the Q4 2007 Previously Reported Transactions, and acquired The Myrtles at Olde Towne, or the Myrtles property, and The Heights at Olde Towne, or the Heights property, on September 30, 2007. Collectively, these properties were acquired using debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of September 30, 2007.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 are presented as if we acquired Walker Ranch Apartment Homes, or the Walker Ranch property, Hidden Lake Apartment Homes, or the Hidden Lake property, Park at Northgate Apartments, or the Northgate property, Residences at Braemar, or the Braemar property, Baypoint Resort, or the Baypoint property, and Towne Crossing Apartments, or the Towne Crossing property, the El Dorado property, the Myrtles property and the Heights property, or collectively the Properties, and obtained our line of credit and the Wachovia Loan on January 10, 2006 (Date of Inception). The Properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on a property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of January 10, 2006 (Date of Inception).

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations or financial position that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

F-9

Grubb & Ellis Apartment REIT, Inc.
Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 2007

		Q4 2007
		Previously	Acquisition of		Acquisition of
	Company	Reported	Myrtles		Heights		Company
	Historical(A)	Transactions(B)	Property(C)		Property(D)		Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$148,854,000	$18,352,000	$37,017,000		$17,470,000		$221,693,000
Cash and cash equivalents	1,753,000	—	—		—		1,753,000
Accounts and other receivable, net	67,000	—	10,000		10,000		87,000
Restricted cash	2,715,000	379,000	71,000		32,000		3,197,000
Identified intangible assets, net	919,000	273,000	359,000		219,000		1,770,000
Other assets, net	1,299,000	169,000	405,000		234,000		2,107,000

Total assets	$155,607,000	$19,173,000	$37,862,000		$17,965,000		$230,607,000

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$95,205,000	$13,600,000	$20,100,000		$10,475,000		$139,380,000
Unsecured note payables to affiliate	2,200,000	—	6,792,000		3,208,000		12,200,000
Line of credit	—	3,195,000	6,788,000		3,205,000		13,188,000
Accounts payable and accrued liabilities	3,701,000	389,000	16,000		9,000		4,115,000
Accounts payable due to affiliates	1,182,000	—	—		—		1,182,000
Security deposits and prepaid rent	456,000	33,000	174,000		131,000		794,000

Total liabilities	102,744,000	17,217,000	33,870,000		17,028,000		170,859,000

Commitments and contingencies

Minority interests of limited partner in Operating Partnership	1,000	—	—		—		1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—	—		—		—
Common stock, $0.01 par value; 300,000,000 shares authorized; 6,671,812 shares issued and outstanding	67,000	2,000	5,000	(E)	1,000	(E)	75,000
Additional paid-in capital	59,095,000	1,954,000	3,987,000	(E)	936,000	(E)	65,972,000
Accumulated deficit	(6,300,000)	—	—		—		(6,300,000)

Total stockholders’ equity	52,862,000	1,956,000	3,992,000		937,000		59,747,000

Total liabilities, minority interests and stockholders’ equity	$155,607,000	$19,173,000	$37,862,000		$17,965,000		$230,607,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-10

Grubb & Ellis Apartment REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2007

			Q4 2007
			Previously	Acquisition of		Acquisition of
	Company	Q2 and Q3 2007	Reported	Myrtles		Heights		Company
	Historical(F)	Transactions(G)	Transactions(H)	Property(I)		Property(J)		Pro Forma

Revenues:
Rental income and other property revenue	$7,691,000	$5,686,000	$1,617,000	$2,748,000		$1,506,000		$19,248,000

Expenses:
Rental expenses	3,647,000	3,357,000	773,000	1,494,000	(K)	981,000	(K)	10,252,000
General and administrative	1,572,000	573,000	140,000	280,000	(L)	133,000	(L)	2,698,000
Depreciation and amortization	3,330,000	1,651,000	603,000	771,000	(M)	368,000	(M)	6,723,000

Total expenses	8,549,000	5,581,000	1,516,000	2,545,000		1,482,000		19,673,000

(Loss) income before other income (expense):	(858,000)	105,000	101,000	203,000		24,000		(425,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(168,000)	(493,000)	—	(380,000	)(N)	(179,000	)(N)	(1,220,000)
Interest expense related to mortgage loan payables and line of credit	(2,479,000)	(1,973,000)	(807,000)	(1,392,000	)(N)	(701,000	)(N)	(7,352,000)
Interest and dividend income	59,000	—	—	—		—		59,000

Loss from continuing operations	$(3,446,000)	$(2,361,000)	$(706,000)	$(1,569,000)		$(856,000)		$(8,938,000)

Loss from continuing operations per share — basic and diluted	$(0.82)							$(1.31)

Weighted — average number of common shares outstanding — basic and diluted	4,212,080							6,841,787	(O)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-11

Grubb & Ellis Apartment REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

				Q4 2007
				Previously	Acquisition of		Acquisition of
	Company	2006	Q2 and Q3 2007	Reported	Myrtles		Heights		Company
	Historical(P)	Transactions(Q)	Transactions(R)	Transactions(S)	Property(T)		Property(U)		Pro Forma

Revenues:
Rental income and other property revenue	$660,000	$4,801,000	$9,672,000	$1,792,000	$3,386,000		$1,797,000		$22,108,000

Expenses:
Rental expenses	266,000	2,227,000	5,761,000	1,016,000	1,869,000	(V)	1,177,000	(V)	12,316,000
General and administrative	294,000	1,238,000	664,000	140,000	280,000	(W)	133,000	(W)	2,749,000
Depreciation and amortization	289,000	2,998,000	4,377,000	1,080,000	1,374,000	(X)	703,000	(X)	10,821,000

Total expenses	849,000	6,463,000	10,802,000	2,236,000	3,523,000		2,013,000		25,886,000

Loss before other income (expense):	(189,000)	(1,662,000)	(1,130,000)	(444,000)	(137,000)		(216,000)		(3,778,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(25,000)	—	(805,000)	—	(493,000	)(Y)	(233,000	)(Y)	(1,556,000)
Interest expense related to mortgage loan payables and line of credit	(314,000)	(2,866,000)	(3,331,000)	(1,154,000)	(1,805,000	)(Y)	(909,000	)(Y)	(10,379,000)
Interest and dividend income	5,000	—	—	—	—		—		5,000

Loss from continuing operations	$(523,000)	$(4,528,000)	$(5,266,000)	$(1,598,000)	$(2,435,000)		$(1,358,000)		$(15,708,000)

Loss from continuing operations per share - basic and diluted	$(1.99)								$(2.30)

Weighted — average number of common shares outstanding — basic and diluted	262,609								6,841,787	(Z)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-12

Grubb & Ellis Apartment REIT, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
as of September 30, 2007 and for the Period from January 10, 2006 (Date of Inception)
through December 31, 2006

1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007.

(A) As reported in our balance sheet as of September 30, 2007 included in this prospectus.

(B) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the El Dorado property and the Wachovia Loan, as previously reported. The purchase price allocations are preliminary and are subject to change.

(C) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Myrtles property. We have assumed the purchase price of $36,000,000, plus closing costs and acquisition fees, was financed through a 10-year, fixed rate, 5.79% per annum secured loan of $20,100,000, $6,788,000 in borrowings under the Wachovia Loan, a one-year, variable rate, term loan, $6,792,000 in borrowings under a fixed rate, 7.46% per annum unsecured loan from NNN Realty Advisors, Inc. and the net proceeds from the issuance of approximately 451,097 shares of common stock from our initial public offering. An acquisition fee of $1,080,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $4,765,000 to land, $31,013,000 to building and improvements, $1,239,000 to furniture, fixtures and equipment, $266,000 to in place leases, and $93,000 to tenant relationships.

(D) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Heights property. We have assumed the purchase price of $17,000,000, plus closing costs and acquisition fees, was financed through a 10-year, fixed rate, 5.79% per annum secured loan of $10,475,000, $3,205,000 in borrowings under the Wachovia Loan, $3,208,000 in borrowings under a fixed rate, 7.46% per annum unsecured loan from NNN Realty Advisors, Inc. and the net proceeds from the issuance of approximately 105,883 shares of common stock from our initial public offering. An acquisition fee of $510,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $3,223,000 to land, $14,008,000 to building and improvements, $239,000 to furniture, fixtures and equipment, $162,000 to in place leases, and $57,000 to tenant relationships.

(E) The Myrtles property and the Heights property were acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume these proceeds were raised as of September 30, 2007.

2. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007

(F) As reported in our statement of operations for the nine months ended September 30, 2007 included in this prospectus.

(G) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 1, 2007 through the acquisition date of the Northgate property, the Braemar property, the Baypoint property and the Towne Crossing property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of January 10, 2006 (Date of Inception).

(H) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the El Dorado property and acquisition of the Wachovia Loan (transactions during the three months ended December 31, 2007 that were previously reported) for the nine months ended September 30, 2007.

(I) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Myrtles property for the nine months ended September 30, 2007.

(J) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Heights property for the nine months ended September 30, 2007.

F-13

Grubb & Ellis Apartment REIT, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(K) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive, for its services in managing our properties, a monthly management fee of up to 4.0% of the gross cash receipts of the property. As a result, the amount reflects property management fees reflective of our current advisory agreement. Also, adjustments were made for an incremental property tax expense assuming the acquisition prices and historical property tax rate.

(L) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated monthly not to exceed one-twelfth of 1.0% of the average invested assets as of the last day of the immediately preceding quarter. At the time of the acquisition of the Myrtles property and the Heights property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, an asset management fee was incurred for the nine months ended September 30, 2007.

(M) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 40 year life. Depreciation expense on the portion of the purchase price allocated to land improvements is recognized using the straight-line method over the average remaining useful life of approximately 7 years for both the Myrtles property and the Heights property. Depreciation expense on the portion of the purchase price allocated to furniture, fixtures and equipment is recognized using the straight-line method and an estimated average useful life of approximately 12 years and 6 years for the Myrtles property and the Heights property, respectively. Amortization expense for in place leases are recognized using the straight-line method over the average remaining lease term of 7 months and 6 months for the Myrtles property and the Heights property, respectively. Amortization expense on intangible tenant relationships is recognized using the straight-line method over an estimated useful life of 7 months and 6 months for the Myrtles property and the Heights property, respectively. The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and are subject to change.

(N) We assumed the Myrtles property and the Heights property were financed using various debt instruments and offering proceeds as noted above in notes (C) and (D). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The Wachovia Loan is a variable rate loan. If interest rates increase by 0.125%, interest expense would increase by $9,000.

(O) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the transactions. The calculation assumes the transactions occurred on January 10, 2006 (Date of Inception).

3. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006.

(P) As reported in our statement of operations for the period from January 10, 2006 (Date of Inception) through December 31, 2006 included in this prospectus.

(Q) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 10, 2006 (Date of Inception) through the transaction date of the acquisition of the Walker Ranch property and the Hidden Lake property and fees in connection with the line of credit, (transactions occurring during the three months ended December 31, 2006) as if these transactions had occurred as of January 10, 2006 (Date of Inception).

(R) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 10, 2006 (Date of Inception) through December 31, 2006 of the Northgate property, the Braemar property, the Baypoint property and the Towne Crossing property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of January 10, 2006 (Date of Inception).

F-14

Grubb & Ellis Apartment REIT, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(S) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the El Dorado property and acquisition of the Wachovia Loan (transactions during the three months ended December 31, 2007 that were previously reported) for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(T) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Myrtles property for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(U) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Heights property for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(V) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive, for its services in managing our properties, a monthly management fee of up to 4.0% of the gross cash receipts of the property. As a result, the amount reflects property management fees reflective of our current advisory agreement. Also, adjustments were made for an incremental property tax expense assuming the acquisition prices and historical property tax rate.

(W) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated monthly not to exceed one-twelfth of 1.0% of the average invested assets as of the last day of the immediately preceding quarter. At the time of the acquisition of the Myrtles property and the Heights property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, an asset management fee was incurred for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

(X) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 40 year life. Depreciation expense on the portion of the purchase price allocated to land improvements is recognized using the straight-line method over the average remaining useful life of approximately 7 years for both the Myrtles property and the Heights property. Depreciation expense on the portion of the purchase price allocated to furniture, fixtures and equipment is recognized using the straight-line method and an estimated average useful life of approximately 12 years and 6 years for the Myrtles property and the Heights property, respectively. Amortization expense for in place leases are recognized using the straight-line method over the average remaining lease term of 7 months and 6 months for the Myrtles property and the Heights property, respectively. Amortization expense on intangible tenant relationships is recognized using the straight-line method over an estimated useful life of 7 months and 6 months for the Myrtles property and the Heights property, respectively. The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and are subject to change.

(Y) We assumed the Myrtles property and the Heights property were financed using various debt instruments and offering proceeds as noted above in notes (C) and (D). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The Wachovia Loan is a variable rate loan. If interest rates increase by 0.125%, interest expense would increase by $12,000.

(Z) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the transactions. The calculation assumes the transactions occurred on January 10, 2006 (Date of Inception).

F-15

GRUBB & ELLIS APARTMENT REIT, INC.

SUPPLEMENT NO. 4 DATED APRIL 8, 2008
TO THE PROSPECTUS DATED DECEMBER 19, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 19, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, Supplement No. 2, dated January 31, 2008, and Supplement No. 3, dated March 6, 2008, relating to our offering of 105,000,000 shares of common stock. The purpose of this Supplement No. 4 is to disclose:

•	the status of our initial public offering; and

•	our acquisition of Arboleda Apartments in Cedar Park, Texas.

Status of Our Initial Public Offering

As of March 21, 2008, we had received and accepted subscriptions in our offering for 9,903,174 shares of our common stock, or approximately $98,940,000, excluding shares issued under our distribution reinvestment plan.

Acquisition of Arboleda Apartments

On March 31, 2008, we purchased Arboleda Apartments, or the Arboleda property, for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. The Arboleda property is a 312-unit garden-style apartment property located in Cedar Park, Texas, a northern suburb of Austin. We purchased the fee interest in the Arboleda property through our wholly owned subsidiary, G&E Apartment REIT Arboleda, LLC, or the Arboleda subsidiary.

Financing and Fees

We financed the purchase price of the Arboleda property through a secured loan of $17,651,000 from PNC ARCS, LLC, or PNC; $11,550,000 in borrowings under a prior loan agreement with Wachovia Bank, National Association, or Wachovia, as disclosed in the prospectus, or the Wachovia loan; and $1,300,000 from funds raised through this offering. We paid an acquisition fee of $878,000, or 3.0% of the purchase price, to our advisor and its affiliate.

On March 31, 2008, we, through the Arboleda subsidiary, entered into a secured loan, or the Arboleda loan, with PNC. The Arboleda loan is evidenced by a promissory note, or the Arboleda note, in the principal amount of $17,651,000. The Arboleda note is secured by a Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing on the Arboleda property. The Arboleda loan matures on April 1, 2015 and bears interest at a rate of 5.36% per annum. The Arboleda loan provides for monthly interest-only payments beginning on May 1, 2008 through April 1, 2010. Commencing May 1, 2010, through and including April 1, 2015, the Arboleda loan requires monthly principal and interest payments. If any monthly installment that is due is not received by the lender on or before the 10th day of each month, the loan provides for a late charge equal to 5.0% of such monthly installment. In the event of default, the Arboleda loan also provides for a default interest rate of 9.36%, or the maximum interest rate permitted by applicable law. The Arboleda loan may be prepaid in whole, but not in part, subject to a prepayment premium. In the event of prepayment, the prepayment premium to be paid shall be the greater of: (a) 1.0% of the amount of principal being prepaid, or (b) an amount calculated pursuant to the formula set forth in the Arboleda note. The Arboleda loan documents contain customary representations, warranties, covenants and indemnities.

On March 31, 2008, we executed a Second Amendment to and Waiver of Loan Agreement with Wachovia, or the Wachovia amendment, and an Amended and Restated Promissory Note and Grubb & Ellis Apartment REIT Holdings, L.P., our operating partnership, executed a Second Amended and Restated Pledge Agreement to pledge its membership interest in the Arboleda subsidiary in connection with the $11,550,000 in borrowings under the Wachovia loan. The material terms of the Wachovia amendment temporarily extends the aggregate principal amount available under the Wachovia loan to $16,250,000, until the amount of the overage advanced, as defined in the Wachovia amendment, has been repaid in full.

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Description of the Property

The Arboleda property is a garden-style apartment community which consists of 13 two and three-story residential buildings, as well as a clubhouse containing a business center, on approximately 17.5 acres in Cedar Park, Texas. Construction of the property was completed in May 2007. The property contains approximately 251,000 rentable square feet and the average unit size is 803 square feet. The property contains 96 one-bedroom, one-bathroom units (650 square feet), 72 one-bedroom, one-bathroom units (717 square feet), 12 one-bedroom, one-bathroom with den unit (726 square feet), 76 two-bedroom, two-bathroom units (900 square feet), 44 two-bedroom, two-bathroom units (1,105 square feet) and 12 three-bedroom, two-bathroom units (1,230 square feet). As of March 2008, the property had an average rent of $860 per unit. The leased space is residential with leases generally ranging from an initial term of 6 to 12 months. As of January 2008, the Arboleda property was approximately 93.0% leased. Although there are no immediate plans to increase rents at the property, we will opportunistically increase rents in the future.

The buildings are wood-framed with exteriors consisting of stucco and hardiplank, with stone accents. All buildings have pitched roofs with composition shingles. The property has a parking ratio of 1.7 spaces per unit. 48 of its 536 parking spaces are in detached garages that rent for $100 a month. Additional property amenities include controlled access, a swimming pool, a barbecue area with grills, a clubhouse and business and fitness centers. All units have full size washer/dryer connections.

Interior features include track lighting, ceiling fans, exterior storage, mini-blinds, crown molding, garden tubs and French doors in select units, walk-in closets, nine-foot ceilings and built-in microwave ovens. All apartment units have either an exterior balcony or a patio. Electricity, cable and Internet are all paid by residents, while the property bills its water/sewer expense back to residents.

Cedar Park, Texas is a northern suburb of Austin, and has a population of approximately 52,000, which represents a growth of 93.3% between 2000 and 2006. The completion of the 183-A Toll Road has improved access from Cedar Park to other areas of Austin and spurred economic development in the area. The Arboleda property is diagonally across from 1890 Ranch, an approximately 900,000 square foot retail center whose first phase was recently completed, and Cedar Park Regional Medical Center, which opened in December 2007. The Arboleda property is also across from the site of a proposed new city hall.

Austin had an average residential vacancy rate of 6.6% in the fourth quarter of 2007 versus 7.2% one year prior. According to the REIS Observer, a publication of REIS, Inc., a provider of research on commercial and real estate markets throughout the nation, or REIS, effective rent growth in Austin is estimated to be 6.1% for 2007 and effective rent growth is forecasted between 3.2% and 4.5% from 2008 through 2012. As of the fourth quarter of 2007, the overall average rent in Austin was $834, reflecting a 5.4% increase over the year-ago average rent of $791. According to REIS, the average Cedar Park submarket vacancy is estimated to be 7.7% in the fourth quarter of 2007, with vacancy forecasted between 8.6% and 9.2% by 2012. REIS estimates effective rent growth in the Cedar Park submarket was 5.9% in 2007 and forecasts rent growth increasing from 3.6% in 2008 to 4.0% in 2012. As of the fourth quarter of 2007, the overall average rent in the Cedar Park submarket was $816, reflecting a 5.4% increase over the year-ago average rent of $774.

The Arboleda property generally competes with four other similar residential properties: Colonial Grand at Silverado Reserve, Silverado at Bushy Creek, Riverton and Altea. All of these properties have similar amenities to those found at the Arboleda property. In order to compete well with these properties, management will continue to maintain the Arboleda property to the highest physical standards, actively market the property and focus on maintaining high levels of customer service. We anticipate that this strategy, along with the strong demand for housing, should keep the Arboleda property competitive in the market.

Carbon-Thompson Management, an unaffiliated third party, manages the property directly through a subcontract with Grubb & Ellis Residential Management, Inc., or Residential Management. We pay Residential Management 4.0% of the monthly gross cash receipts generated by the Arboleda property, 3.5% of which is re-allowed to Carbon-Thompson Management.

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We currently have no plans for renovating, developing or expanding the Arboleda property. In the opinion of management, the property is adequately covered by insurance. We obtained a Phase I environmental survey and are generally satisfied with the environmental status of the property. We also obtained a Property Condition Report and are generally satisfied with its conclusions.

For federal income tax purposes, the depreciable basis in the Arboleda property will be approximately $24.5 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings and land improvements based upon estimated useful lives of 27.5 and 15 years, respectively. Real estate taxes on the property for 2007 were $295,000, at a rate of 2.45%.

3

GRUBB & ELLIS APARTMENT REIT, INC.

SUPPLEMENT NO. 5 DATED APRIL 24, 2008
TO THE PROSPECTUS DATED DECEMBER 19, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 19, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, Supplement No. 2, dated January 31, 2008, Supplement No. 3, dated March 6, 2008 and Supplement No. 4, dated April 8, 2008, relating to our offering of 105,000,000 shares of common stock. The purpose of this Supplement No. 5 is to disclose:

•	the status of our initial public offering;

•	clarifications with respect to prior disclosure items in our prospectus dated December 19, 2007;

•	a change to the “Experts” section of our prospectus;

•	an amended subscription agreement;

•	updated “Prior Performance Summary” disclosure in our prospectus;

•	updated prior performance tables;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006;

•	our consolidated financial statements and consolidated financial statement schedules as of December 31, 2007 and 2006, together with our results of operations and cash flows for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006;

•	the financial statements of Arboleda Apartments; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisition of Arboleda Apartments.

Status of Our Initial Public Offering

As of April 8, 2008, we had received and accepted subscriptions in our offering for 10,170,667 shares of our common stock, or approximately $101,610,000, excluding shares issued under our distribution reinvestment plan.

Clarification with Respect to Prior Disclosure

We are hereby clarifying the following disclosure items in our prospectus:

•	Although we state that we are a “blind pool” in our prospectus, as of the date hereof, we have acquired ten real estate properties with the proceeds from our initial public offering and borrowings;

•	As disclosed under “Compensation Table” in our prospectus, we will reimburse our advisor for operating expenses; provided, however, we will not reimburse our advisor for any operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year unless our independent directors find that, based on unusual and non-recurring factors they deem sufficient, a higher level of expenses is justified.

•	The disposition fees paid to our advisor for substantial services in connection with the sale of real property shall be equal to the lesser of 1.75% of the sale price or 50.0% of the sales commission that would have been paid to a third party sales broker, but in no event shall such fee exceed an amount equal to 3.0% of the contracted sales price.

•	With respect to the limitation on liability and indemnification for directors, officers, our advisor and its affiliates, to the extent that non-mandatory provisions of the Maryland General Corporation Law

1

adopted by us conflict with the provisions set forth in the NASAA Statement of Policy regarding Real Estate Investment Trusts, the NASAA Statement of Policy will prevail.

Experts

Our Experts section on page 201 of our prospectus dated December 19, 2007, is hereby amended by replacing the first paragraph with the first paragraph below and adding the second paragraph below.

The consolidated financial statements and financial statement schedules of Grubb & Ellis Apartment REIT, Inc. and subsidiaries as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 included in this Supplement No. 5 to the prospectus dated December 19, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses of Arboleda Apartments for the year ended December 31, 2007, included in this prospectus, has been audited by KMJ Corbin & Company LLP, an independent audit firm, as indicated in their report with respect thereto, and is included in this Supplement No. 5 to the prospectus December 19, 2007, in reliance upon the authority of said firm as experts in accounting and auditing.

Subscription Agreement

A revised form of subscription agreement is attached to this supplement. The revised form supersedes and replaces the form included in the prospectus as Exhibit C.

Updated Prior Performance Summary Disclosure

The “Prior Performance Summary” section of the prospectus is hereby updated by the following:

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, Grubb & Ellis, and Grubb & Ellis Realty Investors, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, the Grubb & Ellis Group, through December 31, 2007. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior real estate and notes programs.

From inception through December 31, 2007, Grubb & Ellis Group served as an advisor, sponsor or manager to 206 real estate investment programs formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. From inception through December 31, 2007, there were six public real estate programs and 200 private real estate programs. Grubb & Ellis Group has also served as sponsor and manager of four private notes programs.

From inception through December 31, 2007, the public real estate programs raised gross offering proceeds of $858,125,000 from 26,395 investors. From inception through December 31, 2007, the public real estate programs purchased interests in 95 real estate properties amounting to an investment of $1,963,199,000 (the public programs’ aggregate share of the purchase price). Of the 95 properties, 29 were in Texas, 18 in California, seven in Nevada, four in each of Georgia and Arizona, three each in Ohio, Missouri, Indiana, Florida and Colorado, two each in Virginia, Pennsylvania, North Dakota, North Carolina and Nebraska and one each in Illinois, Washington, Utah, Tennessee, Oregon, Minnesota, Maryland and Delaware. Of the 95 properties purchased, based on share of purchase price, 11.6% were residential, 66.9% were office, 12.5% were medical office, 6.2% were healthcare related facilities, 2.3% were retail, 0.4% were industrial and 0.1% were land. As of December 31, 2007, 54 of these interests in real estate properties had been sold.

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From inception through December 31, 2007, the private programs raised gross offering proceeds of $2,210,201,000 from 9,354 investors. From inception through December 31, 2007, the private programs purchased interests in 212 real estate properties amounting to an investment of $5,647,190,000 (the private programs’ aggregate share of the purchase price). Of the 212 properties, 48 were in Texas, 36 in California, 17 in Nevada, 14 in Florida, 13 each in Colorado, Georgia and North Carolina, six in Kansas, five each in Arizona and Tennessee, four each in Ohio, Wisconsin, Illinois and Missouri, three in Virginia, two each in Massachusetts, New Jersey, Oregon, Pennsylvania, South Carolina, Hawaii and South Dakota and one each in Arkansas, Delaware, Indiana, Louisiana, Maryland, Minnesota, Nebraska, Oklahoma and Washington. Of the 212 properties purchased, based on share of purchase price, 11.2% were residential, 75.4% were office, 6.8% were medical office, 5.7% were retail, 0.8% were industrial and 0.1% were land. As of December 31, 2007, 57 of these interests in real estate properties had been sold.

Each of the private real estate programs, other than Western Real Estate Investment Trust, began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus, the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100.0% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by Grubb & Ellis Group as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by Grubb & Ellis Group, it is referred to by Grubb & Ellis Group as a “Complex Ownership Structure.”

The public programs included four corporations: (i) G REIT, Inc. (as of January 28, 2008, G REIT Liquidating Trust became the successor of G REIT, Inc.) which was qualified as a REIT; (ii) T REIT, Inc. (as of July 20, 2007, T REIT Liquidating Trust became the successor of T REIT, Inc.), which was qualified as a REIT through July 20, 2007; (iii) Grubb & Ellis Healthcare REIT, Inc., which intends to qualify as a REIT; and (iv) us, Grubb & Ellis Apartment REIT, Inc., which has qualified as a REIT, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly-owned or partial interests in real estate properties. However, G REIT Liquidating Trust, T REIT Liquidating Trust and NNN 2002 Value Fund, LLC are currently in the process of liquidation and do not intend to acquire any additional interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller. However, Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Healthcare REIT, Inc. will not participate in tenant-in-common syndications or transactions.

In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.

Grubb & Ellis Group provides the day-to-day accounting for the LLC and maintains the books and records for the property. In addition, Grubb & Ellis Group is required to report financial data pertinent to the

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operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.

In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.

Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs (which are generally formed using LLCs) are prepared and presented by Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income

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tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

When a private real estate program owns 100.0% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100.0% of the private program’s operating results are presented for the relevant years.

When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75.0%) and the remaining interest of the property (25.0%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75.0%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.

When a private real estate program acquires a 100.0% interest in the property but is jointly owned by a public entity investing directly in the private program, 100.0% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.

NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of Grubb & Ellis Group for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Grubb & Ellis Realty Investors is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Grubb & Ellis Realty Investors, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

References in the Summary

•	References in this Summary to our Reorganization refer to the acquisition by NNN Realty Advisors in the fourth quarter of 2006 of the outstanding ownership interests of Grubb & Ellis Realty Investors, NNN Capital Corp. and Realty. As a result of the Reorganization, NNN Realty Advisors became our sponsor until December 7, 2007, at which time Grubb & Ellis became our sponsor as a result of the merger with NNN Realty Advisors.

•	References in the Summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with Grubb & Ellis Group.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who served as the Chairman of the Board of Grubb & Ellis until February 8, 2008 and currently owns approximately 13.3% of Grubb & Ellis.

•	References in the Summary to loans from affiliates of Grubb & Ellis Group refer to loans from Cunningham Lending Group, LLC (which was 100.0% owned by Mr. Thompson until it was acquired by NNN Realty Advisors in September 2007), NNN 2004 Notes Program, LLC or NNN 2005 Notes Program, LLC. Loans made by these entities are unsecured loans which were not negotiated at arms length with interest rates ranging from 8.0% to 12.0%.

•	References in the Summary to shareholders of Grubb & Ellis Realty Investors refer to individuals or entities that owned a membership interest in Grubb & Ellis Realty Investors of less than 7.0% prior to the Reorganization.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than a 100.0% interest in the property.

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During 2005, 2006 and 2007, Grubb & Ellis Group-sponsored programs acquired 152 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Industrial	1
Office	79
Medical Office	27
Residential	37
Retail	3
Healthcare Related Facilities	3
Land	2

Total	152

Location

Arizona	7
Arkansas	1
California	12
Colorado	7
Delaware	1
Florida	11
Georgia	14
Illinois	3
Indiana	4
Kansas	1
Louisiana	1
Maryland	1
Massachusetts	2
Minnesota	2
Missouri	5
Nevada	2
New Jersey	2
North Carolina	12
Ohio	7
Oregon	4
Pennsylvania	3
South Carolina	3
Tennessee	4
Texas	33
Utah	1
Virginia	5
Wisconsin	4

Total	152

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Location

No. of
Method of Financing	Properties

All Debt	5
All Cash	8
Combination of cash and debt	139

Total	152

Public Programs

G REIT, Inc. and G REIT Liquidating Trust

G REIT, Inc., or G REIT, was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and was qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as federal, state and local government offices, government contractors and/or government service providers. Grubb & Ellis Realty Investors has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2007, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,853 investors. As of December 31, 2007, G REIT had purchased interests in 27 real estate properties amounting to an investment by G REIT of $878,955,000 (G REIT’s aggregate share of the purchase price, including G REIT’s aggregate share of debt financing at acquisition). Of the 27 properties, nine (33.3%) were in California, seven (25.9%) were in Texas and one each (3.7%) was in Arizona, Colorado, Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. As of December 31, 2007, 22 of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office buildings, except for one multi-tenant industrial complex. None of the property interests acquired by G REIT were apartment community assets, the primary focus of our company. On February 27, 2006, G REIT stockholders approved a plan of liquidation. On January 28, 2008, G REIT transferred its remaining assets to, and its remaining liabilities were assumed by, G REIT Liquidating Trust in accordance with G REIT’s plan of liquidation and liquidating trust agreement. Additionally, on January 28, 2008, each share of G REIT’s common stock outstanding was converted automatically into a beneficial interest in G REIT Liquidating Trust and G REIT, Inc. was dissolved.

As of December 31, 2007, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — TIC(1)	30.0%	office	01/09/03	$40,832,000	$28,763,000	519,000	Chicago, IL
Sutter Square Galleria	100.0%	office/ retail	10/28/03	$8,240,000	$4,024,000	61,000	Sacramento, CA
Pacific Place	100.0%	office	05/26/04	$29,900,000	$—	324,000	Dallas, TX
Western Place I & II(2)	78.5%	office	07/23/04	$26,298,000	$18,840,000	430,000	Forth Worth, TX
Pax River Office Park	100.0%	office	08/06/04	$14,000,000	$—	172,000	Lexington Park, MD

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT Liquidating Trust, own 12.3% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

(2)	Unaffiliated entities own 21.5% of the property.

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As of December 31, 2007, G REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

525 B Street (Golden Eagle)	06/14/04	08/10/05	100.0%	$10,550,000
Park Sahara	03/18/03	12/20/05	4.75%	$132,000
600 B Street (Comerica)	06/14/04	07/18/06	100.0%	$24,035,000
Hawthorne Plaza	04/20/04	09/14/06	100.0%	$29,956,000
AmberOaks Corporate Center	01/20/04	09/29/06	100.0%	$10,929,000
Brunswig Square	04/05/04	10/06/06	100.0%	$2,025,000
Centerpoint Corporate Park	12/30/03	10/17/06	100.0%	$20,539,000
5508 Highway 290 West	09/13/02	11/14/06	100.0%	$—
Department of Children and Families Campus	04/25/03	11/15/06	100.0%	$1,170,000
Public Ledger Building	02/13/04	11/22/06	100.0%	$1,282,000
Atrium Building	01/31/03	12/15/06	100.0%	$(1,142,000)
Gemini Plaza	05/02/03	12/29/06	100.0%	$2,729,000
Two Corporate Plaza	11/27/02	01/11/07	100.0%	$3,549,000
One World Trade Center	12/05/03	03/22/07	100.0%	$34,021,000
One Financial Plaza	08/06/04	03/30/07	77.6%	$2,830,000
824 Market Street	10/10/03	06/29/07	100.0%	$(947,000)
North Belt Corporate Center	04/08/04	06/29/07	100.0%	$2,475,000
Opus Plaza at Ken Caryl	09/12/05	07/23/07	100.0%	$(405,000)
Madrona Buildings	03/31/04	08/02/07	100.0%	$2,570,000
Eaton Freeway Industrial Park	10/21/05	09/14/07	100.0%	$(559,000)
North Pointe Corporate Center	08/11/03	09/14/07	100.0%	$(806,000)
Bay View Plaza	07/31/03	11/06/07	97.68%	$(2,197,000)

For the years ended December 31, 2002 and 2005, G REIT had returns of capital from cash distributions of $170,000 and $13,865,000, respectively. The source of cash to fund the distributions in 2002 was proceeds from the sale of G REIT’s securities. The source of cash to fund the distributions in 2005 was excess historical cash flows from operations.

T REIT, Inc. and T REIT Liquidating Trust

T REIT, Inc., or T REIT, was formed as a Virginia corporation in December 1998 and was qualified as a REIT for federal income tax purposes through July 20, 2007. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Grubb & Ellis Realty Investors has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2007, T REIT had 1,992 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,786,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). Of the 20 properties purchased by T REIT, four (20.0%) were in Nevada, four (20.0%) were in California, nine (45.0%) were in Texas, two (10.0%) were in North Dakota and one (5.0%) was in Illinois. As of December 31, 2007, 19 of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office buildings and retail centers. None of the property interests acquired by T REIT were apartment community assets, the primary focus of our company. On July 27, 2005, T REIT shareholders approved a plan of liquidation. On July 20, 2007, T REIT transferred its remaining assets to, and its remaining liabilities were assumed by, T REIT Liquidating Trust in accordance with T REIT’s plan of liquidation and liquidating trust agreement.

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Additionally, on July 20, 2007, each share of T REIT’s common stock outstanding was converted automatically into a beneficial interest in T REIT Liquidating Trust and T REIT was dissolved.

As of December 31, 2007, T REIT Liquidating Trust owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — LLC(1)	10.3%	office	01/09/03	$14,019,000	$9,875,000	519,000	Chicago, IL

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and G REIT, own 12.3% and 30.0% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2007, T REIT Liquidating Trust had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	$104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	$70,000
Northstar Crossing Shopping Center	10/26/00	01/11/03	100.0%	$(191,000)
Thousand Oaks	12/06/00	08/11/03	100.0%	$2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0%	$874,000
Gateway Mall	01/29/03	03/18/04	100.0%	$769,000
Gateway Mall Land	02/27/04	09/09/04	100.0%	$854,000
Saddleback Financial Center	09/25/02	12/27/04	25.0%	$853,000
County Center Drive	09/28/01	04/19/05	16.0%	$191,000
City Center West A	03/15/02	07/28/05	89.1%	$5,972,000
Emerald Plaza	06/14/04	11/10/05	2.7%	$583,000
Pacific Corporate Park	03/25/02	12/28/05	22.8%	$487,000
Reno Trademark Building	09/04/01	01/23/06	40.0%	$1,280,000
Oakey Building	04/02/04	01/24/06	9.8%	$580,000
University Heights	08/22/02	01/31/06	100.0%	$456,000
AmberOaks Corporate Center	01/20/04	06/15/06	75.0%	$9,886,000
Titan Building & Plaza	04/17/02	07/21/06	48.5%	$2,398,000
Enclave Parkway	12/22/03	06/14/07	3.26%	$387,000

For the years ended December 31, 2001, 2002, 2003 and 2004 and the period from January 1, 2005 through June 30, 2005, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000, $358,000 and $1,118,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from Western Real Estate Investment Trust, Inc. and one from NNN County Center Drive, LLC, affiliates of Grubb & Ellis Realty Investors, and profit recognized on the sale of properties. The source of cash to fund distributions in 2003 was profit recognized on the sale of properties. The source of cash to fund distributions in 2004 and 2005 was the collection of notes receivables from unaffiliated parties and profit recognized on the sale of properties.

NNN 2003 Value Fund, LLC

NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. 10,000 units were sold to 855 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Grubb & Ellis Realty Investors has served as the manager of 2003 Value Fund since June 2003.

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The Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2003 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.

As of December 31, 2007, 2003 Value Fund had purchased interests in 18 real estate properties, amounting to an investment by 2003 Value Fund of $261,072,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the 18 interests in real estate properties, six (33.3%) were in Texas, four (22.2%) were in California and one (5.6%) was in each of Nebraska, Nevada, Oregon, Utah, Colorado, North Carolina, Missouri and Georgia. As of December 31, 2007, ten of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office building properties, except for one land parcel. None of the property interests acquired by 2003 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2007, 2003 Value Fund owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center II & III(1)	41.1%	office	08/01/03	$10,111,000	$6,144,000	381,000	Dallas, TX
Executive Center I	100.0%	office	12/30/03	$8,178,000	$4,500,000	205,000	Dallas, TX
Enterprise Technology Center(2)	8.5%	office	05/07/04	$5,211,000	$3,103,000	370,000	Scotts Valley, CA
901 Civic Center Drive(3)	96.9%	office	04/24/06	$14,677,000	$—	99,000	Santa Ana, CA
Chase Tower(4)	14.8%	office	07/03/06	$10,730,000	$8,110,000	389,000	Austin, TX
Tiffany Square	100.0%	office	11/15/06	$11,052,000	$—	184,000	Colorado Springs, CO
Four Resource Square	100.0%	office	03/07/07	$23,664,000	$21,150,000	152,000	Charlotte, NC
The Sevens Building	100.0%	office	10/25/07	$29,098,000	$23,500,000	197,000	St. Louis, MO

(1)	Unaffiliated entities own 58.9% of the property.

(2)	Unaffiliated entities own 91.5% of the property.

(3)	An unaffiliated entity owns 3.1% of the property.

(4)	Unaffiliated entities own 85.2% of the property.

As of December 31, 2007, 2003 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Satellite Place	11/29/04	02/24/05	100.0%	$385,000
Financial Plaza	10/29/04	04/13/05	100.0%	$3,015,000
801 K Street	03/31/04	08/26/05	18.3%	$2,079,000
Emerald Plaza	06/14/04	11/10/05	4.6%	$988,000
Southwood Tower	10/27/04	12/19/05	100.0%	$2,402,000
Oakey Building	04/02/04	01/24/06	75.4%	$5,543,000
3500 Maple	12/27/05	10/31/06	99.0%	$1,173,000
Interwood	01/26/05	03/14/07	100.0%	$2,677,000
Daniels Road land parcel	10/14/05	03/30/07	100.0%	$457,000
Woodside Corporate Park	09/30/05	12/31/07	100.0%	$6,568,000

For the year ended December 31, 2007, 2003 Value Fund had returns of capital from cash distributions of $4,143,000, which includes distributions of $53,000 to minority interest holders. For the year ended

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December 31, 2006, 2003 Value Fund had returns of capital from cash distributions of $9,179,000, which includes distributions of $3,182,000 to minority interest holders. For the year ended December 31, 2005, 2003 Value Fund had returns of capital from cash distributions of $4,657,000, which includes distributions of $1,164,000 to minority interest holders. Pursuant to 2003 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund distributions in 2007 and 2006 was the profit recognized on the sale of properties. $280,000 of the source of cash to fund distributions in 2005 was from excess historical cash flows from operations, with the remainder from profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC

NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 549 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Grubb & Ellis Realty Investors has served as the manager of 2002 Value Fund since May 2002.

The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.

As of December 31, 2007, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three interests in real estate properties, one (33.3%) was in Nevada, one (33.3%) was in Florida and one (33.3%) was in Illinois. As of December 31, 2007, two of these interests in real estate properties had been sold. The properties, which are described below, are all commercial office building properties. None of the property interests acquired by 2002 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2007, 2002 Value Fund owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center-LLC(1)	12.3%	office	01/09/03	$16,741,000	$11,793,000	519,000	Chicago, IL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT Liquidating Trust own 30.0% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2007, 2002 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Bank of America Plaza West	09/20/02	03/15/05	100.0%	$6,674,000
Netpark	06/03/03	09/30/05	50.0%	$8,215,000

For the years ended December 31, 2003 and 2004 and the period from January 1, 2005 through August 31, 2005, 2002 Value Fund had returns of capital from cash distributions of $100,000, $410,000 and $10,330,000, respectively. Pursuant to 2002 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund the distributions in 2003 was proceeds from the sale of 2002 Value Fund’s securities. The source of cash to fund distributions in 2004 was prior years’ proceeds from the sale of 2002 Value Fund’s securities and borrowings from an affiliate of Grubb & Ellis

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Realty Investors. The source of cash to fund the distributions in 2005 was profit recognized on the sale of properties.

Grubb & Ellis Apartment REIT, Inc.

Grubb & Ellis Apartment REIT, Inc., or Apartment REIT, was formed as a Maryland corporation in December 2005 and is qualified as a REIT for federal income tax purposes. Apartment REIT was formed to purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas. Apartment REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Apartment REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Apartment REIT’s common stock commenced on July 19, 2006. As of December 31, 2007, Apartment REIT had issued 8,365,946 shares of common stock and raised $83,570,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2007, Apartment REIT had 2,808 investors and had purchased interests in nine real estate properties amounting to an investment by Apartment REIT of $226,838,000 (Apartment REIT’s aggregate share of purchase price, including Apartment REIT’s aggregate share of debt financing at acquisition). Of the nine properties purchased by Apartment REIT, six (66.7%) are in Texas, two (22.2%) are in Virginia and one (11.1%) is in North Carolina. As of December 31, 2007, none of these interests in real estate properties had been sold. The properties owned by Apartment REIT as of December 31, 2007, which are described below, are all apartment community assets.

As of December 31, 2007, Apartment REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	Number
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	of Units	Location

Walker Ranch Apartment Homes	100.0%	apartment	10/31/06	$31,673,000	$26,860,000	325	San Antonio, TX
Hidden Lake Apartment Homes	100.0%	apartment	12/28/06	$32,991,000	$31,718,000	380	San Antonio, TX
Park at Northgate	100.0%	apartment	06/12/07	$17,098,000	$—	248	Spring, TX
Residences at Braemar	100.0%	apartment	06/29/07	$15,450,000	$13,022,000	160	Charlotte, NC
Baypoint Resort	100.0%	apartment	08/02/07	$34,248,000	$35,212,000	350	Corpus Christi, TX
Towne Crossing Apartments	100.0%	apartment	08/29/07	$22,248,000	$20,766,000	268	Mansfield, TX
Villas of El Dorado	100.0%	apartment	11/02/07	$18,540,000	$16,795,000	248	McKinney, TX
The Heights at Olde Towne	100.0%	apartment	12/21/07	$17,510,000	$16,888,000	148	Portsmouth, VA
The Myrtles at Olde Towne	100.0%	apartment	12/21/07	$37,080,000	$33,680,000	246	Portsmouth, VA

Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis Healthcare REIT, Inc., or Healthcare REIT, was formed as a Maryland corporation in April 2006 and intends to elect to qualify as a REIT for federal income tax purposes. Healthcare REIT was formed to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. Healthcare REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Healthcare REIT from the Reorganization in the fourth quarter of 2006 until its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Healthcare REIT’s common stock commenced on September 20, 2006. As of December 31, 2007, Healthcare REIT had issued 21,130,370 shares of common stock and raised $211,046,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2007, Healthcare REIT had 6,338 investors and had purchased interests in 20 real estate properties amounting to an investment by Healthcare REIT of $413,407,000 (Healthcare REIT’s aggregate share of purchase price, including Healthcare REIT’s aggregate share of debt financing at acquisition). As of December 31, 2007, none

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of these interests in real estate properties had been sold. Of the 20 properties purchased by Healthcare REIT, three (15.0%) are in Indiana, three (15.0%) are in Ohio, three (15.0%) are in Georgia, three (15.0%) are in Arizona, and one (5.0%) is in each of Minnesota, Tennessee, Texas, California, Pennsylvania, Florida, Colorado and Missouri. None of the property interests acquired by Healthcare REIT were apartment community assets, the primary focus of our company.

As of December 31, 2007, Healthcare REIT owned interests in the following properties:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Southpointe Office Parke and Epler Parke I	100.0%	medical office	01/22/07	$15,244,000	$14,261,000	97,000	Indianapolis, IN
Crawfordsville Medical Office Park and Athens Surgery Center	100.0%	medical office	01/22/07	$7,107,000	$6,649,000	29,000	Crawfordsville, IN
The Gallery Professional Building	100.0%	medical office	03/09/07	$9,064,000	$7,000,000	105,000	St. Paul, MN
Lenox Office Park, Building G	100.0%	office	03/23/07	$19,055,000	$12,000,000	98,000	Memphis, TN
Commons V Medical Office Building	100.0%	medical office	04/24/07	$14,523,000	$—	55,000	Naples, FL
Yorktown Medical Center and Shakerag Medical Center	100.0%	medical office	05/02/07	$22,145,000	$13,530,000	115,000	Peachtree City/ Fayetteville,GA
Thunderbird Medical Plaza	100.0%	medical office	05/15/07	$25,750,000	$—	112,000	Glendale, AZ
Triumph Hospital Northwest and Triumph Hospital Southwest	100.0%	healthcare-related facility	06/08/07	$37,595,000	$4,000,000	151,000	Sugarland/ Houston, TX
Gwinnett Professional Center	100.0%	medical office	07/27/07	$9,579,000	$5,734,000	60,000	Lawrenceville, GA
1 and 4 Market Exchange	100.0%	medical office	08/15/07	$22,557,000	$—	116,000	Columbus, OH
Kokomo Medical Office Park	100.0%	medical office	08/30/07	$13,751,000	$1,300,000	87,000	Kokomo, IN
St. Mary Physicians Center	100.0%	medical office	09/05/07	$14,214,000	$14,380,000	67,000	Long Beach, CA
2750 Monroe Boulevard	100.0%	office	09/10/07	$27,501,000	$27,900,000	109,000	Valley Forge, PA
East Florida Senior Care Portfolio	100.0%	healthcare-related facility	09/28/07	$53,560,000	$37,000,000	355,000	Jacksonville, Winter Park and Sunrise, FL
Northmeadow Medical Center	100.0%	medical office	11/15/07	$12,206,000	$12,400,000	51,000	Roswell, GA

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	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Tucson Medical Office Portfolio	100.0%	medical office	11/20/07	$21,682,000	$22,000,000	111,000	Tucson, AZ
Lima Medical Office Portfolio	100.0%	medical office	12/07/07	$26,008,000	$26,000,000	188,000	Lima, OH
Highlands Ranch Park Plaza	100.0%	medical office	12/19/07	$14,935,000	$11,754,000	82,000	Highlands Ranch, CO
Park Place Office Park	100.0%	medical office	12/20/07	$16,686,000	$11,443,000	133,000	Dayton, OH
Chesterfield Rehabilitation Center	80.0%	healthcare-related facility	12/20/07	$30,245,000	$30,400,000	112,000	Chesterfield, MO

Private Programs

Beginning in April 1998 through December 31, 2007, Grubb & Ellis Group has advised 200 private real estate investment programs and four private notes programs. Each of the private programs advised by Grubb & Ellis Group and the properties acquired and sold through December 31, 2007 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus supplement for more information regarding the operating results of the prior funds sponsored by Grubb & Ellis Group, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

As of December 31, 2007, 57 private programs, including three private notes programs, have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions

For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, Grubb & Ellis Group-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8.0% to 0.0%. Thus, in 2002, it did not incur a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program reduced its distributions to investors in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive incurred a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.

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In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, such as NNN Highbrook, LLC, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flow after distributions and return of capital result as these repair reserves are utilized. In other circumstances, such as NNN 300 Four Falls, LLC, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flow generated after distributions, resulting in deficit cash flow and return of capital. In both of these scenarios, deficit cash flow after distributions and return of capital result from paying anticipated expenses from equity funded reserves.

Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or re-financings of properties, distributions of prior years’ excess cash flows or, loans from Grubb & Ellis Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.

Telluride Barstow, LLC:  The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100.0% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87.0% interest in the property. Mr. Thompson purchased a 13.0% interest in the property outside of the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA

For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Grubb & Ellis Realty Investors loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Grubb & Ellis Realty Investors received no fees from the sale of the property and the affiliate of Grubb & Ellis Realty Investors forgave the $102,000 loan previously made to the program.

Western Real Estate Investment Trust, Inc.: Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including unit holders of Grubb & Ellis Realty Investors at the time of the investment and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Grubb & Ellis Realty Investors manages the properties owned by

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WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.

As of December 31, 2007, WREIT had no interests in any properties. As of December 31, 2007, WREIT had sold the following properties:

	Date of		Ownership	Gain (Loss)
Property Name	Purchase	Date of Sale	Interest	on Sale

Kress Energy Center	07/07/98	01/31/06	100.0%	$(45,000)
Century Plaza East Shopping Center	11/03/98	02/13/04	100.0%	$1,025,000
Phelan Village Shopping Center	10/16/98	12/20/02	100.0%	$155,000
Bryant Ranch Shopping Center	12/24/98	09/05/02	100.0%	$1,120,000
Huron Mall Shopping Center	03/31/99	04/14/00	100.0%	$1,335,000
Crossroads Shopping Center	07/29/99	08/29/00	100.0%	$731,000
Brookings Mall	05/01/00	09/11/07	68.5%	$(208,000)

In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Grubb & Ellis Realty Investors, and a $404,000 loan from a private entity managed by Grubb & Ellis Realty Investors. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Grubb & Ellis Realty Investors. WREIT also received a $21,000 loan from Grubb & Ellis Realty Investors to supplement capital funds. In 2002, WREIT sold two properties and paid Triple Net Properties Realty, Inc., or Realty, a disposition fee of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Grubb & Ellis Realty Investors generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Grubb & Ellis Realty Investors in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Grubb & Ellis Realty Investors. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Grubb & Ellis Realty Investors’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a disposition fee of $104,000. In 2006, WREIT sold Kress Energy Center. Realty received a disposition fee of $21,000. In 2007, WREIT sold its interest in Brookings Mall at a loss of $208,000. Realty received a disposition fee of $27,000 and deferred fees of $61,000 from proceeds of the sale. Grubb & Ellis Realty Investors received reimbursement for deferred expenses totaling $69,000.

Truckee River Office Tower, LLC:  The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100.0% of the offering amount. The LLC retained a 48.0% ownership interest in the property with a membership of 59 unaffiliated members, four members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 52.0% was owned by six unaffiliated TICs and a company controlled by one of Grubb & Ellis Realty Investors’ shareholders investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV

For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.

In April 2005 the property was sold for a loss of $1,531,000. Realty received a disposition fee of $175,000 after the sale.

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Yerington Shopping Center, LLC:  The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100.0% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV

For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003 and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.

In 1999, Grubb & Ellis Realty Investors loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Grubb & Ellis Realty Investors loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.

In January 2005, the property was sold for a gain of $462,000. Realty received a disposition fee of $82,000 and Grubb & Ellis Realty Investors received deferred management fees of $125,000 from proceeds of the sale.

NNN Fund VIII, LLC:  The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100.0% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, three members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment and Grubb & Ellis Realty Investors. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Grubb & Ellis Realty Investors investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA

In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a disposition fee of $345,000 and Grubb & Ellis Realty Investors received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Grubb & Ellis Realty Investors received repayment of a $400,000 loan made to the property in 2001 for capital improvements.

In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a disposition fee of $17,000 and Grubb & Ellis Realty Investors received deferred management and incentive fees of $794,000 from sale proceeds. Grubb & Ellis Realty Investors received $356,000 and an affiliate of Grubb & Ellis Realty Investors received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Grubb & Ellis Realty Investors to expand non-retail leasing/ownership of its parcels from 5.0% to 25.0% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.

In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a disposition fee of $130,000 from sale proceeds.

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For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.

In 2000, Grubb & Ellis Realty Investors loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Grubb & Ellis Realty Investors loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Grubb & Ellis Realty Investors were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Grubb & Ellis Realty Investors loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.

NNN Town & Country Shopping Center, LLC:  The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100.0% of the offering amount. The LLC, with 56 unaffiliated members, retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA

The program reduced distributions to investors during 2000 from 8.0% to 5.0% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Grubb & Ellis Realty Investors refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Grubb & Ellis Realty Investors and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8.0% retroactively and 9.0% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a disposition fee of $444,000 and Realty and Grubb & Ellis Realty Investors received deferred property and asset management fees of $1,175,000. The property was sold for a gain of $1,797,000.

For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.

In 2000 and 2001, Grubb & Ellis Realty Investors loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $113,000 to cover additional tenant improvement costs. Grubb & Ellis Realty Investors’ loans from prior years were repaid in full from refinance proceeds. In 2003, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors loaned $75,000 and $12,000, respectively, for capital improvements and Grubb & Ellis Realty Investors loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Grubb & Ellis Realty Investors and its affiliate were paid in full in 2004.

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NNN “A” Credit TIC, LLC:  The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members retained a 20.0% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO

In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Grubb & Ellis Realty Investors terminated distributions to investors in order to conserve cash flow for operations and future leasing.

In 2001, Grubb & Ellis Realty Investors loaned $13,000 and an affiliate of Grubb & Ellis Realty Investors loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Grubb & Ellis Realty Investors loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Grubb & Ellis Realty Investors loaned $60,000 and an affiliate of Grubb & Ellis Realty Investors loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Grubb & Ellis Realty Investors forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004 and 2005, affiliates of Grubb & Ellis Realty Investors loaned $75,000 and $8,000, respectively to cover distributions and $15,000 of capital expenditures. In 2004 and 2005, Grubb & Ellis Realty Investors and affiliates forgave unsecured loans of $48,000 and $276,000, respectively. For tax purposes, the forgiveness of indebtedness was treated as income but was excluded from cash generated from operations. In January 2005, distributions to investors were suspended. No distributions were made in 2006 or 2007.

NNN Redevelopment Fund VIII, LLC:  The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and six members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment. The program owns 100.0% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	$14,688,000	$12,200,000	437,000	Topeka, KS

In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to fund reserves for subsequent capital expenditures. Realty received a $25,000 disposition fee from the sale.

In 2001, the loan on the Bank One Building was refinanced. The refinancing generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Grubb & Ellis Realty Investors loaned $162,000 to fund capital improvements for both projects. In 2002, Grubb & Ellis Realty Investors and affiliates of Grubb & Ellis Realty Investors loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Grubb & Ellis Realty Investors loaned an additional $457,000 to the program and affiliates of Grubb & Ellis Realty Investors loaned $103,000 to partially repay prior years’ loans, and Grubb & Ellis Realty Investors forgave $399,000 of prior loans. In August 2003, Grubb & Ellis Realty Investors reduced the distribution rate from 8.0% to 5.0%.

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In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties, Grubb & Ellis Realty Investors loaned $507,000 to the program and an affiliate of Grubb & Ellis Realty Investors loaned $1,649,000.

In 2005, the program repaid $315,000 of loans from Grubb & Ellis Realty Investors relating to White Lakes Shopping Center. Grubb & Ellis Realty Investors and affiliates forgave indebtedness relating to White Lakes Shopping Center of $111,000 and $711,000, respectively. A parcel of the White Lakes property was sold for $950,000 and the net proceeds were used to reduce principal mortgage debt. In 2005, the Bank One property was refinanced with a mortgage of $8,000,000. Grubb & Ellis Realty Investors did not receive a financing fee and the transaction produced net proceeds of $203,000. In April 2006, distributions to investors were suspended. In 2006, Grubb & Ellis Realty Investors advanced $335,000 to White Lakes Shopping Center to fund operations. In 2007, no distributions were made to investors.

The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates and increased vacancy resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.

NNN Exchange Fund III, LLC:  The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100.0% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq 5Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA

In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In June 2001, distributions to investors were reduced from 8.0% to 5.0% to conserve cash flow. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.

In 2003, Grubb & Ellis Realty Investors loaned $34,000 to cover capital improvements of $90,000. In 2004, Grubb & Ellis Realty Investors loaned $149,000 and an affiliate of Grubb & Ellis Realty Investors loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2005, an affiliate of Grubb & Ellis Realty Investors advanced $166,000 to cover operating expenses.

In 2004 and 2005, Grubb & Ellis Realty Investors and affiliates forgave $83,000 and $331,000, respectively, of the program’s indebtedness. In April 2004, Grubb & Ellis Realty Investors terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.

In 2005, the property was sold for a loss of $3,011,000. Realty did not receive a disposition fee from the sale.

NNN Tech Fund III, LLC:  The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA

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At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Grubb & Ellis Realty Investors for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Grubb & Ellis Realty Investors was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.

In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $25,000, which was used to repay a part of Grubb & Ellis Realty Investors’ loan.

In February 2005, the remainder of the property was sold resulting in an overall gain of $2,314,000 from the two sales. From the proceeds of the 2005 sale, Realty received a disposition fee of $429,000, Grubb & Ellis Realty Investors received deferred management fees and incentive fees of $962,000 and $362,000 respectively, and the loans from Grubb & Ellis Realty Investors and affiliates were repaid. No fees were paid to Grubb & Ellis Realty Investors or Realty from the 2001 sale.

NNN Westway Shopping Center, LLC:  The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC, with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	08/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS

In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.

During the period from 2000 through 2004, the program received loans from Grubb & Ellis Realty Investors and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Grubb & Ellis Realty Investors for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Grubb & Ellis Realty Investors for capital improvements and leasing affiliated costs. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Grubb & Ellis Realty Investors and an $8,000 loan from Grubb & Ellis Realty Investors for tenant improvements. In 2004, the program received $271,000 in loans from Grubb & Ellis Realty Investors and an affiliate to help fund $440,000 in capital and tenant improvements.

In 2005, an affiliate of Grubb & Ellis Realty Investors advanced $28,000 to the program to cover distributions. In October 2005, distributions to investors were suspended to conserve cash flow. For the year ended December, 31 2005, Grubb & Ellis Realty Investors and affiliates forgave $223,000 of the program’s indebtedness. For the year ended 2007, an affiliate of Grubb & Ellis Realty Investors advanced $596,000 to the program. The advance was made in order to cure a loan default with the mortgage lender. As a result of the curing the default, the program incurred additional expenses including $160,000 of default interest, $36,000 of late fees, and $20,000 of legal, title and other fees. In 2007, the program had deficit cash flow before distributions of $281,000 which is fully attributable to curing the mortgage loan default. No distributions were made to investors in 2006 or 2007.

Kiwi Associates, LLC:  The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Grubb & Ellis Realty Investors loaned

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$15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Grubb & Ellis Realty Investors and Realty received no fees from the sale of the property.

NNN 2000 Value Fund, LLC:  The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100.0% of the offering amount. The LLC acquired an 81.0% ownership of the Bowling Green Financial Park property with a membership of 123 unaffiliated members and two members who were unit holders of Grubb & Ellis Realty Investors at the time of the investment. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19.0% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA

In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a disposition fee of $122,000 and Grubb & Ellis Realty Investors received an incentive fee of $250,000 from the program.

NNN Rocky Mountain Exchange, LLC:  The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100.0% of the offering amount. The property is 100.0% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO

In August 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Grubb & Ellis Realty Investors. The affiliate of Grubb & Ellis Realty Investors forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Grubb & Ellis Realty Investors loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Grubb & Ellis Realty Investors forgave all of these loans and terminated distributions.

In May 2005, the property was sold to Grubb & Ellis Realty Investors for a loss of $326,000. In connection with the sale, Grubb & Ellis Realty Investors and Realty did not receive any fees, and an affiliate of Grubb & Ellis Realty Investors forgave $183,000 of loans made to the program.

NNN 2004 Notes Program, LLC:  The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100.0% of the offering amount from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2003, 2004 and 2005, the LLC repaid $2,000,000, $1,500,000 and $1,500,000 of note unit principal, respectively. In 2005, all remaining accrued interest was paid to the note unit holders, and the program was completed.

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NNN Market Centre, LLC:  The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100.0% of the offering amount. 100.0% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase*	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in Note Units assumed at close.

In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11.0% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.

In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Grubb & Ellis Realty Investors and the $1,000,000 in note units was repaid. The program also received a $91,000 loan from Grubb & Ellis Realty Investors to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Grubb & Ellis Realty Investors. In 2002, the program received loans of $112,000 from affiliates of Grubb & Ellis Realty Investors and a $35,000 loan from Grubb & Ellis Realty Investors to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8.0% to 0.0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Grubb & Ellis Realty Investors. Also in 2003, an affiliate of Grubb & Ellis Realty Investors forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Grubb & Ellis Realty Investors. No distributions were made from August 2002 through December 2007.

In 2006, the property was refinanced with $1,000,000 in mortgage debt. There were no proceeds generated from the refinancing and Grubb & Ellis Realty Investors did not receive a financing fee. In connection with the refinancing, Grubb & Ellis Realty Investors and affiliates forgave $695,000 of secured and unsecured indebtedness. Grubb & Ellis Realty Investors made an unsecured advance of $784,000 to the program to payoff the secured advance of $1,561,000 from an affiliate in conjunction with the refinancing. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $12,000 to the program.

NNN 2005 Notes Program, LLC:  The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors was the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2006, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Sacramento Corporate Center, LLC:  The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100.0% of the offering amount. The LLC, with 55 unaffiliated members and 1 private program sponsored by Grubb & Ellis Realty Investors retained a 17.5%

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ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	03/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA

In 2003, the property received a $202,000 loan from Grubb & Ellis Realty Investors and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Grubb & Ellis Realty Investors. In 2005, the program repaid loans of $8,000 to Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $7,364,000. From the proceeds of the sale, Grubb & Ellis Realty Investors received a disposition fee of $1,825,000, an incentive fee of $1,170,000 and deferred management fees of $253,000. All loans from Grubb & Ellis Realty Investors and the TICs were repaid after the sale.

NNN Dry Creek Centre, LLC:  The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	01/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO

In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.

In 2005, the program had deficit cash flow after distributions of $105,000 which was covered by prior years’ cumulative excess cash flow after distributions. An affiliate of Grubb & Ellis Realty Investors advanced $29,000 to pay for tenant improvements not covered by lender reserves. In April 2005, distributions were suspended due to increased vacancy and a lower rental rate on new leasing.

In 2006 and 2007, the program had deficit cash flow before distributions of $81,000 and $57,000, respectively, which was covered by prior years’ cumulative excess cash flow after distributions. No distributions were made to investors in 2006 and 2007.

NNN 2001 Value Fund, LLC:  The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and five members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment. The program acquired 100.0% of two properties, 1840 Aerojet Way and Western Plaza. The program also owned a 40% undivided interest in Pacific Corporate Park. The remaining 60% was owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.

As of December 31, 2006, NNN 2001 Value Fund, LLC owned interests in the following property:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX

As of December 31, 2006, NNN 2001 Value Fund, LLC had sold the following properties:

	Date of		Ownership	Gain
Property Name	Purchase	Date of Sale	Interest	on Sale

1840 Aerojet	09/27/01	09/27/05	100.0%	$767,000
Pacific Corporate Park	03/25/02	12/28/05	40.0%	$1,135,000

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For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in a return of capital of $122,000.

In 2003, Grubb & Ellis Realty Investors loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Grubb & Ellis Realty Investors loaned $375,000 to the program, and an affiliate of Grubb & Ellis Realty Investors loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.

In 2005, the program’s 40% interest in Pacific Corporate Park was sold for a gain of $1,135,000. From the proceeds of the sale, Realty received a disposition fee of $130,000 and Grubb & Ellis Realty Investors received property management fees of $3,000 from the program. In 2005, the program sold 1840 Aerojet for a gain of $489,000. Realty did not receive a disposition fee from the sale and Grubb & Ellis Realty Investors received deferred management fees and lease commissions totaling $43,000. Proceeds from the sale were used to pay down $1,000,0000 of the mortgage on Western Plaza and to repay Grubb & Ellis Realty Investors and affiliates $872,000 of loans made to the program. In 2006, Grubb & Ellis Realty Investors advanced $150,000 to the program that was in turn invested in Western Plaza. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $527,000 to the program that was in turn invested in Western Plaza, and no distributions were made to investors.

NNN Camelot Plaza Shopping Center, LLC:  The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100.0% of the offering amount. The property is 100.0% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	08/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX

At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Grubb & Ellis Realty Investors and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Grubb & Ellis Realty Investors’ leasing and refinancing initiatives. At closing, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $126,000 to the program. In 2003, an affiliate of Grubb & Ellis Realty Investors forgave $100,000 of its loan. In 2004, an affiliate of Grubb & Ellis Realty Investors loaned $155,000 to the program.

In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Grubb & Ellis Realty Investors. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Grubb & Ellis Realty Investors. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8.0% to 4.25%.

In April 2005, the property was refinanced with two loans totaling $3,375,000 generating net proceeds of $35,000. Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. In July 2005, distributions to investors were suspended in order to conserve cash flow. During 2005, an affiliate of Grubb & Ellis Realty Investors advanced $93,000 to the program. As of December 31, 2005, Grubb & Ellis Realty Investors and affiliates forgave indebtedness of the program totaling $276,000. In 2006, an affiliate of Grubb & Ellis Realty Investors was repaid $40,000 and no distributions were made to investors.

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In 2007, a partial sale of the property’s in-line shops resulted in a loss of $2,152,000, leaving the Walgreen’s pad as the program’s remaining investment. A disposition fee of $31,000 was paid to Realty from proceeds of the sale. Advances from Grubb & Ellis Realty Investors and its affiliates of $18,000 and $151,000, respectively, were repaid from proceeds of the sale. In addition, Grubb & Ellis Realty Investors received $38,000 for deferred fees from the sale. Investors received a distribution of $1,429,000 from the sale proceeds. No distributions were made to investors from operations and the program had deficit cash flow from before distributions from operations of $99,000.

NNN Washington Square Center, LLC:  The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100.0% of the offering amount. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX

In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Grubb & Ellis Realty Investors.

During the period from 2002 to 2004, the program received loans from Grubb & Ellis Realty Investors and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Grubb & Ellis Realty Investors for leasing reserves and costs and repaid $10,000 to an affiliate of Grubb & Ellis Realty Investors. In 2004 and 2005, the program received advances of $40,000 and $2,000, respectively from an affiliate of Grubb & Ellis Realty Investors to fund tenant leasing costs and leasing reserves. In April 2006, the distribution rate was decreased from 8.0% to 5.0%. In 2007, the property was sold resulting in a gain of $1,340,000.

From the proceeds of the sale, the loans of $98,000 from Grubb & Ellis Realty Investors and $42,000 from an affiliate of Grubb & Ellis Realty Investors were repaid. Realty received a disposition fee of $288,000 as a result of the sale.

NNN Reno Trademark, LLC:  The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100.0% of the offering amount. The program owned 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owned the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	At Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	09/04/01	$4,378,000	$1,620,000	75,000	Reno, NV

In 2002, the property received a $49,000 loan from an affiliate of Grubb & Ellis Realty Investors to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 loan was replaced with a $4,600,000 loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Grubb & Ellis Realty Investors and received a loan of $19,000 from Grubb & Ellis Realty Investors to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $2,568,000. The program’s share of the gain was $1,541,000. From the sale proceeds, Grubb & Ellis Realty Investors received deferred management fees of $101,000.

NNN One Gateway Plaza, LLC:  The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC, with two unaffiliated members

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retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	07/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO

In 2006, the program had a deficit cash flow after distributions of $266,000 which was covered by the prior years’ excess cash flow after distributions. In 2007, the rate of distribution to investors was reduced from 9.0% to 3.0%.

NNN LV 1900 Aerojet Way, LLC:  The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100.0% of the offering amount. 100.0% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	08/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV

In 2001, the program received a $32,000 loan from Grubb & Ellis Realty Investors to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Grubb & Ellis Realty Investors to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Grubb & Ellis Realty Investors for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Grubb & Ellis Realty Investors and a $5,000 loan from an affiliate of Grubb & Ellis Realty Investors.

In 2005, the property was sold for a gain of $380,000. Prior advances from Grubb & Ellis Realty Investors were repaid from proceeds of the sale. Additionally, Grubb & Ellis Realty Investors received deferred management fees of $45,000. No disposition fee was paid to Realty. All loans were repaid from proceeds of the sale.

NNN Timberhills Shopping Center, LLC: The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA

In 2002, an affiliate of Grubb & Ellis Realty Investors loaned $66,000 to the program for acquisition related costs.

In 2005, the property was sold for a gain of $1,567,000. The loan totaling $66,000 from an affiliate of Grubb & Ellis Realty Investors was repaid from proceeds of the sale. Grubb & Ellis Realty Investors received $65,000 for deferred management fees and leasing commissions and Realty received a disposition fee of $354,000 from the proceeds of the sale.

NNN Addison Com Center, LLC:  The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX

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In March 2003, the program reduced its distributions to investors from 8.0% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and a $37,000 loan from an affiliate of Grubb & Ellis Realty Investors in 2004. There were no distributions made in 2004, 2005, 2006, and 2007.

In 2005, Grubb & Ellis Realty Investors and an affiliate loaned $64,000 and $102,000, respectively. The loans were used to cover a 2005 operating cash flow deficit of $33,000 and to fund lender leasing reserves. For the year ended December, 31 2005, Grubb & Ellis Realty Investors and affiliates forgave loans to the program in the amount of $104,000 and $139,000, respectively.

In 2006, Grubb & Ellis Realty Investors loaned $548,000 and TIC investors funded a $200,000 cash call to cover a 2006 operating cash flow deficit of $223,000 and fund leasing costs of $681,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced the program $765,000, primarily to fund tenant improvement costs for a new lease. The program had deficit cash flow before distributions of $96,000.

NNN County Center Drive, LLC:  The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100.0% of the offering amount. The LLC, with Grubb & Ellis Realty Investors as a single member retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Grubb & Ellis Realty Investors investing as TICs in the program.

				Share of	Share of
	Ownership	Type of Property	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	distribution/	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	84.0%	distribution/ warehouse/office	09/28/01	$4,532,000	$2,696,000	78,000	Temecula, CA

In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.

In 2003, an affiliate of Grubb & Ellis Realty Investors loaned $14,000 and Grubb & Ellis Realty Investors loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Grubb & Ellis Realty Investors loaned an additional $52,000 for the same purpose.

In 2005, the property was sold for a gain. The program’s share of the gain was $932,000. From the sale proceeds, loans from Grubb & Ellis Realty Investors and affiliates totaling $125,000 were repaid, Grubb & Ellis Realty Investors received deferred management fees of $122,000 and Realty received a disposition fee of $158,000.

NNN City Center West “B” LLC:  The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	01/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV

The property was subject to a master lease guaranteed by an affiliate of Grubb & Ellis Realty Investors.

In 2006, the property was sold for a gain of $10,269,000. From the sale proceeds, Grubb & Ellis Realty Investors and Realty received deferred management related fees and leasing commissions totaling $472,000 and Realty received a disposition fee of $1,458,000.

NNN Arapahoe Service Center II, LLC:  The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated

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members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	04/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO

In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.

In 2007, the property was sold for a gain of $2,659,000. From the proceeds, Realty received a disposition fee of $230,000.

NNN City Center West “A”, LLC:  The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	03/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV

In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.

In 2005, the property was sold for a gain. The program’s share of the gain was $612,000. The program paid Realty a disposition fee of $102,000 and Grubb & Ellis Realty Investors lease commissions of $12,000.

NNN Titan Building & Plaza, LLC:  The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX

In June 2005, the property was refinanced with a $6,900,000 loan which produced net proceeds of $74,000. Grubb & Ellis Realty Investors did not receive a financing fee.

In 2006, the property was sold for a gain. The program’s share of the gain was $1,487,000. From its share of the sale proceeds, the program paid Realty a disposition fee of $271,000 and Grubb & Ellis Realty Investors an incentive fee of $400,000.

NNN Pacific Corporate Park 1, LLC:  The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100.0% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA

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In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Grubb & Ellis Realty Investors loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.

In 2005, the last three buildings were sold resulting in an aggregate gain to the program from all sales of $1,700,000. Realty received a disposition fee from the program of $59,000 and Grubb & Ellis Realty Investors received deferred management fees and leasing commissions from the program of $41,000 as a result of all sales. The loan from an affiliate of Grubb & Ellis Realty Investors was repaid from the sale proceeds.

NNN North Reno Plaza, LLC:  The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	06/19/02	$7,200,000	$5,400,000	130,000	Reno, NV

In 2003, the program received a loan of $44,000 from Grubb & Ellis Realty Investors to supplement a short-term cash balance deficit. The loan was repaid in 2004.

In 2005, the property was sold for a gain of $2,713,000. From the proceeds of the sale, Realty received a disposition fee of $324,000 and Grubb & Ellis Realty Investors received property management fees of $8,000.

NNN Brookhollow Park, LLC:  The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	07/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX

In 2005, the program had a deficit cash flow after distributions of $445,000 due primarily to payment of two years of property taxes in the current year resulting in an overstatement of expense of $411,000. Prior years’ excess cash flow after distributions covered the 2005 deficit. In 2007, the property was sold resulting in a gain of $86,000. From the proceeds of the sale, Realty received a disposition fee of $175,000 and Grubb & Ellis Company, as the listing broker, received a real estate commission of $200,000.

NNN 1397 Galleria Drive, LLC:  The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	09/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV

In August 2003, a major tenant vacated the property. As a result, in February 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Grubb & Ellis Realty Investors was repaid. In 2005, no distributions were made to investors and the property had a deficit cash flow of $38,000. In 2006, no distributions were made to investors and the property had a positive cash flow of $51,000 which was used to cover $62,000 of leasing costs incurred during the year. In 2007, distributions to investors were reinstated at a rate of 4.0%.

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NNN Bryant Ranch, LLC:  The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100.0% of the offering amount. The LLC, with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Grubb & Ellis Realty Investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	09/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA

For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.

NNN 4241 Bowling Green, LLC:  The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Grubb & Ellis Realty Investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	09/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA

In 2002, Grubb & Ellis Realty Investors loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000. In 2005, the program had deficit cash flow after distributions of $1,000 representing return of capital of $1,000. In February 2006, distributions were suspended to reserve cash flow after debt service for anticipated re-tenanting costs. In 2007, the property was sold resulting in a gain of $573,000. From proceeds of the sale, Realty received a disposition fee of $123,000 and Grubb & Ellis Company, as the listing broker, received a real estate commission of $146,000.

NNN Wolf Pen Plaza, LLC:  The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	09/24/02	$16,220,000	$12,265,000	170,000	College Station, TX

In 2005, deficit cash flow after distributions of $400,000 was due primarily to payment of two years property taxes for 2004 and 2005 causing a one time increase in expenses of $406,000. The deficit resulted in a return of capital of $13,000. In 2007, the property was sold resulting in a gain of $2,924,000. From the proceeds of the sale, Realty received a disposition fee of $797,000.

NNN Alamosa Plaza, LLC:  The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV

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In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.

In 2005, the property was sold for a gain of $2,960,000. Proceeds from the sale were used to pay Realty a disposition fee of $454,000 and Grubb & Ellis Realty Investors deferred management fees totaling $63,000.

NNN 2006 Notes Program, LLC:  The offering period began August 1, 2002 and ended May 23, 2003. The offering raised $1,044,881, or 10.4% of the $10,000,000 offering amount from 22 note unit holders. The program offered note units through its unsecured note offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors is the sole member and manager of the LLC and caused it to use its net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2005, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Saddleback Financial, LLC:  The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100.0% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC, with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	office	09/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA

In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions. In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,938,000.

NNN Kahana Gateway Center, LLC:  The offering period began August 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and one shareholder of Grubb & Ellis Realty Investors retained a 5% ownership interest in the property. The remaining 95% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI

In 2005, the property was sold for a gain of $4,033,000. Realty received a disposition fee of $765,000 from the sale proceeds.

NNN Springtown Mall, DST:  The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX

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In 2002, affiliates of Grubb & Ellis Realty Investors loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.

In 2005, the property was sold for a gain of $775,000. From the proceeds of the sale, Realty received a disposition fee of $210,000 and affiliates of Grubb & Ellis Realty Investors received repayment of $42,000 for loans.

NNN Congress Center, LLC:  The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100.0% of the offering amount. The LLC retained a 28.9% interest in the property and 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) was owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, was owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL

In 2006, the property had deficit cash flow after distributions of $263,000 which was covered by prior years’ excess cash flow after distributions. In 2007, the distribution rate was reduced from 9.5% to 5.0%.

NNN Park Sahara, DST:  The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100.0% of the offering amount. 95.25% of the property was owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC, with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-building office park	03/18/03	$11,621,000	$8,001,000	124,000	Las Vegas, NV

In 2002, Grubb & Ellis Realty Investors loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Grubb & Ellis Realty Investors loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.

In 2005, the property was sold for a gain. The program’s share of the gain was $1,652,000. From the sale proceeds, the $44,000 loan from Grubb & Ellis Realty Investors was repaid, a disposition fee of $320,000 was paid to Realty, and Grubb & Ellis Realty Investors received deferred lease commissions and management fees totaling $385,000.

NNN Parkwood Complex, LLC:  The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and one shareholder of Grubb & Ellis Realty Investors retained a 13.5% ownership interest in the property. The remaining 86.5% was owned by 10 TICs, nine unaffiliated members and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX

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In 2002, an affiliate of Grubb & Ellis Realty Investors and Grubb & Ellis Realty Investors loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Grubb & Ellis Realty Investors loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.

In 2005, one of the two buildings was sold for $12,700,000 resulting in a gain of $600,000. At the same time, the remaining building was refinanced with an $8,400,000 mortgage. From the sale, Realty received a disposition fee of $127,000 and Grubb & Ellis Realty Investors received management fees totaling $47,000. The refinance resulted in net proceeds of $367,000 and Grubb & Ellis Realty Investors received a financing fee of $42,000.

In 2006, the second building was sold for $13,600,000 resulting in a gain of $1,672,000. From the sale, Realty received a disposition fee of $500,000.

NNN Beltline-Royal Ridge, LLC:  The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100.0% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX

In 2005, the deficit cash flow after distributions of $120,000 was due to payment of property taxes for two years, 2004 and 2005 causing a one time increase of expenses of $230,000. Prior years’ excess cash flow after distributions covered the deficit in 2005 and a $41,000 deficit in 2006. In February 2006 distributions to investors were suspended due to the vacation of a major tenant from one of the buildings. In 2007, the program had deficit cash flow before distributions of $141,000, and no distributions to investors were made.

NNN Parkway Towers, DST:  The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC, with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	05/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN

Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Grubb & Ellis Realty Investors and a $113,000 loan from Grubb & Ellis Realty Investors to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Grubb & Ellis Realty Investors was repaid and Grubb & Ellis Realty Investors loaned $21,000 to supplement capital needs at the property.

In 2005, an affiliate of Grubb & Ellis Realty Investors loaned $51,000 to the program. $21,000 of the loan was used to repay a loan from Grubb & Ellis Realty Investors and the remaining balance was used to repay a loan from the program’s LLC. In 2007, the property was sold resulting in a gain of $1,991,000. From the proceeds of the sale, Realty received a disposition fee of $263,000 and deferred management fees and leasing commissions totaling $328,000; Grubb & Ellis Realty Investors received deferred expense reimbursements of $63,000; and the loan of $51,000 plus accrued interest to an affiliate of Grubb & Ellis Realty Investors was repaid.

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NNN Buschwood, LLC:  The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member retained a 1.0% ownership interest in the property. The remaining 99.0% was owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	03/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL

In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions. In February 2006 the distributions to investors were suspended to conserve cash flow in order to re-tenant vacated space. In 2007, the property was sold resulting in a gain of $1,579,000. From the proceeds of the sale, Realty received a disposition fee of $340,000.

NNN 1851 E. First Street, LLC:  The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100.0% of the offering amount. The LLC, with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1851 E. First Street	100.0%	office	06/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA

In January 2005, the property was refinanced with a $49,000,000 loan resulting in net proceeds to the property of $1,918,000. From the refinance proceeds, a special distribution of $750,000 was made to investors. Grubb & Ellis Realty Investors received a financing fee of $223,000.

In 2006, the property was sold resulting in a gain of $9,178,000. From the proceeds of the sale, Realty received a disposition fee of $2,635,000 and Grubb & Ellis Realty Investors received management related fees totaling $22,000.

NNN Netpark, LLC:  The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% was owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	100.0%	office	06/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL

In 2005, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to an affiliated program, NNN Netpark II, LLC for $33,500,000. In connection with the sale, a $500,000 disposition fee was paid to Realty. New financing of $43,000,000 was put on the property at the time of the sale. Under the new ownership structure, net proceeds relating to the remaining TIC and LLC ownership was held as property reserves and the owners in the NNN Netpark II, LLC program funded their share of property reserves from equity. From the refinance, Grubb & Ellis Realty Investors received a financing fee of $224,000 and $17,000 for management fees, and Realty received $58,000 for leasing commissions.

In 2007, the program had deficit cash flow after distributions of $306,000 which was covered by prior years’ excess cash flow after distributions

NNN 602 Sawyer, LLC:  The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	06/05/03	$9,270,000	$5,850,000	86,000	Houston, TX

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In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Grubb & Ellis Realty Investors loaned $20,000 to the program for operations. In March 2005, the distribution rate was reduced from 8.0% to 5.0% to conserve cash flow for new leasing. In August 2005, distributions were suspended. An affiliate of Grubb & Ellis Realty Investors loaned $66,000 to the program for tenant improvement costs not covered by lender reserves. In 2006, $56,000 of the loan from an affiliate of Grubb & Ellis Realty Investors was repaid and no distributions were made to investors. In 2007, distributions to investors were reinstated at a rate of 5.0%, and the program repaid the remaining $30,000 advance from an affiliate of Grubb & Ellis Realty Investors.

NNN Jefferson Square, LLC:  The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members retained a 10.0% ownership interest in the property. The remaining 90.0% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	07/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA

In 2005, the property was sold for a gain of $4,232,000. From the proceeds, Realty received a disposition fee of $1,080,000 and Grubb & Ellis Realty Investors was paid deferred lease commissions and property management fees totaling $91,000.

NNN Arapahoe Business Park, LLC:  The offering period began June 13, 2003 and ended September 3, 2003. The offering raised $3,800,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95.0% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100.0%	office	08/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO

In 2003, Grubb & Ellis Realty Investors loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004. In 2006 and 2007, the program had deficit cash flow after distributions of $134,000 and $45,000, respectively, which was covered by prior years’ excess cash flow after distributions.

NNN 901 Corporate Center, LLC:  The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	08/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA

In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions. In 2006, the property was sold resulting in a gain of $2,836,000. From the proceeds of the sale, Realty received a disposition fee of $732,000 and Grubb & Ellis Realty Investors received deferred management related fees totaling $206,000.

NNN Jamboree Promenade, LLC:  The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100.0% of the offering amount. The LLC, with 14 unaffiliated

36

members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	07/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA

In 2006, in addition to the regular monthly distributions, a special one time distribution of $625,000 was made to investors resulting in deficit cash flow after distributions of $509,000. The deficit cash flow was covered by prior years’ excess cash flow after distributions.

NNN Executive Center, LLC:  The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100.0% of the offering amount. The LLC, with 30 unaffiliated members, a shareholder of Grubb & Ellis Realty Investors and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	08/01/03	$24,600,000	$14,950,000	381,000	Dallas, TX

In 2005, the program had a deficit cash flow after distributions of $409,000. The current year deficit was covered by prior years’ excess cash flow after distributions. In April 2005, distributions were suspended to conserve cash flow for leasing and capital cost requirements. In December 2005, the property was refinanced with $16,000,000 of mortgage debt. There were no proceeds from the refinancing and Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. Due to the renewal of a major tenant, $2,000,000 of leasing and capital costs were incurred by the property. To help pay for the leasing costs and fund a deficit of $1,078,000 resulting from the refinancing, an affiliate of Grubb & Ellis Realty Investors advanced $1,445,000 to the property and Grubb & Ellis Realty Investors made a cash call from the investors. The investors advanced $1,205,000 to the property.

In 2006, no distributions were made to investors and the property had a deficit cash flow after distributions of $746,000 due primarily to the payment of two years of property taxes during the year resulting in excess payments of $634,000. Excess cash flow after distributions from prior years and cash reserves covered the deficit. In 2007, no distributions were made to investors.

NNN Union Pines, LLC:  The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK

In 2006, deficit cash flow after distributions of $142,000 was covered by prior years’ excess cash flow after distributions.

NNN 1410 Renner, LLC:  The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95.0% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX

In May 2005, a tenant occupying 38.0% of the building did not renew their lease and distributions were suspended until the space is re-leased. In 2005, the deficit cash flow after distributions of $5,000 was covered by prior years’ excess cash flow after distributions. The deficit was due to payment of two years property

37

taxes (2004 and 2005) in the current year resulting in excess payments of $285,000. No distributions were made to investors in 2006 and 2007.

NNN Westbay Office Park, LLC:  The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members retained an 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV

In 2003, Grubb & Ellis Realty Investors loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Grubb & Ellis Realty Investors was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions. In 2005, an affiliate of Grubb & Ellis Realty Investors loaned $135,000 to the program to pay for tenant improvements and to repay $46,000 of Grubb & Ellis Realty Investors’ loan.

In 2006, the loan from an affiliate of Grubb & Ellis Realty Investors was repaid when the lender released the remaining $265,000 holdback for tenant estoppels. The property had a deficit cash flow after distributions of $354,000 resulting in $44,000 of return of capital and the remaining $310,000 deficit was covered by prior years’ excess cash flow after distributions. In 2007, no distributions were made to investors, and an affiliate of Grubb & Ellis Realty Investors advanced the program $262,000 to fund tenant improvement costs.

NNN Parkway Corporate Plaza, LLC:  The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC, with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA

In 2004, a major tenant vacated the property. Pursuant to the loan agreement, this event allowed the lender to sweep all operating cash flow for a reserve. Grubb & Ellis Realty Investors procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Grubb & Ellis Realty Investors loaned $2,058,000 related to the letter of credit. In 2004, Grubb & Ellis Realty Investors was repaid $1,145,000 of the loan.

In December 2005, the property was refinanced with a loan in the amount of $44,500,000. Grubb & Ellis Realty Investors did not receive a financing fee from the transaction. The refinance generated net proceeds of $1,754,000 which were used to repay $832,000 of the loan from Grubb & Ellis Realty Investors. In 2007, Grubb & Ellis Realty Investors was repaid $41,000.

NNN Twain, LLC:  The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV

In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Grubb & Ellis Realty Investors. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions. In 2005, the $100,000 loan from Grubb & Ellis Realty Investors was repaid, and the program had deficit cash flow after distributions of

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$64,000 resulting in return of capital of $56,000. In 2006, the program had a deficit cash flow of $83,000 resulting in return of capital of $83,000. In 2007, the property was sold resulting in a gain of $1,489,000. From the proceeds of the sale, Realty received a disposition fee of $160,000 and deferred property management fees of $8,000; Grubb & Ellis Realty Investors received $8,000 as a liquidation fee and $14,000 for reimbursement of deferred expenses; and Grubb & Ellis Company, as the listing broker, was paid a real estate commission of $180,000.

NNN Enclave Parkway, LLC:  The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100.0% of the offering amount. The LLC, with eight unaffiliated members, one shareholder of Grubb & Ellis Realty Investors and T REIT retained a 7.0% ownership interest in the property. The remaining 93.0% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX

In 2006, the program had a deficit cash flow of $427,000. The deficit was due to the payment of two years property taxes in the current year resulting in excess payments of $738,000. The deficit was covered by prior years’ excess cash flows after distributions. In 2007, the property was sold resulting in a gain of $8,333,000. From the proceeds of the sale, Realty received a disposition fee of $1,845,000 and Grubb & Ellis Realty Investors received a liquidation fee of $38,000.

NNN Arapahoe Service Center 1, LLC:  The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	01/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO

In January 2006 the distribution rate was reduced from 8.0% to 4% to reserve excess cash flow after distributions for anticipated leasing requirements.

NNN Amber Oaks, LLC:  The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100.0% of the offering amount. The property was owned by three unaffiliated TICs and T REIT investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office buildings	01/20/04	$22,965,000	$15,000,000	207,000	Austin, TX

In 2006, the property was sold at a price of $32,965,000 resulting in a gain of $6,516,000. Realty received a disposition fee of $1,071,000 and Grubb & Ellis Realty Investors received deferred management related fees totaling $45,000.

NNN Lakeside Tech, LLC:  The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members retained an 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	02/06/04	$19,788,000	$14,625,000	223,000	Tampa, FL

NNN Corporate Court, LLC:  The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members

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retained a 5.0% ownership interest in the property. The remaining 95.0% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	03/25/04	$7,570,000	$5,000,000	67,000	Irving, TX

Grubb & Ellis Realty Investors loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid. In 2007, the program had deficit cash flow after distributions of $50,000 which was covered by prior years’ excess cash flow after distributions.

NNN 801 K Street, LLC:  The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100.0% of the offering amount. The LLC, with 20 unaffiliated members, one shareholder of Grubb & Ellis Realty Investors and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property was owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	03/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA

Grubb & Ellis Realty Investors loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the property was sold for a gain of $7,759,000. From the sale proceeds, Realty received a disposition fee of $2,550,000 and Grubb & Ellis Realty Investors received deferred management fees and lease commissions of $159,000.

NNN 100 Cyberonics Drive, LLC:  The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members retained a 5.0% ownership interest in the property. The remaining 95.0% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	03/19/04	$15,580,000	$10,500,000	144,000	Houston, TX

Grubb & Ellis Realty Investors loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the deficit cash flow after distributions of $293,000 was covered by the prior year’s excess cash flow after distributions. The 2005 deficit cash flow resulted from the payment of property taxes for two years, 2004 and 2005 in the current year causing excess payments of $479,000.

NNN Enterprise Way, LLC:  The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100.0% of the offering amount. The LLC, with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	05/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA

In November 2005, the distribution rate was reduced from 8.0% to 4.0% as a result of a sluggish leasing market. The 2005 deficit cash flow after distributions of $408,000 was covered by the prior year’s excess cash flow after distributions. In 2007, the program had deficit cash flow after distributions of $552,000 which was covered by the prior years’ cash flow after distributions. Distributions were suspended in December 2007.

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NNN Western Place, LLC:  The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100.0% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	430,000	Fort Worth, TX

In 2006, the program had a deficit cash flow after distributions of $79,000 which was covered by prior years’ excess cash flow after distributions. In 2007, the program had deficit cash flow after distributions of $320,000 and return of capital of $82,000.

NNN Oakey Building 2003, LLC:  The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100.0% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100.0% of the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV

In July 2005, distributions to investors were suspended due to tenant vacancy. In September 2005, the property was refinanced by a $10,605,000 loan with a $6,438,000 holdback for leasing costs and building improvements. There were no net proceeds from the refinance and Grubb & Ellis Realty Investors was paid a financing fee of $107,000 when the property was sold in 2006.

In 2006, the property was sold for $22,250,000, resulting in a gain of $2,637,000. Realty was paid a disposition fee of $668,000 and Grubb & Ellis Realty Investors was paid management related fees of $169,000.

NNN River Rock Business Center, LLC:  The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100.0% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN

Grubb & Ellis Realty Investors loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000. In 2006, the program had deficit cash flow after distributions of $29,000 which were covered by prior years’ excess cash flow after distributions.

NNN Great Oaks Center, LLC:  The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA

NNN Sugar Creek Center, LLC:  The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100.0% of the offering amount. The LLC, with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX

41

For 2005, the program had a deficit cash flow after distributions of $413,000 which was partially offset by the prior year’s excess cash flow after distributions resulting in return of capital of $126,000. In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $93,000 and $16,000, respectively.

NNN Emerald Plaza, LLC:  The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,800,000, or 100.0% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two members were shareholders of Grubb & Ellis Realty Investors at the time of the investment, as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% was owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA

In 2005, the property was sold for a gain of $16,198,000. From the proceeds of the sale, Realty received a disposition fee of $2,250,000 and Grubb & Ellis Realty Investors received management fees and leasing commissions totaling $673,000.

NNN Beltway 8 Corporate Centre, LLC:  The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100.0% of the offering amount. The LLC, with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	07/22/04	$16,200,000	$10,530,000	101,000	Houston, TX

Due to the payment of two years’ property taxes in 2007, the program had deficit cash flow after distributions of $242,000 which was covered by prior years’ excess cash flow after distributions.

NNN Reserve at Maitland, LLC:  The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	office	08/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL

In 2005, the program had deficit cash flow after distributions of $190,000. Excess cash flow after distributions from the prior year covered the current year deficit.

NNN One Financial Plaza, LLC:  The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100.0% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO

In 2007, the property was sold for a gain. The program’s share of the gain was $469,000. From proceeds of the sale, Realty received a disposition fee of $158,000.

NNN Las Cimas, LLC: The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100.0% of the offering amount. The LLC, with 45 unaffiliated members

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retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	09/27/04	$73,100,000	$46,800,000	313,000	Austin, TX

In 2005, the deficit cash flow after distributions of $291,000 was primarily due to payment of thirteen months interest expense during the year causing a one time overstatement of expenses of $225,000. Excess cash flows after distributions from the prior year covered the current year deficit. In 2006, the property was sold for $94,100,000 resulting in a gain of $15,587,000. From the proceeds of the sale Realty received a disposition fee of $3,764,000 and Grubb & Ellis Realty Investors received deferred management fees of $407,000.

NNN Embassy Plaza, LLC:  The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE

NNN 9800 Goethe Road, LLC:  The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100.0% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA

In 2005 and 2007, the program had deficit cash flow after distributions of $77,000 and $47,000, respectively, which was covered by prior years’ excess cash flow after distributions.

NNN 2800 East Commerce, LLC:  The offering period began August 16, 2004 and ended May 13, 2005. The offering raised $8,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, Grubb & Ellis Realty Investors and a shareholder of Grubb & Ellis Realty Investors, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ

In 2006, the program had deficit cash flow after distribution of $43,000 which was covered by prior years’ excess cash flow after distributions. In 2007, Grubb & Ellis Realty Investors advanced $190,000 for leasing costs.

NNN Fountain Square, LLC:  The offering began August 16, 2004 and ended February 17, 2005. The offering raised $19,600,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members and Grubb & Ellis Realty Investors retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL

In 2005, the deficit cash flow after distributions of $168,000 is due primarily to thirteen months of debt service paid in the current year causing a one time overstatement of expense of $170,000. The prior year’s excess cash flow after distributions covered the current year deficit. In 2007, the property was sold resulting in a gain of $5,487,000. From the proceeds of the sale, Realty received a disposition fee of $1,803,000 and

43

deferred lease commissions of $275,000, and Grubb & Ellis Realty Investors received a liquidation fee of $9,000 and repayment of an advance made earlier in 2007 of $875,000 plus accrued interest of $24,000.

NNN Satellite Place, LLC:  The offering began September 1, 2004 and ended December 20, 2004. The offering raised $4,999,425 or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 4.7% ownership interest in the property. The remaining 95.3% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place	100.0%	office	11/29/04	$12,256,000	$8,500,000	112,000	Duluth, GA

In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $25,000 to the program.

NNN/Mission Spring Creek, LLC:  The offering began September 9, 2004 and ended January 6, 2005. The offering raised $3,500,000 or 100.0% of the offering amount. The LLC, with two unaffiliated members retained a 1.0% ownership interest in the property. The remaining 99.0% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Spring Creek Apartments	100.0%	apartment	11/12/04	$11,513,000	$8,750,000	196,000	Garland, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $201,000 and $31,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Fountainhead, LLC:  The offering began September 22, 2004 and ended May 12, 2005. The offering raised $11,000,000 or 100.0% of the offering amount. The LLC, with 30 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountainhead Park I and II	100.0%	office	12/08/04	$27,350,000	$18,900,000	171,000	San Antonio, TX

In 2006, the program had deficit cash flow after distributions of $247,000. The deficit was due to payment of two years’ property taxes in the current year resulting in excess payments of $300,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Oak Park Office Center, LLC:  The offering began September 27, 2004 and ended August 31, 2005. The offering had raised $9,849,925 or approximately 100.0% of the offering amount of $9,850,000. The LLC, with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX

NNN City Centre Place, LLC:  The offering began October 7, 2004 and ended on January 7, 2005. The offering had raised $10,150,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members and three members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV

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In 2005, the deficit cash flow after distributions of $35,000 was covered by the prior year’s excess cash flow after distributions. In 2006, the deficit cash flow after distributions of $135,000 was covered by the prior years’ excess cash flow after distributions. The deficit resulted primarily from the payment of 13 months interest causing excess payments of $97,000 during the year.

NNN/Mission University Place, LLC:  The offering began October 15, 2004 and ended on March 1, 2005. The offering raised $6,450,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members retained a 4.0% ownership interest in the property. The remaining 96.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission University Place Apartments	100.0%	apartment	12/30/04	$16,000,000	$11,500,000	231,000	Charlotte, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $257,000 and $57,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN/Mission Mallard Creek, LLC:  The offering began November 4, 2004 and ended on May 23, 2005. The offering raised $6,350,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members retained a 5.1% ownership interest in the property. The remaining 94.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Mallard Creek Apartments	100.0%	apartment	12/30/04	$14,338,000	$9,300,000	233,000	Charlotte, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $261,000 and $25,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN SFS Town Center, LLC:  The offering began November 10, 2004 and ended on April 1, 2005. The offering raised $11,400,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town Center Business Park	100.0%	office	01/06/05	$30,910,000	$22,000,000	177,000	Santa Fe Springs, CA

In April 2006, the distribution rate paid to investors was reduced from 5.07% to 3.00%. In 2007, the program had deficit cash flow after distributions of $204,000 which was covered by prior years’ cash flow after distributions.

NNN 4 Hutton, LLC:  The offering began November 30, 2004 and ended on April 11, 2005. The offering raised $21,250,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained an 8.8% ownership interest in the property. The remaining 91.2% of the property is owned by 24 unaffiliated TICs and a shareholder of Grubb & Ellis Realty Investors at the time of the investment investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4 Hutton on the Lake	100.0%	office	01/07/05	$49,000,000	$32,000,000	210,000	South Coast Metro, CA

In August 2005, the property was refinanced with a $32,250,000 loan which resulted in net refinance proceeds of $367,000. Grubb & Ellis Realty Investors received a financing fee totaling $198,000. In 2006, the program had a deficit cash flow after distributions of $11,000 which was covered by the prior year’s excess

45

cash flow after distributions. In 2007, the property was sold resulting in a gain of $9,041,000. From the proceeds of the sale, Realty received a disposition fee of $2,565,000 and deferred property management fees and lease commissions of $177,000, and Grubb & Ellis Realty Investors received a liquidation fee of $67,000 and reimbursement of operating expenses of $48,000.

NNN Opportunity Fund VIII, LLC:  The offering began December 13, 2004 and ended June 15, 2006. The offering raised $11,805,559, or 59.0% of the offering amount, from 326 unaffiliated members and 11 employees and members were shareholders of Grubb & Ellis Realty Investors at the time of the investment. The program acquired 100.0% of two properties, raw land in the Woodside Office Park and Executive Center VI. The program also owns a 47.5% undivided interest in Chase Tower. The remaining 52.5% is owned by two affiliated programs, NNN Chase Tower, LLC and NNN 2003 Value Fund, LLC and an unaffiliated entity all investing outside the program.

As of December 31, 2006, NNN Opportunity Fund VIII, LLC owned interests in the following property:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center VI	100.0%	office	04/18/06	$9,700,000	$8,750,000	102,000	Brookfield, WI
Chase Tower	47.5%	office	07/03/06	$34,438,000	$26,030,000	389,000	Austin, TX

As of December 31, 2006, NNN Opportunity Fund VIII, LLC had sold the following properties:

	Date of		Ownership	Gain
Property Name	Purchase	Date of Sale	Interest	on Sale

Raw Land in Woodside Corporate Park	9/30/05	03/27/06	100.0%	$848,000

In 2006, Grubb & Ellis Realty Investors advanced $25,000 to the program to cover distributions. In 2007, Grubb & Ellis Realty Investors and an affiliate of Grubb & Ellis Realty Investors advanced $49,000 and $557,000, respectively, to the program to cover distributions. An affiliate of Grubb & Ellis Realty Investors advanced $250,000 to Executive Center VI, a property wholly-owned by the program, to cover operating deficits at the property. In 2007, the program had deficit cash flow after distributions of $1,249,000 and return of capital of $65,000.

NNN/Mission Collin Creek, LLC:  The offering began December 15, 2004 and ended on March 29, 2005. The offering raised $6,249,917, or 100.0% of the offering amount. The LLC, with 17 unaffiliated members retained a 7.9% ownership interest in the property. The remaining 92.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Collin Creek Apartments	100.0%	apartment	01/19/05	$18,283,000	$13,600,000	267,000	Plano, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $132,000 and $98,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Satellite 1100 & 2000, LLC:  The offering began December 17, 2004 and ended on March 1, 2005. The offering raised $8,100,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place Office Park	100.0%	office	02/24/05	$19,410,000	$13,900,000	175,000	Duluth, GA

In 2006, the program had deficit cash flow after distributions of $306,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatsworth Business Park, LLC:  The offering began January 31, 2005 and ended on May 23, 2005. The offering raised $15,949,991, or 100.0% of the offering amount. The LLC, with 20 unaffiliated

46

members retained a 5.5% ownership interest in the property. The remaining 94.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatsworth Business Park	100.0%	office	03/30/05	$46,775,000	$33,750,000	232,000	Chatsworth, CA

NNN 2400 West Marshall Drive, LLC:  The offering began February 4, 2005 and ended on April 12, 2005. The offering raised $3,300,000, or 100.0% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2400 West Marshall Drive	100.0%	office	04/12/05	$9,470,000	$6,875,000	111,000	Grand Prairie, TX

In 2006, the program had deficit cash flow after distributions of $77,000 due in part to payment of thirteen months interest on the mortgage during the year resulting in excess cash payments of $31,000. The deficit in 2006 was covered by the prior year’s excess cash flow after distributions.

NNN 411 East Wisconsin, LLC:  The offering began February 17, 2005 and ended on July 15, 2005. The offering raised $35,000,000, or 100.0% of the offering amount. The LLC, with 84 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 12.9% ownership interest in the property. The remaining 87.1% of the property is owned by 32 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

411 East Wisconsin Avenue	100.0%	office	04/29/05	$95,000,000	$70,000,000	654,000	Milwaukee, WI

In 2007, the program had a deficit cash flow after distributions of $273,000. The deficit was caused by the payment of two years of property tax expense in 2007 and was cover by prior years’ excess cash flow after distributions.

NNN Met Center 10, LLC:  The offering began February 18, 2005 and ended on May 17, 2005. The offering raised $15,900,000, or 100.0% of the offering amount. The LLC, with 50 unaffiliated members and one affiliate during the time of the offering retained a 15.0% ownership interest in the property. The remaining 85.0% of the property is owned by 25 unaffiliated TICs and a shareholder of Grubb & Ellis Realty Investors investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building Ten — Met Center	100.0%	office	04/08/05	$44,880,000	$32,000,000	346,000	Austin, TX

In 2007, the program had a deficit cash flow after distributions of $418,000. The deficit was caused by the payment of two years of property tax expense in 2007 and was cover by prior years’ excess cash flow after distributions.

NNN Naples Tamiami Trail, LLC:  The offering began March 22, 2005 and ended on September 15, 2005. The offering raised $10,400,000, or 100.0% of the offering amount. The LLC, with 29 unaffiliated members retained a 19.0% ownership interest in the property. The remaining 81.0% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4501 Tamiami Trail	100.0%	office	05/02/05	$21,000,000	$13,500,000	78,000	Naples, FL

In 2006, the program had a deficit cash flow after distributions of $50,000. The deficit was caused by hurricane clean up expenses totaling $122,000 and was covered by the prior year’s excess cash flow after distributions.

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NNN Naples Laurel Oak, LLC:  The offering began March 22, 2005 and ended on August 31, 2006. The offering raised $8,738,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members, seven affiliates and four shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.5% ownership interest in the property. The remaining 88.5% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

800 Laurel Oak Drive	100.0%	office	05/02/05	$16,200,000	$9,500,000	41,000	Naples, FL

In 2006, the program had return of capital and deficit cash flow after distributions of $191,000. The deficit was due in part to hurricane clean up costs of $60,000.

NNN Park at Spring Creek, LLC:  The offering began March 28, 2005 and ended on October 27, 2005. The offering raised $4,350,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 9.9% ownership interest in the property. The remaining 90.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Park at Spring Creek Apartments	100.0%	apartment	06/08/05	$14,317,000	$11,040,000	185,000	Tomball, TX

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $90,000 and $102,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Inverness Business Park, LLC:  The offering began May 2, 2005 and ended on August 17, 2005. The offering raised $4,520,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated members retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Inverness Business Park	100.0%	office	06/10/05	$12,950,000	$9,500,000	112,000	Englewood, CO

In 2005, 2006 and 2007, the program experienced deficit cash flow after distributions and return of capital of $34,000, $69,000 and $6,000, respectively. In 2006, the deficit was due in part to payment of thirteen months interest on the mortgage resulting in excess payments of $43,000 during the year.

NNN Waterway Plaza, LLC:  The offering began May 20, 2005 and ended on October 18, 2005. The offering raised $29,899,970, or 100.0% of the offering amount. The LLC, with 72 unaffiliated members retained a 11.7% ownership interest in the property. The remaining 88.3% of the property is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Waterway Plaza I and II	100.0%	office	06/20/05	$74,148,000	$60,000,000	366,000	The Woodlands, TX

In 2006, the program had deficit cash flow after distributions of $184,000. Most of this deficit was related to the payment of two years property taxes during the year. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Papago Spectrum, LLC:  The offering began June 3, 2005 and ended on August 8, 2005. The offering raised $10,650,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members

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retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Papago Spectrum	100.0%	office	07/29/05	$26,375,000	$19,000,000	160,000	Tempe, AZ

NNN Sanctuary at Highland Oaks, DST:  The offering began June 17, 2005 and ended on November 16, 2005. The offering raised $23,585,000, or 99.9% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 75 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Sanctuary at Highland Oaks	100.0%	apartment	07/29/05	$54,540,000	$35,300,000	495,000	Tampa, FL

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $374,000 and $59,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Met Center 15, LLC:  The offering began June 22, 2005 and ended on October 21, 2005. The offering raised $12,000,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building 15 — Met Center	100.0%	office	08/19/05	$37,500,000	$28,000,000	258,000	Austin, TX

In 2006, the program had deficit cash flow after distributions of $348,000 which was covered by the prior year’s excess cash flow after distributions. The deficit in 2006 was due to the payment of two years of property taxes resulting in excess payments of $400,000 during the year.

NNN Maitland Promenade, LLC:  The offering began June 24, 2005 and ended on November 7, 2005. The offering raised $15,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Maitland Promenade II	100.0%	office	09/12/05	$44,393,000	$32,250,000	230,000	Orlando, FL

NNN One Chesterfield Place, LLC:  The offering began June 29, 2005 and ended on September 9, 2005. The offering raised $11,850,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Chesterfield Place	100.0%	office	09/09/05	$28,474,000	$18,810,000	143,000	Chesterfield, MO

NNN Sixth Avenue West, LLC:  The offering began July 12, 2005 and ended on November 4, 2005. The offering raised $6,600,000, or 100.0% of the offering amount. The LLC, with five unaffiliated members retained a 2.6% ownership interest in the property. The remaining 97.4% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sixth Avenue West	100.0%	office	09/13/05	$15,500,000	$10,300,000	125,000	Golden, CO

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In 2007, the program had deficit cash flow after distributions of $58,000 which was covered by prior years’ excess cash flow after distributions.

NNN St. Charles, LLC:  The offering began July 25, 2005 and ended on June 20, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

St. Charles Apartments	100.0%	apartment	09/27/05	$17,814,000	$12,100,000	200,000	Kennesaw, GA

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $89,000 and $27,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Woodside Corporate Park, LLC:  The offering began July 25, 2005 and ended on October 28, 2005. The offering raised $24,650,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members retained an 8.3% ownership interest in the property. The remaining 91.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	8 building office park	09/30/05	$45,500,000	$33,500,000	383,000	Beaverton, OR

In 2006, Grubb & Ellis Realty Investors advanced $200,000 to the program to fund a lender required interest reserve. In 2007, the property was refinanced with a loan of $40,000,000. Net proceeds from the refinancing were used to repay the Grubb & Ellis Realty Investors’ advance of $200,000 and fund $1,142,000 of distributions made to investors.

NNN 123 North Wacker, LLC:  The offering began August 5, 2005 and ended on July 31, 2006. The offering raised $50,800,000, or 100.0% of the offering amount. The LLC, with 151 unaffiliated members, one affiliate and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 14.3% ownership interest in the property. The remaining 85.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

123 North Wacker Drive	100.0%	office	09/28/05	$173,680,000	$136,000,000	541,000	Chicago, IL

In 2006, the program had deficit cash flow after distributions of $87,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Netpark II, LLC:  The offering began August 16, 2005 and ended on November 1, 2005. The offering raised $20,000,000, or 100.0% of the offering amount. The LLC, with 65 unaffiliated members retained a 20.0% ownership interest in the program. The remaining 80.0% of the property is owned by 10 unaffiliated TICs investing in the program. An affiliated entity, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to NNN Netpark II, LLC. NNN Netpark, LLC, an affiliated private program, retained a 50% ownership interest in the property.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	50.0%	office	09/30/05	$33,500,000	$21,500,000	913,000	Tampa, FL

In 2005, the program had a deficit cash flow after distributions of $5,000 representing return of capital. In 2007, the program had deficit cash flow after distributions of $305,000 and return of capital of $264,000.

NNN Britannia Business Center III, LLC:  The offering began August 22, 2005 and ended on October 18, 2005. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with six unaffiliated

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members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.5% ownership interest in the property. The remaining 97.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	office	09/30/05	$45,290,000	$35,000,000	191,000	Pleasanton, CA

NNN Britannia Business Center II, LLC:  The offering began September 1, 2005 and ended on May 11, 2006. The offering raised $21,500,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	three office buildings	09/30/05	$58,610,000	$41,000,000	276,000	Pleasanton, CA

In 2006, the program had deficit cash flow after distributions of $457,000 and return of capital of $123,000. Part of the deficit cash flow and all the return of capital were due to 13 monthly payments against the mortgage resulting in excess payments of $187,000 during the year.

NNN Parkway Crossing, LLC:  The offering began September 6, 2005 and ended on October 28, 2005. The offering raised $4,400,000, or 100.0% of the offering amount. The LLC, with 3 unaffiliated members retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Crossing Apartments	100.0%	apartment	10/28/05	$11,330,000	$9,100,000	184,000	Asheville, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $19,000 and $7,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Saturn Business Park, LLC:  The offering began September 7, 2005 and ended on November 29, 2005. The offering raised $9,800,000, or 100.0% of the offering amount. The LLC, with 13 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saturn Business Park	100.0%	office	10/20/05	$22,660,000	$16,100,000	121,000	Brea, CA

In 2006, the program had deficit cash flow after distributions of $551,000 which was covered in the amount of $523,000 by the prior year’s excess cash flow after distribution. In 2006, the program had return of capital of $28,000.

NNN Britannia Business Center I, LLC:  The offering began September 13, 2005 and ended on September 14, 2006. The offering raised $28,450,000, or 100.0% of the offering amount. The LLC, with 42 unaffiliated members, an affiliate and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained an 8.1% ownership interest in the property. The remaining 91.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	four office buildings	10/14/05	$82,989,000	$60,000,000	297,000	Pleasanton, CA

In 2007, the program had deficit cash flow after distributions of $166,000 which was covered by prior years’ excess cash flow after distributions.

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NNN Doral Court, LLC:  The offering began September 21, 2005 and ended on April 5, 2006. The offering raised $18,400,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.4% ownership interest in the property. The remaining 97.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Doral Court	100.0%	office	11/15/05	$33,280,000	$19,640,000	209,000	Miami, FL

In 2006, Grubb & Ellis Realty Investors advanced $175,000 to the program which had return of capital of $296,000 and deficit cash flow after distributions of $439,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $490,000 to the program, primarily to cover re-tenanting costs.

NNN 300 Four Falls, LLC:  The offering began September 29, 2005 and ended on September 26, 2006. The offering raised $41,500,000, or 100.0% of the offering amount. The LLC, with 31 unaffiliated members, two affiliates and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 2.9% ownership interest in the property. The remaining 97.1% of the property is owned by 28 unaffiliated TICs and three affiliates of Grubb & Ellis Realty Investors as TICs, investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

300 Four Falls	100.0%	office	12/14/05	$100,525,000	$72,000,000	298,000	W. Conshohocken, PA

In 2006, the program had return of capital and deficit cash flow after distributions of $106,000.

NNN Forest Office Park, LLC:  The offering began September 30, 2005 and ended on December 15, 2005. The offering raised $8,100,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and three members who were shareholders of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Forest Office Park	100.0%	office	11/09/05	$20,850,000	$15,300,000	223,000	Richmond, VA

In 2007, the program had deficit cash flow after distributions of $3,000 which was covered by prior years’ excess cash flow after distributions.

NNN 633 17th Street, LLC:  The offering began October 12, 2005 and ended on March 30, 2006. The offering raised $34,000,000, or 100.0% of the offering amount. The LLC, with 103 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 12.1% ownership interest in the property. The remaining 87.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

633 17th Street	100.0%	office	12/09/05	$92,280,000	$67,500,000	553,000	Denver, CO

In 2007, the property was sold resulting in a gain of $13,245,000. From the proceeds of the sale, Realty received a disposition fee of $4,612,000 and deferred fees and interest totaling $1,193,000. Grubb & Ellis Realty Investors received a liquidation fee of $139,000 and reimbursement of deferred fees of $19,000.

NNN One Nashville Place, LLC:  The offering began October 13, 2005 and ended on November 30, 2005. The offering raised $28,800,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Nashville Place	100.0%	office	11/30/05	$79,750,000	$58,000,000	411,000	Nashville, TN

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In 2006, the program had deficit cash flow after distributions of $506,000 which were covered by the prior year’s excess cash flow after distributions.

NNN Highbrook, LLC:  The offering began October 21, 2005 and ended on January 19, 2006. The offering raised $28,800,000, or 100.0% of the offering amount. The property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Highbrook Apartments	100.0%	apartment	01/19/06	$23,391,000	$16,925,000	280,000	High Point, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $44,000 and $109,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Talavi Corporate Center, LLC:  The offering began October 25, 2005 and ended on August 4, 2006. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with nine unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, members retained a 3.0% ownership interest in the property. The remaining 97.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Talavi Corporate Center	100.0%	office	11/23/05	$32,875,000	$24,000,000	153,000	Glendale, AZ

In 2006, the program had a deficit cash flow after distributions of $37,000 due to payment of 13 months interest on the mortgage during the year resulting in excess cash payments of $113,000. The 2006 deficit was covered by the prior year’s excess cash flow after distributions.

NNN Mission Square, LLC:  The offering began November 9, 2005 and ended on October 31, 2006. The offering raised $12,393,000, or 99.9% of the offering amount of $12,410,000. The LLC, with 11 unaffiliated members and a shareholder of Grubb & Ellis Realty Investors at the time of the investment, retained a 3.4% ownership interest in the property. The remaining 96.6% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Square	100.0%	office	01/10/06	$33,500,000	$24,225,000	128,000	Riverside, CA

NNN Caledon Wood, LLC:  The offering began November 14, 2005 and ended on May 9, 2006. The offering raised $8,840,000, or 100.0% of the offering amount. The LLC, with three members retained a 0.6% ownership interest in the property. The remaining 99.4% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Caledon Wood Apartments	100.0%	apartment	01/03/06	$23,816,000	$17,000,000	348,000	Greenville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $51,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

In 2007, the property was sold resulting in a gain of $2,126,000. From the proceeds of the sale, Realty received a disposition fee of $848,000. Grubb & Ellis Realty Investors received a liquidation fee of $1,000 and reimbursement of deferred fees of $48,000.

NNN 3500 Maple, LLC:  The offering began November 23, 2005 and ended on December 15, 2006. The offering raised $26,500,000, or 100.0% of the offering amount. The LLC, with 23 unaffiliated members and an

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affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3500 Maple	100.0%	office	12/27/05	$66,500,000	$58,320,000	375,000	Dallas, TX

In 2007, the program had deficit cash flow after distributions of $762,000 and return of capital of $451,000.

NNN Landing Apartments, LLC:  The offering began November 29, 2005 and ended on February 1, 2006. The offering raised $5,100,000, or 100.0% of the offering amount. The property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Landing Apartments	100.0%	apartment	12/30/05	$13,236,000	$9,700,000	192,000	Durham, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $98,000 and $73,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 1818 Market Street, LLC:  The offering began December 16, 2005 and ended on March 30, 2006. The offering raised $47,800,000, or 100.0% of the offering amount. The LLC, with 107 unaffiliated members, two affiliates and a unit holder of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.1% ownership interest in the property. The remaining 88.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1818 Market Street	100.0%	office	02/21/06	$157,384,000	$132,000,000	983,000	Philadelphia, PA

NNN Gateway One, LLC:  The offering began December 22, 2005 and ended on May 9, 2006. The offering raised $22,450,000, or 100.0% of the offering amount. The LLC, with 20 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway One	100.0%	office	02/09/06	$66,600,000	$50,000,000	410,000	St. Louis, MO

NNN Meadows Apartments, LLC:  The offering began January 19, 2006 and ended on May 23, 2006. The offering raised $10,525,000, or 100.0% of the offering amount. The LLC, with five members retained a 1.6% ownership interest in the property. The remaining 98.4% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Meadows	100.0%	apartment	03/15/06	$28,400,000	$21,300,000	387,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $143,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease. In 2007, the property was sold resulting in a gain of $2,793,000. From the proceeds of the sale, Realty received a disposition fee of $1,020,000, and Grubb & Ellis Realty Investors received a liquidation fee of $1,000.

NNN Enclave Apartments, LLC:  The offering began February 3, 2006 and ended on March 31, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and two affiliates of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.5% ownership

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interest in the property. The remaining 98.5% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Enclave at Deep River Plantation	100.0%	apartment	03/17/06	$19,032,000	$13,725,000	224,000	High Point, NC

In 2006 and 2007, the program had deficit cash flow after distributions and return of capital of $63,000 and $269,000, respectively, which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Aventura Harbour Centre, LLC:  The offering began February 6, 2006 and ended on December 1, 2006. The offering raised $33,150,000, or 100.0% of the offering amount. The LLC, with 33 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.4% ownership interest in the property. The remaining 93.6% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Harbour Centre	100.0%	office	04/28/06	$69,595,000	$51,180,000	214,000	Aventura, FL

In 2006 and 2007, the program had return of capital and deficit cash flow of $661,000 and $646,000, respectively.

NNN Arbor Trace Apartments, LLC:  The offering began March 10, 2006 and ended on May 1, 2006. The offering raised $6,000,000, or 100.0% of the offering amount. The property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbor Trace Apartments	100.0%	apartment	05/01/06	$15,192,000	$11,063,000	125,000	Virginia Beach, VA

In 2006 and 2007, the program had return of capital and deficit cash flow after distributions of $71,000 and $125,000, respectively. Grubb & Ellis Realty Investors advanced $30,000 to the program in 2006 which was repaid in 2007.

NNN Lake Center, LLC:  The offering began March 22, 2006 and ended on September 18, 2006. The offering raised $8,250,000, or 100.0% of the offering amount. The LLC, with four members retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center Four	100.0%	office	05/18/06	$19,799,000	$14,830,000	89,000	Marlton, NJ

In 2006, the program had return of capital and deficit cash flow after distributions of $238,000.

NNN 3050 Superior, LLC:  The offering began April 3, 2006 and ended on July 25, 2006. The offering raised $11,050,000, or 100.0% of the offering amount. The LLC, with 28 unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 12.0% ownership interest in the property. The remaining 88.0% of the property is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3050 Superior Drive NW	100.0%	office	05/18/06	$36,875,000	$28,100,000	205,000	Rochester, MN

NNN Villas Apartments, LLC:  The offering began May 2, 2006 and ended on October 4, 2006. The offering raised $7,967,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and an

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affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.1% ownership interest in the property. The remaining 98.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Villas by the Lake	100.0%	apartment	07/07/06	$20,497,000	$14,925,000	283,000	Jonesboro, GA

In 2007, the program had deficit cash flow after distributions of $269,000 and return of capital of $234,000.

NNN Las Colinas Highlands, LLC: The offering began May 5, 2006 and ended on July 21, 2006. The offering raised $15,400,000, or 100.0% of the offering amount. The LLC, with 27 members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Colinas Highlands	100.0%	office	06/27/06	$44,148,000	$32,000,000	199,000	Irving, TX

NNN 2716 North Tenaya, LLC:  The offering began May 10, 2006 and ended on April 17, 2007. The offering raised $30,485,000 or 100.0% of the offering amount. The LLC, with 58 unaffiliated members, retained a 7.6% ownership interest in the property. The remaining 92.4% is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2716 North Tenaya Way	100.0%	medical office	07/07/06	$74,250,000	$50,750,000	204,000	Las Vegas, NV

NNN Chase Tower, LLC:  The offering began May 22, 2006 and ended on May 18, 2007. The offering raised $5,715,000, or 100.0% of the offering amount. The LLC, with 99 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained 100.0% the program’s 26.8% interest in the property.

				Share of	Share of
	Interest		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Ownership	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chase Tower	26.8%	office	07/03/06	$19,430,000	$14,686,000	389,000	Austin, TX

In 2007, the program had deficit cash flow of $327,000 and no distributions were made to investors.

NNN 220 Virginia Avenue, LLC:  The offering began May 25, 2006 and ended on September 14, 2006. The offering raised $20,760,000, or 100.0% of the offering amount. The LLC, with 46 members, retained a 9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

220 Virginia Avenue	100.0%	office	06/29/06	$100,800,000	$84,405,000	562,000	Indianapolis, IN

NNN Westlake Villas, LLC:  The offering began June 7, 2006 and ended on October 9, 2006. The offering raised $6,650,000, or 100.0% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Westlake Villas	100.0%	apartment	08/08/06	$15,553,000	$11,325,000	223,000	San Antonio, TX

In 2006 and 2007, the program had return of capital and deficit cash flow after distributions of $4,000 and $338,000, respectively.

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NNN Southcreek Corporate, LLC:  The offering began June 28, 2006 and ended on May 21, 2007. The offering raised $3,044,743, or 99.8% of the offering amount. The LLC, with four unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Southcreek Corporate Center II	100.0%	office	09/01/06	$8,000,000	$6,000,000	56,000	Overland, KS

In 2007, the program had deficit cash flow after distributions of $106,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatham Court/Reflections, LLC:  The offering began July 18, 2006 and ended on November 27, 2006. The offering raised $11,450,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatham Court and Chatham Reflections	100.0%	apartment	09/08/06	$26,008,000	$18,938,000	378,000	Dallas, TX

In 2007, the program had deficit cash flow after distributions of $85,000 which was covered by the prior year’s excess cash flow after distributions.

NNN 400 Capitol Center, LLC:  The offering began July 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $17,000,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Regions Center	100.0%	office	08/18/06	$38,368,000	$32,000,000	532,000	Little Rock, AR

NNN Advanced Orthopaedic, LLC:  The offering began November 6, 2006 and ended on January 25, 2007. The offering raised $5,500,000, or 100.0% of the offering amount. The LLC, with 26 members, retained an 18.2% ownership interest in the property. The remaining 81.8% of the property is owned by 27 TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Advanced Orthopaedic Center	100.0%	medical office	01/05/07	$16,738,000	$12,500,000	60,000	Richmond, VA

In 2007, the program had deficit cash flow after distributions and return of capital of $64,000.

NNN DCF Campus, LLC:  The offering began July 25, 2006 and ended on December 21, 2006. The offering raised $5,900,000, or 100.0% of the offering amount. The LLC, with 13 members retained a 6.8% ownership interest in the property. The remaining 93.2% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Department of
Children and Families Campus	100.0%	three office buildings	11/15/06	$13,390,000	$10,090,000	118,000	Plantation, FL

NNN Collateralized Senior Notes, LLC:  The offering began August 1, 2006 and ended on March 26, 2007. The offering raised $16,277,000, or 32.6% of the offering amount from 214 unaffiliated note unit holders and eight affiliates of Grubb & Ellis Realty Investors at the time of the investment. The program

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offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Grubb & Ellis Realty Investors for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Grubb & Ellis Realty Investors, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

NNN 250 East 5th Street, LLC:  The offering began August 21, 2006 and ended on July 18, 2007. The offering raised $41,250,000, or 100.0% of the offering amount. The LLC, with 84 members, retained a 9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

250 East 5th Street	100.0%	office	10/25/06	$92,756,000	$65,000,000	537,000	Cincinnati, OH

In 2007, the program had deficit cash flow of $828,000 and return of capital of $498,000.

NNN One Northlake Place, LLC:  The offering began August 22, 2006 and ended on November 28, 2006. The offering raised $7,000,000, or 100.0% of the offering amount. The LLC, with eight members retained a 3.1% ownership interest in the property. The remaining 96.9% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

11500 Northlake Drive	100.0%	office	10/27/06	$17,450,000	$13,350,000	177,000	Cincinnati, OH

In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $25,000 to the program, and there was deficit cash flow after distributions on $16,000.

NNN 1 & 2 Met Center, LLC:  The offering began August 28, 2006 and ended on December 7, 2006. The offering raised $4,650,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Met Center 1 & 2	100.0%	office	10/13/06	$12,020,000	$8,600,000	95,000	Austin, TX

In 2006, the program had deficit cash flow of $86,000 and return of capital of $43,000. In 2007, the program had deficit cash flow of $63,000 and return of capital of $106,000.

NNN Arbors at Fairview, LLC:  The offering began September 1, 2006 and ended on January 18, 2007. The offering raised $5,650,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and three affiliates of Grubb & Ellis Realty Investors at the time of the investment, retained a 9.0% ownership interest in the property. The remaining 91.0% of the property is owned by 14 unaffiliated TICs investing in the property and three affiliates of Grubb & Ellis Realty Investors at the time of the investment, including an entity owned by Mr. Thompson.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbors at Fairview Apartments	100.0%	apartment	10/12/06	$14,420,000	$10,500,000	181,000	Simpsonville, SC

In 2006, an affiliate of Grubb & Ellis Realty Investors advanced $30,000 to the program. The program repaid the advance in 2007. In 2007, the program had deficit cash flow after distributions of $163,000 and return of capital of $81,000.

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NNN Westpoint, LLC:  The offering began September 8, 2006 and ended on November 29, 2006. The offering raised $8,350,000, or 100.0% of the offering amount. The LLC, with 30 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained an 11.6% ownership interest in the property. The remaining 88.4% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westpoint 1	100.0%	office	11/29/06	$20,800,000	$15,125,000	150,000	Irving, TX

NNN Beechwood Apartments, LLC:  The offering began September 19, 2006 and ended on July 6, 2007. The offering raised $5,325,000, or 100.0% of the offering amount. The LLC, with six members, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beechwood Apartments	100.0%	apartment	11/17/06	$11,845,000	$8,625,000	173,000	Greensboro, NC

In 2007, the program had deficit cash flow after distributions of $164,000 and return of capital of $63,000.

NNN Northwoods, LLC:  The offering began September 25, 2006 and ended on November 7, 2007. The offering raised $5,540,000, or 100.0% of the offering amount. The LLC, with 11 members, retained a 6.6% ownership interest in the property. The remaining 93.4% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northwoods II	100.0%	office	12/08/06	$10,970,000	$8,200,000	116,000	Columbus, OH

NNN Castaic Town Center, LLC:  The offering began October 3, 2006 and ended on April 4, 2007. The offering raised $5,400,000, or 100.0% of the offering amount. The LLC, with 19 members, retained a 9.2% ownership interest in the property. The remaining 90.8% of the property is owned by 24 unaffiliated TICs.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Castaic Town Center	100.0%	retail	11/30/06	$15,400,000	$11,250,000	40,000	Castaic, CA

In 2006, the program had deficit cash flow of $58,000 and no distributions were made to investors. In 2007, the program had deficit cash flow after distributions of $277,000 and return of capital of $335,000. In 2007, an affiliate of Grubb & Ellis Realty Investors advanced $45,000 to the program to fund distributions.

NNN 50 Lake Center, LLC:  The offering began October 31, 2006 and ended on December 15, 2006. The offering raised $8,800,000, or 100.0% of the offering amount. The LLC, with six members, retained a 2.7% ownership interest in the property. The remaining 97.3% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center V	100.0%	office	12/15/06	$22,500,000	$16,425,000	89,000	Marlton, NJ

In 2006, the program had deficit cash flow of $43,000 and made no distributions. In 2007, the program had deficit cash flow after distributions of $321,000 and return of capital of $364,000.

NNN Mt. Moriah Apartments, LLC:  The offering began November 2, 2006 and ended on July 26, 2007. The offering raised $13,700,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.5% ownership

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interest in the property. The remaining 93.5% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trails at Mt. Moriah Apartments	100.0%	apartment	12/28/06	$31,415,000	$22,875,000	539,000	Memphis, TN

In 2006, the program had deficit cash flow from operation of $57,000 and no distributions were made to investors as the property was acquired late in December.

NNN Royal 400, LLC:  The offering began November 15, 2006 and ended on April 12, 2007. The offering raised $7,949,000, or 100.0% of the offering amount. The LLC, with 16 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 7.5% ownership interest in the property. The remaining 92.5% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Royal 400 Business Park	100.0%	office	12/29/06	$13,800,000	$9,400,000	140,000	Alpharetta, GA

In 2006, the program had deficit cash flow from operation of $17,000 and no distributions were made to investors as the property was acquired late in December.

NNN Woodbridge Apartments, LLC:  The offering began November 29, 2006 and remained open at December 31, 2007. The maximum offering amount to be raised is $5,950,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodbridge Apartments	100.0%	apartment	1/16/07	$13,390,000	$9,750,000	224,000	San Antonio, TX

NNN Lenox Park, LLC:  The offering began November 29, 2006 and ended on March 20, 2007. The offering raised $12,020,000, or 100.0% of the offering amount. The LLC, with 18 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.1% ownership interest in the property. The remaining 93.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lenox Office Park (Bldg A and B)	100.0%	office	01/03/07	$24,225,000	$17,300,000	193,000	Memphis, TN

NNN 1600 Parkwood, LLC:  The offering began December 5, 2006 and remained open at December 31, 2007. The maximum offering amount to be raised is $13,575,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1600 Parkwood Circle	100.0%	office	12/28/06	$27,525,000	$18,250,000	151,000	Atlanta, GA

NNN 4101 Interwood, LLC:  The offering began December 22, 2006 and ended on August 16, 2007. The offering raised $4,800,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 5.7% ownership interest in the property. The remaining 94.3% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4101 Interwood Office Park	100.0%	office	03/14/07	$11,330,000	$8,250,000	80,000	Houston, TX

NNN Durham Office Portfolio, LLC:  The offering began January 5, 2007 and ended on December 10, 2007. The offering raised $15,710,000, or 100.0% of the offering amount. The LLC, with 49 unaffiliated

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members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 15.8% ownership interest in the property. The remaining 84.2% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Durham Office Portfolio	100.0%	office	03/12/07	$35,225,000	$26,000,000	276,000	Durham, NC

NNN Vineyard Springs Apartments, LLC:  The offering began January 9, 2007 and ended on November 7, 2007. The offering raised $11,400,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 4.9% ownership interest in the property. The remaining 95.1% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Vineyard Springs Apartments	100.0%	apartment	03/20/07	$29,973,000	$21,825,000	338,000	San Antonio, TX

NNN Springfield Apartments, LLC:  The offering began January 18, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $7,600,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springfield Apartments	100.0%	apartment	03/29/07	$18,643,000	$13,575,000	204,000	Durham, NC

NNN Hunter Plaza, LLC:  The offering began January 19, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $10,050,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Hunter Plaza	100.0%	retail	02/27/07	$30,000,000	$22,500,000	106,000	Irving, TX

NNN North Scottsdale Medical Office, LLC:  The offering began February 21, 2007 and ended on August 21, 2007. The offering raised $16,115,000, or 100.0% of the offering amount. The LLC, with 27 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Scottsdale Medical Office Portfolio	100.0%	medical office	03/29/07	$46,350,000	$36,500,000	154,000	Scottsdale, AZ

In 2007, the program had deficit cash flow after distributions and return of capital of $321,000.

NNN Parkway 400, LLC:  The offering began February 27, 2007 and ended on December 11, 2007. The offering raised $15,675,000, or 100.0% of the offering amount. The LLC, with 21 unaffiliated members, retained a 6.7% ownership interest in the property. The remaining 93.3% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway 400	100.0%	office	03/26/07	$34,780,000	$25,500,000	193,000	Alpharetta, GA

NNN Culver Medical Plaza, LLC:  The offering began March 12, 2007 and ended on August 21, 2007. The offering raised $6,780,000, or 100.0% of the offering amount. The LLC, with 12 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 7.5% interest in

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the property. The remaining 92.5% of the property is owned by 25 unaffiliated TICs and one affiliate of Grubb & Ellis Realty Investors investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Culver Medical Plaza	100.0%	medical office	04/23/07	$18,180,000	$14,120,000	52,000	Culver City, CA

In 2007, the program had deficit cash flow after distributions and return of capital of $127,000.

NNN Chartwell Court, LLC:  The offering began March 16, 2007 and ended on September 21, 2007. The offering raised $7,100,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member, retained a 0.4% ownership interest in the property. The remaining 99.6% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chartwell Court Apartments	100.0%	apartment	05/25/07	$17,098,000	$12,450,000	254,000	Houston, TX

In 2007, the program had deficit cash flow after distributions and return of capital of $17,000.

NNN 8555 University Place, LLC:  The offering began March 22, 2007 and ended on August 7, 2007. The offering raised $20,450,000, or 100.0% of the offering amount. The LLC, with 72 unaffiliated members, retained a 13.8% ownership interest in the property. The remaining 86.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Express Scripts	100.0%	medical office	06/04/07	$60,179,000	$45,000,000	315,000	St. Louis, MO

In 2007, the program had deficit cash flow after distributions of $1,289,000 and return of capital of $704,000.

NNN Siena Office Park I, LLC:  The offering began April, 6, 2007 and ended on November 13, 2007. The offering raised $13,350,000, or 100.0% of the offering amount. The LLC, with 16 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors, retained a 3.9% ownership interest in the property. The remaining 96.1% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Siena Office Park I	100.0%	office	06/04/07	$36,848,000	$28,620,000	101,000	Henderson, NV

In 2007, the program had deficit cash flow after distributions and return of capital of $368,000.

NNN Church Street Office Center, LLC:  The offering began April 20, 2007 and ended on November 29, 2007. The offering raised $12,610,000, or 100.0% of the offering amount. The LLC, with 15 unaffiliated members, retained a 6.0% ownership interest in the property. The remaining 94.0% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Church Street Office Center	100.0%	medical office	08/16/07	$27,000,000	$21,600,000	153,000	Evanston, IL

NNN Northmark Business Center II, LLC:  The offering began April 25, 2007 and ended on June 21, 2007. The offering raised $4,300,000, or 100.0% of the offering amount. The LLC, with seven unaffiliated

62

members, retained a 4.6% ownership interest in the property. The remaining 95.4% of the property is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northmark Business Center II	100.0%	office	05/15/07	$11,742,000	$9,120,000	100,000	Cincinnati, OH

NNN San Marin Apartments, LLC:  The offering began April 25, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $6,635,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

San Marin Apartments	100.0%	apartment	06/05/07	$16,480,000	$12,000,000	192,000	Corpus Christi, TX

NNN Mainstreet at Flatiron, LLC:  The offering began May 16, 2007 and ended on June 21, 2007. The offering raised $5,850,000, or 100.0% of the offering amount. The LLC, with one unaffiliated member, retained a 0.4% ownership interest in the property. The remaining 99.6% of the property is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mainstreet at Flatiron	100.0%	office / retail	06/21/07	$16,274,000	$12,640,000	93,000	Broomfield, CO

NNN 824 North Market Street, LLC:  The offering began May 16, 2007 and ended on July 25, 2007. The offering raised $15,000,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 1.7% ownership interest in the property. The remaining 98.3% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

824 North Market Street	100.0%	office	06/29/07	$37,647,000	$29,280,000	203,000	Wilmington, DE

In 2007, the program had deficit cash flow after distributions and return of capital of $162,000.

NNN Cypresswood Drive, LLC:  The offering began May 17, 2007 and ended on October 4, 2007. The offering raised $9,075,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9720 Cypresswood Drive	100.0%	office / restaurant	06/20/07	$22,990,000	$17,500,000	99,000	Houston, TX

In 2007, the program had deficit cash flow after distributions and return of capital of $52,000.

NNN Retreat at Stonecrest, LLC:  The offering began May 30, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $8,830,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Retreat at Stonecrest Apartments	100.0%	apartment	07/02/07	$22,866,000	$16,650,000	288,000	Lithonia, GA

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NNN Century Hills, LLC:  The offering began June 6, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $8,585,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Century Hills Apartments	100.0%	apartment	06/29/07	$21,630,000	$15,750,000	221,000	Augusta, GA

NNN Engineering Drive, LLC:  The offering began June 11, 2007 and ended on November 13, 2007. The offering raised $9,450,000, or 100.0% of the offering amount. The LLC, with 11 unaffiliated members, retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3550 Engineering Drive	100.0%	office	07/06/07	$19,755,000	$13,522,000	99,000	Norcross, GA

In 2007, the program had deficit cash flow after distributions of $664,000 and return of capital of $238,000.

NNN Sugar Land Medical Center, LLC:  The offering began June 15, 2007 and ended on July 26, 2007. The offering raised $6,560,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sugar Land Medical Center	100.0%	medical office	07/26/07	$15,347,000	$12,000,000	80,000	Sugar Land, TX

NNN Three Resource Square, LLC:  The offering began July 3, 2007 and ended on October 25, 2007. The offering raised $11,475,000, or 100.0% of the offering amount. The LLC, with four unaffiliated members, retained a 2.8% ownership interest in the property. The remaining 97.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Three Resource Square	100.0%	office	03/07/07	$23,533,000	$16,250,000	122,000	Charlotte, NC

NNN Harbour Landing, LLC:  The offering began July 6, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $7,660,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Harbour Landing Apartments	100.0%	apartment	07/31/07	$15,193,000	$11,063,000	193,000	Corpus Christi, TX

NNN River Ridge, LLC:  The offering began July 11, 2007 and ended on October 26, 2007. The offering raised $10,845,000, or 100.0% of the offering amount. The LLC, with three members, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Ridge Apartments	100.0%	apartment	08/16/07	$26,981,000	$19,646,000	270,000	Asheville, NC

NNN Riverwood Place, LLC:  The offering began July 11, 2007 and ended on December 4, 2007. The offering raised $17,655,000, or 100.0% of the offering amount. The LLC, with 21 unaffiliated members,

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retained a 6.0% ownership interest in the property. The remaining 94.0% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One and Two Riverwood Place	100.0%	office	08/17/07	$37,245,000	$26,500,000	196,000	Pewaukee, WI

NNN Old Line Professional Centre, LLC:  The offering began July 17, 2007 and ended on November 27, 2007. The offering raised $6,620,000, or 100.0% of the offering amount. The LLC, with six unaffiliated members, retained a 2.8% ownership interest in the property. The remaining 97.2% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Old Line Professional Centre	100.0%	medical office	08/17/07	$12,360,000	$9,400,000	81,000	Waldorf, MD

In 2007, the program had deficit cash flow after distributions and return of capital of $29,000.

NNN Wesley Paces, LLC:  The offering began July 27, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $10,595,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wesley Paces	100.0%	apartment	08/17/07	$27,589,000	$20,089,000	296,000	Norcross, GA

NNN One Ridgmar Centre, LLC:  The offering began July 31, 2007 and ended on November 26, 2007. The offering raised $12,125,000, or 100.0% of the offering amount. The LLC, with 44 unaffiliated members and one affiliate of Grubb & Ellis Realty Investors at the time of the investment, retained a 15.8% ownership interest in the property. The remaining 84.2% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Ridgmar Centre	100.0%	office	08/17/07	$21,520,000	$15,500,000	177,000	Fort Worth, TX

NNN Biewend Building, LLC:  The offering began August 15, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $17,985,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Biewend Building	100.0%	medical office	09/05/07	$62,556,000	$48,880,000	155,000	Boston, MA

NNN Tupper Building, LLC:  The offering began August 15, 2007 and ended on November 14, 2007. The offering raised $16,195,000, or 100.0% of the offering amount. The LLC, with 22 unaffiliated members, retained a 4.8% interest in the property. The remaining 95.2% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Tupper Building	100.0%	medical office	09/05/07	$56,213,000	$43,920,000	98,000	Boston, MA

NNN Ashley Overlook, LLC:  The offering began August 23, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $12,790,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Ashley Overlook	100.0%	office	10/01/07	$24,000,000	$15,100,000	107,000	North Charleston, SC

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NNN Darien Business Center, LLC:  The offering began August 29, 2007 and ended on December 13, 2007. The offering raised $13,200,000, or 100.0% of the offering amount. The LLC, with three unaffiliated members, retained a 0.8% ownership interest in the property. The remaining 99.2% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Darien Business Center	100.0%	medical office	09/25/07	$29,446,000	$23,040,000	176,000	Darien, IL

NNN Park Central, LLC:  The offering began October 10, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $18,120,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Park Central	100.0%	office	11/29/07	$29,865,000	$20,000,000	212,000	Atlanta, GA

NNN Emberwood Apartments, LLC:  The offering began October 16, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $9,520,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emberwood Apartments	100.0%	apartment	12/04/07	$22,042,000	$16,050,000	267,000	Lafayette, LA

NNN Woodside, LLC:  The offering began October 23, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $19,100,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	office	12/13/07	$32,245,000	$19,380,000	193,000	Beaverton, OR

NNN Townley Business Park, LLC:  The offering began October 30, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $9,100,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Townley Business Park	100.0%	office	12/21/07	$14,626,000	$9,900,000	122,000	Phoenix, AZ

NNN Exchange South, LLC:  The offering began November 7, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $13,715,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Exchange South	100.0%	office	12/13/07	$24,720,000	$16,800,000	194,000	Jacksonville, FL

NNN Eastern Wisconsin Medical Portfolio, LLC:  The offering began November 29, 2007 and remained open at December 31, 2007. The maximum offering amount to be raised is $12,940,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Aurora Health Care — Multi Site	100.0%	medical office	12/21/07	$42,230,000	$32,300,000	153,000	Various Cities, WI

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Prior Performance Tables

The prior performance tables contained in the Prospectus are hereby updated by the following tables:

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by NNN Realty Advisors, our former sponsor and a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, or Grubb & Ellis, and Grubb & Ellis Realty Investors, LLC, an indirect wholly owned subsidiary of Grubb & Ellis, or collectively, Grubb & Ellis Group, through December 31, 2007. From inception through December 31, 2007, Grubb & Ellis Group has served as advisor, sponsor or manager of 206 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 200 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT focused on government-oriented office properties; T REIT focused on commercial properties located in tax free states; Grubb & Ellis Healthcare REIT focuses on medical office buildings, healthcare-related facilities and quality commercial office properties; 2002 Value Fund focused on investments in three office properties; and 2003 Value Fund focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on apartment communities.

The private real estate programs sponsored by Grubb & Ellis Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to continue to qualify as a REIT that invests in a diversified portfolio of real estate and real estate related securities, the private real estate programs were structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the prior programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the prior programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs.

Our advisor is owned and managed by Grubb & Ellis Realty Investors, LLC. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Annual Operating Results of Prior Programs (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

Grubb & Ellis Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net

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Income for the public programs has been prepared and presented by Grubb & Ellis Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Grubb & Ellis Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four Notes Programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by Grubb & Ellis Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50.0% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow Grubb & Ellis Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

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TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007
Table II presents the types of compensation paid to Grubb & Ellis Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2007. As of December 31, 2007, there were six public programs which paid compensation to Grubb & Ellis Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100.0% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

	Other Programs
			NNN 2003			NNN 2002		Grubb & Ellis Apartment		Grubb & Ellis Healthcare		Total
	G REIT, Inc.		Value Fund, LLC	T REIT, Inc.(1)		Value Fund, LLC		REIT, Inc.		REIT, Inc.		All Programs

Date Offering Commenced	7/22/2002		7/11/2003	2/22/2000		5/15/2002		7/19/2006		9/20/2006
Dollar Amount Raised	$437,315,000		$50,000,000	$46,395,000		$29,799,000		$83,570,000	(2)	$211,046,000	(2)	$858,125,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$30,443,000		$3,898,000	$3,576,000		$2,089,000		$5,793,000		$14,568,000		$60,367,000
Marketing Support & Due Diligence Reimbursement	10,818,000		1,251,000	671,000		2,005,000		2,092,000		5,267,000		22,104,000
Organization & Offering Expenses	3,036,000		1,394,000	860,000		249,000		1,255,000		3,170,000		9,964,000
Due Diligence Allowance	—		—	—		—		111,000		115,000		226,000
Loan Fees	—		—	—		1,000		—		—		1,000
Acquisition Fees	—		1,783,000	—		1,192,000		—		—		2,975,000

Totals	$44,297,000		$8,326,000	$5,107,000		$5,536,000		$9,251,000		$23,120,000		$95,637,000

Amounts Paid to Sponsor at Acquisition for Real Estate
Acquisition Fees	$448,000		$2,441,000	$—		$—		$6,608,000		$12,253,000		$21,750,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$39,358,000	(3)	$(4,752,000)	$1,954,000	(4)	$3,941,000	(5)	$3,959,000		$9,451,000		$53,911,000

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	$5,617,000		$268,000	$291,000		$477,000		$—		$—		$6,653,000
Asset Management Fees	—		—	—		—		—		—		—
Leasing Commissions	2,756,000		747,000	349,000		86,000		—		—		3,938,000

Totals	$8,373,000		$1,015,000	$640,000		$563,000		$—		$—		$10,591,000

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	$4,811,000		$596,000	$84,000		$—		$24,000		$—		$5,515,000
Asset Management Fees	—		—	265,000		—		—		—		265,000
Leasing Commissions	3,705,000		947,000	—		—		—		—		4,652,000

Totals	$8,516,000		$1,543,000	$349,000		$—		$24,000		$—		$10,432,000

Amounts Paid to Sponsor from Operations — Year 2007
Property Management Fees	$1,658,000		$403,000	$—		$—		$489,000		$591,000		$3,141,000
Asset Management Fees	—		—	82,000		—		950,000		$1,590,000		2,622,000
Leasing Commissions	1,114,000		856,000	—		—		—		$265,000		2,235,000

Totals	$2,772,000		$1,259,000	$82,000		$—		$1,439,000		$2,446,000		$7,998,000

Amounts Paid to Sponsor from Property Sales and Refinancings
Disposition Fees	$13,514,000		$1,551,000	$1,317,000		$1,280,000		$—		$—		$17,662,000
Incentive Fees	—		—	—		—		—		—		—
Construction Management Fees	—		186,000	—		—		—		—		186,000
Refinancing Fees	—		225,000	—		—		—		—		225,000

Totals	$13,514,000		$1,962,000	$1,317,000		$1,280,000		$—		$—		$18,073,000

Notes:

(1)	Includes amounts paid by T REIT Liquidating Trust, successor of T REIT, Inc. as of July 20, 2007.

(2)	Amount is as of December 31, 2007 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvesment plan.

(3)	Amount for G REIT, Inc. represents cash generated from operations for the one year ended December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of December 31, 2005.

(4)	Amount for T REIT, Inc. represents cash generated from operations for the period from January 1, 2005 through June 30, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of June 30, 2005.

(5)	Amount for NNN 2002 Value Fund, LLC represents cash generated from operations for the period from January 1, 2005 through August 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2007 due to the adoption of the liquidation basis of accounting as of August 31, 2005.

69

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2007.

	Year Ended December 31,
	2005(4)	2004	2003	Total

Gross Revenues	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	894,000
Gain on Sale of Marketable Securities	440,000	251,000	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	(1,653,000)
Less:
Operating Expenses	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	7,712,000
Interest Expense(1)	2,054,000	1,243,000	293,000	3,590,000
Depreciation & Amortization	—	—	—	—
Minority Interest	—	—	—	—
Income Taxes	—	398,000	—	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$831,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	14,867,000
Gain on Sale	11,963,000	251,000	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	67,480,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(774,204,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	771,322,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	64,598,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	5,285,000	50,643,000
Operating Activities — to Minority Interest	674,000	376,000	74,000	1,124,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)	13,865,000	—	—	13,865,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	(1,034,000)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$(1,034,000)

70

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
G REIT, INC.

	Year Ended December 31,
	2005(4)	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14
— from recapture	—	—	—
Capital Gain (Loss)	27.27	0.67	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	31.61	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Investing & Financing Activities	—	—	—
— Operations	43.37	70.54	64.12
— Other (Return of Capital)	$31.61	$—	$—
Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net.	$—	$236,109,000	$138,305,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

71

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007.

					Period from
					June 19,
					2003
					(Date of Inception)
					through
	Year Ended December 31,				December 31,
	2007	2006	2005	2004	2003	Total

Gross Revenues	$7,024,000	$1,997,000	$776,000	$653,000	$—	$10,450,000
Profit on Sale of Properties	9,702,000	7,056,000	5,802,000	—	—	22,560,000
Interest, Dividends & Other Income	608,000	526,000	416,000	86,000	3,000	1,639,000
Gain on Sale of Marketable Securities	12,000	134,000	344,000	—	—	490,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,421,000)	(1,139,000)	2,510,000	(682,000)	(132,000)	(864,000)
Income (Loss) from Discontinued Operations	(1,465,000)	(3,545,000)	253,000	(145,000)	—	(4,902,000)
Less:
Operating Expenses	4,292,000	1,707,000	971,000	1,084,000	11,000	8,065,000
General and Administrative Expenses	1,300,000	742,000	1,272,000	339,000	7,000	3,660,000
Interest Expense(1)	4,416,000	1,231,000	447,000	638,000	—	6,732,000
Depreciation & Amortization	3,774,000	987,000	332,000	286,000	—	5,379,000
Minority Interest	(151,000)	(19,000)	166,000	(133,000)	(31,000)	(168,000)
Income Taxes	—	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$829,000	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$5,705,000

Taxable Income From:
Operations	(6,336,000)	(1,954,000)	95,000	680,000	231,000	(7,284,000)
Gain on Sale	8,540,000	5,952,000	3,354,000	—	—	17,846,000
Cash Generated From (Used By):
Operating Activities	(4,018,000)	(4,789,000)	238,000	2,476,000	174,000	(5,919,000)
Investing Activities	(17,530,000)	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(121,282,000)
Financing Activities	33,255,000	(12,015,000)	70,050,000	52,269,000	12,437,000	155,996,000

Cash Generated From (Used By) Operations, Investing & Financing	11,707,000	(937,000)	5,759,000	9,587,000	2,679,000	28,795,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	—	—	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	—	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—	—
Other (return of capital)(3),(4)	4,143,000	9,179,000	4,657,000	—	—	17,979,000

Cash Generated (Deficiency) after Cash Distributions	7,564,000	(10,116,000)	864,000	7,271,000	2,625,000	8,208,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$7,564,000	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$8,208,000

72

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

					Period from
					June 19,
					2003
					(Date of
					Inception)
					through
	Year Ended December 31,				December 31,
	2007	2006	2005	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(127.10)	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—	—
Capital Gain (Loss)	171.31	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—	—
— Other (Return of Capital)	82.05	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Investing & Financing Activities	—	—	—	—	—
— Operations	—	—	—	61.97	10.79
— Other (Return of Capital)	$82.05	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	Includes cash distributions of $53,000, $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2007, 2006 and 2005, respectively.

(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

73

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007.

	Period from
	January 1, 2005	Year Ended
	through	December 31,
	August 31, 2005(4)	2004	2003	Total

Gross Revenues	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	128,000
Gain on Sale of Marketable Securities	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	649,000
Less: Operating Expenses	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	183,000
Interest Expense(1)	3,000	9,000	—	12,000
Depreciation & Amortization	—	—	—	—
Minority Interest	—	—	—	—
Income Taxes	—	—	—	—

Net Income (Loss) — GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$7,435,000

Taxable Income From:
Operations	143,000	732,000	137,000	1,012,000
Gain on Sale	14,843,000	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	8,502,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(26,253,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	37,858,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	20,107,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,726,000	2,027,000	1,693,000	6,446,000
Operating Activities — to Minority Interest	652,000	957,000	447,000	2,056,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)(2)	10,330,000	410,000	100,000	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	765,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$765,000

74

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

	Period from
	January 1, 2005	Year Ended
	through	December 31,
	August 31, 2005(4)	2004	2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64
— from recapture	—	—	—
Capital Gain (Loss)	498.09	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—
— Operations	91.48	68.02	69.71
— Other (Return of Capital)	$346.64	$13.76	$4.12

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

(3)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(4)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

75

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2007.

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net of	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(24)	Financing	Soft Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
County Center Drive(5)	Jan-02	Apr-05	$603,000	$472,000	N/A	N/A	$1,075,000	$514,000	$370,000	$884,000	$191,000		N/A
City Center West A(6)	Mar-02	Jul-05	$13,379,000	$11,015,000	N/A	N/A	$24,394,000	$11,586,000	$6,836,000	$18,422,000	$5,972,000	(23)	N/A
Emerald Plaza(7)	Jun-04	Nov-05	$1,390,000	$1,850,000	N/A	N/A	$3,240,000	$1,850,000	$807,000	$2,657,000	$583,000	(23)	N/A
Pacific Corporate Park(8)	Mar-02	Dec-05	$1,645,000	$—	N/A	N/A	$1,645,000	$3,534,000	$(2,376,000)	$1,158,000	$487,000	(23)	N/A
Reno Trademark Building(9)	Sep-01	Jan-06	$2,310,000	$1,778,000	N/A	N/A	$4,088,000	$1,080,000	$1,728,000	$2,808,000	$1,280,000	(23)	N/A
Oakey Building(10)	Apr-04	Jan-06	$917,000	$863,000	N/A	N/A	$1,780,000	$392,000	$808,000	$1,200,000	$580,000	(23)	N/A
University Heights	Aug-02	Jan-06	$2,765,000	$4,209,000	N/A	N/A	$6,974,000	$—	$6,518,000	$6,518,000	$456,000	(23)	N/A
AmberOaks Corporate Center(11)	Jan-04	Jun-06	$12,167,000	$11,229,000	N/A	N/A	$23,396,000	$11,250,000	$2,260,000	$13,510,000	$9,886,000	(23)	N/A
Titan Building & Plaza(12)	Apr-02	Jul-06	$3,725,000	$2,862,000	N/A	N/A	$6,587,000	$2,910,000	$1,279,000	$4,189,000	$2,398,000	(23)	N/A
Enclave Parkway	Dec-03	Jun-07	$725,000	$743,000	N/A	N/A	$1,468,000	$779,000	$302,000	$1,081,000	$387,000	(23)	N/A

G REIT, Inc.
525 B Street (Golden Eagle)	Jun-04	Aug-05	$52,218,000	$63,640,000	N/A	N/A	$115,858,000	$69,943,000	$35,365,000	$105,308,000	$10,550,000		N/A
Park Sahara(13)	Mar-03	Dec-05	$273,000	$376,000	N/A	N/A	$649,000	$399,000	$118,000	$517,000	$132,000		N/A
600 B Street (Comerica)(14)	Jun-04	Jul-06	$91,730,000	$—	N/A	N/A	$91,730,000	$56,057,000	$11,638,000	$67,695,000	$24,035,000	(23)	N/A
Hawthorne Plaza	Apr-04	Sep-06	$68,261,000	$51,719,000	N/A	N/A	$119,980,000	$62,750,000	$27,274,000	$90,024,000	$29,956,000	(23)	N/A
AmberOaks Corporate Center	Jan-04	Sep-06	$27,584,000	$18,050,000	N/A	N/A	$45,634,000	$14,250,000	$20,455,000	$34,705,000	$10,929,000	(23)	N/A
Brunswig Square	Apr-04	Oct-06	$9,639,000	$15,543,000	N/A	N/A	$25,182,000	$15,830,000	$7,327,000	$23,157,000	$2,025,000	(23)	N/A
Centerpoint Corporate Park	Dec-03	Oct-06	$33,707,000	$40,000,000	N/A	N/A	$73,707,000	$25,029,000	$28,139,000	$53,168,000	$20,539,000	(23)	N/A
5508 Highway 290 West	Sep-02	Nov-06	$(862,000)	$9,588,000	N/A	N/A	$8,726,000	$6,700,000	$2,026,000	$8,726,000	$—	(23)	N/A
Department of Children and Families Campus	Apr-03	Nov-06	$2,898,000	$8,881,000	N/A	N/A	$11,779,000	$7,605,000	$3,004,000	$10,609,000	$1,170,000	(23)	N/A
Public Ledger Building	Feb-04	Nov-06	$13,933,000	$24,520,000	N/A	N/A	$38,453,000	$25,000,000	$12,171,000	$37,171,000	$1,282,000	(23)	N/A
Atrium Building	Jan-03	Dec-06	$(219,000)	$3,448,000	N/A	N/A	$3,229,000	$2,200,000	$2,171,000	$4,371,000	$(1,142,000)	(23)	N/A
Gemini Plaza	May-03	Dec-06	$5,633,000	$10,089,000	N/A	N/A	$15,722,000	$9,815,000	$3,178,000	$12,993,000	$2,729,000	(23)	N/A
Two Corporate Plaza	Nov-02	Jan-07	$7,127,000	$9,633,000	N/A	N/A	$16,760,000	$10,160,000	$3,051,000	$13,211,000	$3,549,000	(23)	N/A
One World Trade Center	Dec-03	Mar-07	$54,165,000	$90,000,000	N/A	N/A	$144,165,000	$77,000,000	$33,144,000	$110,144,000	$34,021,000	(23)	N/A
One Financial Plaza	Aug-04	Mar-07	$11,487,000	$23,870,000	N/A	N/A	$35,357,000	$23,870,000	$8,657,000	$32,527,000	$2,830,000	(23)	N/A
824 Market Street	Oct-03	Jun-07	$16,636,000	$18,230,000	N/A	N/A	$34,866,000	$—	$35,813,000	$35,813,000	$(947,000)	(23)	N/A
North Belt Corporate Center	Apr-04	Jun-07	$6,952,000	$9,731,000	N/A	N/A	$16,683,000	$—	$14,208,000	$14,208,000	$2,475,000	(23)	N/A
Opus Plaza at Ken Caryl	Sep-05	Jul-07	$3,207,000	$6,700,000	N/A	N/A	$9,907,000	$6,700,000	$3,612,000	$10,312,000	$(405,000)	(23)	N/A
Madrona Buildings	Mar-04	Aug-07	$15,034,000	$32,901,000	N/A	N/A	$47,935,000	$28,458,000	$16,907,000	$45,365,000	$2,570,000	(23)	N/A
Eaton Freeway Industrial Park	Oct-05	Sep-07	$2,326,000	$5,000,000	N/A	N/A	$7,326,000	$5,000,000	$2,885,000	$7,885,000	$(559,000)	(23)	N/A

76

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net of	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date	Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	of Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(24)	Financing	Soft Costs(4)	Total	Investment		Expenditures

North Pointe Corporate Center(15)	Aug-03	Sep-07	$23,007,000	$—	N/A	N/A	$23,007,000	$15,600,000	$8,213,000	$23,813,000	$(806,000)	(23)	N/A
Bay View Plaza	Jul-03	Nov-07	$3,828,000	$5,577,000	N/A	N/A	$9,405,000	$—	$11,602,000	$11,602,000	$(2,197,000)	(23)	N/A

NNN 2002 Value Fund, LLC
Bank of America Plaza West	Sep-02	Mar-05	$11,768,000	$9,053,000	N/A	N/A	$20,821,000	$14,200,000	$(53,000)	$14,147,000	$6,674,000		N/A
Netpark(16)	Jun-03	Sep-05	$15,249,000	$17,014,000	N/A	N/A	$32,263,000	$15,750,000	$8,298,000	$24,048,000	$8,215,000	(23)	N/A

NNN 2003 Value Fund, LLC
Satellite Place(17)	Nov-04	Feb-05	$7,727,000	$11,000,000	N/A	N/A	$18,727,000	$11,000,000	$7,342,000	$18,342,000	$385,000		N/A
Financial Plaza(18)	Oct-04	Apr-05	$2,327,000	$4,110,000	$2,300,000	N/A	$8,737,000	$4,125,000	$1,597,000	$5,722,000	$3,015,000		N/A
801 K Street(19)	Mar-04	Aug-05	$7,244,000	$7,570,000	N/A	N/A	$14,814,000	$7,567,000	$5,168,000	$12,735,000	$2,079,000		N/A
Emerald Plaza(20)	Jun-04	Nov-05	$2,405,000	$3,151,000	N/A	N/A	$5,556,000	$3,151,000	$1,417,000	$4,568,000	$988,000		N/A
Southwood Tower	Oct-04	Dec-05	$7,493,000	$—	N/A	N/A	$7,493,000	$—	$5,091,000	$5,091,000	$2,402,000		N/A
Oakey Building(21)	Apr-04	Jan-06	$7,052,000	$6,639,000	N/A	N/A	$13,691,000	$3,016,000	$5,132,000	$8,148,000	$5,543,000		N/A
3500 Maple(22)	Dec-05	Oct-06	$21,726,000	$46,530,000	N/A	N/A	$68,256,000	$57,737,000	$9,346,000	$67,083,000	$1,173,000		N/A
Interwood	Jan-05	Mar-07	$4,900,000	$5,500,000	N/A	N/A	$10,400,000	$5,500,000	$2,223,000	$7,723,000	$2,677,000		N/A
Daniels Road land parcel	Oct-05	Mar-07	$1,193,000	$—	N/A	N/A	$1,193,000	$—	$736,000	$736,000	$457,000		N/A
Woodside Corporate Park	Sep-05	Dec-07	$11,257,000	$16,754,000	N/A	N/A	$28,011,000	$15,915,000	$5,528,000	$21,443,000	$6,568,000		N/A

Notes:

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	The amounts shown are the face amounts and do not represent discounted current value.

(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.

(5)	Represents results only for T REIT’s 16% interest.

(6)	Represents results only for T REIT’s 89.1% interest.

(7)	Represents results only for T REIT’s 2.7% interest.

(8)	Represents results only for T REIT’s 22.8% interest. Date of Sale is the date of sale of the last building in the property. Cash received is our final distribution on the investment and mortgage at the time of sale is the mortgage balance as of the date of the sale of the last building. Note that the balance was paid off in connection with the sale of one of the earlier buildings.

(9)	Represents results only for T REIT’s 40% tenant in common interest.

(10)	Represents results only for T REIT’s 9.8% interest.

(11)	Represents results only for T REIT’s 75% tenant in common interest.

(12)	Represents results only for T REIT’s 48.5% tenant in common interest.

77

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

(13)	Represents results only for G REIT’s 4.75% interest.

(14)	The mortgage associated with 600 B Street (Comerica) was paid off in connection with a prior property sale.

(15)	The debt associated with North Pointe Corporate Center was paid off in connection with a prior property sales.

(16)	This property was sold to an affiliated party. Represents results for NNN 2002 Value Fund, LLC’s 50.0% interest.

(17)	This property was sold to an affiliated party.

(18)	In connection with the sale, we received a note receivable secured by the property, bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.

(19)	Represents results only for NNN 2003 Value Fund, LLC’s 18.3% interest.

(20)	Represents results only for NNN 2003 Value Fund, LLC’s 4.6% interest.

(21)	Represents results only for NNN 2003 Value Fund, LLC’s 75.4% interest.

(22)	Date of sale represents the date of sale of NNN 2003 Value Fund, LLC’s last remaining interest in the property. Represents results only for NNN 2003 Value Fund, LLC’s 99% interest.

(23)	Represents the book value gain. Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc., August 31, 2005 for NNN 2002 Value Fund, LLC, and December 31, 2005 for G REIT, Inc., an investment is carried at its estimated fair value less costs to sell.

(24)	The allocation of the taxable gain between ordinary and capital is as follows:

	Capital Gain/(Loss)	Ordinary Income/(Loss)	Total

T REIT, Inc.
County Center Drive	$269,000	$(2,000)	$267,000
City Center West A	$10,026,000	$—	$10,026,000
Emerald Plaza	$609,000	$—	$609,000
Pacific Corporate Park	$546,000	$—	$546,000
Reno Trademark Building	$1,425,000	$—	$1,425,000
Oakey Building	$365,000	$—	$365,000
University Heights	$1,470,000	$—	$1,470,000
AmberOaks Corporate Center	$9,974,000	$—	$9,974,000
Titan Building & Plaza	$3,314,000	$—	$3,314,000
Enclave Parkway	$369,000	$—	$369,000

G REIT, Inc.
525 B Street	$11,786,000	$550,000	$12,336,000
Park Sahara	$143,000	$8,000	$151,000
600 B Street (Comerica)	$24,919,000	$—	$24,919,000
Hawthorne Plaza	$26,026,000	$—	$26,026,000
AmberOaks Corporate Center	$10,259,000	$—	$10,259,000
Brunswig Square	$1,641,000	$—	$1,641,000
Centerpoint Corporate Park	$20,997,000	$—	$20,997,000
5508 Highway West 290	$1,446,000	$—	$1,446,000

78

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

	Capital Gain/(Loss)	Ordinary Income/(Loss)	Total

Department of Children and Families Campus	$818,000	$—	$818,000
Public Ledger Building	$4,465,000	$—	$4,465,000
Atrium Building	$665,000	$—	$665,000
Gemini Plaza	$2,125,000	$—	$2,125,000
Two Corporate Plaza	$5,651,000	$—	$5,651,000
One World Trade Center	$36,854,000	$—	$36,854,000
One Financial Plaza	$6,970,000	$—	$6,970,000
824 Market Street	$2,795,000	$—	$2,795,000
North Belt Corporate Center	$2,797,000	$—	$2,797,000
Opus Plaza at Ken Caryl	$6,000	$—	$6,000
Madrona Buildings	$7,307,000	$—	$7,307,000
Eaton Freeway Industrial Park	$(210,000)	$—	$(210,000)
North Pointe Corporate Center	$952,000	$—	$952,000
Bay View Plaza	$(1,345,000)	$—	$(1,345,000)

NNN 2002 Value Fund, LLC
Bank of America Plaza West	$6,369,000	$12,000	$6,381,000
Netpark	$8,996,000	$633,000	$9,629,000

NNN 2003 Value Fund, LLC
Satellite Place	$—	$509,000	$509,000
Financial Plaza	$—	$3,072,000	$3,072,000
801 K Street	$1,972,000	$—	$1,972,000
Emerald Plaza	$1,029,000	$—	$1,029,000
Southwood Tower	$3,239,000	$—	$3,239,000
Oakey Building	$2,816,000	$—	$2,816,000
3500 Maple	$—	$1,440,000	$1,440,000
Interwood	$1,952,000	$—	$1,952,000
Daniels Road land parcel	$459,000	$—	$459,000
Woodside Corporate Park	$3,824,000	$—	$3,824,000

79

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table I presents the experience of Grubb & Ellis Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2007. As of December 31, 2007, there were 104 private programs which closed in the preceding three years. 102 programs are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2007, there were two affiliated investments by two public programs in a private program where the offering closed in the preceding three years. This affiliated investment is disclosed in Table I. Table I further reflects the impact of affiliated ownership on offering proceeds by excluding the affilated program ownership.

There is one notes program, NNN Collateralized Senior Notes Program, LLC, which offering closed in the preceding three years. This program is not aggregated as the investment objective differs from the other private programs. An investor in the notes program is making an investment in note units, which is a loan to the company, not an equity investment. The company is owned by Grubb & Ellis Realty Investors which intends to use the net proceeds to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated real estate programs. Grubb & Ellis Realty Investors, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

In addition, 17 prior programs remained open as of December 31, 2007. As of December 31, 2007, the Dollar Amount Raised for open programs was $136,684,000, representing 70.9% of the aggregate Dollar Amount Offered totaling $192,750,000.

80

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2007

						Total Private
	NNN	NNN	102	Subtotal of	Less	Programs Excluding
	Opportunity	Collateralized	TIC	104 Private	1 Affiliated	Affiliated
	Fund VIII, LLC	Senior Notes, LLC	Programs	Programs	Program	Ownership

Dollar Amount Offered	$20,000,000	$50,000,000	$1,420,242,000	$1,490,242,000	$4,751,000	$1,485,491,000

Dollar Amount Raised	$11,806,000	$16,277,000	$1,420,202,000	$1,448,285,000	$4,751,000	$1,443,534,000

Percentage Amount Raised	59.0%	32.6%	100.0%	97.2%	100.0%	97.2%

Less Offering Expenses:
Selling Commissions	7.0%	5.8%	6.9%	6.9%	7.0%	6.9%
Marketing Support & Due Diligence Reimbursement	3.5%	1.5%	3.3%	3.3%	2.5%	3.3%
Organization & Offering Expenses(1)	2.5%	1.0%	2.5%	2.5%	4.0%	2.5%
Reserves	8.0%	—%	5.5%	5.4%	2.5%	5.4%

Percent Available for Investment	79.0%	91.7%	81.8%	81.9%	84.0%	81.9%
Acquisition Cost:
Cash Down Payment	74.5%	91.7%	76.3%	76.5%	80.7%	76.4%
Loan Fees(2)	2.5%	—%	3.9%	3.8%	3.3%	3.9%
Acquisition Fees Paid to Affiliates	2.0%	—%	—%	—%	—%	—%

Total Acquisition Cost	79.0%	91.7%	80.2%	80.3%	84.0%	80.3%

Percent Leveraged	82%	n/a	72%	71%
Date Offering Began	December 13, 2004	August 1, 2006	May 7, 2004 to August 29, 2007
Date Offering Ended	June 16, 2006	March 26, 2007	January 5, 2005 to December 13, 2007
Length of Offering (months)	18 months	8 months	1 to 17 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	n/a	n/a	1 to 12 months
Number of Investors
Note Unit Holders	—	222	—	222	—	222
LLC Members	336	—	2,312	2,648	2	2,646
Tenants In Common (TICs)	—	—	2,785	2,785	—	2,785

Total	336	222	5,097	5,655	2	5,653

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Includes amounts paid to third parties and Grubb & Ellis Group and its affiliates.

81

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2007

Table II presents the types of compensation paid to Grubb & Ellis Group and its affiliates in connection with prior programs during the three years prior to December 31, 2007. As of December 31, 2007, there were 197 private programs which paid compensation to Grubb & Ellis Group and its affiliates during the preceding three years. 103 private program offerings closed in the past three years. As of December 31, 2007, there were 14 affiliated investments by public programs in 11 private programs, 2 which closed in the three years prior to December 31, 2007. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs. 94 Other Programs made payments to Grubb & Ellis Group and its affiliates in the three years prior to December 31, 2007, 77 of the Other Programs closed prior to December 31, 2004 and 17 of the Other Programs remained open as of December 31, 2007.

82

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

					Total
					Private
					Programs
	103	94	197	Less	Excluding
	Private	Other	Private	11 Affiliated	Affiliated
	Programs	Programs	Programs	Programs	Ownership

Date Offering Commenced	May 7, 2004 to August 29, 2007	July 1, 1998 to November 27, 2007
Dollar Amount Raised	$1,432,006,000	$749,410,000	$2,181,416,000	$61,635,000	$2,119,781,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$98,877,000	$9,675,000	$108,552,000	$279,000	$108,273,000
Marketing Support & Due Diligence Reimbursement	47,180,000	4,698,000	51,878,000	100,000	51,778,000
Organization & Offering Expenses	29,076,000	2,607,000	31,683,000	160,000	31,523,000
Loan Fees	14,626,000	1,508,000	16,134,000	—	16,134,000
Acquisition Fees	—	—	—	—	—

Totals	$189,759,000	$18,488,000	$208,247,000	$539,000	$207,708,000

Amounts paid to Sponsor at Acquisition for
Real Estate Acquisition Fees	$89,810,000	$7,413,000	$97,223,000	$274,000	$96,949,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$214,343,000	$134,705,000	$349,048,000	$12,162,000	$336,886,000

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	2,519,000	7,957,000	10,476,000	1,126,000	9,350,000
Asset Management Fees	31,000	991,000	1,022,000	—	1,022,000
Leasing Commissions	40,000	643,000	683,000	29,000	654,000

Totals	$2,590,000	$9,591,000	$12,181,000	$1,155,000	$11,026,000

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	10,484,000	8,627,000	19,111,000	611,000	18,500,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions	5,448,000	5,459,000	10,907,000	238,000	10,669,000

Totals	$15,932,000	$14,086,000	$30,018,000	$849,000	$29,169,000

Amounts Paid to Sponsor from Operations — Year 2007
Property Management Fees	15,610,000	4,248,000	19,858,000	244,000	19,614,000
Asset Management Fees	35,000	30,000	65,000	—	65,000
Leasing Commissions	6,818,000	2,910,000	9,728,000	68,000	9,660,000

Totals	$22,463,000	$7,188,000	$29,651,000	$312,000	$29,339,000

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$13,579,000	$24,402,000	$37,981,000	$2,013,000	$35,968,000
Incentive Fees	78,000	2,593,000	2,671,000	183,000	2,488,000
Construction Management Fees	913,000	596,000	1,509,000	88,000	1,421,000
Refinancing Fees	639,000	361,000	1,000,000	82,000	918,000

Totals	$15,209,000	$27,952,000	$43,161,000	$2,366,000	$40,795,000

83

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2007	2006	2005	2004	2003
	132 TIC	118 TIC	85 TIC	45 TIC	21 TIC
	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$457,039,000	$353,409,000	$222,797,000	$122,967,000	$37,570,000
Profit on Sale of Properties	46,562,000	38,606,000	35,250,000	—	12,000
Less:
Operating Expenses	176,524,000	131,146,000	83,829,000	42,684,000	13,918,000
Owners Expenses	11,823,000	8,906,000	3,774,000	1,554,000	540,000
Interest Expense	162,938,000	128,262,000	67,923,000	28,769,000	8,281,000
Depreciation & Amortization (1)

Net Income (1)	$152,316,000	$123,701,000	$102,521,000	$49,960,000	$14,843,000

Taxable Income (Loss) (1)
Cash Generated From:
Operations	114,180,000	$86,322,000	$68,963,000	$49,062,000	$14,831,000
Sales	154,471,000	109,710,000	124,049,000	—	—
Refinancing	4,025,000	2,929,000	7,578,000	819,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	272,676,000	198,961,000	200,590,000	49,881,000	14,831,000
Additional Cash Adjustments	—	—	—	—	—
Less: Monthly Mortgage Principal Repayments	7,334,000	5,424,000	6,539,000	4,115,000	606,000

Cash Generated From Operations, Sales & Refinancing	265,342,000	193,537,000	194,051,000	45,766,000	14,225,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	90,907,000	72,659,000	49,383,000	26,878,000	6,884,000
Sales & Refinancing	156,006,000	110,693,000	121,385,000	757,000	—
Other (return of capital)(2)	6,543,000	3,831,000	325,000	243,000	—

Cash Generated (Deficiency) after Cash Distributions	11,886,000	6,354,000	22,958,000	17,888,000	7,341,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$11,886,000	$6,354,000	$22,958,000	$17,888,000	$7,341,000

Tax and Distribution Data Per $1,000 Invested (3)
Federal Income Tax Results (1):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	3.93	2.59	0.29	0.46	—
Sources (on Cash basis)
— Sales and Refinancing	93.62	74.70	107.58	1.44	—
— Operations	$54.55	$49.03	$43.77	$51.27	$31.69

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled CAM and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

84

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Grubb & Ellis Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2007	2006	2005	2004	2003
	4 Affiliated	8 Affiliated	8 Affiliated	9 Affiliated	3 Affiliated
	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$6,497,000	$6,912,000	$11,079,000	$18,014,000	$5,864,000
Profit on Sale of Properties	271,000	7,151,000	2,595,000	—	—
Less: Operating Expenses	2,934,000	4,059,000	5,475,000	6,510,000	2,612,000
Owners Expenses	78,000	171,000	159,000	150,000	74,000
Interest Expense	1,505,000	2,093,000	2,702,000	3,565,000	1,128,000
Depreciation & Amortization (1)

Net Income (1)	$2,251,000	$7,740,000	$5,338,000	$7,789,000	$2,050,000

Taxable Income (loss) (1):
Cash Generated From:
Operations	$2,015,000	$1,011,000	$2,800,000	$7,475,000	$2,050,000
Sales	724,000	20,676,000	10,028,000	—	—
Refinancing	—	—	(10,000)	287,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	2,739,000	21,687,000	12,818,000	7,762,000	2,050,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	362,000	114,000	140,000	93,000	22,000

Cash Generated From Operations, Sales & Refinancing	2,377,000	21,573,000	12,678,000	7,669,000	2,028,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	624,000	1,288,000	2,641,000	3,791,000	1,057,000
Sales & Refinancing	724,000	21,727,000	9,826,000	259,000	—
Other (return of capital)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	1,029,000	(1,442,000)	211,000	3,619,000	971,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,029,000	$(1,442,000)	$211,000	$3,619,000	$971,000

Tax and Distribution Data Per $1,000 Invested(2)
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)	$—	$—	$—	$—	$—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	33.16	466.33	210.90	4.43	—
— Operations	$28.58	$27.64	$56.68	$64.87	$34.71

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax basis for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Based on the total offering raised at the close of the program.

85

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2007. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Grubb & Ellis Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2007	2006	2005	2004	2003
	132 TIC	118	85	45	21
	Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$450,542,000	$346,497,000	$211,718,000	$104,953,000	$31,706,000
Profit on Sale of Properties	46,291,000	31,455,000	32,655,000	—	12,000
Less: Operating Expenses	173,590,000	127,087,000	78,354,000	36,174,000	11,306,000
Owners Expenses	11,745,000	8,735,000	3,615,000	1,404,000	466,000
Interest Expense	161,433,000	126,169,000	65,221,000	25,204,000	7,153,000

Depreciation & Amortization (1)
Net Income (1):	$150,065,000	$115,961,000	$97,183,000	$42,171,000	$12,793,000

Taxable Income (loss) (1):
Cash Generated From:
Operations	$112,165,000	$85,311,000	$66,163,000	$41,587,000	$12,781,000
Sales	153,747,000	89,034,000	114,021,000	—	—
Refinancing	4,025,000	2,929,000	7,588,000	532,000	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	269,937,000	177,274,000	187,772,000	42,119,000	12,781,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	6,972,000	5,310,000	6,399,000	4,022,000	584,000

Cash Generated From Operations, Sales & Refinancing	262,965,000	171,964,000	181,373,000	38,097,000	12,197,000
Less: Cash Distributions to Investors From:
Operating Cash Flow	90,283,000	71,371,000	46,742,000	23,087,000	5,827,000
Sales & Refinancing	155,282,000	88,966,000	111,559,000	498,000	—
Other (return of capital) (2)	6,543,000	3,831,000	325,000	243,000	—

Cash Generated (Deficiency) after Cash Distributions	10,857,000	7,796,000	22,747,000	14,269,000	6,370,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$10,857,000	$7,796,000	$22,747,000	$14,269,000	$6,370,000

Tax and Distribution Data Per $1,000 Invested (3)
Federal Income Tax Results (1):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—
— Return of Capital	3.98	$2.67	$0.30	$0.52	$0.00
Sources (on Cash basis)
— Sales and Refinancings	94.42	61.99	103.13	1.07	0.00
— Operations	$54.90	$49.73	$43.21	$49.56	$31.19

(1)	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

(2)	Amounts may be the result of several reasons, including but not limited to the following: utilization of equity funded reserves for designated repairs in apartment programs; utilization of equity funded reserves for payment of mezzanine interest; acceleration of payments for interest expense and property taxes for income tax purposes; unbilled common area maintenance, or CAM, and rents at the year end; unanticipated expenses due to hurricane damage at two properties.

(3)	Based on the total offering raised at the close of the program.

86

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2007. The multiple property investment fund offers LLC units of interest to investors. The program was formed for the purpose of acquiring a number of unspecified properties selected by its Manager, Grubb & Ellis Realty Investors.

	NNN Opportunity Fund VIII, LLC	NNN Opportunity Fund VIII, LLC
	2007	2006

Gross Revenues	$5,229,000	$2,514,000
Profit on Sale of Properties	—	848,000
Less: Operating Expenses	2,482,000	880,000
Owners Expenses	133,000	77,000
Interest Expense	3,338,000	1,577,000
Depreciation & Amortization	1,318,000	606,000

Net Income — Tax Basis	(2,042,000)	$222,000

Taxable Income From:
Operations	(2,042,000)	(626,000)
Gain on Sale	—	848,000
Cash Generated From:
Operations	(724,000)	(20,000)
Sales	—	1,614,000
Refinancing	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	(724,000)	1,594,000
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	—

Cash Generated From Operations, Sales & Refinancing	(724,000)	1,594,000
Less: Cash Distributions to Investors From:
Operating Cash Flow
Sales & Refinancing	525,000	346,000
Other (return of capital)	65,000	—

Cash Generated (Deficiency) after Cash Distributions	(1,249,000)	1,248,000
Less: Special Items (not including Sales & Refinancing)	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,249,000)	$1,248,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(172.96)	$(53.02)
— from recapture
Capital Gain (Loss)	—	71.83
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—
— Return of Capital	5.51	—
Sources (on Cash basis)
— Sales	44.47	29.31
— Refinancing	—	—
— Operations	$—	$—

87

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAM

Table III presents certain operating results for a program which has closed its offering during the five years ended December 31, 2007. The notes program presented offers units of interest in the companys’ collateralized notes offering. The program was formed for the purpose of making loans to affiliates of Grubb & Ellis Group. Investors are making loans to the program. Grubb & Ellis Realty Investors, as the sole member of the company, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the company, not the note unit holders.

	NNN Collateralized Senior Notes, LLC	NNN Collateralized Senior Notes, LLC
	2007	2006

Gross Revenues (1)	$676,000 (1)	$15,000 (1)
Profit on Sale of Properties
Less: Operating Expenses	—	—
Owners Expenses	2,000	—
Interest Expense (2)	1,404,000 (2)	100,000 (2)
Depreciation & Amortization	288,000	31,000

Net Income — Tax Basis	(1,018,000)	(116,000)

Taxable Income From:
Operations	(1,018,000)	(116,000)
Gain on Sale
Cash Generated From:
Operations	(730,000)	(85,000)
Sales	—	—
Refinancing	—	—

Cash Generated From Operations, Sales & Refinancing	(730,000)	(85,000)
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—
Sales & Refinancing	—	—
Other (return of capital)	—	—

Cash Generated (Deficiency) after Cash Distributions	(730,000)	(85,000)
Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(730,000)	$(85,000)

Tax and Distribution Data Per $1,000 Invested
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$8.75	$8.75
— Return of Capital	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—
— Operations	$—	$—

(1)	Gross Revenues represent interest income from loans made to other affiliated programs of Grubb & Ellis Group.

(2)	Cash distributions to the note unit holders are included in Interest Expense above.

88

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2007.

			NNN					NNN		NNN	Truckee
			Town	NNN	NNN	NNN	Yerington	Tech	NNN	County	River
	Tellride	Kiwi	&	Bryant	Saddleback	Fund	Shopping	Fund	Alamosa	Center	Office
	Barstow,	Assoc,	Country,	Ranch,	Financial,	VIII,	Center,	III,	Plaza,	Drive,	Tower,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,620,000	$2,681,000	$7,200,000	$5,000,000	$3,866,000	$8,000,000	$1,625,000	$3,699,000	$6,650,000	$3,125,000	$5,550,000
Number of Properties Purchased	1	1	1	1	1	3	1	3	1	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02	15-Jul-99
Date of First Sale of Property	19-Feb-03	25-Feb-03	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05	15-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05	15-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$26.58	$71.23	$—	$11.83	$125.22	$54.24	$—	$13.82	$—	$—
Sources (on Cash basis)
— Sales	$884.53	$1,053.34	$1,221.31	$1,206.17	$1,384.96	$1,305.19	$1,132.76	$1,293.88	$1,266.59	$1,206.37	$953.00
— Refinancing	$—	$—	$68.33	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$401.16	$175.12	$268.98	$184.74	$181.08	$129.11	$496.14	$446.45	$210.94	$247.48	$619.55

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

89

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

		NNN	NNN	NNN	NNN	NNN			NNN	NNN	NNN
	NNN	Rocky Mountain	Jefferson	City Center	LV 1900	Park	NNN	NNN	Springtown	Emerald	Kahana
	North Reno	Exchange,	Square,	West A,	Aerojet Way	Sahara,	801 K Street,	Timberhills,	Mall,	Plaza,	Gateway,
	LLC	LLC (2)	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$2,750,000	$2,670,000	$9,200,000	$1,238,000	$2,000,000	$4,953,000	$29,600,000	$3,695,000	$2,550,000	$42,800,000	$8,140,000
Number of Properties Purchased	1	1	2	1	1	5	1	1	1	1	3
Date of Closing of Offering	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03	5-Jan-05	6-Mar-03
Date of First Sale of Property	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05
Date of Final Sale of Property	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05	10-Nov-05	15-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1)):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$—	$24.79	$—	$13.68	$—	$35.18	$—	$—	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,758.24	$829.87	$1,308.76	$1,300.67	$1,123.45	$1,102.58	$1,124.72	$1,387.80	$1,206.35	$1,203.34	$1,638.63
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$323.12	$187.30	$189.41	$262.83	$319.50	$128.07	$113.57	$305.43	$439.16	$92.28	$252.29

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(2)	The investors received a note from Buyer as distributed proceeds from the sale.

90

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

							NNN
	NNN		NNN	NNN	NNN	NNN	Amber	NNN	NNN	NNN	NNN
	Exchange	NNN	1851 E 1st	Reno	Oakey Building	City Center	Oaks	Titan Building	Las Cimas	901 Corporate	Sacramento
	Fund III,	PCP 1,	Street,	Trademark,	2003,	West B,	III,	and Plaza,	II and III,	Center,	Corporate,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,220,000	$32,250,000	$6,292,000	$12,000,000
Number of Properties Purchased	1	6	1	1	1	1	1	1	2	1	1
Date of Closing of Offering	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02	9-Dec-04	3-Oct-03	21-May-01
Date of First Sale of Property	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06
Date of Final Sale of Property	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06	7-Aug-06	22-Aug-06	17-Nov-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Return of Capital	$14.36	$—	$—	$—	$—	$—	$—	$—	$—	$10.89	$—
Sources (on Cash basis)
— Sales	$427.98	$1,016.63	$1,262.45	$1,256.62	$1,343.87	$1,882.87	$1,622.67	$1,582.58	$1,328.68	$1,190.72	$1,396.11
— Refinancing	$—	$—	$36.59	$283.64	$—	$—	$—	$—	$—	$—	$—
— Operations	$235.35	$283.85	$238.01	$361.45	$136.48	$306.07	$190.19	$589.44	$199.70	$172.94	$405.69

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

91

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

	NNN		NNN		NNN	NNN	NNN	NNN	NNN
	Parkwood	NNN	Wolf Pen	NNN	Enclave	4241 Bowling	2004 Notes	2005 Notes	2006 Notes
	Complex,	Twain,	Plaza,	Buschwood,	Parkway,	Green,	Program,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$7,472,000	$2,925,000	$5,500,000	$3,200,000	$15,350,000	$2,850,000	$5,000,000	$2,300,000	$1,045,000	$320,006,000
Number of Properties Purchased	2	1	1	1	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	23-Apr-03	20-May-04	23-Oct-02	25-Mar-03	27-May-04	27-Dec-02	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	27-May-05	16-Mar-07	30-Mar-07	16-May-07	14-Jun-07	28-Aug-07	N/A	N/A	N/A
Date of Final Sale of Property	27-Dec-06	16-Mar-07	30-Mar-07	16-May-07	14-Jun-07	28-Aug-07	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (1):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—	$66.00	$33.00	$30.00
— Return of Capital	$—	$47.72	$2.33	$—	$—	$29.65	$—	$—	$—
Sources (on Cash basis)
— Sales	$1,319.02	$1,265.15	$1,432.80	$1,266.69	$1,447.06	$1,062.43	$—	$—	$—
— Refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—
— Operations	$377.68	$273.03	$370.44	$317.62	$355.73	$357.04	$—	$—	$—

(1)	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

92

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2007

Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2007. One sale is a NNN 2001 Value Fund, LLC property and 43 sales are of other TIC properties.

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

Yerington Plaza Shopping Center, Yerington, NV	Mar-99	Jan-05	$1,925,000	$3,114,000	N/A	N/A	$5,039,000	$3,316,000	$1,261,000	$4,577,000	462,000	(32,000)
Moreno Corporate Center, Moreno Valley, CA	Jun-00	Feb-05	$6,688,000	$8,247,000	N/A	N/A	$14,935,000	$9,200,000	$3,421,000	$12,621,000	2,314,000	(503,000)
Alamosa Plaza Shopping Center, Las Vegas, NV	Oct-02	Mar-05	$8,539,000	$13,135,000	N/A	N/A	$21,674,000	$13,500,000	$5,214,000	$18,714,000	2,960,000	—
County Center Drive, Temecula, CA(5)	Sep-01	Apr-05	$3,615,000	$2,952,000	N/A	N/A	$6,567,000	$3,210,000	$2,248,000	$5,458,000	1,109,000	180,000
Truckee River Office Tower, Reno, NV	Dec-98	Apr-05	$4,903,000	$12,000,000	N/A	N/A	$16,903,000	$12,000,000	$6,434,000	$18,434,000	(1,531,000)	1,952,000
North Reno Plaza Shopping Center, Reno, NV	Jun-02	May-05	$4,751,000	$5,261,000	N/A	N/A	$10,012,000	$5,400,000	$1,899,000	$7,299,000	2,713,000	(116,000)
Galena Street Building, Denver, CO(6)	Nov-00	May-05	—	$5,275,000	$2,106,000	N/A	$7,381,000	$5,275,000	$2,542,000	$7,817,000	(436,000)	425,000
Jefferson Square, Seattle, WA	Jul-03	Jul-05	$12,051,000	$12,835,000	N/A	N/A	$24,886,000	$13,070,000	$7,584,000	$20,654,000	4,232,000	498,000
City Center West ‘A’, Las Vegas, NV(7)	Mar-02	Jul-05	$15,982,000	$12,359,000	N/A	N/A	$28,341,000	$13,000,000	$9,713,000	$22,713,000	5,628,000	632,000
801 K Street Building, Sacramento, CA(8)	Mar-04	Aug-05	$34,092,000	$41,350,000	N/A	N/A	$75,442,000	$41,350,000	$26,333,000	$67,683,000	7,759,000	451,000
1900 Aerojet Way, Las Vegas, NV	Aug-01	Sep-05	$2,255,000	$3,491,000	N/A	N/A	$5,746,000	$3,625,000	$1,740,000	$5,365,000	381,000	157,000
1840 Aerojet Way, Las Vegas, NV	Sep-01	Sep-05	$3,128,000	$2,670,000	N/A	N/A	$5,798,000	$2,938,000	$2,371,000	$5,309,000	489,000	N/A
Timberhills Shopping Center, Sonora, CA	Nov-01	Oct-05	$4,916,000	$6,163,000	N/A	N/A	$11,079,000	$6,390,000	$3,122,000	$9,512,000	1,567,000	453,000
Springtown Mall Shopping Center, San Marcos, TX	Dec-02	Nov-05	$2,874,000	$4,541,000	N/A	N/A	$7,415,000	$4,700,000	$1,940,000	$6,640,000	775,000	(184,000)
Emerald Plaza, San Diego, CA(9)(10)	Jun-04	Nov-05	$50,123,000	$68,500,000	N/A	N/A	$118,623,000	$68,500,000	$33,925,000	$102,425,000	16,198,000	(1,100,000)

93

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2007

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

Kahana Gateway Shopping Center and Professional Building, Maui, HI	Dec-02	Nov-05	$11,165,000	$12,642,000	N/A	N/A	$23,807,000	$13,041,000	$6,732,000	$19,773,000	4,034,000	602,000
County Fair Mall, Woodland, CA	Dec-99	Dec-05	$2,978,000	$11,489,000	N/A	N/A	$14,467,000	$11,835,000	$5,643,000	$17,478,000	(3,011,000)	649,000
Park Sahara Office Park, Las Vegas, NV(11)	Mar-03	Dec-05	$6,549,000	$7,912,000	N/A	N/A	$14,461,000	$8,400,000	$4,327,000	$12,727,000	1,734,000	(261,000)
Pacific Corporate Park, Lake Forest, CA(12)(13)	Mar-02	Dec-05	$12,655,000	$15,500,000	N/A	N/A	$28,155,000	$15,500,000	$9,816,000	$25,316,000	2,839,000	(604,000)
1851 E 1st Street, Santa Ana, CA	Jun-03	Jan-06	$24,141,000	$49,000,000	N/A	N/A	$73,141,000	$45,375,000	$18,588,000	$63,963,000	9,178,000	(977,000)
Reno Trademark, Reno, NV(14)	Sep-01	Jan-06	$5,743,000	$4,445,000	N/A	N/A	$10,188,000	$2,700,000	$4,920,000	$7,620,000	2,568,000	78,000
Oakey Building, Las Vegas, NV(15)	Apr-04	Jan-06	$7,428,000	$10,650,000	N/A	N/A	$18,078,000	$4,000,000	$11,441,000	$15,441,000	2,637,000	1,626,000
City Center West ‘B’, Las Vegas, NV	Jan-02	Apr-06	$18,319,000	$14,116,000	N/A	N/A	$32,435,000	$14,650,000	$7,516,000	$22,166,000	10,269,000	(3,257,000)
Amber Oaks III, Austin, TX(16)	Jan-04	Jun-06	$16,253,000	$15,000,000	N/A	N/A	$31,253,000	$15,000,000	$9,737,000	$24,737,000	6,516,000	1,412,000
Titan Building and Plaza, San Antonio, TX(17)	Apr-02	Jul-06	$6,522,000	$6,900,000	N/A	N/A	$13,422,000	$6,000,000	$4,130,000	$10,130,000	3,292,000	1,565,000
Las Cimas II and III, Austin, TX	Sep-04	Aug-06	$44,215,000	$45,218,000	N/A	N/A	$89,433,000	$46,800,000	$27,046,000	$73,846,000	15,587,000	(569,000)
901 Corporate Center, Monterey Park, CA	Aug-03	Aug-06	$8,602,000	$10,906,000	N/A	N/A	$19,508,000	$11,310,000	$5,362,000	$16,672,000	2,836,000	(918,000)
Sacramento Corporate Center, Sacramento, CA	Mar-01	Nov-06	$22,735,000	$21,213,000	N/A	N/A	$43,948,000	$22,250,000	$14,334,000	$36,584,000	7,364,000	(255,000)
Parkwood I and II, Woodlands, TX	Dec-02	Dec-06	$10,198,000	$14,531,000	N/A	N/A	$24,729,000	$13,922,000	$8,535,000	$22,457,000	2,272,000	3,218,000
Twain Business Bank of Nevada, Las Vegas, NV	Dec-03	Mar-07	$3,756,000	$3,507,000	N/A	N/A	$7,263,000	$3,750,000	$2,024,000	$5,774,000	1,489,000	(268,000)
Wolf Pen Plaza, College Station, TX	Sep-02	Mar-07	$8,184,000	$11,617,000	N/A	N/A	$19,801,000	$12,265,000	$4,612,000	$16,877,000	2,924,000	342,000

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TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2007

								Cost of Properties
								Including Closing & Soft Costs
			Selling Price,						Total
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
						Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from			Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property(1)	Acquired	Sale	Costs(2)	of Sale	Program	GAAP	Total	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

One Financial Plaza, Saint Louis, MO (18)	Aug-04	Mar-07	$15,031,000	$30,750,000	N/A	N/A	$45,781,000	$30,750,000	$12,934,000	$43,684,000	2,097,000	206,000
4 Hutton Centre, Santa Ana, CA	Jan-05	Apr-07	$28,358,000	$31,971,000	N/A	N/A	$60,329,000	$32,250,000	$19,038,000	$51,288,000	9,041,000	(178,000)
Arapahoe Service Center II, Englewood, CO	Apr-02	May-07	$6,414,000	$4,574,000	N/A	N/A	$10,988,000	$5,000,000	$3,329,000	$8,329,000	2,659,000	(621,000)
Buschwood III, Tampa, FL	Mar-03	May-07	$4,648,000	$4,372,000	N/A	N/A	$9,020,000	$4,600,000	$2,841,000	$7,441,000	1,579,000	(167,000)
Parkway Towers, Nashville, TN	May-03	Jun-07	$8,631,000	$8,307,000	N/A	N/A	$16,938,000	$8,700,000	$6,247,000	$14,947,000	1,991,000	(161,000)
1401 Enclave Parkway, Houston, TX	Dec-03	Jun-07	$23,287,000	$22,525,000	N/A	N/A	$45,812,000	$23,600,000	$13,879,000	$37,479,000	8,333,000	1,070,000
Fountain Square, Boca Raton, FL	Oct-04	Jun-07	$24,181,000	$35,209,000	N/A	N/A	$59,390,000	$35,476,000	$18,427,000	$53,903,000	5,487,000	(914,000)
Washington Square, Stephenville, TX	Nov-01	Jul-07	$4,339,000	$4,618,000	N/A	N/A	$8,957,000	$4,890,000	$2,727,000	$7,617,000	1,340,000	(343,000)
4241 Bowling Green, Sacramento, CA	Sep-02	Aug-07	$3,056,000	$2,814,000	N/A	N/A	$5,870,000	$3,092,000	$2,205,000	$5,297,000	573,000	77,000
633 17th Street, Denver, CO	Dec-05	Sep-07	$44,645,000	$63,331,000	N/A	N/A	$107,976,000	$67,500,000	$27,231,000	$94,731,000	13,245,000	(1,591,000)
Brookhollow Park, San Antonio, TX	Jul-02	Dec-07	$7,069,000	$9,542,000	N/A	N/A	$16,611,000	$10,250,000	$6,275,000	$16,525,000	86,000	1,115,000
Caledon Wood Apartments, Greenville County, SC	Jan-06	Dec-07	$10,037,000	$17,000,000	N/A	N/A	$27,037,000	$17,000,000	$7,911,000	$24,911,000	2,126,000	(106,000)
The Meadows Apartments, Asheville, NC	Mar-06	Dec-07	$11,306,000	$21,300,000	N/A	N/A	$32,606,000	$21,300,000	$8,513,000	$29,813,000	2,793,000	(167,000)

(1)	No sales were to affiliated parties except as noted below.

(2)	Net cash received plus assumption of certain liabilities by buyer.

(3)	Does not include pro-rata share of original offering costs.

(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing

(5)	TREIT Inc, an affiliate owned a 16.0% tenant in common interest in the NNN County Center Drive, LLC. The private program owning 84.0% of the property. The above reflects sale results, or 100.0% ownership.

(6)	This property was sold to Grubb & Ellis Realty Investors, LLC.

(7)	A Private Program owned 10.875% of the property. TREIT, Inc, a affiliate owned 89.125% of the property. The above reflects property level sale results, or 100.0% ownership.

(8)	NNN 2003 Value Fund, LLC, an affiliate owned a 85.0% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the private program owning 100.0% of the property.

(9)	NNN 2003 Value Fund, LLC, an affiliate owned a 22.4% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100.0% of the property.

(10)	TREIT, Inc, an affiliate owned a 13.2% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100.0% of the property.

(11)	A Private Program owned 95.25% of the property. GREIT, Inc, a affiliate owned 4.75% of the property. The above reflects property level sale results, or 100.0% ownership.

(12)	NNN 2001 Value Fund, LLC owned 40.0% of the property. NNN Pacific Corporate Park I, LLC owned 60.0% of the property. The above reflects property level sale results, or 100.0% ownership.

(13)	TREIT, Inc, an affiliate, owned a 37.9% membership interest in NNN Pacific Corporate Park I, LLC which had a 60.0% interest in the property.

(14)	A Private Program owned 60.0% of the property. TREIT, Inc, an affiliate owned 40.0% of the property. The above reflects property level sale results, or 100.0% ownership.

(15)	NNN 2003 Value Fund, LLC and TREIT, Inc, affiliates, respectively owned a 75.4% and 9.8% membership interests in NNN Oakey 2003, LLC which owned 100.0% of the property.

(16)	TREIT, Inc, an affiliate owned a 75.0% tenant in common interest in NNN Amber Oaks, LLC. The private program owned 100.0% of the property.

(17)	A Private Program owned 51.5% of the property. TREIT, Inc, an affiliate owned 48.5% of the property. The above reflects property level sale results, or 100.0% ownership.

(18)	A Private Program owned 22.375% of the property. GREIT, Inc, a affiliate owned 77.625% of the property. The above reflects property level sale results, or 100.0% ownership.

*	Partial sales of the White Lakes Mall, Netpark and Camelot Plaza have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Apartment REIT, Inc. and its subsidiaries, including Grubb & Ellis Apartment REIT Holdings, L.P., except where the context otherwise requires.

The following discussion should be read in conjunction with our consolidated financial statements and notes appearing elsewhere in this Supplement No. 5. Such consolidated financial statements and information have been prepared to reflect our financial position as of December 31, 2007 and 2006, together with our results of operations and cash flows for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Our statements contained in this supplement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; our ongoing relationship with Grubb & Ellis Company, or Grubb & Ellis, or our sponsor, and its affiliates; and litigation, including without limitation, the investigation of Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors (formerly known as Triple Net Properties, LLC), by the Securities and Exchange Commission, or the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview and Background

Grubb & Ellis Apartment REIT, Inc. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation, was incorporated on December 21, 2005. We were initially capitalized on January 10, 2006 and therefore we consider that our date of inception. We seek to purchase and hold a diverse portfolio of quality apartment communities with strong, stable cash flows and growth potential in select U.S. metropolitan areas. We may also invest in real estate related securities. We focus primarily on investments that produce current income. We qualified to be taxed as a REIT for federal income tax purposes for our taxable year ended December 31, 2006 and we intend to continue to be taxed as a REIT.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering up to 100,000,000 shares of our common stock for $10.00 per share and 5,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,047,500,000. As of March 14, 2008, we had received and accepted subscriptions in our Offering for 9,710,660 shares of our common stock, or $97,015,000, excluding shares issued under the DRIP.

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We conduct substantially all of our operations through Grubb & Ellis Apartment REIT Holdings, L.P. (formerly known as NNN Apartment REIT Holdings, L.P.), or our operating partnership. We are externally advised by Grubb & Ellis Apartment REIT Advisor, LLC (formerly known as NNN Apartment REIT Advisor, LLC), or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor. Grubb & Ellis Realty Investors is the managing member of our advisor. The Advisory Agreement had an initial one-year term that expired on July 18, 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. On June 12, 2007, our board of directors and our advisor approved the renewal of the Advisory Agreement for an additional one-year term, which expires on July 18, 2008. Our advisor supervises and manages our day-to-day operations and selects the properties and securities we acquire, subject to the oversight and approval by our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that we and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, and Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services to us, including property management services.

On December 7, 2007, NNN Realty Advisors, Inc., or NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of common stock of Grubb & Ellis in exchange for their NNN Realty Advisors shares of common stock and, immediately following the merger, former NNN Realty Advisor stockholders held approximately of 59.5% of the common stock of Grubb & Ellis. As a result of the merger, we consider Grubb & Ellis to be our sponsor. Following the merger, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC, NNN Apartment Management, LLC, Triple Net Properties, LLC, NNN Residential Management, Inc. and NNN Capital Corp. changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, Grubb & Ellis Apartment Management, LLC, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Residential Management, Inc. and Grubb & Ellis Securities, Inc., respectively.

As of December 31, 2007, we owned interests in six properties in Texas consisting of 1,819 apartment units, one property in North Carolina consisting of 160 apartment units, and two properties in Virginia consisting of 394 apartment units for a total of 2,373 apartment units.

Business Strategies

We believe the following will be key factors for our success in meeting our objectives.

Following Demographic Trends and Population Shifts to Find Attractive Tenants in Quality Apartment Community Markets

According to the United States, or U.S., Census Bureau, nearly one half of total U.S. population growth between 2000 and 2030 will occur in three states: Florida, California and Texas, with each state gaining more than 12 million people in total. Included in the top five growth states are Arizona and North Carolina, projected to add 5.6 million and 4.2 million people, respectively.

We focus on property acquisitions in regions of the U.S. that seem likely to benefit from the ongoing population shift and/or are poised for strong economic growth. We further believe that these markets will likely attract quality tenants who have good income and strong credit profiles and choose to rent an apartment rather than buy a home because of their life circumstances. For example, tenants may be baby-boomers or retirees who desire freedom from home maintenance costs and property taxes or they may be service employees who have recently moved to the area and chosen not to make a long-term commitment to the area because of the itinerant nature of their employment. Tenants may also be individuals in transition who need housing while awaiting selection or construction of a home. We believe that attracting and retaining quality tenants strongly correlates with the likelihood of providing stable cash flow to our stockholders as well as increasing the value of our properties.

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Fluctuations in interest rates and the economy can benefit our business model by making it more difficult for many people to buy a home, especially a first home. We believe that as the pool of potential renters increases, the demand for apartments is also likely to increase. With this increased demand, we believe that it may be possible to raise rents and decrease rental concessions in the future at apartment communities we acquire.

Leveraging the Experience of Our Management

We believe that a critical factor for success in property acquisition lies in possessing the flexibility to move quickly when an opportunity presents itself to buy or sell a property. We believe that employing highly qualified industry professionals will allow us to better achieve this objective.

Each of our key executives has considerable experience building successful real estate companies. As an example, Stanley J. Olander, our chief executive officer, president and chairman of the board, has been responsible for the acquisition and financing of approximately 40,000 apartment units, has been an executive in the real estate industry for more than 25 years, and previously served as president and chief financial officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc., or Cornerstone. Likewise, Gus G. Remppies, our executive vice president and chief investment officer, and David L. Carneal, our executive vice president and chief operating officer, are the former chief investment officer and chief operating officer, respectively, of Cornerstone, where they oversaw the growth of that company.

We generally acquire fee simple title of our apartment communities, but may also enter into joint venture arrangements. In addition to fee simple interests, we may acquire properties subject to long-term ground leases. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

Decisions relating to the purchase or sale of properties are made by our advisor subject to the oversight and approval by our board of directors. Our board of directors has established written policies on investment objectives and borrowing. Our board of directors is responsible for monitoring the administrative procedures, investment operations and the performance of us and our advisor to ensure such policies are carried out. Our board of directors generally may change our policies or investment objectives at any time without a vote of our stockholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Acquisitions in 2006

Walker Ranch Apartment Homes — San Antonio, Texas

On October 31, 2006, we purchased Walker Ranch Apartment Homes in San Antonio, Texas, or the Walker Ranch property, from an unaffiliated third party for a purchase price of $30,750,000 plus closing costs. We financed the purchase price of the property with $22,120,000 in borrowings under our line of credit with Wachovia Bank, National Association, or Wachovia and LaSalle National Bank Association, LaSalle, which we refer to as the line of credit, and $4,740,000 in borrowings under our mezzanine line of credit with Wachovia. The balance of the purchase price was provided by funds raised through our Offering. We paid an acquisition fee of $923,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Hidden Lake Apartment Homes — San Antonio, Texas

On December 28, 2006, we purchased Hidden Lake Apartment Homes located in San Antonio, Texas, or the Hidden Lake property, from an unaffiliated third party for a purchase price of $32,030,000. We financed the purchase price of the property with $19,218,000 in borrowings under a secured mortgage loan, a $10,000,000 unsecured loan from NNN Realty Advisors and $2,500,000 in borrowings under our line of credit.

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The balance was provided by funds raised through our Offering. We paid an acquisition fee of $961,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Acquisitions in 2007

Park at Northgate — Spring, Texas

On June 12, 2007, we purchased Park at Northgate, located in Spring, Texas, or the Northgate property, for a purchase price of $16,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property from funds raised through our Offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Residences at Braemar — Charlotte, North Carolina

On June 29, 2007, we purchased Residences at Braemar, located in Charlotte, North Carolina, or the Braemar property, for a purchase price of $15,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $10,000,000, with an unpaid principal balance of $9,722,000, and a $3,300,000 unsecured loan from NNN Realty Advisors, with the balance of the purchase price provided by funds raised through our Offering. We paid an acquisition fee of $450,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Baypoint Resort — Corpus Christi, Texas

On August 2, 2007, we purchased Baypoint Resort, located in Corpus Christi, Texas, or the Baypoint property, for a purchase price of $33,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a loan secured by the property in the principal amount of $21,612,000 and a $13,200,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Towne Crossing Apartments — Mansfield, Texas

On August 29, 2007, we purchased Towne Crossing Apartments, located in Mansfield, Texas, or the Towne Crossing property, for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $15,760,000, with an unpaid principal balance of $15,366,000, and a $5,400,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $648,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Villas of El Dorado — McKinney, Texas

On November 2, 2007, we purchased Villas of El Dorado, located in McKinney, Texas, or the El Dorado property, for a purchase price of $18,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of a loan secured by the property in the principal amount of $13,600,000, with an unpaid principal balance of $13,600,000, and $3,122,000 in cash proceeds from a $3,195,000 borrowing under the Wachovia Loan (See Lines of Credit — Wachovia Loan), with the balance of the purchase price provided by funds raised through our Offering. We paid an acquisition fee of $540,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

The Heights at Olde Towne — Portsmouth, Virginia

On December 21, 2007, we purchased The Heights at Olde Towne, located in Portsmouth, Virginia, or the Heights property, for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price through a secured loan of $10,475,000, $3,205,000 in borrowings under the Wachovia Loan proceeds of $3,208,000 from a $10,000,000 unsecured loan from NNN Realty Advisors and funds raised through our Offering. An acquisition fee of $510,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

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The Myrtles at Olde Towne — Portsmouth, Virginia

On December 21, 2007, we purchased The Myrtles at Olde Towne, located in Portsmouth, Virginia, or the Myrtles property, for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a secured loan of $20,100,000, $6,788,000 in borrowings under the Wachovia Loan, proceeds of $6,792,000 from a $10,000,000 unsecured loan from NNN Realty Advisors and funds raised through our Offering. An acquisition fee of $1,080,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Leverage

As a result of the acquisition of the Walker Ranch property on October 31, 2006, our leverage exceeded 300.0%. In addition, as a result of the acquisition of the Hidden Lake property on December 28, 2006, our leverage exceeded 300.0%. In connection with each of these acquisitions, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0%, in accordance with our charter. Our board of directors determined that for each acquisition, the excess leverage was justified because it enabled us to purchase the properties during the initial stages of our Offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. As of December 31, 2007, our leverage did not exceed 300.0%.

Proposed Acquisition of Arboleda Luxury Apartments

On January 29, 2008, our board of directors approved the acquisition of Arboleda Luxury Apartments, located in Cedar Park, Texas, a northern suburb of Austin, or the Arboleda property. On March 27, 2008, we entered into an assignment agreement whereby we agreed to assume, and Grubb & Ellis Realty Investors agreed to assign, the rights, title and interest in a purchase and sale agreement, as amended, for the Arboleda property for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from our Offering. In connection with obtaining debt financing for the acquisition, on March 27, 2008, we entered into a commitment agreement with PNC ARCS LLC, the prospective lender, to obtain an $18,030,000 loan with a seven year term which would be secured by the Arboleda property. Pursuant to the commitment agreement, we were required to pay a commitment deposit in the amount of 2.0% of the maximum loan amount. The closing deadline for the loan is March 31, 2008. We expect to pay our advisor and its affiliate an acquisition fee of $878,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Arboleda property.

Critical Accounting Policies

We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation, and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

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Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We lease multifamily residential apartments under operating leases primarily with terms of one year or less. Rent and other property income is recorded when due from residents and is recognized monthly as it is earned. Other property income consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents. Expense reimbursements are recognized and presented in accordance with Emerging Issues Task Force, or EITF, Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, or Issue 99-19. Issue 99-19 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk.

Receivables are carried net of the allowances for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain residents to meet their contractual obligations under their lease agreements. We determine the adequacy of this allowance by continually evaluating individual residents’ receivables considering the tenant’s financial condition and security deposits and current economic conditions.

Capitalization of Expenditures and Depreciation of Assets

The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from 10 to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property will be retired or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

Impairment

Our properties are carried at the lower of historical cost less accumulated depreciation or fair value. We assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that would be expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. The estimation of expected future net cash flows will be inherently uncertain and will rely on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It will require us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property.

Properties Held for Sale

We account for our properties held for sale in accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, or SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is

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classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation

In accordance with SFAS No. 141, Business Combinations, we, with assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets and liabilities based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant. Allocations are made at the fair market value for furniture, fixtures and equipment on premises. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases, the value of in-place leases, tenant relationships and above or below market debt assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in the intangible assets and below market lease values, if any, would be included in intangible liabilities in our consolidated financial statements and would be amortized to rental income over the weighted average remaining term of the acquired leases with each property. As of December 31, 2007, we did not have any amounts allocated to above or below market leases.

The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

The value allocable to above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed fixed rate mortgage and the cash flow stream of a market fixed rate mortgage. The amounts allocated to above or below market debt are included in mortgage loan payables, net on our accompanying consolidated balance sheets and are amortized to interest expense over the remaining term of the assumed mortgage.

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These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Qualification as a REIT

We elected to be taxed as a REIT under Section 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and, upon the election being made, we have been taxed as such beginning with our taxable year ended December 31, 2006. We intend to continue to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90.0% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates starting with that year and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service were to grant us relief under certain statutory provisions. Such an event could have a material adverse effect on our results of operations and net cash available for distribution to stockholders.

Factors which may Influence Results of Operations

Rental Income

The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and space available from unscheduled lease terminations at the existing rental rates and the timing of the disposition of the properties. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Offering Proceeds

If we fail to raise significant proceeds under our Offering, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, expose our stockholders to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of offering proceeds we raise, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material adverse effect on our results of operations and could impact our ability to continue to pay distributions at current rates to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders. As part of our compliance with the Sarbanes-Oxley Act, we are providing management’s assessment of our internal control over financial reporting as of December 31, 2007.

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and

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regulations will continue to involve significant, and potentially increasing costs and, our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Results of Operations

Our operating results are primarily comprised of income derived from our portfolio of apartment properties.

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties, the financial impact of the downturn of the credit markets, and those risks in the Risk Factors section of our prospectus and other filings with the SEC.

We had limited results of operations for the period from January 10, 2006 (Date of Inception) through December 31, 2006 and therefore our results of operations for the year ended December 31, 2007 are not comparable. Except where otherwise noted, the increase in operations is due to owning nine properties as of December 31, 2007 as compared to owning two properties as of December 31, 2006.

Revenues

For the year ended December 31, 2007, revenues were $12,705,000 as compared to $659,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. In 2007, revenue was comprised of rental income of $11,610,000 and other property revenues of $1,095,000. In 2006, revenue was comprised of rental income of $615,000 and other property revenues of $44,000.

Rental Expenses

For the year ended December 31, 2007, rental expenses were $6,223,000 as compared to $266,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. In 2007, rental expenses were comprised of real estate taxes of $2,488,000, utilities of $599,000, repairs and maintenance of $852,000, property management fees of $489,000, administration of $1,606,000 and insurance of $189,000. In 2006, rental expenses were comprised of real estate taxes of $115,000, utilities of $28,000, repairs and maintenance of $22,000, property management fees of $24,000, administration of $72,000 and insurance of $5,000.

General and Administrative

For the year ended December 31, 2007, general and administrative was $2,383,000 as compared to $294,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. In 2007, general and administrative consisted primarily of director and officer’s insurance premiums of $202,000, directors’ fees of $100,000, restricted stock compensation of $15,000, professional and legal fees of $788,000, postage and delivery of $31,000, asset management fees of $950,000 and bad debt expense of $264,000. In 2006, general and administrative consisted primarily of director and officer’s insurance premiums of $87,000, directors’ fees of $53,000, restricted stock compensation of $11,000 and professional and legal fees of $135,000. The increase in general and administrative was due to a full year of operations and increased legal and professional fees in connection with the acquisition of our seven properties, as well as asset management fees on the portfolio of nine properties.

Depreciation and Amortization

For the year ended December 31, 2007, depreciation and amortization was $5,385,000 as compared to $289,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. In 2007, depreciation and amortization was comprised of depreciation on the properties of $3,434,000, amortization of identified intangible assets of $485,000 and amortization of lease commissions of $1,466,000. In 2006, depreciation and amortization was comprised of depreciation on the properties of $188,000 and amortization of identified intangible assets of $101,000.

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Interest Expense

For the year ended December 31, 2007, interest expense was $4,386,000 as compared to $339,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, interest expense related to interest on our mortgage loan payables and line of credit of $3,950,000 and $284,000, respectively, interest expense on the unsecured note payables to NNN Realty Advisors of $204,000 and $8,000, respectively, interest expense on our mezzanine line of credit of $0 and $17,000, respectively, and amortization of loan fees associated with acquiring the mortgage loan payables of $232,000 and $30,000, respectively, that are being amortized to interest expense over the terms of the related mortgage loan payables.

Interest and Dividend Income

For the year ended December 31, 2007, interest and dividend income was $91,000 as compared to $6,000 for the period from January 10, 2006 (Date of Inception) through December 31, 2006. In 2007, interest and dividend income was related primarily to interest earned on our money market accounts. The increase in interest and dividend income was due to having higher cash balances in 2007 as compared to 2006.

Net Loss

For the year ended December 31, 2007, net loss was $(5,579,000), or $(1.10) per share, as compared to $(523,000), or $(1.99) per share, for the period from January 10, 2006 (Date of Inception) through December 31, 2006. The increase in net loss was due to the factors discussed above.

Liquidity and Capital Resources

We are dependent upon the net proceeds from our Offering to conduct our proposed activities. The capital required to purchase real estate and real estate related securities will be obtained from our Offering and from any indebtedness that we may incur.

Our principal demands for funds will be for acquisitions of real estate and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. In addition, we will require resources to make certain payments to our advisor and our dealer manager, which during our Offering include payments to our advisor and its affiliates for reimbursement of certain organizational and offering expenses and to our dealer manager and its affiliates for selling commissions, non-accountable marketing support fees and due diligence expense reimbursements.

Generally, cash needs for items other than acquisitions of real estate and real estate related securities will be met from operations, borrowings, and the net proceeds of our Offering. However, there may be a delay between the sale of shares of our common stock and our investments in properties and real estate related securities, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investments’ operations. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Our advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest the proceeds of our Offering in properties and real estate related securities, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate related securities. The number of properties we may acquire and other investments we will make will depend upon the number of shares sold in our Offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with

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respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of our Offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Other Liquidity Needs

In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. There are currently no limits or restrictions on the use of proceeds from our advisor or its affiliates which would prohibit us from making the proceeds available for distribution. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.

We estimate that our expenditures for capital improvements will require up to $1,425,000 within the next twelve months. As of December 31, 2007, we had $180,000 of restricted cash in loan impounds and reserve accounts for such capital expenditures and any remaining expenditures will be paid with net cash from operations or gains from the sale of assets. We cannot provide assurance, however, that we will not exceed these estimated expenditure and distribution levels or be able to obtain additional sources of financing on commercially favorable terms or at all.

If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewal leases, the effect would be a reduction of net cash provided by operating activities. If such a reduction of net cash provided by operating activities is realized, we may have a cash flow deficit in subsequent periods. Our estimate of net cash available is based on various assumptions which are difficult to predict, including the levels of leasing activity at year end and related leasing costs. Any changes in these assumptions could impact the financial results and our ability to fund working capital and unanticipated cash needs. To the extent any distributions are made to stockholders in excess of accumulated earnings, the excess distributions are considered a return of capital to stockholders for federal income tax purposes. Distributions in excess of tax capital are non-taxable to the extent of tax basis. Distributions in excess of tax basis will constitute capital gains.

Cash Flows

Cash flows provided by operating activities for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 were $2,195,000 and $301,000, respectively. In 2007, cash flow provided by operating activities was primarily due to the increase in accounts payable and accrued liabilities of $2,125,000. In 2006, cash flows provided by operating activities related primarily to the increase in accounts payable and accrued liabilities and accounts payable due to affiliates, net of $669,000. We anticipate cash flows provided by operating activities to continue to increase as we purchase more properties.

Cash flows used in investing activities for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 were $126,965,000 and $63,991,000, respectively. In 2007, cash flows used in investing activities related primarily to the acquisition of seven properties in the amount of $123,657,000. These acquisitions include the Northgate property, the Braemar property, the Baypoint property, the Towne Crossing property, the El Dorado property, the Heights property and the Myrtles property. In 2006, cash flows used in investing activities related primarily to the acquisition of the Walker Ranch property and the Hidden Lake property in the amount of $63,794,000. We anticipate cash flows used in investing activities to continue to increase as we purchase more properties.

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Cash flows provided by financing activities for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 were $125,010,000 and $65,144,000, respectively. In 2007, cash flows provided by financing activities related primarily to funds raised from investors of $66,796,000 and borrowings on our mortgage loan payables and unsecured note payables to affiliate of $114,382,000, partially offset by the payment of offering costs of $7,108,000 and principal repayments on borrowings in the amount of $34,437,000 on our mortgage loan payables and unsecured note payables and in the amount of $11,585,000 on our lines of credit. In 2006, such cash flows from financing activities related primarily to funds raised from investors and our advisor in the amount of $16,651,000 as well as borrowings in the amount of $50,803,000 partially offset by the payment of offering costs of $1,720,000. We anticipate cash flows provided by financing activities to increase in the future as we raise additional funds from investors and incur additional debt to purchase properties.

Distributions

The amount of the distributions to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.

Our board of directors approved a 6.0% per annum distribution to be paid to stockholders beginning on October 5, 2006, the date we reached our minimum offering of $2,000,000. The first distribution was paid on December 15, 2006 for the period ended November 30, 2006. On February 22, 2007, our board of directors approved a 7.0% per annum distribution to be paid to stockholders. The increased distribution began with the March 2007 monthly distribution, which was paid on April 15, 2007. Distributions are paid to stockholders on a monthly basis.

If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. Our distribution of amounts in excess of our taxable income have resulted in a return of capital to our stockholders. The income tax treatment for distributions reportable for the years ended December 31, 2007 and 2006 was as follows:

	Year Ended December 31, 2007		Year Ended December 31, 2006

Ordinary income	$—	—%	$—	—%
Capital gain	—	—	—	—
Return of capital	3,115,000	100%	68,000	100%

	$3,115,000	100%	$68,000	100%

For the year ended December 31, 2007, we paid distributions of $3,115,000, of which $2,195,000 was paid from cash flow from operations for the period. The distributions paid in excess of our cash flow from operations was paid using proceeds from our Offering. As of December 31, 2007, we had an amount payable of $353,000 to our advisor and its affiliates for operating expenses, on-site personnel payroll and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

Our advisor or its affiliates have no obligation to defer or forgive amounts due to them. As of December 31, 2007, no amounts due to our advisor or its affiliates have been deferred or forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from our Offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

We have not paid distributions with funds from operations, or FFO. For the year ended December 31, 2007, our FFO was $(194,000). See Funds From Operations below for a further discussion of FFO.

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Capital Resources

Financing

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 65.0% of all of our properties’ and real estate related securities’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual asset. As of December 31, 2007, our aggregate borrowings were 71.7% of all of our properties’ and real estate related securities’ combined fair market values due to short-term financing we incurred to purchase the Heights property and the Myrtles property.

Mortgage Loan Payables

Mortgage loan payables were $140,251,000 ($139,318,000, net of discount) and $19,218,000 as of December 31, 2007 and 2006, respectively. As of December 31, 2007, we had nine fixed rate mortgage loans with a weighted-average effective interest rate of 5.60% per annum. As of December 31, 2006, we had one fixed rate mortgage loan with an effective interest rate of 5.34% per annum. The mortgage loans secured by the Hidden Lake property, the Walker Ranch property, the Northgate property, the Baypoint property, the El Dorado property, the Heights property, and the Myrtles property have monthly interest-only payments. The mortgage loans secured by the Braemar property and the Towne Crossing property have monthly principal and interest payments. We are required by the terms of the applicable loan documents to meet certain reporting requirements. As of December 31, 2007 and 2006, we were in compliance with all such requirements.

Mortgage loan payables consisted of the following as of December 31, 2007 and 2006:

	Interest	Maturity	December 31,	December 31,
Property	Rate	Date	2007	2006

Hidden Lake Apartment Homes	5.34%	01/11/2017	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%	05/11/2017	20,000,000	—
Residences at Braemar	5.72%	06/01/2015	9,662,000	—
Park at Northgate	5.94%	08/01/2017	10,295,000	—
Baypoint Resort	5.94%	08/01/2017	21,612,000	—
Towne Crossing Apartments	5.04%	11/01/2014	15,289,000	—
Villas of El Dorado	5.68%	12/01/2016	13,600,000	—
The Heights at Olde Towne	5.79%	01/01/2018	10,475,000	—
The Myrtles at Olde Towne	5.79%	01/01/2018	20,100,000	—

			140,251,000	19,218,000

Less: discount			(933,000)	—

			$139,318,000	$19,218,000

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Unsecured Note Payables to Affiliate

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we entered into and subsequently paid down the following unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes:

Date of Note	Amount	Maturity Date	Interest Rate	Default Interest Rate	Date Paid in Full

12/28/06	$10,000,000	06/28/07	6.86%	8.86%	04/06/07
06/29/07	$3,300,000	12/29/07	6.85%	8.85%	07/31/07
08/01/07	$13,200,000	02/01/08	6.86%	8.86%	08/22/07
08/29/07	$5,400,000	03/01/08	6.85%	8.85%	10/17/07
12/21/07	$10,000,000	06/20/08	7.46%	9.46%	02/20/08

The unsecured notes bore interest at a fixed rate and required monthly interest-only payments for the terms of the unsecured notes. As of December 31, 2007 and 2006, the balances under the unsecured note payables to our affiliate were $7,600,000 and $10,000,000, respectively.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

Lines of Credit

Line of Credit and Mezzanine Line of Credit

We have a credit agreement, or the Credit Agreement, with Wachovia and LaSalle Bank National Association, or LaSalle, for a secured revolving line of credit with a maximum borrowing amount of $75,000,000 which matures on October 31, 2009 and may be increased to $200,000,000 subject to the terms of the Credit Agreement, or the line of credit. The line of credit has an option to extend for one year in exchange for the payment of an extension fee.

As of December 31, 2007 and 2006, borrowings under the line of credit totaled $0 and $21,585,000, respectively. Borrowings at December 31, 2006 bore interest at a weighted-average interest rate of 6.88% per annum. On April 12, 2007, we repaid the remaining outstanding borrowings and accrued interest under the line of credit.

We have a Mezzanine Credit Agreement, or the Mezzanine Credit Agreement, with Wachovia for a mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000 which matures on October 31, 2009, or the mezzanine line of credit. As of December 31, 2007 and 2006, there were no outstanding borrowings under the mezzanine line of credit.

On March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle, as applicable. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either the line of credit or the mezzanine line of credit, as applicable, until we comply with the financial covenants, although they may do so in their sole discretion.

On July 10, 2007, we entered into letter agreements amending the terms of the Credit Agreement and Mezzanine Credit Agreement, or the amendment letters. Pursuant to the amendment letters, we are no longer obligated to pay nonuse fees until such times as Wachovia and LaSalle have agreed in writing to make additional loans under the Credit Agreement or the Mezzanine Credit Agreement, as applicable. Further, until Wachovia and LaSalle have agreed to make additional loans under the Credit Agreement or Mezzanine Credit Agreement, as applicable, we will not be obligated to comply with the financial covenants contained in the Credit Agreement or Mezzanine Credit Agreement, nor will we be obligated to comply with the related reporting obligations. Finally, Wachovia and LaSalle, as applicable, have agreed that we will not be obligated

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to pay any reinstatement fees under the Credit Agreement or Mezzanine Credit Agreement in order for Wachovia or LaSalle to lend us funds in the future.

Wachovia Loan

On November 1, 2007, we entered into a loan agreement with Wachovia for a loan in the principal amount of up to $10,000,000 which matures on November 1, 2008, or the Wachovia Loan. The Wachovia Loan is secured by (1) a pledge of 49.0% of our partnership interests in Apartment REIT Walker Ranch L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, L.P., (2) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. and (3) 100% of our ownership interests in entities acquiring properties in the future if financed in part by the Wachovia Loan. The Wachovia Loan may be extended for one year subject to satisfaction of certain conditions. Accrued interest under the Wachovia Loan is payable monthly and at maturity. Advances under the Wachovia Loan bear interest at the applicable LIBOR Rate, as defined in the agreement.

On November 1, 2007, we used $3,195,000 in borrowings under the Wachovia Loan agreement in connection with the acquisition of the El Dorado property. On November 19, 2007, we repaid the outstanding principal and accrued interest on the Wachovia Loan.

On December 21, 2007, we executed a First Amendment to and Waiver of Loan Agreement with Wachovia, and Grubb & Ellis Apartment REIT Holdings, L.P., our operating partnership, entered into a First Amended and Restated Pledge Agreement with Wachovia to pledge its interest in the Myrtles property and the Heights property in connection with $10,000,000 in borrowings under the Wachovia Loan to finance the acquisitions of the Myrtles property and the Heights property. As of December 31, 2007, $10,000,000 was outstanding under the Wachovia Loan.

REIT Requirements

In order to continue to qualify as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of REIT taxable income. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more third parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties.

Commitments and Contingencies

Repairs and Maintenance Expenses

We are required by the terms of the mortgage loans secured by the Northgate property and the Baypoint property to complete certain repairs to the properties in the amount of $45,000 and $131,000, respectively, by no later than August 1, 2008. Funds of $131,000 for these expenditures are held by the lender and are included in restricted cash on our accompanying consolidated balance sheet as of December 31, 2007.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our advisor and its affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of December 31, 2007 and 2006, expenses of $2,672,000 and $1,679,000, respectively, in excess of 11.5% of the gross proceeds of our Offering, have been incurred by our advisor or Grubb & Ellis Realty Investors and these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2007 and 2006. To the extent we raise additional proceeds from our Offering, these amounts may become our

110

liability. See Note 9, Related Party Transactions — Offering Stage to our accompanying consolidated financial statements for a further discussion of these amounts during our offering stage.

Insurance Coverage

The insurance coverage provided through third-party insurance carriers is subject to coverage limitations. For each type of insurance coverage, should an uninsured or underinsured loss occur, we could lose all or a portion of our investment in, and anticipated cash flows from, one or more of the properties. In addition, there can be no assurance that third-party insurance carriers will be able to maintain reinsurance sufficient to cover any losses that may be incurred. However, management believes that our current insurance coverage is adequate.

Debt Service Requirements

One of our principal liquidity needs is payments of interest and principal on outstanding indebtedness. As of December 31, 2007, we had nine mortgage loans outstanding in the aggregate principal amount of $140,251,000 ($139,318,000, net of discount). The mortgage loans secured by the Hidden Lake property, the Walker Ranch property, the Northgate property, the Baypoint property, the El Dorado property, the Heights property, and the Myrtles property have monthly interest-only payments. The mortgage loans secured by the Towne Crossing property and the Braemar property have monthly principal and interest payments.

As of December 31, 2007, we had $7,600,000 outstanding under a $10,000,000 unsecured note payable to NNN Realty Advisors, at a fixed rate of 7.46% per annum. The unsecured note matures on June 20, 2008 and requires monthly interest only payments beginning on January 1, 2008 for the term of the unsecured note. Additionally, as of December 31, 2007, we had $10,000,000 outstanding under the Wachovia Loan, a one-year, variable rate, term loan, at a weighted-average interest rate of 9.84% per annum as of December 31, 2007. No amounts were outstanding under our line of credit and mezzanine line of credit as of December 31, 2007.

As of December 31, 2007, the weighted average effective interest rate on our outstanding debt was 5.96% per annum.

Contractual Obligations

The following table provides information with respect to the maturities and scheduled principal repayments of our indebtedness as of December 31, 2007. The table does not reflect any available extension options.

	Payments Due by Period
	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years
	(2008)	(2009-2010)	(2011-2012)	(After 2012)	Total

Principal payments — fixed rate debt	$7,991,000	$853,000	$947,000	$138,060,000	$147,851,000
Interest payments — fixed rate debt	8,127,000	15,652,000	15,559,000	31,601,000	70,939,000
Principal payments — variable rate debt	10,000,000	—	—	—	10,000,000
Interest payments — variable rate debt	—	—	—	—	—
Repairs and maintenance	176,000	—	—	—	176,000

Total	$26,294,000	$16,505,000	$16,506,000	$169,661,000	$228,966,000

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Off-Balance Sheet Arrangements

As of December 31, 2007 and 2006, we had no off-balance sheet transactions nor do we currently have any such arrangements or obligations.

Inflation

Substantially all of our apartment leases will be for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. FFO is not equivalent to our net operating income or loss as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which it believes more accurately reflects the operating performance of a REIT such as us.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

We are disclosing FFO and intend to disclose FFO in future filings because we consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

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The following is the calculation of FFO for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

		Period from
		January 10, 2006
		(Date of Inception)
	Year Ended	through
	December 31, 2007	December 31, 2006

Net loss	$(5,579,000)	$(523,000)
Add:
Depreciation and amortization — consolidated properties	5,385,000	289,000

FFO	$(194,000)	$(234,000)

Weighted average common shares outstanding — basic and diluted	5,063,942	262,609

Subsequent Events

Status of our Offering

As of April 8, 2008, we had received and accepted subscriptions in our Offering for 10,170,667 shares of our common stock, or $101,610,000, excluding shares issued under the DRIP.

Unsecured Note Payable to Affiliate

On February 20, 2008, we repaid the remaining balance due on the unsecured note payable to affiliate.

Share Repurchases

In February 2008, we repurchased 5,200 shares, or $52,000, under our share repurchase plan.

Related Party Services Agreement

We entered into a services agreement, effective January 1, 2008, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The services agreement has an initial one-year term and shall thereafter automatically be renewed for successive one year terms. Since Grubb & Ellis Realty Investors is the managing member of our advisor, the terms of this agreement were approved and determined by a majority of our independent directors as fair and reasonable to us and at fees no greater than the cost to Grubb & Ellis Realty Investors for providing such services to us, which amount shall be no greater than that which would be paid to an unaffiliated third party for similar services. The services agreement requires Grubb & Ellis Realty Investors to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 30 days advance written notice.

Acquisition of Arboleda Apartments

On March 31, 2008, we acquired Arboleda Apartments, located in Cedar Park, Texas, or the Arboleda property, for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Arboleda property through a $17,651,000 secured loan; $11,550,000 in borrowings under a previous loan agreement with Wachovia and the remaining balance from funds raised through our Offering. An acquisition fee of $878,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Amendment to Wachovia Loan

On March 31, 2008, in connection with the Wachovia Loan, we entered into a Second Amendment to and Waiver of Loan Agreement, with Wachovia, or the Wachovia amendment. In connection with the Wachovia amendment we executed an Amended and Restated Promissory Note, or Wachovia note, which is secured by a Second Amended and Restated Pledge Agreement (Membership and Partnership Interests), or the Wachovia

113

pledge agreement. The Wachovia pledge agreement grants a security interest in 100% of our operating partnership’s membership interest in G&E Apartment REIT Arboleda, LLC, its subsidiary that was formed to hold the Arboleda property. The material terms of the Wachovia amendment temporarily extends the aggregate principal amount available under the Wachovia Loan to $16,250,000, until the amount of the overage advanced, as defined in the Wachovia amendment, has been repaid in full. On March 31, 2008, we borrowed $11,550,000 under the Wachovia Loan, which was applied towards the purchase price of the Arboleda property, including closing costs.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board, or the FASB, issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157, which will be applied to other accounting pronouncements that require or permit fair value measurements, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. SFAS No. 157 was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position SFAS No. 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, or FSP FAS 157-1. FSP FAS 157-1 defers the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP FAS 157-1 also excludes from the scope of SFAS No. 157 certain leasing transactions accounted for under SFAS No. 13, Accounting for Leases. We adopted SFAS No. 157 and FSP FAS 157-1 on a prospective basis on January 1, 2008. The adoption of SFAS No. 157 and FSP FAS 157-1 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. We adopted SFAS No. 159 on a prospective basis on January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on our consolidated financial statements since we will not be electing to apply the fair value option for any of our eligible financial instruments or other items on the January 1, 2008 effective date.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or SFAS No. 141(R), and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, or SFAS No. 160. These two new standards will significantly change the accounting for and reporting of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS No. 141(R) requires an acquiring entity to recognize acquired assets and liabilities assumed in a transaction at fair value as of the acquisition date, changes the disclosure requirements for business combination transactions and changes the accounting treatment for certain items, including contingent consideration agreements which will be required to be recorded at acquisition date fair value and acquisition costs which will be required to be expensed as incurred. SFAS No. 160 requires that noncontrolling interests be presented as a component of consolidated stockholders’ equity, eliminates minority interest accounting such that the amount of net income attributable to the noncontrolling interests will be presented as part of consolidated net income in our accompanying consolidated statements of operations and not as a separate component of income and expense, and requires that upon any changes in ownership that result in the loss of control of the subsidiary, the noncontrolling interest be re-measured at fair value with the resultant gain or loss recorded in net income. SFAS No. 141(R) and SFAS No. 160 require simultaneous adoption and are to be applied prospectively for the first annual reporting period beginning on or after December 15, 2008. Early adoption of either standard is prohibited. We will adopt SFAS No. 141(R) and SFAS No. 160 on January 1, 2009. We are evaluating the impact of SFAS No. 141(R) and SFAS No. 160 and have not yet determined the impact the adoption will have on our consolidated financial statements.

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In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, or SFAS No. 161. SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. SFAS No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 is not expected to have a material impact on our consolidated financial statements.

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Page

FINANCIAL STATEMENTS OF GRUBB & ELLIS APARTMENT REIT, INC.:
As of December 31, 2007 and 2006 and for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-3
Consolidated Statements of Operations for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-4
Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006	F-6
Notes to Consolidated Financial Statements	F-7
Consolidated Financial Statement Schedules	F-33
FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:
Arboleda Apartments
Independent Auditors’ Report	F-37
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2007	F-38
Notes to Statement of Revenues and Certain Expenses	F-39
PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS APARTMENT REIT, INC.:
Unaudited Pro Forma Condensed Consolidated Financial Statements	F-41
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007	F-42
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007	F-43
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-44

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Grubb & Ellis Apartment REIT, Inc.

We have audited the accompanying consolidated balance sheets of Grubb & Ellis Apartment REIT, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006. Our audits also included the consolidated financial statement schedules listed in the index. These consolidated financial statements and the consolidated financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche, LLP

Los Angeles, California
March 28, 2008

F-2

Grubb & Ellis Apartment REIT, Inc.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and 2006

	December 31, 2007	December 31, 2006

ASSETS
Real estate investments:
Operating properties, net	$220,390,000	$63,685,000
Cash and cash equivalents	1,694,000	1,454,000
Accounts and other receivables	438,000	170,000
Restricted cash	3,286,000	192,000
Identified intangible assets, net	1,171,000	904,000
Other assets, net	1,835,000	809,000

Total assets	$228,814,000	$67,214,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$139,318,000	$19,218,000
Unsecured note payables to affiliate	7,600,000	10,000,000
Lines of credit	10,000,000	21,585,000
Accounts payable and accrued liabilities	4,388,000	529,000
Accounts payable due to affiliates, net	776,000	1,450,000
Security deposits and prepaid rent	675,000	184,000

Total liabilities	162,757,000	52,966,000

Commitments and contingencies (Note 8)

Minority interest of limited partner in operating partnership	1,000	1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized; 8,528,844 and 1,686,068 shares issued and outstanding as of December 31, 2007 and 2006, respectively	85,000	17,000
Additional paid-in capital	75,737,000	14,898,000
Accumulated deficit	(9,766,000)	(668,000)

Total stockholders’ equity	66,056,000	14,247,000

Total liabilities, minority interest and stockholders’ equity	$228,814,000	$67,214,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Grubb & Ellis Apartment REIT, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2007 and
for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

		Period from January 10, 2006
	Year Ended	(Date of Inception) through
	December 31, 2007	December 31, 2006

Revenues:
Rental income	$11,610,000	$615,000
Other property revenue	1,095,000	44,000

Total revenues	12,705,000	659,000

Expenses:
Rental expenses	6,223,000	266,000
General and administrative	2,383,000	294,000
Depreciation and amortization	5,385,000	289,000

Total expenses	13,991,000	849,000

Loss before other income (expense)	(1,286,000)	(190,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to mezzanine line of credit and note payables to affiliate	(204,000)	(25,000)
Interest expense related to mortgage loan payables and line of credit	(4,182,000)	(314,000)
Interest and dividend income	91,000	6,000
Other income, net	2,000	—

Net loss	$(5,579,000)	$(523,000)

Net loss per share — basic and diluted	$(1.10)	$(1.99)

Weighted-average number of shares outstanding — basic and diluted	5,063,942	262,609

Distributions declared per common share	$0.68	$0.14

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Grubb & Ellis Apartment REIT, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Year Ended December 31, 2007
and for the Period from January 10, 2006 (Date of Inception)
through December 31, 2006

	Common Stock					Total
	Number of		Additional	Preferred	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Stock	Deficit	Equity

BALANCE — January 10, 2006	—	$—	$—	$—	$—	$—
Issuance of common stock	1,680,776	17,000	16,752,000	—	—	16,769,000
Issuance of vested and nonvested common stock	4,000	—	8,000	—	—	8,000
Offering costs	—	—	(1,884,000)	—	—	(1,884,000)
Forfeiture of nonvested shares of common stock	(800)		(1,000)	—	—	(1,000)
Amortization of nonvested common stock compensation	—		3,000	—	—	3,000
Issuance of common stock under the DRIP	2,092		20,000	—	—	20,000
Distributions	—	—	—	—	(145,000)	(145,000)
Net loss	—	—	—	—	(523,000)	(523,000)

BALANCE — December 31, 2006	1,686,068	17,000	14,898,000	—	(668,000)	14,247,000
Issuance of common stock	6,707,393	67,000	66,934,000	—	—	67,001,000
Issuance of vested and nonvested common stock	3,000	—	6,000	—	—	6,000
Offering costs	—	—	(7,367,000)	—	—	(7,367,000)
Amortization of nonvested common stock compensation	—	—	9,000	—	—	9,000
Issuance of common stock under the DRIP	132,383	1,000	1,257,000	—	—	1,258,000
Distributions	—	—	—	—	(3,519,000)	(3,519,000)
Net loss	—	—	—	—	(5,579,000)	(5,579,000)

BALANCE — December 31, 2007	8,528,844	$85,000	$75,737,000	$—	$(9,766,000)	$66,056,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Grubb & Ellis Apartment REIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2007 and for the Period from
January 10, 2006 (Date of Inception) through December 31, 2006

		Period from January 10, 2006
	Year Ended	(Date of Inception)
	December 31,	through
	2007	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,579,000)	$(523,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs and debt discount)	5,665,000	319,000
Stock based compensation, net of forfeitures	15,000	11,000
Bad debt expense	264,000	—
Changes in operating assets and liabilities:
Accounts and other receivables	(307,000)	(43,000)
Other assets	218,000	(97,000)
Accounts payable and accrued liabilities	2,125,000	344,000
Accounts payable due to affiliates, net	28,000	325,000
Prepaid rent	(234,000)	(35,000)

Net cash provided by operating activities	2,195,000	301,000

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(123,657,000)	(63,794,000)
Capital expenditures	(215,000)	(4,000)
Restricted cash	(3,093,000)	(193,000)

Net cash used in investing activities	(126,965,000)	(63,991,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payables	82,482,000	19,218,000
Borrowings on unsecured note payables to affiliate	31,900,000	10,000,000
Payments on mortgage loan payables	(137,000)	—
Payments on unsecured note payables to affiliate	(34,300,000)	—
(Repayments) borrowings under lines of credit, net	(11,585,000)	21,585,000
Deferred financing costs	(1,174,000)	(543,000)
Proceeds from issuance of common stock	66,796,000	16,651,000
Minority interest contribution to operating partnership	—	1,000
Security deposits	(7,000)	—
Payment of offering costs	(7,108,000)	(1,720,000)
Distributions	(1,857,000)	(48,000)

Net cash provided by financing activities	125,010,000	65,144,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	240,000	1,454,000
CASH AND CASH EQUIVALENTS — Beginning of period	1,454,000	—

CASH AND CASH EQUIVALENTS — End of period	$1,694,000	$1,454,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$3,843,000	$128,000
Income taxes	$2,000	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Capital expenditures	$17,000	$—
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Accounts and other receivable	$20,000	$11,000
Other assets	$314,000	$185,000
Mortgage loan payables, net	$37,709,000	$—
Accrued expenses	$1,385,000	$94,000
Accounts payable due to affiliates, net	$—	$961,000
Security deposits and prepaid rent	$732,000	$222,000
Financing Activities:
Issuance of common stock under the DRIP	$1,258,000	$20,000
Distributions declared but not paid	$481,000	$77,000
Accrued offering costs	$423,000	$164,000
Accrued deferred financing costs	$4,000	$13,000
Receivable from transfer agent for issuance of common stock	$323,000	$118,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Grubb & Ellis Apartment REIT, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2007 and for the Period from January 10, 2006
(Date of Inception) through December 31, 2006

The use of the words “we,” “us” or “our” refers to Grubb & Ellis Apartment REIT, Inc. and its subsidiaries, including Grubb & Ellis Apartment REIT Holdings, L.P., except where the context otherwise requires.

1.	Organization and Description of Business

Grubb & Ellis Apartment REIT, Inc. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation, was incorporated on December 21, 2005. We were initially capitalized on January 10, 2006 and therefore we consider that our date of inception. We seek to purchase and hold a diverse portfolio of quality apartment communities with strong, stable cash flows and growth potential in select U.S. metropolitan areas. We may also invest in real estate related securities. We focus primarily on investments that produce current income. We qualified to be taxed as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ended December 31, 2006 and we intend to continue to be taxed as a REIT.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering up to 100,000,000 shares of our common stock for $10.00 per share and 5,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,047,500,000. As of March 14, 2008, we had received and accepted subscriptions in our Offering for 9,710,660 shares of our common stock, or $97,015,000, excluding shares issued under the DRIP.

We conduct substantially all of our operations through Grubb & Ellis Apartment REIT Holdings, L.P. (formerly known as NNN Apartment REIT Holdings, L.P.), or our operating partnership. We are externally advised by Grubb & Ellis Apartment REIT Advisor, LLC (formerly known as NNN Apartment REIT Advisor, LLC), or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor. Grubb & Ellis Realty Investors, LLC, or Grubb & Ellis Realty Investors (formerly known as Triple Net Properties, LLC), is the managing member of our advisor. The Advisory Agreement had an initial one-year term that expired on July 18, 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. On June 12, 2007, our board of directors and our advisor approved the renewal of the Advisory Agreement for an additional one-year term, which expires on July 18, 2008. Our advisor supervises and manages our day-to-day operations and selects the properties and securities we acquire, subject to the oversight and approval by our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that we and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, and Grubb & Ellis Residential Management, Inc., or Residential Management, to provide various services to us, including property management services.

On December 7, 2007, NNN Realty Advisors, Inc., or NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis Company, or Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of common stock of Grubb & Ellis in exchange for their NNN Realty Advisors shares of common stock and, immediately following the merger, former NNN Realty Advisor stockholders held approximately 59.5% of the common stock of Grubb & Ellis. As a result of the merger, we consider Grubb & Ellis to be our sponsor. Following the merger, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC, NNN Apartment Management, LLC, Triple Net Properties, LLC, NNN Residential Management, Inc. and NNN Capital Corp. changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, Grubb & Ellis Apartment Management, LLC, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Residential Management, Inc. and Grubb & Ellis Securities, Inc., respectively.

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As of December 31, 2007, we owned interests in six properties in Texas consisting of 1,819 apartment units, one property in North Carolina consisting of 160 apartment units, and two properties in Virginia consisting of 394 apartment units for a total of 2,373 apartment units.

2.	Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.

Basis of Presentation

Our accompanying consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and any variable interest entities, as defined, in Financial Accounting Standards Board Interpretation, or FIN, No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as revised, or FIN No. 46(R), that we have concluded should be consolidated. We operate in an umbrella partnership REIT structure in which our operating partnership, or wholly-owned subsidiaries of our operating partnership, own substantially all of the properties we acquire. We are the sole general partner of our operating partnership and as of December 31, 2007 and 2006, we owned a 99.99% general partnership interest therein. Our advisor is also entitled to certain special limited partnership rights under the partnership agreement for our operating partnership. As of December 31, 2007 and 2006, our advisor owned a 0.01% limited partnership interest therein, and is a special limited partner in our operating partnership. Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.

Restricted Cash

Restricted cash is comprised of impound reserve accounts for property taxes, insurance, capital replacements and debt service.

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Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We lease multifamily residential apartments under operating leases primarily with terms of one year or less. Rent and other property revenue is recorded when due from residents and is recognized monthly as it is earned. Other property revenue consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents. Expense reimbursements are recognized and presented in accordance with Emerging Issues Task Force, or EITF, Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, or Issue 99-19. Issue 99-19 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk.

Receivables are carried net of an allowance for uncollectible receivables. An allowance is maintained for estimated losses resulting from the inability of certain residents to meet their contractual obligations under their lease agreements. We determine the adequacy of this allowance by continually evaluating individual residents’ receivables considering the resident’s financial condition and security deposits and current economic conditions. No allowance for uncollectible accounts as of December 31, 2007 and 2006 was determined to be necessary to reduce receivables to our estimate of the amount recoverable.

Properties Held for Sale

We account for our properties held for sale in accordance with Statement of Financial Accounting Standards, or SFAS, No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, or SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the statements of operations for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

As of December 31, 2007 and 2006, we did not have any properties held for sale.

Purchase Price Allocation

In accordance with SFAS, No. 141, Business Combinations, we, with the assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible

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assets and liabilities based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant. Allocations are made at the fair market value for furniture, fixtures and equipment on premises. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases, the value of in-place leases, tenant relationships and above or below market debt assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.

The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases, if any, would be included in the intangible assets and below market lease values, if any, would be included in intangible liabilities in our consolidated financial statements and would be amortized to rental income over the weighted average remaining term of the acquired leases with each property. As of December 31, 2007 and 2006, we did not have any amounts allocated to above or below market leases.

The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

The value allocable to above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed fixed rate mortgage and the cash flow stream of a market fixed rate mortgage. The amounts allocated to above or below market debt are included in mortgage loan payables, net on our accompanying consolidated balance sheets and are amortized to interest expense over the remaining term of the assumed mortgage.

These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

Operating Properties

Operating properties are carried at the lower of historical cost less accumulated depreciation or fair value less costs to sell. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 10 to 40 years. Land improvements are depreciated over the estimated useful lives ranging primarily from 10 to 15 years. Furniture, fixtures and equipment is depreciated over the estimated useful lives ranging primarily from five to 15 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation is removed from the accounts and any gain or loss reflected in operations.

An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by that asset. We would recognize an impairment loss to the extent the carrying amount exceeded the fair value of the property. For the year ended

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December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, there were no impairment losses recorded.

Other Assets

Other assets consist primarily of deferred financing costs, prepaid expenses and deposits. Deferred financing costs included amounts paid to lenders and others to obtain financing. Such costs are amortized over the term of the related loan. Amortization of deferred financing costs is included in interest expense in our accompanying consolidated statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, or SFAS No. 107, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. SFAS No. 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and accrued liabilities, accounts payable due to affiliates, net, mortgage loan payables, unsecured note payables to affiliate and borrowings under the line of credit. We consider the carrying values of cash and cash equivalents, restricted cash, accounts and other receivables and accounts payable and accrued liabilities to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of accounts payable due to and unsecured note payables to affiliates is not determinable due to the related party nature.

The fair value of the mortgage loan payables is estimated using borrowing rates available to us for mortgage loan payables with similar terms and maturities. As of December 31, 2007 and 2006, the fair value of the mortgage loan payables were $137,958,000 and $19,218,000, respectively, compared to the carrying value of $139,318,000 and $19,218,000, respectively.

The fair value of the secured line of credit with Wachovia Bank, National Association, or Wachovia, and LaSalle Bank National Association, or LaSalle, which we refer to as the line of credit, as of December 31, 2007 and 2006, was $0 and $21,585,000, respectively, compared to a carrying value of $0 and $21,585,000, respectively.

The fair value of the Wachovia Loan (See Note 7, Lines of Credit — Wachovia Loan) as of December 31, 2007 and 2006, was $10,000,000 and $0, respectively, compared to a carrying value of $10,000,000 and $0, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents and accounts receivable from residents. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. As of December 31, 2007 and 2006, we had cash and cash equivalent accounts in excess of FDIC insured limits. We believe this

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risk is not significant. Concentration of credit risk with respect to accounts receivable from residents is limited. We perform credit evaluations of prospective residents, and security deposits are obtained upon lease execution.

As of December 31, 2007, we had interests in six properties located in Texas, which accounted for 93.1% of our total revenue.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our advisor and its affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of December 31, 2007 and, 2006, expenses of $2,672,000 and $1,679,000, respectively, in excess of 11.5% of the gross proceeds of our Offering, have been incurred by our advisor or Grubb & Ellis Realty Investors, and these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2007 and 2006. See Note 9, Related Party Transactions — Offering Stage for a further discussion of these amounts during our offering stage.

Stock Compensation

We follow SFAS No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Incentive Award Plan. See Note 11, Stockholders’ Equity — 2006 Incentive Award Plan for a further discussion of grants under our 2006 Incentive Award Plan.

Income Taxes

We made an election under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, to be taxed as a REIT when we filed our fiscal year 2006 tax return, and qualified to be taxed as such beginning with our taxable year ended December 31, 2006. We intend to continue to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our results of operations and net cash available for distribution to stockholders.

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. We adopted FIN No. 48 effective January 1, 2007, and as a result did not become aware of any liability for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We follow FIN No. 48 to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return.

Per Share Data

We report earnings (loss) per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted

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average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Shares of restricted common stock give rise to potentially dilutive shares of common stock.

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we recorded a net loss of $5,579,000 and $523,000, respectively. As of December 31, 2007 and 2006, 4,200 shares and 2,400 shares, respectively, of restricted common stock were outstanding, but were excluded from the computation of diluted earnings per share because such shares of restricted common stock were anti-dilutive during this period.

Segment Disclosure

The FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in residential properties. Our investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of our residential properties has similar economic characteristics, residents, and products and services, our residential properties have been aggregated into one reportable segment for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157, which will be applied to other accounting pronouncements that require or permit fair value measurements, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. SFAS No. 157 was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position SFAS No. 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, or FSP FAS 157-1. FSP FAS 157-1 defers the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP FAS 157-1 also excludes from the scope of SFAS No. 157 certain leasing transactions accounted for under SFAS No. 13, Accounting for Leases. We adopted SFAS No. 157 and FSP FAS 157-1 on a prospective basis on January 1, 2008. The adoption of SFAS No. 157 and FSP FAS 157-1 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. We adopted SFAS No. 159 on a prospective basis on January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on our consolidated financial statements since we will not be electing to apply the fair value option for any of our eligible financial instruments or other items on the January 1, 2008 effective date.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or SFAS No. 141(R), and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51, or SFAS No. 160. These two new standards will significantly change the accounting for and reporting

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of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS No. 141(R) requires an acquiring entity to recognize acquired assets and liabilities assumed in a transaction at fair value as of the acquisition date, changes the disclosure requirements for business combination transactions and changes the accounting treatment for certain items, including contingent consideration agreements which will be required to be recorded at acquisition date fair value and acquisition costs which will be required to be expensed as incurred. SFAS No. 160 requires that noncontrolling interests be presented as a component of consolidated stockholders’ equity, eliminates minority interest accounting such that the amount of net income attributable to the noncontrolling interests will be presented as part of consolidated net income in our accompanying consolidated statements of operations and not as a separate component of income and expense, and requires that upon any changes in ownership that result in the loss of control of the subsidiary, the noncontrolling interest be re-measured at fair value with the resultant gain or loss recorded in net income. SFAS No. 141(R) and SFAS No. 160 require simultaneous adoption and are to be applied prospectively for the first annual reporting period beginning on or after December 15, 2008. Early adoption of either standard is prohibited. We will adopt SFAS No. 141(R) and SFAS No. 160 on January 1, 2009. We are evaluating the impact of SFAS No. 141(R) and SFAS No. 160 and have not yet determined the impact the adoption will have on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, or SFAS No. 161. SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. SFAS No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 is not expected to have a material impact on our consolidated financial statements.

3.	Real Estate Investments

Our investments in our consolidated properties consisted of the following as of December 31, 2007 and 2006:

	December 31,	December 31,
	2007	2006

Land	$24,670,000	$6,056,000
Land improvements	12,592,000	4,301,000
Building and improvements	179,226,000	50,722,000
Furniture, fixtures and equipment	7,454,000	2,794,000

	223,942,000	63,873,000

Less: accumulated depreciation	(3,552,000)	(188,000)

	$220,390,000	$63,685,000

Depreciation expense for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 was $3,434,000 and $188,000, respectively.

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Acquisitions in 2006

Walker Ranch Apartment Homes — San Antonio, Texas

On October 31, 2006, we purchased Walker Ranch Apartment Homes located in San Antonio, Texas, or the Walker Ranch property, from an unaffiliated third party for a purchase price of $30,750,000 plus closing costs. We financed the purchase price of the property with $22,120,000 in borrowings under the line of credit, and $4,740,000 in borrowings under the mezzanine line of credit with Wachovia. The balance of the purchase price was provided by funds raised through our Offering. We paid an acquisition fee of $923,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Hidden Lake Apartment Homes — San Antonio, Texas

On December 28, 2006, we purchased Hidden Lake Apartment Homes in San Antonio, Texas, or the Hidden Lake property, from an unaffiliated third party for a purchase price of $32,030,000 plus closing costs. We financed the purchase price of the property with $19,218,000 in borrowings under a secured mortgage loan, a $10,000,000 unsecured loan from NNN Realty Advisors and $2,500,000 in borrowings under the line of credit. The balance was provided by funds raised through our Offering. We paid an acquisition fee of $961,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Acquisitions in 2007

Park at Northgate — Spring, Texas

On June 12, 2007, we purchased Park at Northgate, located in Spring, Texas, or the Northgate property, for a purchase price of $16,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property from funds raised through our Offering. We paid an acquisition fee of $498,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Residences at Braemar — Charlotte, North Carolina

On June 29, 2007, we purchased Residences at Braemar, located in Charlotte, North Carolina, or the Braemar property, for a purchase price of $15,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $10,000,000, with an unpaid principal balance of $9,722,000, and a $3,300,000 unsecured loan from NNN Realty Advisors, with the balance of the purchase price provided by funds raised through our Offering. We paid an acquisition fee of $450,000, or 3.0% of the purchase price, to our advisor and its affiliate.

Baypoint Resort — Corpus Christi, Texas

On August 2, 2007, we purchased Baypoint Resort, located in Corpus Christi, Texas, or the Baypoint property, for a purchase price of $33,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a loan secured by the property in the principal amount of $21,612,000 and a $13,200,000 unsecured loan from NNN Realty Advisors. An acquisition fee of $998,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Towne Crossing Apartments — Mansfield, Texas

On August 29, 2007, we purchased Towne Crossing Apartments, located in Mansfield, Texas, or the Towne Crossing property, for a purchase price of $21,600,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of an existing secured loan of $15,760,000, with an unpaid principal balance of $15,366,000, and a $5,400,000 unsecured loan from NNN

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Realty Advisors. An acquisition fee of $648,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Villas of El Dorado — McKinney, Texas

On November 2, 2007, we purchased Villas of El Dorado, located in McKinney, Texas, or the El Dorado property, for a purchase price of $18,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through the assumption of a loan secured by the property in the principal amount of $13,600,000, with an unpaid principal balance of $13,600,000, and $3,122,000 in cash proceeds from a $3,195,000 borrowing under the Wachovia Loan, with the balance of the purchase price provided by funds raised through our Offering. We paid an acquisition fee of $540,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

The Heights at Olde Towne — Portsmouth, Virginia

On December 21, 2007, we purchased The Heights at Olde Towne, located in Portsmouth, Virginia, or the Heights property, for a purchase price of $17,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price through a secured loan of $10,475,000, $3,205,000 in borrowings under the Wachovia Loan, proceeds of $3,208,000 from a $10,000,000 unsecured loan from NNN Realty Advisors, and the remaining balance from funds raised through our Offering. An acquisition fee of $510,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

The Myrtles at Olde Towne — Portsmouth, Virginia

On December 21, 2007, we purchased The Myrtles at Olde Towne, located in Portsmouth, Virginia, or the Myrtles property, for a purchase price of $36,000,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the property through a secured loan of $20,100,000, $6,788,000 in borrowings under the Wachovia Loan, proceeds of $6,792,000 from a $10,000,000 unsecured loan from NNN Realty Advisors, and the remaining balance from funds raised through our Offering. An acquisition fee of $1,080,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Leverage

As a result of the acquisition of the Walker Ranch property October 31, 2006, our leverage exceeded 300.0%. In addition, as a result of the acquisition of the Hidden Lake property on December 28, 2006, our leverage exceeded 300.0%. In connection with each of these acquisitions, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0%, in accordance with our charter. Our board of directors determined that for each acquisition, the excess leverage was justified because it enabled us to purchase the properties during the initial stages of our Offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for stockholders and preserve stockholder capital. As of December 31, 2007, our leverage did not exceed 300.0%.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Identified Intangible Assets

Identified intangible assets consisted of the following as of December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006

In place leases, net of accumulated amortization of $450,000 and $85,000 as of December 31, 2007 and 2006, respectively, (with a weighted average remaining life of 5 and 8 months as of December 31, 2007 and 2006, respectively)	$785,000	$649,000
Tenant relationships, net of accumulated amortization of $499,000 and $16,000 as of December 31, 2007 and 2006, respectively, (with a weighted-average remaining life of 5 and 15 months as of December 31, 2007 and 2006, respectively)	386,000	255,000

	$1,171,000	$904,000

Amortization expense recorded on the identified intangible assets for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 was $1,951,000 and $101,000, respectively.

Estimated amortization expense on the identified intangible assets as of December 31, 2007 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2008	$1,171,000
2009	$—
2010	$—
2011	$—
2012	$—
Thereafter	$—

5.	Other Assets

Other assets consisted of the following as of December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006

Deferred financing costs, net of accumulated amortization of $262,000 and $30,000 as of December 31, 2007 and 2006, respectively	$1,457,000	$526,000
Prepaid expenses and deposits	378,000	283,000

	$1,835,000	$809,000

Amortization expense recorded on the deferred financing costs for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 was $232,000 and $30,000, respectively.

Estimated amortization expense on the deferred financing costs as of December 31, 2007 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2008	$394,000
2009	$264,000
2010	$116,000
2011	$116,000
2012	$116,000
Thereafter	$451,000

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Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Mortgage Loan Payables and Unsecured Note Payables to Affiliate

Mortgage Loan Payables

Mortgage loan payables were $140,251,000 ($139,318,000, net of discount) and $19,218,000 as of December 31, 2007 and 2006, respectively. As of December 31, 2007, we had nine fixed rate mortgage loans with a weighted-average effective interest rate of 5.60% per annum. As of December 31, 2006, we had one fixed rate mortgage loan with an effective interest rate of 5.34% per annum. The mortgage loans secured by the Hidden Lake property, the Walker Ranch property, the Northgate property, the Baypoint property, the El Dorado property, the Heights property, and the Myrtles property have monthly interest-only payments. The mortgage loans secured by the Braemar property and the Towne Crossing property have monthly principal and interest payments. We are required by the terms of the applicable loan documents to meet certain reporting requirements. As of December 31, 2007 and 2006, we were in compliance with all such requirements.

Mortgage loan payables consisted of the following as of December 31, 2007 and 2006:

	Interest	Maturity	December 31,	December 31,
Property	Rate	Date	2007	2006

Hidden Lake Apartment Homes	5.34%	01/11/17	$19,218,000	$19,218,000
Walker Ranch Apartment Homes	5.36%	05/11/17	20,000,000	—
Residences at Braemar	5.72%	06/01/15	9,662,000	—
Park at Northgate	5.94%	08/01/17	10,295,000	—
Baypoint Resort	5.94%	08/01/17	21,612,000	—
Towne Crossing Apartments	5.04%	11/01/14	15,289,000	—
Villas of El Dorado	5.68%	12/01/16	13,600,000	—
The Heights at Olde Towne	5.79%	01/01/18	10,475,000	—
The Myrtles at Olde Towne	5.79%	01/01/18	20,100,000	—

			140,251,000	19,218,000

Less: discount			(933,000)	—

			$139,318,000	$19,218,000

The principal payments due on our mortgage loan payables as of December 31, 2007 for each of the next five years ending December 31 and thereafter is as follows:

Year	Amount

2008	$391,000
2009	$415,000
2010	$438,000
2011	$462,000
2012	$485,000
Thereafter	$138,060,000

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Unsecured Note Payables to Affiliate

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we entered into, and subsequently paid down, the following unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes:

Date of Note	Amount	Maturity Date	Interest Rate	Default Interest Rate	Date Paid in Full

12/28/06	$10,000,000	06/28/07	6.86%	8.86%	04/06/07
06/29/07	$3,300,000	12/29/07	6.85%	8.85%	07/31/07
08/01/07	$13,200,000	02/01/08	6.86%	8.86%	08/22/07
08/29/07	$5,400,000	03/01/08	6.85%	8.85%	10/17/07
12/21/07	$10,000,000	06/20/08	7.46%	9.46%	02/20/08

The unsecured notes bore interest at a fixed rate and required monthly interest-only payments for the terms of the unsecured notes. As of December 31, 2007 and 2006, the balances under the unsecured note payables to affiliate were $7,600,000 and $10,000,000, respectively.

Because these loans were related party loans, the terms of the loans and the unsecured notes, were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

7.	Lines of Credit

Line of Credit and Mezzanine Line of Credit

We have a credit agreement, or the Credit Agreement, with Wachovia and LaSalle Bank National Association, or LaSalle, for a secured revolving line of credit with a maximum borrowing amount of $75,000,000 which matures on October 31, 2009 and may be increased to $200,000,000 subject to the terms of the Credit Agreement, or the line of credit. The line of credit has an option to extend for one year in exchange for the payment of an extension fee.

As of December 31, 2007 and 2006, borrowings under the line of credit totaled $0 and $21,585,000, respectively. Borrowings at December 31, 2006 bore interest at a weighted-average interest rate of 6.88% per annum. On April 12, 2007, we repaid the remaining outstanding borrowings and accrued interest under the line of credit.

We have a Mezzanine Credit Agreement, or the Mezzanine Credit Agreement, with Wachovia for a mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000 which matures on October 31, 2009, or the mezzanine line of credit. As of December 31, 2007 and 2006, there were no outstanding borrowings under the mezzanine line of credit.

On March 20, 2007, we obtained waivers of certain covenants contained in the Credit Agreement and Mezzanine Credit Agreement from Wachovia and LaSalle, as applicable. The covenants were related to our non-compliance with certain debt to total asset value ratios, fixed charge coverage ratios and the implied debt service coverage ratios, or collectively the financial covenants, arising from our limited operations. As a result of the waivers, Wachovia and LaSalle waived compliance with the financial covenants through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either the line of credit or the mezzanine line of credit until we comply with the financial covenants, although they may do so in their sole discretion.

On July 10, 2007, we entered into letter agreements amending the terms of the Credit Agreement and Mezzanine Credit Agreement, or the amendment letters. Pursuant to the amendment letters, we are no longer obligated to pay nonuse fees until such times as Wachovia and LaSalle have agreed in writing to make additional loans under the Credit Agreement or the Mezzanine Credit Agreement, as applicable. Further, until Wachovia and LaSalle have agreed to make additional loans under the Credit Agreement or Mezzanine Credit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Agreement, as applicable, we will not be obligated to comply with the financial covenants contained in the Credit Agreement or Mezzanine Credit Agreement, nor will we be obligated to comply with the related reporting obligations. Finally, Wachovia and LaSalle, as applicable, have agreed that we will not be obligated to pay any reinstatement fees under the Credit Agreement or Mezzanine Credit Agreement in order for Wachovia or LaSalle to lend us funds in the future.

Wachovia Loan

On November 1, 2007, we entered into a loan agreement with Wachovia for a loan in the principal amount of up to $10,000,000 which matures on November 1, 2008, or the Wachovia Loan. The Wachovia Loan is secured by (1) a pledge of 49.0% of our partnership interests in Apartment REIT Walker Ranch L.P., Apartment REIT Hidden Lakes, L.P. and Apartment REIT Towne Crossing, L.P., (2) 100% of our partnership interests in Apartment REIT Park at North Gate, L.P. and (3) 100% of our ownership interests in entities acquiring properties in the future if financed in part by the Wachovia Loan. The Wachovia Loan may be extended for one year subject to satisfaction of certain conditions. Accrued interest under the Wachovia Loan is payable monthly and at maturity. Advances under the Wachovia Loan bear interest at the applicable LIBOR Rate, as defined in the agreement.

On November 1, 2007, we used $3,195,000 in borrowings under the Wachovia Loan agreement in connection with the acquisition of the El Dorado property. On November 19, 2007, we repaid the outstanding principal and accrued interest on the Wachovia Loan.

On December 21, 2007, we executed a First Amendment to and Waiver of Loan Agreement with Wachovia, and Grubb & Ellis Apartment REIT Holdings, L.P., our operating partnership, entered into a First Amended and Restated Pledge Agreement with Wachovia to pledge its interest in the Myrtles property and the Heights property in connection with $10,000,000 in borrowings under the Wachovia Loan to finance the acquisitions of the Myrtles property and the Heights property. As of December 31, 2007, $10,000,000 was outstanding under the Wachovia Loan at a variable rate of 9.84%.

8.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Environmental Matters

We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial condition, results of operations or cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Repairs and Maintenance Expenses

We are required by the terms of the mortgage loans secured by the Northgate property and the Baypoint property to complete certain repairs to the properties in the amount of $45,000 and $131,000, respectively, by no later than August 1, 2008. Funds of $131,000 for these expenditures are held by the lender and are included in restricted cash on our accompanying consolidated balance sheet as of December 31, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our advisor and its affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of December 31, 2007 and 2006, expenses of $2,672,000 and $1,679,000, respectively, in excess of 11.5% of the gross proceeds of our Offering, have been incurred by our advisor or Grubb & Ellis Realty Investors and these expenses are not recorded in our accompanying consolidated financial statements as of December 31, 2007 and 2006. To the extent we raise additional proceeds from our Offering, these amounts may become our liability. See Note 9, Related Party Transactions — Offering Stage, for a further discussion of these amounts during our offering stage.

Other

Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our opinion, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

9.	Related Party Transactions

Fees and Expenses Paid to Affiliates

Some of our executive officers and our non-independent directors are also executive officers and/or holders of a direct or indirect interest in our advisor, our sponsor, Grubb & Ellis Realty Investors, or other affiliated entities. Upon the effectiveness of our Offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement, with Grubb & Ellis Securities, Inc., or Grubb & Ellis Securities, or our dealer manager. These agreements entitle our advisor, our dealer manager and their affiliates to specified compensation for certain services with regards to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred. In the aggregate, for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred to our advisor or its affiliates $14,069,000 and $4,125,000, respectively, as detailed below.

Offering Stage

Selling Commissions

Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,652,000 and $1,141,000, respectively, in selling commissions to our dealer manager. Such commissions are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our dealer manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. Our dealer manager may re-allow up to 1.5% of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

gross offering proceeds to participating broker-dealers. In addition, we may reimburse our dealer manager or its affiliates an additional accountable 0.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering, other than shares sold pursuant to the DRIP, as reimbursements for bona fide due diligence expenses. Our dealer manager or its affiliates may re-allow all or a portion of these fees up to 0.5% of the gross offering proceeds to participating broker-dealers. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,709,000 and $494,000, respectively, in marketing support fees and due diligence expense reimbursements to our dealer manager or its affiliates. Such fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our advisor or Grubb & Ellis Realty Investors on our behalf. Our advisor or Grubb & Ellis Realty Investors may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $1,006,000 and $249,000, respectively, in offering expenses to our advisor or Grubb & Ellis Realty Investors. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to our advisor or Grubb & Ellis Realty Investors from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee of up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $4,724,000 and $1,884,000, respectively, in acquisition fees to our advisor or its affiliates. Acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, including amounts paid to third parties, will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $3,000 and $0, respectively, in expenses to our advisor or its affiliates, excluding amounts our advisor or its affiliates paid directly to third parties.

Operational Stage

Asset Management Fee

Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets in an amount equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated and payable monthly in cash or shares of our common stock, at the option of our advisor, not to exceed one-twelfth of 1.0% of our average invested assets as of the last day of the immediately preceding quarter. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $950,000 and $0, respectively, in asset management fees to our advisor or its affiliates, which is included in general and administrative in our accompanying consolidated statements of operations.

Property Management Fees

Our advisor or its affiliates are paid a property management fee equal to 4.0% of the monthly gross cash receipts from any property managed for us. This fee is paid monthly. Our advisor or its affiliates anticipate that they will subcontract property management services to third parties and will be responsible for paying all fees due to such third party contractors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $489,000 and $24,000, respectively, to our advisor or its affiliate, which is included in rental expenses in our accompanying consolidated statements of operations.

On-site Personnel Payroll

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred payroll for on-site personnel on our behalf of $159,000 and $0, respectively, which is included in rental expenses in our accompanying consolidated statements of operations.

Operating Expenses

We reimburse our advisor or its affiliates for expenses incurred in rendering services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our advisor and its affiliates for fees and costs that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless our board of directors determines that such excess expenses were justified based on unusual and non-recurring factors. For the twelve months ended December 31, 2007, our operating expenses did not exceed this limitation. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 1.8% and 2,972.0%, respectively, for the twelve months ended December 31, 2007.

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, Grubb & Ellis Realty Investors incurred on our behalf $165,000 and $325,000, respectively, in operating expenses which is included in general and administrative in our accompanying consolidated statements of operations or prepaid expenses on our accompanying consolidated balance sheets, as applicable.

Compensation for Additional Services

Our advisor or its affiliates will be paid for services performed for us other than those required to be rendered by our advisor or its affiliates, under the Advisory Agreement. The rate of compensation for these services must be approved by a majority of our board of directors, and cannot exceed an amount that would be paid to unaffiliated third parties for similar services. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred $8,000 and $0, respectively, for tax services an affiliate provided to us.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Liquidity Stage

Disposition Fees

Our advisor or its affiliates will be paid for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, which will not exceed market norms. The amount of disposition fees paid, including the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Incentive Distribution Upon Sales

Upon liquidation, our advisor will be paid an incentive distribution equal to 15.0% of net sales proceeds from any disposition of a property after subtracting (1) the amount of capital we invested in our operating partnership; (2) an amount equal to an 8.0% annual cumulative, non-compounded return on such invested capital; and (3) any shortfall with respect to the overall 8.0% annual cumulative, non-compounded return on the capital invested in our operating partnership. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Incentive Distribution Upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our advisor will be paid an incentive distribution equal to 15.0% of the amount, if any, by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the amount of capital we invested in our operating partnership plus an 8.0% annual cumulative, non-compounded return on such invested capital. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing among other factors. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Fees Payable upon Termination of Advisory Agreement

Upon termination of the Advisory Agreement due to an internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor will be paid a fee determined by negotiation between our advisor and our independent directors. Upon our advisor’s receipt of such compensation, our advisor’s special limited partnership units will be redeemed and our advisor will not be entitled to receive any further incentive distributions upon sale of our properties. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

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Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of December 31, 2007 and 2006:

		December 31,	December 31,
Entity	Fee	2007	2006

Grubb & Ellis Realty Investors	Operating Expenses	$50,000	$325,000
Grubb & Ellis Realty Investors	Offering Costs	270,000	53,000
Grubb & Ellis Realty Investors	Due Diligence	—	18,000
Grubb & Ellis Realty Investors	On-site Payroll	10,000	—
Grubb & Ellis Securities	Selling Commissions, Marketing Support Fees and Due Diligence Expense Reimbursements	153,000	93,000
Residential Management	Property Management Fees	9,000	—
Realty	Asset and Property Management Fees	284,000	—
Realty	Acquisition Fees	—	961,000

		$776,000	$1,450,000

Unsecured Note Payables to Affiliate

For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we incurred interest expense to NNN Realty Advisor of $204,000 and $8,000, respectively. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate, for a further discussion.

Director and Former President’s Financial Arrangement with Legal Counsel

The law firm of Hirschler Fleischer represented Grubb & Ellis Apartment REIT, Inc. in certain legal matters during 2007 and 2006. For the year ended December 31, 2007 and 2006 we, or our affiliates on our behalf, incurred legal fees to Hirschler Fleischer of approximately $42,000 and $312,000, respectively. Louis J. Rogers, our director from July 2006 through June 2007, our president and the chairman of our advisor from inception through April 6, 2007, the president of Triple Net Properties from September 2004 through April 3, 2007 and a director of NNN Realty Advisors, also practiced law with Hirschler Fleischer from 1987 to March 2007. Mr. Rogers was a shareholder of Hirschler Fleischer from 1994 to December 31, 2004, and served as senior counsel in that firm from January 2005 to March 2007. We previously disclosed in the prospectus for our Offering that Mr. Rogers shared in Hirschler Fleischer’s revenues.

On March 19, 2007, we learned that, in connection with his transition from shareholder to senior counsel, Mr. Rogers and Hirschler Fleischer entered into a transition agreement on December 29, 2004. The transition agreement provided, among other things, that Mr. Rogers would receive a base salary from Hirschler Fleischer as follows: $450,000 in 2005, $400,000 in 2006, $300,000 in 2007, and $125,000 in 2008 and subsequent years. Mr. Rogers’ receipt of the base salary was subject to satisfaction of certain conditions, including that Grubb & Ellis Realty Investors, LLC, the managing member of our advisor, and its affiliated companies, including us, or collectively, the Grubb & Ellis group, remain a client of Hirschler Fleischer and that collections by that firm from the Grubb & Ellis group equaled at least $1,500,000 per year. If the fees collected by Hirschler Fleischer from, the Grubb & Ellis group were less than $1,500,000, Mr. Rogers’ base salary would be proportionately reduced. Under the transition agreement, Mr. Rogers was also entitled to receive a bonus from Hirschler Fleischer on a quarterly basis, equal to a percentage, declining from 5.0% to 1.0% during the term of the agreement, of all collections by that firm from specified pre-2005 clients (including the Grubb & Ellis group) in excess of $3,000,000, as well as a percentage of all collections by that firm from new clients originated by Mr. Rogers, ranging from 6.0% to 3.0% depending on the year originated. For the year ended December 31, 2007 and 2006, the Grubb & Ellis group, incurred legal fees to Hirschler

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fleischer of approximately $2,426,000 and $3,696,000, respectively, including legal fees that Grubb & Ellis Apartment REIT, Inc., or our affiliates on our behalf, incurred to Hirschler Fleischer of approximately $42,000 and $312,000, respectively. Under the transition agreement, Hirschler Fleischer paid Mr. Rogers $646,800 in base salary and bonus for 2006. Mr. Rogers’ senior counsel position with Hirschler Fleischer terminated on March 31, 2007, at which point Hirschler Fleischer had paid Mr. Rogers $75,000 for his 2007 services. Mr. Rogers has received from Hirschler Fleischer an additional $450,000 in 2007 pursuant to a separation agreement in satisfaction of all amounts owed to him under the transition agreement.

10.	Minority Interest

As of December 31, 2007 and 2006, we owned a 99.99% general partnership interest in our operating partnership and our advisor owned a 0.01% limited partnership interest. As such, 0.01% of the earnings at our operating partnership are allocated to minority interest.

11.	Stockholders’ Equity

Common Stock

On January 10, 2006, our advisor purchased 22,223 shares of our common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. On July 19, 2006, we granted 4,000 shares of restricted common stock in the aggregate to our independent directors, 800 of which were forfeited in November 2006. On June 12, 2007, in connection with their re-election, we granted 3,000 shares of restricted stock in the aggregate to our independent directors. Through December 31, 2007, we issued 8,365,946 shares in connection with our Offering and 134,475 shares under the DRIP. As of December 31, 2007 and, 2006, we had 8,528,844 and 1,686,068 shares, respectively, of common stock outstanding.

We are offering and selling to the public up to 100,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 5,000,000 shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 300,000,000 shares of our common stock.

Preferred Stock

Our charter authorizes us to issue 50,000,000 shares of our $0.01 par value preferred stock. No shares of preferred stock were issued and outstanding as of December 31, 2007 and 2006.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through reinvestment of distributions, subject to certain conditions. We registered and reserved 5,000,000 shares of our common stock for sale pursuant to the DRIP in our Offering. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, $1,258,000 and $20,000, respectively, in distributions were reinvested and 132,383 and 2,092 shares, respectively, in shares were issued under the DRIP. As of December 31, 2007 and 2006, a total of $1,278,000 and $20,000, respectively, in distributions were reinvested and 134,475 and 2,092 shares, respectively, were issued under the DRIP.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. On April 21, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met by stockholders. Share repurchases will be made at the sole discretion of our board of directors. Funds for the repurchase of shares will come exclusively from the

F-26

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proceeds we receive from the sale of shares under the DRIP. As of December 31, 2007, no share repurchases had been made.

2006 Incentive Award Plan

Under the terms of the 2006 Incentive Award Plan, the aggregate number of shares of our common stock subject to options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares.

On July 19, 2006 and June 12, 2007, we granted an aggregate of 4,000 and 3,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Award Plan, to our independent directors under the 2006 Incentive Award Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our Offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006, we recognized compensation expense of $15,000 and $11,000, respectively, related to the restricted common stock grants, which is included in general and administrative in our accompanying consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2007 and 2006, there was $36,000 and $21,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2007, this expense is expected to be realized over a remaining weighted-average period of 3.1 years.

As of December 31, 2007 and 2006, the fair value of the nonvested shares of restricted common stock was $42,000 and $24,000, respectively. A summary of the status of our shares of restricted common stock as of December 31, 2007 and 2006, and the changes for the period from January 10, 2006 (Date of Inception) through December 31, 2007, is presented below:

		Weighted
	Restricted	Average Grant
	Common	Date Fair
	Stock	Value

Balance — January 10, 2006 (Date of Inception)	—	—
Granted	4,000	$10.00
Vested	(800)	$10.00
Forfeited	(800)	$10.00

Balance — December 31, 2006	2,400	$10.00
Granted	3,000	$10.00
Vested	(1,200)	$10.00
Forfeited	—	—

Balance — December 31, 2007	4,200	$10.00

Expected to vest — December 31, 2007	4,200	$10.00

F-27

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Special Limited Partner Interest

Upon termination of the Advisory Agreement in connection with any event other than the listing of our shares of common stock on a national securities exchange or a national market system or the internalization of our advisor in connection with our conversion to a self-administered REIT, our advisor’s special limited partnership interest may be redeemed by us (as the general partner of our operating partnership) for a redemption price equal to the amount of the incentive distribution that our advisor would have received upon property sales if our operating partnership immediately sold all of its properties for their fair market value. Such incentive distribution is payable in cash or in shares of our common stock or in units of limited partnership interest in our operating partnership, if agreed to by us and our advisor, except that our advisor is not permitted to elect to receive shares of our common stock to the extent that doing so would cause us to fail to qualify as a REIT.

13.	Tax Treatment of Distributions

The income tax treatment for distributions reportable for the year ended December 31, 2007 and 2006 was as follows:

	Year Ended December 31, 2007		Year Ended December 31, 2006

Ordinary income	$—	—%	$—	—%
Capital gain	—	—	—	—
Return of capital	3,115,000	100%	68,000	100%

	$3,115,000	100%	$68,000	100%

14.	Business Combinations

For the year ended December 31, 2007, we completed the acquisition of seven consolidated properties, adding a total of 1,668 apartment units to our property portfolio. We purchased the seven properties on the following dates:

Acquisition
Property	Date

Park at Northgate	June 12, 2007
Residences at Braemar	June 29, 2007
Baypoint Resort	August 2, 2007
Towne Crossing Apartments	August 29, 2007
Villas of El Dorado	November 2, 2007
The Heights at Olde Towne	December 21, 2007
The Myrtles at Olde Towne	December 21, 2007

Results of operations for the properties are reflected in our consolidated statements of operations for the years ended December 31, 2007 for the periods subsequent to the acquisition dates. The aggregate purchase price of the seven consolidated properties was $157,450,000 plus closing costs of $5,656,000, of which $135,963,000 was initially financed with mortgage debt, unsecured note payables to an affiliate or borrowings under the Wachovia Loan.

In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs and tenant relationships. Certain allocations as of December 31, 2007 are subject to change based on information received within one year of the purchase date

F-28

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

related to one or more events at the time of purchase which confirm the value of an asset acquired or a liability assumed in an acquisition of a property. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

	Northgate	Braemar	Baypoint	Towne Crossing	El Dorado	Heights	Myrtles
	property	property	property	property	property	property	property	Total

Land	$1,870,000	$1,564,000	$5,306,000	$2,041,000	$1,622,000	$2,513,000	$3,698,000	$18,614,000
Land improvements	1,405,000	1,428,000	826,000	1,492,000	1,363,000	710,000	1,067,000	8,291,000
Building and improvements	12,590,000	11,715,000	27,250,000	16,868,000	14,918,000	14,008,000	31,013,000	128,362,000
Furniture, fixtures and equipment	963,000	575,000	446,000	719,000	461,000	239,000	1,239,000	4,642,000
In place leases	232,000	137,000	381,000	234,000	191,000	162,000	266,000	1,603,000
Tenant relationships	88,000	56,000	146,000	94,000	81,000	57,000	93,000	615,000

Total assets acquired	17,148,000	15,475,000	34,355,000	21,448,000	18,636,000	17,689,000	37,376,000	162,127,000
Debt discount	—	75,000	—	904,000	—	—	—	979,000

Total liabilities assumed	—	75,000	—	904,000	—	—	—	979,000

Net assets acquired	$17,148,000	$15,550,000	$34,355,000	$22,352,000	$18,636,000	$17,689,000	$37,376,000	$163,106,000

For the period from January 10, 2006 (Date of Inception) through December 31, 2006, we completed the acquisition of two wholly-owned properties, adding a total of 705 apartment units to our property portfolio. We purchased the Walker Ranch property on October 31, 2006 and the Hidden Lake property on December 28, 2006. Results of operations for the properties is reflected in our consolidated statement of operations for the periods subsequent to the acquisition dates. The aggregate purchase price of the two consolidated properties was $62,780,000 plus closing costs of $2,094,000, of which $58,578,000 was initially financed with mortgage debt, an unsecured note payable to affiliate or borrowings under the line of credit.

In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs and tenant relationships. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

	Walker Ranch property	Hidden Lake property	Total

Land	$3,025,000	$3,031,000	$6,056,000
Land Improvements	3,513,000	788,000	4,301,000
Building and improvements	23,864,000	26,858,000	50,722,000
Furniture, fixtures and equipment	896,000	1,894,000	2,790,000
In place leases	349,000	385,000	734,000
Tenant relationships	124,000	147,000	271,000

Net asset acquired	$31,771,000	$33,103,000	$64,874,000

Assuming all of the acquisitions discussed above had occurred January 1, 2007, pro forma revenue, net income (loss), and net income (loss) per diluted share for the year ended December 31, 2007 would have been $25,251,000, $(10,898,000) and $(2.15), respectively. Assuming all of the acquisitions discussed above had occurred January 10, 2006 (Date of Inception), pro forma revenue, net income (loss) and net income (loss) per diluted share for the period from January 10, 2006 (Date of Inception) through December 31, 2006 would have been $25,218,000, $(8,613,000) and $(1.70), respectively. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

F-29

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Selected Quarterly Financial Data (Unaudited)

Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the unaudited selected quarterly financial data when read in conjunction with the consolidated financial statements.

	Quarters Ended
	December 31,	September 30,
	2007	2007	June 30, 2007	March 31, 2007

Revenues	$5,014,000	$3,852,000	$2,003,000	$1,836,000
Expenses	5,441,000	4,035,000	2,462,000	2,053,000

Loss before other income (expense)	(427,000)	(183,000)	(459,000)	(217,000)
Other income (expense)	(1,705,000)	(1,237,000)	(599,000)	(752,000)

Net loss	(2,132,000)	(1,420,000)	(1,058,000)	(969,000)

Loss per share — basic and diluted	$(0.28)	$(0.24)	$(0.24)	$(0.42)

Weighted average number of shares outstanding — basic and diluted	7,590,409	5,990,009	4,374,486	2,293,301

				Period from
				January 10, 2006
	Quarters Ended			(Date of Inception)
	December 31,	September 30,		through
	2006	2006	June 30, 2006	March 31, 2006

Revenues	$659,000	$—	$—	$—
Expenses	(778,000)	(71,000)	—	—

Loss before other income (expense)	(119,000)	(71,000)	—	—
Other income (expense)	(333,000)	—	—	—

Net loss	(452,000)	(71,000)	—	—

Loss per share — basic and diluted	$(0.47)	$(3.10)	$—	$—

Weighted average number of shares outstanding — basic and diluted	958,883	22,866	22,223	22,223

16.	Subsequent Events

Status of our Offering

As of March 14, 2008, we had received and accepted subscriptions in our Offering for 9,710,660 shares of our common stock, or $97,015,000, excluding shares issued under the DRIP.

Unsecured Note Payable to Affiliate

On February 20, 2008, we repaid the remaining balance due on the unsecured note payable to affiliate.

F-30

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share Repurchases

In February 2008, we repurchased 5,200 shares, or $52,000, under our share repurchase plan.

Related Party Services Agreement

We entered into a services agreement, effective January 1, 2008, with Grubb & Ellis Realty Investors for subscription agreement processing and investor services. The services agreement has an initial one-year term and shall thereafter automatically be renewed for successive one year terms. Since Grubb & Ellis Realty Investors is the managing member of our advisor, the terms of this agreement were approved and determined by a majority of our independent directors as fair and reasonable to us and at fees no greater than the cost to Grubb & Ellis Realty Investors for providing such services to us, which amount shall be no greater than that which would be paid to an unaffiliated third party for similar services. The services agreement requires Grubb & Ellis Realty Investors to provide us with a 180 day advance written notice for any termination, while we have the right to terminate upon 30 days advance written notice.

Proposed Acquisition of Arboleda Luxury Apartments

On January 29, 2008, our board of directors approved the acquisition of Arboleda Luxury Apartments, located in Cedar Park, Texas, a northern suburb of Austin, or the Arboleda property. On March 27, 2008, we entered into an assignment agreement whereby we agreed to assume, and Grubb & Ellis Realty Investors agreed to assign, the rights, title and interest in a purchase and sale agreement, as amended, for the Arboleda property for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from our offering. In connection with obtaining debt financing for the acquisition, on March 27, 2008, we entered into a commitment agreement with PNC ARCS LLC, the prospective lender, to obtain an $18,030,000 loan with a seven year term which would be secured by the Arboleda property. Pursuant to the commitment agreement, we were required to pay a commitment deposit in the amount of 2.0% of the maximum loan amount. The closing deadline for the loan is March 31, 2008. We expect to pay our advisor and its affiliate an acquisition fee of $878,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Arboleda property.

17. Subsequent Events (Unaudited)

Status of our Offering

As of April 8, 2008, we had received and accepted subscriptions in our Offering for 10,170,667 shares of our common stock, or $101,610,000, excluding shares issued under the DRIP.

Acquisition of Arboleda Apartments

On March 31, 2008, we acquired Arboleda Apartments, located in Cedar Park, Texas, or the Arboleda property, for a purchase price of $29,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase price of the Arboleda property through a $17,651,000 secured loan; $11,550,000 in borrowings under a previous loan agreement with Wachovia and the remaining balance from funds raised through our Offering. An acquisition fee of $878,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

F-31

Grubb & Ellis Apartment REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amendment to Wachovia Loan

On March 31, 2008, in connection with the Wachovia Loan, we entered into a Second Amendment to and Waiver of Loan Agreement, with Wachovia, or the Wachovia amendment. In connection with the Wachovia amendment we executed an Amended and Restated Promissory Note, or Wachovia note, which is secured by a Second Amended and Restated Pledge Agreement (Membership and Partnership Interests), or the Wachovia pledge agreement. The Wachovia pledge agreement grants a security interest in 100% of our operating partnership’s membership interest in G&E Apartment REIT Arboleda, LLC, its subsidiary that was formed to hold the Arboleda property. The material terms of the Wachovia amendment temporarily extends the aggregate principal amount available under the Wachovia Loan to $16,250,000, until the amount of the overage advanced, as defined in the Wachovia amendment, has been repaid in full. On March 31, 2008, we borrowed $11,550,000 under the Wachovia Loan, which was applied towards the purchase price of the Arboleda property, including closing costs.

F-32

Grubb & Ellis Apartment REIT, Inc.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
December 31, 2007

Additions
	Balance at	Charged to	Charged to		Balance at
	Beginning of	Costs and	Other		End of
Description	Period	Expenses	Accounts	Deductions	Period

Period from January 10, 2006 (Date of Inception) through December 31, 2006 — Reserve deducted from accounts receivable	$—	$—	$—	$—	$—
For the Year Ended December 31, 2007 — Reserve deducted from accounts receivable	$—	$—	$—	$—	$—

F-33

Grubb & Ellis Apartment REIT, Inc.

SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION
December 31, 2007

											Maximum Life on
											Which Depreciation
			Initial Cost to Company		Gross Amounts at Which Carried at Close of Period(b)						in Latest
				Building, Improvements		Buildings, Fixtures		Accumulated			Income Statement is
		Encumbrance	Land	and Fixtures	Land	and Improvements	Total(a)	Depreciation(c)	Date Constructed	Date Acquired	Computed

Walker Ranch Apartment Homes (Residential)	San Antonio, TX	$20,000,000	$3,025,000	$28,273,000	$3,025,000	$28,281,000	$31,306,000	$(1,214,000)	2004	10/31/06	40 years

Hidden Lake Apartment Homes (Residential)	San Antonio, TX	19,218,000	3,031,000	29,540,000	3,031,000	29,578,000	32,609,000	(892,000)	2004	12/28/06	40 years

Park at Northgate (Residential)	Spring, TX	10,295,000	1,870,000	14,958,000	1,870,000	14,966,000	16,836,000	(355,000)	2002	06/12/07	40 years

Residences at Braemar (Residential)	Charlotte, NC	9,662,000	1,564,000	13,718,000	1,564,000	13,726,000	15,290,000	(258,000)	2005	06/29/07	40 years

Baypoint Resort (Residential)	Corpus Christi, TX	21,612,000	5,306,000	28,522,000	5,306,000	28,593,000	33,899,000	(372,000)	1998	08/02/07	40 years

Towne Crossing Apartments (Residential)	Mansfield, TX	15,289,000	2,041,000	19,079,000	2,041,000	19,096,000	21,137,000	(269,000)	2004	08/29/07	40 years

Villas of El Dorado (Residential)	McKinney, TX	13,600,000	1,622,000	16,742,000	1,622,000	16,752,000	18,374,000	(146,000)	2002	11/02/07	40 years

The Heights at Olde Towne (Residential)	Portsmouth, VA	10,475,000	2,513,000	14,957,000	2,513,000	14,957,000	17,470,000	(15,000)	1972	12/21/07	40 years

The Myrtles at Olde Towne (Residential)	Portsmouth, VA	20,100,000	3,698,000	33,319,000	3,698,000	33,319,000	37,017,000	(31,000)	2004	12/21/07	40 years

Total		$140,251,000	$24,670,000	$199,108,000	$24,670,000	$199,268,000	$223,938,000	$(3,552,000)

(a) The changes in total real estate for the year ended December 31, 2007 and for the period form January 10, 2006 (Date of Inception) through December 31, 2006 are as follows:

Amount

Balance as of January 10, 2006 (Date of Inception)	$—
Acquisitions	63,869,000
Additions	—
Dispositions	—

Balance as of December 31, 2006	63,869,000
Acquisitions	159,909,000
Additions	232,000
Dispositions	(72,000)

Balance as of December 31, 2007	$223,938,000

F-34

Grubb & Ellis Apartment REIT, Inc.

SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION — (Continued)

(b) For federal income tax purposes, the aggregate cost of our nine properties is as follows:

	Acquisition
Property	Date	Tax Basis

Walker Ranch Apartment Homes	October 31, 2006	$31,806,000
Hidden Lake Apartment Homes	December 28, 2006	$33,176,000
Park at Northgate	June 12, 2007	$17,134,000
Residences at Braemar	June 29, 2007	$15,484,000
Baypoint Resort	August 2, 2007	$33,882,000
Towne Crossing Apartments	August 29, 2007	$22,363,000
Villas of El Dorado	November 2, 2007	$18,667,000
The Heights at Olde Towne	December 21, 2007	$17,689,000
The Myrtles at Olde Towne	December 21, 2007	$37,376,000

F-35

Grubb & Ellis Apartment REIT, Inc.

SCHEDULE III — REAL ESTATE OPERATING PROPERTIES AND
ACCUMULATED DEPRECIATION — (Continued)

(c) The changes in accumulated depreciation for the year ended December 31, 2007 and for the period from January 10, 2006 (Date of Inception) through December 31, 2006 are as follows:

Amount

Balance as of January 10, 2006 (Date of Inception)	$—
Additions	188,000
Disposals	—

Balance as of December 31, 2006	188,000
Additions	3,434,000
Disposals	(70,000)

Balance as of December 31, 2007	$3,552,000

F-36

Independent Auditors’ Report

To the Board of Directors
Grubb & Ellis Apartment REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Arboleda Apartments, or the Property, for the year ended December 31, 2007. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Arboleda Apartments for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ KMJ Corbin & Company LLP
   KMJ Corbin & Company LLP

Irvine, California
April 9, 2008

F-37

Arboleda Apartments

Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2007

Year Ended
December 31, 2007

Revenues:
Rental and other property revenue	$1,632,000

Certain expenses:
Grounds maintenance	45,000
Building maintenance	101,000
Real estate taxes	296,000
Property management fees	69,000
Electricity, water and gas utilities	121,000
Insurance	69,000
General and administrative	649,000

Total certain expenses	1,350,000

Revenues in excess of certain expenses	$282,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

F-38

Arboleda Apartments

Notes to the Statement of Revenues and Certain Expenses
for the Year Ended December 31, 2007

Note 1.	Organization and Basis of Presentation

Organization — The accompanying statement of revenues and certain expenses includes the operations of Arboleda Apartments, or the Property, located in Cedar Park, Texas. The Property is a 312 unit residential apartment complex and was 95.8% leased as of December 31, 2007.

Basis of Presentation — The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Apartment REIT, Inc. in the future operations of the Property have been excluded.

Note 2.	Summary of Significant Accounting Policies

Revenue Recognition — The Property leases multifamily residential apartments under operating leases generally with terms of one year or less. Rent and other income is recorded when due from residents and is recognized monthly as it is earned. Other income consists primarily of utility rebillings, other expense reimbursements, and administrative, application and other fees charged to residents.

Repairs and Maintenance — Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Note 3.	Property Management Fees

During 2007, the owners of the Property contracted with a related party to manage the Property. Monthly fees paid for the property management services were the greater of 3.5% of gross revenues, or $4,000. For the year ended December 31, 2007, the Property incurred expenses of $69,000.

Note 4.	Commitments And Contingencies

Litigation — The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters — In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is

F-39

Arboleda Apartments

Notes to the Statement of Revenues and Certain Expenses
for the Year Ended December 31, 2007 — (Continued)

not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters — Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

Note 5.	Subsequent Event

On March 31, 2007, Grubb & Ellis Apartment REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $29,250,000, plus closing costs.

F-40

Grubb & Ellis Apartment REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
as of December 31, 2007 and for the Year Ended December 31, 2007

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical December 31, 2007 consolidated financial statements included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 is presented as if we acquired Arboleda Apartments, or the Arboleda property, on December 31, 2007. The Arboleda property was acquired using debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of December 31, 2007.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 is presented as if we acquired The Park at Northgate Apartments, or the Northgate property, The Residences at Braemar Apartments, or the Braemar property, Baypoint Resort Apartments, or the Baypoint property, Towne Crossing Apartments, or the Towne Crossing property, Villas of El Dorado, or the El Dorado property, The Myrtles at Olde Towne, or the Myrtles property, The Heights at Olde Towne, or the Heights property, and the Arboleda property, or collectively the Properties, and obtained the Wachovia Loan on January 1, 2007. The Properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on a property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of January 1, 2007.

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations or financial position that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

F-41

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of December 31, 2007

	Company	Acquisition of		Company
	Historical (A)	Arboleda Property (B)		Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$220,390,000	$29,863,000		$250,253,000
Cash and cash equivalents	1,694,000	—		1,694,000
Accounts and other receivables	438,000	—		438,000
Restricted cash	3,286,000	124,000		3,410,000
Identified intangible assets, net	1,171,000	332,000		1,503,000
Other assets, net	1,835,000	254,000		2,089,000

Total assets	$228,814,000	$30,573,000		$259,387,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$139,318,000	$17,651,000		$156,969,000
Unsecured note payables to affiliate	7,600,000	—		7,600,000
Line of credit	10,000,000	11,550,000		21,550,000
Accounts payable and accrued liabilities	4,388,000	75,000		4,463,000
Accounts payable due to affiliates, net	776,000	—		776,000
Security deposits and prepaid rent	675,000	88,000		763,000
Total liabilities	162,757,000	29,364,000		192,121,000

Commitments and contingencies

Minority interest of limited partner in Operating Partnership	1,000	—		1,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value; 300,000,000 shares authorized; 8,528,844 shares issued and outstanding	85,000	1,000(C	)	86,000
Additional paid-in capital	75,737,000	1,208,000(C	)	76,945,000
Accumulated deficit	(9,766,000)	—		(9,766,000)

Total stockholders’ equity	66,057,000	1,209,000		67,266,000

Total liabilities, minority interest and stockholders’ equity	$228,814,000	$30,573,000		$259,387,000

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-42

Grubb & Ellis Apartment REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2007

	Company	2007	Acquisition of		Company
	Historical (D)	Transactions (E)	Arboleda Property (F)		Pro Forma

Revenues:
Rental income and other property revenue	$12,705,000	$13,008,000	$1,632,000		$27,345,000

Expenses:
Rental expenses	6,223,000	7,431,000	1,346,000	(G)	15,000,000
General and administrative	2,383,000	914,000	226,000	(H)	3,523,000
Depreciation and amortization	5,385,000	4,969,000	1,206,000	(I)	11,560,000

Total expenses	13,991,000	13,314,000	2,778,000		30,083,000

Loss before other income (expense):	(1,286,000)	(306,000)	(1,146,000)		(2,738,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(204,000)	(1,218,000)	—		(1,422,000)
Interest expense related to mortgage loan payables and line of credit	(4,182,000)	(5,588,000)	(2,409,000	)(J)	(12,179,000)
Interest and dividend income	91,000	—	—		91,000
Other income, net	2,000				2,000

Loss from continuing operations	$(5,579,000)	$(7,112,000)	$(3,555,000)		(16,246,000)

Loss from continuing operations per share — basic and diluted	$(1.10)				$(2.00)

Weighted — average number of common shares outstanding — basic and diluted	5,063,942				8,112,032	(K)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

F-43

Grubb & Ellis Apartment REIT, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
as of December 31, 2007 and for the Year Ended December 31, 2007

1.	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007.

(A) As reported in our balance sheet as of December 31, 2007 included in this prospectus.

(B) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Arboleda property. We have assumed the purchase price of $29,250,000, plus closing costs and acquisition fees, was financed through a 7-year, fixed rate, 5.36% per annum secured loan of $17,651,000, $11,550,000 in borrowings under a loan with Wachovia Bank, National Association, or Wachovia, and the remaining balance from the net proceeds from the issuance of approximately 136,595 shares of common stock from our initial public offering. An acquisition fee of $878,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $6,283,000 to land, $22,626,000 to building and improvements, $954,000 to furniture, fixtures and equipment, $236,000 to in place leases, and $96,000 to tenant relationships. The purchase price allocations are preliminary and are subject to change.

(C) The Arboleda property was acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume these proceeds were raised as of December 31, 2007.

2.	Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007

(D) As reported in our statement of operations for the year ended December 31, 2007 included in this prospectus.

(E) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 1, 2007 through the acquisition date of the Northgate property, the Braemar property, the Baypoint property, the Towne Crossing property, the El Dorado property, the Myrtles property, and the Heights property (properties acquired during the year ended December 31, 2007) as if these assets had been acquired as of January 1, 2007.

(F) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Arboleda property for the year ended December 31, 2007.

(G) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive, for its services in managing our properties, a monthly management fee of up to 4.0% of the gross cash receipts of the property. As a result, the amount reflects property management fees reflective of our current advisory agreement. Also, adjustments were made for an incremental property tax expense assuming the acquisition prices and historical property tax rate.

(H) Pursuant to our advisory agreement, an affiliate of our advisor is entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. The asset management fee is calculated monthly not to exceed one-twelfth of 1.0% of the average invested assets as of the last day of the immediately preceding quarter. At the time of the acquisition of the Arboleda property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, an asset management fee was incurred for the year ended December 31, 2007.

(I) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 40 year life. Depreciation expense on the portion of the purchase price allocated to land improvements is recognized using the straight-line method over the average remaining useful life of approximately 10 years. Depreciation expense on the portion of the purchase price allocated to furniture,

F-44

Grubb & Ellis Apartment REIT, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

fixtures and equipment is recognized using the straight-line method and an estimated average useful life of approximately 14 years. Amortization for in place leases is recognized using the straight-line method over the average remaining lease term of 6 months. Amortization expense on intangible tenant relationships is recognized using the straight-line method over an estimated useful life of 6 months. The purchase price allocations, and therefore depreciation expense, are preliminary and are subject to change.

(J) We assumed the Arboleda property was financed using various debt instruments as noted above in note (B). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The Wachovia Loan is a variable rate loan. If interest rates increase by 0.125%, interest expense would increase by $14,000.

(K) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the transactions. The calculation assumes the transactions occurred on January 1, 2007.

F-45

EXHIBIT C

FOR USE FOR THE PERIOD BEGINNING JANUARY 1, 2008

Grubb&Ellis
APARTMENT REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED DECEMBER 19, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) INVESTMENT

All additional investments in the Company must be in increments of $100 (10 Shares). If additional investments in the Company are made, you will need to complete a Subsequent Purchase Form with the exact name in which the original purchase was made. The investor agrees to notify the Company and the Broker-Dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS APARTMENT REIT, INC. TO:

Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE SHOULD BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, date of birth of investor **(required)** and joint investor, if applicable or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor must submit an original of the appropriate W-8 Form (W-8BEN, W8-ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor is an employee of Grubb & Ellis Company, Grubb & Ellis Realty Investors, LLC, Grubb & Ellis Securities, Inc. an affiliate or a Board Member of the Company.

PAGE 1 OF 4

Rev. 040408

Grubb&Ellis
APARTMENT REIT

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED DECEMBER 19, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Apartment REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS APARTMENT REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Grubb & Ellis Apartment REIT, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/ Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed by the investor(s); and if applicable, the trustee or custodian.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification (state of sale).

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS
The shares of the common stock of Grubb & Ellis Healthcare REIT, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Grubb & Ellis Realty Investors, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Apartment REIT, Inc. (the minimum investment of $1,000 has been waived) if:
   - The payee endorses the check and writes,

WE CANNOT ACCEPT: Money orders, cashier's checks for less than $10,000, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-888-7348.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4
Rev. 040408

Grubb & Ellis APARTMENT REIT

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED DECEMBER 19, 2007

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (subscription agreement or subsequent form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

NUMBER OF SHARES ____ , ____ x $10.00 = TOTAL INVESTED ____ , ____ , ____

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** One signature required & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation** Authorized signature required

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian signature required

☐ **Partnership** Authorized signature required

☐ **Other:** ________ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan ☐ Non- Qualified Custodial Account

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___ – ___ – ___

SECTION (3)a

CUSTODIAN TAX ID # ___ – ___ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b

STREET ADDRESS **(REQUIRED)** *NO P.O. BOX*

CITY STATE ZIP CODE

HOME PHONE# **(REQUIRED)** ___ – ___ – ___ BUSINESS PHONE# ___ – ___ – ___ E-MAIL ADDRESS

SECTION (4)c

ALTERNATE ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

SECTION (4)d

HOME PHONE **(required)** ___ – ___ – ___ BUSINESS PHONE ___ – ___ – ___ EXTENSION

REQUIRED

INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ INVESTOR TAX ID# ___ – ___

INVESTOR SSN ___ – __ – ____ JOINT INVESTOR SSN ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(Required)**

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W8-ECI, W-8EXP or W-8IMY)** in order to make an investment.

PAGE 3 OF 4

Rev. 040408

☐ **Mail to Street Address (4b)**

☐ **Mail to Alternate Address (4c)**

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

☐ **Distributions Directed to:**

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I hereby certify (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 4.
Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS | INITIALS **(A)** All investors except those that are residents of the state of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS | INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) a net worth of at least (as described above) of at least $45,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by the state of primary residence as set forth in the Prospectus under "Investor Suitability Standards."

INITIALS | INITIALS **(C)** I (we) understand that I (we) will not be admitted as a shareholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and, depositing of funds.

INITIALS | INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

INITIALS | INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Apartment REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS | INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS | INITIALS **(G)** I (we) acknowledge that if the investor used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

X
SIGNATURE OF INVESTOR

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

BROKER-DEALER OR RIA FIRM NAME

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(required)** | FAX PHONE#

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

TELEPHONE PHONE# **(required)** | FAX# | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE **(REQUIRED)**

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(required)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(if required by Broker-Dealer)** | DATE

PAGE 4 OF 4

Rev. 040408

Grubb & Ellis
APARTMENT REIT

WIRING INSTRUCTIONS

Thank you for choosing to invest in Grubb & Ellis Apartment REIT, Inc. For your convenience, listed below are the instructions for wiring funds for an investment held in Grubb & Ellis Apartment REIT, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **gbe-moneydesk@grubb-ellis.com**
or via fax at 866-508-4619 that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the subscription agreement prior to receiving the funds. If we receive the funds without a subscription agreement, we will be obligated to return the funds if we do not receive the subscription agreement within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Bank:	Wachovia Bank
City:	Richmond, VA
Account#:	2000035295697
ABA#:	053-000-219
Account Name:	Grubb & Ellis Apartment REIT, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 877-888-7348, ext. 411.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
877.888.7348, ext. 411

Rev. 040408

Grubb & Ellis
APARTMENT REIT

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (required)

Mail To: Grubb & Ellis Apartment REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

INVESTOR'S NAME

INVESTOR'S SSN – – OR INVESTOR'S TAX ID# –

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(if different from Investor's name)**

ACCOUNT NUMBER

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(required)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Grubb & Ellis Apartment REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Apartment REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Apartment REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Apartment REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

JOINT INVESTOR SIGNATURE DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

(1) Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348, ext. 411

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosure About Market Risk

Not applicable (per Item 305(e) of Regulation S-K) as the Company meets the definition of “Small Business Issuer” under Rule 405 promulgated under the Securities Act.

Item 31.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$112,083
FINRA filing fee	75,500
Printing and postage	3,350,000
Legal fees and expenses	1,500,000
Accounting fees and expenses	2,000,000
Advertising	2,650,000
Blue Sky Expenses	600,000
Miscellaneous	2,221,720

Total	$12,509,303

Item 32.  Sales to Special Parties

None.

Item 33.  Recent Sales of Unregistered Securities

On January 10, 2006, the Company was capitalized with the issuance to NNN Apartment REIT Advisor, LLC (now Grubb & Ellis Apartment REIT Advisor, LLC) of 22,223 shares of common stock for a purchase price of $9.00 per share for an aggregate purchase of $200,007. The shares were purchased for investment and for the purpose of organizing the Company. The Company issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On July 19, 2006, we issued 1,000 shares of restricted common stock to each of our four independent directors, of which 800 were forfeited in November 2006, pursuant to our 2006 Incentive Award Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 12, 2007, we issued an additional 1,000 shares of restricted common stock to each of our three independent directors pursuant to our 2006 Incentive Award Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

Item 34.  Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Company shall be liable to the Company or its stockholders for money damages and (ii) the Company shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Company; (B) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the Advisor or any of its affiliates acting as an agent of the Company and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Company shall not provide for indemnification of or hold harmless a director, an Advisor or any affiliate of an advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

(ii) the Indemnitee was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an Advisor or an affiliate of an Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Company shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or the Advisor or its Affiliates provide the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Item 35.  Treatment of Proceeds from Stock Being Registered

None.

Item 36.  Financial Statements and Exhibits

(a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, and Grubb & Ellis Apartment Management, LLC, respectively. The following financial statements refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

FINANCIAL STATEMENTS OF NNN APARTMENT REIT, INC.:

As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and for the Period from January 10, 2006 (Date of Inception) through September 30, 2006

Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006 (Date of Inception) (Unaudited)

Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2007 and 2006 (Unaudited), the Nine Months Ended September 30, 2007 (Unaudited) and for the Period from January 10, 2006 (Date of Inception) through September 30, 2006 (Unaudited)

Condensed Consolidated Statement of Stockholders’ Equity for the Nine Months Ended September 30, 2007 (Unaudited)

Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2007 (Unaudited)

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of December 31, 2006 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and January 10, 2006 (Date of Inception)

Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Consolidated Statement of Stockholders’ Equity for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Consolidated Statement of Cash Flows for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Notes to Consolidated Financial Statements Schedules

Schedules

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

Walker Ranch Apartment Homes

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005

Notes to the Schedules of Income and Direct Operating Expenses

Hidden Lake Apartment Homes

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2006 (Unaudited) and the Year Ended December 31, 2005

Notes to the Schedules of Income and Direct Operating Expenses

The Park at Northgate Apartments

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006

Notes to the Schedules of Income and Direct Operating Expenses

The Residences at Braemar Apartments

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006

Notes to the Schedules of Income and Direct Operating Expenses

Baypoint Resort Apartments

Independent Auditors’ Report

Statements of Revenues and Certain Expenses of Baypoint Resort Apartments for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006

Notes to the Statements of Revenues and Certain Expenses

Towne Crossing Apartments

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006

Notes to the Schedules of Income and Direct Operating Expenses

The Villas of El Dorado Apartments

Independent Auditors’ Report

Schedules of Income and Direct Operating Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006

Notes to the Schedules of Income and Direct Operating Expenses

PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS APARTMENT REIT, INC.:

Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Supplement No. 3 dated March 6, 2008

The Myrtles at Olde Towne
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenues and Certain Expenses

The Heights at Olde Towne
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenues and Certain Expenses

PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS APARTMENT REIT, INC.
Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended
September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 10, 2006 (Date of Inception) through December 31, 2006
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Supplement No. 5 dated April 24, 2008

FINANCIAL STATEMENTS OF GRUBB & ELLIS APARTMENT REIT, INC.:

As of December 31, 2007 and 2006 and for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2007 and 2006

Consolidated Statements of Operations for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Consolidated Statements of Cash Flows for the Year Ended December 31, 2007 and for the Period from January 10, 2006 (Date of Inception) through December 31, 2006

Notes to Consolidated Financial Statements

Consolidated Financial Statement Schedules

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

Arboleda Apartments
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2007
Notes to Statement of Revenues and Certain Expenses

PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS APARTMENT REIT, INC.:
Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(b) Exhibits:

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, and

Grubb & Ellis Apartment Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Apartment REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3.2		Articles of Amendment to the Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 8-K filed on December 10, 2007 and incorporated herein by reference)
3.3		Amended and Restated Bylaws of the Registrant (included as Exhibit 3.2 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3	.4**	Amendment to Amended and Restated Bylaws
3.5		Agreement of Limited Partnership of NNN Apartment REIT Holdings, L.P. (included as Exhibit 3.3 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4	.1**	Specimen Share Certificate
4.2		Form of Subscription Agreement to be used for the period from the date of the Prospectus to December 31, 2007 (included as Exhibit B to the Prospectus)
4	.3*	From of Subscription Agreement to be used beginning January 1, 2008 (included as Exhibit C to the Prospectus an amended version of which is included in Supplement No. 5 to the Prospectus, dated April 24, 2008, filed herewith)
5	.1**	Opinion of Venable LLP
8	.1**	Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10.1		Distribution Reinvestment Plan (included as Exhibit D to the Prospectus)
10.2		Share Repurchase Plan (included as Exhibit E to the Prospectus)
10	.3**	2006 Incentive Award Plan
10	.4**	Advisory Agreement between NNN Apartment REIT, Inc. and NNN Apartment REIT Advisor, LLC
10.5		Escrow Agreement (included as Exhibit 10.5 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10.6		Amendment to 2006 Incentive Award Plan (included as Exhibit 10.6 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10	.7**	Amendment to Advisory Agreement dated November 16, 2006 among NNN Apartment REIT, Inc. and NNN Apartment Advisor, LLC
10.8		Multifamily Note dated October 31, 2005 by FS Towne Crossing, LP in favor of Keycorp Real Estate Capital Markets, Inc. (included as Exhibit 10.5 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.9		Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated October 31, 2005 by FS Towne Crossing, LP to Sameer Upadhya for the benefit of Keycorp Real Estate Capital Markets, Inc. (included as Exhibit 10.6 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.10		Contract of Sale dated May 4, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.11		Contract of Sale dated May 4, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed January 4, 2007 and incorporated herein by reference)
10.12		Letter Agreement pursuant to the Contract of Sale dated May 5, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC. (included as Exhibit 10.2 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.13		Agreement pursuant to the Contract of Sale dated May 5, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed November 3, 2006 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.14	Agreement pursuant to the Contract of Sale dated May 12, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.3 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.15	Agreement pursuant to the Contract of Sale dated May 25, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.4 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.16	Letter Agreement pursuant to the Contract of Sale dated May 25, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.3 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.17	Amendment to the Contract of Sale dated June 2, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.5 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.18	Amendment to the Contract of Sale dated June 2, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.4 to our Form 8-K filed January 4, 2007 and incorporated herein by reference)
10.19	Amendment to the Contract of Sale dated July 31, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.20	Amendment to the Contract of Sale dated September 6, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.21	Letter Agreement pursuant to the Contract of Sale dated September 11, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.5 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.22	Amendment to the Contract of Sale dated September 25, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.23	Assignment of Contract dated October 30, 2006 by Triple Net Properties, LLC to Apartment REIT Walker Ranch, L.P. (included as Exhibit 10.8 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.24	Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.25	Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.10 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.26	Revolving Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.11 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.27	Swingline Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.12 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.28	Guaranty dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.13 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.29	Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.14 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.30	Mezzanine Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.31	Second Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.16 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.32	Note (Mezzanine Loan) for the Walker Ranch Property dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.17 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.33	Guaranty (Mezzanine Loan) dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.18 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.34	Second Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.19 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.35	Senior Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.20 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.36	Mezzanine Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.21 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.37	Assignment and Acceptance Agreement dated November 22, 2006 by and among Wachovia Bank, National Association, LaSalle Bank National Association and Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.38	First Amendment to Credit Agreement dated November 22, 2006 among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.39	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.40	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and LaSalle Bank National Association (included as Exhibit 10.4 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.41	Amendment to the Contract of Sale dated November 27, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.42	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents by El Dorado Apartments, LLC for the benefit of Royal Bank of Canada, dated November 29, 2006 (included as Exhibit 10.6 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.43	Assignment of Contract dated December 28, 2006 by Triple Net Properties, LLC to Apartment REIT Hidden Lakes, L.P. (included as Exhibit 10.8 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.44	Promissory Note dated December 28, 2006 issued by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.45	Deed of Trust, Security Agreement and Fixture Filing dated December 28, 2006 by Apartment REIT Hidden Lakes, LP from the benefit of Wachovia Bank, National Association (included as Exhibit 10.10 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.46	Indemnity and Guaranty Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.11 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.47	Assignment of Leases and Rents dated December 28, 2006 by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.12 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.48	Assignment of Warranties and Other Contract Rights dated December 28, 2006 by Apartment REIT Hidden Lakes, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.13 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.49	Environmental Indemnity Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.14 to our Form 8-K/A filed on January 5, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.50	SEC Indemnity and Guaranty Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.51	Unsecured Promissory Note dated December 28, 2006 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.16 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.52	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.53	Purchase and Sale Agreement dated February 21, 2007 by and between FS Towne Crossing, LTD and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.54	Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.55	Deed of Trust, Security Agreement and Fixture Filing made and given by Braemar Housing Limited Partnership to J. Lindsay Stradley, Jr. as Trustee for Transamerica Occidental Life Insurance Company as of March 25, 2005 (included as Exhibit 10.5 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.56	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.57	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.58	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.59	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.4 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.60	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.5 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.61	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.6 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.62	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.7 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.63	Purchase and Sale Agreement by and between Braemar Housing Limited Partnership and Triple Net Properties, LLC entered into as of April 26, 2007 (included as Exhibit 10.1 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.64	Secured Promissory Note issued by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.4 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.65	Absolute Assignment of Leases and Rents by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.6 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.66	Sale Agreement dated June 8, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.67	Reinstatement of and First Amendment to and Joinder and Ratification of Purchase and Sale Agreement dated June 8, 2007 by and between FS Towne Crossing, LP, Fountain Green, LLC, and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.68	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.69	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007 (included as Exhibit 10.3 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.70	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.71	Amendment to Sale Agreement dated June 14, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.72	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Apartment REIT Residences at Braemar, LLC as of June 29, 2007 (included as Exhibit 10.2 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.73	Loan Assumption and Modification Agreement by and between Apartment REIT Residences at Braemar, LLC, and Transamerica Occidental Life Insurance Company and is joined by Braemar Housing Limited Partnership, et al. made and entered into and effective as of June 29, 2007 (included as Exhibit 10.3 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.74	Supplemental Carveout Guarantee and Indemnity Agreement by NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.7 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.75	Supplemental Environmental Indemnity Agreement by Apartment REIT Residences at Braemar, LLC and NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.8 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.76	Assignment and Subordination of Management Agreement by Apartment REIT Residences at Braemar, LLC, Triple Net Properties Realty, Inc. and Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.9 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.77	Unsecured Promissory Note dated June 29, 2007 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.10 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.78	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association (included as Exhibit 10.1 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)
10.79	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)
10.80	Sale Agreement Assignment dated August 1, 2007 by and between Triple Net Properties, LLC and Apartment REIT Bay Point Resort, LLC (included as Exhibit 10.3 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.81	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC in favor of PNC ARCS LLC (included as Exhibit 10.4 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.82	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC to Lawyers Title Insurance Corporation for the benefit of PNC ARCS LLC (included as Exhibit 10.5 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.83	Unsecured Promissory Note dated August 1, 2007 by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.6 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.84	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Park at North Gate, LP in favor of PNC ARCS LLC (included as Exhibit 10.7 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.85	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Part at North Gate, LP to Lawyers Title Insurance Company for the benefit of PNC ARCS LLC (included as Exhibit 10.8 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.86	Assumption Agreement dated August 24, 2007 by and among FS Towne Crossing, LP, Bowler Holdings, LLC, Fountain Green, LLC, Apartment REIT Towne Crossing, LP, and the Federal Home Loan Mortgage Corporation acknowledged and consented to by Wendell A. Jacobson (included as Exhibit 10.4 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.87	Guaranty dated August 28, 2007 by NNN Apartment REIT, Inc. for the benefit of Federal Home Loan Mortgage Corporation (included as Exhibit 10.7 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.88	Assignment of Contract dated August 29, 2007 by Triple Net Properties, LLC to Apartment REIT Towne Crossing, LP (included as Exhibit 10.3 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.89	Unsecured Promissory Note dated August 29, 2007 by NNN Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.8 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.90	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Villas of El Dorado, LLC, dated November 1, 2007 (included as Exhibit 10.3 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.91	Agreement of Assumption and Modification of Security Instrument and Other Loan Documents by and among El Dorado Apartments, LLC; Wendell A. Jacobson; Apartment REIT Villas of El Dorado, LLC; NNN Apartment REIT, Inc.; and The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated as of November 1, 2007 (included as Exhibit 10.4 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.92	Limited Guaranty by NNN Apartment REIT, Inc. in favor of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.7 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.93	Environmental Indemnity Agreement by Apartment REIT Villas of El Dorado, LLC and NNN Apartment REIT, Inc. for the benefit of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.8 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.94	Loan Agreement by and between NNN Apartment REIT, Inc. and Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.9 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.95	Promissory Note by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.10 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.96	Pledge Agreement (Partnership Interests) by and between Wachovia Bank, National Association and NNN Apartment REIT Holdings, L.P., dated November 1, 2007 (included as Exhibit 10.11 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.97	Promissory Note by El Dorado Apartments, LLC in favor of Royal Bank of Canada, dated November 29, 2007 (included as Exhibit 10.5 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.98	Purchase and Sale Agreement by and between Fort Nelson Apartments, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.99	Purchase and Sale Agreement by and between The Myrtles at Old Towne, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.100	Amendment Letter by and between Triple Net Properties, LLC, Fort Nelson Apartments, L.L.C. and The Myrtles at Old Towne, L.L.C., dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.101	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.102	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.103	Multifamily Note by G&E Apartment REIT The Heights at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.104	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.105	Guaranty by G&E Apartment REIT The Heights at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.106	Multifamily Note by G&E Apartment REIT The Myrtles at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.107	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.108	Guaranty by G&E Apartment REIT The Myrtles at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.109	First Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated December 21, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.110	First Amended and Restated Pledge Agreement by and between Wachovia Bank, N.A. and Grubb and Ellis Apartment REIT Holdings, L.P., dated December 21, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.111	Unsecured Promissory Note issued by Grubb and Ellis Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated December 21, 2007 (included as Exhibit 10.14 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.112	Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated January 8, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.113	Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated February 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.114	Second Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 7, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.115	Third Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 27, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.116	Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Arboleda, LLC, dated March 27, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.117	Fixed+1 Multifamily Note by G&E Apartment REIT Arboleda, LLC in favor of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.118	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing by G&E Apartment REIT Arboleda, LLC for the benefit of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.119		Second Amendment to and Waiver of Loan Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, date March 31, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.120		Amended and Restated Promissory Note by Grubb & Ellis Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.121		Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) by and between Wachovia Bank, National Association and Grubb & Ellis Apartment REIT Holdings, L.P., dated March 31, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
21	.1*	Subsidiaries
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
23	.4*	Consent of L.P. Martin & Company, P.C.
23	.5*	Consent of KMJïCorbin & Company LLP
24	.1**	Power of Attorney (included on Signature Page)

*	Filed herewith.

**	Previously filed.

Item 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Company.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2007

Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2007. The information provided is at 100.0% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	G REIT, Inc. Opus Plaza at Ken Caryl Littleton, CO Office	G REIT, Inc. Eaton Freeway Phoenix, AZ Industrial
Gross leasable square footage	62,000	62,000
Date of purchase:	9/12/2005	10/21/2005
Mortgage financing at date of purchase	$6,700,000	$5,000,000
Cash down payment	$3,476,000	$2,588,000
Contract purchase price plus acquisition fee	$10,176,000	$7,588,000
Other cash expenditures expensed/(credited)	$(40,000)	$(10,000)
Other cash expenditures capitalized	$150,000	$224,000
Total acquisition cost	$10,286,000	$7,802,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Interwood Houston, TX Office	NNN 2003 Value Fund, LLC Woodside Corporate Park Beaverton, OR Office
Gross leasable square footage	80,000	193,000
Date of purchase:	1/26/2005	9/30/2005
Mortgage financing at date of purchase	$5,500,000	$15,915,000
Cash down payment	$2,500,000	$6,947,000
Contract purchase price plus acquisition fee	$8,000,000	$22,862,000
Other cash expenditures expensed/(credited)	$4,000	$(5,000)
Other cash expenditures capitalized	$371,000	$1,132,000
Total acquisition cost	$8,375,000	$23,989,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Daniels Road land parcel Heber City, UT Land	NNN 2003 Value Fund, LLC 3500 Maple(1) Dallas, TX Office
Gross leasable square footage	9.05 acres	375,000
Date of purchase:	10/14/2005	12/27/2005
Mortgage financing at date of purchase	$—	$58,320,000
Cash down payment	$729,000	$8,180,000
Contract purchase price plus acquisition fee	$729,000	$66,500,000
Other cash expenditures expensed/(credited)	$1,000	$(638,000)
Other cash expenditures capitalized	$1,000	$(749,000)
Total acquisition cost	$731,000	$65,113,000

(1)	Owned 99.0% of the property through a membership interest in NNN 3500 Maple VF 2003, LLC, which owns 99.0% of the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	NNN 2003 Value Fund, LLC 901 Civic Center Drive(1) Santa Ana, CA Office	NNN 2003 Value Fund, LLC Chase Tower(2) Austin, TX Office
Gross leasable square footage	99,000	389,000
Date of purchase:	4/24/2006	7/3/2006
Mortgage financing at date of purchase	$—	$54,800,000
Cash down payment	$15,147,000	$17,700,000
Contract purchase price plus acquisition fee	$15,147,000	$72,500,000
Other cash expenditures expensed/(credited)	$(7,000)	$5,000
Other cash expenditures capitalized	$29,000	$1,475,000
Total acquisition cost	$15,169,000	$73,980,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Tiffany Square Colorado Springs, CO Office	NNN 2003 Value Fund, LLC Four Resource Square Charlotte, NC Office
Gross leasable square footage	184,000	152,000
Date of purchase:	11/15/2006	3/7/2007
Mortgage financing at date of purchase	$—	$21,150,000
Cash down payment	$11,052,000	$2,514,000
Contract purchase price plus acquisition fee	$11,052,000	$23,664,000
Other cash expenditures expensed/(credited)	$—	$11,000
Other cash expenditures capitalized	$150,000	$436,000
Total acquisition cost	$11,202,000	$24,111,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC The Sevens Building St. Louis, MO Office
Gross leasable square footage	197,000
Date of purchase:	10/25/2007
Mortgage financing at date of purchase	$23,500,000
Cash down payment	$5,598,000
Contract purchase price plus acquisition fee	$29,098,000
Other cash expenditures expensed/(credited)	$(47,000)
Other cash expenditures capitalized	$705,000
Total acquisition cost	$29,756,000

(1)	Owns 96.9% of the property through a membership interest in NNN VF 901 Civic, LLC, which owns 96.9% of the property.

(2)	Owns a 14.8% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Walker Ranch Apartment Homes San Antonio, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Hidden Lake Apartment Homes San Antonio, TX Apartment
Number of units and total square feet of units	325/285,000	380/304,000
Date of purchase:	10/31/2006	12/28/2006
Mortgage financing at date of purchase	$26,860,000	$31,718,000
Cash down payment	$4,813,000	$1,273,000
Contract purchase price plus acquisition fee	$31,673,000	$32,991,000
Other cash expenditures expensed/(credited)	$(8,000)	$(33,000)
Other cash expenditures capitalized	$141,000	$150,000
Total acquisition cost	$31,806,000	$33,108,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Park at Northgate Spring, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Residences at Braemar Charlotte, NC Apartment
Number of units and total square feet of units	248/231,000	160/196,000
Date of purchase:	6/12/2007	6/29/2007
Mortgage financing at date of purchase	$—	$13,022,000
Cash down payment	$17,098,000	$2,428,000
Contract purchase price plus acquisition fee	$17,098,000	$15,450,000
Other cash expenditures expensed/(credited)	$(125,000)	$(3,000)
Other cash expenditures capitalized	$11,000	$127,000
Total acquisition cost	$16,984,000	$15,574,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Baypoint Resort Corpus Christi, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Towne Crossing Apartments Mansfield, TX Apartment
Number of units and total square feet of units	350/338,000	268/232,000
Date of purchase:	8/2/2007	8/29/2007
Mortgage financing at date of purchase	$35,212,000	$20,766,000
Cash down payment	$(964,000)	$1,482,000
Contract purchase price plus acquisition fee	$34,248,000	$22,248,000
Other cash expenditures expensed/(credited)	$—	$(9,000)
Other cash expenditures capitalized	$245,000	$262,000
Total acquisition cost	$34,493,000	$22,501,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Villas of El Dorado McKinney, TX Apartment	Grubb & Ellis Apartment REIT, Inc. The Heights at Olde Towne Portsmouth, VA Apartment
Number of units and total square feet of units	248/193,000	148/118,000
Date of purchase:	11/2/2007	12/21/2007
Mortgage financing at date of purchase	$16,795,000	$16,888,000
Cash down payment	$1,745,000	$622,000
Contract purchase price plus acquisition fee	$18,540,000	$17,510,000
Other cash expenditures expensed/(credited)	$—	$(31,000)
Other cash expenditures capitalized	$215,000	$326,000
Total acquisition cost	$18,755,000	$17,805,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. The Myrtles at Olde Towne Portsmouth, VA Apartment
Number of units and total square feet of units	246/221,000
Date of purchase:	12/21/07
Mortgage financing at date of purchase	$33,680,000
Cash down payment	$3,400,000
Contract purchase price plus acquisition fee	$37,080,000
Other cash expenditures expensed/(credited)	$(32,000)
Other cash expenditures capitalized	$642,000
Total acquisition cost	$37,690,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Southpointe Office Parke and Epler Parke 1 Indianapolis, IN Medical Office	Grubb & Ellis Healthcare REIT, Inc. Crawfordsville Medical Office Park and Athens Surgery Center Crawfordsville, IN Medical Office
Gross leasable square footage	97,000	29,000
Date of purchase:	1/22/2007	1/22/2007
Mortgage financing at date of purchase	$14,261,000	$6,649,000
Cash down payment	$983,000	$458,000
Contract purchase price plus acquisition fee	$15,244,000	$7,107,000
Other cash expenditures expensed/(credited)	$(45,000)	$(20,000)
Other cash expenditures capitalized	$139,000	$143,000
Total acquisition cost	$15,338,000	$7,230,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. The Gallery Professional Building St. Paul, MN Medical Office	Grubb & Ellis Healthcare REIT, Inc. Lenox Office Park, Building G Memphis, TN Office
Gross leasable square footage	105,000	98,000
Date of purchase:	3/9/2007	3/23/2007
Mortgage financing at date of purchase	$7,000,000	$12,000,000
Cash down payment	$2,064,000	$7,055,000
Contract purchase price plus acquisition fee	$9,064,000	$19,055,000
Other cash expenditures expensed/(credited)	$—	$(47,000)
Other cash expenditures capitalized	$267,000	$(480,000)
Total acquisition cost	$9,331,000	$18,528,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Commons V Medical Office Building Naples, FL Medical Office	Grubb & Ellis Healthcare REIT, Inc. Yorktown Medical Center and Shakerag Medical Center Fayetteville and Peachtree City, GA Medical Office
Gross leasable square footage	55,000	115,000
Date of purchase:	4/24/2007	5/2/2007
Mortgage financing at date of purchase	$—	$13,530,000
Cash down payment	$14,523,000	$8,615,000
Contract purchase price plus acquisition fee	$14,523,000	$22,145,000
Other cash expenditures expensed/(credited)	$(33,000)	$19,000
Other cash expenditures capitalized	$297,000	$107,000
Total acquisition cost	$14,787,000	$22,271,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Thunderbird Medical Plaza Glendale, AZ Medical Office	Grubb & Ellis Healthcare REIT, Inc. Triumph Hospital Northwest and Triumph Hospital Southwest Houston and Sugar Land, TX Healthcare-Related Facility
Gross leasable square footage	112,000	151,000
Date of purchase:	5/15/2007	6/8/2007
Mortgage financing at date of purchase	$—	$4,000,000
Cash down payment	$25,750,000	$33,595,000
Contract purchase price plus acquisition fee	$25,750,000	$37,595,000
Other cash expenditures expensed/(credited)	$(57,000)	$(165,000)
Other cash expenditures capitalized	$22,000	$29,000
Total acquisition cost	$25,715,000	$37,459,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Gwinnett Professional Center Lawrenceville, GA Medical Office	Grubb & Ellis Healthcare REIT, Inc. 1 and 4 Market Exchange Columbus, OH Medical Office
Gross leasable square footage	60,000	116,000
Date of purchase:	7/27/2007	8/15/2007
Mortgage financing at date of purchase	$5,734,000	$—
Cash down payment	$3,845,000	$22,557,000
Contract purchase price plus acquisition fee	$9,579,000	$22,557,000
Other cash expenditures expensed/(credited)	$(17,000)	$(110,000)
Other cash expenditures capitalized	$107,000	$128,000
Total acquisition cost	$9,669,000	$22,575,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Kokomo Medical Office Park Kokomo, IN Medical Office	Grubb & Ellis Healthcare REIT, Inc. St. Mary Physicians Center Long Beach, CA Medical Office
Gross leasable square footage	87,000	67,000
Date of purchase:	8/30/2007	9/5/2007
Mortgage financing at date of purchase	$1,300,000	$14,380,000
Cash down payment	$12,451,000	$(166,000)
Contract purchase price plus acquisition fee	$13,751,000	$14,214,000
Other cash expenditures expensed/(credited)	$(9,000)	$(20,000)
Other cash expenditures capitalized	$3,000	$50,000
Total acquisition cost	$13,745,000	$14,244,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. 2750 Monroe Boulevard Valley Forge, PA Office	Grubb & Ellis Healthcare REIT, Inc. East Florida Senior Care Portfolio Jacksonville, Winter Park and Sunrise, FL Healthcare-Related Facility
Gross leasable square footage	109,000	355,000
Date of purchase:	9/10/2007	9/28/2007
Mortgage financing at date of purchase	$27,900,000	$37,000,000
Cash down payment	$(399,000)	$16,560,000
Contract purchase price plus acquisition fee	$27,501,000	$53,560,000
Other cash expenditures expensed/(credited)	$(153,000)	$(34,000)
Other cash expenditures capitalized	$522,000	$373,000
Total acquisition cost	$27,870,000	$53,899,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2007

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Northmeadow Medical Center Roswell, GA Medical Office	Grubb & Ellis Healthcare REIT, Inc. Tucson Medical Office Portfolio Tucson, AZ Medical Office
Gross leasable square footage	51,000	111,000
Date of purchase:	11/15/2007	11/20/2007
Mortgage financing at date of purchase	$12,400,000	$22,000,000
Cash down payment	$(194,000)	$(318,000)
Contract purchase price plus acquisition fee	$12,206,000	$21,682,000
Other cash expenditures expensed/(credited)	$(50,000)	$(46,000)
Other cash expenditures capitalized	$(121,000)	$97,000
Total acquisition cost	$12,035,000	$21,733,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Lima Medical Office Portfolio Lima, OH Medical Office	Grubb & Ellis Healthcare REIT, Inc. Highlands Ranch Park Plaza Highlands Ranch, CO Medical Office
Gross leasable square footage	188,000	82,000
Date of purchase:	12/7/2007	12/19/2007
Mortgage financing at date of purchase	$26,000,000	$11,754,000
Cash down payment	$8,000	$3,181,000
Contract purchase price plus acquisition fee	$26,008,000	$14,935,000
Other cash expenditures expensed/(credited)	$(160,000)	$(50,000)
Other cash expenditures capitalized	$269,000	$125,000
Total acquisition cost	$26,117,000	$15,010,000

Program: Name, location, type of property	Grubb & Ellis Healthcare REIT, Inc. Park Place Office Park Dayton, OH Medical Office	Grubb & Ellis Healthcare REIT, Inc. Chesterfield Rehabilitation Center(1) Chesterfield, MO Healthcare-Related Facility
Gross leasable square footage	133,000	112,000
Date of purchase:	12/20/2007	12/20/2007
Mortgage financing at date of purchase	$11,443,000	$34,800,000
Cash down payment	$5,243,000	$2,733,000
Contract purchase price plus acquisition fee	$16,686,000	$37,533,000
Other cash expenditures expensed/(credited)	$(65,000)	$(103,000)
Other cash expenditures capitalized	$349,000	$159,000
Total acquisition cost	$16,970,000	$37,589,000

(1)	Owns 80.0% of the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2007. The information provided is at 100.0% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	NNN SFS Town Center, LLC Town Center Business Park Santa Fe Springs, CA Office	NNN 4 Hutton, LLC 4 Hutton on the Lake South Coast Metro, CA Office
Gross leasable square footage	177,000	210,000
Date of purchase:	1/6/2005	1/7/2005
Mortgage financing at date of purchase	$22,000,000	$32,000,000
Cash down payment	$8,910,000	$17,000,000
Contract purchase price plus acquisition fee	$30,910,000	$49,000,000
Other cash expenditures expensed/(credited)	$(27,000)	$(230,000)
Other cash expenditures capitalized	$343,000	$724,000
Total acquisition cost	$31,226,000	$49,494,000

Program: Name, location, type of property	NNN/Mission Collin Creek, LLC Mission Collin Creek Apartments Plano, TX Apartment	NNN Satellite 1100 & 2000, LLC Satellite Place Office Park Duluth, GA Office
Gross leasable square footage	267,000	175,000
Date of purchase:	1/19/2005	2/24/2005
Mortgage financing at date of purchase	$13,600,000	$13,900,000
Cash down payment	$4,683,000	$5,510,000
Contract purchase price plus acquisition fee	$18,283,000	$19,410,000
Other cash expenditures expensed/(credited)	$(16,000)	$(18,000)
Other cash expenditures capitalized	$257,000	$225,000
Total acquisition cost	$18,524,000	$19,617,000

Program: Name, location, type of property	NNN Chatsworth Business Park, LLC Chatsworth Business Park Chatsworth, CA Office	NNN Met Center 10, LLCBuilding Ten - Met Center Austin, TX Office
Gross leasable square footage	232,000	346,000
Date of purchase:	3/30/2005	4/8/2005
Mortgage financing at date of purchase	$33,750,000	$32,000,000
Cash down payment	$13,025,000	$12,880,000
Contract purchase price plus acquisition fee	$46,775,000	$44,880,000
Other cash expenditures expensed/(credited)	$131,000	$(257,000)
Other cash expenditures capitalized	$(889,000)	$540,000
Total acquisition cost	$46,017,000	$45,163,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 2400 West Marshall Drive, LLC 2400 West Marshall Drive Grand Prairie, TX Office	NNN 411 East Wisconsin, LLC 411 East Wisconsin Avenue Milwaukee, WI Office
Gross leasable square footage	111,000	654,000
Date of purchase:	4/12/2005	4/29/2005
Mortgage financing at date of purchase	$6,875,000	$70,000,000
Cash down payment	$2,595,000	$25,000,000
Contract purchase price plus acquisition fee	$9,470,000	$95,000,000
Other cash expenditures expensed/(credited)	$(9,000)	$25,000
Other cash expenditures capitalized	$192,000	$1,268,000
Total acquisition cost	$9,653,000	$96,293,000

Program: Name, location, type of property	NNN Naples Tamiami Trail, LLC 4501 Tamiami Trail Naples, FL Office	NNN Naples Laurel Oak, LLC 800 Laurel Oak Drive Naples, FL Office
Gross leasable square footage	78,000	41,000
Date of purchase:	5/2/2005	5/2/2005
Mortgage financing at date of purchase	$13,500,000	$9,500,000
Cash down payment	$7,500,000	$6,700,000
Contract purchase price plus acquisition fee	$21,000,000	$16,200,000
Other cash expenditures expensed/(credited)	$(10,000)	$7,000
Other cash expenditures capitalized	$312,000	$271,000
Total acquisition cost	$21,302,000	$16,478,000

Program: Name, location, type of property	NNN Park at Spring Creek, LLC The Park at Spring Creek Apartments Tomball, TX Apartment	NNN Inverness Business Park, LLC Inverness Business Park Englewood, CO Office
Gross leasable square footage	185,000	112,000
Date of purchase:	6/8/2005	6/10/2005
Mortgage financing at date of purchase	$11,040,000	$9,500,000
Cash down payment	$3,277,000	$3,450,000
Contract purchase price plus acquisition fee	$14,317,000	$12,950,000
Other cash expenditures expensed/(credited)	$(41,000)	$(18,000)
Other cash expenditures capitalized	$323,000	$40,000
Total acquisition cost	$14,599,000	$12,972,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Waterway Plaza, LLC Waterway Plaza I and II The Woodlands, TX Office	NNN Papago Spectrum, LLC Papago Spectrum Tempe, AZ Office
Gross leasable square footage	366,000	160,000
Date of purchase:	6/20/2005	7/29/2005
Mortgage financing at date of purchase	$60,000,000	$19,000,000
Cash down payment	$14,148,000	$7,375,000
Contract purchase price plus acquisition fee	$74,148,000	$26,375,000
Other cash expenditures expensed/(credited)	$(66,000)	$183,000
Other cash expenditures capitalized	$546,000	$827,000
Total acquisition cost	$74,628,000	$27,385,000

Program: Name, location, type of property	NNN Sanctuary at Highland Oak, DST The Sanctuary at Highland Oaks Tampa, FL Apartment	NNN Met Center 15, LLC Building 15 - Met Center Austin, TX Office
Gross leasable square footage	495,000	258,000
Date of purchase:	7/29/2005	8/19/2005
Mortgage financing at date of purchase	$35,300,000	$28,000,000
Cash down payment	$19,240,000	$9,500,000
Contract purchase price plus acquisition fee	$54,540,000	$37,500,000
Other cash expenditures expensed/(credited)	$162,000	$(383,000)
Other cash expenditures capitalized	$867,000	$591,000
Total acquisition cost	$55,569,000	$37,708,000

Program: Name, location, type of property	NNN One Chesterfield Place, LLC One Chesterfield Place Chesterfield, MO Office	NNN Maitland Promenade, LLC Maitland Promenade II Orlando, FL Office
Gross leasable square footage	143,000	230,000
Date of purchase:	9/9/2005	9/12/2005
Mortgage financing at date of purchase	$18,810,000	$32,250,000
Cash down payment	$9,664,000	$12,143,000
Contract purchase price plus acquisition fee	$28,474,000	$44,393,000
Other cash expenditures expensed/(credited)	$(76,000)	$(78,000)
Other cash expenditures capitalized	$346,000	$470,000
Total acquisition cost	$28,744,000	$44,785,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Sixth Avenue West, LLC Sixth Avenue West Golden, CO Office	NNN St. Charles, LLC St. Charles Apartments Kennesaw, GA Apartment
Gross leasable square footage	125,000	200,000
Date of purchase:	9/13/2005	9/27/2005
Mortgage financing at date of purchase	$10,300,000	$12,100,000
Cash down payment	$5,200,000	$5,714,000
Contract purchase price plus acquisition fee	$15,500,000	$17,814,000
Other cash expenditures expensed/(credited)	$(94,000)	$23,000
Other cash expenditures capitalized	$(434,000)	$252,000
Total acquisition cost	$14,972,000	$18,089,000

Program: Name, location, type of property	NNN 123 Wacker, LLC 123 North Wacker Drive Chicago, IL Office	NNN Netpark II, LLC(1) Netpark Tampa Bay Tampa, FL Office
Gross leasable square footage	541,000	913,000
Date of purchase:	9/28/2005	9/30/2005
Mortgage financing at date of purchase	$136,000,000	$21,500,000
Cash down payment	$37,680,000	$12,000,000
Contract purchase price plus acquisition fee	$173,680,000	$33,500,000
Other cash expenditures expensed/(credited)	$958,000	$(20,000)
Other cash expenditures capitalized	$2,652,000	$1,008,000
Total acquisition cost	$177,290,000	$34,488,000

Program: Name, location, type of property	NNN Britannia Business Center III, LLC Britannia Business Center Pleasanton, CA Office	NNN Britannia Business Center II, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	191,000	276,000
Date of purchase:	9/30/2005	9/30/2005
Mortgage financing at date of purchase	$35,000,000	$41,000,000
Cash down payment	$10,290,000	$17,610,000
Contract purchase price plus acquisition fee	$45,290,000	$58,610,000
Other cash expenditures expensed/(credited)	$(101,000)	$(129,000)
Other cash expenditures capitalized	$467,000	$435,000
Total acquisition cost	$45,656,000	$58,916,000

(1)	NNN 2002 Value Fund, LLC, an affiliated public entity, sold its 50.0% tenant in common interest in the property to an affiliated program, NNN Netpark II, LLC.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodside Corporate Park, LLC Woodside Corporate Park Beaverton, OR Office	NNN Britannia Business Center I, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	383,000	297,000
Date of purchase:	9/30/2005	10/14/2005
Mortgage financing at date of purchase	$33,500,000	$60,000,000
Cash down payment	$12,000,000	$22,989,000
Contract purchase price plus acquisition fee	$45,500,000	$82,989,000
Other cash expenditures expensed/(credited)	$(405,000)	$(276,000)
Other cash expenditures capitalized	$550,000	$867,000
Total acquisition cost	$45,645,000	$83,580,000

Program: Name, location, type of property	NNN Saturn Business Park, LLC Saturn Business Park Brea, CA Office	NNN Parkway Crossing, LLC Parkway Crossing Apartments Asheville, NC Apartment
Gross leasable square footage	121,000	184,000
Date of purchase:	10/20/2005	10/28/2005
Mortgage financing at date of purchase	$16,100,000	$9,100,000
Cash down payment	$6,560,000	$2,230,000
Contract purchase price plus acquisition fee	$22,660,000	$11,330,000
Other cash expenditures expensed/(credited)	$14,000	$10,000
Other cash expenditures capitalized	$60,000	$189,000
Total acquisition cost	$22,734,000	$11,529,000

Program: Name, location, type of property	NNN Forest Office Park, LLC Forest Office Park Richmond, VA Office	NNN Doral Court, LLC Doral Court Miami, FL Office
Gross leasable square footage	223,000	209,000
Date of purchase:	11/9/2005	11/15/2005
Mortgage financing at date of purchase	$15,300,000	$19,640,000
Cash down payment	$5,550,000	$13,640,000
Contract purchase price plus acquisition fee	$20,850,000	$33,280,000
Other cash expenditures expensed/(credited)	$(87,000)	$50,000
Other cash expenditures capitalized	$406,000	$1,057,000
Total acquisition cost	$21,169,000	$34,387,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Talavi Corp Center, LLC Talavi Corporate Center Glendale, AZ Office	NNN One Nashville Place, LLC One Nashville Place Nashville, TN Office
Gross leasable square footage	153,000	411,000
Date of purchase:	11/23/2005	11/30/2005
Mortgage financing at date of purchase	$24,000,000	$58,000,000
Cash down payment	$8,875,000	$21,750,000
Contract purchase price plus acquisition fee	$32,875,000	$79,750,000
Other cash expenditures expensed/(credited)	$17,000	$54,000
Other cash expenditures capitalized	$375,000	$1,590,000
Total acquisition cost	$33,267,000	$81,394,000

Program: Name, location, type of property	NNN 633 17th Street, LLC 633 17th Street Denver, CO Office	NNN 300 Four Falls, LLC 300 Four Falls W. Conshohocken, PA Office
Gross leasable square footage	553,000	298,000
Date of purchase:	12/9/2005	12/14/2005
Mortgage financing at date of purchase	$67,500,000	$72,000,000
Cash down payment	$24,780,000	$28,525,000
Contract purchase price plus acquisition fee	$92,280,000	$100,525,000
Other cash expenditures expensed/(credited)	$(70,000)	$327,000
Other cash expenditures capitalized	$1,087,000	$2,019,000
Total acquisition cost	$93,297,000	$102,871,000

Program: Name, location, type of property	NNN 3500 Maple, LLC 3500 Maple Dallas, TX Office	NNN The Landing, LLC The Landing Apartments Durham, NC Apartment
Gross leasable square footage	375,000	192,000
Date of purchase:	12/27/2005	12/30/2005
Mortgage financing at date of purchase	$58,320,000	$9,700,000
Cash down payment	$8,180,000	$3,536,000
Contract purchase price plus acquisition fee	$66,500,000	$13,236,000
Other cash expenditures expensed/(credited)	$(638,000)	$14,000
Other cash expenditures capitalized	$(749,000)	$79,000
Total acquisition cost	$65,113,000	$13,329,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Caledon Wood, LLC Caledon Wood Apartments Greenville, SC Apartment	NNN Mission Square, LLC Misson Square Riverside, CA Office
Gross leasable square footage	348,000	128,000
Date of purchase:	1/3/2006	1/10/2006
Mortgage financing at date of purchase	$17,000,000	$24,225,000
Cash down payment	$6,816,000	$9,275,000
Contract purchase price plus acquisition fee	$23,816,000	$33,500,000
Other cash expenditures expensed/(credited)	$51,000	$(10,000)
Other cash expenditures capitalized	$89,000	$365,000
Total acquisition cost	$23,956,000	$33,855,000

Program: Name, location, type of property	NNN Highbrook Apartments, LLC Highbrook Apartments High Point, NC Apartment	NNN Gateway One, LLC Gateway One St. Louis, MO Office
Gross leasable square footage	280,000	410,000
Date of purchase:	1/19/2006	2/9/2006
Mortgage financing at date of purchase	$16,925,000	$50,000,000
Cash down payment	$6,466,000	$16,600,000
Contract purchase price plus acquisition fee	$23,391,000	$66,600,000
Other cash expenditures expensed/(credited)	$(4,000)	$(139,000)
Other cash expenditures capitalized	$330,000	$753,000
Total acquisition cost	$23,717,000	$67,214,000

Program: Name, location, type of property	NNN 1818 Market Street, LLC 1818 Market Street Philadelphia, PA Office	NNN Meadows Apartments, LLC The Meadows Apartments Asheville, NC Apartment
Gross leasable square footage	983,000	387,000
Date of purchase:	2/21/2006	3/15/2006
Mortgage financing at date of purchase	$132,000,000	$21,300,000
Cash down payment	$25,384,000	$7,100,000
Contract purchase price plus acquisition fee	$157,384,000	$28,400,000
Other cash expenditures expensed/(credited)	$1,943,000	$(73,000)
Other cash expenditures capitalized	$5,384,000	$121,000
Total acquisition cost	$164,711,000	$28,448,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Enclave at Deep River, LLC The Enclave at Deep River Plantation High Point, NC Apartment	NNN Opportunity Fund VIII, LLC Executive Center VI Brookfield, WI Office
Gross leasable square footage	224,000	102,000
Date of purchase:	3/17/2006	4/18/2006
Mortgage financing at date of purchase	$13,725,000	$8,750,000
Cash down payment	$5,307,000	$950,000
Contract purchase price plus acquisition fee	$19,032,000	$9,700,000
Other cash expenditures expensed/(credited)	$(81,000)	$35,000
Other cash expenditures capitalized	$112,000	$232,000
Total acquisition cost	$19,063,000	$9,967,000

Program: Name, location, type of property	NNN Aventura Harbour, LLC Harbour Centre Aventura, FL Office	NNN Arbor Trace Apartments, LLC Arbor Trace Apartments Virginia Beach, VA Apartment
Gross leasable square footage	214,000	125,000
Date of purchase:	4/28/2006	5/1/2006
Mortgage financing at date of purchase	$51,180,000	$11,063,000
Cash down payment	$20,015,000	$4,129,000
Contract purchase price plus acquisition fee	$69,595,000	$15,192,000
Other cash expenditures expensed/(credited)	$(660,000)	$108,000
Other cash expenditures capitalized	$5,276,000	$290,000
Total acquisition cost	$74,211,000	$15,590,000

Program: Name, location, type of property	NNN Lake Center, LLC Lake Center Four Marlton, NJ Office	NNN 3050 Superior, LLC 3050 Superior Drive NW Rochester, MN Office
Gross leasable square footage	89,000	205,000
Date of purchase:	5/18/2006	5/18/2006
Mortgage financing at date of purchase	$14,830,000	$28,100,000
Cash down payment	$4,969,000	$8,775,000
Contract purchase price plus acquisition fee	$19,799,000	$36,875,000
Other cash expenditures expensed/(credited)	$(56,000)	$(441,000)
Other cash expenditures capitalized	$791,000	$873,000
Total acquisition cost	$20,534,000	$37,307,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Las Colinas Highlands, LLC Las Colinas Highlands Irving, TX Office	NNN 220 Virginia Avenue, LLC 220 Virginia Avenue Indianapolis, IN Office
Gross leasable square footage	199,000	562,000
Date of purchase:	6/27/2006	6/29/2006
Mortgage financing at date of purchase	$32,000,000	$84,405,000
Cash down payment	$12,148,000	$16,395,000
Contract purchase price plus acquisition fee	$44,148,000	$100,800,000
Other cash expenditures expensed/(credited)	$(235,000)	$(594,000)
Other cash expenditures capitalized	$784,000	$420,000
Total acquisition cost	$44,697,000	$100,626,000

Program: Name, location, type of property	NNN Chase Tower, LLC Chase Tower (1) Austin, TX Office	NNN Villa Apartments, LLC Villas by the Lake Jonesboro, GA Apartment
Gross leasable square footage	389,000	283,000
Date of purchase:	7/3/2006	7/7/2006
Mortgage financing at date of purchase	$54,800,000	$14,925,000
Cash down payment	$17,700,000	$5,572,000
Contract purchase price plus acquisition fee	$72,500,000	$20,497,000
Other cash expenditures expensed/(credited)	$5,000	$(41,000)
Other cash expenditures capitalized	$1,475,000	$598,000
Total acquisition cost	$73,980,000	$21,054,000

Program: Name, location, type of property	NNN 2716 North Tenaya, LLC 2716 North Tenaya Way Las Vegas, NV Medical Office	NNN Westlake Villa, LLC Westlake Villas San Antonio, TX Apartment
Gross leasable square footage	204,000	223,000
Date of purchase:	7/25/2006	8/8/2006
Mortgage financing at date of purchase	$50,750,000	$11,325,000
Cash down payment	$23,500,000	$4,228,000
Contract purchase price plus acquisition fee	$74,250,000	$15,553,000
Other cash expenditures expensed/(credited)	$(42,000)	$(313,000)
Other cash expenditures capitalized	$1,892,000	$373,000
Total acquisition cost	$76,100,000	$15,613,000

(1)	This program owns 26.8% of the property. The balance of the property is owned by two affilated programs, NNN Opportunity Fund VIII, LLC with 47.5% ownership and NNN 2003 Value Fund, LLC with 14.8% ownership. The remaining 10.9% of the property is owned by an unaffiliated entity.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 400 Capitol, LLC The Regions Center Little Rock, AR Office	NNN Southcreek Corporate, LLC Southcreek Corporate Center II Overland Park, KS Office
Gross leasable square footage	532,000	56,000
Date of purchase:	8/18/2006	9/1/2006
Mortgage financing at date of purchase	$32,000,000	$6,000,000
Cash down payment	$6,368,000	$2,000,000
Contract purchase price plus acquisition fee	$38,368,000	$8,000,000
Other cash expenditures expensed/(credited)	$(167,000)	$(48,000)
Other cash expenditures capitalized	$1,746,000	$59,000
Total acquisition cost	$39,947,000	$8,011,000

Program: Name, location, type of property	NNN Chatham Court/ Reflections, LLC Chatham Court and Chatham Reflections Dallas, TX Apartment	NNN Arbors at Fairview, LLC Arbors at Fairview Apartments Simpsonville, SC Apartment
Gross leasable square footage	378,000	181,000
Date of purchase:	9/8/2006	10/12/2006
Mortgage financing at date of purchase	$18,938,000	$10,500,000
Cash down payment	$7,070,000	$3,920,000
Contract purchase price plus acquisition fee	$26,008,000	$14,420,000
Other cash expenditures expensed/(credited)	$(207,000)	$(53,000)
Other cash expenditures capitalized	$826,000	$834,000
Total acquisition cost	$26,627,000	$15,201,000

Program: Name, location, type of property	NNN 1 & 2 Met Center, LLC Met Center 1 & 2 Austin, TX Office	NNN 250 East 5th Street, LLC 250 East 5th Street Cincinnati, OH Office
Gross leasable square footage	95,000	537,000
Date of purchase:	10/13/2006	10/25/2006
Mortgage financing at date of purchase	$8,600,000	$65,000,000
Cash down payment	$3,420,000	$27,756,000
Contract purchase price plus acquisition fee	$12,020,000	$92,756,000
Other cash expenditures expensed/(credited)	$(234,000)	$(153,000)
Other cash expenditures capitalized	$104,000	$805,000
Total acquisition cost	$11,890,000	$93,408,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	One Northlake Place, LLC 11500 Northlake Drive Cincinnati, OH Office	NNN DCF Campus, LLC Department of Children and Families Campus Plantation, FL Office
Gross leasable square footage	177,000	118,000
Date of purchase:	10/27/2006	11/15/2006
Mortgage financing at date of purchase	$13,350,000	$10,090,000
Cash down payment	$4,100,000	$3,300,000
Contract purchase price plus acquisition fee	$17,450,000	$13,390,000
Other cash expenditures expensed/(credited)	$4,000	$(229,000)
Other cash expenditures capitalized	$272,000	$369,000
Total acquisition cost	$17,726,000	$13,530,000

Program: Name, location, type of property	NNN Beechwood Apartments, LLC Beechwood Apartments Greensboro, NC Apartment	NNN Westpoint, LLC Westpoint 1 Irving, TX Office
Gross leasable square footage	173,000	150,000
Date of purchase:	11/17/2006	11/29/2006
Mortgage financing at date of purchase	$8,625,000	$15,125,000
Cash down payment	$3,220,000	$5,675,000
Contract purchase price plus acquisition fee	$11,845,000	$20,800,000
Other cash expenditures expensed/(credited)	$(7,000)	$(11,000)
Other cash expenditures capitalized	$268,000	$269,000
Total acquisition cost	$12,106,000	$21,058,000

Program: Name, location, type of property	NNN Castaic Town Center, LLC Castaic Town Center Castaic, CA Retail	NNN Northwoods, LLC Northwoods II Columbus, OH Office
Gross leasable square footage	40,000	116,000
Date of purchase:	11/30/2006	12/8/2006
Mortgage financing at date of purchase	$11,250,000	$8,200,000
Cash down payment	$4,150,000	$2,770,000
Contract purchase price plus acquisition fee	$15,400,000	$10,970,000
Other cash expenditures expensed/(credited)	$26,000	$(43,000)
Other cash expenditures capitalized	$572,000	$186,000
Total acquisition cost	$15,998,000	$11,113,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN 50 Lake Center , LLC Lake Center V Marlton, NJ Office	NNN Mt. Moriah Apartments, LLC The Trails at Mt. Moriah Apartments Memphis, TN Apartment
Gross leasable square footage	89,000	539,000
Date of purchase:	12/15/2006	12/28/2006
Mortgage financing at date of purchase	$16,425,000	$22,875,000
Cash down payment	$6,075,000	$8,540,000
Contract purchase price plus acquisition fee	$22,500,000	$31,415,000
Other cash expenditures expensed/(credited)	$(634,000)	$57,000
Other cash expenditures capitalized	$628,000	$2,691,000
Total acquisition cost	$22,494,000	$34,163,000

Program: Name, location, type of property	NNN 1600 Parkwood, LLC 1600 Parkwood Circle Atlanta, GA Office	NNN Royal 400, LLC Royal 400 Business Park Alpharetta, GA Office
Gross leasable square footage	151,000	140,000
Date of purchase:	12/28/2006	12/29/2006
Mortgage financing at date of purchase	$18,250,000	$9,400,000
Cash down payment	$9,275,000	$4,400,000
Contract purchase price plus acquisition fee	$27,525,000	$13,800,000
Other cash expenditures expensed/(credited)	$2,000	$19,000
Other cash expenditures capitalized	$241,000	$942,000
Total acquisition cost	$27,768,000	$14,761,000

Program: Name, location, type of property	NNN Lenox Park, LLC Lenox Office Park (Bldg A and B) Memphis, TN Office	NNN Advanced Orthopaedic, LLC Advanced Orthopaedic Center Richmond, VA Medical Office
Gross leasable square footage	193,000	60,000
Date of purchase:	1/3/2007	1/5/2007
Mortgage financing at date of purchase	$17,300,000	$12,500,000
Cash down payment	$6,925,000	$4,238,000
Contract purchase price plus acquisition fee	$24,225,000	$16,738,000
Other cash expenditures expensed/(credited)	$133,000	$63,000
Other cash expenditures capitalized	$342,000	$298,000
Total acquisition cost	$24,700,000	$17,099,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodbridge Apartments, LLC Woodbridge Apartments San Antonio, TX Apartment	NNN Hunter Plaza, LLC Hunter Plaza Irving, TX Retail
Gross leasable square footage	224,000	106,000
Date of purchase:	1/16/2007	2/27/2007
Mortgage financing at date of purchase	$9,750,000	$22,500,000
Cash down payment	$3,640,000	$7,500,000
Contract purchase price plus acquisition fee	$13,390,000	$30,000,000
Other cash expenditures expensed/(credited)	$(25,000)	$31,000
Other cash expenditures capitalized	$344,000	$84,000
Total acquisition cost	$13,709,000	$30,115,000

Program: Name, location, type of property	NNN Three Resource Square, LLC Three Resource Square Charlotte, NC Office	NNN Durham Office Portfolio, LLC Durham Office Portfolio Durham, NC Medical Office
Gross leasable square footage	122,000	276,000
Date of purchase:	3/7/2007	3/12/2007
Mortgage financing at date of purchase	$16,250,000	$26,000,000
Cash down payment	$7,283,000	$9,225,000
Contract purchase price plus acquisition fee	$23,533,000	$35,225,000
Other cash expenditures expensed/(credited)	$54,000	$(71,000)
Other cash expenditures capitalized	$505,000	$348,000
Total acquisition cost	$24,092,000	$35,502,000

Program: Name, location, type of property	NNN 4101 Interwood, LLC Interwood Office Park Houston, TX Office	NNN Vineyard Springs Apartments, LLC Vineyard Springs Apartments San Antonio, TX Apartment
Gross leasable square footage	80,000	338,000
Date of purchase:	3/14/2007	3/20/2007
Mortgage financing at date of purchase	$8,250,000	$21,825,000
Cash down payment	$3,080,000	$8,148,000
Contract purchase price plus acquisition fee	$11,330,000	$29,973,000
Other cash expenditures expensed/(credited)	$(47,000)	$(11,000)
Other cash expenditures capitalized	$107,000	$978,000
Total acquisition cost	$11,390,000	$30,940,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Parkway 400, LLC Parkway 400 Alpharetta, GA Office	NNN Springfield Apartments, LLC Springfield Apartments Durham, NC Apartment
Gross leasable square footage	193,000	204,000
Date of purchase:	3/26/2007	3/29/2007
Mortgage financing at date of purchase	$25,500,000	$13,575,000
Cash down payment	$9,280,000	$5,068,000
Contract purchase price plus acquisition fee	$34,780,000	$18,643,000
Other cash expenditures expensed/(credited)	$40,000	$31,000
Other cash expenditures capitalized	$401,000	$623,000
Total acquisition cost	$35,221,000	$19,297,000

Program: Name, location, type of property	NNN North Scottsdale Medical Office, LLC North Scottsdale Medical Office Portfolio Scottsdale, AZ Medical Office	NNN Culver Medical Plaza, LLC Culver Medical Plaza Culver City, CA Medical Office
Gross leasable square footage	154,000	52,000
Date of purchase:	3/29/2007	4/23/2007
Mortgage financing at date of purchase	$36,500,000	$14,120,000
Cash down payment	$9,850,000	$4,060,000
Contract purchase price plus acquisition fee	$46,350,000	$18,180,000
Other cash expenditures expensed/(credited)	$69,000	$24,000
Other cash expenditures capitalized	$1,221,000	$286,000
Total acquisition cost	$47,640,000	$18,490,000

Program: Name, location, type of property	NNN Northmark Business Center II, LLC Northmark Business Center II Cincinnati, OH Office	NNN Chartwell Court, LLC Chartwell Court Apartments Houston, TX Apartment
Gross leasable square footage	100,000	254,000
Date of purchase:	5/15/2007	5/25/2007
Mortgage financing at date of purchase	$9,120,000	$12,450,000
Cash down payment	$2,622,000	$4,648,000
Contract purchase price plus acquisition fee	$11,742,000	$17,098,000
Other cash expenditures expensed/(credited)	$49,000	$15,000
Other cash expenditures capitalized	$58,000	$487,000
Total acquisition cost	$11,849,000	$17,600,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Siena Office Park I, LLC Siena Office Park I Henderson, NV Office	NNN 8555 University Place, LLC Express Scripts St. Louis, MO Medical Office
Gross leasable square footage	101,000	315,000
Date of purchase:	6/4/2007	6/4/2007
Mortgage financing at date of purchase	$28,620,000	$45,000,000
Cash down payment	$8,228,000	$15,179,000
Contract purchase price plus acquisition fee	$36,848,000	$60,179,000
Other cash expenditures expensed/(credited)	$52,000	$76,000
Other cash expenditures capitalized	$229,000	$1,867,000
Total acquisition cost	$37,129,000	$62,122,000

Program: Name, location, type of property	NNN San Marin Apartments, LLC San Marin Apartments Corpus Christi, TX Apartment	NNN Cypresswood Drive, LLC 9720 Cypresswood Drive Houston, TX Office / Restaurant
Gross leasable square footage	192,000	99,000
Date of purchase:	6/5/2007	6/20/2007
Mortgage financing at date of purchase	$12,000,000	$17,500,000
Cash down payment	$4,480,000	$5,490,000
Contract purchase price plus acquisition fee	$16,480,000	$22,990,000
Other cash expenditures expensed/(credited)	$(66,000)	$1,000
Other cash expenditures capitalized	$444,000	$378,000
Total acquisition cost	$16,858,000	$23,369,000

Program: Name, location, type of property	NNN Mainstreet at Flatiron, LLC Mainstreet at Flatiron Broomfield, CO Office / Retail	NNN 824 North Market Street, LLC 824 North Market Street Wilmington, DE Office
Gross leasable square footage	93,000	203,000
Date of purchase:	6/21/2007	6/29/2007
Mortgage financing at date of purchase	$12,640,000	$29,280,000
Cash down payment	$3,634,000	$8,367,000
Contract purchase price plus acquisition fee	$16,274,000	$37,647,000
Other cash expenditures expensed/(credited)	$(8,000)	$12,000
Other cash expenditures capitalized	$96,000	$768,000
Total acquisition cost	$16,362,000	$38,427,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Century Hills, LLC Century Hills Apartments Augusta, GA Apartment	NNN Retreat at Stonecrest, LLC Retreat at Stonecrest Apartments Lithonia, GA Apartment
Gross leasable square footage	221,000	288,000
Date of purchase:	6/29/2007	7/2/2007
Mortgage financing at date of purchase	$15,750,000	$16,650,000
Cash down payment	$5,880,000	$6,216,000
Contract purchase price plus acquisition fee	$21,630,000	$22,866,000
Other cash expenditures expensed/(credited)	$27,000	$164,000
Other cash expenditures capitalized	$401,000	$619,000
Total acquisition cost	$22,058,000	$23,649,000

Program: Name, location, type of property	NNN Engineering Drive, LLC 3550 Engineering Drive Norcross, GA Office	NNN Sugar Land Medical Center, LLC Sugar Land Medical Center Sugar Land, TX Medical Office
Gross leasable square footage	99,000	80,000
Date of purchase:	7/6/2007	7/26/2007
Mortgage financing at date of purchase	$13,522,000	$12,000,000
Cash down payment	$6,233,000	$3,347,000
Contract purchase price plus acquisition fee	$19,755,000	$15,347,000
Other cash expenditures expensed/(credited)	$58,000	$(7,000)
Other cash expenditures capitalized	$151,000	$957,000
Total acquisition cost	$19,964,000	$16,297,000

Program: Name, location, type of property	NNN Harbour Landing, LLC Harbour Landing Apartments Corpus Christi, TX Apartment	NNN Church Street Office Center, LLC Church Street Office Center Evanston, IL Medical Office
Gross leasable square footage	193,000	153,000
Date of purchase:	7/31/2007	8/16/2007
Mortgage financing at date of purchase	$11,063,000	$21,600,000
Cash down payment	$4,130,000	$5,400,000
Contract purchase price plus acquisition fee	$15,193,000	$27,000,000
Other cash expenditures expensed/(credited)	$(3,000)	$(110,000)
Other cash expenditures capitalized	$648,000	$1,049,000
Total acquisition cost	$15,838,000	$27,939,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN River Ridge, LLC River Ridge Apartments Asheville, NC Apartment	NNN Riverwood Place, LLC One and Two Riverwood Place Pewaukee, WI Office
Gross leasable square footage	270,000	196,000
Date of purchase:	8/16/2007	8/17/2007
Mortgage financing at date of purchase	$19,646,000	$26,500,000
Cash down payment	$7,335,000	$10,745,000
Contract purchase price plus acquisition fee	$26,981,000	$37,245,000
Other cash expenditures expensed/(credited)	$60,000	$138,000
Other cash expenditures capitalized	$918,000	$1,195,000
Total acquisition cost	$27,959,000	$38,578,000

Program: Name, location, type of property	NNN Old Line Professional Centre, LLC Old Line Professional Centre Waldorf, MD Medical Office	NNN One Ridgmar Centre, LLC One Ridgmar Centre Fort Worth, TX Office
Gross leasable square footage	81,000	177,000
Date of purchase:	8/17/2007	8/17/2007
Mortgage financing at date of purchase	$9,400,000	$15,500,000
Cash down payment	$2,960,000	$6,020,000
Contract purchase price plus acquisition fee	$12,360,000	$21,520,000
Other cash expenditures expensed/(credited)	$95,000	$(46,000)
Other cash expenditures capitalized	$688,000	$855,000
Total acquisition cost	$13,143,000	$22,329,000

Program: Name, location, type of property	NNN Wesley Paces, LLC Wesley Paces Norcross, GA Apartment	NNN Biewend Building, LLC Biewend Building Boston, MA Medical Office
Gross leasable square footage	296,000	155,000
Date of purchase:	8/17/2007	9/5/2007
Mortgage financing at date of purchase	$20,089,000	$48,880,000
Cash down payment	$7,500,000	$13,676,000
Contract purchase price plus acquisition fee	$27,589,000	$62,556,000
Other cash expenditures expensed/(credited)	$(7,000)	$213,000
Other cash expenditures capitalized	$1,024,000	$1,444,000
Total acquisition cost	$28,606,000	$64,213,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Tupper Building, LLC Tupper Building Boston, MA Medical Office	NNN Darien Business Center, LLC Darien Business Center Darien, IL Medical Office
Gross leasable square footage	98,000	176,000
Date of purchase:	9/5/2007	9/25/2007
Mortgage financing at date of purchase	$43,920,000	$23,040,000
Cash down payment	$12,293,000	$6,406,000
Contract purchase price plus acquisition fee	$56,213,000	$29,446,000
Other cash expenditures expensed/(credited)	$191,000	$56,000
Other cash expenditures capitalized	$1,309,000	$1,003,000
Total acquisition cost	$57,713,000	$30,505,000

Program: Name, location, type of property	NNN Ashley Overlook, LLC Ashley Overlook North Charleston, SC Office	NNN Park Central, LLC Park Central Altanta, GA Office
Gross leasable square footage	107,000	212,000
Date of purchase:	10/1/2007	11/29/2007
Mortgage financing at date of purchase	$15,100,000	$20,000,000
Cash down payment	$8,900,000	$9,865,000
Contract purchase price plus acquisition fee	$24,000,000	$29,865,000
Other cash expenditures expensed/(credited)	$12,000	$82,000
Other cash expenditures capitalized	$48,000	$1,779,000
Total acquisition cost	$24,060,000	$31,726,000

Program: Name, location, type of property	NNN Emberwood Apartments, LLC Emberwood Apartments Lafayette, LA Apartment	NNN Exchange South, LLC Exchange South Jacksonville, FL Office
Gross leasable square footage	267,000	194,000
Date of purchase:	12/4/2007	12/13/2007
Mortgage financing at date of purchase	$16,050,000	$16,800,000
Cash down payment	$5,992,000	$7,920,000
Contract purchase price plus acquisition fee	$22,042,000	$24,720,000
Other cash expenditures expensed/(credited)	$41,000	$146,000
Other cash expenditures capitalized	$1,648,000	$1,096,000
Total acquisition cost	$23,731,000	$25,962,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2007

Program: Name, location, type of property	NNN Woodside, LLC Woodside Corporate Park Beaverton, OR Office	NNN Townley Business Park, LLC Townley Business Park Phoenix, AZ Office
Gross leasable square footage	193,000	122,000
Date of purchase:	12/13/2007	12/21/2007
Mortgage financing at date of purchase	$19,380,000	$9,900,000
Cash down payment	$12,865,000	$4,726,000
Contract purchase price plus acquisition fee	$32,245,000	$14,626,000
Other cash expenditures expensed/(credited)	$58,000	$(20,000)
Other cash expenditures capitalized	$1,070,000	$538,000
Total acquisition cost	$33,373,000	$15,144,000

Program: Name, location, type of property	NNN Eastern Wisconsin Medical Portfolio, LLC Aurora Health Care - Multi Site Various Cities, WI Medical Office
Gross leasable square footage	153,000
Date of purchase:	12/21/2007
Mortgage financing at date of purchase	$32,300,000
Cash down payment	$9,930,000
Contract purchase price plus acquisition fee	$42,230,000
Other cash expenditures expensed/(credited)	$(20,000)
Other cash expenditures capitalized	$961,000
Total acquisition cost	$43,171,000

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 24th day of April, 2008.

GRUBB & ELLIS APARTMENT REIT, INC.

By:	/s/ Stanley J. Olander, Jr.
Stanley J. Olander, Jr.,
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley J. Olander, Jr. Stanley J. Olander, Jr.	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 24, 2008

/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 24, 2008

* Glenn W. Bunting	Director	April 24, 2008

* Robert A. Gary, IV	Director	April 24, 2008

* W. Brand Inlow	Director	April 24, 2008

* Scott D. Peters	Director	April 24, 2008

* /s/ Stanley J. Olander, Jr. Stanley J. Olander, Jr., as attorney-in-fact		April 24, 2008

EXHIBIT LIST

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company on December 7, 2007, NNN Apartment REIT, Inc., NNN Apartment REIT Holdings, L.P., NNN Apartment REIT Advisor, LLC and NNN Apartment Management, LLC changed their names to Grubb & Ellis Apartment REIT, Inc., Grubb & Ellis Apartment REIT Holdings, L.P., Grubb & Ellis Apartment REIT Advisor, LLC, and Grubb & Ellis Apartment Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Apartment REIT, Inc. and NNN Capital Corp. (included as Exhibit 1.1 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3.2		Articles of Amendment to the Articles of Amendment and Restatement of the Registrant (included as Exhibit 3.1 to our Form 8-K filed on December 10, 2007 and incorporated herein by reference)
3.3		Amended and Restated Bylaws of the Registrant (included as Exhibit 3.2 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
3	.4**	Amendment to Amended and Restated Bylaws
3.5		Agreement of Limited Partnership of NNN Apartment REIT Holdings, L.P. (included as Exhibit 3.3 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4	.1**	Specimen Share Certificate
4.2		Form of Subscription Agreement to be used for the period from the date of the Prospectus to December 31, 2007 (included as Exhibit B to the Prospectus)
4	.3*	From of Subscription Agreement to be used beginning January 1, 2008 (included as Exhibit C to the Prospectus an amended version of which is included in Supplement No. 5 to the Prospectus, dated April 24, 2008, filed herewith)
5	.1**	Opinion of Venable LLP
8	.1**	Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10.1		Distribution Reinvestment Plan (included as Exhibit D to the Prospectus)
10.2		Share Repurchase Plan (included as Exhibit E to the Prospectus)
10	.3**	2006 Incentive Award Plan
10	.4**	Advisory Agreement between NNN Apartment REIT, Inc. and NNN Apartment REIT Advisor, LLC
10.5		Escrow Agreement (included as Exhibit 10.5 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10.6		Amendment to 2006 Incentive Award Plan (included as Exhibit 10.6 to our Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
10	.7**	Amendment to Advisory Agreement dated November 16, 2006 among NNN Apartment REIT, Inc. and NNN Apartment Advisor, LLC
10.8		Multifamily Note dated October 31, 2005 by FS Towne Crossing, LP in favor of Keycorp Real Estate Capital Markets, Inc. (included as Exhibit 10.5 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.9		Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated October 31, 2005 by FS Towne Crossing, LP to Sameer Upadhya for the benefit of Keycorp Real Estate Capital Markets, Inc. (included as Exhibit 10.6 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.10		Contract of Sale dated May 4, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.11	Contract of Sale dated May 4, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed January 4, 2007 and incorporated herein by reference)
10.12	Letter Agreement pursuant to the Contract of Sale dated May 5, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC. (included as Exhibit 10.2 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.13	Agreement pursuant to the Contract of Sale dated May 5, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed November 3, 2006 and incorporated herein by reference)
10.14	Agreement pursuant to the Contract of Sale dated May 12, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.3 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.15	Agreement pursuant to the Contract of Sale dated May 25, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.4 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.16	Letter Agreement pursuant to the Contract of Sale dated May 25, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.3 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.17	Amendment to the Contract of Sale dated June 2, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.5 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.18	Amendment to the Contract of Sale dated June 2, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.4 to our Form 8-K filed January 4, 2007 and incorporated herein by reference)
10.19	Amendment to the Contract of Sale dated July 31, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.20	Amendment to the Contract of Sale dated September 6, 2006 by and between TR Walker Ranch Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.21	Letter Agreement pursuant to the Contract of Sale dated September 11, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.5 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.22	Amendment to the Contract of Sale dated September 25, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.23	Assignment of Contract dated October 30, 2006 by Triple Net Properties, LLC to Apartment REIT Walker Ranch, L.P. (included as Exhibit 10.8 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.24	Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.25	Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.10 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.26	Revolving Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.11 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.27	Swingline Note dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.12 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.28	Guaranty dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.13 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.29	Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.14 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.30	Mezzanine Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.31	Second Deed of Trust, Security Agreement and Fixture Filing dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.16 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.32	Note (Mezzanine Loan) for the Walker Ranch Property dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.17 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.33	Guaranty (Mezzanine Loan) dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.18 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.34	Second Assignment of Leases and Rents dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.19 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.35	Senior Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.20 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.36	Mezzanine Credit Agreement Waiver dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.21 to our Form 8-K filed on November 3, 2006 and incorporated herein by reference)
10.37	Assignment and Acceptance Agreement dated November 22, 2006 by and among Wachovia Bank, National Association, LaSalle Bank National Association and Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.38	First Amendment to Credit Agreement dated November 22, 2006 among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.39	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.40	Revolving Note dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P. and LaSalle Bank National Association (included as Exhibit 10.4 to our Form 8-K filed on November 28, 2006 and incorporated herein by reference)
10.41	Amendment to the Contract of Sale dated November 27, 2006 by and between TR Hidden Lake Partners, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.7 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.42	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents by El Dorado Apartments, LLC for the benefit of Royal Bank of Canada, dated November 29, 2006 (included as Exhibit 10.6 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.43	Assignment of Contract dated December 28, 2006 by Triple Net Properties, LLC to Apartment REIT Hidden Lakes, L.P. (included as Exhibit 10.8 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.44	Promissory Note dated December 28, 2006 issued by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.45	Deed of Trust, Security Agreement and Fixture Filing dated December 28, 2006 by Apartment REIT Hidden Lakes, LP from the benefit of Wachovia Bank, National Association (included as Exhibit 10.10 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.46	Indemnity and Guaranty Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.11 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.47	Assignment of Leases and Rents dated December 28, 2006 by Apartment REIT Hidden Lakes, LP to Wachovia Bank, National Association (included as Exhibit 10.12 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.48	Assignment of Warranties and Other Contract Rights dated December 28, 2006 by Apartment REIT Hidden Lakes, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.13 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.49	Environmental Indemnity Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.14 to our Form 8-K/A filed on January 5, 2007 and incorporated herein by reference)
10.50	SEC Indemnity and Guaranty Agreement dated December 28, 2006 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.51	Unsecured Promissory Note dated December 28, 2006 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.16 to our Form 8-K filed on January 4, 2007 and incorporated herein by reference)
10.52	Purchase and Sale Agreement by and between Northspring Park, LLC and Triple Net Properties, LLC entered into as of February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.53	Purchase and Sale Agreement dated February 21, 2007 by and between FS Towne Crossing, LTD and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.54	Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated February 21, 2007 (included as Exhibit 10.1 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.55	Deed of Trust, Security Agreement and Fixture Filing made and given by Braemar Housing Limited Partnership to J. Lindsay Stradley, Jr. as Trustee for Transamerica Occidental Life Insurance Company as of March 25, 2005 (included as Exhibit 10.5 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.56	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.1 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.57	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.58	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.3 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.59	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association (included as Exhibit 10.4 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.60	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association (included as Exhibit 10.5 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.61	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.6 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)
10.62	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association (included as Exhibit 10.7 to our Form 8-K filed on April 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.63	Purchase and Sale Agreement by and between Braemar Housing Limited Partnership and Triple Net Properties, LLC entered into as of April 26, 2007 (included as Exhibit 10.1 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.64	Secured Promissory Note issued by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.4 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.65	Absolute Assignment of Leases and Rents by Braemar Housing Limited Partnership in favor of Transamerica Occidental Life Insurance Company dated May 25, 2005 (included as Exhibit 10.6 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.66	Sale Agreement dated June 8, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.1 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.67	Reinstatement of and First Amendment to and Joinder and Ratification of Purchase and Sale Agreement dated June 8, 2007 by and between FS Towne Crossing, LP, Fountain Green, LLC, and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.68	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between North Spring Park, LLC and Triple Net Properties, LLC made as of June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.69	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Park at North Gate, LP made as of June 12, 2007 (included as Exhibit 10.3 to our Form 8-K filed on June 18, 2007 and incorporated herein by reference)
10.70	Reinstatement of and First Amendment to Purchase and Sale Agreement by and between El Dorado Apartments, LLC and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.2 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.71	Amendment to Sale Agreement dated June 14, 2007 by and between Bay Point Resort Corpus Christi, L.P. and Triple Net Properties, LLC (included as Exhibit 10.2 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.72	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Apartment REIT Residences at Braemar, LLC as of June 29, 2007 (included as Exhibit 10.2 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.73	Loan Assumption and Modification Agreement by and between Apartment REIT Residences at Braemar, LLC, and Transamerica Occidental Life Insurance Company and is joined by Braemar Housing Limited Partnership, et al. made and entered into and effective as of June 29, 2007 (included as Exhibit 10.3 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.74	Supplemental Carveout Guarantee and Indemnity Agreement by NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.7 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.75	Supplemental Environmental Indemnity Agreement by Apartment REIT Residences at Braemar, LLC and NNN Apartment REIT, Inc. in favor of Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.8 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.76	Assignment and Subordination of Management Agreement by Apartment REIT Residences at Braemar, LLC, Triple Net Properties Realty, Inc. and Transamerica Occidental Life Insurance Company dated June 29, 2007 (included as Exhibit 10.9 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)
10.77	Unsecured Promissory Note dated June 29, 2007 issued by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.10 to our Form 8-K filed July 6, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.78	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association (included as Exhibit 10.1 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)
10.79	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association (included as Exhibit 10.2 to our Form 8-K filed July 13, 2007 and incorporated herein by reference)
10.80	Sale Agreement Assignment dated August 1, 2007 by and between Triple Net Properties, LLC and Apartment REIT Bay Point Resort, LLC (included as Exhibit 10.3 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.81	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC in favor of PNC ARCS LLC (included as Exhibit 10.4 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.82	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Bay Point Resort, LLC to Lawyers Title Insurance Corporation for the benefit of PNC ARCS LLC (included as Exhibit 10.5 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.83	Unsecured Promissory Note dated August 1, 2007 by NNN Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.6 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.84	Fixed+1 Multifamily Note dated August 1, 2007 by Apartment REIT Park at North Gate, LP in favor of PNC ARCS LLC (included as Exhibit 10.7 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.85	Multifamily Deed of Trust, Assignment of Rents, and Security Agreement and Fixture Filing dated August 1, 2007 by Apartment REIT Part at North Gate, LP to Lawyers Title Insurance Company for the benefit of PNC ARCS LLC (included as Exhibit 10.8 to our Form 8-K filed on August 7, 2007 and incorporated herein by reference)
10.86	Assumption Agreement dated August 24, 2007 by and among FS Towne Crossing, LP, Bowler Holdings, LLC, Fountain Green, LLC, Apartment REIT Towne Crossing, LP, and the Federal Home Loan Mortgage Corporation acknowledged and consented to by Wendell A. Jacobson (included as Exhibit 10.4 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.87	Guaranty dated August 28, 2007 by NNN Apartment REIT, Inc. for the benefit of Federal Home Loan Mortgage Corporation (included as Exhibit 10.7 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.88	Assignment of Contract dated August 29, 2007 by Triple Net Properties, LLC to Apartment REIT Towne Crossing, LP (included as Exhibit 10.3 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.89	Unsecured Promissory Note dated August 29, 2007 by NNN Apartment REIT Holdings, LP in favor of NNN Realty Advisors, Inc. (included as Exhibit 10.8 to our Form 8-K filed on August 31, 2007 and incorporated herein by reference)
10.90	Assignment of Contract by Triple Net Properties, LLC to Apartment REIT Villas of El Dorado, LLC, dated November 1, 2007 (included as Exhibit 10.3 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.91	Agreement of Assumption and Modification of Security Instrument and Other Loan Documents by and among El Dorado Apartments, LLC; Wendell A. Jacobson; Apartment REIT Villas of El Dorado, LLC; NNN Apartment REIT, Inc.; and The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated as of November 1, 2007 (included as Exhibit 10.4 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.92	Limited Guaranty by NNN Apartment REIT, Inc. in favor of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.7 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.93	Environmental Indemnity Agreement by Apartment REIT Villas of El Dorado, LLC and NNN Apartment REIT, Inc. for the benefit of The Bank of New York Trust Company, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, dated November 1, 2007 (included as Exhibit 10.8 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.94	Loan Agreement by and between NNN Apartment REIT, Inc. and Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.9 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.95	Promissory Note by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated November 1, 2007 (included as Exhibit 10.10 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.96	Pledge Agreement (Partnership Interests) by and between Wachovia Bank, National Association and NNN Apartment REIT Holdings, L.P., dated November 1, 2007 (included as Exhibit 10.11 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.97	Promissory Note by El Dorado Apartments, LLC in favor of Royal Bank of Canada, dated November 29, 2007 (included as Exhibit 10.5 to our Form 8-K filed on November 7, 2007 and incorporated herein by reference)
10.98	Purchase and Sale Agreement by and between Fort Nelson Apartments, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.99	Purchase and Sale Agreement by and between The Myrtles at Old Towne, L.L.C. and Triple Net Properties, LLC, dated December 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.100	Amendment Letter by and between Triple Net Properties, LLC, Fort Nelson Apartments, L.L.C. and The Myrtles at Old Towne, L.L.C., dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.101	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.102	Sale Agreement Assignment by and between Triple Net, Properties, LLC and G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.103	Multifamily Note by G&E Apartment REIT The Heights at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.104	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Heights at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.105	Guaranty by G&E Apartment REIT The Heights at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.106	Multifamily Note by G&E Apartment REIT The Myrtles at Old Towne, LLC issued to Capmark Bank for Freddie Mac, dated December 21, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.107	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, by G&E Apartment REIT The Myrtles at Old Towne, LLC, dated December 21, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.108	Guaranty by G&E Apartment REIT The Myrtles at Old Towne, LLC for the benefit of Capmark Bank, dated December 21, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.109	First Amendment to and Waiver of Loan Agreement between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, dated December 21, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.110		First Amended and Restated Pledge Agreement by and between Wachovia Bank, N.A. and Grubb and Ellis Apartment REIT Holdings, L.P., dated December 21, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.111		Unsecured Promissory Note issued by Grubb and Ellis Apartment REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated December 21, 2007 (included as Exhibit 10.14 to our Current Report on Form 8-K filed December 31, 2007 and incorporated herein by reference)
10.112		Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated January 8, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.113		Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Triple Net Properties, LLC, dated February 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.114		Second Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 7, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.115		Third Amendment to Contract of Sale by and between Cedar Park Multifamily, Ltd. and Grubb & Ellis Realty Investors, LLC, dated March 27, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.116		Sale Agreement Assignment by and between Grubb & Ellis Realty Investors, LLC and G&E Apartment REIT Arboleda, LLC, dated March 27, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.117		Fixed+1 Multifamily Note by G&E Apartment REIT Arboleda, LLC in favor of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.118		Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing by G&E Apartment REIT Arboleda, LLC for the benefit of PNC ARCS, LLC, dated March 31, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.119		Second Amendment to and Waiver of Loan Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Wachovia Bank, National Association, date March 31, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.120		Amended and Restated Promissory Note by Grubb & Ellis Apartment REIT, Inc. in favor of Wachovia Bank, National Association, dated March 31, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
10.121		Second Amended and Restated Pledge Agreement (Membership and Partnership Interests) by and between Wachovia Bank, National Association and Grubb & Ellis Apartment REIT Holdings, L.P., dated March 31, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed April 4, 2008 and incorporated herein by reference)
21	.1*	Subsidiaries
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
23	.4*	Consent of L.P. Martin & Company, P.C.
23	.5*	Consent of KMJïCorbin & Company LLP
24	.1**	Power of Attorney (included on Signature Page)

*	Filed herewith.

**	Previously filed.